EXECUTION






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                       GE CAPITAL MORTGAGE SERVICES, INC.,

                             Depositor and Servicer


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee


                         ------------------------------


                         POOLING AND SERVICING AGREEMENT


                            Dated as of March 1, 1999


                         ------------------------------


                REMIC Home Equity Loan Pass-Through Certificates,
                                 Series 1999-HE1



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                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01.     Definitions.................................................1

                                   ARTICLE II
                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans...............................30
Section 2.02.     Acceptance by Trustee......................................33
Section 2.03.     Representations and Warranties of the Company;
                  Mortgage Loan Repurchase...................................34
Section 2.04.     Execution of Certificates..................................39
Section 2.05.     The REMICs.................................................39
Section 2.06.     Designations under the REMIC Provisions....................40
Section 2.07.     Custodian Agent of Trustee.................................42

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.     Company to Act as Servicer.................................42
Section 3.02.     Collection of Certain Mortgage Loan Payments;
                  Mortgage Loan Payment Record; Certificate Account..........46
Section 3.03.     [Omitted]..................................................49
Section 3.04.     Permitted Debits to the Mortgage Loan Payment Record.......49
Section 3.05.     [Omitted]..................................................50
Section 3.06.     Maintenance of Hazard Insurance............................50
Section 3.07.     Assumption and Modification Agreements.....................51
Section 3.08.     Realization Upon Defaulted Mortgage Loans..................51
Section 3.09.     Trustee to Cooperate; Release of Mortgage Files............54
Section 3.10.     Servicing Compensation; Payment of Certain
                  Expenses by the Company....................................55
Section 3.11.     Reports to the Trustee; Certificate Account Statements.....55
Section 3.12.     Annual Statement as to Compliance..........................55
Section 3.13.     Annual Independent Public Accountants'
                  Servicing Report...........................................56
Section 3.14.     Access to Certain Documentation and Information
                  Regarding the Mortgage Loans...............................56
Section 3.15.     Maintenance of Certain Servicing Policies..................57
Section 3.16.     Optional Purchase of Defaulted Mortgage Loans..............57

                                   ARTICLE IV
                             PAYMENTS AND STATEMENTS

Section 4.01.     Distributions..............................................57
Section 4.02.     Method of Distribution.....................................60
Section 4.03.     Allocation of Losses.......................................61
Section 4.04.     Monthly Advances; Purchases of Defaulted
                  Mortgage Loans.............................................63
Section 4.05.     Statements to Certificateholders...........................64
Section 4.06.     Servicer's Certificate.....................................66
Section 4.07.     Reports of Foreclosures and Abandonments of
                  Mortgaged Property.........................................66
Section 4.08.     Reduction of Servicing Compensation; Simple
                  Interest Shortfall Payments................................66

                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01.     The Certificates...........................................66
Section 5.02.     Registration of Transfer and Exchange of Certificates......68
Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates..........73
Section 5.04.     Persons Deemed Owners......................................74
Section 5.05.     Access to List of Certificateholders' Names
                  and Addresses..............................................74
Section 5.06.     Representation of Certain Certificateholders...............74

                                   ARTICLE VI
                                   THE COMPANY

Section 6.01.     Liability of the Company...................................75
Section 6.02.     Merger or Consolidation of, or Assumption of the
                  Obligations of, the Company................................75
Section 6.03.     Assignment.................................................75
Section 6.04.     Limitation on Liability of the Company and Others..........75
Section 6.05.     The Company Not to Resign..................................76

                                   ARTICLE VII
                                     DEFAULT

Section 7.01.     Events of Default..........................................76
Section 7.02.     Trustee to Act; Appointment of Successor...................78
Section 7.03.     Notification to Certificateholders.........................78

                                  ARTICLE VIII
                                   THE TRUSTEE

Section 8.01.     Duties of Trustee..........................................79
Section 8.02.     Certain Matters Affecting the Trustee......................80
Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans......81
Section 8.04.     Trustee May Own Certificates...............................82
Section 8.05.     The Company to Pay Trustee's Fees and Expenses.............82
Section 8.06.     Eligibility Requirements for Trustee.......................82
Section 8.07.     Resignation or Removal of Trustee..........................82
Section 8.08.     Successor Trustee..........................................83
Section 8.09.     Merger or Consolidation of Trustee.........................84
Section 8.10.     Appointment of Co-Trustee or Separate Trustee..............84
Section 8.11.     Compliance with REMIC Provisions; Tax Returns..............85

                                   ARTICLE IX
                                   TERMINATION

Section 9.01.     Termination upon Repurchase by the Company or
                  Liquidation of All Mortgage Loans..........................85
Section 9.02.     Additional Termination Requirements........................87

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.01.    Amendment..................................................87
Section 10.02.    Recordation of Agreement...................................88
Section 10.03.    Limitation on Rights of Certificateholders.................89
Section 10.04.    Governing Law..............................................89
Section 10.05.    Notices....................................................90
Section 10.06.    Notices to the Rating Agencies.............................90
Section 10.07.    Severability of Provisions.................................90
Section 10.08.    Certificates Nonassessable and Fully Paid..................90



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                                    Exhibits
                                    --------


EXHIBIT     A        Forms of Certificates
EXHIBIT     B        [Omitted]
EXHIBIT     C        Mortgage Loans
EXHIBIT     D        Form of Servicer's Certificate
EXHIBIT     E        Form of Transfer Certificate as to
                          ERISA Matters for Definitive
                          ERISA-Restricted Certificates
EXHIBIT     F        Form of Residual Certificate Transferee Affidavit
EXHIBIT     G        Form of Residual Certificate Transferor Letter
EXHIBIT     H        Additional Servicer Compensation
EXHIBIT     I        Form of Investment Letter for
                          Definitive Restricted Certificates
EXHIBIT     J        Form of Distribution Date Statement
EXHIBIT     K        Form of Special Servicing and
                          Collateral Fund Agreement
EXHIBIT     L        Form of Lost Note Affidavit and Agreement
EXHIBIT     M        Schedule of Streamlined Portfolio
                          Program Mortgage Loans Without Title Insurance
EXHIBIT     N        Schedule of Designated Loans
EXHIBIT     O        Form of Custodial Agreement

     THIS POOLING AND SERVICING AGREEMENT, dated as of March 1, 1999, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Trustee.

                       W I T N E S S E T H    T H A T:
                       - - - - - - - - - -    - - - -

     In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and The First National Bank of Chicago agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accrued Certificate Interest: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance thereof immediately prior (or, in the case of the Class S Certificates, on the aggregate Notional Principal Balance thereof with respect) to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates) shall be reduced by such Class's share of the amount of any Net Interest Shortfall and Interest Losses for such Distribution Date. Any Net Interest Shortfall and Interest Losses shall be allocated among the Classes of Certificates (other than any Class of Principal Only Certificates) in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

          Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Principal Distribution Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date.

          (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Principal Distribution Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes as to which the related Prepayment Distribution Trigger has been satisfied. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

          Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

          Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, (ii) monthly payments of interest due on a Self-Amortizing Mortgage Loan subsequent to the Due Date in the Collection Period relating to such Distribution Date, and (iii) any payments of principal, other than such payments described in clause (i) above, received subsequent to the immediately preceding Collection Period.

          Anniversary Determination Date: The Determination Date occurring in January of each year that the Certificates are outstanding, commencing in January 2000.

          Assumed Monthly Payment Reduction: As of any Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Net Mortgage Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Net Mortgage Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

          Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance, Compensating Interest Payment and Simple Interest Shortfall Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans and Defaulted Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period, less the sum of (x) the Amount Held for Future Distribution, (y) the amount of any Unanticipated Recovery credited to the Mortgage Loan Payment in respect of the Mortgage Pool pursuant to clause
     (vi) of Section 3.02 and (z) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) and (ix) of Section 3.04. For purposes of calculating Available Funds on any Distribution Date the Nonrecoverable Advance Reimbursement for such date shall be allocated first in reduction of amounts attributable to interest, and second in reduction of amounts attributable to principal.

          Available Interest Funds: As to each Distribution Date, the portion of Available Funds attributable to interest.

          Available Principal Funds: As to each Distribution Date, the portion of Available Funds attributable to principal.

          Balloon Mortgage Loan: A Mortgage Loan which by its terms provides for a principal payment at its stated maturity (as specified in the Mortgage Loan Schedule) that is substantially larger than the principal component of monthly payments required to be made by the Mortgagor pursuant to the terms of the related Mortgage Note on earlier Due Dates.

          Bankruptcy Coverage Termination Date: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $50,000, as reduced by the aggregate amount of Deficient Valuations since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Anniversary Determination Date as reduced by any Deficient Valuations for the preceding Distribution Date, and (y) the Fitch Formula Amount for such Anniversary Determination Date.

          The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

          BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

          Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class R1, Class R2 and Class S Certificates, constitutes a Class of Book-Entry Certificates.

          Book-Entry Nominee: As defined in Section 5.02(b).

          Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

          Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

          Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

          Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage Loan.

          Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

          Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section 3.02 and which must be an Eligible Account.

          Certificate Interest Rate: With respect to any Class of Certificates other than any Class of Principal Only Certificates and the Class M, Class B and Class S Certificates and any Distribution Date, the fixed per annum rate specified in Section 5.01(b).

          With respect to the Class S Certificates and any Distribution Date, the Strip Rate for such Distribution Date.

          With respect to the Class B3, Class B4 and Class B5 Certificates and any Distribution Date, the Weighted Average Net Mortgage Rate.

          With respect to the Class A6, Class M, Class B1 and Class B2 Certificates and the first Distribution Date 6.700%, 6.705%, 7.200% and 8.525% per annum, respectively; and for each subsequent Distribution Date, the lesser of (x) the Weighted Average Net Mortgage Rate for such Distribution Date and (y) 6.700%, 6.705%, 7.200% and 8.525% per annum, respectively.

          The Principal Only Certificates are issued without a Certificate Interest Rate.

          Certificate Owner: With respect to any Book-Entry Certificate, the person who is the beneficial owner thereof.

          Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to Section 4.03(b) and
     (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

          Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

          Class: All Certificates bearing the same class designation or any Lower Tier Interest.

          Class A7 Certificate Percentage: As to any Distribution Date, the percentage (carried to six places rounded up) obtained by dividing the Class Certificate Balance of the Class A7 Certificates immediately preceding such Distribution Date by an amount equal to the aggregate Certificate Principal Balance of the Senior Certificates immediately preceding such Distribution Date.

          Class A7 Distribution Percentage: For any Distribution Date occurring during the periods set forth below, as follows:


               (i) for the Distribution Date occurring in April 1999 to and including the Distribution Date in March 2002, 0%;

               (ii) for the Distribution Date occurring in April 2002 to and including the Distribution Date in March 2004, 45%;

               (iii) for the Distribution Date occurring in April 2004 to and including the Distribution Date in March 2005, 80%;

               (iv) for the Distribution Date occurring in April 2005 to and including the Distribution Date in March 2006, 100%; and

               (v) for the Distribution Date occurring in April 2006 and any Distribution Date thereafter, 300%.

     Notwithstanding the foregoing, on any Distribution Date following the Senior Transition Date, the Class A7 Distribution Percentage will be equal to 100%.

          Class A7 Principal Distribution Amount: As to any Distribution Date an amount equal to the lesser of (x) the product of (a) the Senior Principal Distribution Amount for such Distribution Date, (b) the Class A7 Distribution Percentage for such Distribution Date and (c) the Class A7 Certificate Percentage for such Distribution Date and (y) the Senior Principal Distribution Amount with respect to such Distribution Date; provided, however, that with respect to any Distribution Date on or after the Senior Transition Date, the Class A7 Principal Distribution Amount will equal the Senior Principal Distribution Amount (less, on the Senior Transition Date, amounts applied in reduction of the Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4, Class A5 and Class A6 Certificates to zero on such date).

          Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

          Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

          Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), any amount by which the amount distributed to Holders of such Class of Certificates on such Distribution Date is less than the Accrued Certificate Interest thereon for such Distribution Date (including the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall).

          Closing Date: March 25, 1999.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

          Collection Period: As to any Distribution Date, the calendar month next preceding the month in which such Distribution Date occurs.

          Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

          Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the aggregate Principal Balance of the Mortgage Loans with respect to such Distribution Date and
     (y) one-twelfth of 0.125%, and (ii) the aggregate of the Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment or Simple Interest Shortfall Payment.

          Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

          Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
     Attention: Corporate Trust Services; except that for purposes of Section 5.02, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

          Corresponding Class: With respect to any Class of Lower Tier Interests, the Class or Classes of Certificates, and with respect to any Class of Certificates, the Class or Classes of Lower Tier Interests, appearing opposite such Class of Lower Tier Interests or Certificates in the table included in Section 2.05(a).

          Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution
     Date).

          Custodial Agreement: The Custodial Agreement, dated as of March 1, 1999, by and among the Trustee, the Company, as depositor and servicer of the Mortgage Loans, and the Custodian, as such agreement may be amended or supplemented from time to time.

          Custodian: State Street Bank and Trust Company, or any successor in interest or any successor appointed under the Custodial Agreement.

          Cut-off Date: March 1, 1999.

          Defaulted Mortgage Loan: With respect to any Determination Date, a Mortgage Loan as to which the related Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

          Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

          Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

          Definitive Certificate: Any Certificate, other than a Book-Entry Certificate, issued in definitive, fully registered form.

          Definitive Restricted Junior Certificate: Any Restricted Junior Certificate that is in the form of a Definitive Certificate.

          Deposit Date: As to any Distribution Date, the Business Day next preceding such Distribution Date.

          Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

          Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

          Designated Loans: The Mortgage Loans identified on Exhibit N hereto.

          Determination Date: With respect to any Distribution Date, the fifth Business Day prior thereto.

          Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing;
     (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

          Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

          Distribution Date Statement: The statement referred to in Section 4.05(a).

          Document File: As defined in Section 2.01.

          Due Date: With respect to any Mortgage Loan, the date during any Collection Period on which a Monthly Payment or balloon payment is first due.

          Early Installment: As to each Distribution Date and any Self-Amortizing Mortgage Loan, any Monthly Payment due on such Mortgage Loan subsequent to the Due Date in the Collection Period relating to such Distribution Date and both (x) received during such Collection Period and
     (y) designated by the related Mortgagor as an advance Monthly Payment.

          Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by Moody's its highest short-term rating, (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          ERISA-Restricted Certificate: Any Junior Certificate.

          Event of Default: An event described in Section 7.01.

          Excess Bankruptcy Loss: Any Deficient Valuation or portion thereof (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

          Excess Fraud Loss: Any Fraud Loss, or portion thereof, (i) occurring after the Fraud Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Fraud Loss Amount.

          Excess Loss: Any Excess Bankruptcy Loss, Excess Fraud Loss or Excess Special Hazard Loss.

          Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

          FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

          FEMA: The Federal Emergency Management Agency, or its successor in interest.

          FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

          Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

          Fitch: Fitch IBCA, Inc. and its successors.

          Fitch Formula Amount: As to each Anniversary Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

          FNMA: The Federal National Mortgage Association or its successor in interest.

          Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

          Fraud Loss Amount: As of any Distribution Date after the Cut-off Date,
     (x) prior to the first anniversary of the Cut-off Date, an amount equal to $10,179,732 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first through the fourth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with
     Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fourth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

          GECC: General Electric Capital Corporation and its successors in interest.

          Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

          Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan.

          Insured Expenses: Expenses covered by any insurance policy or policies applicable to the Mortgage Loans.

          Interest Accrual Period: With respect to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

          Interest Losses: The interest portion of (i) on or prior to the Cross-Over Date, any Excess Losses and (ii) after the Cross-Over Date, any Realized Losses.

          Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

               (a) As to any Self-Amortizing Mortgage Loan as to which a partial principal prepayment is received during the related Collection Period, one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

               (b) As to any Self-Amortizing Mortgage Loan as to which a principal prepayment in full is received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

               (c) As to any Self-Amortizing Mortgage Loan as to which a principal prepayment in full is received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date, none; and

               (d) Relief Act Mortgage Loans: As to any Self-Amortizing Mortgage Loan that becomes a Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act. As to any Simple Interest Mortgage Loan that becomes a Relief Act Mortgage Loan, the excess of (i) the amount of any payment that would have been allocated to interest on the basis of the related Net Mortgage Rate over (ii) the amount of such payment allocated to interest on the basis of the Net Mortgage Rate required to be paid by the Mortgagor as limited by the application of the Relief Act, in each case calculated in accordance with the Simple Interest Method.

          Junior Certificate: Any Class M or Class B Certificate.

          Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

          Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

          Junior Principal Distribution Amount: As to any Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

          (i) the Junior Percentage of all payments of principal received on the Mortgage Loans during the related Collection Period, other than payments of principal described in clauses (ii) through (v) below;

          (ii) the Junior Prepayment Percentage of all principal prepayments in part (other than the principal portion of Early Installments) received with respect to Self-Amortizing Mortgage Loans during the related Prepayment Period, together with the Junior Prepayment Percentage of the Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the Junior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to any related insurance policy;

          (iv) the Junior Prepayment Percentage of the Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the Junior Prepayment Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date,

     minus the product of the Junior Percentage for such Distribution Date and the amount, if any, by which the Available Funds for such Distribution Date has been reduced pursuant to clause second of the last sentence of the definition of Available Funds.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

          Latest Possible Maturity Date: March 25, 2031.

          Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

          Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

          Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

          Loan Conditions: In order to be a Permitted Senior Lien as referred to in Section 3.01, any refinancing of an existing first mortgage loan ("Refinanced Loan") must satisfy the following:

               (i) the Second Lien Combined Loan-to-Value Ratio of the Principal Balance of the Refinanced Loan and the principal balance of the related Mortgage Loan at the time of origination of the Refinanced Loan may be no higher than the Second Lien Combined Loan-to-Value Ratio of the Principal Balance of the first lien mortgage loan in place as of the Cut-off Date and the Principal Balance of the Mortgage Loan as of the Cut-off Date; and the Principal Balance of the Refinanced Loan at the time of origination thereof may be no higher than the Principal Balance of the first lien mortgage loan in place as of the Cut-off Date;

               (ii) the Mortgagor's principal and interest payment obligation under the Refinanced Loan does not result in a higher debt-to-income ratio than such ratio at the time of origination of such Mortgagor's Mortgage Loan;

               (iii) the documentation evidencing the Company's agreement to the placing of the Permitted Senior Lien must be acceptable in form and substance to the servicer; and

               (iv) any Refinanced Loan (other than a Refinanced Loan that matures after the maturity date of the related Mortgage Loan) may not by its terms provide for a principal payment at maturity that is substantially larger (a balloon payment) than the amount of each monthly installment of principal due on other Due Dates.

          For purposes of determining the Second Lien Combined Loan-to-Value ratio referred to in (i), the appraisal obtained in connection with the origination of the Mortgage Loan will be used unless the age of such appraisal is more than six months, in which case a new appraisal must be obtained.

          Loss Allocation Limitation: As defined in Section 4.03(g).

          Lower Tier Balance: As to each Class of Lower Tier Interests and any Distribution Date, the initial Lower Tier Balance thereof set forth or specified in Section 2.05(a) less the sum of (i) the aggregate amount of principal allocable thereto on previous Distribution Dates pursuant to
     Section 2.05(c) and (ii) any Realized Losses or Subordinate Certificate Writedown Amount allocated thereto on previous Distribution Dates.

          Lower Tier Interest: Any one of the Classes of regular interests in the Lower Tier REMIC described as such in Section 2.05(a).

          Lower Tier Interest Rate: As to each Lower Tier Interest, the applicable "Lower Tier Interest Rate," if any, set forth in Section 2.05(a) hereof.

          Lower Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the assets and rights specified in clauses (i) through (ix) of the definition of the term Trust Fund.

          Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to
     (a) the aggregate of the amount of interest due on each Mortgage Loan on the related Due Date (without giving effect to any change in Due Date made at the option of the related Mortgagor) occurring in the preceding Collection Period, net of the related Servicing Fee, to the extent that all or a portion of the scheduled payment due in such Collection Period was not received by the end of such Collection Period (or, in the case of an REO Mortgage Loan, the amount of interest that would have been due on the related Due Date for such Mortgage Loan had it remained outstanding, net of any related REO Proceeds received during such Collection Period), less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

          Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

          Moody's: Moody's Investors Service, Inc. and its successors.

          Mortgage: The mortgage or deed of trust creating a first or second lien on a fee simple interest in real property securing a Mortgage Note.

          Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

          Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

          Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

          Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section
     2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

          Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage
     Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

          Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

          Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

          Mortgaged Property: The property securing the Mortgage Note.

          Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

          Net Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Interest Shortfalls for such Distribution Date over any Compensating Interest Payment for such date.

          Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

          Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Servicing Fee Rate.

          Net Simple Interest Excess: As to any Distribution Date, (a) the excess, if any, of the aggregate amount of interest received on the Simple Interest Mortgage Loans during the related Collection Period, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees, over (b) one month's interest at the weighted average (by Principal Balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Interest Accrual Period, on the aggregate Principal Balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months. For purposes of the foregoing, the amount of interest received in respect of the Simple Interest Mortgage Loans in any Collection Period shall be deemed (a) to include any Monthly Advances made by the Company for such Collection Period in respect of such Simple Interest Mortgage Loans, and (b) to be reduced by any reimbursements of Monthly Advances previously made by the Company in respect of such Simple Interest Mortgage Loans (or any related REO Mortgage Loans or Liquidated Mortgage Loans) for such Collection Period pursuant to Section 3.04(v) or (vii).

          Net Simple Interest Shortfall: As to any Distribution Date, the excess, if any, of (a) one month's interest at the weighted average (by Principal Balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Interest Accrual Period, on the aggregate Principal Balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the aggregate amount of interest received on the Simple Interest Mortgage Loans during the related Collection Period, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees. For purposes of the foregoing, the amount of interest received in respect of the Simple Interest Mortgage Loans in any Collection Period shall be deemed (a) to include any Monthly Advances made by the Company for such Collection Period in respect of such Simple Interest Mortgage Loans, and (b) to be reduced by any reimbursements of Monthly Advances previously made by the Company in respect of such Simple Interest Mortgage Loans (or any related REO Mortgage Loans or Liquidated Mortgage Loans) for such Collection Period pursuant to Section 3.04(v) or (vii).

          Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

          Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

          Non-permitted Foreign Holder: As defined in Section 5.02(b).

          Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

          Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

          Nonrecoverable Advance Reimbursement: As to each Distribution Date, the amount, if any, by which the Mortgage Loan Payment Record has been debited pursuant to clause (vii) of Section 3.04 after the second preceding Determination Date and on or prior to the immediately preceding Determination Date.

          Non-U.S. Person: As defined in Section 4.02(c).

          Notional Certificate: Any Class S Certificate.

          Notional Principal Balance: As to any Distribution Date and the Class S Certificates, the aggregate Principal Balance of the Outstanding Mortgage Loans as of the end of the calendar month immediately preceding the related Collection Period, as reduced by the amount of any Voluntary Principal Prepayment in full received on or prior to the fifteenth day of such Collection Period. As to any Distribution Date and any Class S Certificate, such Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Class S Certificates for such Distribution Date.

          Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

          Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

          Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

          Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

          Outstanding Mortgage Loan: With respect to any date of determination, a Mortgage Loan which, prior to such date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a) or 3.16 or replaced pursuant to Section 2.03(b).

          Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

          Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

          Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

               (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

               (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

               (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency;

               (v) money market or common trust funds rated by each Rating Agency in its highest short-term rating category; and

               (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

     Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

          Permitted Senior Lien: As defined in Section 3.01.

          Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

          Pool Principal Balance: With respect to any Distribution Date, the aggregate Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans as of the related Collection Period (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

          Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 2.00% per annum in the first month, and increase by an additional 2.00% per annum in each month thereafter until the tenth month. At such time, the rate remains constant at 20% per annum each month for the balance of the remaining term.

          Prepayment Distribution Trigger: As of any Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

          Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs) on any Self-Amortizing Mortgage Loan, all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Self-Amortizing Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

          Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

          Prepayment Premium: As to any Mortgage Loan in respect of which a Principal Prepayment is received, any premium paid by the related Mortgagor in connection with such Principal Prepayment.

          Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in Section 3.01(e).

          Principal Balance: As to any Self-Amortizing Mortgage Loan and Distribution Date, the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto as of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date), before giving effect to any scheduled payments of principal due during such month and after giving effect to any principal prepayments in part received prior to such month and any principal prepayments in full received through and including the 15th day of such month. As to any Simple Interest Mortgage Loan and Distribution Date, the unpaid principal balance thereof as of the calendar month preceding the month of such Distribution Date, before giving effect to any regularly scheduled payment due during such month and after giving effect to any principal prepayments in part received prior to such month and any principal prepayments in full received through and including the 15th day of such month. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

          Principal Only Certificate: Any Class R1 or Class R2 Certificate.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01 and any REO Proceeds treated as such pursuant to Section 3.08(b), but not including any Early Installment) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

          Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated March 23, 1999.

          Prohibited Transaction Exemption: The U.S. Department of Labor Prohibited Transaction Exemption 90-32 (55 Fed. Reg. 23147, June 6, 1990).

          Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to any primary mortgage insurance policy, if any, or any other insurance policy with respect thereto, and (c) any amount required to satisfy or keep current a mortgage loan not included in the Trust Fund secured by a lien that is prior to the lien securing a Mortgage Loan.

          Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan and the interest component of the Purchase Price may be computed on the basis of the Net Mortgage Rate for such Mortgage Loan.

          QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

          Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and Moody's; except that for purposes of the Class M, Class B1, Class B2, Class B3 and Class B4 Certificates, Fitch shall be the sole Rating Agency.

          Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Net Liquidation Proceeds.

          Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

          Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

          REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Department of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

          REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the related Mortgaged Property is held as part of the Trust Fund.

          REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

          Residual Certificate: Any Class R1 or Class R2 Certificate.

          Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Office of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Restricted Certificate: Any Restricted Junior Certificate or Class S Certificate.

          Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

          SAIF: The Savings Association Insurance Fund of the FDIC, or its successor in interest.

          Second Lien Combined Loan-to-Value Ratio: As to any Second Mortgage Loan, the ratio, expressed as a percentage, that the sum of the original principal balance of such Second Mortgage Loan and the then current principal balance of the related first priority mortgage bears to the appraised value of the related Mortgaged Property at the time such Second Mortgage Loan was originated (or if the proceeds of such Second Mortgage Loan are used to refinance an existing mortgage loan, an appraisal that is less than six months old).

          Second Mortgage Loan: Any Mortgage Loan secured by a second lien on the related Mortgage Property.

          Self-Amortizing Mortgage Loan: Any Mortgage Loan other than a Simple Interest Mortgage Loan.

          Senior Certificate: Any Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class R1 or Class R2 Certificate.

          Senior Certificate Principal Balance: As of any Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates.

          Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates immediately prior to such Distribution Date.

          Senior Prepayment Percentage: For any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

          (i) for any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Senior Percentage for such Distribution Date plus 70% of the Junior Percentage for such Distribution Date;

          (ii) for any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Senior Percentage for such Distribution Date plus 60% of the Junior Percentage for such Distribution Date;

          (iii) for any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Senior Percentage for such Distribution Date plus 40% of the Junior Percentage for such Distribution Date;

          (iv) for any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date.

     Notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses (i) through (iv) above shall be effective on any Distribution Date unless if, as of the last day of the month preceding such Distribution Date, (i) the aggregate Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including April 2004 and March 2005, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2006 and March 2007, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including April 2007 and March 2008 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after April 2008.

          Senior Principal Distribution Amount: As to any Distribution Date, an amount equal to the sum of:

          (i) the Senior Percentage of all payments of principal received on the Mortgage Loans during the related Collection Period, other than payments of principal described in clauses (ii) through (v);

          (ii) the Senior Prepayment Percentage of all principal prepayments in part (other than Early Installments) received with respect to Self-Amortizing Mortgage Loans during the related Prepayment Period, together with the Senior Prepayment Percentage of the Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to any related insurance policy, in each case during the related Prepayment Period;

          (iv) the Senior Prepayment Percentage of the Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the Senior Prepayment Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date,

     minus the product of the Senior Percentage for such Distribution Date and the amount, if any, by which Available Funds for such Distribution Date has been reduced pursuant to clause second of the last sentence of the definition of Available Funds.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

          Senior Transition Date: The Distribution Date on which the Class Certificate Balance of each Class of Senior Certificates (other than the Class A7 Certificates) is reduced to zero.

          Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

          Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Principal Balance of such Mortgage Loan for the related Distribution Date and (ii) the Servicing Fee Rate for such Mortgage Loan.

          Servicing Fee Rate: As to any Mortgage Loan, 0.50% per annum.

          Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

          Simple Interest Excess Amount: As to any Distribution Date, an amount (not less than zero) equal to the aggregate of any Net Simple Interest Excess paid to the Company for prior Distribution Dates, less the aggregate of any Simple Interest Shortfall Payments made by the Company for prior Distribution Dates.

          Simple Interest Method: The method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note, and the remainder of such payment is allocated to principal.

          Simple Interest Mortgage Loan: Any Mortgage Loan under which the portion of a payment allocable to interest and the portion of such payment allocable to principal is determined in accordance with the Simple Interest Method.

          Simple Interest Shortfall Payment: With respect to any Distribution Date, an amount equal to any Net Simple Interest Shortfall for such Distribution Date; provided, however, that such amount shall not exceed the sum of (i) the Simple Interest Excess Amount for such Distribution Date and
     (ii) the aggregate of the Servicing Fees that the Company would be entitled to retain on such Distribution Date with respect to the Mortgage Loans (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Simple Interest Shortfall Payment, but after giving effect to any Compensating Interest Payment.

          Simple Interest Shortfall Percentage: As to each Class of Certificates and any Distribution Date, the fraction, expressed as a percentage carried to six decimal places, the numerator of which is the amount of Accrued Certificate Interest for such Class for such Distribution Date and the denominator of which is the aggregate amount of Accrued Certificate Interest for all Classes of Certificates for such Distribution Date.

          Single Certificate: A Certificate with an Initial Certificate Principal Balance, or Notional Principal Balance, of $1,000, or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or Notional Principal Balance of less than $1,000, such lesser amount.

          Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

          (1)  normal wear and tear;

          (2) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

          (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

     or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

          Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $5,089,866 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

          Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

          Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          Startup Day: As defined in Section 2.06(c).

          Strip Rate: With respect to the Class S Certificates and any Distribution Date, a variable rate per annum equal to the excess of (x) the Weighted Average Net Mortgage Rate over (y) the weighted average (by Certificate Principal Balance) of the Certificate Interest Rates of the Certificates (other than the Class S Certificates) for such Distribution Date.

          Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

          Subordinate Certificate Writedown Amount: As to any Distribution Date, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds (ii) the Pool Principal Balance on the first day of the month of such Distribution Date.

          Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Principal Balance of the Mortgage Loan that is substituted for, over (y) the Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

          Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or its successors in interest, or if GECC shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of GECC is downgraded or withdrawn by Fitch or Moody's below their two highest rating categories or such rating is withdrawn, (iii) if GECC is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between GECC and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

          Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

               (i) the Mortgage Loans;

               (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01;

               (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to Section 4.04(b);

               (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section 2.02 or 2.03;

               (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

               (vi) the hazard insurance policies required by Section 3.06 in respect of the Mortgage Loans;

               (vii) the Certificate Account established pursuant to Section 3.02(d);

               (viii) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e); and

               (ix) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to Section 3.08(e).

          Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

          Unanticipated Recovery: As defined in Section 4.01(f) herein.

          Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.06.

          Unpaid Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates pursuant to Section 4.01(a)(ii), in the case of the Senior Certificates (other than any Class of Principal Only Certificates), and the Class S Certificates, Section 4.01(a)(iv), in the case of the Class M Certificates, Section 4.01(a)(vi), in the case of the Class B1 Certificates, Section 4.01(a)(viii), in the case of the Class B2 Certificates, Section 4.01(a)(x), in the case of the Class B3 Certificates,
     Section 4.01(a)(xii), in the case of the Class B4 Certificates, and Section 4.01(a)(xiv), in the case of the Class B5 Certificates.

          Unpaid Net Simple Interest Shortfall: As to any Distribution Date, the excess, if any, of the Net Simple Interest Shortfall for such Distribution Date over the Simple Interest Shortfall Payment for such Distribution Date.

          Upper Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Lower Tier Interests.

          Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment in full of principal received from the related Mortgagor on any Mortgage Loan, and any Principal Prepayment in part received from the related Mortgagor on a Self-Amortizing Mortgage Loan.

          Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 94% of all Voting Rights shall be allocated to the Certificates other than the Class S Certificates and 6% of all Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to the Class S Certificates shall be allocated among the Certificates of such Class in proportion to their Notional Principal Balances. Voting Rights allocated to the other Classes of Certificates shall be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances), as the case may be.

          Weighted Average Net Mortgage Rate: As to any Distribution Date, a variable rate per annum equal to the weighted average (by Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans as of the first day of the related Collection Period (or the Cut-off Date, in the case of the first Distribution Date); provided, however, that such calculation shall not include any Mortgage Loan that was the subject of a Voluntary Principal Prepayment in full received by the Company (or of which the Company received notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the 15th day of the month that constitutes such Collection Period.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans. (a) The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans on and after the Cut-off Date.

     (b) The Company acknowledges it has transferred, assigned, set-over and otherwise conveyed all right, title and interest in and to the Mortgage Loans to the Trustee to the extent provided above and that retention of record title of Mortgages (subject to Section 2.01(e) of this Agreement) by the Company is for convenience only and that the Company holds record title in its capacity as servicer solely as custodian for the Trustee for benefit of the Certificateholders. The Company agrees that it will take no action inconsistent with ownership of the Mortgage Loans by the Trustee and will not deliver any instrument of satisfaction or conveyance with respect to a Mortgage or a Mortgage Loan, or convey or purport to convey any interest in a Mortgage Loan, except in accordance with the terms and the intent of this Agreement.

     (c) In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to:

          1. Each Mortgage Loan (other than any Designated Loan) so transferred and assigned:

               (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

               (ii) Any assumption and modification agreement; and

               (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee.

     In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee in accordance with
Section 2.01(b)(1)(iii) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

          2. With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing Documents.

     (d) In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

          (i) the Mortgage with evidence of recording indicated thereon;

          (ii) other than as to any Mortgage Loan identified on Exhibit M hereto, a copy of the title insurance policy; and

          (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and (b) other than as to any Mortgage Loan identified on Exhibit M hereto, title insurance binders with respect to the Mortgage Loans. (The copies of the Mortgage, intervening assignments of Mortgage, if any, and title insurance binder, if any, described in the preceding sentence are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. In addition, when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event it shall deliver to the Trustee copies of all title insurance policies for all of the outstanding Mortgage Loans. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

     In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

     (e) The Company shall not be required to record the assignments of the Mortgages referred to in Section 2.01(c)(1)(iii) unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording information in the assignments of the Mortgages to the Trustee and shall cause the same to be recorded, at the Company's expense, in the appropriate public office for real property records, except that the Company need not cause to be so completed and recorded any assignment which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record the assignment of Mortgages in the circumstances provided above, the Trustee shall record or cause to be recorded such assignment at the expense of the Company. In connection with the recording of any such assignment, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording. Notwithstanding the foregoing, at any time the Company may record, or cause to be recorded, the assignments of Mortgages at the expense of the Company.

     Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of the Mortgage Notes and the assumption and modification agreements, if any, with respect to each Designated Loan, and (iii) delivery of the recorded Mortgages, title insurance policies and recorded intervening assignments of Mortgage, if any, to ascertain that all required documents set forth in Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

     Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to
Section 2.01 shall be void and the Trustee shall return it to the Company.

     Section 2.03. Representations and Warranties of the Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

          (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, each Mortgage is a valid and enforceable lien on the property securing the related Mortgage Note subject only to (a) the lien of any related first mortgage, if any, (b) the lien of current real property taxes and assessments, (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company, and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage; any first mortgage loan prior to the related Mortgage Loan encumbering the related Mortgaged Property does not have a mandatory future advance provision;

          (iii) Each Mortgaged Property consists of one- to four-family residential real property, which does not include cooperatives, mobile homes, or manufactured homes that do not constitute real property in the jurisdiction in which such Mortgaged Property is located;

          (iv) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (v) As of the Cut-off Date, no more than 0.25% of the Mortgage Loans (by aggregate Principal Balance as of the Cut-off Date) are 30 days or more past due in payment;

          (vi) A title search was conducted at the origination of each Mortgage Loan and such search did not show any lien on the related Mortgaged Property senior to the related Mortgage other than any related first mortgage and other liens and encumbrances typically acceptable to mortgage lenders generally;

          (vii) As of the date of the initial issuance of the Certificates, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the applicable title insurance policy;

          (viii) As of the date of the initial issuance of the Certificates, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

          (ix) The Company has not received a notice of default or acceleration of any first mortgage loan or any Mortgage Loan secured by the Mortgaged Property which has not been cured by a party other than the Company;

          (x) of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

          (xi) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage is free of material damage and is in good repair;

          (xii) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

          (xiii) A lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, was issued on the date of the origination of each Mortgage Loan other than any Mortgage Loan identified on Exhibit M hereto, and each such policy or binder is valid and remains in full force and effect;

          (xiv) The Mortgage Rate of each Mortgage Note of a Mortgage Loan was not less than 6.55% per annum;

          (xv) As of the Cut-off Date, not less than 98.84% of the Mortgage Loans, by aggregate Principal Balance, are Self-Amortizing Mortgage Loans and not more than 1.06% of the Mortgage Loans, by aggregate Principal Balance are Simple Interest Mortgage Loans; and, in each case, the Mortgage Rate with respect to each Mortgage Loan is fixed at the time of origination of the related Mortgage;

          (xvi) As of the Cut-off Date, not less than 98.85% of the Mortgage Loans, by aggregate Principal Balance, are level payment, fully amortizing Mortgage Loans and not more than 1.15% of the Mortgage Loans, by aggregate Principal Balance are Balloon Mortgage Loans; and, in each case, the Mortgage Rate with respect to each Mortgage Loan is fixed at the time of origination thereof;

          (xvii) If the Mortgaged Property was located in a federally designated special flood hazard area at the time of origination of the Mortgage Loan, it was covered by flood insurance at such time in an amount required by FEMA guidelines;

          (xviii) The Mortgage Loans were originated in accordance with the underwriting procedures of the Company as described under the caption "The Home Equity Loan Program" in the prospectus supplement, dated March 23, 1999, relating to the registration statement on Form S-3 under the Securities Act of 1933, as amended, Registration No. 333-68951, filed by the Company with the Securities and Exchange Commission in connection with the offer and sale of the Certificates (other than the Class S Certificates);

          (xix) As of the date of the initial issuance of the Certificates, no Mortgage Note is secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

          (xx) As of the Cut-off Date, the Second Mortgage Loans had a weighted average Second Lien Combined Loan-to-Value Ratio at origination of 79.36%;

          (xxi) The Servicing Fee Rate for each Mortgage Loan is 0.50% per annum;

          (xxii) As of the date of the initial issuance of the Certificates, each Mortgage Note, the related Mortgage and each other agreement executed in connection therewith is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws effecting the enforcement of creditors' rights generally and by general equity principals (regardless of whether such enforcement is considered in equity or at law);

          (xxiii) As of the date of the initial issuance of the Certificates, each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. To the best of the Company's knowledge, there is no homestead or other exemption available to the related Mortgagor that would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related mortgage.

          (xxiv) As of the date of the initial issuance of the Certificates, the improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a second mortgage loan, with the outstanding principal balance of the related senior lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Mortgaged Property. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

          (xxv) As of the Cut-off Date, no Mortgage Loan had a Principal Balance of more than $555,397;

          (xxvi) As of the Cut-off Date, no more than 0.34% of the Mortgage Loans, by Principal Balance, are secured by Mortgaged Properties located in any one postal zip code area;

          (xxvii) As of the Cut-off Date, none of the Mortgage Loans constituted Buydown Mortgage Loans;

          (xxviii) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

          (xxix) To the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

          (xxx) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; and

          (xxxi) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in Section 2.03(a)(xii) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in-lending or similar statute, and the Trustee or Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such other statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under Section 8.05.

     (b) If the Company is required to repurchase any Mortgage Loan pursuant to
Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Net Mortgage Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02),
(b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

     The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

     Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

     Section 2.05. The REMICs. For federal income tax purposes, the Trust Fund shall consist of two REMICs, the Lower Tier REMIC and the Upper Tier REMIC. The Certificates, other than the Class R1 Certificate, shall be issued by the Upper Tier REMIC, and the Class R1 Certificate shall be issued by the Lower Tier REMIC. The Lower Tier REMIC shall be evidenced by the Class R1 Certificate and the regular interests having the characteristics and terms set forth in the following table, which interests (other than the Class R1 Certificate) shall be issued by the Lower Tier REMIC to the Trustee. The Lower Tier Interests and the proceeds thereof shall be assets of the Upper Tier REMIC. Principal of and interest on the Lower Tier Interests shall be allocated to the Corresponding Classes of Certificates in the manner set forth in the following table.



                                                                                    Corresponding Class of
                                                                                        Certificates(1)
                                                                                    ----------------------
                                                           Lower Tier           Allocation
    Lower Tier                     Initial Lower            Interest                of             Allocation of
      Interest                      Tier Balance              Rate              Principal            Interest
-----------------             ---------------------      -------------         ------------        -------------

       A1                         $172,000,000.00              (2)                  A1                 (3)
       A2                           47,000,000.00              (2)                  A2                 (3)
       A3                           83,995,000.00              (2)                  A3                 (3)
       A4                           24,000,000.00              (2)                  A4                 (3)
       A5                           43,000,000.00              (2)                  A5                 (3)
       A6                           32,636,000.00              (2)                  A6                 (3)
       A7                           44,000,000.00              (2)                  A7                 (3)
       M                            17,815,000.00              (2)                   M                 (3)
       B1                           15,270,000.00              (2)                  B1                 (3)
       B2                           11,453,000.00              (2)                  B2                 (3)
       B3                            5,854,000.00              (2)                  B3                 (3)
       B4                            3,563,000.00              (2)                  B4                 (3)
       B5                            8,399,591.75              (2)                  B5                 (3)
       R2                                  500.00              (4)                  R2                 (4)


--------------------------

(1) Unless otherwise indicated, the amount of interest and principal allocable from a Lower Tier Interest to its Corresponding Class or Classes of Certificates on any Distribution Date shall be 100%.

(2) Each of Lower Tier Interests A1, A2, A3, A4, A5, A6, A7, M, B1, B2, B3, B4 and B5 shall bear interest at a rate equal to the Weighted Average Net Mortgage Rate.

(3) For each Interest Accrual Period, the interest accrued on each of Lower Tier Interests A1, A2, A3, A4, A5, A6, A7, M, B1, B2, B3, B4 and B5 will be allocated as follows: (i) an amount equal to the Accrued Certificate Interest for such Interest Accrual Period for the Class of Certificates having an identical alphabetical and numerical designation shall be allocable to such Class, and (ii) an amount equal to the excess of the interest accrued on such Lower Tier Interest over the amount allocated in clause (i) above shall be allocated to the Class S Certificates.

(4) Lower Tier Interest R2 shall bear interest at a rate equal to the product of (x) 2 and (y) the Weighted Average Net Mortgage Rate.

     (a) The Lower Tier Interests shall be issued as non-certificated interests. The Class R1 Certificate shall be issued in fully registered certificated form and shall be executed and countersigned as provided in Section 5.01 hereof.

     (b) For purposes of further identifying the terms of the Lower Tier Interests, distributions of principal and interest on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the distributions of principal and interest, respectively, made under Section
4.01 on the Corresponding Classes of Certificates, and allocations of losses on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the allocations of losses made under Section 4.03 on the Corresponding Classes of Certificates.

     (c) On each Distribution Date, in addition to amounts otherwise distributable thereon pursuant to Section 4.01, the Trustee shall distribute to the holder of the Class R1 Certificate any amounts (other than the amounts described in clauses (x) and (y) of the definition of Available Funds) remaining in the Lower Tier REMIC after all amounts required to be applied pursuant to
Section 2.05(c) have been so applied. Any distributions pursuant to this clause
(d) shall not reduce the Certificate Principal Balance of the Class R1 Certificate.

     Section 2.06. Designations under the REMIC Provisions. (a) The Company hereby designates the Lower Tier Interests identified in Section 2.05(a) above as "regular interests," and the Class R1 Certificate as the single class of "residual interest," in the Lower Tier REMIC for purposes of the REMIC Provisions.

     (b) The Company hereby designates the Classes of Certificates identified in
Section 5.01(b), other than the Residual Certificates, as "regular interest," and the Class R2 Certificate as the single class of "residual interests," in the Upper Tier REMIC for purposes of the REMIC Provisions.

     (c) The Closing Date will be the "Startup Day" for each of the Upper Tier REMIC and Lower Tier REMIC for purposes of the REMIC Provisions.

     (d) The "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R2 Certificate, or (ii) in any other case, the beneficial owner of the Class R2 Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R2 Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions.

     The "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R1 Certificate, or (ii) in any other case, the beneficial owner of the Class R1 Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R1 Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions.

     (e) The "latest possible maturity date" of the regular interests in the Upper Tier REMIC and Lower Tier REMIC is the Latest Maturity Date for purposes of section 860G(a)(1) of the Code.

     Section 2.07. Custodian Agent of Trustee. Any duties of the Trustee under this Article II and Section 3.09 with respect to receiving, holding and releasing the Mortgage Files (or any of the documents or instruments contained therein), review of the Mortgage Files and delivery of Initial, Interim and Final Certifications in connection therewith, and notification of breaches of representations or warranties made by the Servicer or the Company with respect to the Mortgage Loans may be performed by the Custodian on behalf of the Trustee, notwithstanding any provision hereof to the contrary.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     Section 3.01. Company to Act as Servicer. (a) It is intended that each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall constitute, and that the affairs of the REMICs shall be conducted so as to qualify each of the Upper Tier REMIC and the Lower Tier REMIC (other than any collateral fund established under the agreement referred to in Section 3.08(e)) as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder and the respective Holders of the Residual Certificates and that in such capacity it shall:

          (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

          (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

          (iii) make or cause to be made an election, on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.06 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions and the Code, including without limitation, the calculation of any original issue discount using the Prepayment Assumption;

          (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

          (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either of the Upper Tier REMIC or the Lower Tier REMIC or that would subject the Trust Fund to tax;

          (viii) exercise reasonable care not to allow the creation of any "interests" (A) in the Upper Tier REMIC within the meaning of section 860D(a)(2) of the Code in addition to the interests represented by the Classes of Certificates identified in Section 5.01(b) other than the Class R1 Certificate, and (B) in the Lower Tier REMIC within the meaning of
     Section 860D(a)(2) of the Code in addition to the interests represented by the Lower Tier Interests identified in Section 2.05(a) and the Class R1 Certificate;

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC;

          (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

          (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

          (xiii) maintain such records relating to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

     (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. The Company shall service and administer the Mortgage Loans with reasonable care, using that degree of skill and attention that the Company exercises with respect to all comparable home equity mortgage loans that it services for itself or others, and that are generally accepted industry practice. The Company shall follow its customary standards, policies and procedures in performing its duties as servicer. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release. The Company shall not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property, except in the case of the refinancing of an existing first mortgage loan on a Mortgaged Property and only if all Loan Conditions have been satisfied (any such lien, a "Permitted Senior Lien").

     In the event that foreclosure proceedings are commenced with respect to any Mortgage Loan with respect to which the Company or any Primary Servicer has consented to the placing of a subsequent senior lien and such senior lien is not a Permitted Senior Lien, the Company shall repurchase such Mortgage Loan on the Deposit Date for the next Distribution Date following the related Collection Period during which such foreclosure proceedings were commenced. Such repurchase shall be accomplished in the same manner and subject to the same conditions as set forth in Section 2.02. Upon making any such repurchase the Company shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02. For purposes of this Agreement, any such purchase shall be deemed to be a prepayment of such Mortgage Loan. It is understood and agreed that the obligation of the Company to purchase any Mortgage Loan (or property acquired in respect thereof or insurance policy or insurance proceeds with respect thereto) pursuant to the second immediately preceding sentence shall constitute the sole remedy against it respecting such breach available to the Certificateholders or the Trustee and such obligation shall survive any resignation or termination of the Company under this Agreement.

     (c) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (d) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

     (e) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of
Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section 6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to
Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

     Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid for a period extending up to two years after the date such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

     (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the Certificates:

          (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans before, and all Principal Prepayments received before, the Cut-off Date, (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and
     (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Net Mortgage Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Net Mortgage Rate on any Buydown Mortgage Loan;

          (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03 and 3.16 (including any amounts received in respect of a substitution of a Mortgage Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of
     Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company; and

          (v) All REO Proceeds; and

          (vi) All Unanticipated Recoveries.

The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees, late charge penalties or Prepayment Premiums payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

     (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be transferred to the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection (d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection
(d).

     (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall transfer, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the sum of Available Funds for such Distribution Date and any Unanticipated Recoveries received in the calendar month preceding the month of such Distribution Date. If the Trustee does not receive such transfer by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

     (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by Moody's of GECC's short-term senior unsecured debt rating below P1, notwithstanding subsection (c) above, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of The First National Bank of Chicago, in its individual capacity and not in its capacity as Trustee, or represents an interest in its Corporate Trust Short Term Investment Fund, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and transfers to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

     Section 3.03. [Omitted].

     Section 3.04. Permitted Debits to the Mortgage Loan Payment Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

          (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and
     (iv);

          (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan or Defaulted Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

          (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan, including an REO Mortgage Loan or Liquidated Mortgage Loan, to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation Proceeds in respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

          (vii) To reimburse the Company for any Nonrecoverable Advance;

          (viii) To make transfers of funds to the Certificate Account pursuant to Section 3.02(d); and

          (ix) To deduct amounts credited to the Mortgage Loan Payment Record in error.

     The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and
(vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

     Section 3.05. [Omitted].

     Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time (and, in the case of a Second Mortgage Loan, on the related first mortgage loan), whichever is less. The Company shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to
Section 3.04. In cases in which property securing any Mortgage Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 3.07. Assumption and Modification Agreements. (a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

     (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

     Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall follow such practices and procedures (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) as it shall deem necessary or advisable and as shall be normal and usual in its general home equity mortgage loan servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

     Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule, if any, in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note (in the case of a Simple Interest Mortgage Loan, assuming payments are made on the related Due Date). REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year of its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such period, an extension of such period in the manner contemplated by section 856(e)(3) of the Code, in which case the period shall be extended by the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (d) Any collection of Insurance Proceeds or Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date in the Collection Period relating to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated between the Servicing Fee and interest at the Net Mortgage Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall.

     (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates or (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in
Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

     In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such Agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

     Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section
3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

     Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced as provided in Section 4.08. Additional servicing compensation in the form of Prepayment Interest Excess, Net Simple Interest Excess, Prepayment Premiums, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.04 and 3.08.

     (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

     Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in Section 3.04.

     Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 2000, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, (i) the Company has fulfilled all its material obligations under this Agreement throughout such year, and (ii) no Trigger Event has occurred or, if there has been a default in the fulfillment of any such obligation or Trigger Event, specifying each such default or Trigger Event known to such Officer and the nature and status thereof.

     Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 2000, the Company shall:

     (a) furnish to a firm of independent public accountants (which may also render other services to the Company) a statement substantially to the effect that the Company has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (the "Minimum Servicing Standards") with respect to the mortgage loans in the Company's home equity loan servicing portfolio or, if there has been material noncompliance with such servicing standards, containing a description of such noncompliance; and

     (b) at its expense cause such firm of independent public accountants to furnish a report to the Trustee stating its opinion as to the Company's assertion contained in the statement delivered pursuant to Section 3.13(a), which opinion shall be based on an examination conducted by such firm in accordance with the standards established by the American Institute of Certified Public Accountants, including examining, on a test basis, evidence about the Company's compliance with the Minimum Servicing Standards. Such opinion shall be to the effect that the Company has complied in all material respects with the Minimum Servicing Standards with respect to the mortgage loan portfolio described in the Company's statement delivered pursuant to Section 3.13(a) hereof or if there has been material noncompliance with the Minimum Servicing Standards, shall contain a description of such noncompliance in accordance with applicable accounting standards. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any primary servicer, upon comparable reports of independent public accountants with respect to such primary servicer.

     Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

     Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

     Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.

                                   ARTICLE IV

                             PAYMENTS AND STATEMENTS

     Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Interest Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Interest Funds:

          (i) to the Class S Certificates and each Class of Senior Certificates other than the Class R1 and Class R2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date), any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          (ii) to the Class S Certificates and each Class of Senior Certificates other than the Class R1 and Class R2 Certificates, any related Unpaid Class Interest Shortfall for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class on such Distribution Date;

          (iii) to the Class M Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date);

          (iv) to the Class M Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (v) to the Class B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date);

          (vi) to the Class B1 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (vii) to the Class B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date);

          (viii) to the Class B2 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (ix) to the Class B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date);

          (x) to the Class B3 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (xi) to the Class B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date);

          (xii) to the Class B4 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (xiii) to the Class B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Simple Interest Shortfall Percentage of any Unpaid Net Simple Interest Shortfall for such Distribution Date); and

          (xiv) to the Class B5 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date.

     (b) On each Distribution Date, the Trustee shall withdraw the Available Principal Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date as follows:

          (i) the Senior Principal Distribution Amount for such Distribution Date shall be distributed to the Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class R1 and Class R2 Certificates, in reduction of the Class Certificate Principal Balances thereof, concurrently, as follows:

               (a) to the Class A7 Certificates, the Class A7 Principal Distribution Amount, if any, for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

               (b) to the Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class R1 and Class R2 Certificates, an amount equal to the Senior Principal Distribution Amount for such Distribution Date less the Class A7 Principal Distribution Amount, if any, for such date, in the following order of priority:

                    (1) concurrently, to the Class R1 and Class R2 Certificates, in proportion to their respective Class Certificate Principal Balances, until the Class Certificate Principal Balances thereof have been reduced to zero;

                    (2) to the Class A1 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;

                    (3) to the Class A2 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;

                    (4) to the Class A3 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;

                    (5) to the Class A4 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;

                    (6) to the Class A5 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;
               and

                    (7) to the Class A6 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;
               and

          (ii) to each Class of Junior Certificates, in reduction of the Class Certificate Principal Balance thereof, each such Class's Allocable Share of the Junior Principal Distribution Amount on such Distribution Date.

     (c) On each Distribution Date, the Trustee shall distribute to the holder of the Class R2 Certificate any remaining amounts in the Upper Tier REMIC for such Distribution Date after application of all amounts described in clauses (a) and (b) of this Section 4.01, together with any Unanticipated Recoveries received by the Company in the calendar month preceding the month of such Distribution Date and not distributed on such Distribution Date to outstanding Certificates of any other Class pursuant to Section 4.01(f). Any distributions pursuant to this clause (c) shall not reduce the Class Certificate Principal Balance of the Class R2 Certificate.

     (d) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates pursuant to Section 4.01(b)(i) for such Distribution Date and each succeeding Distribution Date shall be allocated among the Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities set forth in Section 4.01(b)(i).

     (e) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Principal Distribution Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clause (ii) of Section 4.01(b) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

     (f) In the event that in any calendar month the Company recovers an amount (an "Unanticipated Recovery") in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to Section 4.03, on the Distribution Date in the next succeeding calendar month the Trustee shall withdraw from the Certificate Account and distribute to the holders of each outstanding Class to which such Realized Loss had previously been allocated its share (determined as described in the succeeding paragraph) of such Unanticipated Recovery in an amount not to exceed the amount of such Realized Loss previously allocated to such Class. When the Class Certificate Principal Balance of a Class of Certificates has been reduced to zero, the holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all outstanding Classes of Certificates entitled thereto in accordance with the preceding sentence, subject to the remainder of this subsection (f). In the event that (i) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute to the holders of all outstanding Classes of the related Certificates to which Realized Losses had previously been allocated and not reimbursed their pro rata share (determined as described below) of such excess in an amount not to exceed the aggregate amount of any Realized Loss previously allocated to such Class with respect to any other Mortgage Loan that has not been recovered in accordance with this Section 4.01(f). Any distributions made pursuant to this Section 4.01(f) shall not reduce the Class Certificate Principal Balance of the related Certificate.

     For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be based on such Class's pro rata share (in proportion to the Class Certificate Principal Balances thereof with respect to such Distribution Date) of the principal portion of the Realized Loss previously allocated with respect to such Mortgage Loan.

     Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

     (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States, (ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) shall be allocated as follows:

          first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

          second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

          third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

          fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

          fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

          sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

          seventh, to the Classes of Senior Certificates, pro rata, in accordance with their Class Certificate Principal Balances.

     (c) With respect to any Distribution Date, the principal portion of any Excess Loss shall be allocated to each Class of Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof.

     (d) Any Realized Losses allocated to a Class of Certificates pursuant to
Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance of the related Certificates on the related Distribution Date in accordance with Section 4.03(e).

     (e) Realized Losses allocated in accordance with this Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

     (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

     (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

     (h) Any allocation of a Realized Loss to a Class of Certificates, or of any Subordinate Certificate Writedown Amount to a Class of Subordinate Certificates, pursuant to this Section 4.03 shall effect a corresponding allocation thereof to the corresponding Class of Lower Tier Interests and, in the case of the principal portion of any such Realized Loss and any such Subordinate Certificate Writedown Amount, a corresponding reduction in the related Lower Tier Balance thereof.

     Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date pursuant to Section 3.16. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Sections 2.02 or 2.03(a)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs. The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to transfer to the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date in next-day funds the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

     (b) In the event that the Company transfer or expects to transfer less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so transferred, if any, shall be deemed to have been transferred first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, and if the Company has failed to make any required Monthly Advance such that an Event of Default as described in Section 7.01(v) has occurred, the Trustee shall terminate all of the rights and obligations of the Company as servicer hereunder and, in its capacity as successor servicer pursuant to Section 7.02, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

     (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by
Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

     Section 4.05. Statements to Certificateholders. Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

          (i) The amount of such distribution to the Certificateholders of each Class allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein (including, for this purpose, the Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to Section 2.02, 2.03(b) and 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section
     2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest;

          (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Principal Balance and the aggregate number of the Mortgage Loans as of the end of the related Collection Period after giving effect to all distributions allocable to principal made on such Distribution Date;

          (v) The Class Certificate Principal Balance of each Class and the Certificate Principal Balance of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal made on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

          (vi) The Pay-out Rate applicable to each Class of Certificates;

          (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

          (viii) The aggregate Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) one payment delinquent, (y) two payments delinquent and (z) three or more payments delinquent, and (b) in foreclosure;

          (ix) The Principal Balance of any Mortgage Loan replaced pursuant to
     Section 2.03(b);

          (x) The Certificate Interest Rate of the Class S, Class M and Class B Certificates applicable to the Interest Accrual Period relating to such Distribution Date;

          (xi) The Senior Percentage and Junior Percentage for such Distribution Date;

          (xii) The Available Interest Funds and Available Principal Funds for such Distribution Date;

          (xiii) The Senior Prepayment Percentage and Junior Prepayment Percentage for such Distribution Date; and

          (xiv) The amount of such distribution to the Certificateholders of each Class allocable to Unanticipated Recoveries.

     In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

     In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates, (ii) all certificates furnished to the Trustee pursuant to Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

     Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

     Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1999, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 31st of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

     Section 4.08. Reduction of Servicing Compensation; Simple Interest Shortfall Payments. (a) The aggregate amount of the Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date shall be reduced (but not below zero), first, by the amount of any Compensating Interest Payment for such Distribution Date, and second, by the amount of any Simple Interest Shortfall Payment for such Distribution Date.

     (b) Not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, the Company shall deposit into the Certificate Account as part of the Available Funds to be deposited on such date pursuant to Section 3.02(d) the sum of (i) the Compensating Interest Payment, if any, with respect to such Distribution Date and (ii) the amount, if any, by which the Simple Interest Shortfall Payment for such date exceeds the amount paid by the Servicer pursuant to clause second of Section 4.08(a); provided, however, that the amount deposited pursuant to clause (ii) above shall not exceed the aggregate amount of any Net Simple Interest Excess paid to the Company on previous Distribution Dates and not previously deposited into the Certificate Account pursuant to this
Section 4.08(b).

                                   ARTICLE V

                                THE CERTIFICATES

     Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

     (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $508,986,591.75. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:


                    Initial
                     Class
                  Certificate            Certificate
                   Principal              Interest               Minimum
Designation         Balance                 Rate              Denominations
-----------       -----------            ----------           -------------
Class A1        $172,000,000.00            5.995%                    25,000
Class A2          47,000,000.00            5.905%                   100,000
Class A3          83,995,000.00            6.035%                   100,000
Class A4          24,000,000.00            6.185%                   100,000
Class A5          43,000,000.00            6.285%                   100,000
Class A6          32,636,000.00              (1)                    100,000
Class A7          44,000,000.00            6.265%                   100,000
Class M           17,815,000.00              (1)                    100,000
Class B1          15,270,000.00              (1)                    100,000
Class B2          11,453,000.00              (1)                    100,000
Class B3           5,854,000.00              (1)                    250,000
Class B4           3,563,000.00              (1)                    250,000
Class B5           8,399,591.75              (1)                    250,000
Class S                   (2)                (2)                 12,000,000
Class R1                 500.00             0.00                        500
Class R2                 500.00             0.00                        500


-------------------------

(1) The Certificate Interest Rate of each of the Class A-6, Class M and Class B Certificates is as set forth in the definition of "Certificate Interest Rate."

(2) The Class S Certificates are issued with an initial Notional Principal Balance of $508,986,591.75 and shall bear interest at the Strip Rate.


     (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificates shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in
Section 5.01(b), and integral multiples of $1,000 (or $1,000,000 in the case of a Class of Class S Certificates) in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). Each Class of Residual Certificates shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates and Class S Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

     (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

     (e) The Strip Rate for each Interest Accrual Period shall be determined by the Company and included in the Servicer's Certificate for the related Distribution Date.

     Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

     (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that
(i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

     The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

     No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a Restricted Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and (ii) the Class S Certificates to the Company or upon any subsequent transfer of a Class S Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

     (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or
(B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

     (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

     (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

     (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

     (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (g) On or prior to the Closing Date, there shall be delivered to the Depository (or to The First National Bank of Chicago, acting as custodian for the Depository pursuant to the Depository's procedures) one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

     Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06. Representation of Certain Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

                                   ARTICLE VI

                                   THE COMPANY

     Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

     Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

     Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

     Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with
Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

     Section 7.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

          (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure (stating that such notice is a "notice of default" hereunder), requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (v) Any failure on the part of the Company to deposit into the Certificate Account any Monthly Advance required to be made pursuant to this Agreement by 12:00 noon New York time on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Company in the Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

     Section 7.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a), and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this
Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Trustee may delegate any obligation in its capacity as successor to the Company as servicer to an agent or an affiliate.

     (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

     Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                                  ARTICLE VIII

                                   THE TRUSTEE

     Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. If the Trustee is acting as successor to the Company in its capacity as servicer, the Trustee shall use the same degree of care and skill in such capacity as the Company is required to use pursuant to this Agreement.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the computations and opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be charged with knowledge of (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

     Subject to any obligation of the Trustee as successor servicer hereunder to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement. Nothing in this Agreement shall be construed to impose any obligation of the Company in its capacity as seller upon the Trustee.

     Section 8.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

          (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Servicer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

     Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

     Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Company, GECC and their respective affiliates with the same rights as it would have if it were not Trustee.

     Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

     Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a national banking association or corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the conditions in any of the following clauses (i), (ii) or (iii) shall occur at any time, the Company may remove the Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

     Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent each of the Upper Tier REMIC and the Lower Tier REMIC from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or such REMICs. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund, and shall, upon request, execute such returns.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this
Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

     On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section 4.01 or Section 2.05(d), as the case may be. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

     Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of either of the Upper Tier REMIC or the Lower Tier REMIC as defined in section 860F of the Code, or (ii) cause either of the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for either the Upper Tier REMIC or the Lower Tier REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

     (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

     (c) On the final federal income tax return for each of the Upper Tier REMIC and the Lower Tier REMIC, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to surrender any right or power herein conferred upon the Company, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of the Upper Tier REMIC and the Lower Tier REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services,
(c) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Structured Finance Surveillance, and (d) in the case of Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring Group, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this
Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

     Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                                    *  *  *

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                   GE CAPITAL MORTGAGE SERVICES, INC.



                                   By:__________________________________
                                      Name:
                                      Title:
[SEAL]


Attest:


By:_______________________
   Name:
   Title:
                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Trustee



                                   By:__________________________________
                                      Name:
                                      Title:
[SEAL]


Attest:


By:_______________________
   Name:
   Title:

State of New Jersey  )
                     )     ss. :
County of Camden     )


     On the day of March, 1999 before me, a notary public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _____________
 __________________; that he/she is a(n) _________________________ of GE Capital
Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.



                                            __________________________________
                                                       Notary Public



[Notarial Seal]

The State of Illinois     )
                          )    ss.  :
County of Cook            )


     On the day of March, 1999 before me, a notary public in and for the State of Illinois, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _______________ _______________________; that he/she is a(n) _________ _________________________
of The First National Bank of Chicago, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.




                                          _________________________
                                               Notary Public





[Notarial Seal]

                                    EXHIBIT A

                              FORMS OF CERTIFICATES



PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                           loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class A1 Certificate
                                        Principal Balance:
Class A1                                  $172,000,000

Certificate Interest                    Initial Certificate Principal
Rate per annum: 5.995%                  Balance of this Certificate:
                                          $
Cut-off Date:
March 1, 1999

First Distribution Date:                CUSIP: 36157RD28
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Loan Pass-Through Certificates, Series 1999-HE1, issued in sixteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            N.A., not in its individual
                                            capacity but solely as Trustee




                                            By: __________________________
                                            Name:
                                            Title:



Date: ___________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)


________________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: __________



______________________________________
Signature by or on behalf of assignor




______________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.


PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                           loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                      Initial Class A2 Certificate
                                            Principal Balance:
Class A2                                      $47,000,000

Certificate Interest                        Initial Certificate Principal
Rate per annum: 5.905%                      Balance of this Certificate:
                                              $
Cut-off Date:
March 1, 1999

First Distribution Date:                    CUSIP:36157RD36
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                           loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                   Initial Class A3 Certificate
                                         Principal Balance:
Class A3                                   $83,995,000

Certificate Interest                     Initial Certificate Principal
Rate per annum: 6.035%                   Balance of this Certificate:
                                           $
Cut-off Date:
March 1, 1999

First Distribution Date:                 CUSIP:36157RD44
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                           loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                     Initial Class A4 Certificate
                                           Principal Balance:
Class A4                                     $24,000,000

Certificate Interest                       Initial Certificate Principal
Rate per annum: 6.185%                     Balance of this Certificate:
                                             $
Cut-off Date:
March 1, 1999

First Distribution Date:                   CUSIP:36157RD51
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                           loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                     Initial Class A5 Certificate
                                           Principal Balance:
Class A5                                     $43,000,000

Certificate Interest                       Initial Certificate Principal
Rate per annum: 6.285%                     Balance of this Certificate:
                                             $
Cut-off Date:
March 1, 1999

First Distribution Date:                   CUSIP:36157RD69
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                           loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                        Initial Class A6 Certificate
                                              Principal Balance:
Class A6                                        $32,636,000

Certificate Interest                          Initial Certificate Principal
Rate per annum: 6.700%                        Balance of this Certificate:
                                                $
Cut-off Date:
March 1, 1999

First Distribution Date:                      CUSIP:36157RD77
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                       closed-end, fixed rate, home equity
                           loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                         Initial Class A7 Certificate
                                               Principal Balance:
Class A7                                         $44,000,000

Certificate Interest                           Initial Certificate Principal
Rate per annum: 6.265%                         Balance of this Certificate:
                                                 $
Cut-off Date:
March 1, 1999

First Distribution Date:                        CUSIP:36157RD85
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R1 CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                              sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                     Initial Class R1 Certificate
                                           Principal Balance:
Class R1                                     $500

Certificate Interest                       Initial Certificate Principal
Rate per annum:                            Balance of this Certificate:
non-interest bearing                         $

Cut-off Date:
March 1, 1999

First Distribution Date:                   CUSIP:36157RM36
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Loan Pass-Through Certificates, Series 1999-HE1, issued in sixteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            N.A., not in its individual
                                            capacity but solely as Trustee




                                            By: ______________________________
                                            Name:
                                            Title:



Date:__________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)


________________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: __________



_____________________________________
Signature by or on behalf of assignor




______________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R2 CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                              sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                     Initial Class R2 Certificate
                                           Principal Balance:
Class R2                                     $500

Certificate Interest                       Initial Certificate Principal
Rate per annum:                            Balance of this Certificate:
non-interest bearing                         $

Cut-off Date:
March 1, 1999

First Distribution Date:                   CUSIP:36157RM44
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Loan Pass-Through Certificates, Series 1999-HE1, issued in sixteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            N.A., not in its individual
                                            capacity but solely as Trustee




                                            By: _______________________________
                                            Name:
                                            Title:



Date: ______________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

________________________________________________________________________________

________________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated: __________



_____________________________________
Signature by or on behalf of assignor




______________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.



PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE CLASS S NOTIONAL PRINCIPAL BALANCE, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE OUTSTANDING NON-DISCOUNT MORTGAGE LOANS AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). CONSEQUENTLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                              sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                        Initial Class S Notional
                                              Principal Balance:
Class S                                         $508,986,591.75

Certificate Interest                          Initial Notional Principal
Rate per annum: variable                      Balance of this Certificate:
                                                $
Cut-off Date:
March 1, 1999

First Distribution Date:
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class S Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Loan Pass-Through Certificates, Series 1999-HE1, issued in sixteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class S Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class S Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  N.A., not in its individual
                                  capacity but solely as Trustee


                                  By:  _____________________________
                                           Name:
                                           Title:


Date: _________________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address including postal zip code of assignee)


________________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated: ___________________


_____________________________________
Signature by or on behalf of assignor


______________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                              sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                     Initial Class M Certificate
                                           Principal Balance:
Class M                                      $17,815,000

Certificate Interest                       Initial Certificate Principal
Rate per annum: 6.705%                     Balance of this Certificate:
                                             $
Cut-off Date:
March 1, 1999

First Distribution Date:                   CUSIP:36157RD93
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Loan Pass-Through Certificates, Series 1999-HE1, issued in sixteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            N.A., not in its individual
                                            capacity but solely as Trustee




                                            By: _______________________________
                                            Name:
                                            Title:



Date: ____________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)


________________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated: ___________



_____________________________________
Signature by or on behalf of assignor




_____________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                              sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class B1 Certificate
                                       Principal Balance:
Class B1                                 $15,270,000

Certificate Interest                   Initial Certificate Principal
Rate per annum: 7.200%                 Balance of this Certificate:
                                         $
Cut-off Date:
March 1, 1999

First Distribution Date:               CUSIP:36157RE27
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                              sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                     Initial Class B2 Certificate
                                           Principal Balance:
Class B2                                     $11,453,000

Certificate Interest                       Initial Certificate Principal
Rate per annum: 8.525%                     Balance of this Certificate:
                                             $
Cut-off Date:
March 1, 1999

First Distribution Date:                   CUSIP:36157RE35
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                              sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                                        Initial Class B3 Certificate
                                              Principal Balance:
Class B3                                        $5,854,000

Certificate Interest                          Initial Certificate Principal
Rate per annum: 8.915%                        Balance of this Certificate:
                                                $
Cut-off Date:
March 1, 1999

First Distribution Date:                      CUSIP:36157RN35
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as Home Equity Loan Pass-Through Certificates, Series 1999-HE1, issued in sixteen Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class R1, Class R2, Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class S, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R1 or Class R2 Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R1 or Class R2 Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R1 or Class R2 Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            N.A., not in its individual
                                            capacity but solely as Trustee




                                            By: _______________________________
                                            Name:
                                            Title:



Date: __________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

________________________________________________________________________________

________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)


________________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated: __________



_____________________________________
Signature by or on behalf of assignor




______________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.



     In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

                  |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                  |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as
                           amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
______________________________
(Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

     The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.

Dated
______________________________
(Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

     The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or
(y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
________________________

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                              sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                                     Initial Class B4 Certificate
                                           Principal Balance:
Class B4                                     $3,563,000

Certificate Interest                       Initial Certificate Principal
Rate per annum: 8.915%                     Balance of this Certificate:
                                             $
Cut-off Date:
March 1, 1999

First Distribution Date:                   CUSIP:36157RN43
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

           HOME EQUITY LOAN PASS-THROUGH CERTIFICATE, SERIES 1999-HE1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                    closed-end, fixed rate, home equity loans
                              sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                                        Initial Class B5 Certificate
                                              Principal Balance:
Class B5                                        $8,399,591.75

Certificate Interest                          Initial Certificate Principal
Rate per annum: 8.915%                        Balance of this Certificate:
                                                $
Cut-off Date:
March 1, 1999

First Distribution Date:                      CUSIP:36157RN50
April 26, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of closed-end, fixed rate, home equity loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 1999 the "Agreement") between the Company and The First National Bank of Chicago, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in April 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described

                                    EXHIBIT B

                                    [Omitted]

                                    EXHIBIT C

                                 MORTGAGE LOANS





Loan               Last Name             Address                         City                  State      Zip           Mort
----               ---------             -------                         ----                  -----      ---           ----
20112405           BELLAMY               4005 WEST GRACE STREET          TAMPA                  FL       336070000   $31,500.00
21670864           O'LEARY               703 JACOBS ROAD                 MACEDON                NY       145020000   $76,800.00
21723317           WESTLUND              3300 TAYLOR ROAD                WILLIAMSBUR            OH       451760000   $162,000.00
21796016           JOHNSON               6325 BADNUR DRIVE               JACKSONVILL            FL       322100000   $50,500.00
21830716           JACQUES               239 STILL HILL ROAD             HAMDEN                 CT        65180000   $40,000.00
21833918           KEYS                  5107 MOLL ACRE DR               PLANT CITY             FL       335670000   $61,000.00
21852850           ASKEW                 9550 S CLAREMONT                CHICAGO                IL       606430000   $128,800.00
21874888           LAMOUR                135-36 243RD STREET             QUEENS                 NY       114220000   $129,240.00
21888169           MONTAGUE              461 JOHN ROLFE ST               MONROE                 MI       481620000   $61,800.00
21896451           AVERHART              7805 S. EBERHART AVENUE         CHICAGO                IL       606190000   $76,500.00
21903091           CLARKE                5174 THEODORE STREET            MAPLE HEIGH            OH       441370000   $90,000.00
21912407           HARRIS                103 APPALOOSA WAY               SMITHFIELD             VA       234300000   $140,000.00
21920376           HARTMAN               11700 TOMPKINS RD               RIVES JUNCT            MI       492770000   $89,900.00
21926381           NIESSEN               4220 STREAMWOOD DRIVE           LIVERPOOL              NY       130900000   $18,200.00
21930904           MAZUR                 1016 BRECKENRIDGE DR            SLIDELL                LA       704610000   $121,850.00
21930912           CONRAD                8654 GRANDVIEW RD               COLUMBUS               IN       472010000   $48,000.00
21931407           WILLIAMS              2204 N ARMISTEAD AVENUE         HAMPTON                VA       236660000   $83,700.00
21936265           ARCHER                614 FITCH STREET                ONEIDA                 NY       134210000   $27,000.00
21937644           LEONIDAS              7 MERRILL STREET                SARANAC LAK            NY       129830000   $100,800.00
21946439           BUTLER                332 PINEVIEW LANE W             MOBILE                 AL       366080000   $42,500.00
21952437           COSTLEY               82 S CENTER STREET              WESTMINSTER            MD       211570000   $114,750.00
21953948           DUCKWORTH             64 W END AVENUE                 ISLAND HEIG            NJ        87320000   $20,600.00
21959267           VIVAS                 4446 S FAIRFIELD                CHICAGO                IL       606320000   $119,000.00
21959531           SHEPARD               188-16 SUFFOLK DRIVE            ST ALBANS              NY       114120000   $60,000.00
21960026           PARKER-EL             1404 N DALLAS ST                BALTIMORE              MD       212130000   $27,900.00
21960349           SANDERS               5039 SO ELIZABETH               CHICAGO                IL       606090000   $42,000.00
21961081           NESVOLD               16098 E 17TH PLACE              AURORA                 CO       800110000   $81,000.00
21964242           BROWN                 114 BISCAYNE DRIVE              EUFAULA                AL       360270000   $60,300.00
21968029           MOOSE                 1079 GRAHAM STREET              CLAREMONT              NC       286100000   $95,400.00
21968706           GARCIA                3238 KNOLL DRIVE                GAHANNA                OH       432300000   $306,000.00
21971668           HOFFMAN               8629 FREDERICK ROAD             ELLICOTT CI            MD       210430000   $124,000.00
21979141           PRINCE                101 RANDY STREET                ASHLAND                OR       975200000   $106,800.00
21983614           WEITMAN               3110 NW AVENUE T                WINTER HAVE            FL       338810000   $10,000.00
21984042           MALONE-BLADE          15120 WOODSTONE DRIVE           PRAIRIEVILL            LA       707690000   $144,000.00
21984273           SEALS                 9610 EDMONDS AVE                CLEVELAND              OH       441060000   $37,600.00
21988860           STEWART               12030 SW 177 TERR               MIAMI                  FL       331770000   $88,500.00
21992532           HOLIDAY               17132 PRAIRIE STREET            DETROIT                MI       482210000   $25,000.00
21995253           SUITT                 914 WARING STREET               DURHAM                 NC       277040000   $53,500.00
21996764           LANGLOIS              1670 NELSON AVENUE              BRONX                  NY       104530000   $180,000.00
21999206           BRAULT                3833 VRAIN STREET               DENVER                 CO       802120000   $27,500.00
21999586           LOUCKS                120 HAWKINS LANE                SHILOH                 NC       279740000   $71,100.00
22003032           WILSON                1427 WHEELING AVENUE            ZANESVILLE             OH       437010000   $40,000.00
22004790           LANSING               1761 KENYON ROAD                ONTARIO                NY       145190000   $74,390.00
22005516           SPEAKER                BOX 112A T 857                 SAYRE                  PA       188400000   $45,920.00
22006084           STIDD                 434 N LASALLE                   INDIANAPOLI            IN       462010000   $29,200.00
22006357           CAMDEN                3929 CRAB ORCHARD LANE          NORCROSS               GA       300920000   $33,100.00
22010904           BELLINGER             402 FANNIE AVENUE               ST. LOUIS              MO       631250000    $6,600.00
22011845           MYERS                 8222 E 22ND STREET              WESTMINSTER            CA       926830000   $18,200.00
22012108           JOSEPH                429 BELVEDERE LN                ST. LOUIS              MO       631220000   $102,850.00
22013064           WHISENHUNT            3222 SOUTH BERMUDA AVENUE       SAND SPRING            OK       740630000   $72,800.00
22013155           BELMONT               5294 MORGANTON ROAD             FAYETTEVILL            NC       283140000   $46,550.00
22013601           LAWYER                93 WATERMAN AVENUE              COLONIE                NY       122050000   $80,750.00
22014740           O'HARA                6 SEAVIEW LANE                  NEWBURY                MA        19510000   $34,850.00
22015846           COOK                  3003 MCGOUGH DRIVE              MOBILE                 AL       366050000   $47,120.00
22015887           NELSON                15466 HIGHLAND CIRCLE           FOLEY                  AL       365350000   $60,800.00
22016349           LORIDO III            7120 OLD CUTLER ROAD            CORAL GABLE            FL       331430000   $85,000.00
22016505           LEIBRECHT             9141 N RIVIERA DRIVE            TUCSON                 AZ       857040000   $90,000.00
22016711           BRADY                 13608 VOLAND COURT              DAYTON                 MD       210360000   $247,410.00
22018428           RENNICK               4981 VIA PICCOLI                SANTA BARBA            CA       931110000   $35,700.00
22018436           FERGUSON              70 MEETINGHOUSE LANE            MARSHFIELD             MA        20500000   $40,000.00
22018865           YOUNG                 9001C PROVIDENCE COLONY D       CHARLOTTE              NC       282770000   $76,150.00
22019103           TORRIONI              3221 AMPERE AVENUE              BRONX                  NY       104650000   $360,800.00
22019715           LEWIS                 8 BARGE COURT UNIT 150          MONTVILLE              NJ        70450000   $50,000.00
22019830           THOMAS                5019 W AUGUSTA                  CHICAGO                IL       606510000   $136,800.00
22020663           PRINCE                2721 43RD AVENUE                TUSCALOOSA             AL       354010000   $23,000.00
22021042           BOHANON               11770 LOTT ROAD                 CHUNCHULA              AL       365210000   $47,000.00
22021299           SMITH                 120 PLEASANT VALLEY ROAD        MENDHAM                NJ        79450000   $85,000.00
22021422           CASTILE               704 MAIN STREET                 DAPHNE                 AL       365260000   $47,400.00
22021448           THOMAS,.              1739 EAST 25TH STREET           BALTIMORE              MD       212130000   $39,200.00
22022123           HARDY, .              5115 DOUBS ROAD                 ADAMSTOWN              MD       217100000   $157,500.00
22022610           HAISLIP               702 9TH STREET                  LAWRENCEBUR            TN       384640000   $19,000.00
22022651           OCADEJO               829 E 226TH ST                  BRONX                  NY       104660000   $140,000.00
22022701           VANDUYNE              176 STAMETS ROAD                MILFORD                NJ        88480000   $30,000.00
22023352           CALHOUN               65 CAMBRIDGE DRIVE              HICKSVILLE             NY       118010000   $200,000.00
22023493           FORKNER               13717 E WELLINGTON CRESCE       BURNSVILLE             MN       553370000   $35,450.00
22023832           BRINCEFIELD           2972 CORBETT RD                 MEBANE                 NC       273020000   $35,218.00
22024533           FRANCO                2057 W. CHASE AVENUE            CHICAGO                IL       606450000   $89,250.00
22024665           SGOURAKIS             3353 SOUTH 112TH STREET         OMAHA                  NE       681440000   $115,200.00
22024756           LYNCH                 145 W MAIN ST                   STONY POINT            NY       109800000   $200,000.00
22024814           MONTOYA                ROUTE 5 BOX 351                SANTA FE               NM       875010000   $35,000.00
22025605           ANGONA                110 BELEY AVENUE                MATTYDALE              NY       132110000   $52,800.00
22026256           BATES                 604 N 38TH STREET               RICHMOND               VA       232230000   $33,800.00
22026264           RICKE                 4706 1/2 EAST NORTH STREE       CORTLAND               IL       601120000   $54,000.00
22026603           STULTZ                6633 23RD AVENUE                HYATTSVILLE            MD       207820000   $98,000.00
22026611           WALLER                6016 PEPCO COURT                DALE CITY              VA       221930000   $15,000.00
22026967           DIXON                 10190 BUFFALO ROAD              CLAYTON                NC       275200000   $42,500.00
22027510           OSINSKI               3328 MERCHANTVILLE AVENUE       PENNSAUKEN             NJ        81090000   $25,500.00
22027569           KENDALL               900 HOLBRON ROAD                STREETSBORO            OH       442410000   $14,800.00
22027643           THOMAS                1149 N. 2ND STREET              JEFFERSON              OR       973520000   $90,000.00
22027734           WARNER                95 WILSHIRE COURT               OLD BRIDGE             NJ        88570000   $20,300.00
22027759           LEON                  611 EMILIA DRIVE                CALEXICO               CA       922310000   $20,504.00
22028542           MABE                  1257 BUTTERFIELD DRIVE          NIXA                   MO       657140000   $81,600.00
22028633           BROWN                 2 BOXWOOD COURT                 ROME                   GA       301650000   $64,900.00
22028922           TRAVIS                1468 STOVERSTOWN ROAD           SPRING GROV            PA       173620000   $20,000.00
22029045           WOOD                  8302 PAMELA DRIVE               RICHMOND               VA       232290000   $33,400.00
22029201           BOBBITT               235 STAGG ROAD                  OAKLAND                TN       380600000   $11,000.00
22029805           MONOHAN               121 COVENTRY PLACE              CLINTON                NY       133230000   $115,000.00
22029953           COUSIN                6796 WESTMORELAND RD            ROME                   NY       134400000   $38,000.00
22030324           ECKLEY                8 WISSAHICKON DRIVE             HUDSON                 NH        30510000   $17,000.00
22030423           BARRY                 16958 TRAPET AVENUE             HAZEL CREST            IL       604290000   $15,000.00
22030696           STEPNOWSKI            14 BELL COURT                   LAKE RONKON            NY       117790000   $16,200.00
22030803           TROMBINO              2036 WEST ATMORE CIRCLE         DELTONA                FL       327250000   $60,000.00
22030944           FRANCIS               1215 NORTH EDEN STREET          BALTIMORE              MD       212130000   $34,800.00
22031181           BOOTH                 196 DURHAM-NOCKAMIXON ROA       NOCKAMIXON             PA       189300000   $26,747.00
22031223           WRIGHT                3500 DIXON ROAD                 DURHAM                 NC       277070000   $44,650.00
22032585           WALLACE               20622 WELCH ROAD                SNOHOMISH              WA       982960000   $139,500.00
22032619           RODRIGUEZ             112 BODLE CIRCLE                MAYBROOK               NY       125430000   $11,000.00
22032924           STRICKLIN             2810 PROPST ROAD                DOE RUN                MO       636370000   $62,400.00
22032932           DECKER                809 NORTH HICKORY AVENUE        TRACY                  CA       953760000   $15,000.00
22032957           WATKINS               307 S 38TH ST                   LOUISVILLE             KY       402120000   $30,000.00
22033369           NEWMAN                4131 LOTUS DRIVE                WATERFORD              MI       483290000   $50,400.00
22033518           HENSON                17917 SOUTH NORMANDY            HAZEL CREST            IL       604290000    $9,000.00
22033559           REYNOLDS              2328 SHERWOOD LANE              NORWOOD                OH       452120000   $99,000.00
22033864           OWENS                 1540 MAPLE LEAF DRIVE           MORRISTOWN             TN       378140000   $109,800.00
22034045           STINE                 3111 CHESTNUT OAKS DRIVE        BIRMINGHAM             AL       352440000   $116,000.00
22034276           HENDERSON             3309 CENTERVILLE ROAD           PENDLETON T            SC       296250000   $20,000.00
22034854           PHILIP                439 LINWOOD STREET              BROOKLYN               NY       112080000   $127,000.00
22034995           SIRISACK              4405 AVOCADO BOULEVARD          LA MESA                CA       919410000   $27,690.00
22035042           SNYDER                114 COMMONWEALTH AVENUE         CHESAPEAKE             VA       233250000   $45,000.00
22035265           ARTIS                 306 ALLEN DRIVE                 AYDEN                  NC       285130000   $19,600.00
22035315           GOBLE                 176 CANEMAH ROAD                OREGON CITY            OR       970450000   $27,900.00
22036123           HONEYCUTT             1025 GORMAN BRIDGE RD           ASHEVILLE              NC       288060000   $134,100.00
22036644           ARRANT                104 PETTIGREW ROAD              STARR                  SC       296840000   $94,500.00
22038020           JENNINGS              602 TOLIVER LAKE                MANCHESTER             TN       373550000   $120,700.00
22038483           DALTON                5785 ANDOVER BOULEVARD          GARFIELD HE            OH       441250000   $10,000.00
22038491           RYAN                  96 BRUCE TERRACE                TOWN OF NOR            NY       115010000   $21,500.00
22038665           TREMBLY               125 3RD STREET                  ELBING                 KS       670410000   $79,200.00
22038871           PRESSLEY              2204 HIGH STREET                COLUMBIA               SC       292030000   $53,550.00
22038954           SMITH                 248 PEA FOWL                    SYLVESTER              GA       317910000   $32,850.00
22039374           WAGNER                2012- 2016 PARKER STREET        BERKELEY               CA       947040000   $100,000.00
22039556           KRAVETS               19 ADDINGTON DRIVE              LOWER SOUTH            PA       190530000   $45,000.00
22039697           EDMONDS               36 CRESCENT ROAD                WILLINGBORO            NJ        80460000   $108,000.00
22039945           ADDISON               1624 E 14TH ST                  JACKSONVILL            FL       322070000   $43,000.00
22040562           RICHARDS              280 RUTLAND ROAD                BROOKLYN               NY       112250000   $133,000.00
22040877           SHIMAMOTO             6447 E SIBLEY STREET            SIMI VALLEY            CA       930630000   $30,000.00
22040885           CADDOCK               179 CAMELIA STREET              WINCHESTER             OR       974950000   $75,000.00
22040927           BOND                  5828 FROSTWOOD                  PEORIA                 IL       616150000   $43,200.00
22040943           WELCH                 3683 LIBERTY SQUARE             FT MYERS               FL       339080000   $185,600.00
22040976           SHERMAN               10214 EVENING TRAIL             RIVERVIEW              FL       335690000   $100,100.00
22041016           THIELE                1521 E GARY DR                  CHANDLER               AZ       852250000   $116,000.00
22041180           SALINES               99 LAKE DRIVE                   NORTH KINGS            RI        28520000   $53,850.00
22041263           KELLER                1219 CLAREMONT STREET           LINCOLN                NE       685080000   $34,250.00
22041396           SHAW                  403 KENT ROAD                   GREENVILLE             NC       278580000   $11,300.00
22041594           HUNSCHE               11748 SUGARWOOD COURT           SYMMES TOWN            OH       451400000   $60,000.00
22041644           GARCIA                163 SARATOGA AVENUE             YONKERS                NY       107050000   $162,000.00
22041776           SMITH                 715 S SHELTON BEACH ROAD        EIGHT MILE             AL       366130000   $45,000.00
22042204           MOTT                  1077 COLONIAL MEADOWS WAY       VIRGINIA BE            VA       234540000   $24,000.00
22042212           DAVIS                 905 EAST BOUTZ ROAD             LAS CRUCES             NM       880010000   $54,000.00
22042329           RIDGEWAY              1451 EAST 91ST STREET           BROOKLYN               NY       112360000   $132,300.00
22042840           LIMEHOUSE             8508 N 17TH STREET              TAMPA                  FL       336040000   $46,750.00
22042865           DRAUGHON              621 LURAY TERRACE               CHESAPEAKE             VA       233200000   $82,000.00
22042899           PADILLA               7254 ELBA COURT                 DUBLIN                 CA       945680000   $40,150.00
22042907           KARIMZADA             845 EAST ENCHANTED DRIVE        MIDVALE                UT       840470000   $22,700.00
22042931           GRAHAM                2 FRANCISLEE BUILDING           TURNERSVILL            NJ        80120000   $49,725.00
22042949           MESSINA               922 SOUTHERN DRIVE              FRANKLIN SQ            NY       110100000   $100,200.00
22043210           RICHARDSON            4255 GEARHART ROAD              TALLAHASSEE            FL       323030000   $64,800.00
22043590           WHITE                 1714 DORIS STREET               TALLAHASSEE            FL       323010000   $33,800.00
22043665           EVERETT               5000 SUZETTE AVE. N.W.          MASSILLON              OH       446470000   $107,100.00
22043699           RODRIGUEZ             1252 WINCHESTER WAY             LEHMAN TOWN            PA       183240000   $12,128.00
22043707           LEWIS                 1325 TIMOTHY ROAD               DUNN                   NC       283340000   $85,500.00
22043749           PHILLIPS              8830 NW 3RD STREET              PEMBROKE PI            FL       330240000   $121,500.00
22043913           FORBING               271 HURT STREET                 HOLLYWOOD              AL       357520000   $46,800.00
22044218           BROWN                 205 JOHNSON AVENUE              MONROEVILLE            AL       364600000   $20,250.00
22045090           HAWTHORNE             1446 LINDA AVENUE               EUGENE                 OR       974010000   $36,000.00
22045124           GORDON                324 LYCEUM AVENUE               PHILADELPHI            PA       191280000   $86,000.00
22045165           ACHENIE               36 WOODHENGE DRIVE              TOLLAND                CT        60840000   $22,758.00
22045264           CARPENTER             12211 WYNMORE LA                BOWIE                  MD       207150000   $127,500.00
22045306           SOLANO                543 SE STORRS STREET            GRAND RAPID            MI       495070000   $49,600.00
22045652           BATRES                2135 PACINA DRIVE               SAN JOSE               CA       951160000   $35,000.00
22045785           TURNER                2430 LAKEVIEW AVENUE            BALTIMORE              MD       212170000   $32,500.00
22046072           POLASEK               6300 GLENWOOD ROAD              WILMER                 AL       365870000   $19,200.00
22046163           BURNS                 6134 WAUCONDA WAY EAST          LAKE WORTH             FL       334630000   $20,000.00
22046205           GALLO                 1225 PURITAN AVENUE             BRONX                  NY       104610000   $185,000.00
22046213           GOLEBIOWSKI           250 S RAILROAD AVENUE           BLUE LAKE              CA       955250000   $50,000.00
22046353           ANONICAL              100 CAMINO DEL SOL              VALLEJO                CA       945910000   $27,500.00
22046452           HEITERT               700 MILITARY                    COUNCIL BLU            IA       515030000   $77,400.00
22046460           FOGARTY               32320 MAIN ROAD                 CUTCHOGUE              NY       119350000   $112,000.00
22046536           SHAFFER               82 -08 242ND STREET             BELLEROSE              NY       114260000   $15,000.00
22046718           HINES                 601 ALTON STREET                ELIZABETH C            NC       279090000   $38,000.00
22046775           LEONARD               1025 WEST 133RD STREET          GARDENA                CA       902470000   $33,300.00
22046809           HINTON                1032 JERUSALEM AVENUE           UNIONDALE              NY       115530000   $86,000.00
22046833           MANGAN                812 CLEVELAND                   KIRKWOOD               MO       631220000   $15,000.00
22046841           MATTHEWS              443 PUTNEY LANE                 NEW PORT NE            VA       236020000   $50,000.00
22046874           MC CLURE              8932 AKSARBEN DRIVE             ORANGEVALE             CA       956620000   $20,000.00
22047039           GOODSON               705 W CHEROKEE STREET           BLACKSBURG             SC       297020000   $52,700.00
22047070           AMARAL                100 MONTICELLO ROAD             PAWTUCKET              RI        28610000   $63,800.00
22047153           DYCK                  95 DANDELION LANE               TEMPLETON              CA       934650000   $15,000.00
22047187           MANFREDI              22 STERLING LANE                SMITHTOWN              NY       117870000   $26,000.00
22047427           HARRIS                19 VILLAGE CIRCLE               PALM COAST             FL       321640000   $22,500.00
22047633           PETTIS                3 WELDON LANE                   WILLINGBORO            NJ        80460000   $121,500.00
22047799           RUNYAN                1232 FOLKSTONE PL               KNOXVILLE              TN       379310000   $85,600.00
22047997           BUBRISKI              25291 VELASQUEZ ROAD            LAGUNA HILL            CA       926530000   $28,000.00
22048110           WILLIAMS              1665 GRAHAM ROAD                CABOT                  AR       720230000   $58,500.00
22048169           LEIS                  20 ZAMBARANO AVENUE             NORTH PROVI            RI        29400000   $28,000.00
22048177           FOLEY                 6632 WANING MOON WAY            COLUMBIA               MD       210450000   $26,650.00
22048235           FLYNN, III            231 NURSERY AVENUE              WOONSOCKET             RI        28950000   $90,000.00
22048367           ADAMS                 522 CLOVER LANE                 ROUND LAKE             IL       600730000   $95,500.00
22048649           MULVIHILL             4131 PINEY CREEK LN W           JACKSONVILL            FL       322770000   $72,800.00
22048698           BAUCOM                11581 CAMP DRIVE                DUNNELLON              FL       344320000   $157,000.00
22048706           FUTRELL               2807 HANES AVE                  RICHMOND               VA       232220000   $25,000.00
22048771           WALKER                2316 WEST EDGEMONT AVENUE       MONTGOMERY             AL       361080000   $54,000.00
22048821           STEELE                25 PALFREY LANE                 WILLINGBORO            NJ        80460000   $60,000.00
22048847           SMELTZER              145 PERCY HILL ROAD             OLD CHATHAM            NY       121360000   $46,500.00
22049001           THEODORE              2060 E 84TH AVENUE              DENVER                 CO       802290000   $25,000.00
22049076           BIBIANO               1305 BELCASTRO STREET           LAS VEGAS              NV       891170000   $30,000.00
22049126           HOWARD                8573 ILLINOIS STREET            MERRIVILLE             IN       464100000   $147,000.00
22049134           AKIENS                5102 N 46TH STREET              OMAHA                  NE       681040000   $40,000.00
22049290           BENCH                 4229 SOUTH MONARCH WAY          SALT LAKE C            UT       841240000   $20,000.00
22049308           THOMAS                2815 WILEY STREET               HOLLYWOOD              FL       330200000   $37,500.00
22049332           O'REILLY              6 BANCROFT TOWER ROAD           WORCESTER              MA        16090000   $45,000.00
22049399           WAGNER                112 FORGE DRIVE                 AVON                   CT        60010000   $140,000.00
22049449           PRUITT                1107 DUPWEE DRIVE               JONESBORO              AR       724010000   $82,800.00
22049464           BULIT                 1751 NW 53 ST                   MIAMI                  FL       331420000   $72,900.00
22049480           AUSTIN                415 HIGH VALLEY BLVD            GREENVILLE             SC       296050000   $15,000.00
22049639           LEIN                  460 A 9TH STREET                FAIRVIEW               NJ        70220000   $184,000.00
22049647           GARZA                 112 SHENANDOAH LANE             STAFFORD               VA       225540000   $20,000.00
22049837           BLAZER                1501 CARYS CHAPEL ROAD          YORKTOWN               VA       236930000   $170,100.00
22049852           LEECOCK               606 EASTON STREET               RONKONKOMA             NY       117790000   $28,000.00
22050132           GABBIDON              739 CENTER DRIVE                BALDWIN                NY       115100000   $21,000.00
22050223           CORDRAY               6210 ALTER ROAD                 DAYTON                 OH       454240000   $49,100.00
22050421           MIGICOVSKY            3801 NE 207TH STREET            MIAMI                  FL       331800000   $420,000.00
22050439           SCHOOLER              2923 LINDEN AVENUE              KNOXVILLE              TN       379140000   $45,600.00
22050603           HERRICK               1750 MOUNT WAY                  VISTA                  CA       920830000   $28,000.00
22050660           DEMPSEY               3040 BRIDGEVIEW DRIVE           JACKSONVILL            FL       322160000   $18,000.00
22050975           STEWART               2129 S. 10TH AVENUE             MAYWOOD                IL       601530000   $88,000.00
22051122           KUJAWA                2944 W 14TH LANE                WISCONSIN D            WI       539650000   $40,000.00
22051304           YOUNG                 1106 ARLINGTON STREET           MOBILE                 AL       366030000   $22,400.00
22051411           THORP                 68 RIVERWOOD AVENUE             BEDMINSTER             NJ        79210000   $61,600.00
22051486           SMITH                 504 S 22ND STREET               BIRMINGHAM             AL       352100000   $68,850.00
22051585           SCHIEDING             14518 TURNER ROAD               DEWITT                 MI       488200000   $82,800.00
22051593           DANZY                 770 GREENWOOD AVENUE            AKRON                  OH       443200000   $94,350.00
22051783           MC GEE                218 SOUTH STREET                EATONTOWN              NJ        77240000   $69,300.00
22051833           BROWNING              5570 CHOCTAW DRIVE              WALLS                  MS       386800000   $39,900.00
22051874           BOWDEN                31-08 GRACE AVENUE              BRONX                  NY       104690000   $95,000.00
22051908           CROSS                 4835 W FERDINAND                CHICAGO                IL       606440000   $56,000.00
22051999           GUZMAN                3511 S FRANCISCO                CHICAGO                IL       606320000   $70,000.00
22052088           HOWARD                2232 BASSWOOD PLACE SE          CLEVELAND              TN       373230000   $56,250.00
22052161           ESTES                 4976 CALDWELL MILL LANE         BIRMINGHAM             AL       352420000   $22,557.00
22052211           DUNLAP                600 W ASHLAND AVENUE            GLENOLDEN              PA       190360000   $104,000.00
22052260           BRYANT                 NW 727-729 NW 53 STREET        MIAMI                  FL       331270000   $50,000.00
22052286           STROUD                44 WAKE ROBIN WAY               ASHEVILLE              NC       288050000   $21,000.00
22052377           BRELSFORD             1711 WEST MAIN STREET           MILLVILLE              NJ        83320000   $104,800.00
22052385           HOLLEY                7181 BRANDON CIRCLE             PINSON                 AL       351260000   $10,000.00
22052435           HEARNE                8245 SW 98TH STREET             MIAMI                  FL       331560000   $95,500.00
22052468           FURCINITO             8798 PASTURE GATE LANE          BALDWINSVIL            NY       130270000   $89,600.00
22052716           TRETTIEN              2636 PINE ACRES                 PIKE ROAD              AL       360640000   $144,000.00
22052864           RHEAUME               61 SE ALPINE AVENUE             SHELTON                WA       985840000   $20,000.00
22052930           JONES                 20103 PRICETOWN AVENUE          CARSON                 CA       907460000   $39,000.00
22053029           PACE                  4488 HIGHWAY 101 NORTH          ROCKMART               GA       301530000   $76,500.00
22053193           HALL                  13321 CROOM ROAD                UPPER MARLB            MD       207720000   $142,000.00
22053334           BUTLER                411 NE 15TH COURT               BOYNTON BEA            FL       334350000   $70,200.00
22053466           KIRBY                 731 PRICE ROAD                  CARROLTON              GA       301170000   $58,500.00
22053581           FORSTER-GREE          626 MERCER STREET               ALBANY                 NY       122080000   $28,000.00
22053656           ROBINSON              821 BELL WILLIAMS RD            BURGAW                 NC       284250000   $88,400.00
22053805           AVANT                 387 OLD CENTRAL PARK RD         WETUMPKA               AL       360920000   $55,250.00
22053896           AKERS                 456 E WASHINGTON                HAYDEN                 CO       816390000   $52,000.00
22053953           MINTZ                 300 DEMOTT AVE                  ROCKVILLE C            NY       115700000   $530,000.00
22053987           TERAN                 143 DANIEL DRIVE                BENSENVILLE            IL       601060000   $23,000.00
22053995           ALBERTSON             407 SW 65 AVENUE                MARGATE                FL       330710000   $102,000.00
22054027           SANCHEZ               142 VALLEY AVENUE               BRIDGEPORT             CT        66060000   $22,000.00
22054043           PICARD                20 PRESCOTT TERRACE             QUINCY                 MA        21690000   $70,000.00
22054167           WISHMAN, JR.          6425 ENGEL DRIVE                HAMBURG                NY       140750000   $48,680.00
22054241           DUCKETT               10208 FARRAR AVENUE             CHELTENHAM             MD       206230000   $119,850.00
22054316           LILLY                 14 WEST AVENUE                  PEAPACK-GLA            NJ        79340000   $178,300.00
22054464           CULETTO               289 CENTRAL BLVD.               BAYVILLE               NJ        87210000   $79,200.00
22054530           PEAKE                 201 SIMMS DRIVE                 UNION                  SC       293790000   $40,000.00
22054803           MORRIS                6350 CEDAR HURST TRAIL          COLLEGE PAR            GA       303490000   $61,000.00
22054860           BOLICK                4607 HUNTSMAN COURT             TAMPA                  FL       336240000   $94,500.00
22054985           O'BRIEN               907 BRUSH HILL ROAD             MILTON                 MA        21860000   $55,000.00
22055172           CRYAN                 846 LIBERTY AVENUE              UNION                  NJ        70830000   $31,000.00
22055180           HINES                 3444 VALLEY CREEK DRIVE         TALLAHASSEE            FL       323120000   $94,400.00
22055198           BORELLO               9695 NW 1ST PLACE               CORAL SPRIN            FL       330650000   $26,350.00
22055313           GALLAGHER             904 THIRD AVENUE                CROYDON                PA       190210000   $59,060.00
22055362           STINSON               1443 KENNESAW DRIVE             ATLANTA                GA       303180000   $65,600.00
22055396           MANASERI              7021 AKRON ROAD                 LOCKPORT               NY       140940000   $59,600.00
22055503           CICCONE               57 DORA LANE                    NEW ROCHELL            NY       108040000   $20,200.00
22055560           WILLIAMS              721 CHESTNUT STREET             IRONTON                OH       456380000   $17,000.00
22055610           LUTZE                 9433 KRISTEN AVE                OTISVILLE              MI       484630000   $151,200.00
22055768           SHINHOLSTER           685 CENTER HILL AVENUE          ATLANTA                GA       303100000   $51,000.00
22055859           RICE                  2603 SCARLETTE DRIVE            BAY MINETTE            AL       365070000   $43,100.00
22055875           STRICKLAND            898 APPLE VALLEY ROAD           COMMERCE               GA       305290000   $56,800.00
22055941           HOLMES                1173 ABBEY PLACE NE             WASHINGTON             DC       200020000   $56,550.00
22056030           WRIGHT                931 PATTERSON STREET            OGDEN                  UT       844030000   $18,000.00
22056097           WILK                  335 EAST GAY STREET             CORONA                 CA       917190000   $30,900.00
22056337           TAYLOR                11 AUBURNDALE DR                ASHEVILLE              NC       288060000   $96,000.00
22056535           WELLS                 1035 AUGUSTA AVE                PETERSBURG             VA       238030000   $45,600.00
22056584           OLLERMAN              1250 CARDINAL CREST DR          SUN PRAIRIE            WI       535900000   $162,400.00
22056600           ELKINS                32221 HOOPES ROAD               SALEM                  OH       444600000   $53,600.00
22056634           GILLISPIE             2006 HALL LANE                  JEFFRSONVIL            IN       471300000   $68,800.00
22056667           JOHNSTON              6311 NW 7TH STREET              WASHINGTON             DC       200110000   $85,600.00
22056725           SAPP                  98.5 CLINTON AVENUE             NEW HAVEN              CT        65130000   $40,000.00
22056766           MOORE                 204 HOLLY CREEK WAY             WOODSTOCK              GA       301880000   $73,745.00
22056808           ESPOSITO              75 EDGAR STREET                 EAST HAVEN             CT        65120000   $81,000.00
22056857           TROLLINGER            621 ROSS STREET                 BURLINGTON             NC       272170000   $52,500.00
22056972           GLASCOE               2318 14 ST. NE                  WASHINGTON             DC       200180000   $100,300.00
22057079           CROSSLEY              578 FIVE POINTS ROAD            BUCHANAN               GA       301130000   $32,833.00
22057228           PRICE                 219 NICHOLSON STREET, NE        WASHINGTON             DC       200110000   $108,000.00
22057244           MACKENZIE             74 COMPO COVE                   WESTPORT               CT        68800000   $220,000.00
22057335           SHANKS                23407 WILSON DRIVE              AQUASCO                MD       206080000   $27,000.00
22057566           CHU                   3508 RACINE STREET              DURHAM                 NC       277070000   $128,000.00
22057756           STINGEL               615 CINNAMINSON STREET          RIVERTON               NJ        80770000   $104,000.00
22057921           JOHNSON               2 TREE HOLLOW LANE              TOWN OF HUN            NY       117460000   $78,125.00
22057988           PASZKIEL              330 BURBANK ROAD                WILMINGTON             NC       284120000   $68,000.00
22057996           DAVIS                 857 S WESTBROOK AVENUE          INDIANAPOLI            IN       462250000   $22,000.00
22058028           TARVER                601 ALFA COURT                  AUBURN                 AL       368300000   $126,225.00
22058093           GARDNER               7905 ROBERT E LEE DRIVE         SPOTSYLVANI            VA       225530000   $280,000.00
22058168           FLINT                 693 LONG HOLLOW RD              ELIZABETHTO            TN       376430000   $108,000.00
22058366           SCEAU                 4749 CAMELOT DRIVE              NEW ORLEANS            LA       701270000   $45,000.00
22058432           TRAYNOR               720 LAWRENCE STREET             WATERTOWN              NY       136010000   $34,000.00
22058457           APPEL (FKA G          1630 ROUTE 13                   BRAINARD               NY       120240000   $15,000.00
22058465           JEFFERSON             341 N. TOWNVIEW CIRCLE          MANSFIELD              OH       449070000   $146,400.00
22058481           SMITS                 115 ORCHARD TRAIL               FAYETTEVILL            GA       302140000   $57,000.00
22058499           RAMNAUTH              1607 TAYLOR AVENUE              BRONX                  NY       104600000   $167,200.00
22058663           SNOWDALE              295 PHILIPS STREET              HANSON                 MA        23410000   $30,000.00
22058705           AMSLER                WEST DEANS MILL ROAD            W. COXSACKI            NY       121920000   $59,500.00
22058721           BATCHELOR             5204 WILTON HEIGHTS AVENU       BALTIMORE              MD       212150000   $70,550.00
22058739           CHIVERALL             6682 SOUTH 300 EAST             MIDVALE                UT       840470000   $100,000.00
22058796           KOLSKY                3608 WILLIAMSBURG WAY           BOISE                  ID       837060000   $37,755.00
22058986           WEATHERS              2509 WALTON WAY                 AUGUSTA                GA       309040000   $278,000.00
22059042           JACOBS                6840 LIONS HEAD LANE            BOCA RATON             FL       334960000   $350,000.00
22059075           ROCHA                 40 BONNIE BRIER CIRCLE          HINGHAM                MA        20430000   $82,000.00
22059117           VENDITELLI            47 IVES ROAD                    EAST GREENW            RI        28180000   $19,500.00
22059125           HALL                  9611 COSBY MILL ROAD            QUINTON                VA       231410000   $41,274.00
22059166           WORDEN                6159 BARKWOOD COURT             VICTOR                 NY       145640000   $80,600.00
22059224           SCHMIDT               1694 E LEXINGTON AVENUE         FRESNO                 CA       937200000   $35,000.00
22059257           SCOTT                 3543 W BOWLES AVENUE            LITTLETON              CO       801230000   $103,200.00
22059307           GUILIANO              74 PINYON WAY                   EAST FALMOU            MA        25360000   $38,300.00
22059331           HERNANDEZ             14800 SW 72 TERRACE             MIAMI                  FL       331930000   $72,800.00
22059356           ARNALL                605 GREENHILL DRIVE             HOMEWOOD               AL       352090000   $119,200.00
22059372           POLLES                7795 SW 122 STREET              MIAMI                  FL       331560000   $232,000.00
22059414           GLASS                 3632 RICHMOND AVENUE            STATEN ISLA            NY       103120000   $105,000.00
22059422           CHRISTENSEN           11 PINE CREST CIRCLE            BAILEY                 CO       804210000   $252,000.00
22059430           MCCARTHY              21 ONEIDA AVENUE                BROCKTON               MA        24010000   $39,000.00
22059497           WRUBLEVSKI            9526 HUTCHENS ROAD              BENTONVILLE            AR       727120000   $145,800.00
22059505           FOLEY, III            26 TOPLEDGE ROAD                REDDING                CT        68960000   $55,000.00
22059588           FURNIA                247 RIVERS ROAD                 JAY                    NY       129410000   $40,000.00
22059638           PARKERSON             448 DAIRY LANE                  LENIOR CITY            TN       377720000   $105,400.00
22059646           GEMMATI1              13910 PADDOCK DRIVE             WELLINGTON             FL       334140000   $105,750.00
22059653           HALL                  307 W HAMPTON DRIVE             INDIANAPOLI            IN       462080000   $90,000.00
22059687           CORRIGAN              320 NORTH READING AVENUE        COLEBROOKDA            PA       195450000   $25,000.00
22059695           HURD                  1074 MARCIA ROAD                MEMPHIS                TN       381170000   $103,500.00
22059703           LOWERY                5320 OLLIFF LANE                COLUMBUS               GA       319070000   $23,000.00
22059729           VEITCH                4036 S PENINSULA DRIVE          DAYTONA BEA            FL       321270000   $289,000.00
22059752           DREW                  6331 SPRUCEFIELD                O'FALLON               MO       633660000   $34,400.00
22059828           NIELSEN               2110 W HIGHLAND AVENUE          ELGIN                  IL       601230000   $279,000.00
22059877           PADILLA               8540 SW 16 ST                   MIAMI                  FL       331550000   $118,800.00
22059885           ALSTON                408 CLUB ROAD                   COLUMBIA               SC       292030000   $64,800.00
22059919           AWAD                  5741 PIERCE STREET              HOLLYWOOD              FL       330210000   $110,700.00
22059935           SMITH                 2449 NEW ST                     BLUE ISLAND            IL       604060000   $92,000.00
22059976           THOMAS                511 HIGH STREET                 HARROGATE              TN       377520000   $51,750.00
22059992           HAHNEY                1440 W 57TH AVENUE              MERRILLVILL            IN       464100000   $92,000.00
22060040           MONK                  575 11TH STREET                 PENROSE                CO       812400000   $113,600.00
22060123           CLOUD                 13 FRANCES DRIVE SOUTH          WOODBINE               NJ        82700000   $60,450.00
22060131           GREENE                613 DARLENE COURT               GRAND JUNCT            CO       815040000   $120,300.00
22060172           BURNS                 239 SEAMAN ROAD                 CIRCLEVILLE            NY       109190000   $79,000.00
22060198           GARCIA                1300 NW 23RD COURT              MIAMI                  FL       331250000   $145,800.00
22060206           FRIEZ                 1012 TAYLOR STREET              N. VERSAILL            PA       151370000   $56,000.00
22060214           NWOSU                 159 DALTON STREET               WEST HAVEN             CT        65160000   $85,000.00
22060222           PRICE                 17340 HIGHWAY 42                SHELBY                 AL       351430000   $20,000.00
22060230           WOOD                  702 NORTH MAIN STREET           PICAYUNE               MS       394660000   $59,599.00
22060248           SAMS                  4428 NW 185TH STREET            OPA LOCKA              FL       330550000   $62,900.00
22060263           KEMP                  708 SARRAR ST                   PENDLETON              SC       296700000   $40,800.00
22060297           DODGE                 105-3 MOUNT LN                  MANASQUAN              NJ        87360000   $83,500.00
22060321           TRUJILLO              109 S PLANK RD                  SANFORD                NC       273300000   $71,400.00
22060347           EDMONDS               3660 DRAPER ROAD                CHASE CITY             VA       239240000   $63,900.00
22060362           TALLEY                1008 4TH AVENUE SOUTH           CLANTON                AL       350450000   $21,000.00
22060370           HAMM                  55 RUBY RICHARDSON DR           KILLEN                 AL       356450000   $45,000.00
22060412           SHARPE                2617 AVENUE H                   BIRMINGHAM             AL       352180000   $51,300.00
22060453           GORDON,III            81 REDSTONE WAY                 BIRMINGHAM             AL       352150000   $62,400.00
22060479           LEMASTER              735 MONTAUBAN DRIVE             ST LOUIS               MO       631410000   $25,000.00
22060503           MCCLENEY              101 SANDERS DRIVE               WARRIOR                AL       351800000   $46,750.00
22060529           MICHAEL               417 BRADFORD COURT              HILLSBOROUG            NJ        88760000   $66,500.00
22060545           MOLINA                6070 W 18TH AVENUE #202         HIALEAH                FL       330120000   $40,000.00
22060552           BELLON                2967 SOUTH 3825 WEST            WEST VALLEY            UT       841200000   $90,400.00
22060628           HECKMAN               999 SW 12TH AVENUE              BOCA RATON             FL       334860000   $144,000.00
22060651           NAVARRETE             2920 NW 112 AVE                 CORAL SPRIN            FL       330650000   $128,000.00
22060669           BRISSON               5187 GLENVIEW DRIVE             ARCHDALE               NC       272630000   $50,550.00
22060677           REBOLLEDO             9102 NW 114 STREET              HIALEAH                FL       330180000   $18,100.00
22060701           HELFRICH              1899 SINK HOLLOW ROAD           DIXON                  IL       610210000   $71,600.00
22060743           BORNE                 3412 HARTFORD DRIVE             CHATTANOOGA            TN       374150000   $48,800.00
22060750           GIBSON                331 BLACK FOX ROAD              MCDONALD               TN       373530000   $80,800.00
22060818           HOUSAND               71 CANAL ROAD                   ROCKY POINT            NC       284570000   $32,650.00
22060867           SIKES                 5415 LUGE CT                    MURFREESBOR            TN       371290000   $111,500.00
22060875           CHAVERS               9 DREWRY DRIVE                  TAYLORS                SC       296870000   $118,800.00
22060891           AZEMAR                9455 NW 36 AVENUE               MIAMI                  FL       331470000   $15,200.00
22060909           NAPIERALA             2899 DIANE DRIVE                AURORA                 IL       605040000   $148,500.00
22060917           KOELBEL               6689 NAPIER ROAD                PLYMOUTH               MI       481700000   $275,500.00
22060925           DEVIES                935 ARCHMERE                    AKRON                  OH       443120000   $126,000.00
22060941           HILL                  7925 S DOBSON AVE. #A           CHICAGO                IL       606190000   $48,450.00
22060966           BOHANAN               905 COLLEGE ST                  PORTLAND               TN       371480000   $64,000.00
22060982           ROACH                 305 CONCORD DRIVE               WATERTOWN              CT        67950000   $194,000.00
22060990           WEBER                 3777 GULL ROAD                  PALM BEACH             FL       334100000   $48,750.00
22061006           NELSON                1079 LASTRADA LANE              NAPLES                 FL       341030000   $88,000.00
22061014           GRAFF                 215 ELM STREET                  ELGIN                  IL       601230000   $103,000.00
22061022           ENDICOTT              1614 SECOND STREET              LAKE PLACID            FL       338520000   $43,350.00
22061048           BARRY                 16691 SAN EDMUNDO RD            PUNTA GORDA            FL       339560000   $200,000.00
22061105           HOWELL                4611 CHURCHWOOD DR              NASHVILLE              TN       372200000   $159,400.00
22061147           DE ROJAS              14121 CYPRESS CT                MIAMI LAKES            FL       330140000   $180,000.00
22061162           EMRIE                 1003 WALNUT COURT               ANDOVER                KS       670020000   $126,000.00
22061170           BROWN                 6510 BAIRD LANE                 BARTLETT               TN       381350000   $105,600.00
22061188           FISHER                11367 LAMASTER ROAD             MARION                 IL       629590000   $45,000.00
22061196           JACKSON               18664 BIRCHCREST                DETROIT                MI       482210000   $169,900.00
22061212           MAPES                 113 50TH AVENUE DRIVE W         BRADENTON              FL       342070000   $44,100.00
22061220           JACKSON               3305 DOYLE AVE                  COLUMBUS               GA       319070000   $27,000.00
22061246           JONES                 106 IRONWOOD COURT              ROLLING MEA            IL       600080000   $166,400.00
22061261           AMATO                 1111 NE 211TH TERRACE           MIAMI                  FL       331790000   $68,000.00
22061303           OWEN                  1103 OLD ABBEVILLE HWY          GREENWOOD              SC       296460000   $66,400.00
22061329           SMITH                 958 CLAYTON CT                  FLORENCE               SC       295050000   $40,000.00
22061337           MUSSEY                68 W JASPER DR                  GILBERT                AZ       852330000   $95,600.00
22061345           KE                    1099 1101 E 15TH                COLUMBUS               OH       432110000   $33,600.00
22061360           RODRIGUEZ             900 NW 39 COURT                 MIAMI                  FL       331260000   $120,000.00
22061386           LUDWIG                391 SO MAIN STREET              COLUMBIANA             OH       444080000   $52,500.00
22061402           AMATO                 509 ARIEL RD                    EDGEWATER              FL       321410000   $189,000.00
22061436           COUTEE                3138 W WALNUT                   CHICAGO                IL       606120000   $64,000.00
22061451           LAURENCEAU            14625 NE 5TH AVENUE             MIAMI                  FL       331610000   $108,750.00
22061469           RILEY                 4835 W THOMAS                   CHICAGO                IL       606440000   $63,750.00
22061485           BELAS                 104 KELA COURT                  MORGANTON              NC       286550000   $20,000.00
22061527           DEWALD                309 S COLLINGWOOD ST            SYRACUSE               NY       132060000   $30,000.00
22061535           LESLIE                1525 NW 15TH STREET             FORT LAUDER            FL       333110000   $30,000.00
22061683           GARDINER              384 BANBURY LANE                GRAYSLAKE              IL       600300000   $240,000.00
22061709           HANSON                366 S DECATUR STREET            ELIZABETHTO            PA       170220000   $78,400.00
22061733           GOODEN                1731 N NATCHEZ                  CHICAGO                IL       607070000   $120,000.00
22061774           COLE                  811 MARY KNOLL ROAD             ALEXANDRIA             IN       460010000   $63,200.00
22061790           MARTIN                1517 CANARSIE ROAD              BROOKLYN               NY       112360000   $142,000.00
22061816           FORGIONE              36-31 211TH STREET              BAYSIDE                NY       113610000   $60,000.00
22061873           WEDDERBURN            936 E 92ND STREET               BROOKLYN               NY       112030000   $168,000.00
22061949           HAMLIN-BRYAN          2 FARM HILL ROAD                MIDDLETOWN             CT        64570000   $95,000.00
22062012           STAMBAUGH             123 CARNIVAL DRIVE              TAWNYTOWN              MD       217870000   $42,000.00
22062020           KRAMER                13221 NW 2ND AVENUE             SEATTLE                WA       981770000   $45,000.00
22062038           HOOD                  647 S 27TH STREET               SAGINAW                MI       486010000   $34,400.00
22062061           CARSON                919 NE 152ND AVENUE             PORTLAND               OR       972300000   $24,000.00
22062160           SMITH                 415 NAVAJO DRIVE                WESTERVILLE            OH       430810000   $58,500.00
22062178           JOHNSON               531 W. ST. CATHERINE            LOUISVILLE             KY       402030000   $42,700.00
22062194           STODDARD              6934 ROE BOULEVARD              MADISON                OH       440570000   $63,200.00
22062210           DAYMUDE               95 SW BRANDYWINE PLACE          WASHINGTON             DC       200320000   $40,000.00
22062228           PHELPS                597 SHOPVILLE RD                SOMERSET               KY       425030000   $29,125.00
22062244           WELLER                1178 S MAIN STREET              DENTON                 NC       272390000   $48,875.00
22062335           JEPPSON               126 SOUTH 700 WEST              PROVO                  UT       846010000   $95,200.00
22062384           MCLEMORE              2307 DINWIDDIE RD               VIRGINIA BE            VA       234550000   $136,000.00
22062434           ALLEN                 1200 SEQUOYAH DRIVE             DOTHAN                 AL       363030000   $82,800.00
22062467           RULLI                 427 DELAIR AVE                  PENNSAUKEN             NJ        81100000   $61,500.00
22062483           GONYO                 2454 MAIN STREET                MOOERS                 NY       129580000   $48,000.00
22062509           PRICE                 526 SHARONDALE ROAD             CHATTANOOGA            TN       374120000   $72,000.00
22062517           NOVATKA               1012 S ASHBURTON ROAD           COLUMBUS               OH       432270000   $52,000.00
22062558           DALLAS                1312-1314 JULIE AVENUE          CAHOKIA                IL       622060000   $90,900.00
22062566           BELL                  621 DONALDSON DRIVE             PITTSBURGH             PA       152260000   $56,500.00
22062632           KROPINSKI             319 STONEY BROOK LANE           MARLTON                NJ        80530000   $149,500.00
22062640           GRETSCHMANN           2196 BRISTOL ROAD               UPPER ARLIN            OH       432210000   $107,100.00
22062715           HOUSHOUR              4275 W 500 SOUTH                COLUMBUS               IN       472010000   $40,000.00
22062889           WHITE                 3018 TIOGA PARKWAY              BALTIMORE              MD       212150000   $48,000.00
22062905           ROSA                  924 QUINCY AVENUE               BRONX                  NY       104650000   $219,600.00
22063002           KELLER                526 JONES RD                    HAGERSTOWN             IN       473460000   $64,827.00
22063093           DOLES                 2N359 EUCLID AVE                GLEN ELLYN             IL       601370000   $132,000.00
22063176           ROSE                  11725 HAYES RD                  CAMDEN                 NY       133160000   $40,000.00
22063226           MCMILLAN              25620 HARRIS ROAD               MARSTON                NC       283630000   $48,100.00
22063291           CUPITT                635 DRINNON WAY                 LANSDALE               PA       194460000   $149,600.00
22063325           VANCE                 10413 PRINCE DRIVE              ST LOUIS               MO       631360000   $50,000.00
22063333           CARMAN                24 HURD AVENUE                  HAVERSTRAW             NY       109230000   $116,000.00
22063366           CORTON                68 HIGHWATER AVENUE             MASSAPEQUA             NY       117580000   $241,000.00
22063390           TURPIN                262 CATLETT LANE                HARRODSBURG            KY       403300000   $58,500.00
22063457           BROWN                 190 CIRCLE ROAD                 ALEXANDRIA             AL       362500000   $35,100.00
22063499           BEUERMAN              11267 S DIME LOOP               BROOKSTON              IN       479230000   $90,000.00
22063515           HALL                  5 E. GREEN STREET               MIDDLETOWN             DE       197090000   $87,250.00
22063523           MCLENDON              1067 OLD PELHAM ROAD            CLIMAX                 GA       317340000   $43,775.00
22063572           SOWDERS               208 ROOSEVELT AVENUE            BELLEVUE               KY       410730000   $76,000.00
22063598           SEALS                 445 SANTA CRUZ AVENUE           DAYTON                 OH       454100000   $76,000.00
22063655           HOWARD                1290 SYDNEY DRIVE               SALISBURY              NC       281470000   $67,680.00
22063663           COX                   96 THYATIRA BROCKTON ROA        JEFFERSON              GA       305490000   $63,000.00
22063671           PURDY                 1021 ANTLERS DRIVE              SUMTER                 SC       291500000   $172,000.00
22063689           SCHOTT                240 SLOAN FARM ROAD             STELLA                 NC       285280000   $80,910.00
22063721           LEGER                 149 CHARTER OAKS AVENUE         BRENTWOOD              NY       117170000   $72,000.00
22063739           BOLTON                434 CATIVO DRIVE                ATLANTA                GA       303110000   $126,000.00
22063861           JOHNSON               121 LAKEVIEW CIRCLE             ROGERSVILLE            TN       378570000   $117,000.00
22063937           PERRY                 20 SILVER BROOK ROAD            RIDGEFIELD             CT        68770000   $45,000.00
22064026           WILLIAMS              2513 AVENUE I                   BIRMINGHAM             AL       352180000   $42,300.00
22064042           BRITO                 791 CONNETQUOT AVENUE           ISLIP TERRA            NY       117520000   $73,000.00
22064059           VAUGHN                573 PEARSON ROAD                WOODRUFF               SC       293880000   $40,000.00
22064083           FIELD                 8416 92ND AVE                   VERO BEACH             FL       329670000   $60,000.00
22064158           BARRINGTON            117-11 168TH STREET             JAMAICA                NY       114340000   $70,000.00
22064281           ANDERSON              2720 HENLEY ROAD                GREEN COVE             FL       320430000   $15,000.00
22064356           PORTER                142 W FULTON STREET             ALCOA                  TN       377010000   $36,750.00
22064364           VANCOR                624 6TH STREET                  MONTGOMERY             AL       361100000   $45,000.00
22064521           PETERSON              14115 ASBURY DRIVE              HUNTERSVILL            NC       280780000   $69,700.00
22064539           O'REILLY              21 PEPPERIDGE ROAD              TOWN OF HEM            NY       115180000   $25,000.00
22064778           CHIHOMBORI            9300 HIGHWAY 98 EAST 4839       DESTIN                 FL       325410000   $343,000.00
22064786           MUSCIANO              80 W BALTIMORE AVE,B409         LANSDOWNE              PA       190500000   $51,000.00
22064828           LOCKWOOD              2019 S OAKLAND STREET           ARLINGTON              VA       222040000   $73,000.00
22064877           BATES                 135 LITTLE EGYPT ROAD           TUSCUMBIA              AL       356740000   $38,250.00
22064893           ZOLFO                 1662 BAY RIDGE AVENUE           BROOKLYN               NY       112040000   $175,000.00
22064919           BARR                  6317 KENNEDY STREET             RIVERDALE              MD       207370000   $72,800.00
22064935           COX                   6807 JEREMIAH COURT             FAIRFAX STA            VA       220390000   $295,000.00
22064968           RIVERS                4713 68TH AVENUE                LANDOVER HI            MD       207840000   $108,800.00
22065015           SYPOLT                11912  WIMBLETON STREET         UPPER MARLB            MD       207220000   $93,500.00
22065023           GRIER                 676 WYNNEHURST STREET           PENSACOLA              FL       325030000   $55,800.00
22065031           COMITO                66 LESLIE LANE                  SMITHTOWN              NY       117870000   $66,000.00
22065098           BRIGGS                3009 LORENA AVENUE              BALTIMORE              MD       212300000   $44,000.00
22065163           SOLAZZI               40 CORCORAN ROAD                BURLINGTON             MA        18030000   $50,000.00
22065171           SCHIESTEL             145 LINBROOK DRIVE              NEW PORT NE            VA       236020000   $55,000.00
22065296           BUDD                  1613 31ST STREET                BALTIMORE              MD       212180000   $34,000.00
22065346           HINES                 4404 LEE HEIGHTS BOULEVAR       WARRENSVILL            OH       441280000   $81,900.00
22065403           KERCHEVAL             4304 N 55TH AVE                 OMAHA                  NE       681040000   $62,000.00
22065445           FULLER                205 S LIBRARY STREET            GREENVILLE             NC       278580000   $72,000.00
22065502           MARVRAY               1609 DANTON LANE                MITCHELLVIL            MD       207210000   $287,100.00
22065593           SAMUELS               18 EDEN HOLLOW LANE             SICKLERVILL            NJ        80810000   $108,750.00
22065676           HAGRE                 126 HILLTOP BOULEVARD           CLIFFWOOD B            NJ        77350000   $22,300.00
22065742           PENDER                2732 COLONIAL DRIVE             SUFFOLK                VA       234350000   $75,200.00
22065783           PARKER                2815 GREEN LANE                 DURHAM                 NC       277120000   $210,000.00
22065791           CHRISTIE              69 2ND STREET                   BOROUGH OF             NJ        77350000   $97,750.00
22065866           OSBORNE               3188 ORVIN ROAD                 BAXLEY                 GA       315130000   $67,500.00
22065981           ALVAREZ               10134 SOUTH AVENUE              CHICAGO                IL       606170000   $70,000.00
22066013           KUBY                  3335 NORTH RIDGEWAY             CHICAGO                IL       606180000   $55,000.00
22066021           MAXWELL               8 FOXCREST                      IRVINE                 CA       926200000   $50,000.00
22066062           BINION                1835 N LOTUS                    CHICAGO                IL       606390000   $118,400.00
22066070           STARLIPER             1251 JAMES STREET               BALTIMORE              MD       212230000   $29,750.00
22066104           ROBERTS               2464 MC LAUGHLIN DRIVE          MOBILE                 AL       366050000   $40,500.00
22066153           DUNKLE                3806 HEARTHSTONE ROAD           CAMPHILL               PA       170110000   $27,500.00
22066187           OWEN                  5315 TAFT HIGHWAY               SIGNAL MOUN            TN       373770000   $56,400.00
22066211           STASKAVICH            4615 OAKVIEW DRIVE              SAVANNAH               GA       314050000   $90,900.00
22066237           DOLENGA               202 GRANT DRIVE                 BOLINGBROOK            IL       604400000   $88,000.00
22066245           WILSON                3584 GENTILLY BLVD              NEW ORLEANS            LA       701220000   $71,800.00
22066260           DICKENS               114-18 205TH STREET             SAINT ALBAN            NY       114120000   $116,800.00
22066278           LOWDEN                338 ST MARY STREET              BURLINGTON             NJ        80160000   $60,000.00
22066294           JONES                 2770 60TH AVENUE N              ST PETERSBU            FL       337140000   $51,000.00
22066328           GOODRICH              128 SOUTH 4TH STREET            FRACKVILLE             PA       179310000   $52,700.00
22066351           HAMMONDS JR           708 NORRIS LANE                 WEST MONROE            LA       712910000   $45,872.00
22066377           GERGELY               1009 CORAL DRIVE                COLUMBUS               GA       319070000   $38,400.00
22066393           COLEMAN               123-20 GRAYSON STREET           JAMAICA                NY       114130000   $120,000.00
22066468           MAKI                  28 YOLANDE PLACE                WOONSOCKET             RI        28950000   $23,500.00
22066500           SAVOY                 10103 GREENOCK ROAD             SILVER SPRI            MD       209010000   $161,500.00
22066526           ELMORE                10 MACROOM COURT                WALDORF                MD       206020000   $119,200.00
22066559           BURK                  6445 N. GREEN VALLEY ROAD       PRINEVILLE             OR       977540000   $87,300.00
22066625           PETRARCA              101 FAIRWAY DRIVE               COVENTRY               RI        28160000   $61,200.00
22066633           BLACKLEDGE            1158 EAST GIMBER STREET         INDIANAPOLI            IN       462030000   $51,000.00
22066641           D'ALESSIO             3711 EAST TREMONT AVENUE        BRONX                  NY       104650000   $184,000.00
22066658           JACKSON               1744 W LA SALLE STREET          TAMPA                  FL       336070000   $45,600.00
22066666           HOLLIFIELD            82 ASLOT LANE                   RINGOLD                GA       307360000   $50,000.00
22066682           BAGONE                177 HUNTINGTON DR               SOUTHHAMPTO            NJ        80880000   $58,650.00
22066690           CATTENHEAD            1242 SOUTH 20TH AVENUE          MAYWOOD                IL       601530000   $74,400.00
22066708           LINDSAY               1209 VONDERAY RD.               ORLANDO                FL       328250000   $56,250.00
22066716           SMITH                 2522 S FELTON STREET            PHILADELPHI            PA       191420000   $31,500.00
22066740           SANDERS               129 SHARP STREET                WHITWELL               TN       373970000   $67,500.00
22066757           HOLLARS               2107 SOUTH NEBO ROAD            YORKTOWN               IN       473960000   $64,480.00
22066799           WRIGHT                2923 ULMAN AVENUE               BALTIMORE              MD       212150000   $60,300.00
22066823           YAKEL                 2962 S CALIFORNIA STREET        MILWAUKEE              WI       532070000   $63,500.00
22066864           CHICHESTER            20 DIAGONAL STREET              WARRENTON              VA       201860000   $47,000.00
22066872           HODGES                1313 BARNABY TERRACE SE         WASHINGTON             DC       200320000   $84,150.00
22066906           PEARSON               125 P STREET NW                 WASHINGTON             DC       200010000   $108,000.00
22066971           ANDERSON              994 MCKINLEY ROAD               ZEBULON                GA       302950000   $64,600.00
22067011           VILLARREAL            8336 CATHERINE AVENUE           PASADENA               MD       211220000   $109,000.00
22067037           FORD                  822 REED STREET                 RAEFORD                NC       283760000   $19,250.00
22067045           LEWIS                 40 PROSPECT STREET              EVERETT                MA        21490000   $134,400.00
22067078           BALDWIN               6227 SAN RICARDO WAY            BUENA PARK             CA       906200000   $163,800.00
22067102           BROWN                 3806 MARLBORO DRIVE             CONCORD                NC       280270000   $80,750.00
22067185           SACHS                 14913 EDNA STREET               OMAHA                  NE       681380000   $97,200.00
22067219           CHAPMAN               1517 GRANBY AVENUE              CLEVELAND              OH       441090000   $36,200.00
22067227           NEPHEW                110 KEENAN AVENUE               GOOSE CREEK            SC       294450000   $45,200.00
22067318           QUINONES              114 OKLAHOMA AVENUE             WARNER ROBI            GA       310930000   $25,000.00
22067326           WOODWARD              215 WASHINGTON LAKE             BROOKLYN               MI       492300000   $20,200.00
22067342           TUTONE                35 VOGEL LOOP                   STATEN ISLA            NY       103140000   $112,500.00
22067359           AIKENS                280 152ND AVENUE                HOLLAND                MI       494240000   $88,750.00
22067367           WRIGHT                53 BURRILL AVENUE               ORANGE                 MA        13640000   $56,300.00
22067375           MCCRARY               4500 BEECHWOOD ROAD             COLLEGE PAR            MD       207400000   $67,100.00
22067409           VONEEDEN              3006 WILSON AVENUE              BRONX                  NY       104690000   $31,200.00
22067425           CUNLIFFE              721 HARVEST DRIVE               ROCHESTER              NY       146260000   $44,900.00
22067433           HENDERSON             122 COUNTY ROAD 230             HOLLYWOOD              AL       357520000   $139,500.00
22067474           TURNER                6730 SANDRA DRIVE               THEODORE               AL       365820000   $54,000.00
22067516           ANTOINE               3537 SW 175TH AVE               MIRAMAR                FL       330290000   $235,600.00
22067524           JARRETT               114 BARWOOD TERRACE             TRINITY                NC       273700000   $56,400.00
22067532           KHAN                  7826 ROCKBURN DRIVE             ELLICOTT CI            MD       210430000   $188,600.00
22067540           MAROTTA               53 HOWARD STREET                BRAINTREE              MA        21840000   $51,400.00
22067581           BENEFIEL              1041 IROQUOIS DRIVE             ELGIN                  IL       601200000   $15,450.00
22067599           HARDY                 3703 ROCK HAVEN DRIVE           GREENSBORO             NC       274100000   $44,100.00
22067623           HAMPTON               1913 DILMONT AVENUE             GREELEY                CO       806310000   $34,400.00
22067631           BRUCE                 4 CAHOON ROAD                   HARWICH                MA        26450000   $13,500.00
22067649           TRESZI                387 GARIBALDI AVENUE            STRATFORD              CT        64970000   $38,875.00
22067672           DILORENZO             7821 BIGELOW ROAD               APEX                   NC       275020000   $64,125.00
22067706           BARBOUR               1719 POPLAR STREET              KENOVA                 WV       255300000   $49,500.00
22067755           TAYLOR                204 ROSCOE DRIVE                GREER                  SC       296510000   $30,950.00
22067771           ANDERSON              315 HARVEY FIELDS DRIVE         CANTON                 GA       301140000   $25,000.00
22067797           HURT                  2966 NC HIGHWAY 126             MORGANTON              NC       286550000   $59,500.00
22067870           SIERRA                8130 GERALD                     WARREN                 MI       480930000   $94,500.00
22067888           GATHING               8324 HASTING COURT              COOL VALLEY            MO       631210000   $46,000.00
22067896           BAYER                 7606 16TH STREET NW             WASHINGTON             DC       200120000   $261,000.00
22067920           WHITE                 1048 BELLEFONTE AVENUE          COCOA                  FL       329220000   $41,250.00
22067938           HENDERSON             11880 CHALLENGE CT              INDIANAPOLI            IN       462360000   $315,000.00
22067953           ROSE                  316 ROUTE 1                     TURBEVILLE             SC       291620000   $49,700.00
22067961           PERRINI               519 LAKEWOOD ROAD               NEPTUNE TOW            NJ        77530000   $110,400.00
22068027           ROBINSON              5957 SHULTE AVENUE              ST.LOUIS               MO       631360000   $42,800.00
22068043           THOMAS                3468 EUCLID AVENUE              INDIANAPOLI            IN       462180000   $56,800.00
22068050           WILBURN               111 SWALLW LANE                 ROCKWOOD               PA       155570000   $20,000.00
22068076           WOOD                  3025 BRAND AVENUE               CLARE                  MI       486170000   $49,300.00
22068084           WILSON                3007 EAST BALTIMORE STREE       BALTIMORE              MD       212240000   $15,000.00
22068118           WASHE                 184 TAMARACK DRIVE              ROCHESTER              NY       146220000   $44,600.00
22068159           MEDBURY               31 DEXTER ROAD                  NORTH SCITU            RI        28570000   $58,800.00
22068175           WYNNE                 1040 MARKS ROAD                 VALLEY CITY            OH       442800000   $40,200.00
22068209           OAKLEY                919 PRICE MILL ROAD             SUMMERFIELD            NC       273580000   $94,000.00
22068241           MARCELO               9204 SHOTGUN COURT              SPRINGFIELD            VA       221530000   $27,900.00
22068324           LASH                  175 WATER OAK DELL              LAVONIA                GA       305530000   $61,200.00
22068357           WHITSON               2203 COURTLAND ROAD             ROANOKE                VA       240120000   $45,000.00
22068365           CHISOLM               3036 GUNTHER AVENUE             BRONX                  NY       104690000   $265,500.00
22068373           JONES                 445 CHANDLER ROAD               PELZER                 SC       296690000   $76,500.00
22068381           JUZWIAK               109 ANCHORAGE DRIVE             OCEAN CITY             NJ        82260000   $94,400.00
22068399           JENNINGS              1021 N WEBSTER                  KOKOMO                 IN       469010000   $41,600.00
22068431           RUCKER                20310 GREENVIEW                 DETROIT                MI       482190000   $84,600.00
22068464           ANDERSON              31 HILLTOP PLACE                EAST SAINT             IL       622030000   $53,600.00
22068472           MOSELEY               1038 CURTIS STREET              BEDFORD                VA       245230000   $56,000.00
22068563           CAPOZZI               148 SHAW STREET                 GARFIELD               NJ        70260000   $22,800.00
22068613           MEHAFFEY              822 COOKMAN AVENUE              NATIONAL PA            NJ        80630000   $74,800.00
22068621           SMITH-AKYOL           1019 RUSSELL STREET             FRANKLIN SQ            NY       110100000   $18,500.00
22068654           PARTIN                4185 MARION AVENUE              MACON                  GA       312060000   $16,800.00
22068670           FERGUSON              14 SOUTH ROAD                   ELLINGTON              CT        60290000   $32,000.00
22068688           FARMER                5 DEAN STREET                   PORT JEFFER            NY       117760000   $105,500.00
22068696           EARNEST               9139 E-40 ROAD                  BON AQUA               TN       370250000   $66,725.00
22068704           SWARTZ                9481 COUNTY LINE ROAD           KERNERSVILL            NC       272840000   $15,200.00
22068712           MITCHELL              5345 SOUTH 5200 WEST            SALT LAKE C            UT       841180000   $29,000.00
22068787           VELTIDI               118 LAKEWOOD DRIVE              CONGERS                NY       109200000   $180,800.00
22068795           EVERSOLE              13909 SPRINGHOUSE COURT         CLIFTON                VA       201240000   $40,000.00
22068837           LOMBARDI              29 SEWARD ST.                   NO.BABYLON             NY       117040000   $19,900.00
22068852           RAMDAT                1429 ST LAWRENCE AVENUE         BRONX                  NY       104600000   $45,000.00
22068860           DREYER                970 ARTIC AVENUE                BOHEMIA                NY       117160000   $27,600.00
22068886           MAHER                 28 BIRDEN ST.                   TORRINGTON             CT        67900000   $63,390.00
22068894           DIXON                 10 WARREN STREET                SARATOGA SP            NY       128660000   $91,000.00
22068910           DELANEY               8162 RIVER ROAD                 ROME                   NY       134400000   $76,500.00
22068928           MANUEL                2810 S. KEYSTONE                INDIANAPOLI            IN       462030000   $48,450.00
22068936           PAULOS                14371 ELCONTENTO AVENUE         FONTANA                CA       923370000   $105,600.00
22068951           DEMBOWSKI JR          2052 BIG TREE ROAD              VARYBURG               NY       141670000   $79,450.00
22068969           MCCARTER              3566 ANTIEM ST.                 SAN DIEGO              CA       921110000   $34,800.00
22068977           DAWSON                118 KRUTZ STREET                AMSTERDAM              NY       120100000   $89,200.00
22069009           MCGEE                 302 METAL WICK CT.              HARRISON               NJ        80620000   $42,600.00
22069017           CULLIGAN              11 STACKHOUSE ROAD              MONTICELLO             NY       127010000   $22,700.00
22069041           MITCHEL-EL            1235 FERNDALE BLVD.             CENTRAL ISL            NY       117220000   $45,000.00
22069058           CRONIN                938 HOLLYWOOD NORTH EAST        GRAND RAPID            MI       495050000   $14,300.00
22069066           MORRIS                514 TAGUE RD.                   GREENFIELD             IN       461400000   $37,700.00
22069082           MULHOLLAND            362 RIDGEWOOD AVE.              STATEN ISLA            NY       103120000   $62,000.00
22069090           VILLAREAL             1703 ELSON STREET               HYATTSVILLE            MD       207830000   $53,300.00
22069108           NAVARRO               3341 W. LEMOYNE                 CHICAGO                IL       606510000   $85,500.00
22069140           BYRD                  2391 HOLLY SPRINGS ROAD         MARIETTA               GA       300620000   $112,000.00
22069165           NORRIS                43876 GLENHAZEL DR.             ASHBURN                VA       201470000   $204,000.00
22069173           BRYANT                2372 MUD CREEK ROAD             ALTO                   GA       305100000   $13,500.00
22069249           PORTER                1511 CERES DRIVE                CROWN POINT            IN       463070000   $83,300.00
22069264           SMITH JR.             185 LEHN SPRINGS DRIVE          WILLIAMSVIL            NY       142210000   $91,500.00
22069272           SCHWARTZ              501 WEST NORTHERN AVENUE        COOLIDGE               AZ       852280000   $36,400.00
22069280           SANTOS                24 SOUTH QUEENS COURT           ORANGEBURG             NY       109620000   $81,200.00
22069298           FISCHER               8132 OLD PHILADELPHIA ROA       BALTIMORE              MD       212370000   $16,000.00
22069306           SELF                  210 BROAD STREET                CARRBORO               NC       275100000   $50,500.00
22069330           SAGE                  2037 FAULK DRIVE                TALLAHASEE             FL       323030000   $10,900.00
22069348           FLORES                2536 HARRISON BOULEVARD         OGDEN                  UT       844010000   $79,500.00
22069355           MCCORMICK             400 CRAWFORD RD                 OPELIKA                AL       368010000   $60,000.00
22069397           RYNISH                1920 W LINDNER                  MESA                   AZ       852020000   $21,200.00
22069454           SISSON                504 SCHUYLER                    SYRACUSE               NY       132040000   $22,400.00
22069504           RYAN                  306 OCEAN AVENUE                EAST ROCKAW            NY       115180000   $31,500.00
22069538           BIRD                  101 JIM COURT                   EAST PEORIA            IL       616110000   $56,000.00
22069595           ROITHMEIER            2473 RUNNING OAK COURT          SPRING HILL            FL       346080000   $112,000.00
22069629           THOMPSON              635 61ST AVENUE SOUTH           ST. PETERSB            FL       337050000   $64,000.00
22069645           RICHARDSON            12189 S MEADOWPARK CIRCLE       RIVERTON               UT       840650000   $160,000.00
22069710           KELLY                 3028 ELLINGTON WAY              NEW PORT RI            FL       346550000   $92,000.00
22069728           THEOBALD              222 DALHIA DRIVE                KISSIMMEE              FL       347430000   $68,000.00
22069736           TRACEY                1635 TAHLEQUA DRIVE             COLORADO SP            CO       809150000   $64,000.00
22069744           PADIA                 1520 S ZENOBIA STREET           DENVER                 CO       802190000   $98,400.00
22069751           COLE                  1010 EAST YONGE STREET          PENSACOLA              FL       325030000   $65,600.00
22069827           SPEAR                 533 RIDGE ROAD                  LARGO                  FL       337700000   $72,000.00
22069835           JACQUES               1361 UTICA STREET               DENVER                 CO       802040000   $89,800.00
22069876           PHILLIPS              149 BRANCH DRIVE                CHELSEA                AL       350430000   $175,500.00
22069884           EDWARDS               1457 CRABAPPLE LN               ROCKY MOUNT            NC       278040000   $66,400.00
22069892           GARNER                1608 FOLEY                      YPSILANTI              MI       481970000   $61,500.00
22069926           HARRIS                3318 ALDEN PL NE                WASHINGTON             DC       200190000   $42,000.00
22069942           GIDDINGS              2907 W 81ST AVENUE              WESTMINSTER            CO       800300000   $74,400.00
22069975           HENRY                 1614 OAKCREST ROAD              CORTLAND               NY       130450000   $27,200.00
22069983           HOWARD                78 ANGELA DRIVE                 GERMANTOWN             OH       453270000   $79,641.00
22070015           BENNETT               1864 69TH AVENUE SOUTH          ST PETERSBU            FL       337120000   $148,000.00
22070023           COX                   2475 TAMOSHANTER DRIVE          CLEVELAND              TN       373120000   $72,000.00
22070049           DAUGHERTY             67 COLEMAN STREET               DORCHESTER             MA        21250000   $33,800.00
22070056           BLACKWELDER           4650 PONDEROSA LANE             CONCORD                NC       280250000   $144,000.00
22070064           BECKER                890 SE 28TH STREET              OCALA                  FL       344710000   $76,000.00
22070130           DAVID                 2547 PINERIDGE ROAD             JACKSONVILL            FL       322070000   $106,000.00
22070171           CHAMBERS              7810 KIMBERLY STREET            COMMERCE CI            CO       800220000   $88,000.00
22070288           FARTHING              4139 IRISH WOODS DR             CONCORD                NC       280250000   $119,200.00
22070304           SASSENGER             2135 OAK RIDGE DRIVE            FERNANDINA             FL       320340000   $97,200.00
22070346           ROBERSON              2823 SEVENTH AVE.               PUEBLO                 CO       810030000   $59,200.00
22070379           HAGEY                 1201 OPOSSUM TROT LANE          ROCKY MOUNT            NC       278040000   $71,600.00
22070395           CALLAHAN              164 UNION AVENUE                NEW WINDSOR            NY       125530000   $27,400.00
22070403           POUGIOUKLIDI          145-30 23RD AVENUE              FLUSHING               NY       113570000   $35,000.00
22070411           ABRAMS                1534 N. PARKSIDE                CHICAGO                IL       606510000   $110,500.00
22070460           MONTIEL               3618 W MCLEAN AVENUE            CHICAGO                IL       606470000   $124,000.00
22070528           NELSON                1131 WEST JAN STREET            PASCO                  WA       993010000   $64,400.00
22070536           BOOTH                 11227 FOWLER DRIVE              DENVER                 CO       802230000   $102,400.00
22070569           HUGHES                14419 ASHBOROUGH DR             COTTONDALE             AL       354530000   $85,500.00
22070577           PANDO                 3485 WATERWAY DRIVE             PFAFFTOWN              NC       270400000   $45,000.00
22070601           MAEALIUAKI            818 W ISABELLA                  MESA                   AZ       852100000   $89,600.00
22070635           PRICE                 999 E EASTER WAY                LITTLETON              CO       801220000   $116,000.00
22070643           STEFFENS              989 YELLOW ROSE DRIVE           ORLANDO                FL       328180000   $104,800.00
22070692           TILTON                346 WARREN STREET               NEEDHAM                MA        21920000   $60,000.00
22070726           MUDIE                 4841 NE 8 STREET                OCALA                  FL       344700000   $80,000.00
22070759           BAUER                 63-01 ALDERTON STREET           REGO PARK              NY       113740000   $109,400.00
22070783           BLAKE                 12642 GROVE STREET              BROOMFIELD             CO       800200000   $100,800.00
22070791           BARCZAK               202 LINDA SUE LANE              NORTHGLENN             CO       802330000   $92,000.00
22070809           PUDE                  5187 SECOND ROAD                LAKE WORTH             FL       334670000   $96,000.00
22070817           DUTTON                4415 MULLANEY CT                LOUISVILLE             KY       402290000   $72,800.00
22070825           PAGE                  1113 AXLEWOOD CIRCLE            BRANDON                FL       335110000   $61,600.00
22070890           FLINT                 612 JOHN STREET                 EDEN                   NC       272880000   $66,400.00
22070908           JOHNSON               324 W ACOMA DRIVE               LITTLETON              CO       801200000   $124,000.00
22070932           SHIFLET               6517 8TH ST N.W.                WASHINGTON             DC       200120000   $142,000.00
22070940           JONES                 7344 ROMEO AVENUE               PENNSAUKEN             NJ        81100000   $77,200.00
22071047           BOISVERT              2831 BLOSSOM LAKE DR            HOLIDAY                FL       346910000   $80,000.00
22071070           ELLIOTT               600 CUSTER DRIVE                LYNCHBURG              VA       245020000   $84,000.00
22071096           THOMAS                110 CAROPINE DRIVE              MYRTLE BEAC            SC       295750000   $101,600.00
22071120           PEARSON, JR           1835 SPAIN DR                   PETERSBURG             VA       238050000   $103,200.00
22071138           THERRELL              117 THREE NOTCHED ROAD          YORKTOWN               VA       236920000   $72,720.00
22071146           JONES                 15521 BREAM ROAD                JACKSONVILL            FL       322260000   $129,600.00
22071161           MORRISON              1640 SALEM DRIVE                ORLANDO                FL       328070000   $65,000.00
22071203           CHEN                  2267 SALT MYRTLE LANE           ORANGE PARK            FL       320730000   $197,472.00
22071252           MILLIGAN              6466 COVE CREEK COURT           COLUMBUS               GA       319090000   $16,740.00
22071286           JOINES                2733 HAAS LN                    LENOIR                 NC       286450000   $77,600.00
22071344           KEMP                  42 ALGONKIN COURT               SEWELL                 NJ        80800000   $86,000.00
22071369           JENKINS               474 N PINE MEADOW DR            DEBARY                 FL       327130000   $128,000.00
22071393           ALFORD                6340 FERN LANE                  LAKELAND               FL       338130000   $96,000.00
22071492           DONLEY                543 GROVE AVE                   CUYAHOGA FA            OH       442210000   $89,000.00
22071500           OBED                  4200 18TH PL S.W.               NAPLES                 FL       341160000   $66,400.00
22071518           MORGAN                5176 E 123RD COURT              THORNTON               CO       802410000   $126,400.00
22071567           CHAPPELL              3584 S PITKIN CIRCLE            AURORA                 CO       800130000   $111,200.00
22071591           JANOWSKI              1712 LANCASTER STREET           BALTIMORE              MD       212310000   $122,850.00
22071633           JANOWSKI              1716 LANCASTER STREET           BALTIMORE              MD       212310000   $154,000.00
22071666           HOLLEY                262 VILLAS COURT SOUTH          TALLAHASSEE            FL       323030000   $106,400.00
22071724           HOWARD                7019 INDEPENDENCE STREET        CAPITOL HEI            MD       207430000   $76,000.00
22071732           SKRINE                813 KENTUCKY AVENUE SE          WASHINGTON             DC       200030000   $86,500.00
22071799           LEVINE                10022 DUNKIRK ROAD              SPRING HILL            FL       346080000   $112,800.00
22071831           SHEPPARD              2169 BERKELEY DRIVE             VINELAND               NJ        83600000   $63,800.00
22071872           WRIGHT                3307 S. TENNESSEE STREET        PINE BLUFF             AR       716010000   $49,500.00
22071930           STEVENS               12392 S 1300 WEST               RIVERTON               UT       840650000   $136,000.00
22071948           JOHNSON               5337 GIST AVENUE                BALTIMORE              MD       212150000   $53,600.00
22072003           BURFORD               1833 BLUE SKY ROAD              ADGER                  AL       350060000   $43,500.00
22072128           JOHNSON               782 SAN SALVADOR DRIVE          DUNEDIN                FL       346980000   $46,400.00
22072144           WARREN                531 E MILLETT AVENUE            MESA                   AZ       852040000   $64,800.00
22072169           GRAHAM                5823 24TH STREET COURT WE       BRADENTON              FL       342070000   $86,400.00
22072177           MARSDEN               427 JAMES STREET                ERMA                   NJ        82040000   $73,800.00
22072193           HODGE                 3008 ANDERSON DR                FT PIERCE              FL       349460000   $40,000.00
22072219           OSBORNE               1080 EMBASSY AVENUE             SPRING HILL            FL       346060000   $46,000.00
22072235           JONES                 1623 E 4TH                      PUEBLO                 CO       810010000   $25,345.00
22072243           WANKER                18901 BLUFFVIEW WAY             HUDSON                 FL       346670000   $86,250.00
22072292           HAZLETT               105 TUTTLE ST                   HAVELOCK               NC       285320000   $25,000.00
22072318           ALVAREZ               6130 SW 38TH COURT              DAVIE                  FL       333140000   $13,500.00
22072342           MORENO                3012 40TH AVENUE NORTH          ST. PETERSB            FL       337140000   $57,000.00
22072359           DELLIT                229 HAWK DRIVE                  GREEN VALLE            IL       615340000   $72,000.00
22072375           JEWKES                516 N VALERIA DRIVE             LAYTON                 UT       840410000   $87,200.00
22072391           FLOWERS               5556 CHALKER ROAD               MOLINO                 FL       325770000   $150,000.00
22072425           BALLARD  JR           17050 POWERLINE ROAD            DADE CITY              FL       335230000   $64,800.00
22072433           MOORE                 4319 COLLEGE AVENUE             ST. LOUIS              MO       631070000   $42,500.00
22072466           HOLLOWAY              2647 E VALLEY ROAD              JASPER                 TN       373470000   $64,000.00
22072482           BEMIS                 5311 GREEN VELVET COURT         ORLANDO                FL       328080000   $52,000.00
22072490           FRIESNER              719 BENEDICT WAY                CASSELBERRY            FL       327070000   $27,500.00
22072532           MAKESHINE             1364 EXPLORADOR CALLE           THORNTON               CO       802290000   $89,600.00
22072557           SWAPP                 10721 W DAKAN MOUNTAIN          LITTLETON              CO       801270000   $152,000.00
22072565           DYE                   4283 WORDSWORTH WAY             VENICE                 FL       342930000   $31,250.00
22072573           LEGREE                6999 NW 30TH AVENUE             MIAMI                  FL       331470000   $63,200.00
22072599           ONDRICK               14903 BARBY AVENUE              TAMPA                  FL       336250000   $71,500.00
22072631           MEYERS                530 NW KILPATRICK AVENUE        PORT ST LUC            FL       349830000   $36,600.00
22072664           PEREYRA               7494 W 74TH AVENUE              ARVADA                 CO       800030000   $46,000.00
22072680           GUYETTE               710 JAMAICA ST                  AURORA                 CO       800100000   $72,000.00
22072698           BENNY                 5751 ST ISABEL DRIVE            JACKSONVILL            FL       322770000   $68,000.00
22072714           SCHERER               5802 PALM DRIVE                 FORT PIERCE            FL       349820000   $73,600.00
22072722           RODRIGUEZ             139 PUEBLO LANE                 KISSIMMEE              FL       347430000   $20,564.00
22072748           OHLSSON               1908 SW NOTRE DAME AVE.         PORT ST. LU            FL       349530000   $76,800.00
22072789           TUCKER                1735 BUCKMAN ST                 JACKSONVILL            FL       322060000   $23,500.00
22072805           DUNN                  24390 YACHT CLUB BLVD           PUNTA GORDA            FL       339550000   $24,500.00
22072839           COPPOLA               16512 LONESDALES PLACE          TAMPA                  FL       336240000   $15,800.00
22072854           STEWART               1503 RAWHIDE DR                 GILLETTE               WY       827160000   $30,000.00
22072862           DENNER    SR          2960 VALENCIA DRIVE             VENICE                 FL       342930000   $100,800.00
22072870           MOBERLEY, II          1435 COOLIDGE ST.               HOLLYWOOD              FL       330200000   $44,000.00
22072896           RUCKER                1100 FEDERAL ST                 LYNCHBURG              VA       245040000   $88,000.00
22072904           HART                  1349 W SEDGEFIELD DR            WINSTON-SAL            NC       271070000   $51,850.00
22072912           MARSHALL              732 31 ST CT NW                 WINTER HAVE            FL       338810000   $39,525.00
22072920           RUSSELL               105 JERRY ST                    PORTLAND               TN       371480000   $39,200.00
22072946           BUTLER                911 BUFFALO RD                  GRACEY                 KY       422320000   $43,200.00
22072961           HAMAN                 1727 FOREST ROAD                VENICE                 FL       342930000   $71,410.00
22072987           WOMACK                4416 KINGSLAKE CT               CHATTANOOGA            TN       374160000   $32,000.00
22073019           ABDUL                 6516 E INGRAM ST                MESA                   AZ       852050000   $91,800.00
22073084           ALONSO                4823 LONSDALE CIRCLE            ORLANDO                FL       328170000   $100,800.00
22073100           ALLRED                14501 RANDOLPH PLACE            DENVER                 CO       802390000   $86,700.00
22073126           MARCIAL               180 WHITE BIRCH DRIVE           KISSIMMEE              FL       347430000   $27,800.00
22073134           JELKS                 1063 STATE STREET               FELLSMERE              FL       329480000   $23,000.00
22073142           DUGGER                3352 N 2900 EAST                LIBERTY                UT       843100000   $47,350.00
22073183           ZUNIGA                1609 BROAD STREET               MILLIKEN               CO       805430000   $63,750.00
22073191           HAMMER                 ROUTE 2 BOX 15                 STONY POINT            NC       286780000   $38,800.00
22073209           PEREZ                 1100 PEORIA STREET              AURORA                 CO       800110000   $87,900.00
22073225           BLACKWELL             1161 ORANGEWOOD AVENUE          DELAND                 FL       327240000   $78,400.00
22073233           BOWLES                7145 ESTHER STREET              JACKSONVILL            FL       322440000   $44,000.00
22073258           STEFFENS              7219 SHARPSBURG BOULEVARD       NEW PORT RI            FL       346530000   $88,800.00
22073274           WILSON                6445 E CALLE REDONDO            SCOTTSDALE             AZ       852500000   $145,000.00
22073290           O'SHEA                2760 WINDING WAY                PALM HARBOR            FL       346830000   $100,000.00
22073308           WASHINGTON            14976 SW INDIANMOUNT DR         INDIANTOWN             FL       349560000   $56,100.00
22073324           CLARK                  ROUTE 6 BOX 567 T              FAYETTEVILL            NC       283110000   $160,000.00
22073365           ROBERTS               121 GROVE DRIVE                 LAKE HAMILT            FL       338510000   $44,800.00
22073381           PURNELL               1653 BRISTOL PLACE              ORANGE PARK            FL       320730000   $108,800.00
22073407           GILLOCK               7708 ALYSSUM DR                 LOUISVILLE             KY       402580000   $56,100.00
22073415           WARD                  5015 NW 40TH STREET             GAINESVILLE            FL       326060000   $50,000.00
22073431           ROMERO                4118 QUIVAS STREET              DENVER                 CO       802110000   $70,000.00
22073480           HEFLIN   JR           170 SW SEA LION ROAD            PORT ST LUC            FL       349530000   $85,100.00
22073530           FERENTI               138 FLOYD AVE                   DEERFIELD              NY       135020000   $53,000.00
22073555           TESORIERO             116 BENNINGTON PARKWAY          FRANKLIN TO            NJ        88230000   $20,000.00
22073589           COOPER                684 METHODIST CHURCH RD         ELIZEBETH C            NC       279090000   $68,000.00
22073621           RENWICK               8656 RANNEY ROAD                TABERG                 NY       134710000   $86,400.00
22073647           BALLARD               2402 CEDAR STREET               PUEBLO                 CO       810040000   $68,800.00
22073662           SIGMUND               2049 S 68TH STREET              PHILADELPHI            PA       191420000   $49,500.00
22073670           HENSON                8370 125TH PLACE N              LARGO                  FL       337730000   $104,000.00
22073696           LANEY                 920 W 58TH STREET               ANNISTON               AL       362060000   $39,000.00
22073738           SISIA                 3305 KIRBY SMITH DRIVE          WILMINGTON             NC       284090000   $122,800.00
22073761           OLIVER                268 SHADY LANE                  ORANGE CITY            FL       327630000   $100,800.00
22073795           ANGEL                 471 CLEVELAND ROAD              CLEVELAND              OH       441080000   $56,000.00
22073803           SGROMOLO              5929 HICKORY GROVE ROAD         GREENSBORO             NC       274090000   $95,600.00
22073811           LACY                  4921 MONTGOMERY ROAD NE         NEWARK                 OH       430550000   $85,500.00
22073829           HAWKINS               305 RIVER ROAD                  MARIETTA               SC       296610000   $73,100.00
22073845           CLEVENGER             38 GRANT STREET                 PENNSVILLE             NJ        80230000   $76,500.00
22073860           JAMIESON              9115 POOR HOUSE ROAD            PORT TABACC            MD       206770000   $153,900.00
22073902           QUINN                 3435 RIVERMONT PARKWAY          ALPHARETTA             GA       302020000   $12,000.00
22073928           BRUDER                125 LAWLOR TERRACE              STRATFORD              CT        64970000   $70,850.00
22073944           MYRER                  71 SPRING STREET               HULL                   MA        20450000   $43,175.00
22073969           SOLES                 73 JAMES STREET                 TABOR CITY             NC       284630000   $42,000.00
22074033           ANGEL                 4322 N OTTAWA AVENUE            NORRIDGE               IL       606340000   $129,600.00
22074058           HOWARD                16222 NORTH FAIRFAX AVENU       DOS PALOS              CA       936200000   $40,000.00
22074124           REASE                 125 E RYON AVE                  PLESANTVILL            NJ        82320000   $76,600.00
22074140           COPELAND              30 TENNIS LANE                  HAMPTON                VA       236630000   $40,500.00
22074322           DENTON                100 SUMAC STREET                SMITHVILLE             MO       640890000   $17,000.00
22074397           SMITH                 1900 DURANGO PASS COURT         WILDWOOD               MO       630110000   $114,500.00
22074405           BURGE                 1792 SUMMIT HILLS DRIVE         CINCINNATI             OH       452550000   $64,000.00
22074439           KYSER                 32 VIRGINIA AVENUE              DELAND                 FL       327240000   $72,000.00
22074462           AUSTIN                3425 BASSETT ROAD               PACIFIC                MO       630690000   $92,000.00
22074496           WATSON                800 WHITLEY ROAD                MIDDLESEX              NC       275570000   $24,500.00
22074520           GILL                  7146 ROSEWOOD STREET            CINCINNATI             OH       452160000   $45,600.00
22074553           MORGAN                405 10TH STREET SW              VERO BEACH             FL       329620000   $78,500.00
22074603           AGGSON                3205 ELM STREET                 ST. CHARLES            MO       633010000   $26,500.00
22074629           EAGLE                 113 10TH STREET                 SPENCER                NC       281590000   $44,800.00
22074652           YEATES                1924 E CHAPEL DRIVE             DELTONA                FL       327280000   $66,400.00
22074686           KILLIAN               2580 23RD AVENUE NE             HICKORY                NC       286010000   $85,600.00
22074728           VELASCO               1304 BOGIE DRIVE                TAMPA                  FL       336120000   $87,200.00
22074751           STOUT                 904 GALLAGHER STREET            GREEN BAY              WI       543030000   $52,000.00
22074827           FRAIZER               328 EAST RANDALL AVENUE         NORFOLK                VA       235030000   $63,750.00
22074868           NAYSMITH              9149 WOOSTER PIKE ROAD          SEVILLE                OH       442730000   $195,000.00
22074900           ST FORT               4227 CAROUSEL ROAD              ORLANDO                FL       328080000   $60,800.00
22074942           WEILL                 6185 NW 76 MANOR                PARKLAND               FL       330670000   $57,500.00
22075055           ARCHBOLD              2720 NW 35TH AVENUE             FT. LAUDERD            FL       333110000   $75,200.00
22075063           KNOX                  22033 LAKE LINDSEY ROAD         BROOKSVILLE            FL       346010000   $70,000.00
22075097           MORRIS                1404 MOUNT VERNON STREET        ORLANDO                FL       328030000   $76,800.00
22075113           BYARS                 4812 NORTHWEST 36 STREET        GAINESVILLE            FL       326050000   $82,800.00
22075204           ROBERTS               8032 IRWIN DR                   CORRYTON               TN       377210000   $26,285.00
22075220           BREWER                2031 BROADSTONE ROAD            TOLEDO                 OH       436150000   $57,600.00
22075238           PURDY                 273 SW HOMELAND RD              PORT ST. LU            FL       349530000   $56,100.00
22075246           ISLES                 1700 UINTA STREET               DENVER                 CO       802200000   $96,000.00
22075261           ROY                   709 51ST AVE N                  ST. PETERSB            FL       337030000   $38,500.00
22075279           NASTASI               6314 GAINSBORO DR               PORT RICHEY            FL       346680000   $19,421.00
22075303           CANNON                909 EAST 9TH STREET             PUEBLO                 CO       810010000   $44,000.00
22075311           PERICAK               8423 JACKSON SPRING RD          TAMPA                  FL       336150000   $58,400.00
22075345           HONAS                 932 SE 20TH COURT               CAPE CORAL             FL       339900000   $77,600.00
22075352           FLESHMAN              1632 GREGORY DRIVE              DELTONA                FL       327380000   $79,050.00
22075360           CARLSON               12652 S 150 EAST                DRAPER                 UT       840200000   $144,000.00
22075378           STARRATT              14897 EDWARDS CREEK RD          JACKSONVILL            FL       322260000   $115,200.00
22075386           DICKERSON             5530 PICKERING COURT            COLORADO SP            CO       809110000   $107,200.00
22075402           LUCAS                 520 HARRISON ST                 NEW LEXINGT            OH       437640000   $52,000.00
22075428           HARDY                 1701 CHAMPAGNE ROAD             DAVENPORT              FL       338370000   $84,000.00
22075451           HEADY                 35328 RANCHETTE BLVD            WEBSTER                FL       335970000   $87,200.00
22075469           JUERGENS              594 E IRISH AVENUE              LITTLETON              CO       801220000   $157,000.00
22075485           BLAKELEY              3084 SE 18TH AVENUE             GAINESVILLE            FL       326410000   $37,000.00
22075493           MACEY                 3503 PINE KNOT DRIVE            VALRICO                FL       335940000   $58,200.00
22075501           CASTIGLIONE           9635 N STATE ROAD 33            POLK CITY              FL       338680000   $76,000.00
22075576           WORKER                3130 LAIRD DRIVE                NEW PORT RI            FL       346550000   $52,000.00
22075584           SCOTT                 615 E EVESHAM AVENUE            MAGNOLIA               NJ        80490000   $96,000.00
22075626           FORBES                8 DARROW COURT                  KENDALL PAR            NJ        88240000   $158,950.00
22075634           MCNULTY               1379 W 6TH STREET               PISCATAWAY             NJ        88540000   $102,000.00
22075659           HOLLEY                11396 SW 78 CIRCLE              OCALA                  FL       344760000   $76,000.00
22075683           BROWNING              3471 WEST 79TH AVENUE           WESTMINSTER            CO       800300000   $28,000.00
22075691           SORENSON              3478 E CREEK ROAD               SALT LAKE C            UT       841210000   $204,000.00
22075709           PENNINGTON            125 LAKE LILLIAN DR             PERRY                  GA       310690000   $39,200.00
22075717           NAVARRO               163 FULTON AVE                  MAMORONECK             NY       105430000   $227,500.00
22075725           REED                  RT 2 BOX 4070 ALTMAN ROAD       FOLKSTON               GA       315370000   $49,600.00
22075733           BRICE                 326 GRAHAM STREET               COLUMBUS               OH       432030000   $44,800.00
22075758           ROBINSON              6014 N KEENLAND AVE.            PEORIA                 IL       616140000   $70,400.00
22075766           KING                  5868 5TH STREET SOUTH ST        SAINT PETER            FL       337050000   $73,600.00
22075782           HOLMES                222 MONTCLAIR DR                LEXINGTON              NC       272920000   $53,600.00
22075816           KUKULYA               2129 50TH AVE. NORTH            ST. PETERSB            FL       337140000   $43,350.00
22075840           STAPLETON             4635 AVENIDA MARINA             PENSACOLA              FL       325040000   $161,500.00
22075873           BAKER                 800 DE LA BOSQUE                LONGWOOD               FL       327790000   $12,000.00
22075931           SCHUSTER              512 WOODBURY STREET             MURFREESBOR            TN       371270000   $56,000.00
22075956           VAUGHN                410 YELLOWSTONE DRIVE           COLORADO SP            CO       809100000   $39,500.00
22076046           GARY                  6633 WHITEHORN DRIVE            NORFOLK                VA       235130000   $67,200.00
22076129           GRANT                 11423 NW 8TH RD                 GAINSVILLE             FL       326060000   $84,000.00
22076137           BAUMAN                724 PARK AVENUE                 LAUREL SPRI            NJ        80210000   $81,600.00
22076145           JOHNSON               3191 S EVELYN WAY               DENVER                 CO       802220000   $63,000.00
22076152           ARREDONDO             1261 79TH AVENUE N              SAINT PETER            FL       337020000   $50,000.00
22076210           BAKER                 615 S EDGEMON AVE               WINTER SPRI            FL       327080000   $64,800.00
22076228           WITT                  2012 CHELWOOD COURT             ATLANTIC BE            FL       322330000   $15,219.00
22076244           MULLER                1152 58TH AVE NORTH             ST. PETERSB            FL       337030000   $50,400.00
22076251           ROGERS                2628 65TH AVENUE N              ST. PETERSB            FL       337020000   $73,950.00
22076269           RUSSELL               2646 UPTON STREET SOUTH         ST. PETERSB            FL       337110000   $44,000.00
22076301           HAMRICK               4415 4TH AVENUE                 EAST BRADEN            FL       342080000   $80,750.00
22076319           WARNER                8281 JOHNSON STREET             ARVADA                 CO       800030000   $116,000.00
22076327           WELLS                 2511 COLUMBUS WAY SOUTH         ST. PETERSB            FL       337120000   $20,050.00
22076368           HARTJE                2039 N GENTRY                   MESA                   AZ       852130000   $159,000.00
22076426           ODOM                  166 SCHOOL ST.                  ST. AUGUSTI            FL       320940000   $50,000.00
22076459           SPENCE                18301 NW 5 COURT                MIAMI                  FL       331690000   $80,000.00
22076467           WRIGHT                3505 BEECHWOOD BLVD             TAMPA                  FL       336190000   $51,200.00
22076483           SMITH                 710 N MAIN AVENUE               NEWTON                 NC       286580000   $72,800.00
22076509           HOWERTON              2331 SHERMAN STREET             LONGMONT               CO       805010000   $119,000.00
22076566           COLEY                 179 MARTIN LUTHER KING AV       ST. AUGUSTI            FL       320840000   $55,000.00
22076574           HILL                  5407 BENT OAK DRIVE             SARASOTA               FL       342320000   $36,800.00
22076590           JONES                  PO BOX 434 HAMPTON HT          HAVANA                 FL       323330000   $55,250.00
22076616           BEDWELL               3924 MINK ROAD                  SARASOTA               FL       342350000   $53,600.00
22076624           COOK                  3048 ORO BLANCO DRIVE           COLORADO SP            CO       809170000   $144,000.00
22076632           LORENZ                16 NW 207TH STREET              NORTH MIAMI            FL       331690000   $23,000.00
22076681           BARAHONA              1013 FOREST AVENUE              KISSIMMEE              FL       347410000   $78,200.00
22076699           HARRIS                2634 S HOYT STREET              LAKEWOOD               CO       802270000   $107,200.00
22076707           BOWERS                14680 SUNSET STREET             CLEARWATER             FL       346200000   $65,600.00
22076756           JACKSON               94 MIDWAY LANE                  ANNISTON               AL       362060000   $51,000.00
22076764           ESPINOSA              548 BROOKE WAY                  FLORENCE               CO       812260000   $27,750.00
22076780           BUTCHER               3203 W 61ST STREET              CLEVELAND              OH       441020000   $59,075.00
22076814           LAVENDER              2229 LIBERTY CHURCH ROAD        HICKORY                NC       286010000   $45,600.00
22076822           NAGEL                 376 JOHN S MOSBY DRIVE          WILMINGTON             NC       284120000   $135,600.00
22076830           SALVATO               1917 SW IDAHO LANE              PORT ST LUC            FL       349530000   $17,100.00
22076855           OLSON                 6570 INGALLS STREET             ARVADA                 CO       800030000   $104,000.00
22076889           DUGGER                3352 N 2900 E                   LIBERTY                UT       843100000   $200,000.00
22076905           WILCHER               803 GATEHOUSE LANE              DURHAM                 NC       277070000   $75,200.00
22076913           TAYLOR                3811 WEWOKA AVENUE              LOUISVILLE             KY       402120000   $79,050.00
22076947           BEYERS                1600 SIMMS STREET               LAKEWOOD               CO       802150000   $30,000.00
22077002           ORTIZ                 2811 W 1ST AVENUE               DENVER                 CO       802190000   $72,000.00
22077010           NEWSHAM               340 E CITRUS ST                 ALTAMONTE S            FL       327010000   $81,600.00
22077036           LAFRAY                2562 WEST 110TH AVENUE          WESTMINSTER            CO       802340000   $27,000.00
22077085           HALL                  4623 83RD TERRACE N             PINELLAS PA            FL       337810000   $49,600.00
22077150           MURPHY                208 32ND STREET NW              BRADENTON              FL       342050000   $37,500.00
22077184           DADDONO               1860 SHERRY LN                  ADDISON                IL       601010000   $50,000.00
22077234           GUNVALSEN             99 ADAMS ST                     BEREA                  OH       440170000   $85,600.00
22077275           ALEXANDER             1506 E 133RD STREET             EAST CLEVEL            OH       441120000   $40,700.00
22077283           OSBORN                9960 CLARK DRIVE                DENVER                 CO       802210000   $118,400.00
22077317           STURDEFANT            2564 DEPEW STREET               EDGEWATER              CO       802140000   $88,000.00
22077333           DUDA                  5518 HAMILTON                   PEORIA                 IL       616140000   $25,500.00
22077341           KATINGER              315 OAK RIDGE ROAD              STRATFORD              CT        64970000   $200,000.00
22077366           AVERETT               2603 FORT WORTH                 SARASOTA               FL       342310000   $72,000.00
22077424           CONNELL               207 WOODOAK DRIVE               ANDERSON               SC       296210000   $80,000.00
22077440           HOOD                  347 WAREHAM STREET              MIDDLEBORO             MA        23460000   $30,000.00
22077481           HEINTZ                4779 SAVAGE ROAD                LYNCHBURG              OH       451420000   $76,500.00
22077549           JOHNSON               1107 7TH STREET NE              WASHINGTON             DC       200020000   $80,000.00
22077556           DAVIS                 160 MAMIE BLACK ROAD            PELZER                 SC       296690000   $51,300.00
22077580           CARTER                11455 WHEAT CROFT ROAD E        GRAND BAY              AL       365410000   $64,800.00
22077622           OLSON                 14915 JOSEPHINE STREET          OMAHA                  NE       681380000   $79,200.00
22077697           LANG                  530 SHELDON AVENUE              COLUMBUS               OH       432070000   $52,000.00
22077838           GREEN                 701 N BUCK STREET               LE ROY                 IL       617520000   $74,400.00
22077861           HOLT                  6409 VALLEY PARK RD             CAPITOL HEI            MD       207430000   $80,000.00
22077879           HUTCHINSON-D          7309 HIGH LAKE DRIVE            ORLANDO                FL       328180000   $108,000.00
22077952           PARKS                 324 LAKE STREET                 MOUNT EPHRI            NJ        80590000   $67,000.00
22078018           GOINS                 1833 AMARILLO DRIVE             HAMILTON               OH       450130000   $96,300.00
22078075           DENT                  231 10TH ST NE                  WASHINGTON             DC       200020000   $95,000.00
22078083           WOODLEE               4309 OOLTEWAH RINGGOLD RO       OOLTEWAH               TN       373630000   $124,000.00
22078158           ALLEN                 306 S GROVE AVENUE              NATIONAL PA            NJ        80630000   $58,000.00
22078166           TORRENCE              3204 IDAHO                      KENNER                 LA       700650000   $92,200.00
22078174           KROGSTAD              18012 INVERNESS                 BATON ROUGE            LA       708100000   $264,000.00
22078216           CORRIDONI             264 BUTLER STREET               PITTSTON               PA       186400000   $47,950.00
22078281           RAPPAPORT             40 RAINBOW RIDGE DR.            LIVINGSTON             NJ        70390000   $480,000.00
22078315           RUSSELL               122 SW 14TH AVENUE              DELRAY BEAC            FL       334440000   $27,750.00
22078331           MAYNOR                 ROUTE 1 BOX 2960               HAVANA                 FL       323430000   $40,800.00
22078349           GREENE                3843 WAUCHULA STREET            CHATTANOOGA            TN       374060000   $59,200.00
22078380           MORGAN                1310 A ST SE                    WASHINGTON             DC       200030000   $139,500.00
22078398           OLSON                 603 SE 28TH AVENUE              POMPANO BEA            FL       330620000   $151,920.00
22078448           MCKINNON              2302 FIRST STREET               EAST MEADOW            NY       115540000   $90,000.00
22078547           POWELL                1309 N CAROLINA AVE NE          WASHINGTON             DC       200020000   $62,000.00
22078570           KOWALSKI              477 WALTON FERRY                HENDERSONVI            TN       370750000   $114,000.00
22078638           POUX                  4 ALTON ROAD                    HAMILTON TO            NJ        86190000   $28,000.00
22078661           BURGESS                ROUTE 3 BOX 270C               WALNUT COVE            NC       270520000   $58,000.00
22078695           ROSE                  300 SHAKER COURT                CINCINNATI             OH       452380000   $70,800.00
22078711           WIGGINS               4408 CHESDIN BLVD               SUTHERLAND             VA       238850000   $66,400.00
22078752           STUTZMAN              1336 FOXFIRE DRIVE              APOPKA                 FL       327120000   $112,000.00
22078810           BONANNO               22686 45TH DRIVE                LAKE CITY              FL       320240000   $63,000.00
22078877           WOOD                  12301 MEMORIAL HWY              TAMPA                  FL       336350000   $22,300.00
22078950           LIVINGSTON            4228 SHADOW WOOD DRIVE          WINTER HAVE            FL       338800000   $76,000.00
22078968           OWNBY                 115 SOAK ASH CREEK RD           GATLINBURG             TN       377380000   $54,000.00
22078976           CRIDER                114 HALL DRIVE                  STATESVILLE            NC       286250000   $70,000.00
22078984           SCHOMMER              3701 WEST 76TH AVE              WESTMINSTER            CO       800300000   $31,000.00
22079016           LIEBERMAN             9385 FOX TROT LANE              BOCA RATON             FL       334960000   $187,000.00
22079032           MCCASKILL             4202 ARCH STREET                TAMPA                  FL       336070000   $73,950.00
22079040           PAULIN                30 NEW LUDLOW ROAD              GRANBY                 MA        10330000   $87,000.00
22079115           BILLINGS              1700 5TH AVE NORTH              ST PETERSBU            FL       337030000   $58,400.00
22079255           GELOK                 904 PLATTE DRIVE                FORT LUPTON            CO       806210000   $82,800.00
22079305           MCRAE                 26633 MICKENS CIRCLE            TRILBY                 FL       336920000   $40,000.00
22079321           CORWIN                1205 BROWN AVENUE               PUEBLO                 CO       810040000   $57,600.00
22079339           GOEBEL                22 RACHEL ROAD                  METHUEN                MA        18440000   $61,800.00
22079354           YOUNG                 1142 E LOMBARDY DR              DELTONA                FL       327250000   $90,400.00
22079388           TUTEN                 SC HWY 18 OLD BAILEYS SEC       RIDGELAND              SC       299360000   $30,000.00
22079412           MURRAY                213 CLINTON ST                  AUBURNDALE             FL       338230000   $68,765.00
22079420           MCDONNELL             6133 WANDA AVENUE               SAINT LOUIS            MO       631100000   $58,000.00
22079479           CHORAM                6159 TONY AVENUE                WOODLAND HI            CA       913670000   $48,266.00
22079511           ADAMS                 4426 POWDER MILL ROAD           BELTSVILLE             MD       207050000   $104,000.00
22079552           TEINERT               2077 CAREFREE DRIVE             WEST JORDAN            UT       840840000   $38,000.00
22079560           STIRN                 10941 E MINNESOTA AVENUE        SUN LAKES              AZ       852480000   $100,000.00
22079578           WODEHOUSE             601 NW 10TH COURT               BOYNTON BEA            FL       334260000   $56,295.00
22079644           WELSH                 1607 SYCAMORE ROAD              ACME                   PA       156100000   $84,000.00
22079677           BRADLEY               1941 PATERSON STREET            RAHWAY                 NJ        70650000   $95,000.00
22079719           BLACKBURN             390 E LAKE STREET               UMATILLA               FL       327840000   $15,600.00
22079727           HUBER                 8321 43RD AVENUE WEST           BRADENTON              FL       342090000   $77,600.00
22079735           O'SULLIVAN            1305 MEADE AVENUE               NEW KENSING            PA       150680000   $115,600.00
22079750           ROBINSON              152 BELL AVENUE                 PORT CHARLO            FL       339520000   $17,200.00
22079776           ROBINSON              1333 MARBENDALE COURT           KIRKWOOD               MO       631220000   $198,000.00
22079784           GRACE                 5539 DUPONT PARKWAY             SMYRNA                 DE       199770000   $63,000.00
22079800           CAPITO                9222 AGNES PARK LANE            HUNTERSVILL            NC       280780000   $131,200.00
22079818           FAULKNER              2025 FAULK DR                   TALLAHASSEE            FL       323030000   $61,200.00
22079826           SPARKS                1017 FLOY LN                    ASHLAND CIT            TN       370150000   $77,000.00
22079834           KRAUSE                302 BEHM DRIVE                  GRAYSLAKE              IL       600300000   $21,790.00
22079859           ROBINSON              10835 NW 20 DRIVE               CORAL SPRIN            FL       330710000   $36,000.00
22079891           HAVENER               5910 PALO VERDE COURT           FORT WAYNE             IN       468250000   $72,800.00
22079933           LIPSCOMB              1080 SALADIN DRIVE              NEW LEBANON            OH       453450000   $72,000.00
22079966           ANDERSON              1119 BETHEL RD                  CHARLOTTE              NC       282080000   $54,400.00
22080006           COYNE                 14952 SW JOHNSTON AVE           INDIANTOWN             FL       349560000   $65,400.00
22080022           ZANELLI               10252 LITTLE WILLOW CT.         LITTLETON              CO       801250000   $50,000.00
22080063           LEAMON                2331 CHARLOTTE STREET           DURHAM                 NC       277050000   $83,200.00
22080071           SMITH                 109 COURIER COURT               TANEYTOWN              MD       217870000   $92,000.00
22080097           ALLEN                 2206 MARSHALL AVE               NEWPORT NEW            VA       236070000   $54,750.00
22080113           SMITH                 130 CAHOKIA                     MARQUETTE H            IL       615540000   $48,000.00
22080121           KELLY                 712 N SWORDS                    WEST PEORIA            IL       616040000   $12,342.00
22080162           LAGUADOR              6221 ROUND OAK LANE             JACKSONVILL            FL       322770000   $15,000.00
22080170           HAWKINS               9425 W GEDDES PLACE             LITTLETON              CO       801230000   $43,000.00
22080238           JOHNSON               210 ASHBURY ROAD                LOUISVILLE             KY       402140000   $82,500.00
22080261           BROYLES               9 CENTER STREET                 GREENBRIAR             AR       720850000   $75,500.00
22080329           SCHILL                7425 COMPTON LANE               NEW PORT RI            FL       346550000   $10,200.00
22080337           SCOTT                 210 CHERRY FARM ROAD            HARRISVILLE            RI        28300000   $55,000.00
22080360           LANE                  1411 W STATE STREET             TRENTON                NJ        86180000   $62,000.00
22080386           MCSHEEHY              250 CARDIGAN ROAD               TEWKSBURY              MA        18760000   $30,000.00
22080410           FAULKNER              603 GRAND PINE AVENUE           ENTERPRISE             AL       363300000   $15,000.00
22080444           LANIER                5618 EASTERN AVENUE NE          WASHINGTON             DC       200110000   $111,350.00
22080451           NEEDLES               24 E TROXELL ROAD               OAK HARBOR             WA       982770000   $25,250.00
22080469           HARRISON              16600 VILLAGE DRIVE             UPPER MARLB            MD       207720000   $70,000.00
22080485           WHITFIELD             416 GALLATIN STREET NW          WASHINGTON             DC       200110000   $86,000.00
22080535           HICKS                 1127 MORSE STREET NE            WASHINGTON             DC       200020000   $99,000.00
22080550           RORIE                 206 VARNUM STREET NW            WASHINGTON             DC       200110000   $29,700.00
22080634           GRANT                 625 GIRARD STREET NE            WASHINGTON             DC       200170000   $73,000.00
22080717           SMYTH                 4123 LEWIS AVE                  TOLEDO                 OH       436120000   $50,400.00
22080758           JACOBSEN              7380 SUGARLOAF TER              FOUNTAIN               CO       808170000   $25,000.00
22080808           MCKENNA               923 PARKHAVEN LANE              MEMPHIS                TN       381110000   $39,228.00
22080832           CAMPS                 7133 NE 26TH PLACE              GAINESVILLE            FL       326090000   $50,000.00
22080949           RADENZ                18350 ELGIN AVE                 PORT CHARLO            FL       339480000   $93,300.00
22080998           ANDREWS               1473 TAFT ROAD                  CHESAPEAKE             VA       233220000   $30,000.00
22081012           MEALEY                163 BISHOP AVENUE               WEST BERLIN            NJ        80910000   $84,800.00
22081061           RIMAR                 5728 CARRIAGE HOUSE COURT       APEX                   NC       275020000   $22,500.00
22081111           ALIBERTO              3 MAYBROOK CIRCLE               TOWN OF EAS            NY       107080000   $35,000.00
22081137           CASTER                1829 MARELLA                    WALLED LAKE            MI       483900000   $110,400.00
22081160           BENTON                2498 BEGONIA DRIVE              ORANGE PARK            FL       320680000   $89,000.00
22081178           HICKEY                7116 GILLESPIE CT               INDIANAPOLI            IN       462140000   $88,800.00
22081194           CURRIE                2701 N 16TH AVENUE              PENSACOLA              FL       325030000   $92,000.00
22081236           TAYLOR                2198 CARDWELL ROAD              OILVILLE               VA       231290000   $102,000.00
22081285           MURPHY                209 MCRAE STREET                ROME                   NY       134400000   $32,700.00
22081335           MCWHIRTER             1000 E JEFFERSON AVENUE         FAIRFIELD              IA       525560000   $40,000.00
22081368           BARRIAT               413 SENECA AVENUE               WESTERVILLE            OH       430810000   $104,000.00
22081384           BOHN                  229 JAMAICA AVENUE              PITTSBURGH             PA       152290000   $38,005.00
22081392           GOODIN                4001 ST LAWRENCE AVENUE         CINCINNATI             OH       452030000   $48,000.00
22081434           YELTON                217 BURNS AVENUE                SYRACUSE               NY       132060000   $67,550.00
22081459           SUTTON                1714 BONLEE CARBONTON RD        BEAR CREEK             NC       272070000   $65,250.00
22081467           FALCONE               75 SHORTHILLS AVENUE            SHORT HILLS            NJ        70780000   $50,000.00
22081509           WHIPPLE               24 GREENWOOD LANE               LINCOLN                RI        28650000   $125,000.00
22081525           BOBO                   PO 22 RAY BURTON ROAD          LYNCHBURG              TN       373520000   $63,000.00
22081541           HARRIS                3408 BEAR CREEK CHURCH RO       BEAR CREEK             NC       272070000   $66,000.00
22081566           MATOUSEK              13835 49TH STREET               ROYAL PALM             FL       334110000   $18,690.00
22081574           SCOTT                 8212 S SHORE DRIVE              CHICAGO                IL       606170000   $110,400.00
22081590           BOOTH                 2830 CHAUTAUQUA BLVD            MILLERSPORT            OH       430460000   $73,600.00
22081665           LAWSON                155 BEARD #C                    EUREKA                 MO       630250000   $52,000.00
22081699           SAMPSEL               665 W MAIN STREET               DALTON                 OH       441680000   $108,400.00
22081707           MARSHALL              BOX 253 DOUBLE BRIDGES RD       WOODLAND               GA       318360000   $39,750.00
22081723           STRAY                 7685 PINEHURST ROAD             MENTOR ON T            OH       440600000   $96,000.00
22081731           YATES                 7494 DREXEL DRIVE               UNIVERSITY             MO       631300000   $110,400.00
22081749           KELLEHER              136 S TERRACE DRIVE             EAGLE LAKE             FL       338390000   $76,000.00
22081764           SMOLINSKI             4123 DIX STREET                 ROSE                   NY       145420000   $10,500.00
22081772           LYONS                 1505 FUQUA RD                   ROCKFIELD              KY       422740000   $65,450.00
22081806           MARTENS               9 FAY AVENUE                    JEFFERSONVI            IN       471300000   $30,750.00
22081863           JIMENEZ-TORR          9395 ROSE COURT                 THORNTON               CO       802290000   $76,500.00
22081889           TELLIS                2239 JESSICA LANE               KISSIMMEE              FL       347440000   $128,000.00
22081897           MULLIKIN              100 ELM COURT                   STAMPING GR            KY       403790000   $61,200.00
22081913           ALARID                2331 W 54TH PLACE               DENVER                 CO       802210000   $121,500.00
22081939           PILIVI                2033 W APPLE FARM RD            WEST VALLEY            UT       841190000   $40,052.00
22081954           POKE                  3614 STARKS STREET              ORLANDO                FL       328050000   $51,850.00
22081962           NELL                  11928 CORNELIUS STREET          JACKSONVILL            FL       322460000   $48,600.00
22081970           JACKSON               308 MAIN ST                     LELAND                 NC       284510000   $61,000.00
22081988           MUGNAI                707 RUSSET LANE                 STREAMWOOD             IL       601070000   $36,200.00
22081996           OUTTRIM               21 PHILIP STREET                ILION                  NY       133570000   $51,000.00
22082036           RADCLIFFE             141-43 HANOVER STREET           WILES-BARRE            PA       187020000   $59,000.00
22082085           HARPER                1469 OLD FORD ROAD              NEW ALBANY             IN       471500000   $78,400.00
22082127           PRATA                 6225 ADELIA STREET              TAMPA                  FL       336160000   $68,000.00
22082150           DAWSON/FKA T          931 S VERMILLION                STREATOR               IL       613640000   $38,500.00
22082168           DUBOISE               5509 SUNSET WAY                 LAKELAND               FL       338050000   $106,250.00
22082176           CALABRIA              357 FOREST HILL DRIVE           SYRACUSE               NY       132060000   $33,300.00
22082192           CLINE                 77 SARAH DRIVE                  ELKTON                 MD       219210000   $126,400.00
22082218           CURTIS                422 KINGSBURY STREET            OXFORD                 NC       275650000   $43,800.00
22082226           SIMPSON               3071 GRANDVIEW AVE              CLEARWATER             FL       337590000   $80,800.00
22082234           GAMACHE               664 HIGHLAND AVENUE             WESTPORT               MA        27900000   $120,000.00
22082291           GREER                 111 FRANCES STREET              RAINBOW CIT            AL       359060000   $48,750.00
22082317           WELLING               742 E HIGHLAND AVENUE           RAVENNA                OH       442660000   $77,250.00
22082424           ZRALY                 19 FAR REACH TRAIL              PUTNAM VALL            NY       105790000   $51,300.00
22082457           HAIR                  9018 WALLACE ROAD               LANHAM                 MD       207060000   $68,200.00
22082465           SAMPSON               127 WALNUT STREET               EAST BRIDGE            MA        23330000   $23,000.00
22082515           MAHOOD                5504 WAYNE ROAD                 GREENSBORO             NC       274070000   $19,000.00
22082531           RAU                    3666-68 DEVONSHIRE RD          DETROIT                MI       482240000   $52,500.00
22082556           BUHR                  1425 2ND ROAD SW                VERO BEACH             FL       329620000   $44,600.00
22082663           GREGORY               435 EDGEMONT DRIVE              HUNTSVILLE             AL       358110000   $45,000.00
22082705           MCKENNA               236 HARLEM ROAD                 PASADENA               MD       211220000   $151,100.00
22082713           SAVAGE                3616 WILD FLOWER CIRCLE         SYRACUSE               NY       132150000   $95,900.00
22082739           MOSBAUGH              1805 HANNIBAL STREET            NOBLESVILLE            IN       460600000   $56,950.00
22082754           NELSON                475 WASHINGTON HIGHWAY          SNYDER                 NY       142260000   $57,000.00
22082762           ROGERS                78 RICHMOND AVENUE              PATCHOGUE              NY       117720000   $53,700.00
22082788           ALSOP                 11419 HONEY SUCKLE COURT        LARGO                  MD       207740000   $84,575.00
22082838           ARGUETA               456 LOCUST STREET               BRENTWOOD              NY       117170000   $27,100.00
22082846           KRUTKA                160 DARTMOUTH STREET            COHOES                 NY       120470000   $20,000.00
22082879           NEWTON                256 GARFIELD AVENUE             BATTLE CREE            MI       490170000   $85,500.00
22082911           WU                    7 CORONADO                      FOOTHILL RA            CA       926100000   $44,000.00
22082945           LEVEA                 81 GREENWOOD BOULEVARD          DENVER                 CO       802210000   $66,500.00
22082952           ALBERT                2741 STAFFORD ROAD              EDMON                  OK       730030000   $124,800.00
22082960           COTTERMAN             326 THYME STREET                SATELLITE B            FL       329370000   $14,750.00
22082986           MIHAI                 582 SKINNER TERRACE             PALM BAY               FL       329090000   $10,000.00
22082994           AGUIRRE               916 N OLIVE STREET              SANTA ANA              CA       927030000   $33,350.00
22083034           SMITH                 337 DEVILS DEN ROAD             ALTONA                 NY       129100000   $21,400.00
22083042           NANCE                 726 EAST AVENUE                 CHATTANOOGA            TN       374110000   $31,500.00
22083075           TRIBBLE               1468 EMMETT STREET              OMAHA                  NE       681100000   $25,200.00
22083083           AUGUSTOWSKI           312 FRANKLIN STREET             PEEKSKILL              NY       105660000   $65,000.00
22083091           DECICCO               23 HIDDEN LAKE ROAD             NORTH BRUNS            NJ        89020000   $33,000.00
22083117           WILLIAMS              13 MCCANN STREET                ILION                  NY       133570000   $28,400.00
22083125           RAU                   9205 MORANG                     DETROIT                MI       482240000   $56,000.00
22083133           JONES                 276 FROG LEVEL COURT            PULASKI                VA       243010000   $38,000.00
22083158           SPEER                 540 MILL STREET                 CONNEAUT               OH       440300000   $35,600.00
22083182           DAVIS                 2064 QUARRY RD                  AKRON                  OH       443120000   $47,000.00
22083216           MCFARLANE             113-06 198TH STREET             HOLLIS                 NY       114230000   $24,000.00
22083224           SUTHER                2234 WHORTONS BEND ROAD         GADSDEN                AL       359010000   $31,875.00
22083232           PORTILLO              4130 W MELROSE                  CHICAGO                IL       606410000   $128,000.00
22083240           SAXTON                15896 MERCER ROAD               TOWNVILLE              PA       163600000   $80,000.00
22083281           CLARK                 2370 NELSON ROAD                ASHLAND                OH       448050000   $76,000.00
22083323           HELMAR                49 BUTTERNUT RIDGE ROAD         POTSDAM                NY       136760000   $67,000.00
22083349           CLAY                  1625 39TH STREET                CANTON                 OH       447090000   $45,000.00
22083372           CLARK                 4964 ST ROUTE 59                RAVENNA                OH       442660000   $37,600.00
22083380           TRIMBLE               409 GRAND AVENUE                PLATTEVILLE            CO       806510000   $14,500.00
22083406           BERGHORN              1988 OXFORD LANE                HOFFMAN EST            IL       601950000   $18,700.00
22083430           CUSIMANO              13633 TACOMA                    DETROIT                MI       482050000   $43,500.00
22083463           HOUGHTALING           866 WRAIGHT AVENUE              BRICK                  NJ        87240000   $94,600.00
22083521           PEASE                 69 EBENEZER LANE                BREWSTER               MA        26310000   $84,800.00
22083547           KELLEY                356 RIDGE ROAD                  CAMPBELL HA            NY       109160000   $103,000.00
22083588           CONE                  13589 DATE STREET               NORTHPORT              AL       354760000   $27,665.00
22083604           JENNINGS              9875 STERLING DRIVE             MIAMI                  FL       331570000   $14,400.00
22083612           SPENCER               3320 BARRINGTON ROAD            BALTIMORE              MD       212150000   $119,000.00
22083638           GUERRERO              1750 E. MADRID                  LAS CRUCES             NM       880010000   $87,030.00
22083695           CUSIMANO              19599 JOANN                     DETROIT                MI       482050000   $41,250.00
22083745           KNOX                  8413 S ABERDEEN                 CHICAGO                IL       606200000   $28,500.00
22083752           CUSIMANO              13532 TACOMA                    DETROIT                MI       482050000   $41,250.00
22083760           POWER                 4 WHARTON COURT                 SOUTH BRUNS            NJ        88240000   $58,200.00
22083778           SCHATZMANN            206-08N LINDEN AVENUE           PITTSBURGH             PA       152080000   $41,250.00
22083802           SZYMANSKI             248 FERN AVENUE                 LYNDHURST              NJ        70710000   $102,800.00
22083877           LOPEZ                 2026 EAST CHERRY LYNN ROA       PHOENIX                AZ       850160000   $24,200.00
22083919           FEKETE                3953 E. M-55                    CADILLAC               MI       496010000   $117,000.00
22083943           RAU                   5315 HAVERHILL                  DETROIT                MI       482240000   $52,500.00
22083968           STINSON               320 E BASIN STREET              NORRISTOWN             PA       194010000   $88,000.00
22083984           SCHATZMAN             525 N NEGLEY AVENUE             PITTSBURGH             PA       152060000   $45,500.00
22083992           HAGLUND               8 PETER A BEET DRIVE            PEEKSKILL              NY       105660000   $236,000.00
22084016           ZAMBELLI              516 NEW GULPH ROAD              HAVERFORD              PA       190410000   $90,000.00
22084057           KNAPP                 916 BREATHIT AVENUE             COLUMBUS               OH       432070000   $59,250.00
22084073           COOK                  8833 RUE SUSAN ST               LOUISVILLE             OH       446410000   $56,100.00
22084107           JENKINS               104 WASHBURN AVENUE             FREEPORT               NY       115200000   $153,000.00
22084115           KING                  23660 ROCKINGHAM                SOUTHFIELD             MI       480340000   $20,000.00
22084123           BARRY                 109 TICONDEROGA ST              MILTON                 FL       325700000   $40,800.00
22084149           BARNEY                32943 NYS ROUTE 12              DEPAULVILLE            NY       136320000   $17,200.00
22084156           ATKINS                224 MAPLE STREET                WETUMPKA               AL       360920000   $57,600.00
22084198           ROANE                 15211 WETHERBURN DRIVE          CENTREVILLE            VA       220200000   $267,400.00
22084206           FLEMING                RD 1 BOX 815                   COALPORT               PA       166270000   $58,900.00
22084214           FAIRCHILD             56 HOLLYWOOD DRIVE              WHITESBORO             NY       134920000   $14,800.00
22084222           ADKINS                406 6TH STREET SW               MASSILLON              OH       446470000   $54,400.00
22084248           RICH                  2905 S 5TH ST                   LOUISVILLE             KY       402080000   $45,000.00
22084255           JACKSON  II           3061 WOODLEY PARK DRIVE         MONTGOMERY             AL       361160000   $30,000.00
22084263           MERKLE                322 PARKEDGE AVENUE             TONAWANDA              NY       141500000   $50,400.00
22084297           WORDEN                11846 FAIRCHILD                 REMSEN                 NY       134380000   $14,500.00
22084313           FIELDS                24 RUMSLEY ROAD                 WARWICK                MD       219120000   $65,600.00
22084321           KORF                  4001 W PARK ROAD                HOLLYWOOD              FL       330210000   $117,000.00
22084354           KLEPSIG               1503 WALKER DRIVE               GLENCOE                AL       359050000   $32,850.00
22084370           SMEDRA                1205 W. 3RD STREET              RIFLE                  CO       816500000   $87,750.00
22084388           JACKSON               2182 20TH STREET NW             WINTER HAVE            FL       338800000   $54,800.00
22084404           MARTIN                4100 MORHAVEN DRIVE             MOBILE                 AL       366050000   $48,450.00
22084412           SWAILS                1731 SPRING GROVE RD            JESUP                  GA       315450000   $34,000.00
22084446           GOWER                 5809 REDMOND STREET             BALTIMORE              MD       212250000   $14,400.00
22084453           SHERRILL              2309 SW CHESTNUT LANE           PORT ST LUC            FL       349530000   $112,000.00
22084511           TORRE                 115 WALNUT STREET               BLOOMFIELD             NJ        70030000   $23,800.00
22084545           GREENHAUS             3910 GLENGYLE AVE               BALTIMORE              MD       212150000   $77,350.00
22084552           KENDRICK              7008 FORSHALEE DRIVE            PENSACOLA              FL       325030000   $80,000.00
22084560           GAMER                 444 CYPRESS STREET              FALL RIVER             MA        27200000   $106,200.00
22084594           JACQUIN               39 LA FRANCE AVENUE             BLOOMFIELD             NJ        70030000   $27,000.00
22084610           MCCLELLAN             942 VACATIONLAND DR             CINCINNATI             OH       452310000   $85,600.00
22084628           RIVERA                715 MILLIFOLD PLACE             BRANDON                FL       335100000   $74,400.00
22084677           RHODES                205 VINING HILL ROAD            SOUTHWICK              MA        10770000   $56,100.00
22084701           CEVASCO               22 DEWITT DRIVE                 SIDNEY                 NY       138380000   $11,300.00
22084743           DICKINSON             1925 CUMBERLAND STREET          ROCKFORD               IL       611030000   $62,900.00
22084768           BARR                  940 NW 56TH AVENUE              OCALA                  FL       344820000   $44,200.00
22084776           RETT                  11 WHITE STREET                 VALLEY STRE            NY       115800000   $33,200.00
22084792           STANFIELD             4221 STUDIO LANE                GREENSBORO             NC       274070000   $67,400.00
22084818           RIVERA                333 WOOSTER STREET              NAUGATUCK              CT        67700000   $33,100.00
22084826           KLINE                 1550 SE 140 TERRACE             MORRISTON              FL       326680000   $35,000.00
22084867           MILLER                793 GARTON ROAD                 BRIDGETON              NJ        83020000   $78,400.00
22084891           MABRY                 3115 8TH AVE EAST               PALMETTO               FL       342210000   $54,000.00
22084917           JONES                 1363 HARRISON AVENUE            SALT LAKE C            UT       841050000   $11,400.00
22084925           COTTRELL              1732 VILLAGE LANE               SHELBYVILLE            KY       400650000   $71,200.00
22084933           LAMBERT               103 AUDET DRIVE                 CHEEKTOWAGA            NY       142270000   $69,600.00
22084958           MCCOLLUM              153 SHINHOLLOW ROAD             PORT JARVIS            NY       127710000   $14,700.00
22084982           WICKS                 439 WARWICK ROAD                LAWNSIDE               NJ        80450000   $57,750.00
22085021           LATTRELL              180 PLEASANT STREET             KEESEVILLE             NY       129440000   $19,300.00
22085039           ASHTON                101 OAK AVENUE                  SHIRLEY                NY       119670000   $122,500.00
22085047           AVELLI                18 WHALEY STREET                FREEPORT               NY       115200000   $150,000.00
22085054           KAVANGH               173 VIRGIL AVENUE               BUFFALO                NY       142160000   $73,600.00
22085062           NEAL                  655 BARNES LAKE ROAD            MIDDLESEX              NC       275570000   $39,750.00
22085070           WEESE                 11 FOX MILL DRIVE               BUCKHANNON             WV       262010000   $78,300.00
22085096           BRODY                 5 BALDWIN LANE                  SCARSDALE              NY       105830000   $424,000.00
22085104           TRUJILLO              1830 W CULLERTON                CHICAGO                IL       606080000   $90,000.00
22085112           HILLIARD              2904 NEWARK DR                  RALEIGH                NC       276100000   $70,000.00
22085120           CROSSWAY              415 SARATOGA ROAD               SCOTIA                 NY       123020000   $86,200.00
22085146           ZONT                  815 ELM STREET                  ALGONQUIN              IL       601020000   $27,300.00
22085153           WETZEL                19111 RUBEL ROAD                AURORA                 IN       470010000   $56,000.00
22085161           BOEHNE                706 E RICH AVENUE               DELAND                 FL       327240000   $55,200.00
22085179           HESS                  636 WALNUT AVENUE               HOLTVILLE              CA       922500000   $34,200.00
22085203           RIEGEL                107 GEROED AVENUE               REISTERSTOW            MD       211360000   $45,800.00
22085245           POLAND                5106 CREEKSIDE BLVD             BRUNSWICK H            OH       442120000   $101,250.00
22085252           MAZIARZ               9 MATTHEWS DRIVE                LANCASTER              NY       140860000   $39,600.00
22085294           UPCHURCH              828 MCKOWNS MOUNTAIN ROAD       GAFFNEY                SC       293400000   $51,300.00
22085310           SEARS                 121 SUMMERTREE DRIVE            TROUTMAN               NC       281660000   $67,150.00
22085336           BRESNAHAN             8147 BELLEVUE STREET            GROSSE ILE             MI       481380000   $225,000.00
22085351           HOLZHAUSEN            1049 GULF BEACH DRIVE           ST GEORGE              FL       322280000   $50,000.00
22085393           PEREZ                 187 FIESTA DRIVE                KISSIMMEE              FL       347430000   $12,100.00
22085468           ALDANA                5736 108TH AVE                  PULLMAN                MI       494500000   $57,000.00
22085484           MCCULLOUGH            5965 POST OAK CIRCLE            SAN JOSE               CA       951200000   $92,000.00
22085492           BRADBURY              32 EAST SOUTHGATE AVENUE        SALT LAKE C            UT       841150000   $10,600.00
22085526           MARTINEZ              2558 W CORTLAND                 CHICAGO                IL       606470000   $135,000.00
22085633           HUNTER                837 SODOM HUTCHINGS ROAD        VIENNA                 OH       444730000   $73,600.00
22085658           BECK                  793 COUNTY ROAD 121             BEDFORD                WY       831120000   $53,900.00
22085690           DAVIS III             1819 WEST OMIN AVENUE           SALT CITY              UT       841160000   $40,000.00
22085708           MORRIS                1031 QUAIL STREET               NORFOLK                VA       235130000   $60,000.00
22085724           CLARK                 62 CEDAR STREET                 TUPPER LAKE            NY       129860000   $15,400.00
22085740           ALDAPE                1513 NORTH KOSTNER              CHICAGO                IL       606510000   $105,000.00
22085757           PADGETT               70 SANFORD AVE                  LINEVILLE              AL       362660000   $123,250.00
22085831           PROSSER               1863 CHAMPLOST STREET           PHILADELPHI            PA       191380000   $46,400.00
22085856           MASTERS               6344 CLEVELAND AVENUE           KANSAS CITY            KS       661040000   $67,500.00
22085864           BAKER                 9761 GREINER ROAD               CLARENCE               NY       140310000   $18,300.00
22085880           FEIT                  1736 E 26TH STREET              BROOKLYN               NY       112290000   $240,000.00
22085930           DUGAN                 16 CALWELL DRIVE                NEW CASTLE             DE       197200000   $107,100.00
22085948           KIRSNER               403 LAUREL DRIVE                MARGATE                FL       330630000   $43,000.00
22085963           STONE                 1710 N CAREY STREET             BALTIMORE              MD       212170000   $30,000.00
22085971           POPA                  6607 CHRISTY ACRES CT           MT AIRY                MD       217710000   $155,200.00
22086011           NUNEZ                 6144 CALL STREET                HOLLYWOOD              FL       330240000   $15,000.00
22086052           RUSYN                 1848 FAIR ACRES AVE             PITTSBURGH             PA       152160000   $40,000.00
22086060           PRICE                 7785 STATE ROUTE 571            GREENVILLE             OH       453310000   $79,500.00
22086086           KING                  850 EAST WALNUT STREET          LONG BEACH             NY       115610000   $223,000.00
22086110           NICHT                 124 HOBART AVENUE               SYRACUSE               NY       132050000   $36,200.00
22086128           VANDONSEL             7677 FOOTES CORNERS ROAD        INTERLAKEN             NY       148470000   $56,000.00
22086144           FREEMAN               31 KLEIN ROAD                   WILLIAMSVIL            NY       142210000   $14,000.00
22086169           DUPREE                2 KEIFER DRIVE                  UPPER ST. C            PA       152410000   $108,000.00
22086177           HUBBARD               6485 TENT CHURCH ROAD           LANCASTER              OH       431300000   $20,000.00
22086201           ADAMS                 224 W 38TH STREET               JACKSONVILL            FL       322060000   $32,000.00
22086300           FOX                   301 EAST MAIN STREET            BAINBRIDGE             IN       461050000   $18,400.00
22086359           DONALDSON             1889 PROVIDENCE ROAD            LEESVILLE              LA       714460000   $76,950.00
22086367           MARTIN                47 RIVERSIDE DRIVE              CANTON                 NY       136170000   $22,800.00
22086383           DOUGLASS              2436 FRENCHTOWN RD              PORT DEPOSI            MD       219040000   $111,920.00
22086391           HICKS                 427 CUMBERLAND AVENUE           ATHENS                 TN       373030000   $57,600.00
22086417           GRADY                 5528 EMORY ROAD                 UPPERCO                MD       211550000   $104,500.00
22086482           DUPREE                6052 MURRAY AVENUE              BETHEL PARK            PA       151020000   $76,500.00
22086508           FERGUSON              219 FLORIDA AVENUE              LYNCHBURG              VA       245040000   $14,400.00
22086516           MCCLAM                737 HANCOCK STREET              BROOKLYN               NY       112330000   $175,100.00
22086532           PRUITT                5715 EUCLID STREET              CHEVERLY               MD       207850000   $125,000.00
22086565           CAMPBELL              10113 WIGAN DRIVE               CLINTON                MD       207350000   $135,900.00
22086615           HENRY                 1273 PENN ST NE                 WASHINGTON             DC       200020000   $33,000.00
22086623           GARRETT               603 SIEBERT STREET              COLUMBUS               OH       432060000   $44,000.00
22086656           WALKER                721 OPUS AVENUE                 CAPITOL HEI            MD       207430000   $83,500.00
22086664           WEIR                  441 S MIDLER AVENUE             SYRACUSE               NY       132060000   $42,000.00
22086680           ROSE                  3201 O STREET SE                WASHINGTON             DC       200200000   $192,000.00
22086748           LUKASZEWICZ           1615 ROUTE 30                   HOOKSTOWN              PA       150500000   $76,800.00
22086755           BOSEK                 21825 IRA BOULEVARD             WARREN                 MI       480910000   $65,450.00
22086854           KENNEDY               44 CLEMENT COURT, UNIT 65       HAVERHILL              MA        18320000   $30,500.00
22086862           BLANTON               133 W MAIN STREET               SHILOH                 OH       448780000   $63,750.00
22086896           WINTERS               2119 MOUNT HOLLY STREET         BALTIMORE              MD       212160000   $59,500.00
22086904           MAGI                  640 SUCCASUNNA ROAD             MT ARLINGTO            NJ        78560000   $25,000.00
22086920           LOVE                  837 COAST AVE                   PITTSBURG              PA       152160000   $26,250.00
22086946           MOORE                 935 AVENUE J                    NORFOLK                VA       235130000   $30,400.00
22086987           BUSTAMANTE            3908 PARK CHARLES COURT         SAN JOSE               CA       951110000   $87,000.00
22087043           DUPREE                1306 KELTON AVENUE              DORMONT                PA       152160000   $60,000.00
22087050           KOSIR                 3898 NORTHVIEW DRIVE            STOW                   OH       442240000   $107,500.00
22087068           THROCKMORTON           610 1/2 E GARDEN RD            ROSSVILLE              GA       307410000   $79,900.00
22087084           OUELLETTE             2145 BIG SPRINGS ROAD           MARYVILLE              TN       378010000   $58,500.00
22087092           AUSTIN                1124 49TH STREET                BIRMINGHAM             AL       352080000   $58,500.00
22087134           KEMPISTY              39640 MACOMBER                  HARRISON TW            MI       480450000   $47,800.00
22087191           NAPIER                1026 SERRILL AVENUE             YEADON                 PA       190500000   $78,400.00
22087209           MITCHELL              1909 BARLOWE PLACE              LANDOVER               MD       207850000   $66,600.00
22087258           REDDICK               508 NORTH 6TH STREET            MARMADUKE              AR       724430000   $46,800.00
22087274           GORDON                8871 SPIRAL CUT                 COLUMBIA               MD       210450000   $70,550.00
22087282           WILLIAMS              11307 BRITHON DRIVE             ORLANDO                FL       328370000   $82,000.00
22087308           KITKOWSKI             12009 NORTH 52ND STREET         TAMPA                  FL       336170000   $127,500.00
22087324           TURNER                159 FREEWILL LANE               PELL CITY              AL       351250000   $25,000.00
22087332           WORTHY                6612 GATEWAY BLVD               DISTRICT HE            MD       207470000   $88,000.00
22087340           FRAZIER               2131 CENTRAL AVENUE             SUMMERVILLE            SC       294830000   $67,500.00
22087407           CORRELL               247 E HUNTINGTON RD             ROSSVILLE              GA       307410000   $70,200.00
22087415           COHEN                 8 ADRIENE ALLISON DRIVE         OLD BETHPAG            NY       118040000   $150,000.00
22087423           STEPHENS              375 FENIMORE STREET             BROOKLYN               NY       112250000   $65,000.00
22087480           OGDEN                 5110 GOLFVIEW COURT             MERCHANTVIL            NJ        81090000   $108,000.00
22087498           GIERSCH               424 APPLEGATE AVENUE            SOUTH TOMS             NJ        87570000   $72,250.00
22087555           ONUNKWO               6114 63RD AVE                   RIVERDALE              MD       207370000   $116,450.00
22087597           CARLO                 2911 TULIP AVENUE               BALDWIN                NY       115100000   $33,800.00
22087613           FINDURA               78 JACKSONVILLE ROAD            POMPTON PLA            NJ        74440000   $180,000.00
22087670           DOWTIN                130 E 32ND STREET               BROOKLYN               NY       112260000   $145,000.00
22087746           CALVANESE             11 FREEDOM TRAIL                NORFOLK                MA        20560000   $113,000.00
22087803           DONNELL               1707 FOREY STREET               JUDSONIA               AR       720810000   $78,750.00
22087829           HENDERSON             839 E 227TH STREET              BRONX                  NY       104660000   $177,000.00
22087837           COLEMAN               1605 SHEPHERD DRIVE             COLUMBUS               GA       319060000   $43,200.00
22087845           GALLAGHER             103 HORNADY DRIVE               SYRACUSE               NY       132090000   $34,100.00
22087902           LEE                   221 MELOY DRIVE                 COLUMBUS               GA       319030000   $58,400.00
22087910           ESPERSEN              1360 OLD SHELL ROAD             MOBILE                 AL       366040000   $45,000.00
22087928           TRACY                 3918 LAFAYETTE DRIVE            PINEVILLE              LA       713600000   $61,200.00
22087936           LAUX                  4546 SARATOGA ROAD              RICHTON PAR            IL       604710000   $19,400.00
22087977           REYNOLDS              1800 N CODY ROAD                MOBILE                 AL       366180000   $55,165.00
22087985           BROWN                 5844 RACE ROAD                  ELKRIDGE               MD       212270000   $86,400.00
22088009           KRULA                 12261 SIGNAL DRIVE              OMAHA                  NE       681370000   $69,200.00
22088017           LEBEAUX               2837 THOMAS STREET              COLUMBUS               GA       319060000   $30,750.00
22088041           DABECK                6017 AUGUSTINE AVENUE           ELKRIDGE               MD       210750000   $136,000.00
22088074           MINGO                 1054 BISHOP WILMER DRIVE        MOBILE                 AL       366050000   $38,710.00
22088082           OLVEY                 5329 BALBOA AVENUE              PINSON                 AL       351260000   $64,000.00
22088199           MITCHELL              5702 SANDOZ RD                  NEW IBERIA             LA       705600000   $37,000.00
22088256           CHAPPLE               2020 9TH PLACE NW               BIRMINGHAM             AL       352150000   $24,600.00
22088280           ELDER                 1503 MAZOR DRIVE                COLUMBUS               GA       319070000   $58,800.00
22088348           SANTIAGO               2631-33 DUMAINE STREE          NEW ORLEANS            LA       701190000   $18,500.00
22088363           GILES                 66 WEST STREET                  CARVER                 MA        23300000   $11,000.00
22088371           TORRES                8309 MORTH ORLEANS AVENUE       TAMPA                  FL       336040000   $51,100.00
22088405           BORYCZKA              820 THIRD STREET                CINCINNATI             OH       452150000   $59,800.00
22088421           NYKTAS                34-33 33RD STREET               ASTORIA                NY       111060000   $39,700.00
22088470           HANNERS               174 FAYE STREET                 TALLAPOOSA             GA       301760000   $58,500.00
22088488           TOSCO                 1223 FLEMING AVENUE             SAN JOSE               CA       951270000   $80,000.00
22088520           KING                  9004 CATCHPOLE ROAD             LYONS                  NY       144890000   $33,900.00
22088603           CLOUD                 2939 GLEASON AVE                COLUMBUS               GA       319070000   $36,000.00
22088611           ROSAS                 3310 SILVERSIDE ROAD            WILMINGTON             DE       198100000   $110,000.00
22088629           CASE                  1200 MICHAEL HUGHES DR NE       ALBUQUERQUE            NM       871120000   $32,000.00
22088645           KING                  9034 RESERVOIR ROAD             ROANOKE                VA       240190000   $78,000.00
22088652           BURLESON              127 LAMBERT RD                  JOHNSON CIT            IN       376010000   $54,000.00
22088678           WHITE                 1167 S HUMPHREY                 OAK PARK               IL       603040000   $165,000.00
22088686           BIBBS                 1424 CALIFORNIA AVENUE          CINCINNATI             OH       452370000   $93,600.00
22088710           BONDRA                474 SUMMIT STREET               NEW KENSING            PA       150680000   $93,000.00
22088728           WARD                  212 S 17TH AVENUE               MAYWOOD                IL       601530000   $78,750.00
22088736           SANTARELLI            6 CROSS STREET                  MONTICELLO             NY       127010000   $52,000.00
22088835           MATTHEWS              1514 BRIGHAM ROAD               RICHMOND               VA       232260000   $72,900.00
22088868           NEWTON                 233-235 SW 14TH AVENU          DELRAY BEAC            FL       334440000   $45,000.00
22088884           BARBER                2506 W SOCRUM LOOP ROAD         LAKELAND               FL       338100000   $56,000.00
22088918           GAMBLE                6033 ADDISON ROAD               CAPITOL HEI            MD       207430000   $48,800.00
22088959           RADASKY               9239 TASMANIA AVENUE            BATON ROUGE            LA       708100000   $23,500.00
22088975           JACKSON               10335 SW 135TH PLACE            MIAMI                  FL       331860000   $45,500.00
22089007           WOODS                 4354 LORRAINE STREET            BATON ROUGE            LA       708050000   $51,200.00
22089015           GILL                  12043 STONE CROSSING CIRC       TAMPA                  FL       336350000   $100,800.00
22089023           LANHAM                33 LITTLE ST                    GADSDEN                AL       359040000   $29,750.00
22089064           DAVIS                 101 S GILLETT STREET            ELKHART                IL       626340000   $29,000.00
22089072           PINER                 14 POTTER STREET                NEWPORT                RI        28400000   $107,500.00
22089080           LAUTERBORN            20-11 121ST STREET              COLLEGE POI            NY       113560000   $23,300.00
22089155           FOSTER                1026 18TH STREET NE             WASHINGTON             DC       200020000   $75,000.00
22089270           HUMPREYS              6181 LEESWAY BLVD               PENSACOLA              FL       325040000   $61,000.00
22089304           PERKINS               6420 16TH STREET NW             WASHINGTON             DC       200120000   $238,400.00
22089346           RHINEHART             17 TWIN SPRINGS DRIVE           GREENVILLE             SC       296050000   $55,250.00
22089353           WILLIAMS              1106 APPIAN WAY                 DOTHAN                 AL       363030000   $23,000.00
22089379           BORLAND                ROUTE 1 BOX 106A               MIDLAND CIT            AL       363500000   $39,711.00
22089387           SMITH                 553 24TH STREET NE              WASHINGTON             DC       200020000   $64,400.00
22089478           HILL                  1415 HIBERNIAN STREET           BIRMINGHAM             AL       352140000   $36,750.00
22089635           HUMBERT               1110 LOUISIANA AVE              TAMPA                  FL       336030000   $46,400.00
22089650           EAMES                 610 HUTTON STREET               WINSTON SAL            NC       271010000   $57,600.00
22089668           KETTLER               227 NW 3RD STREET               RICHMOND               IN       473740000   $40,000.00
22089684           WILLEY                913 MARQUETTE STREET            DELTONA                FL       327250000   $58,400.00
22089718           HARDY                 203 BOND STREET                 CLARKSBURG             WV       263010000   $43,650.00
22089767           ROOPE                 347 AMBROSE LANE                HAYES                  NC       286350000   $50,000.00
22089791           WATSON                3547 COLLEEN DRIVE              LAKELAND               FL       338100000   $38,250.00
22089858           MAST                  4938 SKYLINE DRIVE              PERRINTON              MI       488710000   $114,750.00
22089924           PETRILYAK             106 HILARY PLACE                CARY                   NC       275130000   $100,800.00
22089965           WISHART               2893 L CROSLEY DR W             WEST PALM B            FL       334150000   $11,855.00
22090021           KYLE                  5166 40TH STREET                ST PETERSBU            FL       337110000   $44,000.00
22090054           LINDE                 5221 BOB WHITE DRIVE            HOLIDAY                FL       346900000   $12,000.00
22090088           CICCONE               12 BOXWOOD CLOSE                HOPEWELL JU            NY       125330000   $33,300.00
22090104           RIES                  10306 MEADOWVIEW DRIVE          LOUISVILLE             KY       402720000   $60,000.00
22090120           OLIVER                1880 COOPER ROAD                SALISBURY              NC       281470000   $102,425.00
22090153           DAVIS                 16019 SADDLE CREEK DRIVE        TAMPA                  FL       336180000   $68,800.00
22090195           JOHNSTON              284 BRIGHTFIELD DR              BALLWIN                MO       630210000   $130,800.00
22090245           JIMENEZ               8404 FLAGSTONE DRIVE            TAMPA                  FL       336150000   $97,750.00
22090302           MANCEBO               1429 SILVERCREST DRIVE          SANDY                  UT       840930000   $161,000.00
22090443           GERKE                 450 SE TRAY TERRACE             PORT ST. LU            FL       349830000   $52,000.00
22090450           ROSS                  1711 N SADDLE BUTTE             APACHE JUNC            AZ       852190000   $88,000.00
22090468           BLYTHERS              1102 MC RAE STREET              WILMINGTON             NC       284010000   $60,400.00
22090476           WHEELER               6040 LEISURE STREET             RIDGE MANNE            FL       335230000   $44,000.00
22090526           GOLDWIRE               RT 6 BOX 459                   QUINCY                 FL       323510000   $36,000.00
22090534           MURPHY                1835 APPLEWOOD COURT            ORLANDO                FL       328180000   $82,450.00
22090567           MACDONALD             4075 E LAKE PARK DRIVE          HERNANDO               FL       344420000   $30,600.00
22090583           ALLISON               3105 SW 17TH STREET             LEHIGH ACRE            FL       339710000   $55,250.00
22090658           DYSON                 2810 CARLEON ROAD               JACKSONVILL            FL       322180000   $44,000.00
22090757           ERVOLINO              216 SUMMERHILL CT               FAYETTEVILL            NC       283030000   $71,400.00
22090831           VACCARO               855 HOLMES BLVD S               ST. AUGUSTI            FL       320860000   $98,000.00
22090856           GORDON                1128 WILLIAMS STREET            ROCK HILL              SC       297320000   $54,400.00
22090930           PESARESI              604 E CENTRAL AVENUE            ALPHA                  NJ        88650000   $22,800.00
22090955           MORRIS                2801 HOLLINS FERRY ROAD         BALTIMORE              MD       212300000   $47,600.00
22090989           BADSKY                7179 GARDEN LANE                COMMERCE CI            CO       800220000   $68,000.00
22090997           JASS                  19635 S SKYE DRIVE              FRANKFORT              IL       604230000   $38,000.00
22091037           WELLS                 9212 BLUEFIELD ROAD             SPRINGDALE             MD       207740000   $173,400.00
22091045           MORRIS                2965 S YORK                     DENVER                 CO       802100000   $29,350.00
22091094           HALL                  3513 KNOLLWOOD DRIVE            ANNISTON               AL       362010000   $55,000.00
22091102           HOEHN                 930 BLUE STONE COURT            FORT WAYNE             IN       468040000   $152,000.00
22091110           RIVERA                2644 PORTLAND STREET            OREGON                 OH       436160000   $56,000.00
22091128           EMERY                 4831 W OAKLAND                  CHANDLER               AZ       852260000   $139,000.00
22091151           WEST                  726 S 42ND STREET               LOUISVILLE             KY       402110000   $60,000.00
22091177           CLINGERMAN            131 FIVE MILE POINT             SKANEATELES            NY       131520000   $90,400.00
22091185           FREDERIKSEN           360 W 78TH PLACE                DENVER                 CO       802210000   $98,800.00
22091201           DOMINO                24750 E BAYAUD AVENUE           AURORA                 CO       800180000   $163,600.00
22091219           DEBNEY                23349 HOLYCROSS-EPPS ROAD       MARYSVILLE             OH       430400000   $85,600.00
22091268           SMIT                  1437 SUGARBERRY LANE            ST CLOUD               FL       347720000   $86,400.00
22091292           DANIEL                18475 GEORGIA HIGHWAY 34        FRANKLIN               GA       302170000   $17,550.00
22091326           HUGHES                87 SHAWNEE AVENUE               S ZANESVILL            OH       437010000   $39,000.00
22091342           DERSNAH               9153 AFFIRMED LANE              BOCA RATON             FL       327070000   $94,400.00
22091391           BROWN                 4590 32ND AVENUE                VERO-BEACH             FL       329670000   $59,500.00
22091409           WILKING               61 COUNTRY CLUB DRIVE           LAPLACE                LA       700680000   $112,500.00
22091417           KLIGMAN               6 WINWARD COURT                 DIX HILLS              NY       117460000   $185,000.00
22091425           JANSON                46 HUNTS POINT ROAD             CAPE ELIZAB            ME        41070000   $61,900.00
22091474           PERROTTE, JR          577 ROSS HILL ROAD              VESTAL                 NY       138500000   $47,000.00
22091490           SPRAGUE               6266 MARCY STREET               BRIGHTON               MI       481160000   $54,300.00
22091516           JONES                 2413 AGANZA DRIVE               LOUISVILLE             KY       402190000   $55,000.00
22091599           CLIFTON               30 BH PARRISH ROAD              BENSON                 NC       275040000   $87,600.00
22091631           MYLES                 10139 CAMPUS WAY SOUTH          LARGO                  MD       207720000   $93,600.00
22091656           WILLIAMS              1235 WYLIE ST NE                WASHINGTON             DC       200020000   $100,000.00
22091672           PAULS                 73 CHARLES PARRISH DRIVE        POQUOSON               VA       236620000   $17,600.00
22091698           RIVERS                510 FULTON STREET               CARTHAGE               NY       136190000   $31,500.00
22091730           MELESKI               192 RIDGELEY AVE                ISELIN                 NJ        88300000   $123,300.00
22091748           DOE                   17621 BRENTWOOD DRIVE           RIVERVIEW              MI       481920000   $99,000.00
22091797           KENNEDY               14456 S 43RD STREET             PHOENIX                AZ       850440000   $94,000.00
22091813           LIVENGOOD             1206 GRACE BROOK DRIVE          SALISBURY              NC       281460000   $99,450.00
22091821           CONWAY                139 N RACE STREET               MIDDLETOWN             PA       170570000   $40,600.00
22091870           FRANCIS               29265 COOLIDGE STREET           ROSEVILLE              MI       480660000   $65,800.00
22091896           CAPPS                 1929 SOUTH A STREET             ELWOOD                 IN       460360000   $55,250.00
22091904           COTA                  644 ROUTE 81                    KILLINGWORT            CT        64190000   $120,000.00
22091920           SCHAEFFER II          237 S UNION GROVE ROAD          FRIENDSVILL            TN       377370000   $127,200.00
22091946           MCCALLUM              1605 LINDA VISTA LANE           BIRMINGHAM             AL       352260000   $34,329.00
22091961           VALDEZ                7845 CURLEW CT                  COLORADO SP            CO       809200000   $136,000.00
22092001           KOHLER                5103 SHADY OAK DRIVE            HILLIARD               OH       430260000   $99,200.00
22092050           FAGAN                 51 W SMILEY AVENUE              SHELBY                 OH       448750000   $62,400.00
22092183           RODRIQUEZ             1331 N BELL STREET              CHICAGO                IL       606220000   $187,500.00
22092217           HITCHCOCK             858 SHED STREET                 OVIEDO                 FL       327650000   $76,000.00
22092225           BERUBE                4136 WIGGINS DRIVE              NEW PORT RI            FL       346520000   $46,750.00
22092241           MEZA                  17040 PINE WAY                  MORGAN HILL            CA       950370000   $69,850.00
22092266           MUSSER                1884 BLANCHE DRIVE              DOUGLASVILL            GA       301350000   $110,400.00
22092332           HARFST, JR.           1120 57TH AVENUE NORTH          ST PETERSBU            FL       337030000   $42,000.00
22092340           HONG                  937 HEGEMAN AVENUE              BROOKLYN               NY       112080000   $186,000.00
22092365           WHITMORE              8 SOUTH BOULEVARD               DAVENPORT              FL       338360000   $76,000.00
22092407           ALLEN                 6086 BEL AIR LAKE ROAD          LITHONIA               GA       300380000   $400,000.00
22092472           PARKER                1919 SUNNY STREET               KISSIMMEE              FL       347410000   $50,000.00
22092514           COLE                  708 COUNTY ROAD 241             HENAGAR                AL       359780000   $32,400.00
22092522           NELSON                4755 EAST HALL ROAD             GAINESVILLE            GA       305070000   $111,500.00
22092530           HECKELMANN            9 MONTEREY DRIVE                HAZLETT                NJ        77300000   $116,900.00
22092571           WILLIAMS              1135 DELANO ST                  DURHAM                 NC       277030000   $76,000.00
22092605           GAME                  435 GRAMLING MILLS ROAD         INMAN                  SC       293490000   $200,000.00
22092621           RODRIGUEZ             5641 SW 37TH ST                 HOLLYWOOD              FL       330230000   $66,300.00
22092639           HICKS                 759 PEACHTREE LANE              ERLANGER               KY       410180000   $66,000.00
22092662           ROBINSON              804 OLIVE AVE                   TALLAHASSEE            FL       323010000   $49,600.00
22092704           CHANDLER              8020 SUNSHINE DRIVE             IRVINGTON              AL       365440000   $32,000.00
22092753           REDMOND               3729 E ANTISDALE                SOUTH EUCLI            OH       441180000   $72,000.00
22092761           PARHAM                6 MERIBROOK CIRCLE              WILLINGBORO            NJ        80460000   $70,400.00
22092779           WAGONER               5719 PEARTON COURT              CINCINNATI             OH       452240000   $64,800.00
22092845           BUNTON                406 MONROE STREET               BROOKLYN               NY       112210000   $208,000.00
22092944           HILL                  112 HORIZON CIRCLE              COVINGTON              KY       410110000   $68,000.00
22092951           COBLEIGH              636 PROVIDENCE ROAD             CHESAPEAKE             VA       233250000   $83,825.00
22092977           JOHNSON               918 BENEDICT AVENUE             MANSFIELD              OH       449060000   $48,800.00
22093066           HARTLEY               8414 REYNOLDS DRIVE             HUDSON                 FL       346670000   $34,200.00
22093108           RAU                   8856 HUNTER DIRVE               NEW PORT RI            FL       346530000   $72,000.00
22093132           MEDINA                9708 COVEY COURT                NORTHGLENN             CO       802210000   $92,000.00
22093264           ENGERER               1560 SIMMONS DR                 CLEARWATER             FL       337560000   $83,000.00
22093272           WILSON                169 HICKORY STREET              COOLEEMEE              NC       270140000   $40,000.00
22093322           MOODY                 409 MORRIS STREET               WOODBURY               NJ        80960000   $65,250.00
22093355           GUZMAN                1524 WILLOW DRIVE               CARTER LAKE            IA       515100000   $65,600.00
22093389           LONGANO               4776 SUMMERSIDE ROAD            CINCINNATI             OH       452240000   $90,400.00
22093405           WATTS                 1202 UNIVERSITY DRIVE           LANCASTER              SC       297200000   $54,000.00
22093421           ARTZE                 5861 34TH AVENUE NORTH          ST PETERSBU            FL       337100000   $75,200.00
22093512           HATCHER               52 19TH AVENUE                  BIRMINGHAM             AL       352050000   $67,150.00
22093520           WORTH                 2490 STEVENS MILL ROAD          GOLDSBORO              NC       275300000   $62,000.00
22093546           BETZ, JR.             5617 ARMADA                     TOLEDO                 OH       436230000   $64,600.00
22093561           DAVISON               11120 SW 122ND ST               GAINSVILLE             FL       326080000   $66,000.00
22093579           BUCKLE                6224 28TH AVENUE NORTH          ST PETERSBU            FL       337100000   $78,600.00
22093587           WILLIAMS              8314 1/2 FREEMONT AVE. N        TAMPA                  FL       336040000   $58,400.00
22093595           FREEZE                12325 E TRAILS END ROAD         FLORAL CITY            FL       344360000   $44,800.00
22093603           KOENIG                402 LARKSPUR COURT              EDGEWOOD               KY       410170000   $158,000.00
22093611           HENSON                5017 WOODGREEN LANE             LAKELAND               FL       338110000   $57,600.00
22093652           SIMPSON               241 PEKIN AVE                   EAST PEORIA            IL       616110000   $66,400.00
22093660           HAWKINS               2214 CARNEAL STREET             RICHMOND               VA       232230000   $56,250.00
22093710           LOWE                  4711 E 98TH AVE                 TAMPA                  FL       336170000   $66,000.00
22093736           STUBITS               211 BAYLESS AVENUE              ST. LOUIS              MO       631250000   $62,000.00
22093744           CROOM                 7415 MURRAYVILLE                WILMINGTON             NC       284050000   $96,900.00
22093769           TABOR                 602 AVENUE K SOUTHEAST          WINTER HAVE            FL       338840000   $55,250.00
22093793           SPENCER               1672 BARKWOOD DRIVE             FLORISSSANT            MO       630310000   $88,000.00
22093884           SWANTON               5550 65TH AVENUE NORTH          PINELLAS PA            FL       337810000   $48,800.00
22093983           SPUDICH               721 CORTLAND DRIVE              MONROEVILLE            PA       151460000   $64,000.00
22093991           ROTONDO               177 SUNRISE LANE                LEVITTOWN              NY       117560000   $114,700.00
22094056           MILLS                 5800 92ND TERRACE NORTH         PINELLAS PA            FL       337820000   $50,000.00
22094080           HELLER                5338 DOVE DRIVE                 NEW PORT RI            FL       346520000   $41,650.00
22094130           WRIGHT                12420 TANSBORO ST.              SPRING HILL            FL       346080000   $60,800.00
22094148           DINKINS               621 MARIAN LANE                 LAKELAND               FL       338130000   $57,600.00
22094163           DESCOTEAUX            18806 ROSEHIL STREET            SPRING HILL            FL       346100000   $32,300.00
22094221           COLLINS               7528 PAGE AVE                   PAGEDALE               MO       631330000   $53,550.00
22094270           VACCARO               1414 FERNWOOD PL                SEFFNER                FL       335840000   $64,400.00
22094320           CARNRIGHT             5010 DOBY LANE                  AUSTELL                GA       301060000   $77,500.00
22094379           WILSON                2116 LANCASTER AVE              MONROE                 NC       281120000   $96,000.00
22094395           HURST                 720 21ST STREET EAST            BRADENTON              FL       342080000   $54,400.00
22094452           KNOWLTON              10 HILLTOP FARMS LANE           EAST HARTFO            CT        61180000   $28,000.00
22094544           BEAL                  273 NW 122ND AVE                CORAL SPRIN            FL       330710000   $25,000.00
22094577           FANICK                4512 LITTLETON COURT            BRYAN                  TX       778020000   $73,800.00
22094619           SAXEY                 1170 E BELSAW CIRCLE            SANDY                  UT       840940000   $162,400.00
22094635           MORALES               2417 N CENTRAL AVENUE           CHICAGO                IL       606390000   $167,500.00
22094676           SOINI                 4470 NW 25TH PLACE              LAUDERHILL             FL       333130000   $57,100.00
22094692           RAYNER                3812 BAY FRONT ROAD             MOBILE                 AL       366050000   $180,000.00
22094734           GARRETT               7063 WONDERLAND COURT           JACKSONVILL            FL       322100000   $20,000.00
22094767           GREGORY               16112 GLASGOW DRIVE E           LOXAHATCHEE            FL       334700000   $92,000.00
22094791           MUTH                  3715-47 STREET NORTH            ST.PETERSBU            FL       337130000   $54,400.00
22094825           MAYBANK               3603 AMANDA COURT               POWDER SPRI            GA       301270000   $87,000.00
22094882           OLIVO                 6801 SW 27TH COURT              MIRAMAR                FL       330230000   $84,000.00
22094908           O'BRIEN               5065 NW EDGARTON TERRACE        PORT ST LUC            FL       349830000   $22,180.00
22094916           RYAN                  209 BENTBOUGH DRIVE             LEESBURG               FL       347480000   $72,800.00
22094932           ROJAS                 5419 W CHOLLA                   GLENDALE               AZ       853040000   $66,500.00
22094940           KEOWN                 6905 BOXWOOD COURT              PEWEE VALLE            KY       400560000   $68,800.00
22094965           WIND                  120 GREENWOOD DRIVE             LOVELAND               CO       805370000   $126,400.00
22095038           GILLMAN               2714 BETTY PLACE                HOLIDAY                FL       346910000   $53,600.00
22095046           BYRNES                2208 PHILZER STREET NW          NORTH CANTO            OH       447200000   $104,000.00
22095053           GULJAS                5344 S ARLINGTON                GREEN                  OH       442320000   $82,400.00
22095061           HENDERSON             417 E SAMPSON STREET            MAGNOLIA               NC       284530000   $56,525.00
22095079           KYLANDER              6626 FRIEDEN CHURCH ROAD        GIBSONVILLE            NC       272490000   $99,200.00
22095095           BELANGER              1819 54TH TERRACE SW            NAPLES                 FL       341160000   $69,600.00
22095103           PIM                   3209 SOUTHERN PARKWAY           W BRADENTON            FL       342050000   $76,900.00
22095137           WORLEY                511 SCENIC STREET               LEESBURG               FL       347480000   $65,600.00
22095145           EUBANKS               18496 GRAND AVENUE              PORT CHARLO            FL       339480000   $63,000.00
22095178           ELSBERRY              4211 38TH ST                    W BRADENTON            FL       342050000   $63,700.00
22095194           MOSLEY                4660 EFFINGHAM ROAD             JACKSONVILL            FL       322080000   $43,000.00
22095202           ROGERS                21512 EDGEWATER DRIVE           PORT CHARLO            FL       339520000   $88,000.00
22095210           KONSLER               2321 FALMOUTH ROAD              MAITLAND               FL       327510000   $55,000.00
22095236           JONES                 433 TROWBRIDGE AVE              DEPTFORD               NJ        80960000   $71,000.00
22095277           SLAUGHTER             6768 HICKORY TRAIL              PINSON                 AL       351260000   $46,400.00
22095335           ROLLEN                8150 KELP COURT                 CRYSTAL RIV            FL       344280000   $51,200.00
22095343           TORRES                12135 DAKOTA WOODS LANE         ORLANDO                FL       328240000   $81,600.00
22095350           HENDRICKS             4300 DRAKE WOOD LANE            NASHVILLE              TN       372180000   $74,400.00
22095392           JENKINS               2350 CREEKRIDGE DRIVE           ROCKY MOUNT            NC       278040000   $38,959.00
22095400           BUTCHER               2334 PROSPECT ST                INDIANAPOLI            IN       462030000   $42,400.00
22095418           KENNEDY               1307 KREMER AVENUE              LOUISVILLE             KY       402130000   $56,000.00
22095426           WILLIAMS              112 N 9TH AVENUE                MAIDEN                 NC       286500000   $60,000.00
22095434           PHELAN                146 HIGH TIDE DRIVE             WILMINGTON             NC       284050000   $105,000.00
22095467           VAVROCK               30109 ALLIANCE SALEM ROAD       SALEM                  OH       444600000   $80,000.00
22095483           RICHARDSON            7028 DRURY ST                   TAMPA                  FL       336350000   $70,400.00
22095491           LANE                  7915 HOLGATE ROAD               PENSACOLA              FL       325140000   $72,000.00
22095509           BUTTS                 3262 SLATE STONE ROAD           CABLE                  OH       430090000   $90,100.00
22095533           RICE                  306 RANDOLPH ROAD               VENICE                 FL       342930000   $24,900.00
22095558           KRIENKE               1719 N 10TH STREET              JACKSONVILL            FL       322500000   $79,200.00
22095574           HUTCHINSON            15314 73RD TERRACE              N PALM BEAC            FL       334180000   $148,000.00
22095582           CASH                  4651 BETHEL CHURCH ROAD         HICKORY                NC       286020000   $68,000.00
22095608           HAUTAMAKI             475 DIONE PLACE                 LITTLETON              CO       801240000   $107,600.00
22095616           O'SHEA                102 N PARK AVENUE               MANITO                 IL       615460000   $25,000.00
22095632           PUCCI                 56 EMPIRE ROAD                  PATTERSON              NY       125630000   $42,750.00
22095640           ZUCKERMAN             162 BUNKER LANE                 SANFORD                FL       327710000   $52,000.00
22095707           WINKLE                6220 CORALBERRY TERRACE         PORT CHARLO            FL       339810000   $72,000.00
22095715           GREENE                155 HANSON AVENUE               PISCATAWAY             NJ        88540000   $40,000.00
22095756           CLEMENTS              111 22ND STREET SE              NAPLES                 FL       341170000   $100,000.00
22095764           SEELY                 3525 ROTHSCHILD DRIVE           PENSACOLA              FL       325030000   $18,000.00
22095772           FLORENCE              2738 NORTH PERSHING AVENU       SARASOTA               FL       342340000   $21,000.00
22095798           HIGGINS               5015-31 AVENUE SOUTH            ST. PETERSB            FL       337070000   $24,000.00
22095806           MARLETTE              980 OAK DRIVE                   OVIEDO                 FL       327650000   $71,200.00
22095822           SATTER                7076 OXLEY ROAD                 BROOKSVILLE            FL       346010000   $63,750.00
22095848           TERRIO                10973 108TH STREET NORTH        LARGO                  FL       337780000   $67,150.00
22095905           DOLLENMEYER           1386 RED BUD LN                 MILFORD                OH       457500000   $95,625.00
22095954           FRANKLIN              3525 NW 54TH LANE               GAINESVILLE            FL       326530000   $92,000.00
22095962           BUTLER                1575 S PROSPECT AVENUE          CLEARWATER             FL       337560000   $45,900.00
22095970           LOVATO                9020 OGDEN STREET               THORNTON               CO       802290000   $80,000.00
22096002           CICCAGLIONE           5259 SELBY DRIVE                FORT MYERS             FL       339190000   $95,000.00
22096010           GREEN                 2005 W PALMETTO AVENUE          PLANT CITY             FL       335670000   $44,800.00
22096028           TREULIEB              26619 BIMINI DRIVE              TAVARES                FL       327780000   $74,800.00
22096036           COLEMAN               6423 SABLEWOOD DRIVE EAST       JACKSONVILL            FL       322440000   $61,000.00
22096069           ESPINOSA              3491 MOWRY PL                   WESTMINSTER            CO       800300000   $98,500.00
22096077           HART                  6208 N 44TH STREET              TAMPA                  FL       336100000   $26,500.00
22096226           MORRIS, JR.           412 DUQUE RD                    LUTZ                   FL       335460000   $17,000.00
22096242           HOPE                  4011 MONTGOMERY TERRACE         TAMPA                  FL       336160000   $60,000.00
22096259           HAMILTON              1918 LINCOLN STREET             LONGMONT               CO       805010000   $110,000.00
22096275           GIVENS                8207 TARSIER AVENUE             NEW PORT RI            FL       346530000   $16,390.00
22096309           REYNOLDS              124 PEBBLE CREEK LANE           FRANKLIN               TN       370640000   $110,400.00
22096325           LEASURE               359 WILLIAMS ST                 CUMBERLAND             MD       215020000   $40,500.00
22096341           NIXON                 6949 CAVALIER ROAD              JACKSONVILL            FL       322080000   $41,000.00
22096390           FULK                  7645 FOXBORO COURT              COLUMBUS               OH       432350000   $112,000.00
22096440           ZERBY                 4109 WARWICK BLVD               KANSAS CITY            MO       641110000   $107,950.00
22096457           GURLEY                3524 HAVENWOOD ROAD             CHARLOTTE              NC       282050000   $70,000.00
22096473           CWALINA               288 SLOCUM STREET               SWOYERSVILL            PA       187040000   $74,162.00
22096507           JOHNSON               3110 L WICHITA                  WICHITA                KS       672170000   $65,700.00
22096523           KYSER                 9901 ROBISON ROAD               LOUISVILLE             KY       402990000   $60,400.00
22096549           DORSEY                4625 CHICKORY HILL LANE         BALTIMORE              MD       212080000   $106,720.00
22096556           ENGLAND               2480 SIDE LANE                  CONOVER                NC       286130000   $83,200.00
22096572           DIAZ                  9025 SW 36 STREET               MIAMI                  FL       331650000   $116,000.00
22096580           WEBB                  1607 FULLER ST                  WINFIELD               KS       671560000   $56,000.00
22096606           BUIS                  1695 DUKE RD                    LONGS                  SC       295680000   $64,800.00
22096614           WAGGONER              161 TWIN BRIDGES ROAD           CHARLEROI              PA       150220000   $96,800.00
22096648           WALLACE               6555 PAWNEE CIRCLE              COLORADO SP            CO       809150000   $98,400.00
22096671           THALHEIMER,           164 CREST AVE                   LANCASTER              PA       176020000   $163,300.00
22096697           TIPTON                7712 WHISPER WOODS              NEW PORT RI            FL       346550000   $116,000.00
22096713           O'NEAL                6252 SW 8TH PLACE               GAINESVILLE            FL       326070000   $24,800.00
22096721           TAYLOR                627 FOUNTAIN INN ROAD           WOODRUFF               SC       293880000   $45,200.00
22096747           WISE                  105 IVY DRIVE                   DEL RIO                TX       788400000   $45,000.00
22096770           GEORGE                3769 IBEN WAY-PITTSBURGH        BRENTWOOD B            PA       152270000   $47,600.00
22096788           BASSETT               ROUTE 3 BOX 703-G               TALLAHASSEE            FL       323080000   $80,000.00
22096804           TUCKER                1016 E WASHINGTON AVE           EUSTIS                 FL       327260000   $34,450.00
22096820           TAYLOR                1706 NW 1ST AVENUE              OCALA                  FL       344750000   $36,000.00
22096838           QUEENER               5950 PRESLEY RD                 LOUDON                 TN       377740000   $72,800.00
22096846           DALTON                5287 PASS CT                    SUGARHILL              GA       305180000   $53,550.00
22096879           CAUTHEN               165 JOY ROAD                    CAMDEN                 SC       290200000   $55,800.00
22096887           DENISON               314 KENWOOD AVE                 WILMINGTON             NC       284050000   $96,000.00
22096895           THOMAS                93 JOY AVENUE                   DELEWARE               OH       430150000   $80,000.00
22096929           TALLMAN               1620 JOHNS AVENUE SE            EAST CANTON            OH       447300000   $69,600.00
22096978           COYNE                 312-14 GASKILL STREET           PHILADELPHI            PA       191470000   $40,000.00
22096986           SAUNDERS              2225 RACQUET CLUB DRIVE         MURFREESBOR            TN       371290000   $147,900.00
22097000           FRANCO                20119 BACKNINE DR               BOCA RATON             FL       334980000   $140,000.00
22097018           ENZOR                 1607 TIVERTON                   WINTER SPRI            FL       327080000   $144,800.00
22097042           DUFFIELD              114 S CELINA STREET             ROANOKE                IL       615610000   $48,000.00
22097059           PEAK                  433 JAMAICA STREET              AURORA                 CO       800100000   $96,800.00
22097067           WILLOUGHBY            1695 DELANEYS FERRY RD          VERSAILLES             KY       403830000   $71,200.00
22097075           ALLEN                 281 RUSSELL DRIVE               WENDELL                NC       275910000   $113,000.00
22097083           HOAG                  1431 MONTICELLO NORTH           ST PETERSBU            FL       337030000   $120,000.00
22097109           KOONTS                241 OLD PASTURE RD              LINWOOD                NC       272990000   $71,200.00
22097133           DEESE                 1041 APOLLO LANE                LANCASTER              SC       297200000   $55,200.00
22097158           EMERY                 39344 6TH AVENUE                ZEPHYRHILLS            FL       335400000   $48,000.00
22097182           SAMARRIPPAS           3014 AVENUE Q NW                WINTER HAVE            FL       338810000   $50,400.00
22097190           CORNETT               820 TYNE GRAY ROAD              AFTON                  TN       376160000   $64,320.00
22097208           SAWYER                469 GRANNY LN                   WEST COLUMB            SC       291720000   $88,000.00
22097216           FAULKNER              5163 W HALSTEAD CT              SALT LAKE C            UT       841180000   $101,600.00
22097232           HAIGHT                5320 DENVER STREET NE           ST PETERSBU            FL       337030000   $93,600.00
22097257           LAWRENCE              110 N 19TH STREET               LOUISVILLE             KY       402030000   $35,000.00
22097273           GARCIA                4019 N A ST                     TAMPA                  FL       336090000   $36,200.00
22097307           YATES                 3035 HIGHWAY 11                 MOSELLE                MS       394590000   $35,000.00
22097315           COY                   303 OAKWOOD COVE                LA VERGNE              TN       370860000   $118,800.00
22097331           MCHUGH                451 FAIRVIEW ROAD               ASHEVILLE              NC       288030000   $108,000.00
22097356           GAVINS                120 BUMPIE LANE                 RIDGEVILLE             SC       294720000   $53,550.00
22097364           SISSON                7526 CHASE STREET               ARVADA                 CO       800030000   $109,000.00
22097372           FOURNET               23262 BURVANT STREET            ABITA SPRIN            LA       704200000   $22,500.00
22097380           BROWN                 2515 PROSPECT AVENUE            PARSONS                KS       673570000   $59,075.00
22097398           MUNIZ                 65 XAVIER STREET                DENVER                 CO       802190000   $88,000.00
22097406           JIMENEZ               11173 SYLVAN POND CIRCLE        ORLANDO                FL       328250000   $80,000.00
22097448           HURST                 124 HOPE CR                     ORLANDO                FL       328110000   $36,800.00
22097463           THOMAS                2115 N ORANGE AVENUE            SARASOTA               FL       342340000   $28,000.00
22097471           PARK                  109 FREDDIE LOOP ROAD           DILLON                 SC       295360000   $60,000.00
22097521           HAMMOND               4658 ROSEMARY STREET            MIDDLEBURG             FL       320680000   $51,850.00
22097539           NELSON                102 43RD ST NW                  BRADENTON              FL       342090000   $52,000.00
22097547           POTTS                 6865 11TH AVE NORTH             ST.PETERSBU            FL       337100000   $92,000.00
22097562           HAMM                  19 MAPLE HOLLOW ROAD            MOUNT AIRY             NC       270300000   $54,300.00
22097588           HEFFNER               6611 KERR DR                    RANDLEMAN              NC       273170000   $61,600.00
22097604           MELICHAR              5923 SE RIVERBOAT DRIVE #       STUART                 FL       349970000   $22,500.00
22097620           WEBB                  5851 N LN                       ORLANDO                FL       328080000   $65,875.00
22097646           MAKINEN               109 MOHAWK CT.                  EVANSTON               WY       829300000   $85,000.00
22097653           GAINEY                2456 SANTEE DRIVE               HARTSVILLE             SC       295500000   $52,500.00
22097661           COHEN                 26 PROMONTORY CT                HILTON HEAD            SC       299280000   $54,000.00
22097695           GORE                  3817 STERN DR                   CONWAY                 SC       295260000   $90,400.00
22097703           MCKINNY               107 N 19 CIRCLE S.W.            VERO BEACH             FL       329620000   $83,200.00
22097729           GOFFINET              3324 CONNIFF ROAD               GROVELAND              FL       347360000   $56,000.00
22097737           CHILTON               803 MOSER ROAD                  LOUISVILLE             KY       402230000   $79,900.00
22097760           MC CAA                915 TURIN STREEET               ROME                   NY       134400000   $103,000.00
22097778           CANASKI               322 ALICE ST                    AMA                    LA       700310000   $44,560.00
22097802           PALKA                 2665 E 131ST PLACE              THORNTON               CO       802410000   $137,600.00
22097828           FINCH                 3103 VOLL LANE                  SOUTH BEND             IN       466150000   $25,800.00
22097919           DUFFY-SEDICI          18337 OAK WAY DRIVE             HUDSON                 FL       346670000   $120,800.00
22097927           ALSTON                5308 BAKERS MILL ROAD           DURHAM                 NC       277070000   $184,800.00
22097968           CASTILLO              691 OLD HWY 52 SOUTH            MT. AIRY               NC       270300000   $88,000.00
22097992           COOPER                1408 OAK HILL CT                RALEIGH                NC       276100000   $70,800.00
22098008           DELANCE                ROUTE 1 BOX 856                STARKE                 FL       320910000   $50,400.00
22098024           DORE                  1019 S PARKS DRIVE              SAINT MARTI            LA       705820000   $24,000.00
22098032           GOERLER               1106 S STATE STREET             HARRISON               OH       450300000   $76,800.00
22098057           HAYNES                413 GABRIEL LANE                ALEXANDRIA             LA       713010000   $52,700.00
22098073           LEBLANC               1501 HOVERSHAM DR               NEW PORT RI            FL       346550000   $20,000.00
22098081           CALLEGARI             1226 LINDEN GROVE ROAD          CHURCH POIN            LA       705250000   $28,325.00
22098099           CUNNINGHAM            14422 GRANT ST                  TAMPA                  FL       335270000   $46,500.00
22098115           MCCOMBS               9739 NE 16TH STREET             OKEECHOBEE             FL       349740000   $31,925.00
22098131           CLARK                 2681 HARBOR BEACH PARKWAY       FT LAUDERDA            FL       333160000   $66,000.00
22098156           ROCHA                 4515 W ROGERS                   TAMPA                  FL       336110000   $55,000.00
22098164           SMITH                 5836 SOUTH MAY ST               CHICAGO                IL       606210000   $54,000.00
22098172           LYONS                 114 ALBEMARLE ROAD              WILMINGTON             NC       284050000   $19,062.00
22098198           WHITTINGTON           1 N PARK RD                     N WILKSBORO            NC       286590000   $64,000.00
22098214           JACOBSEN              514 BROXBURN AVENUE             TEMPLE TERR            FL       336170000   $70,000.00
22098222           YEAGER                690 SEVEN HILLS ROAD            CHICORA                PA       160250000   $66,000.00
22098230           DOWDY                 2195 HEBRON DUNBAR ROAD         CLIO                   SC       295250000   $38,000.00
22098248           HARRISON              854 N DRAKE                     CHICAGO                IL       606510000   $69,000.00
22098255           DOWDY                 2195 HEBRON DUNBAR ROAD         CLIO                   SC       295250000   $12,000.00
22098263           JACOMINO              8335 GARRISON CIRCLE            TAMPA                  FL       336150000   $48,800.00
22098271           COWANS                1023 HILL ROAD                  ANDERSON               SC       296210000   $60,000.00
22098289           ROMERO                915 PIAT ROAD                   YOUNGSVILLE            LA       705920000   $44,175.00
22098297           RILEY                 4465 BANNEKA ST                 ORLANDO                FL       328110000   $21,500.00
22098305           BRODER                1140 S ORLANDO AVE              MAITLAND               FL       327510000   $21,500.00
22098347           PHILLIPS              695 PRITCHETT ROAD              FAYETTEVILL            NC       283040000   $44,000.00
22098354           OHRENSTEIN            2259 SHADOW WOOD LANE           SARASOTA               FL       342400000   $251,000.00
22098388           MILLER, JR.           1816 KENTUCKY AVENUE            LYNN HAVEN             FL       324440000   $69,300.00
22098404           BALTON                190 CLEVELAND STREET            RIPLEY                 TN       380630000   $16,100.00
22098412           RAY                   224 CURTIS DRIVE                SUMTER                 SC       291530000   $25,500.00
22098420           ALDAY                 2681 28TH AVE SE                NAPLES                 FL       341170000   $81,900.00
22098453           TAYLOR                1905 LOUIE CARTER ROAD          BALDWIN                FL       322340000   $40,000.00
22098461           BOWMAN                711 N ALABAMA ST                BRAZIL                 IN       478340000   $52,800.00
22098487           HOUSE                 317 LAKESHORE DRIVE             CASSOPOLIS             MI       490310000   $80,750.00
22098495           RICHARDS              881 S MARION ROAD               AVON PARK              FL       338250000   $80,000.00
22098511           LUTZ                  444 NOBLE STREET                KUTZTOWN               PA       195300000   $106,400.00
22098529           BAGGETT               4657 EVELYN STREET              PACE                   FL       325710000   $24,200.00
22098537           LEEDS                 8458 E MONTEBELLO AVENUE        SCOTTSDALE             AZ       852500000   $69,599.25
22098545           COOPER                38 HELEN DRIVE                  MADISONVILL            LA       704470000   $38,500.00
22098552           BRADLEY               750 SMILEY AVENUE               PENSACOLA              FL       325140000   $36,000.00
22098560           HOBBS                 6119 SYRCLE DRIVE               MILTON                 FL       325700000   $33,600.00
22098578           BALOW                 924 MISSOURI STREET             SUMTER                 SC       291500000   $41,310.00
22098610           INGLES                2345 POPLARWOOD                 BATON ROUGE            LA       708160000   $112,200.00
22098628           MORGAN                3601 AMTICO DRIVE               GULFPORT               MS       395010000   $40,800.00
22098636           GASPARD               905 CLEMENT ROAD                WEST MEMPHI            AR       723010000   $79,200.00
22098644           INGRAM                301 MONROE STREET               MONROEVILLE            IN       467730000   $11,102.00
22098651           CLIMIE                2350 WHALEN STREET              HAMTRAMCK              MI       482120000   $40,800.00
22098669           COOK                  160 BONNY AVENUE                CASCADE                VA       240690000   $68,000.00
22098677           HARRELL               4434 E WOOD STREET              PHOENIX                AZ       850400000   $12,750.00
22098693           MCGEE                 565 SPRUCE STREET               AURORA                 IL       605060000   $72,000.00
22098701           TRONO                 1534 AMHERST LANE               KISSIMMEE              FL       347440000   $84,400.00
22098719           GRAFLUND              195 BRANCH BROOK RD             WILTON                 CT        68970000   $141,300.00
22098727           FORD                  735 WINTON AVENUE               PENSACOLA              FL       325070000   $21,375.00
22098735           TRONO                 1534 AMHERST LANE               KISSIMMEE              FL       347440000   $14,200.00
22098743           DAVENPORT             109 BEECHWOOD DR                SIMPSONVILL            SC       296810000   $69,000.00
22098768           STROTHER              1829 PICADILLY CIRCUS           CULPEPER               VA       227010000   $57,600.00
22098776           NEAL                  1444 SNELL BLVD                 NASHVILLE              TN       372180000   $39,000.00
22098792           HUNT                  610 STRAWBERRY LANE             JACKSON                MO       637550000   $28,000.00
22098818           ABRAMS                9 WORTHINGTON CT                SUMTER                 SC       291540000   $70,800.00
22098826           BLACK                 222 LEE ST                      OCOEE                  FL       347610000   $47,532.19
22098859           SCOTT                 9817 SOUTH GREENWOOD AVE        CHICAGO                IL       606280000   $70,400.00
22098867           MARTIN                4855 TALLEY ROAD                WALKERTOWN             NC       270510000   $88,700.00
22098875           JOHNSON-WILS          17509 CENTRAL PARK AVE.         HAZEL CREST            IL       604290000   $153,500.00
22098891           MCGOWEN               5200 MANNING STREET             MERIDIAN               MS       393070000   $33,200.00
22098909           THOMAS                102 MONTANA DRIVE               TUPELO                 MS       388010000   $54,000.00
22098925           HALL                  267 COLLEGE STREET              VANCEBORO              NC       285860000   $56,000.00
22098933           KING                  110 BROADVIEW STREET            KINGSPORT              TN       376650000   $44,800.00
22098941           MOORE                 203 E MEADOW ROAD               THOMASVILLE            NC       273600000   $68,400.00
22098958           GREENAWALT            17035 106TH ST                  HOYT                   KS       664400000   $73,525.00
22098966           HOWARD                2613 LITTLE MT CREEK ROAD       OXFORD                 NC       275650000   $58,400.00
22098974           GUERRA                3623 W 66TH STREET              CHICAGO                IL       606290000   $89,600.00
22098982           BOSWELL               573 RED CUT HILL ROAD           LEESVILLE              LA       714460000   $42,000.00
22099006           PIERSON                ROUTE 2 BOX 114                MARYVILLE              MO       644680000   $78,000.00
22099014           BUDDS                 161 CLEMENTS ROAD               CENTRALIA              IL       628010000   $44,800.00
22099022           BOULDING              220 W AIKEN RD                  EDEN                   NC       272880000   $47,200.00
22099048           BURKE                 361 ARNOLD MILL ROAD            WOODSTOCK              GA       301880000   $92,400.00
22099055           ROBINSON              295 S EXCHANGE AVENUE           CALUMET CIT            IL       604090000   $112,000.00
22099113           DAIGLE                807 FLORENCE ST                 MORGAN CITY            LA       703800000   $21,600.00
22099139           SIMS                  120 LOBLOLLY ROAD               MOULTRIE               GA       317680000   $68,000.00
22099147           BELL                  4039 EDGE ROAD                  PITTSBURGH             PA       152270000   $100,000.00
22099154           HERNANDEZ             2428 W AUGUSTA                  CHICAGO                IL       606220000   $81,000.00
22099162           MURPHY                338 STOCKING HEAD RD            ROSE HILL              NC       284580000   $63,000.00
22099170           HURTADO               W220 S1551 SPRINGDALE ROA       WAUKESHA               WI       531860000   $148,950.00
22099188           KLINE                 715 LAYTON RD                   ANDERSON               IN       460110000   $54,530.00
22099196           INDELLICATI           209 N BEECH ST                  MASSAPEQUA             NY       117580000   $30,500.00
22099204           JANES                 12105 NE 119TH STREET           VANCOUVER              WA       986820000   $26,300.00
22099212           POPE                  5217 SOMERSET ST                DETROIT                MI       482240000   $46,500.00
22099220           PEACE                 1819 CLAYTON DRIVE              OXON HILL              MD       207450000   $166,500.00
22099238           HOLZER                8524 NEWCOMB DRIVE              PARMA                  OH       441290000   $107,100.00
22099253           HARRIS                130 FOREST BROOK DRIVE          EASTANOLLEE            GA       305380000   $51,200.00
22099287           BALL                  1424 DALEWOOD DRIVE             JARRETTSVIL            MD       210840000   $180,000.00
22099295           MEEK                  53 FALCON CIRCLE                AMELIA                 OH       451020000   $76,800.00
22099303           MAGAHA                1919 N 152ND                    BASEHOR                KS       660070000   $18,000.00
22099311           TAYLOR                2803 TENNYSON PLACE             HAZELCREST             IL       604290000   $95,000.00
22099329           MOONEYHAN             2564 HOLLYBROOK DRIVE           BURLINGTON             NC       272170000   $75,200.00
22099444           MURPHY                 LOT 14 CHRISTIAN DR            TALKING ROC            GA       301750000   $46,400.00
22099451           SAYRE                 32901 SHORT STREET              BURLINGTON             WI       531050000   $81,000.00
22099493           DUNLAP                1277 SELLS AVENUE               ST. LOUIS              MO       631470000   $39,900.00
22099527           GADBOIS               248 PINE POINT ROAD             SCARBOROUGH            ME        40740000   $125,600.00
22099543           LIBEY                 148 N SPRUCE STREET             GENESEE                ID       838320000   $56,000.00
22099550           AUSTIN                1809 W 6TH STREET               ANDERSON               IN       460160000   $32,000.00
22099568           PUTNEY                1116 OAK PLAINS ROAD            CLARKSVILLE            TN       370430000   $62,625.00
22099576           KNIGHT                1230 EWING STREET               FORT WAYNE             IN       468020000   $26,350.00
22099618           WALKER                6127 WASHINGTON BLVD            SAINT LOUIS            MO       631120000   $81,600.00
22099634           CAMPBELL              1620 S CHRISTIANA AVENUE        CHICAGO                IL       606230000   $87,000.00
22099675           RIEHL                 3751 BENNETT                    DEARBORN               MI       481240000   $122,400.00
22099691           LAIL                  2359 PINNACLE DR                CATAWBA                NC       286090000   $15,454.00
22099733           WHITE                 1100 PLOWDEN MILL ROAD          SUMTER                 SC       291530000   $50,150.00
22099741           SIMMONS               1940 CATLIN DR                  BARNHART               MO       630120000   $71,200.00
22099758           KNIGHT                311 NEW COWARD ROAD             COWARD                 SC       295300000   $48,750.00
22099774           LAIL                  2359 PINNACLE DR                CATAWBA                NC       286090000   $87,394.00
22099808           JONES                 3105 CONNIE DR                  TALLAHASSEE            FL       323110000   $46,400.00
22099816           JONES                 3506 AITCH RD                   UNION                  MO       630840000   $24,000.00
22099824           MORROW                2609 GREENWAY AVE               LONGVIEW               WA       986320000   $98,400.00
22099840           WARREN                1399 11000 ROAD                 ALTAMONT               KS       673300000   $52,000.00
22099857           MORGAN                1510 EIGHTH AVENUE              BELVIDERE              IL       610080000   $67,000.00
22099873           KRAKOVITZ             4002 ALBEMARLE AVE              DREXEL HILL            PA       190260000   $81,750.00
22099881           BAIRD                 949 N MASSASOIT                 CHICAGO                IL       606510000   $62,000.00
22099899           HADY                  240 MANOR ROAD                  STATEN ISLA            NY       103140000   $34,000.00
22099907           BRAUER                2700 TANAGER DRIVE              WILMINGTON             DE       198080000   $23,000.00
22099956           TAYLOR                3359 WOODSIDE DRIVE             FAIRFIELD              OH       450140000   $66,700.00
22099964           SHERWOOD              7600 ZEBULON ROAD               MACON                  GA       312100000   $51,765.00
22099972           DELEON                1520 W BLANCO BLVD              BLOOMFIELD             NM       874130000   $94,400.00
22099980           MOLES                 7131 COTTONWOOD RD LOT 95       CELINA                 OH       458220000   $49,599.99
22099998           WILEY                 4221 THORPE RD                  BELGRADE               MT       597140000   $86,560.00
22100002           BOWEN                 600 SABLE PALM WAY              PANAMA CITY            FL       324080000   $19,000.00
22100010           RULE                  7 RONDAL DR                     SOUTH CHARL            WV       253090000   $54,400.00
22100028           STINSON, JR.          1504 EASTRIDGE DR               SLIDELL                LA       704580000   $77,680.00
22100044           BRIDGES               2046 WRIGHTSVILLE RIDDLEV       HARRISON               GA       310350000   $34,500.00
22100051           GASTON                322 HILBERT DRIVE               MONROE                 LA       712910000   $43,500.00
22100077           SEXTON                36148 E CR 1200 N               MASON CITY             IL       626640000   $95,200.00
22100093           ROBINSON              808 MARQUETTE STREET            FLINT                  MI       485040000   $75,600.00
22100101           FLUCK                 161 ALCYON BLVD                 PITMAN                 NJ        80710000   $72,800.00
22100119           PICARD                10419 W PROVIDENCE RD           RICHMOND               VA       232360000   $78,200.00
22100143           LEWIS                 108 SHERRILL ST                 LICKING                MO       655420000   $25,000.00
22100176           LEE                   15483 SW 102 COURT              MIAMI                  FL       331570000   $63,750.00
22100192           WUTZDORFF             1052 YORKTOWN DRIVE             CHARLESTON             SC       294120000   $82,400.00
22100226           BEVERLY               141 R STREET                    THOMASTON              GA       302860000   $54,400.00
22100242           BOONE                  MTN VIEW CHURCH ROAD           ZIRCONIA               NC       287900000   $54,800.00
22100275           COPELAND              216 NORTH MAIN                  SYLVIA                 KS       675810000   $31,875.00
22100283           THORPE                1518 W 2ND STREET               JACKSONVILL            FL       322090000   $12,000.00
22100291           GRAHAM                1593 LOOP ROAD                  RAEFORD                NC       283760000   $50,000.00
22100317           NCHEGE                1107 CANDY LANE                 FLORENCE               SC       295050000   $43,360.00
22100325           HALL                  9005 W BRITTON                  WICHITA                KS       672050000   $104,550.00
22100366           KITAGAWA              846 SUNNYSIDE SHADY REST        KINGS MOUNT            NC       280860000   $76,000.00
22100374           NOLAN                 1747 DESERT FRONT ROAD          WRIGHTWOOD             CA       923970000   $65,000.00
22100382           MOORE                 507 CEDAR STREET                GREENWOOD              MS       389300000   $12,700.00
22100390           MCADOO                527 N 4TH STREET                CARBONDALE             KS       664140000   $48,374.99
22100408           STOWELL               1176 SOUTHGATE DR               STARKVILLE             MS       397590000   $122,800.00
22100457           ROSS                  801 COUCH N FOUR DRIVE          LEESBURG               FL       347480000   $48,000.00
22100465           MOLER                 2378 JAMESTOWN ROAD SE          CROOKSVILLE            OH       437310000   $22,000.00
22100473           STOWELL               1176 SOUTHGATE DR               STARKVILLE             MS       397590000   $15,350.00
22100507           JENSON                1903 3RD AVENUE N               GREAT FALLS            MT       594010000   $85,700.00
22100523           HUFF                  1948 BRENNAN WAY                LITHIA SPRI            GA       300570000   $80,000.00
22100531           PAGE                  2521 HWY 80 EAST                ADRIAN                 GA       310020000   $25,500.00
22100564           SMITH                 7016 ALBANY AVENUE              NORTH BEACH            MD       207140000   $104,800.00
22100580           HEMBREE               6105 OWENTON ROAD               FRANKFORT              KY       406010000   $34,718.79
22100606           LOSEY                 303 E BROADWAY                  MONMOUTH               IL       614620000   $18,000.00
22100614           LO                    5361 SW 9TH CT                  PLANTATION             FL       333170000   $24,000.00
22100622           HEMBREE               6105 OWENTON ROAD               FRANKFORT              KY       406010000   $20,626.09
22100630           EVERS                 7507 KILCULLEN DR               CHARLOTTE              NC       282700000   $19,240.00
22100655           POHLMAN               5950 LAKEWIND DRIVE             TOWN OF WIN            WI       549270000   $25,001.00
22100663           ALLISON               791 HWY 212                     EATONTON               GA       310240000   $73,400.00
22100689           TURNER                6010 SHETLAND LANE              INDIANAPOLI            IN       462780000   $297,500.00
22100705           JONES                 2179 MARSHALL HALL ROAD         BRYANS ROAD            MD       206160000   $100,000.00
22100721           WHITAKER              5302 BIG BRANCH ROAD            AMBURGY                KY       417730000   $51,000.00
22100739           FRUITS                9333 PADDOCK ROAD               CAMBY                  IN       461130000   $23,186.00
22100762           CHURCH                19 EMS LANE C28A                WARSAW                 IN       465800000   $27,890.00
22100770           FARRIS                1402 S 10TH STREET              IRONTON                OH       456380000   $31,200.00
22100796           COOMES                1009 CHILICOOP ROAD             SHEPHERDSVI            KY       401650000   $85,000.00
22100820           WOODS                 1506 S PERSHING                 MUNCIE                 IN       473020000   $52,080.00
22100838           FRANK                 1822 S NANTUCKET DRIVE          LORAIN                 OH       440530000   $117,900.00
22100846           PERRY                 7508 ROCKRIDGE SCHOOL RD        KENLY                  NC       275420000   $76,500.00
22100853           TANNER                3812 SUE ELLEN DRIVE            RALEIGH                NC       276040000   $111,000.00
22100861           YELTON                651 WOODFORD AVE                HAMILTON               OH       450130000   $61,600.00
22100887           DELEU                 54655 BITTERSWEET ROAD          MISHAWAKA              IN       465450000   $29,000.00
22100895           BUTLER                3094 HARRIS AVENUE              MEMPHIS                TN       381140000   $39,100.00
22100903           MURPHY                125 DODGE DR                    NASHVILLE              TN       372100000   $56,800.00
22100911           IGNACE                7 DIVISION STREET               BEACON FALL            CT        64030000   $88,500.00
22100937           SHEPHERD              2323 FULBOURNE DRIVE            CINCINNATI             OH       452310000   $74,000.00
22100945           HAGEDORN              115 CHERRY ST                   PEMBERVILLE            OH       434500000   $62,000.00
22100952           HALL                  342 LICK FORK CREEK             REIDSVILLE             NC       273200000   $72,000.00
22100960           HEPBURN               1608 CROSSWIND PLACE            NASHVILLE              TN       372110000   $148,900.00
22100978           KISZKA                8233 ELLSWORTH PLACE            MERRILLVILL            IN       464100000   $80,000.00
22100986           ARMSTRONG             2309 S ST PAUL STREET           INDIANAPOLI            IN       462030000   $54,000.00
22100994           GONDOCS               829 S IRONWOOD                  SOUTH BEND             IN       466150000   $68,000.00
22101000           HAUGEN                1639 FRENCH VALLEY ROAD         RUSSELL SPR            KY       426420000   $60,000.00
22101026           BATHRICK              489 STEPHENS RD                 AKRON                  OH       443120000   $76,000.00
22101059           POTTER                5805 WAYCROSS STREET            RALEIGH                NC       276060000   $88,000.00
22101067           JONES                 1226 IRONWOOD DRIVE             FAIRBORN               OH       453240000   $67,200.00
22101075           KRETA                 2118 OAKWOOD DRIVE              MILFORD                OH       451500000   $39,000.00
22101083           BROOKS                1316 ROMINE ROAD                ANDERSON               IN       460110000   $70,500.00
22101091           BUTLER                168 RED RIVER ROAD              EASLEY                 SC       296400000   $63,000.00
22101109           COURTNEY              7033 STATE ROUTE 241            MILLERSBURG            OH       446540000   $40,000.00
22101117           DONOVAN               1958 N MICHIGAN STREET          TOLEDO                 OH       436110000   $17,000.00
22101174           PATTERSON             12547 S EGGLESTON               CHICAGO                IL       606280000   $59,000.00
22101190           ARNETT                11759 PENMAR DRIVE              MARYLAND HE            MO       630430000   $130,475.00
22101216           VAN HEE               3038 ROCKWOOD TRAIL             ST. CHARLES            MO       633030000   $172,000.00
22101224           SCHLESENER            30511 W 319TH STREET            PAOLA                  KS       660710000   $64,600.00
22101232           NOYES                 5227 CAMELOT NESTATES DR        OAKVILLE               MO       631290000   $108,800.00
22101240           CUMMINGS              5709 CHELA LANE                 YOUNGSVILLE            NC       275960000   $60,300.00
22101281           SANBORN               3313 AUGUSTA AVE                CINCINNATI             OH       452110000   $65,600.00
22101299           EDWARDS                ROUTE 1 BOX 117A               GARNETT                SC       299220000   $27,000.00
22101307           GERHARDT              2835 LEHMAN ROAD                CINCINNATI             OH       452040000   $40,000.00
22101315           SMITH                 3221 HURSEY STREET              DURHAM                 NC       277030000   $76,800.00
22101323           GREENE                274 ANNEASE DR                  FAIRMONT               NC       283400000   $32,000.00
22101331           OUTLAW                1180 HELEN STREET               INKSTER                MI       481410000   $45,500.00
22101349           DAY                   3127 CLIFF AVE                  RICHMOND               VA       232220000   $53,600.00
22101356           SCHUENEMANN           34645 AURORA ROAD               SOLON                  OH       441390000   $99,000.00
22101380           TRASK                 15 MAIN STREET                  SOUTH ROYAL            MA        13680000   $77,300.00
22101406           O'MALLEY              3226 SUDBURY RD                 CHARLOTTE              NC       282050000   $64,800.00
22101414           COMBS                 290 MADISON PKWY                ERLANGER               KY       410170000   $42,500.00
22101422           MORRIS                31441 TYLER RD                  WALKERTON              IN       465740000   $164,000.00
22101489           SIGMAN                107 BLUELICK ROAD               HENRYVILLE             IN       471260000   $67,500.00
22101497           HERRING               114 E RIVER DR                  OMRO                   WI       549630000   $69,200.00
22101513           WORSHAM               5500 MONARDI CIRCLE             CINCINNATI             OH       452130000   $62,800.00
22101521           HANSEN                1091 W 2200 NORTH               LAYTON                 UT       840410000   $48,000.00
22101539           MERRITT-JOHN           581-583 BLAIR AVENUE           CINCINNATI             OH       452290000   $68,000.00
22101547           WHEELER               3249 US HWY 231                 RENSSELAER             IN       479780000   $20,000.00
22101562           JONES                 2769 COUNTY ROAD U              LIBERTY CEN            OH       435320000   $106,250.00
22101570           AMICK                 11481 N NASH DRIVE              SYRACUSE               IN       465670000   $99,000.00
22101588           ASHLEY                1447 E COUNTY RD 900 N          PITTSBORO              IN       461670000   $57,000.00
22101604           CASWELL               261 16TH ST PL SE               HICKORY                NC       286020000   $63,520.00
22101638           HEATH                 10 S 191 ALAGO                  NAPERVILLE             IL       605600000   $142,400.00
22101646           NEWMAN                735 NORMAN DRIVE                LEEDS                  AL       350940000   $15,500.00
22101653           SMITH                 2481 BIG HORN DRIVE             MORGANTON              NC       286550000   $51,850.00
22101661           SNYDER                132 DIXIE LN                    YOUNGSVILLE            NC       275960000   $68,604.34
22101679           STAKER                175 S HARDIN                    RIDGEWAY               OH       433450000   $76,500.00
22101695           BARTELS               13237 STATE ROUTE #152          TORONTO                OH       439640000   $79,000.00
22101703           ELLEBRACHT            6 SPANGLE WAY                   O'FALLON               MO       633660000   $103,600.00
22101711           WILLIAMSON            927 MAGNOLIA DRIVE              AIKEN                  SC       298030000   $59,200.00
22101737           ROWE                  601 SWILLEY LOOP                PLANT CITY             FL       335670000   $45,000.00
22101752           BROWN                 7022 DANEWOOD COURT             TAMPA                  FL       336150000   $72,000.00
22101760           MC GHEE               5742 HOBGOOD ROAD               ROUGEMONT              NC       275720000   $54,250.00
22101778           DEEVERS               2614 THOMPSON AVE               TERRE HAUTE            IN       478020000   $33,300.00
22101786           LOY                    OLD COLUMBIA ROAD              RUSSELL SPR            KY       426420000   $88,499.00
22101802           BARNEY                3578 W 2250 NORTH               REXBURG                ID       834400000   $95,200.00
22101836           GREGORY               2518 S CRESCENT CLUB            HIXSON                 TN       373430000   $20,000.00
22101851           MALANCUK              1805 S 825 E                    ZIONSVILLE             IN       460770000   $101,500.00
22101877           DIFAZIO               8025 SW 107TH AVE #110          MIAMI                  FL       331730000   $12,500.00
22101919           SNELL                 3800 HILLCREST DR #822          HOLLYWOOD              FL       330210000   $30,000.00
22101927           POTEAT                123 TOPSAIL PLACE               MOORESVILLE            NC       281150000   $212,000.00
22101935           FLORA                 40 W MULBERRY                   MORGANTOWN             IN       461600000   $43,200.00
22101943           CALLIS, III            ROUTE 1 BOX 2296               SALUDA                 VA       231490000   $72,000.00
22101968           CONKLIN               1241 ROBERSON LANE              GRIFTON                NC       285300000   $63,000.00
22101984           EARVIN                4152 RED OAK LANE               IRON STATIO            NC       280820000   $68,000.00
22102008           BERMUDEZ              49 FAIRVIEW DRIVE               BROCKPORT              NY       144200000   $83,200.00
22102024           LEWIS                 74 LAKESHORE LANE               CHATTANOOGA            TN       374210000   $136,000.00
22102040           MCCALLUM              5821 IRIS LAKE COURT            RALIEGH                NC       276040000   $97,200.00
22102057           CRUMLEY               3621 SHERRYDALE LANE            DECATUR                GA       300320000   $70,000.00
22102065           O'CONNELL             1016 MAIN STREET                WEST WARWIC            RI        28930000   $65,000.00
22102081           HARRIS                155 DIXON ROAD                  WESTMINSTER            SC       296930000   $68,000.00
22102107           NEIGHBORS             10109 MILLER ROAD               SODDY DAISY            TN       373790000   $49,100.00
22102131           MANFULL               4518 STATE ROUTE 800 NE         DOVER                  OH       446220000   $85,000.00
22102149           KILPATRICK            539 CHARLES ST                  EAST LANSIN            MI       488230000   $103,700.00
22102164           CARDILLO              6327 LAKESHORE ROAD SOUTH       CANASTOTA              NY       130320000   $83,600.00
22102198           BURCHILL              373 WEST HILL ROAD              SOUTH NEW B            NY       138430000   $21,000.00
22102206           RODRIGUEZ             404 TRAPPERS RUN DRIVE          CARY                   NC       275130000   $120,000.00
22102214           ALLEN                 811 NORTH WEST STREET           LEBANON                IN       460520000   $64,000.00
22102222           CHURCH                 RR1 BOX 650                    GREENVIEW              IL       626420000   $36,700.00
22102230           SMITH                 1116 IVY LANE                   CARY                   NC       275110000   $121,600.00
22102248           ALLEN, JR.            1290 PENORA STREET              DEPEW                  NY       140430000   $32,800.00
22102255           CUMMINGS              7907 SWAMP RD                   BERGEN                 NY       144160000   $13,100.00
22102271           APPELBAUM             924 GLENRIDGE AVENUE            VALLEY STRE            NY       115810000   $45,300.00
22102289           CULLERS               14 KANE PLACE                   BROOKLYN               NY       112330000   $82,000.00
22102339           WHITE                 4516 LANDES DRIVE               PENSACOLA              FL       325050000   $58,500.00
22102354           BROOKS                320 WELLHAM AVENUE              GLEN BURNIE            MD       210610000   $28,100.00
22102370           CALHOUN               2650 WILEY STREET               HOLLYWOOD              FL       330200000   $55,600.00
22102388           CONLON                502 CLANCY ROAD                 MANORVILLE             NY       119490000   $330,000.00
22102404           HAIDAR                6660 MANOR STREET               DEARBORN               MI       481260000   $102,000.00
22102438           ESTEJO                429 ASCOT LANE                  STREAMWOOD             IL       601070000   $112,000.00
22102453           BRYSON                1100 MEADOW VIEW DRIVE          MOUNT ZION             IL       625490000   $76,500.00
22102479           FIKES                 130 MICHIGAN AVENUE             WATERTOWN              NY       136010000   $44,000.00
22102487           GARRITY               4151 PATTON ROAD                CLEVELAND              OH       441090000   $39,200.00
22102503           DIRIENZO              52 HIGH STREET                  ILION                  NY       133570000   $14,900.00
22102545           WALLACE               19145 WATERCREST AVENUE         MAPLE HEIGH            OH       441370000   $26,100.00
22102560           KEMP                  13106 14TH ST                   BOWIE                  MD       207150000   $121,600.00
22102586           DONOHUE               112 EAST STATE STREET           NORTH AUROR            IL       605420000   $17,000.00
22102602           RODRIGUEZ             1109 N KEDVALE                  CHICAGO                IL       606510000   $82,000.00
22102610           GARRAFFA              1444 WITTENBERG RD              MOUNT TREMP            NY       124570000   $22,400.00
22102644           FRAZIER               1250 RAYLEE DRIVE               CHARLESTOWN            IN       471110000   $59,999.00
22102651           DRINKARD              1509 PENROSE AVENUE             ATLANTIC CI            NJ        84010000   $25,900.00
22102685           MCNEELY               907 BALVENIE COURT              CHARLOTTE              NC       282150000   $76,415.00
22102701           PEARSON               555 KELLY ROAD                  SPARTANBURG            SC       293070000   $52,000.00
22102719           POTTS                 3118 WILKIE ROAD                LOUISVILLE             KY       402160000   $65,600.00
22102727           ZELAYA                119 KILMER STREET               DAYTON                 OH       454030000   $21,000.00
22102750           GACUSAN               1564 ALDRICH WAY                SAN JOSE               CA       951210000   $31,200.00
22102768           DOWDY                 420 CRANDALL                    YOUNGSTOWN             OH       445040000   $34,200.00
22102776           HINER                 2752 DRY CREEK RD               AFTON                  WY       831100000   $70,500.00
22102784           BRABB                 99 CLINTON AVENUE               CLOVER                 SC       297100000   $84,480.00
22102792           GRENIGER              19595 HAMBURG STREET            DETROIT                MI       482050000   $23,000.00
22102818           DURISH                24122 OLIVERA DRIVE             MISSION VIE            CA       926910000   $22,000.00
22102842           GUNDERMAN             1186 PEARL ROAD                 BRUNSWICK              OH       442120000   $65,600.00
22102875           BAKER                 3146 KING DRIVE                 PEARL                  MS       392080000   $43,200.00
22102883           HEMBEY                35220 CORNWALL PLACE            NEWARK                 CA       945600000   $25,700.00
22102891           DUNPHY                7900 SAINT GREGORY DRIVE        BALTIMORE              MD       212220000   $36,100.00
22102941           ELDRED                294 KING ROAD                   GREENE                 NY       137780000   $12,000.00
22102966           HONNAH                10515 EDGEMONT DRIVE            HYATTSVILLE            MD       207830000   $27,200.00
22103014           HARDY                 779 SAXON AVENUE                SPARTANBURG            SC       293010000   $41,600.00
22103022           EVERHART              385 N SANDUSKY STREET           TIFFIN                 OH       448830000   $45,600.00
22103030           MCGURN                23 S FRANKLINTOWN ROAD          BALTIMORE              MD       212230000   $29,600.00
22103048           BOICE                 34009 ANNAPOLIS STREET          WAYNE                  MI       481840000   $58,400.00
22103063           HUTCHINGS             2533 APPOMATTOX DRIVE           DECATUR                GA       300340000   $52,600.00
22103097           INGRAM                1514 N SMALLWOOD STREET         BALTIMORE              MD       212160000   $37,600.00
22103113           MCDANIEL              3028 LEGION PARK DRIVE          OWENSBORO              KY       423010000   $44,000.00
22103121           MCANINCH              158 WHITSON DRIVE               ELIZABETHTO            TN       376430000   $69,600.00
22103147           COLE                  4131 PARK HEIGHTS AVENUE        BALTIMORE              MD       212150000   $38,400.00
22103295           GILL                  436 SUNNYVIEW ROAD              HENDERSON              NC       275360000   $49,500.00
22103337           COLE                  4897 NE TOWNLINE ROAD           MARCELLUS              NY       131080000   $67,500.00
22103386           DAGRACA               47 WARREN STREET                WESTBOROUGH            MA        15810000   $66,200.00
22103444           MCGEE                 8634 S BISHOP                   CHICAGO                IL       606200000   $48,500.00
22103477           DENT                  4913 W RUNNING BROOK ROAD       COLUMBIA               MD       210440000   $21,500.00
22103485           MEAHL                 33 FRANCIS STREET               MIDDLEPORT             NY       141050000   $13,200.00
22103501           NOCERINO              903 CONKLIN ROAD                BINGHAMTON             NY       139030000   $17,000.00
22103584           MORENO                835 PENARTH AVENUE              WALNUT                 CA       917650000   $23,700.00
22103634           CLIFTON               6 HARVARD ROAD                  ATCO                   NJ        80040000   $58,800.00
22103642           O'KEEFE               701 TERRACE DRIVE               PARAMUS                NJ        76520000   $47,600.00
22103659           BROWNING              520 GRENE LEFE COURT            SIDNEY                 OH       453650000   $13,900.00
22103667           BROCK                 195 MILLVILLE AVE               HAMILTON               OH       450130000   $101,600.00
22103675           KOEHLER               5 MONROE AVENUE                 SALEM                  IL       628810000   $32,500.00
22103691           O'BRIEN               921 128TH STREET                COLLEGE POI            NY       113560000   $122,400.00
22103824           LAURENT               3226 WEST THOMAS                CHICAGO                IL       606510000   $131,000.00
22103840           KLIEBENSTEIN          118 PERSIMMON HILL TRAIL        PITTSBORO              NC       273120000   $34,300.00
22103865           PINKNEY               428 MILL SWAMP ROAD             EDGEWATER              MD       210370000   $29,400.00
22103881           SHANKS                1665 CLEVELAND AVENUE           COLUMBUS               OH       432110000   $48,000.00
22103907           ROBERTS               6781 WOODLEY ROAD               BALTIMORE              MD       212220000   $18,000.00
22103915           SARNIKOWSKI           15 IRWIN STREET                 NEW HYDE PA            NY       110400000   $70,000.00
22103964           RAYMOND               66 CHERRY STREET                CLIFTON                NJ        70140000   $113,300.00
22103998           RINE                  6 DUKE LANE                     NAPANOCH               NY       124580000   $12,600.00
22104004           CLIFTON               101 AMOS ROAD                   MARTINSVILL            VA       241120000   $22,600.00
22104012           SIZER                 2858 W WARREN                   CHICAGO                IL       606120000   $25,000.00
22104038           RABUSA                1820 N HOWARD STREET            PHILADELPHI            PA       191220000   $33,300.00
22104061           VIRGILIO              8216 LAUREL DRIVE               BALTIMORE              MD       212340000   $62,300.00
22104103           SMITH                 3230 MIDVALE AVENUE             PHILADELPHI            PA       191440000   $128,000.00
22104129           WHEELOCK              156 ERIN LANE                   LUDLOW                 MA        10560000   $97,000.00
22104137           SICA                  12 COPLEY STREET                STATEN ISLA            NY       103140000   $50,400.00
22104145           WHITE ALLGAI          10780 NW 16TH COURT             PLANTATION             FL       333220000   $20,800.00
22104186           JOHN-CHARLES          1234 BEL-MAR STREET             COLUMBUS               GA       319070000   $100,000.00
22104228           PEKOLA                8443 EDWARDS ROAD               HOLLAND PAT            NY       133540000   $40,500.00
22104236           MANN                  30 W COIT STREET                NEW LONDON             CT        63200000   $10,000.00
22104244           JONES                 109 LYNDALE DRIVE               ROME                   NY       134400000   $41,200.00
22104269           GARRETT               4047 HILLSIDE DRIVE             FRANKLINTON            NC       275250000   $65,400.00
22104277           GRIFFITH-MUR          4923 EMMET STREET               OMAHA                  NE       681040000   $50,150.00
22104319           MILAN                 3925 FOSTER MEAD ROAD           SAVANNAH               NY       131460000   $42,400.00
22104350           DUIGUID               772 CONGRESS STREET SE          WASHINGTON             DC       200320000   $92,600.00
22104376           JONES                 136 N CONESTOGA ST              PHILADELPHI            PA       191390000   $32,000.00
22104392           MIGUES                1791 VISTILLAS ROAD             ALTADENA               CA       910010000   $74,800.00
22104418           VETTER                 RD#1 WILLOWEMOE                LIVINGSTON             NY       127580000   $30,300.00
22104426           PARISI                107 ROBBLE AVENUE               ENDICOTT               NY       137600000   $48,000.00
22104467           MIDDOUR               13550 STATE ROAD 350            MOORES HILL            IN       470320000   $78,600.00
22104483           TUCKER                10804 POWERS AVENUE             COCKEYSVILL            MD       210300000   $36,000.00
22104491           BERIGAN               10875 HOBBIT COURT              CONCORD                OH       440770000   $21,500.00
22104517           O'BRIEN               11 PETERS STREET                ELMONT                 NY       110030000   $120,000.00
22104533           RAGLAND               8616 DEEP RIVER ROAD            SANFORD                NC       273300000   $61,200.00
22104541           RAMPLEY               34380 THE FARM ROAD             LAKE ELSINO            CA       925950000   $33,000.00
22104558           PRUYN                 62 RAY ROAD                     REXFORD                NY       121480000   $11,600.00
22104582           GRAMAZIO              1250 YENNECOTT DRIVE            SOUTHOLD               NY       119710000   $30,000.00
22104608           MUNGER                10777 LINOHAU WAY               DIAMONDHEAD            MS       395250000   $52,700.00
22104616           TOSADO                44 CONKLIN STREET               POUGHKEEPSI            NY       126010000   $53,150.00
22104657           TILL                  12714 MILLSTREAM SE COURT       RAINIER                WA       985760000   $115,000.00
22104665           GAJEWSKI              25942 DUTCH SETTLEMENT ST       DOWAGIAC               MI       490470000   $71,825.00
22104673           SUTTER                21221 HAMILTON AVENUE           FARMINGTON             MI       483360000   $102,480.00
22104699           SLADE                 1076 HEARTLAND RD               WILLIAMSTON            NC       278920000   $57,600.00
22104707           FLIPPIN               9410 WEDGEWOOD LANE             WESTMINSTER            CA       926830000   $10,800.00
22104723           D'ERRICO              25 VICTORY DRIVE                MILFORD                CT        64600000   $23,000.00
22104731           CAMACHO               8 MORRISON PLACE                PATCHOGUE              NY       117220000   $104,000.00
22104780           MOSS                  154 LINCOLN DR                  SPARTANBURG            SC       293010000   $35,000.00
22104798           BENDER                4612 DEROME DRIVE               FORT WAYNE             IN       468350000   $79,610.00
22104822           HOEHN, JR             5428 STILLWELL ROAD             HAMBURG                NY       140750000   $73,600.00
22104848           FRANCHELLA            1408 WOOD DUCK ROAD             WOODSTOCK              GA       301880000   $83,000.00
22104855           HANLIN                3464 WATERFORD AVENUE NW        CANTON                 OH       447080000   $161,000.00
22104863           HYDE                  2507 BAY AVENUE                 HOQUIAM                WA       985500000   $64,800.00
22104871           DIES                  501 GRANVILLE ROAD              FRANKLIN               TN       370640000   $57,000.00
22104921           CACCIOLA              506 N PULASKI STREET            BALTIMORE              MD       212230000   $30,800.00
22104988           MCCOY                 8014 CASTLEHILL ROAD            BIRMINGHAM             AL       352420000   $158,500.00
22104996           BLAKELY               5114 GREENVIEW DRIVE            TUSCALOOSA             AL       354010000   $26,400.00
22105035           KENDRICK              4485 HILL TOP DRIVE             SAN DIEGO              CA       921020000   $54,800.00
22105092           SECUNDA               5310 MILL RUN DRIVE             MARIETTA               GA       300680000   $53,000.00
22105126           CALL                  121 RIDGE ROAD                  POQUOSON               VA       236620000   $117,300.00
22105134           BOWEN                 9707 CROSS ROAD                 PERRY HALL             MD       211280000   $71,200.00
22105191           LACERDA               200 WOODLAWN AVENUE NORTH       PROVIDENCE             RI        29040000   $46,750.00
22105209           ROSSER                3303 HILLTOP RD SE              BESSEMER               AL       350220000   $101,000.00
22105241           OVERCASH              809 APPLEWOOD STREET            KANNAPOLIS             NC       280810000   $56,000.00
22105258           ERIKSEN               301 N SUNRISE HWY SERV RD       MANORVILLE             NY       119490000   $98,700.00
22105266           FOX                   115 MAE DRIVE                   ALABASTER              AL       350070000   $63,900.00
22105282           STOUT                 174 DUPONT SMITH LANE           KINGSTON               TN       377630000   $49,000.00
22105340           REED                  2855 BLAKE DRIVE                COLORADO SP            CO       809160000   $92,000.00
22105423           BLANTON               1338 LEVIS STREET NE            WASHINGTON             DC       200020000   $74,200.00
22105431           JOHNSON               408 DORSEY STREET               ABERDEEN               MD       210010000   $29,700.00
22105472           GRAHAM                1117 HEBRON ROAD                DURHAM                 NC       277040000   $120,000.00
22105498           CAIN                  3049 WINDCHASE COURT            HIGH POINT             NC       272650000   $54,400.00
22105506           BELL                  462 W 6TH STREET                MANSFIELD              OH       447030000   $53,600.00
22105514           CLARK, JR.            4430 S TONYA TERR.              HOMOSASSA              FL       344460000   $80,800.00
22105522           HYAMS                 3648 ODOM DRIVE                 NEW PORT RI            FL       346520000   $51,600.00
22105555           BLANDIN               113 N VOLUSIA AVE               ARCADIA                FL       342660000   $32,000.00
22105563           ORTEGA                1705 S 82ND ST                  MESA                   AZ       852080000   $57,600.00
22105597           MORATH                944 W 101ST PLACE               NORTHGLENN             CO       802210000   $105,600.00
22105621           HILL                  24763 S DESERT HOMESTEAD        CHANDLER               AZ       852490000   $37,300.00
22105639           CARRUTHERS            6750 CALVADOS AVENUE            JACKSONVILL            FL       322050000   $55,200.00
22105654           JOHNSON               9402 JOE EBERT ROAD             SEFFNER                FL       335840000   $76,000.00
22105662           CAPPS                 3316 BROWNSBORO VISTA DR        LOUISVILLE             KY       402420000   $160,000.00
22105688           COTTLE                1029 EAST PLATINUM WAY          SANDY                  UT       840940000   $112,000.00
22105696           SHIRLEY               2095 LEONARD RD                 LUTZ                   FL       335470000   $50,000.00
22105712           SANTOS                1415 HAYNESWORTH DRIVE          GREENVILLE             SC       296170000   $70,200.00
22105787           LEONARD               40 LEE ROAD 519                 PHENIX                 AL       368700000   $71,250.00
22105803           MASSINGILL            5947 PEASANT HILL ROAD          GUNTERSVILL            AL       359760000   $52,700.00
22105845           ELLIS                 2495 PILOT RILEY ROAD           ZEBULON                NC       275970000   $85,000.00
22105878           CANNON                1093 ELEANOR COURT              DELTONA                FL       327250000   $111,200.00
22105886           TOLBERT               4555 WEBBER STREET              SARASOTA               FL       342320000   $31,000.00
22105902           JOHNSON               2460 NW 157TH PLACE             CITRA                  FL       320130000   $50,000.00
22105910           GRAHAM                131 JIM BOB LANE                STATESVILLE            NC       286770000   $60,000.00
22105928           BONI                  437 N SUGAR MILL RD             OVIEDO                 FL       327650000   $101,600.00
22105951           GREENE                1147 BEE TREE LAKE ROAD         SWANNANA               NC       287780000   $126,377.00
22105969           PIZZO                 1706 CONGRESSIONAL LANE         DEERFIELD              FL       334420000   $47,000.00
22105977           VANNOY                3105 LENOVER DR                 LOUISVILLE             KY       402160000   $74,400.00
22105985           SCOTT                 642 CRESTVIEW DRIVE             TOOELE                 UT       840740000   $10,000.00
22106017           VARBLE                8203 MINORS LANE                LOUISVILLE             KY       402190000   $48,000.00
22106058           COSTOSO               7714 WINGING WAY DRIVE          TAMPA                  FL       336150000   $45,000.00
22106074           CROWDER               14 VALLEY BROOK ROAD            WEST HAVEN             CT        65160000   $91,000.00
22106082           HARRIS                230 OLD GRIMMETT RD             TUSKEGEE               AL       360830000   $36,550.00
22106090           EASTON                109 DANFORTH AVE.               PATERSON               NJ        75010000   $117,000.00
22106165           CEDRONE               1430 S 12TH STREET              PHILADELPHI            PA       191470000   $56,700.00
22106223           WRIGHT                5219 JOHNSON RD                 BIRCHWOOD              TN       373080000   $58,500.00
22106231           MARSHALL               173-175 EASTERN PKWAY          NEWARK                 NJ        71050000   $146,000.00
22106249           DIEGUEZ               1300 SW 122 AVE #209B           MIAMI                  FL       331840000   $50,000.00
22106272           FISHER                1539 SW ALBATROSS WAY           PALM CITY              FL       349900000   $32,675.00
22106280           AGUIAR                5775 LAKEVILLE RD               ORLANDO                FL       328180000   $68,000.00
22106298           CONLEY                837 BERKSHIRE DR                ROCKLEDGE              FL       329550000   $65,600.00
22106306           JOHNSON               6228 WHEELER STREET             PHILADELPHI            PA       191420000   $36,000.00
22106314           TACORONTE             1459 COTTONWOOD ST              BROOMFIELD             CO       800200000   $135,200.00
22106330           STAFFORD              713 HILLBROOK DR                MOUNT JULIE            TN       371220000   $107,950.00
22106355           GESUELLI              3 ROSE TERRACE                  CEDAR GROVE            NJ        70090000   $94,042.00
22106371           PALFY                 6480 W 32ND AVE                 WHEATRIDGE             CO       800330000   $47,200.00
22106421           HILL                  9134 S PAXTON AVENUE            CHICAGO                IL       606170000   $80,750.00
22106439           STANLEY               8051 OCEAN HIGHWAY WEST         SUNSET BEAC            NC       284680000   $108,900.00
22106462           DEMPS                 2652 RAVENALL AVENUE            ORLANDO                FL       328110000   $80,750.00
22106470           SMITH                 8018 S 2200 WEST                WEST JORDON            UT       840880000   $138,000.00
22106488           BATTLE                819 DURHAM CROSSING             STONE MOUNT            GA       300830000   $84,600.00
22106496           BURGESS               8728 CHURCH LANE                RANDALLSTOW            MD       211330000   $109,000.00
22106504           WILLS, JR.            501 BARRINGTON COURT            JOPPA                  MD       210850000   $129,600.00
22106520           WATSON                900 SHERIDAN STREET             HYATTSVILLE            MD       207830000   $136,000.00
22106561           MCCLUSKEY             131 N REESE STREET, POB 3       SOUTH LYON             MI       481780000   $120,000.00
22106603           KUSADA                3 OSBORNE COURT                 MAHWAH                 NJ        74300000   $65,632.00
22106611           MITCHELL              17150 LAKESHORE ROAD            LUTZ                   FL       335490000   $125,000.00
22106645           SANDERS               10712 GARFIELD                  CLEVELAND              OH       441080000   $52,800.00
22106678           JENSEN                782 SW SWAN AVENUE              PORT ST. LU            FL       349830000   $12,000.00
22106686           ST. JUSTE             8390 NW 28 STREET               SUNRISE                FL       333220000   $76,000.00
22106694           SMITH                 3525 NEW WALKERTOWN RD          WINSTON SAL            NC       271050000   $89,150.00
22106728           CLARKE                390 CLARK OAKS LN               TROUTMAN               NC       281660000   $45,000.00
22106744           CABRERA               1501 SE COPLEY STREET           PORT ST. LU            FL       349830000   $21,500.00
22106751           ROENRICK              1013 EASTSIDE RD                ASHLAND CIT            TN       370150000   $48,000.00
22106769           DATSKO                4017 W HAMILTON AVENUE          TAMPA                  FL       336140000   $30,000.00
22106793           RICHARDS              716 SCENIC ST                   LEESBURG               FL       347480000   $48,800.00
22106819           SIORDIA               2763 S CHELTON RD               COLORADO SP            CO       809160000   $76,800.00
22106835           NELSON                2140 PATRICIA CIRCLE            BARTOW                 FL       338300000   $76,000.00
22106868           BARBIERE              2225 GLEN DRIVE                 SAFETY HARB            FL       346950000   $25,000.00
22106892           CARDENAS              6032 WYNDHAM WOODS DRIVE        POWDER SPRI            GA       300730000   $220,500.00
22106918           ESKINS                448 SUGAR ST                    ST LOUISVIL            OH       430740000   $50,150.00
22106926           MOQUIN                85 RUSSELL ROAD                 MILFORD                CT        64600000   $56,000.00
22106934           ELLIOTT               413 BELMONT DR                  ARCHDALE               NC       272630000   $69,284.00
22106967           QUINTERO              1344 TIMBERBEND CR              ORLANDO                FL       328240000   $88,960.00
22107007           TOMAZIN               219 S FERN STREET               SELLERSBURG            IN       471720000   $63,750.00
22107023           THORNBURG             2026 KIRKLAND ROAD              AUBURNDALE             FL       338230000   $85,600.00
22107072           ROWE                  148 NORTH ROSCOE BLVD           PONTE VEDRA            FL       320820000   $199,000.00
22107098           SCOTT                 4075 FINE CREEK PATH            POWHATAN               VA       231390000   $33,750.00
22107106           BEISSEL               103 GOLF CLUB DR                NEW SMYRNA             FL       321690000   $72,000.00
22107114           HINES                 2230 SHERIFF ROAD               COLLEGE PAR            GA       303490000   $121,000.00
22107122           DURHAM                207 PRINCETON AVE               PEMBERTON              NJ        80680000   $82,000.00
22107171           EDWARDS               136 PINEBLUFF TRAIL             TRUSSVILLE             AL       351730000   $102,000.00
22107189           SPIVEY, JR.           1125 EDWARDS LANE               ORLANDO                FL       328040000   $124,700.00
22107213           VELASQUEZ             5920 W WARWICK                  CHICAGO                IL       606340000   $120,000.00
22107221           BOATWRIGHT            1903 MAY STREET                 BRANDON                FL       335100000   $70,500.00
22107247           WEBER                 1402 E COMANCHE AVE             TAMPA                  FL       336040000   $60,000.00
22107304           VAZSONYI              2826 PRECISO LANE               HENDERSON              NV       890140000   $21,500.00
22107312           POOLE                 386 QUAIL RIDGE RD              SUMMERFIELD            NC       273580000   $143,000.00
22107320           YACKEL                25 DELLWOOD ROAD                EDISON                 NJ        88200000   $73,700.00
22107338           SMITH                 4200 CARLOS COURT               POWDER SPRI            GA       301270000   $51,000.00
22107361           RODRIGUEZ             3841 NW 13 ST                   MIAMI                  FL       331260000   $11,000.00
22107445           MC BRIDE              4118 13TH PLACE N.E.            WASHINGTON             DC       200170000   $94,500.00
22107502           DILL                  916 S ADAMS                     PRINCETON              IN       476700000   $62,300.00
22107510           BRAY                  689 MYRTLE STREET               ATLANTA                GA       303080000   $229,000.00
22107536           RUSSELL               1267 11TH STREET NORTH          BIRMINGHAM             AL       352040000   $30,600.00
22107551           MOORE                 4924 STATE RT 276               BATAVIA                OH       451030000   $89,600.00
22107585           JONES                 2067 STOCKTON DR                MOBILE                 AL       366050000   $47,175.00
22107593           ALLRED                500 BARRON ROAD NORTHEAST       ROME                   GA       301610000   $73,950.00
22107619           EVANS                 1565 ERNEST DRIVE               MOBILE                 AL       366950000   $62,050.00
22107627           MILLER                802 ADAMS ST                    BOAZ                   AL       359570000   $54,000.00
22107635           BULLARD                HIGHLAND LAKE ROAD             FLAT ROCK              NC       287310000   $19,380.00
22107684           CALL                  15563 E 450 ROAD                CLAREMORE              OK       740170000   $42,000.00
22107692           SAUNIER               315 LA PRADE ROAD               GRIFFIN                GA       302230000   $102,000.00
22107700           WELKER                42 E HUDSON STREET              LONG BEACH             NY       115610000   $152,500.00
22107726           GORDON                196 BONITA DRIVE                GREENSBURG             PA       156010000   $103,200.00
22107734           DRAPER                130 N WASHINGTON STREET         LOCKPORT               IL       604410000   $102,850.00
22107742           HANNAH                2003 SECOND STREET              MILLVILLE              NJ        83320000   $81,500.00
22107759           PECKHAM               34 HARBOR VIEW AVENUE           NORWALK                CT        68540000   $197,600.00
22107775           BAFFORD               390 HIGHPOINT CROSSING          POWDER SPRI            GA       301270000   $103,500.00
22107783           MARY                  195 SUSSEX ROAD                 ELMONT                 NY       114220000   $140,250.00
22107817           KOHLER                1415 LEWIS STREET               DEKALB                 IL       601150000   $73,350.00
22107841           MCCAULEY              12052 S PERRY AVENUE            CHICAGO                IL       606280000   $52,000.00
22107866           DEVINE                152 PENNSYLVANIA AVE            ABSECON                NJ        82010000   $85,000.00
22107874           KINNEY                3613 E 1950TH ROAD              OTTAWA                 IL       613500000   $100,000.00
22107882           GO                    8 FORD AVENUE                   WHARTON                NJ        78850000   $168,000.00
22107932           GORDON                4064 GLENLAKE TERRACE           KENNESAW               GA       301440000   $152,000.00
22107965           WILKINSON             128 RIDGE ROAD                  POQUOSON               VA       236620000   $35,000.00
22107981           TOPPING               3404 CLOUD NINE COURT           CHESAPEAKE             VA       233230000   $94,000.00
22108054           WILLOUGHBY            84 LEE ANNA PATH                POWDER SPRI            GA       301270000   $52,500.00
22108062           BLAKE                 500 SALTOUN AVENUE              ODENTON                MD       211130000   $71,000.00
22108120           TAYLOR                148 HAMILTON ROAD               TINTON FALL            NJ        77240000   $160,000.00
22108179           CLARK                 425 E SHADY LANE                MUNDELEIN              IL       600600000   $107,950.00
22108385           FAIRRINGTON           206 JACKSON STREET              JAMESTOWN              NC       272820000   $106,250.00
22108476           BUSH                  40575 KAVANAUGH ROAD            MECHANICSVI            MD       206590000   $110,400.00
22108492           GARRISON              10 SEA WALL LANE                BAYVILLE               NY       117090000   $180,000.00
22108534           DIGGS                 1122 MORSE AVE. NW              WASHINGTON             DC       200020000   $71,200.00
22108542           TALLEY                525 INGRAHAM ST NW              WASHINGTON             DC       200110000   $80,000.00
22108583           SAUNDERS              540 ZACHERY COURT               STONE MOUNT            GA       300830000   $82,500.00
22108609           STRINGFELLOW          2861 SUMMIT DRIVE E             MOBILE                 AL       366180000   $30,000.00
22108625           SELLERS               8634 S WOOD                     CHICAGO                IL       606200000   $64,000.00
22108682           COLLAZO               223 HANOVER                     HAMMOND                IN       463270000   $56,000.00
22108690           HARVEY                205 CENTER AVENUE               KEANSBURG              NJ        77340000   $60,000.00
22108724           SMITH                 5276 BELCLARE ROAD              CINCINNATI             OH       452470000   $72,200.00
22108740           SIMPSON               4711 OAKRIDGE BLVD              NORTHWOODS             MO       631210000   $58,050.00
22108831           GILCHRIST             225 SELLERS ROAD                ASHVILLE               AL       359530000   $20,700.00
22108906           JACKSON               5018 7TH STREET N.W.            WASHINGTON             DC       200110000   $84,000.00
22108922           MCCLAIN               9827 JOPLIN AVENUE              LEMAY                  MO       631250000   $47,175.00
22108930           FOX                   170 MAE DRIVE                   ALABASTER              AL       350070000   $25,900.00
22108955           BENJAMIN              15 BRYANT ST NW                 WASHINGTON             DC       200010000   $77,500.00
22108989           EDWARDS               7069 IDLEWILD AVENUE            JENNINGS               MO       631360000   $31,650.00
22109037           JONES                 1214 WATTS AVE                  UNIVERSITY             MO       631300000   $67,950.00
22109045           DRAKE                 125 E ETTA                      LEMAY                  MO       631250000   $68,850.00
22109060           CURRY                 3921 GREER AVENUE               ST LOUIS               MO       631070000   $44,000.00
22109102           BURRIS                1163 TAPP WOOD ROAD             HOSCHTON               GA       305480000   $190,000.00
22109128           SCHAAF                12 GOLDEN HILL                  NORWALK                CT        68540000   $63,000.00
22109144           GAITHER               7519 16TH STREET NW             WASHINGTON             DC       200120000   $325,100.00
22109151           WILLIAMS              1905 MCNAIR PLACE               ST CHARLES             MO       633010000   $90,400.00
22109169           HARPER                11520 CHULA RD                  AMELIA                 VA       230020000   $66,000.00
22109292           TACKE                 14 DARTMOUTH STREET             LYNN                   MA        19040000   $20,000.00
22109375           THEBAUD               33115 SUNKEN LANE               UPPERVILLE             VA       201850000   $115,000.00
22109474           JOHNSON               1420 WILSHIRE DRIVE             ABERDEEN               MD       210010000   $67,500.00
22109490           JOHNSON               7903 DELWOOD AVENUE             LANHAM                 MD       207060000   $102,000.00
22109573           WORTHY                424 PEABODY STREET N.E.         WASHINGTON             DC       200110000   $106,250.00
22109581           BURGESS               5020 HANNA PLACE SE             WASHINGTON             DC       200190000   $82,450.00
22109615           TURNER                629 MENTOR AVE                  CAPITAL HEI            MD       207430000   $66,000.00
22109649           MILTON                8914 PALMER STREET              FT. WASHING            MD       207440000   $135,000.00
22109656           BAKHTIAR              5487 WILD LILAC                 COLUMBIA               MD       210450000   $107,100.00
22109664           ANDERSON              2208 VERMONT AVE                HYATTSVILLE            MD       207850000   $23,000.00
22109748           HARDIN                1930 CHESTER ST.                AURORA                 CO       800100000   $59,817.00
22109771           VILETT                432 OGLETHORPE RD               JACKSONVILL            FL       322160000   $64,400.00
22109862           CONRAD                810 ELLWOOD AVE                 ORLANDO                FL       328040000   $10,000.00
22109904           MANAHAN               1316 MONTE CARLO COURT          PUNTA GORDA            FL       339500000   $170,400.00
22109961           BROWN                 865 N 10TH AVENUE               BLAIR                  NE       680080000   $88,000.00
22109995           CHAND                 11239 S LAMON AVENUE            WORTH                  IL       604820000   $137,000.00
22110068           ALMENDARES            270 N PINE STREET               LARAMIE                WY       820700000   $63,000.00
22110118           WOOD                  17 VIRGINIA AVENUE              GLEN BURNIE            MD       210610000   $102,000.00
22110308           KING                  5445 FLOOD COURT                BARTOW                 FL       338300000   $60,000.00
22110332           FAIRWEATHER           79 THOMPSON STREET              NEW HAVEN              CT        65110000   $37,500.00
22110357           KENNEDY               7441 S GREEN GATE POINT         HOMOSASSA              FL       344480000   $32,000.00
22110407           HOLLER                2420 KAETZEL ROAD               KNOXVILLE              MD       217580000   $81,000.00
22110423           HEBERT                216 S RIDGEWOOD AVENUE          DELAND                 FL       327200000   $16,250.00
22110464           JIMENEZ               11011 REGENCY COMMONS COU       ORLANDO                FL       328370000   $55,675.00
22110480           NICHOLSON             4440 W BEECH                    DUNCAN                 OK       735330000   $15,545.00
22110530           PHILIP                7136 17 WAY NORTH               ST. PETERSB            FL       337020000   $57,600.00
22110548           HILDEBRAND            5100 FREMONT STREET             JACKSONVILL            FL       322100000   $51,000.00
22110563           LOYD                  4500 GERBERA DRIVE              MOBILE                 AL       366190000   $98,250.00
22110571           NELTNER               50 MILLPOINT ROAD               EAST PEORIA            IL       616110000   $112,000.00
22110621           HUFF                  20500 MARION DRIVE SOUTH        MT. VERNON             AL       365600000   $40,050.00
22110639           DOWNEY                431 TOLIN STREET                MARSEILLES             IL       613410000   $76,500.00
22110738           TVEITMOE              7150 SO 2180 WEST               WEST JORDAN            UT       840840000   $65,000.00
22110746           MOORE                 62 OAK SHADOWS DRIVE            WILDWOOD               GA       307570000   $68,000.00
22110795           SHIPLEY               819 WASHINGTON AVE.             WASHINGTON             OH       431600000   $34,060.00
22110811           ELLIOTT               2611 POYNER DRIVE               PHENIX CITY            AL       368700000   $94,500.00
22110829           CHATMAN               270 UNION SPRINGS LANE          TALLADEGA              AL       351600000   $45,900.00
22110837           SEAY                  1422 KELLY RD                   GARNER                 NC       275290000   $44,380.00
22110845           SOZANSKI              6524 SEAFAIRER DRIVE            TAMPA                  FL       336150000   $75,150.00
22110860           SIEGEL                143 BILTMORE BLVD               MASSAPEQUA             NY       117580000   $247,000.00
22110886           SPICER                2721 WHITNEY                    MEMPHIS                TN       381270000   $72,000.00
22110894           DUNN                  411 STEELE STREET               MOUNT OLIVE            NC       283650000   $49,725.00
22110910           FIELDS                106 SUN FLOWER ROAD             TALLAHASSEE            FL       323100000   $39,200.00
22110985           MINIER                4616 ROCKLEDGE RD               ORLANDO                FL       328070000   $25,000.00
22111033           CARNEY                5178 BLUEBONNET ROAD            BATON ROUGE            LA       708090000   $109,800.00
22111041           WENDELL               4590 WESTON RD                  BARTOW                 FL       338300000   $23,500.00
22111058           NELSON                2046 LENTZ AVENUE               UNION                  NJ        70830000   $114,800.00
22111066           POMRENING             710 N STONE                     LAGRANGE PA            IL       605260000   $66,500.00
22111140           SMITH                 2122 MONACO PKWY                DENVER                 CO       802070000   $150,000.00
22111181           MILLER                170 PALMETTO COURT              LONGWOOD               FL       327790000   $25,000.00
22111199           CANALE                820 SANDCREEK CIRCLE            FORT LAUDER            FL       333270000   $22,000.00
22111207           PALMER                4210 DREXEL AVENUE              TAMPA                  FL       336110000   $52,500.00
22111215           KLINE                 2928 SE 20TH AVENUE             CAPE CORAL             FL       339040000   $130,000.00
22111256           GUARJARDO             281 NW 16 COURT                 BOYNTON BEA            FL       334350000   $62,400.00
22111280           SUOMINEN              3219 SW 5TH PLACE               CAPE CORAL             FL       339140000   $52,000.00
22111314           MILLER                4341 55TH WAY NORTH             KENNETH CIT            FL       337090000   $76,000.00
22111330           MORTIMER              4127 ARCH STREET                TAMPA                  FL       336070000   $50,150.00
22111363           MAYS                  2438 AUTOMOBILE DRIVE           JACKSONVILL            FL       322090000   $37,000.00
22111389           CECIL                 2630 46TH ST S                  GULFPORT               FL       337110000   $37,600.00
22111454           COKER                 5111 N ROME AVENUE              TAMPA                  FL       336030000   $38,200.00
22111462           MINNIEFIELD           3208 LEE COURT S.W.             BIRMINGHAM             AL       352110000   $51,200.00
22111470           SNOWTEN               1107 N OHIO AVENUE              ATLANTIC CI            NJ        84010000   $36,100.00
22111587           LONG                  625 CANDLE LANE                 BIRMINGHAM             AL       352150000   $90,000.00
22111595           BROOKS                RT.2 BOX 13 W                   GATES                  NC       279370000   $85,500.00
22111645           AKERS                 11507 MONROE WAY                THORNTON               CO       802330000   $126,400.00
22111660           CAMPBELL              400 MATTHEWS CT                 NASHVILLE              TN       372070000   $58,400.00
22111728           SHARPE                1066 TROYAN ST                  JACKSONVILL            FL       322060000   $33,600.00
22111884           LOZANO                2836 W 21ST PLACE               CHICAGO                IL       606220000   $107,900.00
22111918           HUGGINS               7102 LEE AVENUE                 PENNSAUKEN             NJ        81100000   $58,500.00
22111983           TAFOYA                12943 W 84TH PLACE              ARVADA                 CO       800050000   $30,000.00
22112049           KAFFEENBARGE          3243 TROY ROAD                  SPRINGFIELD            OH       455040000   $72,250.00
22112056           HOFFA                 60 LEALAND ST                   BRIDGEPORT             CT        66060000   $27,800.00
22112106           BELL                  2091 HICKORY LANE               TALLAHASSEE            FL       323110000   $68,000.00
22112114           SCOTT                 1740 NEW BROOKLYN ROAD          ERIAL                  NJ        80810000   $71,000.00
22112163           JACKSON               3804 CASCADE CT                 RALEIGH                NC       276040000   $82,000.00
22112171           MIRACLE               7830 E GOSPEL ISLAND ROAD       INVERNESS              FL       344500000   $74,800.00
22112189           SAWCZAK               5039 SW 93 AVENUE               COOPER CITY            FL       333280000   $77,500.00
22112205           DYER                  2837 COMMONWEALTH AVE           JACKSONVILL            FL       322040000   $46,750.00
22112247           JEFFREY               1450 4TH AVENUE                 VERO BEACH             FL       329600000   $33,500.00
22112270           JONES                 323 LITTLE ROD RD               LUMBERTON              NC       283580000   $38,000.00
22112361           BROWN                 2701 WEST 9TH                   OWENSBORO              KY       423010000   $61,625.00
22112379           NORRIS                ROUTE 3 BOX 316                 ROANOKE RAP            NC       278700000   $26,400.00
22112387           BLIZARD               102 SHAMROCK AVENUE             MOUNT AIRY             NC       270300000   $74,240.00
22112395           HILL                  1541 PROCTOR STREET             TALLAHASSEE            FL       323030000   $53,200.00
22112445           GONZALEZ              13723 SW 12 STREET              MIAMI                  FL       331840000   $114,750.00
22112478           LITTLE                3915 HIDDEN DOVE ROAD           NORTHPORT              AL       354730000   $83,450.00
22112494           GONZALEZ              46 WINNETT STREET               HAMDEN                 CT        65170000   $105,000.00
22112510           WOODARD               4200 RETREAT ROAD               LOUISVILLE             KY       402190000   $66,000.00
22112528           HETHERTON 2N          2401 PENNSYLVANIA AVE #16       WILMINGTON             DE       198060000   $96,000.00
22112569           SHEA                  130 RUTLAND BLVD                WEST PALM B            FL       334050000   $22,958.00
22112585           DIXON                 2620 E CHIPCO STREET            TAMPA                  FL       336050000   $31,853.00
22112668           STROESSNER            3377 S BIRCH ST                 DENVER                 CO       802220000   $21,000.00
22112676           RICHARDSON            6006 LANTANA DR                 FT.PIERCE              FL       349510000   $61,200.00
22112742           HILL                  909 ONSLOW ST                   DURHAM                 NC       277050000   $86,400.00
22112775           HARRIS                5453 DEXTER FALLS ROAD          COLUMBUS               OH       432210000   $22,000.00
22112809           FITTS                 3445 DOVE HOLLOW COURT          PALM HARBOR            FL       346830000   $18,500.00
22112882           HARRIS                638 S 7TH AVENUE                MOUNT VERNO            NY       105500000   $148,750.00
22112890           HENRY                 3142 NICKERBEAN STREET          DELTONA                FL       327250000   $14,000.00
22112916           MCMILLEN              1418 EAST ARLINGTON DRIVE       SALT LAKE C            UT       841030000   $56,000.00
22112940           RUSSELL               21405 OLEAN BLVD #220           PORT CHARLO            FL       339520000   $16,500.00
22112999           WALL                  102 STARLITE DRIVE              CARRBORO               NC       275100000   $83,000.00
22113013           CLARK                 2802 E 99TH WAY                 DENVER                 CO       802290000   $26,800.00
22113047           BIVINS                41 NW JONQUIL AVENUE            FORT WALTON            FL       324570000   $20,000.00
22113062           CHAMBERS              2623 CLOVER HILL LANE           CHARLOTTE              NC       282150000   $64,855.00
22113096           BRUCE                 6540 GEMSTONE WAY               COLORADO SP            CO       809180000   $21,700.00
22113120           DEHAVEN               117 LINCOLN ROAD                WINTER HAVE            FL       338840000   $80,325.00
22113146           HINES                 302 ROUNDTREE DRIVE             GREENVILLE             NC       278340000   $23,750.00
22113153           MAYNARD               4933 DRIFT TIDE DRIVE           NEW PORT RI            FL       346520000   $46,750.00
22113161           PLAUGHER              419 W GLENWOOD AVENUE           WILDWOOD               NJ        82600000   $44,900.00
22113195           LAKES                 228 SE 20TH PL.                 CAPE CORAL             FL       339900000   $51,000.00
22113203           MORGAN                187 WILLOW COURT SOUTH          BROOMFIELD             CO       800200000   $42,000.00
22113237           STELLA                23540 DAVID DRIVE UNIT 11       NORTH OLMST            OH       440700000   $70,550.00
22113245           THORNTON              720 ORCHID LANE                 MERRITT ISL            FL       329520000   $15,300.00
22113252           GRIGGS                1736 BOOTH AVE                  OWENSBORO              KY       423010000   $20,000.00
22113286           O'ROURKE              4472 NW 3RD DRIVE               DELRAY BEAC            FL       334450000   $40,000.00
22113294           MCCORMICK             8286 FENTON WAY                 ARVADA                 CO       800030000   $96,000.00
22113344           ROJAS                 1348 W 51ST STREET              CHICAGO                IL       606090000   $45,600.00
22113377           NEGRON                213 NORHAM DR                   CARY                   NC       275130000   $182,400.00
22113385           WILLIAMS              1308 CLOVERDALE AVE             DECATUR                AL       356010000   $79,200.00
22113393           HOLM                  3234 BASS DRIVE                 SHERRILLS F            NC       286730000   $20,000.00
22113401           KORMAN                2507 ARTHUR STREET              HOLLYWOOD              FL       330200000   $24,650.00
22113419           HERNANDEZ             18 STATE COURT UNIT 94          GAITHERSBUR            MD       208770000   $26,000.00
22113443           BLOM                  146 HIGHRIDGE COURT             FAIRFIELD              OH       450140000   $68,000.00
22113492           HENDERSON             1524 OLIVE STREET NE            WASHINGTON             DC       200190000   $50,000.00
22113534           DEAN                  994 LINWOOD AVE                 COLUMBUS               OH       432060000   $58,650.00
22113559           MORENO                2316 MILLS AVENUE SOUTH         ORLANDO                FL       328060000   $45,000.00
22113567           GREENE                4233 MARNE PLACE N.E.           WASHINGTON             DC       200190000   $67,500.00
22113609           REYNOLDS              4438 WOODGLENN DRIVE            GAINESVILLE            GA       305070000   $101,600.00
22113658           AIELLO                1655 HUDDERFIELD CIRCLE E       JACKSONVILL            FL       322460000   $12,102.00
22113666           CONN                  1000 S.OCEAN BLVD #160          POMPANO BEA            FL       330620000   $92,250.00
22113690           DURAN                 11692 MONROE STREET             THORNTON               CO       802330000   $105,600.00
22113732           GATLING               5305 WHITFIELD CHAPEL ROA       LANHAM                 MD       207060000   $18,265.00
22113815           KINNEY                6212 ATWOOD STREET              DISTRICT HE            MD       207470000   $54,000.00
22113831           METZ                  10560 KINGSMARK TRAIL           ALPHARETTA             GA       302020000   $364,500.00
22113856           BROWN                 1018 49TH PLACE NE              WASHINGTON             DC       200190000   $72,000.00
22113864           D'ANGELO              666 SANDY LANE                  DES PLAINES            IL       600160000   $174,000.00
22113872           THOMPSON              6502 TOLEDO DR                  SPRING HILL            FL       346060000   $79,000.00
22113914           TURNER                7729 TAUXEMONT ROAD             ALEXANDRIA             VA       223080000   $88,000.00
22113971           BOSQUE                168 3RD STREET                  ENGLEWOOD              NJ        76310000   $96,000.00
22113989           BRAKE                 400 E CEDAR STREET              FRANKLIN               KY       421340000   $83,300.00
22114029           DAVIS                 2250 WHISPERING PINE LANE       MCDONOUGH              GA       302530000   $225,000.00
22114037           SHACKLEFORD           825 YUMA STREET SE              WASHINGTON             DC       200320000   $50,000.00
22114045           MURRAY                1021 BOOKER DRIVE               CAPITOL HEI            MD       207430000   $81,200.00
22114052           BILL                  5019 DEUSENBERRY ROAD           COHOCTON               NY       148260000   $57,400.00
22114136           ALSTON                7800 S CHAPPEL                  CHICAGO                IL       606490000   $35,000.00
22114151           GARRISON              4019 RIDGEDALE DRIVE            GREENSBORO             NC       274550000   $45,000.00
22114169           GARMATTER             2657 RIVERBEND DRIVE            ELIDA                  OH       458070000   $70,000.00
22114177           NIEZGODA              31 LOW STREET                   MT. PLEASAN            PA       156660000   $46,325.00
22114201           HARDWICK              8713 N 600 WEST                 RIDGEVILLE             IN       473800000   $49,300.00
22114235           JAY                   3361 ARMSTRONG ROAD             CALLAHAN               FL       320110000   $43,000.00
22114250           SCHENKEL              154 S MANNEHEIM                 EGG HARBOR             NJ        82150000   $44,400.00
22114318           BOWICK                 HIGHWAY 378 EAST               MCCORMICK              SC       298350000   $47,200.00
22114367           WILLIAMS              2720 NW 23RD STREET             FT LAUDERDA            FL       333110000   $68,000.00
22114375           OLSEN                 143 INTEROCEAN AVENUE           SOUTH CHICA            IL       604110000   $72,500.00
22114409           PHILLIPS JR           670 PRIOR PARK DRIVE            CUYAHOGA FA            OH       442230000   $141,000.00
22114482           RADCLIFFE             6910 S. CHAPPEL                 CHICAGO                IL       606490000   $121,500.00
22114490           STUBBS                916 8TH STREET EAST             BRADENTON              FL       342080000   $19,200.00
22114516           BRENJANI              1003 LEE ROAD                   JACKSONVILL            FL       322250000   $20,000.00
22114581           ROGERS                1552 LINDSAY LOT ROAD           SHIPPENSBUR            PA       172570000   $82,500.00
22114599           ANDERSON              2488 ANCHOR AVE                 SPRING HILL            FL       346080000   $76,500.00
22114854           ROSA                  3711 S 1100 E                   GREENTOWN              IN       469360000   $104,000.00
22114888           SHORES                 LOT 3 OF COUSINS COR           THONOTOSASS            FL       335920000   $71,832.00
22114920           HOFFMAN               352 MCCLELLAN ROAD              HALIFAX                PA       170320000   $61,000.00
22114946           SNAPP                 2512 CULVERSON AVE              EVANSVILLE             IN       477140000   $47,600.00
22115000           HOFFMAN               849 MAC ARTHUR DRIVE            PITTSBURGH             PA       152280000   $149,400.00
22115026           BLACKMON              918 N KEDVALE                   CHICAGO                IL       606510000   $67,000.00
22115059           WRYE                  8451 ROCKRIDGE COURT            JACKSONVILL            FL       322440000   $89,250.00
22115083           YAKICH                5724 13TH STREET EAST           BRADENTON              FL       342030000   $49,500.00
22115091           BAUTISTA              2825 N MAPLEWOOD                CHICAGO                IL       606180000   $150,000.00
22115133           WALKER                6767 SOUTHERN PINES             SOUTHAVEN              TN       386710000   $99,000.00
22115166           BAKER                 650 NORTHWOOD CIRCLE            WINTER PARK            FL       327890000   $160,000.00
22115208           ARGUELLO              706 E.8TH ST.                   PUEBLO                 CO       810010000   $52,000.00
22115232           DEWEESE               8026 MAGNOLIA RIDGE DR          LAKELAND               FL       338100000   $12,900.00
22115257           WALKER                3050 BREVE DRIVE                JACKSONVILL            FL       322090000   $37,500.00
22115315           JACKSON               11504 DAVIS POOLE ROAD          SEFFNER                FL       335840000   $71,000.00
22115323           HOLLOMAN              1898 MAPLE AVENUE               SOUTH PLAIN            NJ        70800000   $45,000.00
22115364           BRACKINS              440 CONNASTER LANE              SEVIERVILLE            TN       378760000   $39,000.00
22115372           MCCAULEY              1002 HIBBLER CIR                CHATTANOOGA            TN       374120000   $64,000.00
22115380           VIVERITO              124 GORMLEY AVE.                MERRICK                NY       115660000   $60,000.00
22115398           FORMANEK              8 GRAYSTONE ROAD                GREENVILLE             SC       296150000   $472,000.00
22115406           HARGROVE              814 BETHUNE DRIVE               ORLANDO                FL       328050000   $69,000.00
22115430           TIMBERLAKE            625 DIVISADERO # 6              SAN FRANCIS            CA       941170000   $55,250.00
22115448           MCDANIEL              3208 W WALNUT                   CHICAGO                IL       606320000   $80,500.00
22115455           WRIGHT                517 W. 4TH STREET               PALMYRA                NJ        80650000   $50,000.00
22115463           DUHE                  14436 BEAU JON AVE              PRAIRIEVILL            LA       707690000   $61,600.00
22115497           STEVENS               7128 BRAMLETT LANE              HARRISON               TN       373410000   $85,500.00
22115513           YANCEY                5 LOREDGE DRIVE                 PITTSBURGH             PA       152140000   $48,850.00
22115521           PHELPS                9897 HIGHWAY 54                 WHITESVILLE            KY       423780000   $110,000.00
22115547           BARTHER               329 NW 4TH STREET               POMPANO BEA            FL       330600000   $18,000.00
22115570           BALLINGER             2640 NE 50TH STREET             LIGHTHOUSE             FL       330640000   $63,000.00
22115588           KANNIARD              1814 S MAIN STREET              PRINCETON              IN       476700000   $60,100.00
22115596           DAVIS                 1052 COUNTRY LANE DRIVE         GREENFIELD             IN       461400000   $124,000.00
22115646           DYE                   47 E WILKINSON                  GADSEN                 AL       359040000   $20,000.00
22115653           ZAWOYSKY              404 FOREST AVE                  PITTSBURGH             PA       152020000   $72,000.00
22115661           CREEL                 8420 RAMSEY ROAD                GRAND BAY              AL       365410000   $131,000.00
22115687           SHIPMAN               968 COFFMAN SPRINGS ROAD        LAFAYETTE              GA       307280000   $36,000.00
22115703           JONES                 1108 HYBRID AVENUE              CAPITAL HEI            MD       207430000   $104,500.00
22115711           WRIGHT                508 WYETH STREET                BALTIMORE              MD       212300000   $10,000.00
22115745           FRANKS                2454 8TH AVENUE NORTH           ST. PETERSB            FL       337130000   $75,200.00
22115752           BELLER                 POB 54 BROWN CIRCLE            RED HOUSE              WV       251680000   $28,250.00
22115760           WHITTEN               9596 CHERRY LAURE CV            MEMPHIS                TN       381390000   $198,400.00
22115802           WHITE                 4221 SE 28TH STREET             OKEECHOBEE             FL       347940000   $51,000.00
22115836           KEOPANGNA             3234 BRAEMAR                    MEMPHIS                TN       381280000   $54,000.00
22115844           RAICHE                7599 GARDEN STREET              JACKSONVILL            FL       322190000   $12,000.00
22115869           SASS                  7127 TOLEDO ROAD                SPRING HILL            FL       346060000   $57,600.00
22115877           SILVA                 1409 FRANKLIN STREET            CLEARWATER             FL       337560000   $46,400.00
22115919           CHRISTENBERR          2611 TAYLOR ROAD                COLUMBIA               TN       384010000   $65,000.00
22115927           GIRALDO               1065 NORTHGATE COURT            UNIONDALE              NY       115530000   $171,000.00
22115935           ENGLANDER             51 MORTON AVENUE                WEST HEMPST            NY       115520000   $161,500.00
22115950           WINFIELD              18 SEATON PLACE                 WASHINGTON,            DC       200010000   $97,500.00
22115976           CORSANICO             8029 HIGH SCHOOL ROAD           ELKINS PARK            PA       190270000   $100,300.00
22115984           MARTZ                 1063 FISK ROAD                  COMPTON                IL       613180000   $65,000.00
22115992           GAJDOS                141 ELM STREET                  RAVENNA                OH       442660000   $49,500.00
22116008           LEINWEBER             229 ADAMS STREET                GENOA                  IL       601350000   $76,500.00
22116016           VATCH                 32550 PEARL STREET              KIRKLAND               IL       601460000   $240,000.00
22116073           GONZALES              1534 W ILLINOIS STREET          AURORA                 IL       605060000   $75,000.00
22116081           TOLHURST              1119 FOREST DRIVE               RIVERTON               WY       825010000   $52,500.00
22116099           LAMB                  505 KENDALL LANE                DEKALB                 IL       601150000   $84,150.00
22116149           LINGARD                RT 1 BOX 79A                   VARNVILLE              SC       299440000   $37,200.00
22116164           WITT                  12792 ST. JAMES                 MANTUA                 OH       442550000   $64,000.00
22116198           PASHA                 114 UNION STREET                MICHIGAN CI            IN       463600000   $68,000.00
22116248           ROBERTSON             25201 CHIMNEY HOUSE COURT       DAMASCUS               MD       208720000   $150,875.00
22116255           SHARLOW               525 ORCHARD AVENUE              PITTSBURGH             PA       152020000   $96,000.00
22116263           BOYER                 2113 WATER STREET               LEBANON                PA       170460000   $111,750.00
22116271           STEWART               108 HARVEY STREET               NORTHEAST              MD       219010000   $76,000.00
22116297           SUTTON                6200 GOFF COURT, NE             KINSMAN                OH       444280000   $97,000.00
22116313           COSTADURA             22 WINDHAM CRESCENT             KINGS PARK             NY       117540000   $60,000.00
22116362           SANTOS                3687 GWENN GATE                 SEAFORD                NY       117830000   $148,000.00
22116370           THOMPSON              101 POPLAR RIDGE DRIVE          PITTSBURGH             PA       152350000   $88,000.00
22116412           DUKE                  3642 VISTAMONT CIRCLE SOU       SOUTHSIDE              AL       359070000   $62,475.00
22116453           BEHAR                 58 BIRCH ROAD                   STATEN ISLA            NY       103030000   $120,000.00
22116461           CULLEY                56 ERIE MINE ROAD               BURGETTSTOW            PA       150210000   $81,600.00
22116479           HULSEY                202 DRAPER AVENUE               GREENBRIAR             TN       370730000   $63,750.00
22116511           GORDON                11605 CHELTENHAM ROAD           UPPER MARLB            MD       207720000   $106,000.00
22116545           ARMSTRONG             1240 MADISON AVE                PROSPECT PA            PA       190760000   $113,815.00
22116644           KISER                 1006 LITTLE BEAR COURT          GLEN BURNIE            MD       210610000   $124,950.00
22116669           TERKOS                119 EAST DONALD STREET          SOUTH BEND             IN       466130000   $46,000.00
22116693           MYERS                 4518 RIDGE ROAD                 BALTIMORE              MD       212360000   $79,500.00
22116727           MANSON                6143 CHESTNUT STREET            PHILADELPHI            PA       191310000   $43,200.00
22116784           DOERFLER              209 MCKEAN AVENUE               CHARLEROI              PA       150220000   $44,200.00
22116818           KAYS                  97 WEST END AVE                 NEWTON                 NJ        78600000   $130,500.00
22116826           BRUNDAGE              408 LINCOLN AVE.                HATBORO                PA       190400000   $124,000.00
22116834           BELL                  1411 NORTH FRANKLIN STREE       PITTSBURGH             PA       152330000   $18,000.00
22116842           EMMERT                1201 CEDAR HILL ROAD            LANCASTER              OH       431300000   $72,250.00
22116859           BROWN                 WINELAND ROAD RD 1 BX 263       LIGONIER               PA       156580000   $99,000.00
22116883           GEILFUSS              355 WEST SIGNAL HILL ROAD       KING OF PRU            PA       194060000   $116,000.00
22116909           PITTMAN               421 E EVELYN                    HAZEL PARK             MI       480300000   $30,400.00
22116925           HUTSON                505 PALMER STREET               MILTON                 DE       199680000   $45,000.00
22116941           YEFFET                5225 COLLINS AVE #915           MIAMI BEACH            FL       331410000   $136,500.00
22116958           FEUERSTEIN            38 TAMARA COURT                 DIX HILLS              NY       117460000   $350,000.00
22116966           TURNER                207 FIFTH AVENUE                ALIQUIPPA              PA       150010000   $27,000.00
22116974           SKRZAT                 LOT 63 AUTUMN MOUNTAI          FOSTER                 PA       186610000   $22,000.00
22117071           OUTEN                 6924 BRYANBELL DRIVE            RICHMOND               VA       232340000   $24,000.00
22117097           VENEMA                2001 DOUGLAS ST NE              WASHINGTON             DC       200180000   $87,500.00
22117113           BRILL                 2786 SWAN ROAD                  KIMBOLTON              OH       437490000   $30,100.00
22117121           CALLENDER             3493 LIV-MOOR DRIVE             COLUMBUS               OH       432270000   $71,400.00
22117139           KING                  2147 COUNTY ROAD 260            FIVE POINTS            AL       368550000   $148,750.00
22117188           KILROY                7902 LOWTIDE COURT              PASADENA               MD       211220000   $193,500.00
22117204           TAYLOR                134 GLENWOOD DR                 MONROEVILLE            PA       151460000   $30,000.00
22117220           EVANGELISTA           23 DEEP WOOD LANE               AMAGANSETT             NY       119300000   $100,000.00
22117287           MARCANTONIO           10 COLL INS COURT               BAYPORT                NY       117050000   $414,050.00
22117337           SKRZAT                113 ELLEN WAY                   HARLEYSVILL            PA       194380000   $25,000.00
22117394           PRONKO                3644 MINTWOOD ST                PITTSBURGH             PA       152010000   $52,200.00
22117402           BRITTAIN              7370 BURKE COUNTY LINE RO       HICKORY                NC       286020000   $31,500.00
22117410           VIGLIANO              675 24TH STREET S.W.            VERO BEACH             FL       329620000   $30,775.00
22117428           SERVISS               7137 ABIGAIL DRIVE              PORT RICHEY            FL       346680000   $19,600.00
22117469           PRINCE                33 OFFSPRING LANE               MIDDLESEX              NC       275570000   $76,500.00
22117485           ROYSTER               159 GILLBURG ESTATES COUR       HENDERSON              NC       275360000   $46,800.00
22117493           LEWIS                 15 MORNINGSIDE LANE             ELKTON                 MD       219210000   $76,500.00
22117519           CRYSTAL               7028 WIL LOU LANE               NORTH RIDGE            OH       440390000   $153,000.00
22117550           MEADOWS               9912 SOUTH ANTIMONY LANE        SANDY                  UT       840940000   $30,050.00
22117568           PETERSON              1633 BROADWAY                   RENSSELAER             NY       121440000   $32,300.00
22117584           BRYANT                418 SOUTH FRANKLIN DR           SANFORD                NC       273300000   $24,000.00
22117618           SANSONE               308 MALCOLM AVENUE              GARFIELD               NJ        70260000   $40,200.00
22117626           FERRIE                87 MONTOWESE AVENUE             NORTH HAVEN            CT        64730000   $18,100.00
22117659           PARKER                1021 COUNTY ROUTE 84            CENTRAL SQU            NY       130360000   $49,500.00
22117667           SNYDER                RD3 BOX 19E                     CANASTOTA              NY       130320000   $68,000.00
22117774           HARRELL               809 ELMHURST AVE                BRISTOL                PA       190070000   $55,000.00
22117790           MEECE                 124 NORTH HICKORY               LUDLOW                 IL       609490000   $31,500.00
22117832           MAYO                  37 KELLER AVENUE                SCHENECTADY            NY       123060000   $35,900.00
22117840           NEESE                 105 STANCIL STREET              ANGIER                 NC       275010000   $13,400.00
22117865           JONES                 5269 COKESBURY ROAD             FUQUAY VARI            NC       275260000   $19,000.00
22117931           COOKS                 18 BIRCH DRIVE                  RANDOLPH               MA        23680000   $24,000.00
22118004           BROWN                 10 N BERNICE AVE                BALTIMORE              MD       212290000   $62,475.00
22118038           ALSTON                6904 ADEL ST                    SEAT PLEASA            MD       207430000   $85,850.00
22118061           HAGMANN               1701 LAVENDER LANE              KNOXVILLE              TN       379210000   $76,500.00
22118087           JACKSON               23 N GORMAN ST                  BALTIMORE              MD       212230000   $50,400.00
22118186           JOHNSON               1200 POSEY AVENUE               BESSEMER               AL       350220000   $29,750.00
22118210           POTTER                297 SCOTCH HILL ROAD            HARTWICK               NY       133480000   $43,600.00
22118228           HACKLEY               534 E QUEEN LANE                PHILADELPHI            PA       191440000   $30,000.00
22118236           BAUMHOLTZ             17 VERA PLACE                   MONTCLAIR              NJ        70420000   $40,400.00
22118251           MOSHER                14 KENILWORTH DRIVE             KILLINGWORT            CT        64190000   $26,000.00
22118277           MCDERMOTT             46 WINDING WAY                  STRATFORD              NJ        80840000   $23,000.00
22118301           JONES                 1026 HIGHLAND DRIVE             DICKSON                TN       370550000   $96,800.00
22118319           BRUNO                 3014 W WABANSIA                 CHICAGO                IL       606470000   $109,500.00
22118327           HUSEMAN               1646 ERIE COURT                 EFFORT                 PA       183300000   $104,000.00
22118343           LOUDERMILK             ST RD 1816 DALEWOOD D          BASSETT                VA       240550000   $14,900.00
22118350           BALDWIN               2018 BAKER STREET               MUSKEGON HT            MI       494440000   $14,700.00
22118368           EBELS                 10920 WILDLIFE DR               GREENVILLE             MI       488380000   $19,950.00
22118376           CUROTTO               318 44TH AVENUE                 ST. PETE BE            FL       337060000   $190,000.00
22118400           PIERRE                10 LAWRENCE AVENUE              ROCKVILLE C            NY       115700000   $26,700.00
22118442           PERRY                 351 UTOPIA AVENUE               SALT LAKE C            UT       841150000   $92,650.00
22118459           CAPONE                201 GETTYSBURG ROAD             DOVER                  DE       199040000   $45,900.00
22118483           LEE                   2317 PAPPAS PLACE               HAYWARD                CA       945420000   $320,000.00
22118509           CARTER                805 CEDAR LANE                  MARTINSVILL            VA       241120000   $59,500.00
22118525           JOHNSON               606 YADKIN STREET               ALBEMARLE              NC       280010000   $19,079.00
22118533           KENNEDY               5924 JOHNSON POND RD            FUQUAY VARI            NC       275260000   $85,850.00
22118541           BERGSTONE             1118 CRESTWOOD DRIVE            WINSTON SAL            NC       271010000   $30,000.00
22118558           MAXWELL               359 S 42ND STREET               LOUISVILLE             KY       402120000   $33,499.00
22118624           HENSLEY               309 GORDON STREET               CORBIN                 KY       407010000   $68,000.00
22118640           BROWN                 4710 LINDEN STREET              COLUMBIA               SC       292030000   $49,200.00
22118681           BENT                  21861 SADDLEBROOK COURT         PARKER                 CO       801380000   $117,600.00
22118699           HALL                  622 SLATESTONE ROAD             WASHINGTON             NC       278890000   $63,750.00
22118723           BOGART                1699 CRACKER CREEK COURT        OVIEDO                 FL       327650000   $85,200.00
22118749           TAYLOR                2420 VOGEL RD                   EVANSVILLE             IN       477110000   $62,450.00
22118764           MILLER                6202 LARAMIE AVENUE             NASHVILLE              TN       372090000   $58,400.00
22118772           CARPENTER             408 MACEDONIA CHURCH RD         HEISKELL               TN       377540000   $67,200.00
22118780           GRIZER                8851 THOMAS ROAD                ROCKY MOUNT            NC       278030000   $200,800.00
22118798           BELL                  1604 SOUTH 31ST STREET          LOUISVILLE             KY       402110000   $48,000.00
22118814           HALTER                980 HARBOR OAKS DRIVE           CHARLESTON             SC       294120000   $60,000.00
22118848           WADDELL               1117 ROOKS DR                   ANDERSON               SC       296250000   $54,950.00
22118871           GRIFFIN               706 S BENNINGHOF AVENUE         EVANSVILLE             IN       477140000   $46,400.00
22118905           MINCEY                447 BRAGDON AVENUE              GEORGETOWN             SC       294400000   $64,000.00
22118913           HILL                  12317 TERRICK COURT             CHARLOTTE              NC       282730000   $104,000.00
22118921           MCCLAIN               6470 HORTON HIGHWAY             GREENEVILLE            TN       377450000   $44,000.00
22118947           JONES                 8124 SPRING FLOWER RD           COLUMBIA               SC       292230000   $76,800.00
22118970           PATTERSON             1246 COUNTRYSIDE ROAD           NOLENSVILLE            TN       371360000   $149,600.00
22118988           GRIFFIN               500 OCEAN ACRES DRIVE           KILL DEVIL             NC       279480000   $15,000.00
22118996           MITCHEM               4934 CHILDERS DRIVE             MORGANTON              NC       286550000   $57,750.00
22119002           LEE                   2514 CINEMA DR                  MARYVILLE              TN       378040000   $18,400.00
22119028           MCILVOY               117 DJEDDAH DRIVE               LAWRENCEBUR            KY       403420000   $61,450.00
22119036           ARMSTRONG             3151 REVERE STREET              INDIANOLA              MS       387510000   $85,000.00
22119044           DOYLE                 217 NE 11TH STREET              WASHINGTON             IN       475010000   $43,200.00
22119085           MIX                   104 JEROME STREET               WINGATE                NC       281740000   $51,000.00
22119101           EVANS                 212 S CALIFORNIA                CHICAGO                IL       606120000   $89,250.00
22119119           DENNISON              133 WAVERLY ROAD                PAWLEYS ISL            SC       295850000   $45,600.00
22119127           AILES                 1305 B.B. KING ROAD             INDIANOLA              MS       387510000   $113,050.00
22119135           MCKINNEY              10160 NW 54 TERRACE             MIAMI                  FL       331780000   $124,000.00
22119143           COLLIER               3317 A FELICIA STREET           NASHIVILLE             TN       372090000   $38,000.00
22119226           PRATT                 4142 DONEGAL DRIVE              GREENSBORO             NC       274060000   $73,600.00
22119234           REID                  2100 KINGSTREE CIRCLE           GASTONIA               NC       280540000   $102,000.00
22119275           SPRIGGS               3825 WILDLIFE LANE              BURTONSVILL            MD       208660000   $111,920.00
22119291           SUMMERS               7301 MUSICAL WAY                SEVERN                 MD       211440000   $170,400.00
22119309           COOPER                1433 S LAWNDALE AVENUE          CHICAGO                IL       606230000   $97,000.00
22119358           GREENE                116 SUNNYFIELD LANE             JONESVILLE             SC       293530000   $98,600.00
22119366           WOOTEN                3405 WILMONT STREET             ANDERSON               SC       296240000   $41,600.00
22119374           SERRANO               314 EAST WINDSOR                TUCSON                 AZ       857050000   $14,200.00
22119432           SUMMERS               7301 MUSICAL WAY                SEVERN                 MD       211440000   $31,950.00
22119465           MILLER                507 YORK ST                     VALDOSTA               GA       316010000   $30,000.00
22119655           SMITH                 606 CRANEWOOD DRIVE             TRENTON                OH       450670000   $92,000.00
22119671           BENITEZ               6151 SERENE RUN                 LAKE WORTH             FL       334670000   $76,000.00
22119689           HILL                  5880 BEARCREEK DRIVE            BEDFORD HEI            OH       441460000   $72,900.00
22119697           BARTON                4530 S WENONAH AVENUE           FOREST VIEW            IL       604020000   $40,000.00
22119721           MORRIS                9045 S EMERALD                  CHICAGO                IL       606200000   $81,600.00
22119739           ADER                  412 S COLLIER STREET            INDIANAPOLI            IN       462410000   $29,595.00
22119754           DELGADO               145 DOVE MEADOWS DRIVE          ARCHDALE               NC       272630000   $83,250.00
22119762           MILLER                304 E MONROE                    BUCKNER                MO       640160000   $50,400.00
22119770           CLARK                 3325 WHITE CASTLE DRIVE         DECATUR                GA       300340000   $131,400.00
22119796           WATSON                6414 S WHIPPLE                  CHICAGO                IL       606290000   $162,400.00
22119812           FISHER                4517 PARKTON DRIVE              WARRENSVILL            OH       441280000   $64,800.00
22119820           CORNELISON            387 E 7TH AVENUE                MORTON                 MS       391170000   $62,460.00
22119838           NELSON                4490 CHESWICK ROAD              COLUMBUS               OH       432310000   $68,000.00
22119861           ADER                  4013- 4015 BOULVARD PLACE       INDIANAPOLI            IN       462080000   $29,595.00
22119903           NORVELL               1248 N LARAMIE AVE.             CHICAGO                IL       606510000   $143,100.00
22119929           MARTIN                4817 DERBYSHIRE DR              N RANDALL              OH       441280000   $101,600.00
22119945           MCGEE                 3459 HERMITAGE DRIVE            HOPKINSVILL            KY       422400000   $46,000.00
22119952           MURPHY                4027 W FLEENER DRIVE            BLOOMINGTON            IN       474030000   $69,600.00
22119978           SIMMONS               1929 CROWELL STREET             DURHAM                 NC       277070000   $62,400.00
22119986           THOMAS                180 PONOMA AVE.                 NEWARK                 NJ        71120000   $108,000.00
22119994           OWENS                 498 PRESTON ROAD                PELZER                 SC       296690000   $60,800.00
22120018           DISMUKE               4146 N 13 STREET                MILWAUKEE              WI       532090000   $47,200.00
22120034           SMITH                 5802 OLD NILES FERRY ROAD       GREENBACK              TN       377420000   $112,200.00
22120042           MOREE                 6322 MEDLIN ROAD                MONROE                 NC       281120000   $67,500.00
22120067           TESTERMAN             1311 THOMASON STREET            LEXINGTON              NC       272920000   $38,700.00
22120075           SMITH                 89 VIEWPOINT DRIVE              ALEXANDRIA             KY       410010000   $76,800.00
22120091           GLASSING              3357 S 50 W                     GREENFIELD             IN       461400000   $106,400.00
22120133           PIEPER                4669 CARDINAL DRIVE             CINCINNATI             OH       452440000   $119,000.00
22120141           KINSEY                1609 ALEXANDER DRIVE            DOTHAN                 AL       363010000   $79,560.00
22120158           JETER                 1943 QUEBEC RD                  CINCINNATI             OH       452140000   $52,000.00
22120166           HINES                 402 BERKLEY ROAD                INDIANAPOLI            IN       462080000   $127,500.00
22120190           HARRIS                211 E HIGH STREET               MOUNT STERL            KY       403530000   $41,200.00
22120257           BACON                  ROUTE 1 BOX 141                VERONA                 KY       410920000   $61,200.00
22120273           HUDSON                414 HALSEY STREET               BROOKLYN               NY       112330000   $156,000.00
22120281           CORLISS               1301 COTTON ROAD                GREENVILLE             NC       278580000   $68,000.00
22120315           PERRY                  RR 1 BOX 74                    ELNORA                 IN       475290000   $48,000.00
22120323           LOWING                6613 BARROW COURT               MOBILE                 AL       366950000   $81,000.00
22120331           COUCH                 527 ROYSTON DRIVE               WAYNESVILLE            OH       450680000   $111,920.00
22120349           SUMMERS               2914 CARPENTER AVENUE           RACINE                 WI       534030000   $99,450.00
22120372           LAWSON                804 HEDGE COURT NE              MASSILLON              OH       446460000   $64,000.00
22120380           BAUGH                 407 WIRT STREET                 COLONIAL BE            VA       224430000   $38,500.00
22120398           HOLT                  11124 CLEAR SPRINGS WAY         INDPLS                 IN       462390000   $111,510.00
22120414           DYER                  R.R.1 BOX 24                    PLAINVILLE             IN       475680000   $64,000.00
22120455           MANDELL               79 PLEASANT HILL RD.            MOUNTAINVIL            NY       109530000   $325,000.00
22120463           GROGG                 1302 AUDUBON DRIVE              COLUMBUS               IN       472030000   $66,000.00
22120489           HENRY                 5566 MASTER RD                  COATSVILLE             IN       461210000   $82,800.00
22120505           ALLEN                 2709 TALBOT COURT WEST          RALEIGH                NC       276100000   $109,600.00
22120554           SHANAHAN              415 DOUGLAS ROAD                LOWELL                 MA        18520000   $36,500.00
22120562           BRYNES, JR            100 WASHINGTON AVE              MONTGOMERY             NY       125490000   $117,000.00
22120570           DINGLE                3090 BAXLEY COURT               COLLEGE PAR            GA       303490000   $70,200.00
22120638           KOPELY                1632 KENNETH AVENUE             BALDWIN                NY       100190000   $171,000.00
22120679           ROOK                  4608 MILL ROCK LANE             RALEIGH                NC       276160000   $143,200.00
22120729           OWENS                 1405 E AMBASSADOR LANE          FORD HEIGHT            IL       604110000   $39,600.00
22121164           PADENI                6 CARROUSEL COURT               BALLSTON SP            NY       120200000   $13,000.00
22121172           RIEMAN                19567 ROAD 14                   COLUMBUS GR            OH       458300000   $135,900.00
22121180           REMMEL                513 N EIGHTH ST                 WATERTOWN              WI       530940000   $79,100.00
22121198           SULLIVAN              6752 S ST LAWRENCE              CHICAGO                IL       606370000   $118,800.00
22121222           HOLLAR                1873 S CR 715 W                 MANILLA                IN       461500000   $100,800.00
22121230           PEABODY                1421-1423 W. 33RD ST.          INDIANAPOLI            IN       462080000   $27,300.00
22121255           LOMAX                 14951 CRONEWOOD LANE            MEMPHIS                IN       471430000   $97,200.00
22121263           SHAKAROV              147-28 72ND DRIVE               KEW GARDENS            NY       113670000   $50,800.00
22121271           RIVERA                66-68 MILLER STREET             SPRINGFIELD            MA        11040000   $62,000.00
22121297           HARP                  6500 W ISON ROAD                BLOOMINGTON            IN       474030000   $64,800.00
22121305           CRATCH                515 CRAMERTON ROAD              GASTONIA               NC       280560000   $85,000.00
22121362           WHITE                 305 N 16TH STREET               TERRE HAUTE            IN       478070000   $30,000.00
22121370           MURRAY                623 W GEYSER                    LIVINGSTON             MT       590470000   $41,520.00
22121388           BADER                 608 CHICAGO AVENUE              EGG HARBOR             NJ        82150000   $48,500.00
22121396           MOTLEY                2252 S CENTRAL PARK             CHICAGO                IL       606230000   $47,000.00
22121412           TAPIA                 2328 S TROY STREET              CHICAGO                IL       606230000   $110,000.00
22121420           GRAY                  311 SWALLOW DRIVE               BRANDON                MS       390420000   $77,000.00
22121438           JOHNSON               4021 N 12TH STREET              PHILADELPHI            PA       191400000   $36,000.00
22121446           BEUMEL                510 HERITAGE                    OSWEGO                 IL       605430000   $137,600.00
22121453           SPENCER               2215 DELRIO DRIVE               RICHMOND               VA       232230000   $15,200.00
22121495           TEAGUE                4828 W WASHINGTON BLVD.         CHICAGO                IL       606440000   $157,500.00
22121503           COTTRELL              514 ABBOTT ROAD                 HENDERSON              NC       275360000   $53,550.00
22121529           GILBERT               213 E BATES                     DREXEL                 MO       647420000   $54,900.00
22121537           SPIVEY                105 BROAD ST                    WEBER CITY             VA       242900000   $39,100.00
22121560           STANCHFIELD           241 SAUNDERS AVE                LOUISVILLE             KY       402060000   $80,000.00
22122667           CURTIS                94 BEECHING STREET              WORCESTER              MA        16020000   $128,000.00
22122675           PEABODY               2607 LASALLE                    INDIANAPOLI            IN       462180000   $32,800.00
22122691           DENNY                 1707 BROADWAY                   ANDERSON               IN       460120000   $39,100.00
22122709           GRANT                 198 WILLARD AVENUE              SEEKONK                MA        27710000   $130,000.00
22122782           CRAWFORD              1605 OLD IRON RD                HOPEWELL               VA       238600000   $57,200.00
22122816           VAZQUEZ               20 PARSONS STREET               BINGHAMTON             NY       139030000   $53,600.00
22122873           TILLEY                1365 MILLCREEK DRIVE            OGDEN                  UT       844040000   $25,000.00
22122881           LEWIS                 3123 CHERRY ROAD, NE            WASHINGTON             DC       200180000   $30,600.00
22122899           MOON                  604 CARRIE ST                   SAULT SAINT            MI       497830000   $62,400.00
22122923           SOLTREN               614 MISSENBURG CT               FAYETTEVILL            NC       283140000   $54,800.00
22122931           BABB                  1207 ALEXANDRIA DRIVE           LEXINGTON              KY       405040000   $60,050.00
22122956           WARREN                315 PULASKI AVENUE              STATEN ISLA            NY       103030000   $109,000.00
22123020           SCHNEIDER             4716 KETCHUM RD                 ST CLAIR               MI       480790000   $151,200.00
22123053           DEKRONE               114 CUBA HILL ROAD              GREENLAWN              NY       117400000   $55,000.00
22123061           BURGHARDT             71 PANAMOKA TRAIL               RIDGE                  NY       119610000   $14,700.00
22123111           PARDO                 22031 MAXINE ST                 SAINT CLAIR            MI       480800000   $68,000.00
22123152           MASSENBURG            4321 AMBERLY RD                 RICHMOND               VA       232340000   $61,600.00
22123186           SHERMAN               54 FAIRMONT AVE                 NEWARK                 OH       430550000   $53,600.00
22123194           MOODY                 1836 FRALEY STREET              FAITH                  NC       280410000   $72,000.00
22123210           SMITH                 2213 ECHO GLEN LANE             APEX                   NC       275020000   $143,612.00
22123236           CLARK                 14463 SOWERS DRIVE              NOBLESVILLE            IN       460600000   $88,400.00
22123244           DAVIDSON              120 E JEFFERSON STREET          SCOTTSBURG             IN       471700000   $34,000.00
22123285           AVERY                 1525 STATE ST                   MORGANTON              NC       286550000   $68,800.00
22123293           CHUPP                 16277 COUNTY ROAD 40            GOSHEN                 IN       465260000   $40,000.00
22123335           MERCER                 RT 4 BOX 110                   LINDEN                 TN       370960000   $36,125.00
22123343           JONES, JR             7014 GREENWAY AVE               VELDA CITY             MO       631210000   $58,950.00
22123368           DORRELL               415 EAST ELGIN ST               BROKEN ARRO            OK       740120000   $12,633.77
22123392           NICHOLS               940 MITCHELL AVENUE             CHINA GROVE            NC       280230000   $82,650.00
22123400           GODFREY               3 SPRING COURT                  SIMPSONVILL            SC       296800000   $114,400.00
22123418           PEARSON               15087 PINE VALLEY TRAIL         MIDDLEBURG             OH       441300000   $97,200.00
22123442           WHITEHEAD             230 KINGSTON AVENUE             WURTSBORO              NY       127900000   $43,200.00
22123459           DAVIS                 380 OAKWOOD DRIVE               DANVILLE               VA       245410000   $101,986.00
22123483           ROWLEY                317 YALE AVENUE                 SYRACUSE               NY       132190000   $41,800.00
22123491           ESTES                 721 S HOLMES                    INDIANAPOLI            IN       462210000   $44,000.00
22123509           STARNES               2716 ELLEN STREET               DURHAM                 NC       277050000   $99,000.00
22123582           LITTRELL              95 WINTERGREEN DRIVE            CANTON                 NC       287160000   $66,400.00
22123616           WASHINGTON            5213 BERRY RIDGE TERRACE        RICHMOND               VA       238320000   $75,600.00
22123632           THOMPSON              2230 NORTH GRAND AVE EAST       SPRINGFIELD            IL       627020000   $60,800.00
22123657           VIAR                  6609 LOLAN STREET               GAINESVILLE            VA       201550000   $30,250.00
22123665           PATRICIA              776 LAVENDER RD                 GROVER                 NC       280730000   $65,940.00
22123715           GOSNELL               505 STONE DAM ROAD              CHUCKEY                TN       376410000   $63,920.00
22123731           SNYDER                1629 S LEATON ROAD              MOUNT PLEAS            MI       488580000   $59,500.00
22123749           LEWIS                 1511 22ND STREET                SIOUX CITY             IA       511040000   $42,500.00
22123756           KELLEY                1669 WASHINGTON ST.             DUBUQUE                IA       520010000   $52,400.00
22123764           HIXSON                225 N 10TH STREET               WEIRTON                WV       260620000   $56,800.00
22123798           HURST                 382 AIRPORT RD                  ROCKINGHAM             NC       283790000   $35,999.58
22123806           PALADINO              1119 PINETTA LA                 CHARLOTTE              NC       282620000   $18,500.00
22123814           HAYES                 11366 PREST                     DETROIT                MI       482270000   $36,000.00
22123830           SIMMONS               5270 CHATSWORTH CT              ORLANDO                FL       328120000   $138,600.00
22123871           DUNN                  1084 COLONIAL DR                SIDNEY                 OH       453650000   $101,016.00
22123913           DUPLESSIS             926 N MADISON ST                WOODSTOCK              IL       600980000   $108,800.00
22123921           EVANS                 157 BREEDER RD                  PORTLAND               TN       371480000   $64,000.00
22123954           BRANHAM               964 FIELD TRAIL RD              CAMDEN                 SC       290200000   $100,300.00
22123962           SKINNER               2861 NW CLEARWATER ST           WARREN                 OH       444850000   $46,000.00
22123996           WELLS                 512 RIO GRANDE                  BOGALUSA               LA       704270000   $24,000.00
22124002           STEVENSKI             601 7TH STREET                  FAIRMONT               WV       265540000   $44,825.00
22124010           SCHWARTZBECK          26135 VIEWLAND DRIVE            DAMASCUS               MD       208720000   $68,000.00
22124028           LEWIS                 920 CORBY                       SAINT JOSEP            MO       645010000   $39,600.00
22124044           GRAY                  19997 CHEYENNE                  DETROIT                MI       483250000   $56,000.00
22124051           LASSEN                2101 RICE ROAD                  SANFORD                NC       273300000   $97,800.00
22124085           NEARGARDER            1561 SEABROOK RD                DAYTON                 OH       454320000   $76,240.00
22124093           EUSTACE               202 DAVIS ST.                   CLINTON                SC       293250000   $17,600.00
22124119           WILLIAMS              2608 HALLAM COURT               BALTIMORE              MD       212440000   $18,900.00
22124135           MAXWELL               1419 26TH ST CT EAST            PALMETTO               FL       342210000   $50,150.00
22124143           KENDRICK              43 MERILYN DR                   RINGOLD                GA       307360000   $26,500.00
22124150           GALLIGAN              12272 23RD AVE S                SEATTLE                WA       981680000   $123,960.00
22124168           MCKENZIE              43549 PLANTATION TERRACE        ASHBURN                VA       201470000   $130,500.00
22124218           PRIDEMORE             298 PAYNE RIDGE ROAD            CHURCH HILL            TN       376420000   $57,600.00
22124226           GREENE                937 S MINERAL SPRINGS ROA       DURHAM                 NC       277030000   $81,600.00
22124234           BLUMBERG              1609 OAK STREET                 CHARLOTTE              NC       282690000   $10,000.00
22124259           RUCHSER               7744 VERMONT HILL ROAD          HOLLAND                NY       140800000   $17,000.00
22124275           ROBERTS               2808 N ROUTIERS AVE             INDIANAPOLI            IN       462190000   $52,000.00
22124291           KELLY                 10 TROY COURT                   NORTHPORT              NY       117680000   $127,500.00
22124309           JONES                 403 S WAKEFIELD ST              ZEBULON                NC       275970000   $69,750.00
22124325           BROWN                 2387 PEELER ROAD                VALE                   NC       281680000   $49,500.00
22124358           CARPENTER             91 CENTRAL AVENUE               COHOES                 NY       120470000   $54,200.00
22124382           BAUMGARDENER          2617 WEST 24TH STREET           CHICAGO                IL       606080000   $63,000.00
22124390           BUCK                  1528 PREHISTORIC HILL DRI       IMPERIAL               MO       630520000   $124,200.00
22124408           CALLAHAN              3629 CAROLINE BLVD              JACKSONVILL            FL       322770000   $81,000.00
22124440           HATHCOCK              120 BRITTANY DR                 PERRY                  GA       310690000   $65,000.00
22124473           HALLQUIST             696 CLOVER STREET               ROCHESTER              NY       146100000   $65,200.00
22124481           SNEED                 530 CRYSTALLINE PLACE           FREMONT                CA       945390000   $100,000.00
22124507           SELLERS               48 PINE STREET                  CLARKSVILLE            PA       153220000   $38,000.00
22124515           MARTIN                5241 BUFORD ST                  SPRINGFIELD            IL       627030000   $70,265.00
22124531           KEELER                37 LUIGI ROAD                   PUTNAM VALL            NY       105790000   $65,000.00
22124572           LAZAR                 2728 SOUTH SAINT MARKS AV       BELLMORE               NY       117100000   $51,800.00
22124606           BLUHM                 4099 26TH ST                    DORR                   MI       483230000   $40,000.00
22124622           SIMERLY               106 EAST NODAWAY                OREGON                 MO       644730000   $37,600.00
22124648           PERRY                 3901 WESTRA DR                  RALEIGH                NC       276040000   $99,000.00
22124655           FEENEY                 334-336 OAK AVENUE             PITTSBURGH             PA       152360000   $24,000.00
22124663           STEPHENS              4002 MORNINGSIDE WAY            MORGANTOWN             WV       265050000   $121,360.00
22124671           TORO                  2920 2922 CATALINA ST           COCONUT GRO            FL       331330000   $135,000.00
22124697           WATSON                1905 SEARL AVENUE               CUYAHOGA FA            OH       442210000   $43,400.00
22124705           HONEYCUTT             2829 HWY 341 S                  HAWKINSVILL            GA       310360000   $57,000.00
22124721           VEDDER                213 BINNEWATER ROAD             KINGSTON               NY       124010000   $24,100.00
22124754           EGAN                  84 HIGHLAND AVENUE              FLORIDA                NY       109210000   $59,200.00
22124762           MCDOWELL              104 MCDOWELL STREET             PENDLETON              SC       296700000   $85,000.00
22124770           GEORGE                1443 OLD STATE ROAD             CATO                   NY       130330000   $64,000.00
22124796           HAMMONDS              4711 DUNCREST AVENUE            BALTIMORE              MD       212060000   $59,000.00
22124820           LINQUATA              54 HARRISON AVENUE              GLOUCESTER             MA        19300000   $50,000.00
22124846           DAVIS                 11 HAMMETT ST                   PIEDMONT               SC       296730000   $59,850.00
22124853           SCHELL                235 N LINCOLN                   OLATHE                 KS       660610000   $67,600.00
22124879           PRIDGEN               2252 HIGHWAY 532                COLLINS                MS       394280000   $47,520.00
22124887           CANTRELL              3625 LIGHT PINK ROAD            LOUISVILLE             TN       377770000   $46,706.41
22124945           LORENZANA             56 VIDAL AVENUE                 EAST FALMOU            MA        25360000   $28,200.00
22124952           HELSETH               108 DERBY PLACE                 YOUNGSVILLE            NC       275960000   $134,986.50
22124960           MCCLAIN               11555 SOUTH YALE                CHICAGO                IL       600280000   $33,500.00
22124978           JERICHOW              8505 CHESTERFIELD               SWARTZ CREE            MI       484730000   $88,000.00
22125025           LEWIS                 210 CLIFTON STREET              LEXINGTON              MS       390950000   $81,700.00
22125033           CURTIS                3612 FARNHAM STREET N.W.        NORTH CANTO            OH       447200000   $132,000.00
22125090           OLIVER                1328 WOODLAND AVENUE            TOLEDO                 OH       436070000   $44,000.00
22125108           HASKELL               172 SOUTH COUNTRY ROAD          BELLPORT               NY       117130000   $82,400.00
22125157           TOTTEN                46 SCHOOL HOUSE ROAD            WHITE SULPH            NY       127870000   $41,700.00
22125181           SHARAY                5145 KENILWORTH                 DEARBORN               MI       481260000   $46,000.00
22125207           RICHARDSON            1335 MORRISON PARK ROAD         GLASGOW                KY       421410000   $42,000.00
22125215           MILLER                1010 DELMAS AVENUE              NASHVILLE              TN       372160000   $64,000.00
22125231           SHELTON               3026 HORSEPASTURE PRICE         RIDGEWAY               VA       241480000   $50,000.00
22125249           KLEINSTIVER           2805 LAHSER                     BLOOMFIELD             MI       483040000   $225,000.00
22125256           BALLARD               3016 W JACKSON ST               INDIANAPOLI            IN       462220000   $33,600.00
22125264           BLANCHETTE            528 N.W. 22 AVENUE              FT. LAUDERD            FL       333110000   $148,000.00
22125272           TROFFA                29 OSCEOLA AVENUE               DEER PARK              NY       117290000   $140,000.00
22125280           SWANSON               219 OLD CASS WHITE ROAD         CARTERSVILL            GA       301200000   $27,600.00
22125298           MAY                   2517 WASHINGTON AVENUE          GRANITE CIT            IL       620400000   $14,334.00
22125306           KISTER                260 EATHERTON RD SOUTH          CHESTERFIEL            MO       630050000   $34,000.00
22125314           AYER                  911 NORTH GOVERNOR STREET       EVANSVILLE             IN       477110000   $27,750.00
22125348           BENNETT               3789 E 131ST STREET             CLEVELAND              OH       441200000   $60,000.00
22125389           BRYANT                1103 WEST WASHINGTON STRE       PLANT CITY             FL       335660000   $43,000.00
22125397           WARNER                114 OAK STREET                  YORKTOWN               VA       236930000   $80,000.00
22125405           O'SHEA                8230 HIGHLAND AVENUE            DOWNERS GRO            IL       605160000   $43,850.00
22125447           WHITE                 3849 FOREST                     PETERSBURG             MI       492700000   $113,000.00
22125488           KLOPCIC               1724 EAGLEBROOK                 GENEVA                 IL       601340000   $52,000.00
22125496           CRAFT                 5271 EAST VAN NESS ROAD         PIERCETON              IN       465620000   $94,500.00
22125553           ROGERS                104 NORTH MILL ST````````       BOTKINS                OH       453060000   $68,000.00
22125561           BREWER                12164 COVERED WAGON COURT       GRANGER                IN       465300000   $45,800.00
22125587           JACKSON               624 WILLARD AVE                 MICHIGAN CI            IN       463600000   $36,000.00
22125603           LYNCH                 421 HARDEN ST                   HOLLY                  MI       484420000   $25,000.00
22125629           COOMBS                4646 HONEYMOON DR               NORTH CANTO            OH       447200000   $87,550.00
22125637           RODENBERG             1721 S BOSSE AVE                EVANSVILLE             IN       477120000   $52,000.00
22125645           JORDAN                1639 EMPIRE STREET              ELMONT                 NY       110030000   $156,850.00
22125652           GUNN                  621 STRINGTOWN ROAD             CENTRAL CIT            KY       423300000   $53,550.00
22125694           LAW                   1715 VALLEYVIEW DRIVE           MT JULIET              TN       371220000   $41,000.00
22125702           MUSZYNSKI             107 ALDRICH PLACE               BUFFALO                NY       142200000   $52,000.00
22125710           MORGAN                3657 ASHWAY DRIVE               INDIANAPOLI            IN       462240000   $81,000.00
22125728           WHEELER               17611 MEYERS ST                 DETROIT                MI       482350000   $24,000.00
22125744           HARRIS                4224 LANGLAND STREET            CINCINNATI             OH       452230000   $51,562.00
22125751           SIPAHIMALANI          5306 WETHERBY COURT             INDIANANPOL            IN       462540000   $57,750.00
22125777           CAIRA                 12 BENCLIFFE CIRCLE             NEWTON                 MA        21660000   $124,000.00
22125785           VANETTE               9634 N STIENBARGER LAKE L       ROME CITY              IN       467840000   $89,250.00
22125793           CARTER                6043 HILLCREST ROAD             KEYSTONE HE            FL       326560000   $37,600.00
22125801           BROWN                 3707 N RILEY AVENUE             INDIANAPOLI            IN       462180000   $39,000.00
22125819           SVYMBERSKY            2817 WELD ROAD                  ELGIN                  IL       601230000   $136,000.00
22125827           CANTRELL              8762 FRONTIER ROAD              WISE                   VA       242930000   $56,950.00
22125835           BURCHETT              107 E JACKSON STREET            MENTONE                IN       465390000   $49,000.00
22125843           LASTER                10123 S LAFAYETTE AVE           CHICAGO                IL       606280000   $108,000.00
22125868           HILL                  629 CHALOUPE STREET SE          PALM BAY               FL       329090000   $21,000.00
22125876           MIXON                 500 RED BLUFF COURT             MILLERSVILL            MD       211080000   $40,000.00
22125884           MORGAN                11701 GRIMM LANE                EVANSVILLE             IN       477120000   $45,600.00
22125892           CARTER                8314 JACKSON                    ST LOUIS               MO       631140000   $33,600.00
22125900           KOCSAN                20740 BEACHWOOD DRIVE           ROCKY RIVER            OH       441160000   $135,000.00
22125918           MCCAFFERTY            3756 W 178TH STREET             CLEVELAND              OH       441110000   $117,800.00
22125934           KRAH                  1507 NATHANIAL DRIVE            CINCINNATI             OH       452400000   $84,000.00
22125942           GUERIN                10 BEATTIE STREET               LAURENS                SC       293060000   $33,500.00
22125967           PHILLIPS              256 W 38TH STREET               ANDERSON               IN       460130000   $45,990.00
22125975           KELLER                862 BERWIN STREET               AKRON                  OH       443100000   $54,000.00
22125991           MALLY                 1377 GARDINA LANE               CRYSTAL LAK            IL       600140000   $30,200.00
22126007           SCALF                 8630 BROOKVILLE ROAD            GALLOWAY               OH       431190000   $78,000.00
22126015           FOXWORTHY             1204 BLUFF CREST DRIVE          INDIANAPOLI            IN       462170000   $52,500.00
22126031           JOHNSON               313 FETTERMAN STREET            LARAMIE                WY       820700000   $27,700.00
22126049           JOHNSON               1250 N MASSASOIT AVENUE         CHICAGO                IL       606510000   $76,000.00
22126056           TOLAR                 212 OLD MARIETTA ROAD           BOONEVILLE             MS       388290000   $59,000.00
22126072           HASS                  3806 CHARLES COURT              SEAFORD                NY       117830000   $29,000.00
22126080           RICHARDSON            RT1 BOX 416                     PINEWOOD               SC       291250000   $29,500.00
22126098           HARRELL               2210 HARRISBURG N.E.            CANTON                 OH       447050000   $59,200.00
22126114           KOWALSKI              353 DIAMOND WAY                 CHATSWORTH             GA       307050000   $84,000.00
22126122           SMITH                 112 PERSIMMON LANE              JONESBOROUG            TN       376590000   $60,000.00
22126130           BLACK                 1420 E JOHN STREET              EVANSVILLE             IN       477140000   $35,350.00
22126148           BOWLES                844 HERMITAGE RIDGE             HERMITAGE              TN       370760000   $75,650.00
22126171           GOWANS                9921 SANDUSKY AVENUE            CLEVELAND              OH       441050000   $55,250.00
22126197           BROWN                 19268 REVERE                    DETROIT                MI       482340000   $39,000.00
22126205           VALLIER               1317 W GENESSEE AVENUE          SAGINAW                MI       486020000   $43,200.00
22126213           HAMBLIN               1496 CASWELL CT                 EUCLID                 OH       441320000   $69,000.00
22126221           LAGANELLI             10801 LINNET AVENUE             CLEVELAND              OH       441110000   $71,100.00
22126262           WASNIDGE              909 E MAIN STREET               JASONVILLE             IN       474380000   $45,900.00
22126312           WARRINGTON            1932 MCKNIGHT STREET            HUMBOLDT               TN       383430000   $56,000.00
22126320           HOWARD                420 SMITH STREET                CRYSTAL                MI       488180000   $32,100.00
22126353           GROSS                 24615 LATHRUP BLVD              SOUTHFIELD             MI       480750000   $103,700.00
22126403           GRAVES                813 BLUE STONE COURT            MARION                 SC       295710000   $39,500.00
22126437           MINSHALL              102 MATTHEW LANE                NASHVILLE              TN       372150000   $25,750.00
22126445           DANIELS               2113 NW 60TH CIRCLE             BOCA RATON             FL       334960000   $68,700.00
22126452           PHILLIPS              125 STEVE SUMMERS RD            OAKDALE                TN       378290000   $38,200.00
22126478           REED                  13820 EASTON STREET             ALLIANCE               OH       446010000   $65,000.00
22126486           ALLDREDGE             1560 HILDA STREET               LAKEMORE               OH       442500000   $60,000.00
22126494           HOOPS                 201 1ST STREET                  BETHESDA               OH       437190000   $67,500.00
22126528           PEREZ                 2361 CURTIS ST.                 DENVER                 CO       802050000   $75,000.00
22126551           BOLLINGER             23054 COUNTY ROAD 503A          BLOOMFIELD             MO       638250000   $44,200.00
22126577           CRAWFORD              921- 923 BAUGHMAN AVENUE        AKRON                  OH       443200000   $36,000.00
22126593           WILCOX                446 WOODSTONE WEST DRIVE        MARIETTA               GA       300680000   $46,000.00
22126627           CRAFT                 440 FRITCH AVENUE               AKRON                  OH       443140000   $54,216.00
22126635           LEWIS                 8438 WETHERBY                   HOUSTON                TX       770750000   $46,800.00
22126650           PARADISE              9350 S LAFLIN                   CHICAGO                IL       606200000   $94,500.00
22126668           BIVENS                4307 30TH STREET NORTH          TAMPA                  FL       336100000   $20,000.00
22126676           SPERLING              8332 E SAN RAMON DRIVE          SCOTTSDALE             AZ       852580000   $220,000.00
22126700           MORELAND              60 KEITH DR                     FORSYTH                GA       310290000   $78,450.00
22126718           PAPE II               7494 SENECA STREET              GOODRICH               MI       484380000   $80,000.00
22126726           BOSSTIC               5393 WYOMING LANE               COLUMBUS               OH       432280000   $111,150.00
22126825           DAVIS                 810 STONER MORGAN ROAD          SALISBURY              NC       281460000   $41,000.00
22126833           MCGEE                 1741 NW 97TH TERRACE            PLANTATION             FL       333220000   $38,800.00
22126858           DAY                   2443 EAST EDGEWATER DRIVE       WEST PALM B            FL       334100000   $240,000.00
22126866           HARRELL               17W261 RODECK LANE              BENSENVILLE            IL       601060000   $43,100.00
22126874           ROBINSON              5965 WAYBURN STREET             DETROIT                MI       482240000   $36,000.00
22126882           SPARKS                976 STONEWALL STREET            MEMPHIS                TN       381070000   $58,200.00
22126890           ENAS                  1718 W EL ALBA                  CHANDLER               AZ       852240000   $104,400.00
22126908           BRIDGES               554 E CHISWICK DRIVE            HIGHLANDS R            CO       801260000   $105,600.00
22126916           ISABELLE              5320 SANTA ROSA WAY             JACKSONVILL            FL       322110000   $24,450.00
22126940           CHACON-CHANG          4750 NE 3 AVENUE                FORT LAUDER            FL       333340000   $25,000.00
22126965           HAWKINS               18300 ARDMORE                   DETROIT                MI       482350000   $74,800.00
22126973           LESESNE               9408 EVESHAM RD                 JACKSONVILL            FL       322080000   $81,000.00
22127013           DEJARNETTE            833 EAST VERMIJO AVENUE         COLORADO SP            CO       809030000   $67,500.00
22127021           PILLOW                7245 S SANGAMON STREET           CHICAGO               IL       606210000   $25,000.00
22127039           KEO                   4867 N WINTHROP                 CHICAGO                IL       606400000   $228,000.00
22127047           JAMES                 895 BANOCK STREET               SPRING VALL            CA       919770000   $29,500.00
22127062           MURRAY                 RT 2, BOX 510                  HAZLEHURST             GA       315390000   $26,400.00
22127088           BYNUM                 121 LESLIE DR.                  SENATOBIA              MS       386680000   $121,500.00
22127104           WILLETT               8330 DOVER WAY                  ARVADA                 CO       800050000   $28,950.00
22127112           DREW                  1238 EAST CAVALRY ROAD          NEW RIVER              AZ       850270000   $131,950.00
22127120           SCHROYER              8282 CONCORD COVE               SOUTHAVEN              MS       386710000   $63,000.00
22127153           CANTERBURY            4125 WOODLAND HEIGHTS           CALLAHAN               FL       320110000   $64,000.00
22127161           WALKER                1449 N LUNA AVENUE              CHICAGO                IL       606510000   $119,000.00
22127187           AHMED                 8611 NW 52ND STREET             LAUDERHILL             FL       333510000   $120,600.00
22127195           MCAFEE                222 N HOWELL AVENUE             CHATTANOOGA            TN       374110000   $66,300.00
22127203           DURAN                  ROUTE 3 BOX 163 AA             ESPANOLA               NM       875320000   $137,250.00
22127229           VAUGHN                35854 S GOLF COURSE DR          TUCSON                 AZ       857390000   $175,850.00
22127245           ALCANTARA             1482 NE 104 STREET              MIAMI SHORE            FL       331380000   $37,600.00
22127252           URE                   3771 S 5500 WEST                HOOPER                 UT       843150000   $184,000.00
22127260           BROWN                 1804 DEACON ST                  DETROIT                MI       482170000   $44,000.00
22127278           ALLEN                 803 CASSELBERRY DRIVE           LAKE WALES             FL       338530000   $46,800.00
22127286           SUTTON                714 W GEORGIA STREET            TALLAHASSEE            FL       323040000   $22,000.00
22127294           MOLINARI              37 VINCENT ROAD                 ROSEINDALE             MA        21310000   $187,000.00
22127310           TURNER                6017 RIDGECREST AVE             HANAHAN                SC       294060000   $105,300.00
22127328           PENA                  2938 W SAN JUAN AVE             PHOENIX                AZ       850170000   $67,200.00
22127336           DAVIS                 5321 W OUTER DRIVE              DETROIT                MI       482370000   $99,000.00
22127344           LANE                  781 NW 76 STREET                MIAMI                  FL       331500000   $73,600.00
22127369           GARDULSKI             4485 E 115TH AVE                DENVER                 CO       802330000   $40,000.00
22127385           DEY                   4412 ALCOTT DRIVE               NASHVILLE              TN       372150000   $272,000.00
22127401           GONZALEZ              91 E 54 STREET                  HIALEAH                FL       330130000   $66,000.00
22127435           GROSSE                26024 N HORSESHOE TRAIL         SCOTTSDALE             AZ       852550000   $250,000.00
22127443           TOTH                  6838 NEW HAMPSHIRE AVE          HAMMOND                IN       463230000   $78,200.00
22127476           CANNON                103 FLANDERS STR                WRIGHTSVILL            GA       310960000   $49,500.00
22127492           TONSO                 24638 S STONEY PATH DR          SUN LAKES              AZ       852480000   $150,400.00
22127500           LIECHTY               5652 10TH AVE                   FORT MYERS             FL       339070000   $49,500.00
22127518           BARRUS                776 E SCOTT AVENUE              SALT LAKE C            UT       841060000   $161,600.00
22127559           REYES                 2439 S ELMWOOD                  BERWYN                 IL       604020000   $117,600.00
22127567           TRESSLAR              776 VINE STREET                 DENVER                 CO       802060000   $317,500.00
22127583           MORONES               1614 WEST ALEMEDA               ROSWELL                NM       882010000   $32,000.00
22127617           MCNAIR                139 ROSEMARY LANE               NORTH AUGUS            SC       298410000   $22,000.00
22127633           GARDNER               7401 NW 186TH ST                HIALEAH                FL       330150000   $175,000.00
22127641           VAN ERT               1809 N LAVA FLOW                SAINT GEORG            UT       847700000   $125,600.00
22127658           PEREZ                 5650 SW 139TH CT                MIAMI                  FL       331830000   $72,800.00
22127666           WALKER                157 LEA ROAD                    WILDWOOD               GA       307570000   $70,400.00
22127674           VALDEZ                1828 KITTREDGE STREET           AURORA                 CO       800110000   $112,200.00
22127682           COLLARD               1318 CARROLL DR                 PULASKI                TN       384780000   $118,350.00
22127724           BUTLER                5067 PHILLIP COURT              STONE MOUNT            GA       300870000   $80,000.00
22127732           JOHNSON               2134 SE TRIUMPH RD              PORT SAINT             FL       349520000   $47,900.00
22127757           COOPER                3334 NORTH CT                   ELLENWOOD              GA       302490000   $90,300.00
22127765           BARNHILL              8629 ROSEMONT DR                PENSACOLA              FL       325140000   $50,000.00
22127773           BORREGO               15050 SW 45TH TERRACE           MIAMI                  FL       331850000   $155,700.00
22127781           HUDSON                250 VILLAS CT SOUTH             TALLAHASSEE            FL       323030000   $114,400.00
22127799           MCSHAN                4415 DRUMMOND DR                CHATTANOOGA            TN       374110000   $72,900.00
22127807           MAYOR                 11322 SW 114TH CIRCLE TER       MIAMI                  FL       331760000   $65,000.00
22127823           LOPEZ                 2285 SW 19TH ST                 MIAMI                  FL       331450000   $120,000.00
22127849           GRAVELY               2960 S HOLLY PL                 DENVER                 CO       802220000   $110,000.00
22127864           MEDLEY                410 BEECHWOOD DRIVE             SPARTANBURG            SC       293020000   $156,000.00
22127872           TAVOLACCI             3241 W REMUS RD                 MT PLEASANT            MI       488580000   $55,250.00
22127880           RAULERSON             5181 DEERFIELD RD               BLACKSHEAR             GA       315160000   $88,000.00
22127906           MARTINEZ              2770 NW 5 STREET                MIAMI                  FL       331250000   $27,000.00
22127922           BOLLENDORF            4681 GUMTREE RD                 WINSTON SAL            NC       271070000   $116,000.00
22127930           ALONSO                1071 W 37TH ST                  HIALEAH                FL       330120000   $67,600.00
22127948           COX                   2955 NW 95TH TERRACE            MIAMI                  FL       331470000   $95,000.00
22127955           FORREST               9601 S PROSPECT AVE             CHICAGO                IL       606430000   $100,000.00
22127989           WILKES                315 BIRCHMERE CLOSE DR          ATLANTA                GA       303310000   $157,500.00
22127997           OGDEN                 4753 W COLANDER DR              WEST JORDAN            UT       840880000   $150,000.00
22128003           EDMONDSON             8618 THIMBLEBERRY LN            TAMPA                  FL       336350000   $90,400.00
22128029           HILL                  1706 GOLDEN WAY                 FLORENCE               SC       295010000   $58,200.00
22128045           ALBERT                136 SNAFFLE CT                  ORANGEBURG             SC       291150000   $62,900.00
22128086           QURESHI               3411 LAKE PARK RD               INDIAN TRAI            NC       280790000   $236,000.00
22128094           HUNTLEY               7636 S UNION ST                 CHICAGO                IL       606200000   $53,900.00
22128128           ALLY                  18610 SW 94 COURT               MIAMI                  FL       331570000   $93,750.00
22128136           YOUNNG                4313 SAINT ALBANS ST            VIRGINIA BE            VA       234550000   $112,500.00
22128151           DUSANEK               1855 ST. CLAIR COURT            HANOVER PAR            IL       601030000   $157,250.00
22128169           PAGOADA               2484 SW 18TH STREET             MIAMI                  FL       331450000   $162,000.00
22128177           CLEGG                 65 HAPPY VALLEY ROAD            ASHEVILLE              NC       288060000   $80,000.00
22128185           GILL                  12823 SW 20TH TERR              MIAMI                  FL       331750000   $85,000.00
22128201           PORTA                 8600 SW 125TH ST                MIAMI                  FL       331560000   $103,200.00
22128219           KRUG                  1408 LAKEWOOD DRIVE             JOLIET                 IL       604310000   $114,000.00
22128227           PACE                  7537 OLD HARDING PIKE           NASHVILLE              TN       372210000   $109,600.00
22128235           CESCO                 40358 E COLORADO AVE            BENNETT                CO       801020000   $179,200.00
22128250           BIEWER                5818 QUEENSLOCH                 HOUSTON                TX       770960000   $132,200.00
22128268           DEL ROSARIO           12 FLAMI NGO RD                 KEY LARGO              FL       330370000   $139,500.00
22128276           TALBERT               7912 POLK STREET                GLENARDEN              MD       207060000   $130,500.00
22128284           GALLIMORE             120 E CALVERT                   SOUTH BEND             IN       466130000   $36,000.00
22128300           ZULETA                13925 SW 158 TERRACE            MIAMI                  FL       331770000   $29,500.00
22128318           FORREST               9106 CHELTENHAM AVENUE          CLINTON                MD       207350000   $112,800.00
22128334           JONES                 7324 ALLENDALE DRIVE            LANDOVER               MD       207850000   $54,800.00
22128342           DANIELS               7700 STONE WHEAT COURT          ALEXANDRIA             VA       223150000   $260,500.00
22128359           BROCKINGTON           12003 ATEN STREET               FORT WASHIN            MD       207440000   $328,000.00
22128375           ALLISON               3006 ISLER ROAD                 ROSWELL                NM       882010000   $61,200.00
22128417           OSGOOD                3321 JARBRIDGE WAY              SPARKS                 NV       894340000   $114,300.00
22128433           HARRIS                929 FARRAGUT STREET, NW         WASHINGTON             DC       200110000   $17,000.00
22128441           BOYNTON               2170 ARUNDEL PLACE              OKEMOS                 MI       488640000   $127,800.00
22128508           SNELL                 272 HAMPTON DRIVE NW            ORANGEBURG             SC       291180000   $121,500.00
22128540           PERRY                 6609 SOUTHFIELD ROAD            FORT WASHIN            MD       207440000   $142,200.00
22128557           TILLMAN               3325 COUNTRY WAY RD.            ANTIOCH                TN       370130000   $100,700.00
22128573           YOUNGER               113 S DEPRAY STREET             BLUE MOUND             IL       625130000   $32,300.00
22128581           EDWARDS               805 CARRINGTON AVENUE           CAPITOL HEI            MD       207430000   $66,500.00
22128599           SMITH                 8981 TURIN ROAD                 ROME                   NY       134400000   $63,100.00
22128649           OSBURN                6880 WEST AVENUE                HANOVER PAR            IL       601030000   $91,500.00
22128656           VARELA                8130 SOUTH ST                   DETRIOT                MI       482090000   $22,950.00
22128664           SMITH                 9000 AMERICAN                   DETROIT                MI       482040000   $12,000.00
22128722           YAVOR                 98 POWDERHORN DRIVE             LOPATCONG T            NJ        88650000   $123,200.00
22128771           WHITE                 5172 HACKMAN ROAD               CAPAC                  MI       480140000   $48,300.00
22128789           HORTON                1018 E 71ST STREET              CLEVELAND              OH       441030000   $30,000.00
22128797           PELLEGRINI            347 PINE STREET                 STEELTON               PA       171130000   $15,500.00
22128813           STUHLEMMER            840 FORREST LANE                MALVERN                PA       193550000   $425,000.00
22128847           BUCK                  5529-31 S. UNION ST             CHICAGO                IL       606210000   $36,700.00
22128854           SULLEN                1587 CANE MILL RD               DOERUN                 GA       317440000   $112,500.00
22128888           BRUCE                 124 HICKORY ROAD                RIDGELAND              MS       391570000   $144,800.00
22128896           LAWRENCE              10914 S. EDBROOKE AVENUE        CHICAGO                IL       606280000   $49,600.00
22128904           FEATHERSTON           7815 TAMRA DRIVE                RENO                   NV       895060000   $24,300.00
22128920           HUFFMAN               156 SHILOAH ROAD                LEXINGTON              NC       272920000   $110,400.00
22128938           PLANES                530 NW 132ND CT                 MIAMI                  FL       331820000   $130,000.00
22128953           CARTER                5664 DEERWOOD STREET SW         CEDAR RAPID            IA       524010000   $78,200.00
22128995           BROWN                 20247 WALTHAM                   DETROIT                MI       482050000   $33,000.00
22129035           FOSHIE                370 OLD NEWPORT HIGHWAY         GREENVILLE             TN       377430000   $84,000.00
22129050           MERRILL               1879 S 600 EAST                 SALT LAKE C            UT       841050000   $118,800.00
22129068           BLACKBURN             1518 BURBANK DRIVE              DAYTON                 OH       454060000   $101,150.00
22129084           SPENCER               14912 N WEAVER ROAD             MARSHALL               IL       624410000   $37,500.00
22129092           WEST                  6927 E TANNERS CREEK DRIV       NORFOLD                VA       235130000   $41,400.00
22129100           EDMONDS               1041 KENWOOD AVENUE             CAMDEN                 NJ        81030000   $28,800.00
22129126           HECHEVARRIA           3420 NW 100TH STREET            MIAMI                  FL       331470000   $46,000.00
22129134           KOSS                  5243 G EUROPA DRIVE             BOYNTON BEA            FL       334370000   $22,300.00
22129159           MELESKO               16-18 RIDGE STREET              MANCHESTER             CT        60400000   $77,000.00
22129191           BALL                  4510 VIRGINIA AVENUE            KANSAS CITY            MO       641100000   $56,100.00
22129209           MICKELSON             14931 W FAIRMOUNT AVENUE        GOODYEAR               AZ       853380000   $173,300.00
22129217           LEE                   25 MADISON AVE                  BLASDELL               NY       142190000   $93,000.00
22129233           ODOM                  843 MAIN STREET                 SUMITON                AL       351480000   $25,500.00
22129308           DOLNEY                809 BURGAMOTT AVENUE            GRAFTON                ND       582370000   $45,000.00
22129324           HAUG                  262 W MAPLE ST                  STOCKTON               IL       610850000   $92,800.00
22129340           GUINNESS              6128 NW 22 STREET               MARGATE                FL       330630000   $62,450.00
22129381           WILSON                6585 BUNKER OAK TRAIL           MASON                  OH       450400000   $68,800.00
22129399           BROOKS                3533 W ADAMS STREET             CHICAGO                IL       606240000   $72,000.00
22129431           HUFF                  13-15 MAIN STREET               FARMINGDALE            NJ        77270000   $105,000.00
22129514           NELSON                501 SOUTH MILES                 EL RENO                OK       730360000   $35,250.00
22129522           CRITTENDEN            53 HALBERT STREET               BUFFALO                NY       142140000   $27,200.00
22129530           ROSTER                711 W 16TH STREET               VINTON                 IA       523490000   $72,250.00
22129597           ROARK                 1900 JOPPA                      ZION                   IL       600990000   $73,950.00
22129605           HARRIS                2438 MANDERSON STREET           OMAHA                  NE       681110000   $40,000.00
22129688           RUSK                  421 N NETTLETON                 BONNER SPRI            KS       660120000   $65,875.00
22129787           KNECHT                101 CALE STREET                 LAPAZ                  IN       465370000   $63,700.00
22129837           COURTRIGHT            12152 E DAKOTA AVE              AURORA                 CO       800120000   $92,800.00
22129860           FARTHING              5878 STATE ROUTE 923            STURGIS                KY       424590000   $53,550.00
22129902           MEDFORD               100 ECLIPSE ESTATE              WAYNESVILLE            NC       287860000   $59,400.00
22129977           TURNER                432 CARLISLE AVE                LEXINGTON              KY       405040000   $50,250.00
22130041           CHASE                 366 S NAVAJO ST                 SALT LAKE C            UT       841040000   $40,800.00
22130058           ECKERT                445 BARNEGAT BOULEVARD          BEACHWOOD              NJ        87220000   $35,150.00
22130074           WITTMER               608 WEST PARKHILL DRIVE         CHILLCOTHE             IL       615230000   $27,000.00
22130082           GRANT                 30512 S HESS ROAD               HARRISONVIL            MO       647010000   $56,625.00
22130124           AYLOR                 507 S ROGERS ROAD               LOUISBURG              KS       660530000   $62,050.00
22130140           HEGLAND               3433 MIAMI STREET               SOUTH BEND             IN       466140000   $15,000.00
22130264           MEADE                 1188 BIG WOODS ROAD             MOREHEAD               KY       403510000   $54,825.00
22130306           HARVEY                9161 LEMON COURT                FONTANA                CA       923350000   $66,500.00
22130348           DUNAFON                9508-10 W. 56TH PLACE          ARVADA                 CO       800020000   $125,000.00
22130421           HAYES                 424 SOUTH WHEELING WAY          AURORA                 CO       800120000   $95,000.00
22130488           PECASTING             1419 S HIGHWAY 85               BELEN                  NM       870020000   $64,000.00
22130538           THOMAS                7933 RUSSELL RD                 ALEXANDRIA             VA       223090000   $132,500.00
22130546           CREWS                 17673 EAST LOYOLA DRIVE #       AURORA                 CO       800130000   $12,300.00
22130553           SEMELSBERGER          682 PINE RD                     HASTINGS               PA       166460000   $26,000.00
22130561           MUHAMMED              18707 BILTMORE                  DETROIT                MI       482350000   $24,000.00
22130579           LEGG                  23 MAIN ST PO BOX 181           EAST NEW MA            MD       216310000   $31,800.00
22130603           MCCULLOH              249 N MAIN ST                   MERCERSBURG            PA       172360000   $10,000.00
22130652           ADLER                 90 FAIRFIELD POND LN            SAGAPONACK             NY       119620000   $210,000.00
22130678           HEDENBERG             141 STRATFORD ROAD              NEW BRITAIN            CT        60530000   $66,800.00
22130793           PEARSON               6018 COAD LANE                  RIVERBANK              CA       953670000   $75,000.00
22130835           PETERSON              14032 ROSEMONT                  DETROIT                MI       482230000   $68,850.00
22130843           GUTHRIE               526 DEER RUN RD                 LITITZ                 PA       175430000   $98,100.00
22130868           SWARY                 15719 STATE RD 37               GRABILL                IN       467410000   $71,250.00
22130876           SCHAFER               1530 WEDGEWOOD DRIVE            LAWRENCE               KS       660440000   $40,500.00
22130983           WINCE                 9988 W MIDDLETOWN RD            SALEM                  OH       444600000   $81,000.00
22130991           CHIZUM                212 S LOGAN ST                  MISHAWAKA              IN       465440000   $41,250.00
22131023           WILLIAMS              115 MAPLE STREET                BROOKLYN               MI       492300000   $16,000.00
22131056           ALLEN                 2705 WOODSIDE DRIVE             CHATTANOOGA            TN       374070000   $37,775.00
22131080           TAYLOR                5544 LITTLE MILL ROAD           BUFORD                 GA       305180000   $76,000.00
22131114           GATES                 1809 COTTAGE AVENUE             COLUMBUS               IN       472010000   $50,000.00
22131122           MARTIN                3248 STONEY MILL ROAD           DANVILLE               VA       245410000   $20,500.00
22131130           SUMNER                1010 E KING ST                  GARRETT                IN       467380000   $33,600.00
22131213           JENNINGS              54 BEEBE AVENUE                 HEMPSTEAD              NY       111500000   $14,700.00
22131221           DELONG                908 N RANDOLPH                  GARRETT                IN       467380000   $56,000.00
22131254           BENDER                9606 WARWICK STREET             DETROIT                MI       482280000   $10,350.00
22131353           ALLDREDGE             628 EAST THIRD STREET           MT VERNON              IN       476200000   $60,000.00
22131379           GIBSON                841 FAIRMONT AVENUE             SPARTANBURG            SC       293010000   $81,000.00
22131452           VAUGHN                15501 VICIE AVENUE              BELTON                 MO       640120000   $63,750.00
22131510           WHIGHAM               24940 VAN BUREN ST              ASTATULA               FL       347050000   $57,600.00
22131569           TIDWELL               7825 BRANSON LANE               CORRYTON               TN       377210000   $64,000.00
22131593           LANE                  2134 FOX HOUND CHASE            MARIETTA               GA       300620000   $220,000.00
22131635           COLEMAN               3153 BRACKENWOODS LANE          CINCINNATI             OH       452110000   $84,000.00
22131643           HOWARD                3148 BRACKEN WOODS LANE         CINCINNATI             OH       452110000   $84,000.00
22131668           ANNAS                 3470 RAINTREE DRIVE             HUDSON                 NC       286380000   $87,920.00
22131692           SPICER                3079 DELLCREST PLACE            LAKE MARY              FL       327460000   $88,200.00
22131726           EVANS                 1758 W SYCAMORE ST              KOKOMO                 IN       469010000   $68,800.00
22131783           COLEMAN               3147 BRACKENWOODS LANE          CINCINNATI             OH       452110000   $84,000.00
22131791           HOWARD                3154 BRACKEN WOODS LANE         CINCINNATI             OH       452110000   $84,000.00
22131817           TOLER                 3160 BRACKEN WOODS LANE         CINCINNATI             OH       452110000   $84,000.00
22131841           TOLER                 3161 BRACKENWOOD                CINTI                  OH       452250000   $84,000.00
22131858           TURNER                886 OGDEN STREET                BENTON HARB            MI       490220000   $34,709.00
22131916           GRAY                  229 CIDER DRIVE                 SHELBY                 NC       281500000   $68,400.00
22131957           DONALDSON             19321 SANTA ROSA                DETROIT                MI       482210000   $90,100.00
22131999           GORDON                1825 MARS HILLS CIRCLE          FLORENCE               SC       295010000   $94,500.00
22132005           GUZY                  360 OLD GEORGIA ROAD            MOORE                  SC       293690000   $120,700.00
22132013           REYNOLDS              5737 N CHRISTIANA               CHICAGO                IL       606590000   $30,000.00
22132021           CONNOLLY              256 N 98TH STREET               MESA                   AZ       852080000   $66,400.00
22132047           HENSEN                730 OLD WESTMINSTER PIKE        WESTMINSTER            MD       211570000   $100,000.00
22132062           BRACEY                3013 MADISON AVENUE             NEW BERN               NC       285620000   $25,000.00
22132187           JALBUENA              302 EASTWOOD ROAD               WOODMERE               NY       115980000   $53,100.00
22132195           LEE                   618 SHERIDAN STREET NW          WASHINGTON             DC       200110000   $81,000.00
22132229           WOLFORD               17015 TOM FOX AVENUE            POOLESVILLE            MD       208370000   $278,400.00
22132237           BRUMFIELD             2416 E 10TH STREET              THE DALLAS             OR       970580000   $72,900.00
22132278           CLINGAN               2024 IROQUOIS                   BATTLE CREE            MI       490150000   $47,500.00
22132302           O'CONNELL             83 SOUTH VILLAGE AVENUE         ROCKVILLE C            NY       115700000   $50,000.00
22132336           CREWS                 6899 CIRCLE CREEK DRIVE         PINELLAS PA            FL       337810000   $78,400.00
22132385           ST. PIERRE            845 SMITHFIELD AVE              LINCOLN                RI        28650000   $94,500.00
22132443           BYERS                 4030 BOULDER DRIVE              LOVELAND               CO       805380000   $23,400.00
22132450           BEATTY                580 ESSEX STREET                BROOKLYN               NY       112080000   $46,000.00
22132484           FLOYD                 14805 MILES AVENUE              CLEVELAND              OH       441280000   $47,600.00
22132526           BEDOYA                12700 SW 80 AVE                 MIAMI                  FL       331560000   $156,350.00
22132542           LISCANO               8221 NW 201 TERRACE             MIAMI                  FL       330150000   $80,000.00
22132567           ARAUJO                16673 SW 92ND STREET            FOREST LAKE            FL       331960000   $23,600.00
22132583           ORR, JR.              419 WILSON AVENUE               ROME                   GA       301610000   $40,500.00
22132591           POLLOCK               610 JORDAN NARROW ROAD          SELMA                  NC       275760000   $42,400.00
22132609           JAMES                 3137 APACHE STREET              FORT MYERS             FL       339160000   $46,400.00
22132666           HARRISON              1445 ADAMS STREET UNIT 6        DENVER                 CO       802060000   $96,000.00
22132997           CROSBY                139 HARVEST LANE                MOORESVILLE            NC       281170000   $124,000.00
22133060           QUIRK                 111 SEYMOUR CREEK DRIVE         APEX                   NC       275020000   $188,000.00
22133102           GARDNER               9111 UTICA PLACE                LANDOVER               MD       207850000   $39,000.00
22133128           PERKINS               1923 N 135 WEST                 OREM                   UT       840570000   $159,300.00
22133144           HOED DE BECH          10340 SW 91 STREET              MIAMI                  FL       331760000   $161,900.00
22133185           BROWN                 8333 CIRCLE ROAD                BERLIN                 MD       218110000   $70,500.00
22133193           MEDLEY                1011 GATHA'S TRAIL              HALIFAX                VA       245580000   $56,000.00
22133235           TIDWELL               7825 BRANSON LANE               CORRYTON               TN       377210000   $16,000.00
22133268           AYERS                 156 OLD CORRAL ROAD             BAILEY                 CO       804210000   $238,000.00
22133276           MARSHALL              4324 15TH STREET NW             WASHINGTON             DC       200110000   $81,950.00
22133300           ALSTON                6603 CLINGLOG STREET            CAPITOL HEI            MD       207430000   $65,000.00
22133318           CORWIN                9208 BROKEN TIMBER WAY          COLUMBIA               MD       210450000   $207,000.00
22133326           KURASZ                20204 E BATAVIA DRIVE           AURORA                 CO       800110000   $91,100.00
22133334           ADAMS                 338 PRESWICK WAY                SEVERNA PAR            MD       211460000   $73,800.00
22133359           JONES                 1455 HARWELL AVENUE             CROFTON                MD       211140000   $139,300.00
22133367           WISOR                 19233 GUNNERFIELD LANE          GERMANTOWN             MD       208740000   $208,250.00
22133375           FURST                 3485 DISCUS COURT               LAKE ORION             MI       483600000   $236,000.00
22133391           GRAY                  1220 PLEASANT STREET SE         WASHINGTON             DC       200200000   $44,000.00
22133425           MARR                  12865 COUNTY ROAD 3170          ROLLA                  MO       654010000   $16,400.00
22133433           BARRIOS               622 BERGEN STREET               SOUTH PLAIN            NJ        70800000   $108,500.00
22133458           FOSTER                6711 THOMAS STREET              HOLLYWOOD              FL       330240000   $88,000.00
22133482           WILLIAMS              1370 BUFFALO SHOALS ROAD        LINCOLNTON             NC       280920000   $155,700.00
22133532           PETEN                 461- 463 S JOLIET STREET        JOLIET                 IL       604360000   $60,000.00
22133581           CUAREZMA              15369 SW 42ND TERRACE           MIAMI                  FL       331850000   $45,000.00
22133664           GAUDIOSI              103 FLORIDA STREET              LONG BEACH             NY       115610000   $165,000.00
22133730           ACOSTA                7205 W 3RD COURT                HIALEAH                FL       330140000   $62,150.00
22133748           RUFO                  229 MANZANO ROAD                MADISON                TN       371150000   $27,000.00
22133805           YOUNG                 113 HILLSIDE DRIVE              UNION                  SC       293790000   $36,000.00
22133888           GIBSON                19619 ROGGE STREET              DETROIT                MI       482340000   $12,700.00
22133912           BASCOMBE              2820 SOMERSET DRIVE #303        LAUDERDALE             FL       333110000   $23,250.00
22133938           WILLIAMS              20061 CHAMP DRIVE               EUCLID                 OH       441170000   $79,200.00
22133987           ROBINSON              1293 MILLWOOD ROAD              SEVIERVILLE            TN       378620000   $31,500.00
22133995           SMITH                 5148 WINTERBERRY DRIVE          STONE MOUNT            GA       300880000   $108,000.00
22134027           VOGLER                743 N JEFFERSON AVE #743        SARASOTA               FL       342370000   $47,600.00
22134035           WATSON                5510 COUNTRY DRIVE #4           NASHVILLE              TN       372110000   $73,100.00
22134068           GAROFALO              209 LAFAYETTE STREET            COLUSA                 CA       969320000   $28,700.00
22134084           TURNER                1258 N LIONS GATE DRIVE         MEMPHIS                TN       381160000   $170,000.00
22134092           DUENAS                14170 SW 84TH STREET-#308       MIAMI                  FL       331830000   $54,400.00
22134100           MISHEFF               7308 W WINWOOD WAY              PARKER                 CO       801340000   $260,000.00
22134134           HUMPHREYS             8000 HAMPTON BLVD #514          NORTH LAUDE            FL       330680000   $49,300.00
22134142           KEITH                 136 MCAFEE LANE                 ANDERSONVIL            TN       377050000   $54,000.00
22134175           SUTER                 3809 E CAMBRIDGE AVE            PHOENIX                AZ       850080000   $75,000.00
22134183           MCGERDICHIAN          3322 SWAAN LANE                 SARASOTA               FL       342350000   $106,400.00
22134282           LEWIS                 372 BAKER CIRCLE S.E.           CALHOUN                GA       307010000   $40,500.00
22134340           HESTER                7945 SOUTH ARTESIAN             CHICAGO                IL       606520000   $19,420.00
22134357           BONNER                2323 CHESHIRE DRIVE             BIRMINGHAM             AL       352350000   $63,900.00
22134373           SHAPIRO               11 HUDSON STREET                MILTON                 MA        21860000   $36,800.00
22134381           MOISE                 5936 BEAUFORT DRIVE             CANTON                 MI       481870000   $30,300.00
22134407           JENSEN                1083 TAYLOR DRIVE               FOLCROFT               PA       190320000   $50,000.00
22134423           MALLE                 3319 BRIDGEGATE DRIVE           JUPITER                FL       334770000   $300,000.00
22134431           LAWSON                211 WASHINGTON STREET           RIDOTT                 IL       610670000   $56,250.00
22134506           HUMPHREY              9268 LAKESIDE BLUFF             WATERPORT              NY       145710000   $16,700.00
22134522           MINOR                 2238 BUNKER HILL ROAD NE        WASHINGTON             DC       200180000   $106,250.00
22134605           WILLIS                218 MORGAN STREET               TONAWANDA              NY       141500000   $33,200.00
22134639           GRAINGER              2671 BUD GRAHAM ROAD            GALIVANTS F            SC       295440000   $16,100.00
22134654           HARRIS                5080 NO TODD DRIVE              PARKER                 CO       801340000   $156,400.00
22134696           DOPITA                2160 VALENTINE STREET           PAHRUMP                NV       890480000   $100,000.00
22134753           BOST                  2223 COLUMBIA DRIVE             DECATUR                GA       300320000   $57,350.00
22134761           SAID                  2018 SNOW HILL ROAD             DURHAM                 NC       277120000   $41,164.00
22134779           MCNEES                11100 CHARDON WAY               DULUTH                 GA       300970000   $252,000.00
22134845           SCHWEER               200 LEESVILLE ROAD              JACKSON                NJ        85270000   $15,000.00
22134878           HADDON                154 LODGEPOLE PLACE             BIG BEAR LA            CA       923150000   $33,000.00
22134886           CARUFEL               535 HARLIN DRIVE                NEWELL                 AL       362700000   $85,800.00
22134910           GRANA                  HC 63 BOX 120                  LEROY                  AL       365480000   $37,825.00
22134969           BECKNER               2926 GLENROSE AVE NW            ROANOKE                VA       240170000   $40,500.00
22135008           BURAGE                2403 ST STEPHENS ROAD           MOBILE                 AL       366170000   $48,000.00
22135016           CLARKE                5010 WORTHINGTON DRIVE          BETHESDA               MD       208160000   $40,000.00
22135107           FORD                  1161 6TH STREET NE              WASHINGTON             DC       200020000   $104,000.00
22135156           BONNER                1811 13TH STREET                BESSEMER               AL       350200000   $26,000.00
22135164           LYVERS                463 FOX LANE                    ORANGE PARK            FL       320730000   $14,500.00
22135222           ZUCKERMAN             6 ROWLAND COURT                 WESTPORT               CT        68800000   $41,000.00
22135248           DOLBOW                123 P'POOLE AVENUE              CHATTANOOGA            TN       374150000   $56,800.00
22135313           GUY                   323 GAUTHIER RD                 LAYFAYETTE             LA       705010000   $42,300.00
22135321           DELEMO                33 HAINES AVENUE                PISCATAWAY             NJ        88540000   $153,900.00
22135347           HOGAN                 8206 MITCHELL MILL RD           OOLTEWAH               TN       373630000   $49,000.00
22135420           CHAFIN                4630 TALLEY AVE                 MEMPHIS                TN       380350000   $55,250.00
22135446           PIERCE                1009 SUSSEX AVE                 DEPTFORD               NJ        80960000   $73,700.00
22135461           PEVNER                1556 GUERDON COURT              PASADENA               MD       211220000   $123,200.00
22135511           HARLEY                903 46TH STREET NE              WASHINGTON             DC       200190000   $93,500.00
22135602           DOUGLAS               2087 MEADOW OAK CIRCLE          POLK CITY              FL       338680000   $62,000.00
22135644           FARMER                1442 NOVA AVENUE                CAPITOL HEI            MD       207430000   $109,800.00
22135735           HILL                  1033 COLUMBIA STREET            PRATT CITY             AL       351240000   $40,000.00
22135750           VASSILLION            344 MOUNT ELAM CHURCH RD        ROSEBORO               NC       283820000   $79,200.00
22135792           BENNETT               7 WINTHROP STREET               WILLISTON P            NY       115960000   $70,000.00
22135826           KEMBLE                1 KUDRA DRIVE                   WASHINGTON             PA       189770000   $160,000.00
22135842           PIEDRAHITA            3883 NW 94TH AVENUE             SUNRISE                FL       333510000   $80,100.00
22135875           AMADOR                7845 WEST 5 COURT               HIALEAH                FL       330140000   $30,200.00
22135883           VASQUEZ               10960 SW 42ND STREET            MIAMI                  FL       331650000   $75,000.00
22135925           HARDIN                6526 W 112TH PLACE              WORTH                  IL       604820000   $106,000.00
22135941           DEAN                  911 MINERAL STREET              SILVERTON              CO       814330000   $101,250.00
22135974           BROCK                 510 S 9TH AVENUE                MAYWOOD                IL       601530000   $80,000.00
22136006           FRISINGER             270 COVE ROAD                   WILSONVILLE            AL       351860000   $23,470.00
22136063           ROLLE                 232 WOODLAWN AVENUE             HAMILTON TO            NJ        86090000    $6,600.00
22136071           YOUNT                  RD #1 BOX 144                  INDIANA                PA       157010000   $22,500.00
22136089           HOUTZ                 4708 HOLLOW LANE                HELENA                 AL       350800000   $109,600.00
22136097           BOEMIO                20 CLUBWAY                      EASTCHESTER            NY       107090000   $280,000.00
22136121           CARTER                2288 SADDLE DRIVE               ALLISON PAR            PA       151010000   $160,800.00
22136154           AKINMUSURU            2121 ALICE STREET               ANN ARBOR              MI       481030000   $22,650.00
22136162           WATHEN                841 VINE STREET                 HAMILTON               OH       450110000   $36,400.00
22136170           CROWLEY               86 CENTER STREET                GROVELAND              MA        18340000   $66,700.00
22136246           NAUGHER               12101 TOM MONTGOMERY ROAD       NORTHPORT              AL       354760000   $58,800.00
22136261           RAY                   143 FITE BEND ROAD              RESACA                 GA       307350000   $30,900.00
22136287           ANTOS                 170 BEACONVIEW COURT            ROCHESTER              NY       146170000   $21,700.00
22136295           SITTIG                201 E LANCASTER STREET          WASHINGTON             IL       615710000   $10,800.00
22136303           ALMEDIA               115 VINEYARD STREET             EASTCHESTER            NY       107090000   $193,500.00
22136311           PATTERSON             5462 SCRANTON ROAD              HAMBURG                NY       140750000   $84,000.00
22136329           HUBBARD               620 MCGHEE'S MILL ROAD          ROXBORO                NC       275730000   $50,000.00
22136360           STEEG                 29 NORDIC DRIVE                 WOODSTOCK              NY       124980000   $68,500.00
22136386           ROLL                  631 LAKE AVE.                   HILTON                 NY       144680000   $10,000.00
22136394           DOTY                  28 LEONARD STREET               MECHANICVIL            NY       121180000   $18,500.00
22136402           BUNN                  1709 MAIN STREET                MOBILE                 AL       366170000   $17,000.00
22136444           LORANG                6921 STATE ROUTE 23             WATERMAN               IL       605560000   $80,000.00
22136477           HARRIS                401 LAUREL PARK AVENUE          MARTINSVILL            VA       241120000   $76,000.00
22136535           BLUE                  3978 BUFFALO STREET             MARION                 NY       145050000   $31,000.00
22136543           PICKETT               708 GEORGIA AVENUE              BIRMINGHAM             AL       350940000   $53,300.00
22136584           OWEN                  89 FERNALD AVENUE               LACKAWANNA             NY       142180000   $34,400.00
22136659           LIGHTSY               15 OTSEGO AVENUE                NEW ROCHELL            NY       108040000   $58,000.00
22136667           HUGHES                69 COMBES AVENUE                HICKSVILLE             NY       118010000   $20,300.00
22136675           WRIGHT                5485 RUSSELL DRIVE              MILTON                 FL       325700000   $40,500.00
22136790           WELLER                4840 MANISTEE DRIVE             FORT WAYNE             IN       468350000   $48,700.00
22136816           MCKNIGHT              511 CHARLES STREET              SCOTIA                 NY       123020000   $41,500.00
22136832           CORIN                 99 HEADLINE ROAD                DEER PARK              NY       117290000   $50,500.00
22136840           HOLLEY                288 CLAREMONT AVENUE            MONTCLAIR              NJ        70420000   $106,000.00
22136873           PEREIRA               27 MYLES ROAD                   PEABODY                MA        19600000   $187,500.00
22136881           CORNSTUBBLE           1414 HULMES DRIVE               DEKALB                 IL       601150000   $60,000.00
22136915           HOSIER                640 COLUMBIA COUNTY             ANCRAMDALE             NY       125030000   $34,000.00
22136931           ALLEN                 17 YORK CT                      GROTON                 CT        63400000   $18,620.00
22136972           NORTHROP              46 HILLTOP AVENUE               WEST BABYLO            NY       117040000   $26,200.00
22136980           DALY                  5000 DENMORE AVE                BALTIMORE              MD       212150000   $36,500.00
22137020           OWENS                 4358 BRIDGER WAY                DOUGLASVILL            GA       301340000   $20,200.00
22137095           CLARK                 4016 W MAIN STREET              MOBILE                 AL       366120000   $48,150.00
22137145           GREENBERG             59 RANCH TRAIL WEST             WILLIAMSVIL            NY       142210000   $76,000.00
22137160           HEMMINGWAY            3045 AMMONS LOOP                FLORENCE               SC       295710000   $58,000.00
22137251           BOHR                  4117 ST JOSEPH AVENUE           LOUISVILLE             KY       402160000   $15,050.00
22137269           ZAPOROWICZ            13 MECKAUER CIRCLE              BETHEL                 CT        68010000   $100,000.00
22137293           SOELLNER              5206 HEATHROW HILLS DRIVE       BRENTWOOD              TN       370270000   $100,000.00
22137319           BOFFIN                24 ALBERT STREET                MILO                   ME        44630000   $23,800.00
22137327           PETERSON              106 ROWE CIRCLE                 COLUMBIA               SC       292120000   $81,600.00
22137376           MOORE                 1227 S DILLON WAY               AURORA                 CO       800120000   $25,850.00
22137426           OSGOOD                200 COVE WAY                    QUINCY                 MA        21690000   $71,250.00
22137442           ASHCRAFT              333 N HOLMES                    INDIANAPOLI            IN       462220000   $52,000.00
22137459           MALONE-COLEM          12166 BENNINGTON PLACE          MARYLAND HE            MO       630430000   $78,300.00
22137467           JONES                 135 HIGH AVENUE                 NYACK                  NY       109600000   $96,700.00
22137533           DARST                 1155 HASSLER LANE               BYRDSTOWN              TN       385490000   $32,000.00
22137558           KIRKWOOD              4925 LOCKWIG TRAIL              FLORISSANT             MO       630330000   $67,100.00
22137574           ERHARD                7460 HOOVER                     ST LOUIS               MO       631170000   $68,000.00
22137756           PURIFOY               703 BOXWOOD DRIVE               PENSACOLA              FL       325030000   $34,250.00
22137764           GILBERT               627 MEHLENBACHER ROAD           LARGO                  FL       337700000   $15,700.00
22137780           GALLEN                942 N DEARBORN STREET           INDIANAPOLI            IN       462010000   $32,307.00
22137954           SIMMONS               247 WOODVILLE ROAD              ENGLISHTOWN            NJ        77260000   $57,400.00
22138002           MAREK                 120 WINESAP ROAD                CHERRY HILL            NJ        80030000   $90,300.00
22138127           OLSON                 4034 N KIMBALL                  CHCAGO                 IL       606180000   $94,000.00
22138291           TALLEY                3012 EDMONDS DRIVE              SCOTTSBORO             AL       357690000   $76,500.00
22138333           YINGLING              404 KENNARD AVENUE              EDGEWOOD               MD       210400000   $107,950.00
22138366           GALLUP                9010 HINES ROAD                 BALTIMORE              MD       212340000   $227,000.00
22138390           SMITH                 17316 WOOLWORTH AVE             OMAHA                  NE       681300000   $145,600.00
22138465           BESSEY                8123 N 34TH STREET              OMAHA                  NE       681120000   $69,500.00
22138473           ALLEN                 15717 HASCALL CIRCLE            OMAHA                  NE       681300000   $26,000.00
22138507           PARKER                44 FIRST PLACE                  WETUMPKA               AL       360920000   $72,000.00
22138572           ALLEN                 214 LINCOLN ROAD                TOWN OF HEM            NY       110100000   $191,250.00
22138580           SPADA III             176 LUCAS AVENUE                KINGSTON               NY       124010000   $25,000.00
22138630           COOBLAL               8842 198TH STREET               JAMAICA                NY       114230000   $22,400.00
22138713           COMBS                 1219 BUNTIN                     VINCENNES              IN       475910000   $48,200.00
22138762           CLARKE                100-37 201ST STREET             HOLLIS                 NY       114230000   $29,500.00
22138812           WOLFE                 2334 CARLISLE ROAD              BIRMINGHAM             AL       352130000   $296,000.00
22138838           GOSSELIN              33841 BLUE LANTERN STREET       DANA POINT             CA       926290000   $30,000.00
22138861           WHITE                 3340 W POLK STREET              CHICAGO                IL       606260000   $108,000.00
22138937           BOWLES                5508 CORDONA STREET             LANHAM                 MD       207060000   $120,400.00
22138994           BARTON                5470 WALTON HEATH AVENUE        LAS VEGAS              NV       891220000   $24,350.00
22139018           ARREDONDO             19640 SW 87 AVENUE              MIAMI                  FL       331570000   $104,400.00
22139067           FITZSIMMONS           RD1 BOX 171A                    ARMENIA TWP            PA       169470000   $48,800.00
22139083           WILLIAMS              8041 GIBSON ROAD                GIBSON                 NC       283430000   $23,500.00
22139125           D'ANGIOLILLO          33 S MIDDLE BUSH ROAD           FRANKLIN TO            NJ        88730000   $170,000.00
22139307           BOATMAN               770 E 26TH STREET               PATERSON               NJ        75040000   $132,000.00
22139315           MORGAN                306 W CENTER STREET             FRAILEY TOW            PA       179810000   $32,300.00
22139364           TWEED                 246 JOHNSON ROAD                WASHINGTON             NJ        80120000   $17,800.00
22139380           MORTON                6020 WILLIAM DRIVE              HAMPDEN TOW            PA       170550000   $104,400.00
22139414           MORENCY               6813 CLAREWILL DRIVE            LOVELAND               OH       451400000   $35,000.00
22139422           JORDAN                906 4TH AVENUE                  KINGSTREE              SC       295560000   $54,000.00
22139430           OLIVER                201 JOHNSTON AVENUE             HAMILTON TO            NJ        86090000   $68,000.00
22139455           MORALES               7027 W 33RD LANE                HIALEAH                FL       330180000   $91,700.00
22139505           YUENGLING             970 JAMISON STREET              WARWICK TOW            PA       189740000   $60,500.00
22139547           LOPRESTI              1039 LITTLE RIVER DRIVE         MIAMI                  FL       331380000   $104,000.00
22139570           REES                  317 83RD STREET #11             STONE HARBO            NJ        82470000   $97,750.00
22139588           FIMIANO               3028 SWANSON STREET             PALMER TWP             PA       180450000   $134,725.00
22139653           ROBERTS               164 P0MONA AVENUE               NEWARK                 NJ        71120000   $66,000.00
22139679           BRICKMAN              2354 GEYERS CHURCH ROAD         LONDONDERRY            PA       170570000   $75,000.00
22139687           CUPIDON               1031 NE 151ST STREET            N. MIAMI BE            FL       331620000   $62,400.00
22139711           SCOTT                 1001 BASCOM CHAPEL ROAD         ROBBINS                NC       273250000   $11,000.00
22139737           GETZFRED              4912 HAWK TRAIL                 MARIETTA               GA       300660000   $96,000.00
22139778           BARRETT               14 SWEETBRIAR TRAIL             HOWELL                 NJ        77310000   $40,000.00
22139844           FORGACH               745 E 12TH STREET               CHESTER                PA       190130000   $29,925.00
22139851           KRISSINGER            746 MAPLE STREET                LEBANON                PA       170460000   $25,415.00
22139869           DILLOW                513 MULBERRY STREET             EAST LIVERP            OH       439200000   $18,750.00
22139919           REVELL                115 E SUMMIT AVENUE             HADDONFIELD            NJ        80330000   $87,800.00
22139935           WHITEHEAD             18655 STAHELIN                  DETROIT                MI       482190000   $55,250.00
22139950           MADRUGA               3000 SW 96 AVE                  MIAMI                  FL       331650000   $79,000.00
22140016           EVERHART              204 LAFAYETTE STREET            GREENFIELD             OH       457230000   $53,600.00
22140107           BISHOP                85 S LAKE STREET                UNION TOWNS            OH       430080000   $43,550.00
22140149           SUAREZ                27925 SW 132 PLACE              MIAMI                  FL       330320000   $71,100.00
22140156           WILLIAMS              9713 FARGO RD                   EAST BETHAN            NY       140540000   $11,300.00
22140198           TSOFLIAS              37 W FREDERICK ST.              LANCASTER              PA       176020000   $18,400.00
22140214           GRISSOM               106 MOSS STOCK FARM ROAD        KITTRELL               NC       275440000   $59,400.00
22140222           RANURO                1104 GRAND AVENUE               ASBURY PARK            NJ        77120000   $68,000.00
22140339           RODRIGUEZ             819 HIGH STREET                 LANCASTER              PA       176030000   $45,600.00
22140370           MOODY                 202-05 112TH AVENUW             ST ALBANS              NY       114120000   $50,000.00
22140412           PYLE                   RR#1                           MONROE TOWN            PA       170860000   $107,100.00
22140420           LANNIE                8160 S MEADOW LANE              IRVINGTON              AL       365440000   $47,500.00
22140479           LAMB                  7316 MUNCASTER MILL RD          ROCKVILLE              MD       208550000   $194,400.00
22140669           BOHRER                3204 DARTMOUTH STREET           PORTSMOUTH             VA       237070000   $40,000.00
22140677           ALLISON               941 33RD STREET NE              HICKORY                NC       286030000   $55,920.00
22140727           DE LA TORRE           143 CRYSTAL AVENUE              STATEN ISLA            NY       103020000   $36,000.00
22140743           STOCHLA               5 KING ROAD                     BAYVILLE               NY       117090000   $80,000.00
22140800           LEWIS                 1005 WHITE OAK DRIVE            SOUTH BLEND            IN       466170000   $72,000.00
22140818           WOODRUFF              5654 DEANS ROAD                 BATTLEBORO             NC       278090000   $84,000.00
22140859           RACZ                  591 RIVERSIDE DRIVE             WAYNE                  NJ        74700000   $168,000.00
22140867           RICKER                2590 W 250 N                    ANDERSON               IN       460110000   $196,200.00
22140875           DAWSON                255 JOEL ROAD                   OLIVER SPRI            TN       378400000   $159,600.00
22140909           WILSON                7220 BERKSHIRE DOWNS DRIV       RALEIGH                NC       276160000   $92,800.00
22140917           YELVERTON             930 FARO ROAD                   FREMONT                NC       278300000   $48,800.00
22140933           JACKSON               12754 MANOR                     DETROIT                MI       482380000   $35,000.00
22140958           FERGUSON              RT5 BOX348B                     KING                   NC       270210000   $61,200.00
22140974           CALVIN                 23 S LINCOLN AVE               AURORA                 IL       605050000   $131,000.00
22140982           CHANDLER              249 W PRINCETON                 PONTIAC                MI       483400000   $43,000.00
22140990           OAKLEY                495 STORIES CREEK RD            ROXBORO                NC       275730000   $63,000.00
22141014           CRAIG                 2939 N OXFORD STREET            CLAREMONT              NC       286100000   $84,626.00
22141048           HALE                  2931 WICKLOW PLACE              CHARLOTTE              NC       282050000   $57,000.00
22141071           LAWHUN                470 JOE COBB ROAD               RUFFIN                 NC       273260000   $67,500.00
22141097           PATTERSON             3416 GOLDEN PEDAL STREET        LAS VEGAS              NV       891290000   $37,000.00
22141105           SHEPPARD              1219 NORTH DRIVE                GOLDSBORO              NC       275340000   $51,200.00
22141139           STEPPS                978 WHICHARD CHERRY LANE        GREENVILLE             NC       278340000   $59,500.00
22141170           BASS                  57516 GIBSON STREET             MARATHON               FL       330500000   $111,240.00
22141188           MARTIN                71 BRICKLAND ROAD               RIDGEWAY               VA       241480000   $37,908.00
22141204           MIREE                 320 VIRGINIA AVENUE             STEUBENVILL            OH       439520000   $21,600.00
22141253           JOHNSON               2031 H BULLARD RD               HOPE MILLS             NC       283480000   $81,016.00
22141279           HAWKINS               1724 MIDDLETON ROAD             GOLDSBORO              NC       275340000   $88,400.00
22141287           KESLER                5394 W CADENZA DRIVE            WEST JORDAN            UT       840840000   $15,200.00
22141311           RAINES                ROUTE 1 BOX 1568                SPRINGVILLE            IN       474620000   $47,700.00
22141329           CHONG                 2907 PARKWOOD AVENUE            TOLEDO                 OH       436100000   $25,300.00
22141352           HARTSOE               12120 VICTORIA HILL ROAD        ROCKVILLE              VA       231460000   $134,400.00
22141378           BRADLEY               8621 SE BERRYTON ROAD           BERRYTON               KS       664090000   $62,550.00
22141386           ANDERT                1924 KENDALL STREET             SOUTH BEND             IN       466130000   $30,000.00
22141410           LOVE                  1113 SPRING FALL COURT          CHARLOTTE              NC       282130000   $127,500.00
22141444           WOLFENBARGER          2433 WASHINGTON AVE.            KNOXVILLE              TN       379170000   $52,068.00
22141485           MILLER                RT6 BX1082 CHARLOTTES ROA       CLINTON                SC       293250000   $66,150.00
22141493           GANDON                159 MOUNTAIN REST ROAD          NEW PALTZ              NY       125610000   $80,000.00
22141501           SMITH                 145-17 SUTTER AVENUE            SOUTH OZONE            NY       114360000   $61,000.00
22141519           STARK                 121 WEST CASTOR PLACE           STATEN ISLA            NY       103090000   $85,000.00
22141527           HEFNER                3100 CAT SQUARE ROAD            VALE                   NC       281680000   $59,400.00
22141543           KELLEY                4283 SOMERVILLE JACKSONBU       MIDDLETOWN             OH       450420000   $96,000.00
22141550           MALONE                7011 QUAIL BRACE COURT          LOUISVILLE             KY       402410000   $181,800.00
22141568           CAIN                  1223 W SUPERIOR STREET          KOKOMO                 IN       469010000   $59,000.00
22141600           HARRIS                326 HILL STREET                 SPARTA                 NC       286750000   $44,285.00
22141642           DYER                  7120 HIGHWAY 63 SOUTH           LUCEDALE               MS       394520000   $54,899.97
22141725           DAVIS                 19320 SUNDERLAND                DETROIT                MI       482190000   $55,800.00
22141741           BLACKWELL             4116 SUNFLOWER CIRCLE           WINSTON SAL            NC       271050000   $54,925.00
22141782           JONES                 525 S WEADOCK AVENUR            SAGINAW                MI       486070000   $24,800.00
22141865           CRAWFORD              503 JASPER STREET               ANDERSON               SC       296240000   $27,000.00
22141873           OHAIR                 16 ROCK RIVER RIDGE ROAD        CRAWFORDSVI            IN       479330000   $33,300.00
22141956           HOFMEISTER            31080 HAESSLY ROAD              HANOVERTON             OH       444230000   $72,900.00
22141980           FARMER                1561 STATE ROUTE 61 SOUTH       NORWALK                OH       448570000   $115,362.00
22141998           GARMONG               11319 N POST ROAD               OMAHA                  NE       681120000   $38,000.00
22142004           DAY                   68 SEYMOUR AVE                  EDISON                 NJ        88170000   $85,500.00
22142012           BENGE                 1807 CHAMPION MT. PLEASAN       FERGUSON               NC       286240000   $74,375.00
22142079           HOANG                 4-6 AUCKLAND STREET             DORCHESTER             MA        21250000   $14,375.00
22142087           RADER                 1992 DRAKE DRIVE                XENIA                  OH       453850000   $60,000.00
22142095           PRICE                 16 BENTON PLACE                 BALTIMORE              MD       212070000   $25,000.00
22142103           SANDERS               1705 LORMAN STREET              BALTIMORE              MD       212170000   $13,000.00
22142111           LOWRY, JR.            1001 SUNSET DR                  FUQUAY YARI            NC       275260000   $118,400.00
22142178           SIMMONS               7602 W HIGHWAY 22               PEEWEE VALL            KY       400560000   $77,400.00
22142186           SUHY                  7949 WATERLOO ROAD              ATWATER                OH       442010000   $88,650.00
22142228           STICKLES              16800 HENRY-WOOD COUNTY L       GRAND RAPID            OH       435220000   $70,200.00
22142244           PARSONS               1124 BRICKYARD WAY              LENOIR                 NC       286450000   $18,880.00
22142251           WILLIAMS              12908 OLD FLETCHERTOWN RO       BOWIE                  MD       207200000   $53,000.00
22142277           BURGESS               1510 BLACKWOOD STREET           GASTONIA               NC       280520000   $82,280.72
22142319           LEHTO                 90 KENNEDY BOULEVARD            NORTHFIELD             OH       440670000   $86,400.00
22142327           JOHNSON               2852 RUARK ROAD                 DEKALB                 MO       644010000   $127,500.00
22142350           WHEALDON              2520 DANZ AVENUE                KETTERING              OH       454200000   $66,500.00
22142376           BRIDGES JR            102 OAKSIDE COURT               LOUISBURG              NC       275490000   $80,000.00
22142384           CRAIN                 295 PRICKETTS MILL ROAD         SOUTHAMPTON            NJ        80880000   $212,800.00
22142434           BAIR                  904 ANGELO RD                   SPARTA                 WI       546560000   $38,700.00
22142509           FERENCEVICH           N2849 HWY P                     RUBICON                WI       530780000   $137,700.00
22142533           CLARK                 106 S NASH STREET               HILLSBOROUG            NC       272780000   $68,000.00
22142541           BOYD                  305 MITCHELL AVE                SALISBURY              NC       281440000   $78,400.00
22142566           NELSON                272 OAKLEAF DRIVE               PINE KNOLL             NC       285120000   $349,000.00
22142574           HALL                  6101 DALESHIRE DRIVE            RICHMOND               VA       232340000   $68,000.00
22142590           EUBANKS               814 DA VINCI STREET             DURHAM                 NC       277040000   $60,800.00
22142608           BORDERS               1195 W 27TH STREET              JACKSONVILL            FL       322090000   $28,000.00
22142616           SHEHAN                RT2 BX68 MOFFITT HILL ROA       OLD FORT               NC       287620000   $95,400.00
22142624           OTTEN                 317 FIRST ST.                   EDWARDSPORT            IN       475280000   $26,500.00
22142632           WHITE                 3205 WOODROW AVE                RICHMOND               VA       232220000   $87,300.00
22142665           HICKS                 2645 SOLIN DRIVE                NASHVILLE              TN       372060000   $52,400.00
22142715           COHRON                4132 MORRIS DRIVE               HENDERSON              KY       424200000   $60,500.00
22142756           WILKS                 3525 SHADY SIDE DRIVE           WHITES CREE            TN       371890000   $76,500.00
22142772           SMITH                 507 N WELDON STREET             GASTONIA               NC       280520000   $57,600.00
22142780           LEROY                 10922 ST RT 37 EAST             NEW LEXINGT            OH       437640000   $56,500.00
22142798           RUSH                  1453 BLAIRWOOD DRIVE            FAYETTEVILL            NC       283040000   $67,200.00
22142806           MORALES               153 W WOOD STREET               SPARTANBURG            SC       293060000   $54,400.00
22142822           ALEXANDER             19812 SUNSET DRIVE              WARRENSVILL            OH       441220000   $58,000.00
22142863           MARTIN                19217 DEEP RUN COURT            GERMANTOWN             MD       208760000   $76,000.00
22142871           JOHNSON               413 BROWNLOW STREET             ROGERSVILLE            TN       378570000   $40,800.00
22142889           HILL                  2766 WHEATFIELD CIRCLE          SIMI VALLEY            CA       930630000   $32,925.00
22142921           LEJEUNE                644-606 BAKER STREET           SALISBURY              MD       218040000   $25,200.00
22142939           WATTS                 114 RIO DRIVE                   ORANGEBURG             SC       291150000   $80,750.00
22142954           ODUM                  1655 FOX STREET                 NEWTON                 NC       186580000   $66,400.00
22142970           DIMSDALE              409 W MANNING STREET            CHESNEE                SC       293230000   $52,000.00
22142988           BAKER                 3902 GAMBLE LANE                MARYVILLE              TN       378040000   $72,000.00
22143010           ALLEN                 922 13TH STREET                 NEWPORT NEW            VA       236070000   $12,000.00
22143036           RENDEK                4303 ROY STREET                 ORLANDO                FL       328120000   $73,100.00
22143085           BALL                  244 ERWIN CIRCLE                LEDBETTER              KY       420580000   $38,850.00
22143127           GALLAWAY              108 PATRICIA ROAD               NEWARK                 DE       197130000   $80,000.00
22143135           AGNESINI              137-07 73RD TERRACE             FLUSHING               NY       113670000   $300,000.00
22143143           MAXWELL               123 BRISTOL DRIVE               SPRINGFIELD            IL       627040000   $76,800.00
22143176           LATHAM                8987 KING WILLIAM ROAD          AYLETT                 VA       230090000   $89,000.00
22143192           MONTGOMERY            209 POINTER DRIVE               HOPKINS                SC       290610000   $62,400.00
22143242           MOORE                 4047 BOOKER AVENUE              DURHAM                 NC       277150000   $75,650.00
22143309           RATLEY                7333 FALLOW LANE                CHARLOTTE              NC       282730000   $106,400.00
22143325           WITTROCK              3 LOUIS CIRCLE                  COLD SPRING            KY       410760000   $117,700.00
22143341           MARKHAM               2410 ALBANY STREET              DURHAM                 NC       276050000   $73,100.00
22143366           TAYLOR                135 HARPER RIDGE COURT          CLEMMONS               NC       270120000   $138,400.00
22143390           HERRING               793 N ROYAL                     JACKSON                TN       383010000   $40,800.00
22143457           CAMPBELL              1478 BANGOR STREET SE           WASHINGTON             DC       200200000   $19,000.00
22143481           BROWN                 309 MILLER ROAD #210            MAULDIN                SC       296620000   $59,200.00
22143499           MASSEY                1200 W FRANKLIN STREET          MONROE                 NC       281120000   $30,000.00
22143507           BUCKMON               408 CEDAR LANE                  FORT WASHIN            MD       207440000   $269,000.00
22143523           JETT                  3729 CATALPA                    KNOXVILLE              TN       379140000   $50,400.00
22143572           DAVIS                 5019 BAHAMA AVE.                KANNAPOLIS             NC       280810000   $62,900.00
22143598           DAVIS                 101 BIRCH STREET                CASTLE ROCK            CO       801040000   $120,600.00
22143614           CARPENTER             7325 CONNAN LANE                CHARLOTTE              NC       282260000   $113,000.00
22143655           MCCANN                2807 OLD ANDREW JOHNSON H       STRAWBERRY             TN       378710000   $84,000.00
22143705           FERNANDEZ             224 JACKSON MILLS ROAD          FREEHOLD               NJ        77280000   $368,000.00
22143713           BAXTER                119 CLOVER AVENUE               SUMMERVILLE            SC       294850000   $47,600.00
22143721           NODARSE               10111 SW 66TH STREET            MIAMI                  FL       331730000   $157,000.00
22143739           HERRON                1534 DELMONT ROAD               MEMPHIS                TN       381170000   $76,000.00
22143754           CUTRIGHT              6417 PENCE GROVE ROAD           CHARLOTTE              NC       282150000   $95,840.00
22143770           MCLELLAN              301 KENNERLY ROAD               CORDOVA                SC       290390000   $72,000.00
22143788           HARDIN                652 PINE RIDGE DRIVE            CHESTER                SC       297060000   $47,600.00
22143812           GARRETT               412 HAMPSTEAD COURT SOUTH       ANTIOCH                TN       370130000   $104,000.00
22143838           WILEY                 630 ELLIS COLE RD               SMITHS GROV            KY       421710000   $74,800.00
22143887           OATES                 241 TIMMONS STREET              NASHVILLE              TN       372110000   $68,400.00
22143903           ORTIZ                 1434 WILLOW STREET              DENVER                 CO       802200000   $94,400.00
22143911           FALTZ                 7582 KELLOS MILL ROAD           WAKEFIELD              VA       223040000   $73,950.00
22143929           ROSA                  14901 MAJESTIC OAK DRIVE        CHARLOTTE              NC       282780000   $273,600.00
22143978           MCPHATTER             202 MARCELLAS STREET            LAURINBURG             NC       283520000   $62,400.00
22143986           JOHNSON               602 OGLETHORPE STREET, NE       WASHINGTON             DC       200110000   $88,000.00
22143994           CAMPBELL              201A & 201B SHEA AVENUE         GASTONIA               NC       280560000   $60,800.00
22144000           WATKINS               320 VAN BUREN                   HOBART                 IN       463420000   $44,000.00
22144018           HIDALGO               7 BURNHAM ROAD                  EAST BRUNSW            NJ        88160000   $103,000.00
22144034           BROCK                 227 KRISMARK TRAIL              ANDERSON               SC       296210000   $92,800.00
22144059           KEE                   2214 N MONROE STREET            BALTIMORE              MD       212170000   $43,775.00
22144067           GIBSON                7164 E STATE ROAD 427           HAMILTON               IN       467420000   $94,500.00
22144091           HOLLEY                4603 MAINFIELD AVENUE           BALTIMORE              MD       212140000   $76,500.00
22144117           BARTHOLOMEN           313 BONNALYNN DRIVE             HERMITAGE              TN       370760000   $78,400.00
22144125           MURDOCH               4302 QUIGLEY PLACE              TEMPLE HILL            MD       207480000   $66,000.00
22144158           TOLSON                8624 POSSUM HOLLOW ROAD         FORT MILL              SC       297150000   $68,000.00
22144166           MARTINEAU             304 MINERVA AVENUE              CUMBERLAND             RI        28640000   $106,250.00
22144174           CLARK                 902 QUINCY STREET NW            WASHINGTON             DC       200110000   $23,500.00
22144190           BROWN                 RR 2 BOX 119   (NC 280)         HORSE SHOE             NC       287420000   $31,500.00
22144208           NORWOOD               415 FARRAGUT STREET NW          WASHINGTON             DC       200110000   $30,000.00
22144240           ROBERTS               4724 DUDLEY LANE NW             ATLANTA                GA       303270000   $35,000.00
22144257           NASH                  37162 E WINSTON DRIVE           MECHANICSVI            MD       206590000   $160,000.00
22144307           PERRY                 8333 9TH AVENUE S               BIRMINGHAM             AL       352060000   $51,765.00
22144323           GOMEZ                 7215 SEASHORE DR                PORT RICHEY            FL       346680000   $25,700.00
22144380           BOTELLO               128 EFFIE DRIVE                 PIEDMONT               SC       296730000   $62,656.70
22144406           ZAMOR                 1202 WORTHINGTON DR             DELTONA                FL       327880000   $62,000.00
22144414           GOODWIN               1620 EVANS                      OMAHA                  NE       681100000   $25,200.00
22144448           WHITEHEAD             5949 VELVET LOOP                LAKELAND               FL       338110000   $107,200.00
22144489           O'GRADY               19771 SUMMERSET LANE            PARKER                 CO       801380000   $77,700.00
22144497           SULLIVAN              841 BOKHARA PLACE               SARASOTA               FL       342320000   $18,200.00
22144547           CHAVEZ                2720 E 12TH STREET              PUEBLO                 CO       810010000   $44,000.00
22144596           GONZALEZ              7204 N HALE AVE                 TAMPA                  FL       336140000   $96,800.00
22144638           NACE                  2948 FAIR OAKS DRIVE            NORTON                 OH       442030000   $56,500.00
22144646           JOHANNESEN            2121 23RD AVENUE                N. ST. PETE            FL       337130000   $51,000.00
22144653           HIGH                  27 GAGE DRIVE                   EAST FALMOU            MA        25360000   $71,900.00
22144711           ALBRITTON             110 W BARWICK ST                AYDEN                  NC       285130000   $42,000.00
22144737           SMITH                 1990 W ALHAMBRA DRIVE           CITRUS SPRI            FL       344340000   $36,000.00
22144745           LITTLE                855 HOLLYWOOD BLVD              ELYRIA                 OH       440350000   $78,400.00
22144828           REGETS                827 BAYBREEZE LANE              ALTAMONTE S            FL       327140000   $83,200.00
22144851           AUSTIN                8811 NE BAY STREET              ST. PETERSB            FL       337020000   $57,500.00
22144885           JOHNSON               3914 HILAN D                    SAGINAW                MI       486010000   $26,250.00
22144893           FAUSNAUGH             2191 EARL AVENUE                COLUMBUS               OH       432110000   $38,000.00
22144901           DAVIS                 803 CHEYENNE AVE                HAWTHORNE              FL       326400000   $60,000.00
22144935           CUNTZ                 6627 KNOTTYPINE DRIVE           CINCINNATI             OH       452300000   $86,400.00
22144950           RUDA                  35 RICK ROAD                    BOYERTOWN              PA       195120000   $130,900.00
22145023           PAGUNTALAN            1135 LINWOOD LOOP               JACKSONVILL            FL       322590000   $109,600.00
22145148           GROSSO                10835 PICCADILLY ROAD           PORT RICHEY            FL       346680000   $40,650.00
22145239           BROWN                 709 BERNICE STREET              DURHAM                 NC       277030000   $24,380.00
22145247           ROBERTSON             628 SE 21ST LANE                CAPE CORAL             FL       339900000   $59,000.00
22145262           NIXON                 623 KINGSTON ROAD               BALTIMORE              MD       212200000   $65,600.00
22145296           MITCHELL              8301 POINSETTIA DRIVE           LOUISVILLE             KY       402580000   $66,400.00
22145361           BRINSON               15010 FILLMORE STREET           MIAMI                  FL       331760000   $60,000.00
22145387           MCFADDEN              6623 S OAKLEY                   CHICAGO                IL       606360000   $67,800.00
22145437           EDMONDSON             608 THOMAS DRIVE                NEWTON                 NC       286580000   $54,400.00
22145452           KAUFFMAN              3695 S ELATI STREET             ENGLEWOOD              CO       801100000   $112,000.00
22145478           BAILEY                208 N TUCKER                    MENTONE                IN       465390000   $50,000.00
22145502           HAMMOND               863 STEPHEN DRIVE WEST          COLUMBUS               OH       432040000   $55,000.00
22145536           DUNHAM                417 W RITTER STREET             SEVEN MILE             OH       450620000   $70,400.00
22145577           MENAS                 4617 HAVRE WAY                  PENSACOLA              FL       325050000   $61,600.00
22145627           CAUFIELD              1012 58TH AVENUE N              ST. PETERSB            FL       337030000   $48,000.00
22145635           KELLEY                21078 EDGEWATER DRIVE           PORT CHARLO            FL       339520000   $93,600.00
22145718           TILLMAN               233 ALTON AVENUE                DAYTON                 OH       454040000   $62,400.00
22145734           WRIGHT                3713 COLLIER ROAD               RANDALLSTOW            MD       211330000   $124,200.00
22145742           KINSEL                947 SCENIC BLVD                 CHESAPEAKE             VA       233220000   $174,750.00
22145809           WINGATE               658 TIMBER BAY CIRCLE WES       OLDSMAR                FL       346770000   $73,600.00
22145833           FEHR                  210 CLEARWATER COURT            CLAYTON                NC       275200000   $92,000.00
22145841           PEDERSEN              1711 HILLSIDE DRIVE             TAMPA                  FL       336100000   $50,400.00
22145916           MILLER                200 MILLER RD                   CAMPOBELLO             SC       293220000   $30,000.00
22145924           PHILLIPS              5627 35TH COURT                 EAST BRADEN            FL       342030000   $92,000.00
22145940           GOODE                 1 MUCKLE CT                     PORTSMOUTH             VA       237010000   $62,400.00
22145957           WARNIMENT             6011 41ST AVENUE N              ST. PETERSB            FL       337090000   $26,000.00
22145973           GAINES                2010 E INNES STREET             SALISBURY              NC       281460000   $68,800.00
22145981           ROBINSON              740 E CLEMMONSVILLE ROAD        WINSTON-SAL            NC       271070000   $44,000.00
22145999           MORSE                 3474 W GILL ST                  DENVER                 CO       802190000   $20,000.00
22146005           SCARBROUGH            300 NE 45TH ST                  FT LAUDERDA            FL       333340000   $65,600.00
22146039           SCARRY                3032 HARPERS FERRY              TALLAHASSEE            FL       323080000   $14,000.00
22146047           FAITH                 105 LOMA VISTA                  JEFFERSONVI            IN       471300000   $51,200.00
22146054           LOGAN                 3459 SEDONA LOOP                TALLAHASSEE            FL       323080000   $50,400.00
22146104           O'BRADY               4961 NW 14TH STREET             LAUDERHILL             FL       333130000   $76,000.00
22146195           BECKNER               4060 PITTMAN DRIVE              JACKSONVILL            FL       322070000   $60,800.00
22146294           DUPALEVICH            306 HIDDEN VALLEY RD            WILMINGTON             NC       284090000   $106,000.00
22146351           MORAN                 3716 27TH AVENUE WEST           BRADENTON              FL       342050000   $66,900.00
22146369           MAYS                  127 LINCOLN AVENUE              ELIZABETHTO            KY       427010000   $57,400.00
22146377           HARRIS                175 DIANA AVE.                  ERWIN                  TN       376500000   $54,400.00
22146419           HOLLIS                18423 GYPSY AVENUE              PORT CHARLO            FL       339540000   $25,500.00
22146427           JACOBY                4478 BURWOOD AVENUE             PENNSAUKEN             NJ        81090000   $92,800.00
22146435           CHARON                1371 LEONA DRIVE                LARGO                  FL       337700000   $34,500.00
22146468           HAMM                  1805 NE 127 PL                  SPARR                  FL       321920000   $54,400.00
22146476           CAROTHERS             4326 WOODMERE STREET            JACKSONVILL            FL       322100000   $68,000.00
22146484           WHITE                 1410 ABBOTT AVENUE              TOLEDO                 OH       436140000   $42,500.00
22146492           BLEAKLEY              28 PONDVIEW DRIVE               CLYDE                  NC       287210000   $60,000.00
22146500           MILLER, JR.           413 CLOVER COURT                TANEYTOWN              MD       217870000   $73,950.00
22146518           BUCKNAM               225 PARTRIDGE LANE              WEST COLUMB            SC       291700000   $70,000.00
22146526           STEWART               53 R STREET, N.W                WASHINGTON             DC       200010000   $118,150.00
22146575           HAYE                  8300 GIBBONS DRIVE              FT.WASHINGT            MD       207440000   $121,327.72
22146583           SHANKLE               1433 GROUSE COURT               FREDRICK               MD       217030000   $155,000.00
22146609           OWENS                 504 JENNINGS MILL DRIVE         BOWIE                  MD       207150000   $283,500.00
22146633           MORGAN                1501 INGRAM TERRACE             SILVER SPRI            MD       209060000   $151,200.00
22146658           BRADLEY               8513 INSPIRATION AVE            WALKERSVILL            MD       217930000   $124,100.00
22146666           INMAN                 114 COLINA CIRCLE               PANAMA CITY            FL       324130000   $64,000.00
22146674           GOROSPE               8019 TIFFANY LANE               LANHAM                 MD       207060000   $133,200.00
22146690           BOB                   204 LILY PAD LANE               EUSTIS                 FL       327260000   $62,400.00
22146724           CULLIFER              312 SANGSTER STREET             FROSTPROOF             FL       338430000   $32,000.00
22146732           COFFELT               3012 ELLIS ROAD                 SOUTH PITTS            TN       373800000   $62,400.00
22146849           SCARANO               405 LAKE SUMMIT DRIVE           W. WINTER H            FL       338800000   $90,000.00
22146898           YGLESIA               2034 SCHULTER AVENUE            DAYTONA BEA            FL       321180000   $106,250.00
22146914           MALDONADO             2712 W FIG STREET               TAMPA                  FL       336090000   $47,200.00
22146948           HAMOUI                4912 WOODBREEZE COURT           WINDERMERE             FL       347860000   $103,200.00
22146955           MAGNO GUZMAN          12708 128TH LANE NORTH          LARGO                  FL       337740000   $63,200.00
22146963           LIPSCOMB              5724 GREENPINE RD               CEDAR GROVE            NC       272310000   $91,800.00
22146971           HAGOOD                1606 NE 17 TERERACE             OCALA                  FL       344700000   $52,000.00
22146997           FERRELL                ROUTE 17 BOX 1447              TALLAHASSEE            FL       323080000   $72,000.00
22147003           MINSHALL              5390 7 STREET SOUTH             ST. PETERSB            FL       337050000   $56,000.00
22147060           WALTON                521 ARLINGTON CIRCLE            LENOIR                 NC       286450000   $44,000.00
22147078           TERRELL               RT2 BOX16                       ORLEANS                IN       474520000   $10,970.00
22147086           RIVARD                1144 9TH AVENUE                 DELAND                 FL       327240000   $62,400.00
22147128           SCHRADER              5126 STUDIO DRIVE               ZEPHYRHILLS            FL       335410000   $48,000.00
22147169           CERVANTES             8452 S ESCANABA                 CHICAGO                IL       606170000   $72,250.00
22147268           MUSIC                 649 LOUDEN STREET               URBANA                 OH       430780000   $64,000.00
22147276           BELL                  358 HARE RD                     GOLDSBORO              NC       275340000   $62,400.00
22147292           MCCLANAHAN            9226 FELDBANK DR                CHARLOTTE              NC       282160000   $43,600.00
22147326           BROOKS                1437 ASHBOURNE DRIVE            LYNCHBURG              VA       245010000   $53,200.00
22147342           BAGGETT               317 LEAFLAND AVE                NASHVILLE              TN       372100000   $23,500.00
22147375           APPLETON              3119 MEADOWSIDE LN              NASHVILLE              TN       372070000   $60,800.00
22147383           HEILMAN               2214 S SEABOARD AVENUE          VENICE                 FL       342930000   $48,500.00
22147417           KANJ                  3801 POE AVENUE                 CLEVELAND              OH       441090000   $51,200.00
22147441           ARTHUR                560 LEES CHAPEL ROAD            POLLOCKSVIL            NC       285730000   $33,000.00
22147466           LEE                   1019 K STREET                   PENROSE                CO       812400000   $120,000.00
22147482           PACHECO               8578 AMES STREET                ARVADA                 CO       800030000   $101,000.00
22147490           GWALTNEY, JR          1593 OAKRIDGE RD                OBION                  TN       382400000   $47,600.00
22147508           WILLIAMS              6029 LAKE RUTH DRIVE            WEST DUNDEE            FL       338380000   $83,200.00
22147532           BURKE                 3336 NEW MARKET BANTA ROA       WEST ALEXAN            OH       453810000   $72,000.00
22147540           COY                   5224 52ND AVENUE NORTH          ST. PETERSB            FL       337090000   $60,000.00
22147565           GIBSON                6649 CHANTRY STREET             ORLANDO                FL       328350000   $76,000.00
22147599           JERVIS                5366 HARDEE STREET              NAPLES                 FL       341130000   $63,800.00
22147672           LAEMMLE               3406 KINGSTON AVENUE            GROVE CITY             OH       431230000   $56,000.00
22147730           BROWN                 12756 153RD CT N                JUPITER                FL       334780000   $112,000.00
22147755           SELF                  314 COMMUNITY ST                ROCK HILL              SC       297300000   $46,000.00
22147847           SEBEK                 835 W. WASHINGTON STREET        MOUNT PLEAS            PA       156660000   $84,000.00
22147854           VENIEGAS              845 PERRY STREET                DENVER                 CO       802040000   $84,000.00
22147888           ROBERTS                RD4 BOX36                      KITTANNING             PA       162010000   $53,600.00
22147946           JACKSON               6018 NASSAU STREET              PHILADELPHI            PA       191510000   $57,600.00
22147953           RICE                  2939 S WINSTON STREET           AURORA                 CO       800130000   $92,000.00
22147979           NICHOLS               8548 BROOK RIDGE DRIVE          W. CHESTER             OH       450690000   $127,200.00
22147987           LIBELL                451 FILMORE ROAD                PITTSBURGH             PA       152210000   $44,800.00
22147995           BAILEY                750 PLEASANTDALE DR             SHELBY                 NC       281500000   $100,000.00
22148050           BRAVERMAN             1168 ST VINCENT DR              MONROEVILLE            PA       151460000   $75,000.00
22148100           ANDREWS               10984 WITCHAVEN STREET          JACKSONVILL            FL       322460000   $57,500.00
22148142           DAY                   10008 NICHOLS ROAD              WINDHAM                OH       442880000   $37,700.00
22148183           STAFFORD              2732 SPARKS DR                  HUDSON                 NC       286380000   $68,000.00
22148209           TALLEY                3630 INDIAN TRAIL               CHATTANOOGA            TN       374120000   $84,800.00
22148217           WILLIAMS              5803 N WOODSTOCK STREET         PHILADELPHI            PA       191380000   $38,250.00
22148225           JACKSON               3634 MANDALAY CT                ORLANDO                FL       328080000   $60,000.00
22148233           HALE                  16560 MAYFIELD ROAD             HUNTSBURG              OH       440460000   $103,125.00
22148241           FOBARE                11 N CAROLINA AVENUE            PASADENA               MD       211220000   $109,600.00
22148274           HORTON                362 JEFFERSON AVE               OAK RIDGE              TN       378300000   $64,000.00
22148324           SALKELD               8441 NW 12 TH STREET            PEMBROKE PI            FL       330240000   $17,800.00
22148332           GONZALEZ              3022 PRAST BLVD                 SOUTH BEND             IN       466280000   $50,575.00
22148340           PATTERSON             560 BLUE BALL ROAD              ELKTON                 MD       219210000   $96,400.00
22148357           KIMMICK               918 E 9TH AVENUE                MESA                   AZ       852040000   $48,000.00
22148407           PASCO                 116 BAY AVENUE                  FORKED RIVE            NJ        87310000   $108,500.00
22148415           MCCOOL                2625 TURNSTONE DRIVE            WILMINGTON             DE       198080000   $134,100.00
22148456           O'KEEFE               6261 LOSEE LANE                 SPRINGFIELD            MI       483500000   $75,000.00
22148464           CARR                  329 LOGAN STREET                WEST PHILAD            PA       191440000   $52,000.00
22148480           MURPHY                4616 HIGHLAND AVENUE            CHATTANOOGA            TN       374100000   $40,500.00
22148548           SINGLETON, J          4818 HUNTSMAN BEND              DECATUR                GA       300340000   $78,400.00
22148605           TAYLOR                4525 W RAVENWOOD DRIVE          CHATTANOOGA            TN       374150000   $82,800.00
22148613           PERRY                 225 SCENIC DRIVE                NEWARK                 OH       430550000   $72,000.00
22148621           DEPAOLIS              145 EDGEWOOD DRIVE              BEAVER                 PA       150090000   $93,500.00
22148639           SYKES                 2815 OLESON ROAD                TALLAHASSEE            FL       323080000   $60,000.00
22148662           MARCOS                14505 SW 85 STREET              MIAMI                  FL       331830000   $73,100.00
22148688           SERNA                 509 S COURT STREET              MICHIGAN CI            IN       463600000   $45,280.00
22148696           HENRY                 16103 TELGE ROAD                CYPRESS                TX       774290000   $30,000.00
22148704           FLEMING               20030 ISLAND ROAD               MIAMI                  FL       331890000   $48,750.00
22148738           KIRKLAND              1383 WHITE DRIVE                CHARLESTON             SC       294070000   $68,400.00
22148761           JACOBS                5719 NW 85 TERRACE              TAMARAC                FL       333210000   $49,600.00
22148779           PETTY                 1428 COUNTY LINE ROAD           GIBSONVILLE            NC       272490000   $56,800.00
22148795           CLUTZ                 4711 SW 31ST DRIVE              HOLLYWOOD              FL       330230000   $64,400.00
22148803           SAMPLE                3904 LAWNVIEW AVENUE            PITTSBURGH             PA       152270000   $60,000.00
22148811           JACKSON               9816 ELWELL AVENUE              CLEVELAND              OH       441040000   $51,200.00
22148837           FRAME                 237 BAYSHORE AVENUE N.W.        PALM BAY               FL       329070000   $70,400.00
22148845           ISOM                  51 CLARK STREET                 HILLSIDE TO            NJ        72050000   $119,700.00
22148852           JAMES                 4600 RYAN AVENUE                COLUMBIA               SC       292030000   $48,400.00
22148878           HORNING               170 CASSIDY ROAD                GASTON                 SC       290530000   $20,000.00
22148910           DUNCAN                110-42 160TH STREET             JAMAICA                NY       114320000   $80,000.00
22148928           MYERS                  HWY 300, BOX 560               BARNWELL               SC       298120000   $43,470.00
22148951           DZIAK                 6873 REVERE RD                  PARMA HEIGH            OH       441300000   $31,000.00
22149009           REEVES                188 OLD GABBETTVILLE ROAD       WEST POINT             GA       318330000   $47,200.00
22149025           DARLING               603 N MAIN STREET               WASHINGTON             IL       615710000   $68,000.00
22149033           CLARK                 2903 GLENDEVEY                  LOVELAND               CO       805380000   $132,000.00
22149074           BOUIE                 10203 SW 184TH STREET           MIAMI                  FL       331570000   $26,650.00
22149132           NEITZKE               132 LAWRENCE STREET             SWANTON                OH       435580000   $54,400.00
22149173           BOYD                  13872 HANOVER PARK CT           JACKSONVILL            FL       322240000   $167,200.00
22149181           CUNILL                779 W 64TH DRIVE                HIALEAH                FL       330120000   $103,200.00
22149199           BAKKER                6182 RANCHES ROAD               LAKE WORTH             FL       334630000   $256,000.00
22149207           BOYLE                 3803 WOODMONT LANE #B           NASHVILLE              TN       372150000   $205,200.00
22149223           HARMOR                4036 E ENROSE STREET            MESA                   AZ       852050000   $261,000.00
22149264           FERGUSON              1211 W JACKSON STREET           OTTAWA                 IL       613500000   $54,400.00
22149272           ANDERSON              105 W MOUNTAINVIEW AVE          GREENVILLE             SC       296090000   $137,700.00
22149280           SPEIR                 2471 TRANQUILITY WAY            NEWPORT                TN       378210000   $64,000.00
22149298           JOHNSON               2673 HOLLYBROOK DRIVE           MOBILE                 AL       366050000   $29,100.00
22149306           PHILLIPS              305 SUGARTREE COURT             JOELTON                TN       370800000   $92,000.00
22149314           BROTHERS              221 37TH STREET SOUTH           ST PETERSBU            FL       337110000   $28,000.00
22149330           CARUSO                506 LIVINGSTON STREET           MCHENRY                IL       600500000   $161,500.00
22149363           ROBINSON              9514 S UNION                    CHICAGO                IL       606280000   $52,500.00
22149371           DEAN                  872 MARY TODD ROAD              HINESVILLE             GA       313130000   $60,300.00
22149397           HARCROW               144 OUACHITA 406                CAMDEN                 AR       717010000   $25,000.00
22149421           THOMAS                10453 OLD PLANK RD              JACKSONVILL            FL       322200000   $81,600.00
22149447           THOMAS                2608 MYRTLE AVENUE              SULLIVANS I            SC       294820000   $192,000.00
22149462           MONTOYA               12279 MONROE DRIVE              DENVER                 CO       802410000   $79,000.00
22149470           GREEN                 14350 SW 271 TERRACE            HOMESTEAD              FL       330320000   $24,000.00
22149488           MARTINEZ              5900 SW 150TH AVENUE            MIAMI                  FL       331930000   $116,000.00
22149504           PANKIEWICZ            1494 E 4600 SOUTH               OGDEN                  UT       844030000   $115,700.00
22149512           GARTRELL              2795 6TH STREET                 VERO BEACH             FL       329600000   $84,800.00
22149520           HOGUE                 15304 W BAYAUD COURT            GOLDEN                 CO       804010000   $68,000.00
22149546           HENNING               33 SPRUCE DRIVE                 BAILEY                 CO       804210000   $109,600.00
22149595           BOLING                212 VILLA COVE                  TEMPLE                 GA       301790000   $62,400.00
22149603           GRTANDBERRY           1244 JOE JOYNER RD              ATOKA                  TN       380040000   $54,800.00
22149645           LOVE                  918 GARDNER STREET              JOLIET                 IL       604330000   $64,000.00
22149660           BENJAMIN              583 - 585 BLUE HILLS AVEN       HARTFORD               CT        61120000   $84,000.00
22149678           ESPINOSA              601-03SW 33 AVENUE              MIAMI                  FL       331350000   $144,500.00
22149736           JACKSON               6409 WILLOW SPRINGS DRIVE       MORRISON               CO       804650000   $495,000.00
22149769           LEE                   4837 S KATIE STREET             TAYLORSVILL            UT       841180000   $135,000.00
22149777           TRIMMER               1758 HAWTHORNE PARKWAY          GROVE CITY             OH       432130000   $124,000.00
22149785           FLORES                1551 NE 131 ST ROAD             NORTH MIAMI            FL       331610000   $10,500.00
22149850           REED                  160 CEDAR HILL AVENUE           NEW HAVEN              CT        65110000   $68,800.00
22149868           MACK                  4293 SIDNEY ROAD                MEMPHIS                TN       381160000   $56,000.00
22149884           LAGUARDIA             2080 HANOVER ST                 AURORA                 CO       800100000   $67,100.00
22149900           VIGIL                 318 W 5TH AVENUE                DENVER                 CO       802040000   $78,400.00
22149934           MARLATT               1909 LILAC RIDGE DR             WOODSTOCK              GA       301890000   $213,300.00
22149942           LEE                   4123 SPARROW HAWK ROAD          MELBOURNE              FL       329340000   $202,500.00
22149959           ROGERS                783 TENTH STREET                CLEVELAND              TN       373230000   $33,600.00
22149967           DELAINE               613 WOODSIDE LANE               HARTSVILLE             SC       295500000   $15,000.00
22149975           PLEMMONS              175 LOCUST COURT                ARDEN                  NC       287040000   $94,500.00
22149983           O'CALLAGHAN           129 POND ROAD                   DICKSON                TN       370550000   $59,200.00
22149991           DAVIS                 3744 LAKE MARSTON DRIVE         ORANGEBURG             SC       291180000   $144,000.00
22150007           HARMS                 3015 W BIJOU                    COLORADO SP            CO       809040000   $30,600.00
22150015           HOPKINS               514 W TREMONT AVENUE            CHICAGO                IL       606210000   $63,000.00
22150023           GORDON                1075 FLAMINGO DRIVE SW          ATLANTA                GA       303110000   $38,500.00
22150031           SMITH                 80 HAMLETT ROAD                 HURON                  TN       383450000   $54,400.00
22150056           PETTAWAY              1321 NORTH DRIVE                MOBILE                 AL       366050000   $23,300.00
22150072           RHEAUME               219 YOUNGS                      ATTICA                 MI       484120000   $18,800.00
22150080           ALLEN                 126 ARMITAGE                    GLENDALE HE            IL       601390000   $23,900.00
22150098           HARVEY                 HWY 26 EAST                    BUENA VISTA            GA       318030000   $32,000.00
22150106           WAGNER                604 S 12TH AVENUE               YAKIMA                 WA       989030000   $80,000.00
22150122           STIFF                 783 PORTSMOUTH AVENUE           WESTCHESTER            IL       601540000   $117,600.00
22150148           SCHILLING             2110 PLEASANTVIEW COURT         NEW ALBANY             IN       471500000   $180,000.00
22150163           NOLTA-RIDDLE          18621 S MORRIS                  HOMEWOOD               IL       604300000   $79,200.00
22150171           BABBITT               18381 MEIER                     ROSEVILLE              MI       480660000   $16,000.00
22150197           ANICO                 733 E 35TH STREET               HIALEAH                FL       330130000   $95,900.00
22150221           HALTER                654 RED BUD PARK ROAD           SUMTER                 SC       291500000   $153,000.00
22150254           STROH                 9461 W BALTIC COURT             LAKEWOOD               CO       802270000   $175,000.00
22150270           HICKS                 104 NM HWY 574                  LA PLATA               NM       874180000   $87,000.00
22150288           THOMPSON              320 IRIS AVENUE                 JACKSON                MS       392060000   $68,800.00
22150296           BELL                  6260 E 65TH PLACE               COMMERCE CI            CO       800220000   $89,600.00
22150312           RATLIFF               3086 FLINT YOUNG RD             UTICA                  MS       391750000   $21,500.00
22150320           NEAL                  2586 RICKMAN RD                 LIVINGSTON             TN       385700000   $66,400.00
22150346           SMITH                 10201 DOVE                      CLEVELAND              OH       441050000   $63,750.00
22150387           LESH                  10182 S ROSEBORO ROAD           SANDY                  UT       840920000   $158,400.00
22150403           RANDOLPH              339 TUGALOO ROAD                TRAVELERS R            SC       296900000   $71,000.00
22150411           LADNER                11450 VIDALIA ROAD              PASS CHRIST            MS       395710000   $69,300.00
22150437           WILLIAMS              264 OAKLAWN CIRCLE              CORBIN                 KY       407010000   $121,500.00
22150452           WALCEK                784 WYCLIFFE DRIVE              COLORADO SP            CO       809060000   $140,000.00
22150486           PEKAREK               1370 STILLWATER DRIVE           MIAMI BEACH            FL       331410000   $70,000.00
22150502           ROUHIB                3040 WILLET AVENUE              ROCHESTER H            MI       483090000   $72,000.00
22150536           HARRISON              515 E MAIN STREET               OLANTA                 SC       291140000   $79,200.00
22150585           HARRIS                15723 MICHIGAN                  SOUTH HOLLA            IL       604730000   $67,200.00
22150593           ROBERTSON             790 FAYETTE CORNER ROAD         WHITEVILLE             TN       380750000   $50,800.00
22150601           LEE                   8142 LEXINGTON DRIVE            JACKSONVILL            FL       322080000   $45,000.00
22150619           JESPERSON             5620 SW 54 STREET               DAVIE                  FL       333140000   $33,250.00
22150627           HARRELL               72 GROUSE LANE                  SUMMIT POIN            WV       254460000   $190,800.00
22150635           WILLIAMS              16214 RICHMOND AVENUE           MARKHAM                IL       604260000   $63,000.00
22150643           EVANS                 2095 PLOWDEN MILL ROAD          SUMTER                 SC       291530000   $84,600.00
22150650           VIGIL                 911 E 6TH STREET                PUEBLO                 CO       810010000   $51,200.00
22150684           MENDEZ                6259 SW 62 COURT                MIAMI                  FL       331430000   $17,950.00
22150759           MILLER                12656 NC HWY 18N                ENNICE                 NC       286230000   $140,500.00
22150791           BATTLE                247 W 29TH STREET               RIVERIA BEA            FL       334040000   $44,800.00
22150809           PRATER                1813 SH ADY LN                  CLEVELAND              TN       373110000   $55,200.00
22150858           HORNE                 10 FLORA STREET                 SPRINGFIELD            MA        11290000   $83,200.00
22150874           STURGIS               212 N MONROE STREET             WILMINGTON             DE       198010000   $26,000.00
22150882           DAVIS                 104 DELTERRA DRIVE              YOUNGSVILLE            NC       275960000   $81,016.00
22150890           WESTENDORF            5729 CRANDALL RD                HOWELL                 MI       488430000   $104,000.00
22150908           RANDLE                17659 ALBION                    DETROIT                MI       482340000   $36,000.00
22150940           SKILJAN               3697 INDIANA STREET             PERRY                  OH       440810000   $144,000.00
22150957           SMITH                 3979 E BURN RD                  SCOTTSBURG             IN       471700000   $32,500.00
22150965           MIRAVETE              939 DUNLOP AVE                  FOREST PARK            IL       601300000   $132,000.00
22151047           SMITH                 1907 NORTHVIEW AVENUE           ANDERSON               SC       296250000   $53,100.00
22151070           CORBITT               378 IVA ROAD                    NORTH                  SC       291120000   $52,800.00
22151112           WELLS                 932 CLOVIS AVENUE               CAPITOL HEI            MD       207430000   $90,400.00
22151161           WEISS                 159 JEFFERS LANDING RD          EGG HARBOR             NJ        82340000   $34,000.00
22151286           BROWER                1436 CRESTHAVEN PLACE           OCEANSIDE              CA       920560000   $57,700.00
22151302           BLOWE                 6413 PHILBROOK ROAD             RICHMOND               VA       232340000   $30,900.00
22151336           KONZELMANN            RT 1 BOX 307A                   SHAWBORO               NC       279730000   $18,000.00
22151419           RHAMES                945 DAVID AUSTIN ROAD           WEDGEFIELD             SC       291680000   $56,700.00
22151435           WOODS                 824 JUNIOR AVE                  KEWANEE                IL       614430000   $13,100.00
22151443           KELLER                5016 ODESSA ROAD                COLLEGE PAR            MD       207400000   $70,000.00
22151450           LANGLEY               1605 N PAYSON STREET            BALTIMORE              MD       212170000   $41,850.00
22151492           HERBERT               672 BERGEN AVENUE               CITY OF JER            NJ        73040000   $116,200.00
22151518           EMORY                 131 CANNON FORD ROAD            SPARTANBURG            SC       293370000   $52,500.00
22151534           FIELDS                2105 E 12TH STREET              CHATTANOOGA            TN       374040000   $45,200.00
22151583           KO                    225 CURLEY COURT                PARAMUS                NJ        76520000   $250,000.00
22151591           REDDING               1024 MEADOWFIELD ROAD           GASTON                 SC       290530000   $71,100.00
22151617           HORN                  35 ARTIST LAKE BLVD             MIDDLE ISLA            NY       119530000   $135,000.00
22151625           JACKSON               526 4TH STREET NE               WASHINGTON             DC       200020000   $30,000.00
22151633           PETERSEN              136 ROSEMONT AVENUE             FARMINGVILL            NY       117380000   $136,000.00
22151658           D'ARRIGO              8245 COCUNUT TREE DRIVE         LIVERPOOL              NY       130900000   $20,500.00
22151674           FALLS                 419 GRIGGS ROAD                 CLOVER                 SC       297100000   $82,500.00
22151708           SIVULICH              18 OVERMOUNT AVENUE             WEST PATERS            NJ        74240000   $49,300.00
22151724           GUTARRA               749 JEFFERSON AVENUE            MAMARONECK             NY       105430000   $187,500.00
22151799           MAARLEVELD            2332 N BARLOW ROAD              LINCOLN                MI       487420000   $83,700.00
22151807           WAY                   1407 SHORE ROAD                 MIDDLE RIVE            MD       212200000   $67,000.00
22151831           WEATHERSTON           223 223 COLONIAL DRIVE E        GRAND ISLAN            NY       140720000   $16,300.00
22151849           MURRAY                119 WEST GALENA AVE             CRIPPLE CRE            CO       808730000   $71,825.00
22151856           KOEPPE                729 N LOMBARD                   OAK PARK               IL       603020000   $171,000.00
22151872           YOUNG                 24 HARTMAN COURT                PALMYRA                IN       471640000   $69,300.00
22151914           STRAUB                10669 WHITTAKER ROAD            WHITTAKER              MI       481900000   $72,000.00
22151955           TOMYS                 68 ROBERTSON AVE.               HAWTHORNE              NJ        75060000   $58,000.00
22151963           WELLS                 1012 MONTGOMERY AVENUE          WILMINGTON             DE       198050000   $72,000.00
22151997           MCFARLANE             101 DAWSON STREET               COLUMBUS               IN       472010000   $70,000.00
22152029           MASER                 1166 SWEDE HILL ROAD            GREENSBURG             PA       156010000   $42,500.00
22152037           AGUIRRE               1387 W FIRST STREET             SAN PEDRO              CA       907320000   $16,200.00
22152052           LANE                  3063 LAURIN WILLIS ROAD         CLIO                   SC       295250000   $59,200.00
22152060           PATTERSON             1135 E BREWINGTON ROAD          SUMTER                 SC       291530000   $56,100.00
22152086           FORD                  210 BROWNBACKS CHURCH RD        SPRING CITY            PA       194750000   $160,000.00
22152094           MORGAN                212 E DRIVE                     OAK RIDGE              TN       378300000   $46,000.00
22152102           WILLIAMS              255 KIMBERLY LANE               THOMASVILLE            NC       273600000   $69,700.00
22152136           KEEGEL                92 ROUTE ONE                    LOVILIA                IA       161010000   $58,400.00
22152169           ROBB                  31 PRESIDENTIAL DRIVE           SICKLERVILL            NJ        80810000   $53,100.00
22152177           WILKERSON             3231 ELMLEY AVENUE              BALTIMORE              MD       212130000   $59,500.00
22152201           DEBRULER              2200 GLENSIDE AVENUE            CINCINNATI             OH       452120000   $98,400.00
22152227           INNOCENZI             2321 GRAMERCY AVENUE            LINWOOD                NJ        82210000   $19,555.00
22152235           CROCKER               136 RABON ROAD                  LEXINGTON              SC       290730000   $67,950.00
22152250           VINCENT               3631 STONE RIDGE DRIVE          DOUGLASVILL            GA       301340000   $119,000.00
22152268           FLOWERS               110 N SCOTT STREET              NEW CASTLE             PA       161010000   $39,950.00
22152276           GRISSINGER            607 CHICAGO STREET              SAVANNA                IL       610740000   $40,500.00
22152284           HAWKINS               4725 SOLOMONS ISLAND ROAD       HUNTINGTON             MD       206390000   $132,000.00
22152300           WEBER                 3319 TRAUTMAN STREET            MUNHALL                PA       151200000   $51,200.00
22152318           KENNEFICK             128 RUSSETT ROAD                WEST ROXBUR            MA        21320000   $35,000.00
22152326           ORR                   512 MANSFIELD STREET            CHARLESTON             SC       294070000   $87,300.00
22152359           POST                  51 ENGLISH LN                   EGG HARBOR             NJ        82340000   $31,650.00
22152367           JACKSON               15738 S PAULINA                 HARVEY                 IL       604260000   $52,700.00
22152383           BOGGS                 2928 HOY LAKE                   MORAINE                OH       454390000   $59,500.00
22152409           BLASKI                2705 SOUTH 15TH ST              LEAVENWORTH            KS       660480000   $79,650.00
22152425           PORTER                3395 EBENEZER ROAD              SUMTER                 SC       291530000   $62,050.00
22152466           TIDRICK               4726 WILLIAMS LAKE ROAD         STONE CREEK            OH       438400000   $70,900.00
22152482           HIPPLE                4 BRIDGE COURT                  JACKSON                NJ        85270000   $30,000.00
22152490           RUDERMAN              211 W CHESTER STREET            LONG BEACH             NY       115610000   $219,400.00
22152524           BACKER                430 MASSACHUSETTS AVE           BUFFALO                NY       142130000   $31,500.00
22152540           FARMER                1585 BRITTON STREET             MEMPHIS                TN       381080000   $10,000.00
22152565           MAJIAS                282 JAMAICA AVENUE              BROOKLYN,              NY       112070000   $144,000.00
22152581           SCHNEIDER             971 MURRAY STREET               HAMMOND                IN       463200000   $23,600.00
22152615           STROTHER              201 WEST CAMDEN FOREST DR       CARY                   NC       275110000   $206,175.00
22152623           FIXL                  12529 INDIANA WOODS LANE        ORLANDO                FL       328240000   $20,000.00
22152631           KAY                   2140 RIVERWAY DRIVE             OLD HICKORY            TN       371380000   $89,250.00
22152649           GREELEY               75 CUMBERLAND ST                ROCKVILLE C            NY       115700000   $35,000.00
22152656           BILLINGS              5135 SUGARCREST                 BUFORD                 GA       305180000   $11,500.00
22152664           MUNCH                 8985 LAZY RIVER DRIVE           HARRISON               TN       373410000   $181,600.00
22152672           MCCAIN                191 ST. NICHOLAS AVENUE         ENGLEWOOD              NJ        76310000   $155,200.00
22152714           HARVEY                239 RAINBOW DR                  GAFFNEY                SC       293400000   $72,000.00
22152763           REED                  4012 W. FRANKLIN STREET         BALTIMORE              MD       212290000   $72,000.00
22152771           GARNER                5040 BLUE HERON LANE            CRISFIELD              MD       218170000   $170,400.00
22152805           POLLOCK               2577 LEWIS STREET               JACKSONVILL            FL       322040000   $27,200.00
22152813           SPIRES                1 COULTER DRIVE                 WEDGEFIELD             SC       291680000   $55,250.00
22152821           JONES                 101 MERION RD                   YORK                   PA       174030000   $168,000.00
22152839           HARPER-CLINT          117-32 169TH STREET             SAINT ALBAN            NY       114130000   $66,400.00
22152847           CRUM                  LOT 11 VOORHEES HEIGHTS         DENMARK                SC       290420000   $41,400.00
22152854           CHENEY                1053 SUNSET MEADOWS DRIVE       APEX                   NC       275020000   $303,000.00
22152862           UNDERWOOD             1035 LABAMBA COURT              SPRINGHILL             FL       346080000   $99,450.00
22152896           COLLIER               439 ELIZA DRIVE                 RIDGEVILLE             SC       294720000   $80,100.00
22152920           STANLEY               2046 N STEWART STREET           KISSIMMEE              FL       347460000   $148,500.00
22152938           HUSSEY                132 MIMOSA CIRCLE               RIDGEFIELD             CT        68770000   $48,000.00
22152946           PEELER                120 SWAIN AVENUE                BOILING SPR            SC       293160000   $58,500.00
22152961           BRYANT                 RT 1 BOX 764                   MANNING                SC       291020000   $71,400.00
22152987           SULLIVAN              521 MCDANIEL STATION            CALHOUN                GA       307010000   $17,900.00
22152995           BROOKS                2953 CROWELL                    MEMPHIS                TN       381330000   $71,200.00
22153001           SMITH                 2500 GOVERNOR NICHOLS ST        NEW ORLEANS            LA       701190000   $41,250.00
22153019           FIALA                 2210 LAKESIDE DRIVE WEST        VERNON                 NJ        74220000   $53,600.00
22153043           CICHY                 109 HARVARD AVENUE              AMSTERDAM              NY       120100000   $70,200.00
22153100           HUBBS                 412 BORGHILD DRIVE              MARYVILLE              TN       378010000   $90,000.00
22153118           ROSADO                8042 SW 103 AVENUE              MIAMI                  FL       331730000   $25,000.00
22153142           FOWLER-BOWES          1020 LOCKLAND AVENUE            WINSTON SAL            NC       271030000   $63,900.00
22153167           STERLING              3318 MITCHELL AVENUE            EAU CLAIRE             WI       547030000   $29,200.00
22153175           HARRISON              319 NW 29TH AVENUE              FT. LAUDERD            FL       333110000   $45,675.00
22153183           AFFUL                 1122 LINCOLN AVE                SCOTCH PLAI            NJ        76000000   $179,350.00
22153191           RODRIGUEZ             114 MARGARET STREET             BROWN MILLS            NJ        80150000   $59,100.00
22153217           GERACE                2357 ADOLFO PLACE               WESTBURY               NY       115900000   $148,500.00
22153225           THORNTON              323 PULLEN                      NASHVILLE              TN       372070000   $76,500.00
22153233           TITUS                 5628 DENOIS STREET              COLUMBUS               IN       472010000   $75,500.00
22153266           VILLAMARIA            35 AMY COURT                    WOODCLIFF L            NJ        76750000   $310,500.00
22153274           WILCOX                78 MONTEBELLO DRIVE             WATSONVILLE            CA       950760000   $75,400.00
22153282           FERRARO               34 ROBINHOOD AVENUE             CLOSTER                NJ        76240000   $244,800.00
22153290           HARRIS                261 PARK AVENUE                 CITY OF ORA            NJ        70500000   $109,600.00
22153324           GOFF                  5205 TWO NOTCH ROAD             LEESVILLE              SC       290700000   $65,700.00
22153332           MATHIS                10437 S PEORIA AVE              CHICAGO                IL       606430000   $62,500.00
22153373           JOHNSON               3916 SWARTHMORE                 DURHAM                 NC       277070000   $133,200.00
22153399           SPRINGSTEEN           80 WYNDHAM PLACE                ROBBINSVILL            NJ        86910000   $15,200.00
22153456           HORN                  701 S 120TH AVENUE              HERSEY                 MI       496390000   $56,000.00
22153506           CARDENAS              267 GLEN STREET                 NEW BRITAIN            CT        60510000   $68,000.00
22153514           JOHNSON               1817 EMERY STREET               EAU CLAIRE             WI       547010000   $76,000.00
22153522           SHUMATE               133 HOLT ROAD                   KNOXVILLE              TN       379310000   $60,000.00
22153548           MARTINEZ              711 W. IRVIN STREET             CARLSBAD               NM       882200000   $25,000.00
22153555           FLETCHER              270 E CLARK STREET              ILION                  NY       133570000   $26,700.00
22153563           OVERBAUGH             211 WARNERS LAKE ROAD           EAST BERNE             NY       120590000   $27,000.00
22153589           SILVA                 509 E GEER STREET               DURHAM                 NC       277010000   $40,000.00
22153647           TAXIN                 1828 PENNINGTON ROAD            PHILADELPHI            PA       191510000   $54,000.00
22153688           KOPPEN                17807 HARMONY RD                MARENGO                IL       601520000   $108,000.00
22153696           BROWNLEE              4 BARKER STREET                 HARDEEVILLE            SC       299270000   $55,250.00
22153720           KAISER                3150 57TH AVE CIRCLE EAST       BRADENTON              FL       342070000   $108,800.00
22153753           BECKER                144 COLFAX ROAD                 WAYNE                  NJ        74700000   $42,900.00
22153795           HAMM                  3503 DAVIES COURT               VIRGINIA BE            VA       234620000   $77,600.00
22153845           CHAVIS                512 SALEM ROAD                  BENNETTSVIL            SC       295120000   $54,000.00
22153852           MCCLURG               6007 PRYOR AVE                  SAINT JOSEP            MO       645040000   $60,000.00
22153860           CHAPMAN               10313 E.71ST TERRACE            RAYTOWN                MO       641330000   $24,000.00
22153894           CAPPELLETTI           6 ANITA ROAD                    JOHNSTON               RI        29190000   $114,000.00
22153944           DAVIS                 13 HAMPTON DR                   CASTLE HAYN            NC       284290000   $61,600.00
22153969           JOHNSON               516 N WALNUT STREET             HAYTI                  MO       638510000   $26,000.00
22153977           REGISTER              27 N BURGHER AVENUE             STATEN ISLA            NY       103100000   $116,100.00
22153985           JEISY                 111 N MAIN ST                   LINCOLN                IL       626560000   $68,000.00
22154017           FRONK                 3528 OVERBROOK DRIVE            ROANOKE                VA       240180000   $102,850.00
22154025           SLAVEN                3004 WEST KEPNER DRIVE          MUNCIE                 IN       473020000   $76,050.00
22154090           PRAY                  135 WALNUT STREET               WINSTED                CT        60980000   $29,900.00
22154124           KRAMER IV             8510 HUDSON JAMES ROAD          SUMMERFIELD            NC       273580000   $25,100.00
22154140           ONKEN                 969 MINERAL SPRINGS RD          LAMAR                  SC       290690000   $56,525.00
22154157           VANCE                 456 S GRANT AVE                 MARSHALL               MO       653400000   $36,750.00
22154181           BURTON                131 N ELDORADO DR               KANAKEE                IL       609010000   $76,000.00
22154264           RUIZ                  2306 MELLWOOD DRIVE             STERLING HE            MI       483100000   $54,000.00
22154272           GAGNON                11 CAREY COURT                  WOONSOCKET             RI        28950000   $49,750.00
22154280           JANOWSKI              180 AIRPORT ROAD                NEW CASTLE             DE       197200000   $103,300.00
22154314           BARNETTE              16 WATERS                       ASHEVILLE              NC       288050000   $35,050.00
22154322           WOODFORD              12226 WHITEHILL ROAD            DETROIT                MI       482240000   $64,700.00
22154355           HICKS                 10 OLD VILLAGE RD.              BLOOMFIELD             CT        60020000   $101,700.00
22154413           DUKE                  3891 SMITH STAPLES RD.          HENDERSON              KY       424200000   $73,800.00
22154447           ENGER                 520 KELLY STREET                DESTIN                 FL       325410000   $109,600.00
22154454           NEWMAN                1005 S 19TH STREET              TERRE HAUTE            IN       478030000   $57,600.00
22154470           BLEUER                28232 ROPP ROAD                 GENESEO                IL       612540000   $54,400.00
22154496           REED                  1007 HARTFORD AVE               SALINA                 KS       674010000   $54,000.00
22154512           COVINGTON             1611 S GARVIN                   EVANSVILLE             IN       477130000   $50,150.00
22154553           RAIMONDI              395 LYNDALE AVENUE              STATEN ISLA            NY       103120000   $29,000.00
22154561           PEREZ                 105 N BISHOP AVENUE             BRIDGEPORT             CT        66100000   $76,000.00
22154579           SHADDAY               434 N MORELAND                  INDIANAPOLI            IN       462220000   $41,400.00
22154595           SMITH                 304 S PARK STREET               SEYMOUR                IN       472740000   $30,400.00
22154629           MURPHY                175 COX ROAD                    PORTLAND               CT        64800000   $176,700.00
22154637           SHUPE                 212 HUNTINGTON BLVD             ROANOKE                VA       240120000   $72,000.00
22154652           SPANOS                8647 W CATHERINE                CHICAGO                IL       606560000   $88,000.00
22154660           DECKER                7708 FREDERT AVE                BALTIMORE              MD       212360000   $43,000.00
22154686           WILLIAMS              1385 HIGHWAY 131                EUFAULA                AL       360270000   $20,000.00
22154694           ACHENBACH             216 OAK STREET                  WASHINGTON             PA       180720000   $35,750.00
22154710           HUERTA                2798 WEBB AVENUE                BRONX                  NY       104680000   $180,000.00
22154736           KRIZE                 4 SHEEP MEADOW DRIVE            MONROE                 CT        64680000   $50,000.00
22154744           PAXTON                9 HINSDALE LANE                 WILLINGBORO            NJ        80460000   $16,000.00
22154827           ROBINETTE             513 WALNUT STREET               EDEN                   NC       272880000   $49,500.00
22154835           SPINELLI              498 ROXBURY ROAD                MIDDLETOWN             NJ        77180000   $100,500.00
22154843           FAULKNIER             6900 BIRCHETT DRIVE             PRINCE GEOR            VA       238750000   $91,200.00
22154850           MONTSINGER            204 DAMASCUS DRIVE              RICHMOND               VA       232270000   $17,712.00
22154918           SMITH                 818 N BYRNE RD                  TOLEDO                 OH       436070000   $48,950.00
22154934           LANEY                 654 BRITTANY RD                 GREENVILLE             NC       278580000   $119,200.00
22154959           MCGRAW                13 RIDGECREST DRIVE             JASPER                 GA       301430000   $46,400.00
22154967           LUCAS                 2038 N WHIPPLE STREET           CHICAGO                IL       606470000   $58,500.00
22154975           WATKINS               1024 HEZEKIAH ROAD              EASTOVER               SC       290440000   $79,200.00
22154983           MELILLO               40 BRITTANY COURT               CHESHIRE               CT        64100000   $264,000.00
22155048           SHIPMAN               654 HOWEY ROAD                  GROVELAND              FL       347360000   $38,560.00
22155063           FREDERICK             411 NE 26TH AVENUE              BOYTON BEAC            FL       334350000   $80,750.00
22155071           GARDNER                114-116 UNDERHILL AVE          BROOKLYN               NY       112380000   $133,200.00
22155089           JONES                 7210 W BARRINGTON STREET        WICHITA                KS       672120000   $108,000.00
22155105           SPEROS                27 BERKLEY STREET               WATERTOWN              MA        21720000   $129,500.00
22155139           FRANKLIN              11666 STAHELIN                  DETROIT                MI       482280000   $36,000.00
22155170           MOORE                 651 FARRELL STREET              MOBILE                 AL       366070000   $40,500.00
22155188           PICKERING             2361 TRAFALGAR DR               BILOXI                 MS       395310000   $64,800.00
22155196           STILLWAGON            36 BALLAD LANE                  WILLINGBORO            NJ        80460000   $53,000.00
22155204           GAGNE                 16 ROYAL PALM WAY #107          BOCA RATON             FL       334320000   $38,000.00
22155212           BALDASARE             272 MAIN STREET                 MIDDLETOWN             NJ        77580000   $113,000.00
22155287           NORWOOD               9217 CAMLEY                     DETROIT                MI       482240000   $51,000.00
22155352           KELLY                 60 IDEAL COURT                  WARWICK                RI        28180000   $64,000.00
22155436           TRUTNA                842 W 6TH ST.                   WAHOO                  NE       680660000   $15,500.00
22155469           WOOD                  98 BOND ROAD                    CHICKAMUNGA            GA       307070000   $71,200.00
22155477           ROSE                  3180 HARRELL ROAD               ARLINGTON              TN       380020000   $144,000.00
22155519           HAROLD                3294 HANCE BRIDGE ROAD          VINELAND               NJ        83610000   $40,000.00
22155535           JENKINS               6 BROOK FARM ROAD               TUXEDO PARK            NY       109870000   $256,000.00
22155543           BROWN                 2202 PARKSIDE DRIVE             MITCHELLVIL            MD       207210000   $283,054.00
22155576           NOVSAK                200 AVENUE R.                   WEST WILDWO            NJ        82600000   $81,000.00
22155584           CUNNINGHAM            1792 DEER RUN ROAD              FERRUM                 VA       240880000   $72,250.00
22155634           JOHNSON               208 BURNS AVENUE                SYRACUSE               NY       132060000   $50,400.00
22155667           JACKSON               1328 EDDIE STREET               GASTONIA               NC       280520000   $42,000.00
22155733           FERGUSON              631 VERNON                      COLUMBIA               SC       292030000   $77,400.00
22155758           NASSER                1005-7 PATERSON PLANK ROA       NORTH BERGE            NJ        70470000   $29,000.00
22155766           CRAIG                 16111 CRAIG LANE                HUNGTINGTON            CA       926470000   $27,000.00
22155816           TOPAL                 553 N JEFFERSON AVENUE          LINDENHURST            NY       117570000   $156,000.00
22155832           BLACK                 3146 COLES AVE                  OVERLAND               MO       631140000   $61,000.00
22155931           MECCA                 310 MARYLAND AVE #31A           POINT PLEAS            NJ        87420000   $51,000.00
22155964           MANCUSO               503 ROSLYN ROAD                 EAST WILLIS            NY       115960000   $335,000.00
22155972           MILLOY                8847 GREENBROOK DRIVE           JENNINGS               MO       631360000   $53,200.00
22155980           POLUMBO               48 TACOMA STREET                STATEN ISLA            NY       103040000   $70,000.00
22156020           PUGLIESE              1112 MONTGOMERY AVENUE          FORT WASHIN            PA       190340000   $175,000.00
22156038           PADILLA               3323 WEST 64TH PLACE            CHICAGO                IL       606290000   $102,000.00
22156087           WINTON                4719 GLENVILLAGE                HOUSTON                TX       770840000   $57,600.00
22156111           D'AGATA               14627 ELM STREET                OMAHA                  NE       681440000   $40,000.00
22156194           AGUIRRE                PO BOX 101 HWY OSR             MORMANGEE              TX       778710000   $65,000.00
22156244           HERNANDEZ             13872 SW 153 TERRACE            MIAMI                  FL       331770000   $80,900.00
22156251           WILLIAMS              1104 ALTHEA PARKWAY             RICHMOND               VA       232220000   $46,750.00
22156277           DEFEO                 4651 ROSSEVELT AVENUE           PENNSAUKEN             NJ        81090000   $63,750.00
22156293           JARRETT               263 FURY DRIVE                  FENTON                 MO       630260000   $30,960.00
22156319           AXTELL                4637 HOLYCON CIRCLE             SAN JOSE               CA       951360000   $38,000.00
22156335           VAN LANNEN            263 THORNINGTON ST              CLINTON                IN       478420000   $47,860.00
22156418           HARVEY                1404 NELSON DRIVE               LYNCHBURG              VA       245020000   $44,600.00
22156426           GRIEPENSTROH          12198 N 600 EAST                LAMAR                  IN       475500000   $130,500.00
22156483           BAKER                 448 DECATUR STREET              BROOKLYN               NY       112330000   $70,000.00
22156558           BOLTON                360 THIRD AVENUE                CHICKASAW              AL       366110000   $52,600.00
22156590           STEINER               2920 215TH PLACE                BAYSIDE                NY       113600000   $380,000.00
22156756           MATTHEWS              216-04 115TH COURT              CAMBRIA HEI            NY       114110000   $121,000.00
22156814           BENNETT               120 SENIOR STREET               MONTGOMERY             NY       125490000   $25,000.00
22156988           FALZON                3120 WESTERN BOULEVARD          BALDWIN                NY       115100000   $50,000.00
22157044           BEARD                 11816 PUMP STATION RAOD         CHARLOTTE              NC       282160000   $140,000.00
22157051           AUSTIN                3075 CREEKVIEW ROAD             SHARON                 SC       297420000   $50,150.00
22157069           ROSE                  25 PROVIDENCE DRIVE             MOYOCK                 NC       279580000   $122,000.00
22157085           CAGE                  1900 HOLDER'S SIDING ROAD       JEFFERSON              GA       305490000   $129,750.00
22157101           ANTHONY               220 SOUTH 4TH STREET            COLBERT                GA       306280000   $70,400.00
22157192           MC RAE                832 WOODLANE ROAD               BEVERLY                NJ        80100000   $95,600.00
22157200           GADSON                14569 NORTH 96TH LANE           WEST PALM B            FL       334120000   $144,500.00
22157218           SINGLETON             4500 BIENVILLE ROAD             MONTGOMERY             AL       361090000   $28,000.00
22157234           JOHNSON               713 SOUTH 5TH STREET            ALBEMARLE              NC       280010000   $47,250.00
22157259           TOMS                  4544 ELDORA STREET              SPRINGFIELD            OH       455030000   $88,000.00
22157267           VOIGHT                2336 ENGLISH CREEK RD           EGG HARBOR             NJ        82340000   $84,000.00
22157283           HERNDON               2667 CAVE SPRING ROAD           CEDARTOWN              GA       301250000   $15,000.00
22157291           SPAIN                 114 CHARLOTTE STREET            BOAZ                   AL       359570000   $35,000.00
22157309           SOLORIO               183 SLEEPY BEAR ROAD            NORMAN PARK            GA       317710000   $55,800.00
22157341           TUBBS                 10949 CRYSTALHILL COURT         CINCINNATI             OH       452400000   $64,000.00
22157358           SMITH                 918 A.P. HOLLINGSWORTH RD       WELLINGTON             AL       362790000   $56,700.00
22157382           MUSGROVE               BOX 224 H                      HANCOCK                NY       137830000   $74,700.00
22157390           ROUGHTON              611 WEAGHINGTON ROAD            BRADLEY                SC       298190000   $67,500.00
22157432           PHIFER                944 FORREST AVENUE              MEMPHIS                TN       381050000   $48,000.00
22157465           PETERAF               549 MARYLAND AVENUE             PERRYVILLE             MD       219030000   $93,500.00
22157473           MATTHEWS              2246 ASHFORD DRIVE              EFFINGHAM              SC       295410000   $68,400.00
22157507           CLEMANS               36 RAMSEY ROAD                  PHENIX CITY            AL       368690000   $68,400.00
22157523           BROWNING              1557 CAROL CIRCLE               MIDFIELD               AL       352280000   $62,320.00
22157549           TALBOTT               604 MURDOCK ROAD                BALTIMORE              MD       212120000   $139,200.00
22157598           MCENTYRE              3115 PARKWOOD ROAD              BESSEMER               AL       350220000   $43,200.00
22157622           RUSSO                 69-02 67TH ST.                  GLENDALE               NY       113850000   $202,500.00
22157648           STRATTON              308 CHURCH STREET               DANVILLE               VA       245400000   $42,300.00
22157721           LYNCH(WILKIE          3912 US HIGHWAY 52              COWARD                 SC       295300000   $75,200.00
22157747           HIPSHER               108 FULTON STREET               WILMINGTON             OH       451770000   $115,200.00
22157762           HIGGS                 3815 W.WEST END AVE             CHICAGO                IL       606240000   $106,500.00
22157788           KOONCE                1115 DUNN ROAD                  KINSTON                NC       285010000   $39,950.00
22157804           LINDLER               2658 STOCKMAN ROAD              PROSPERITY             SC       291270000   $50,400.00
22157838           ORENSTEIN             3713 S W SUNSET TRACE CIR       PALM CITY              FL       349900000   $18,713.00
22157846           TRIVITT               RR2 BOX 2719 TRONE ROAD         GLENVILLE              PA       173290000   $123,750.00
22157861           JACKSON               1438 41ST STREET SE             WASHINGTON             DC       200200000   $70,000.00
22157895           WHITE                 105 HURON AVENUE                DAYTON                 OH       454170000   $43,350.00
22157937           JEFFERSON             3835 CONAHANEY TRAIL            CHATTANOOGA            TN       374060000   $63,750.00
22157960           CARVER                1221 ROSCOMARE AVE              ORLANDO                FL       328060000   $14,000.00
22158083           WILLIAMS              1865 LINWOOD AVENUE             EAST POINT             GA       303440000   $73,100.00
22158125           KEATHLEY              2442 BRUSHY MOUNTAIN RD         MAGAZINE               AR       772940000   $35,700.00
22158141           HUBER                 6189 ELMHURST CIRCLE            AUBURN                 NY       130210000   $44,800.00
22158166           THOMAS                366 JACKSON HILL RD             CHENANGO FO            NY       137460000   $74,000.00
22158190           MELORA                446 W 15TH. STREET              HAMMONTON              NJ        80370000   $112,340.00
22158216           SUTTON                1711 LINDQUIST DRIVE            FALCONER               NY       147330000   $52,200.00
22158265           BOGGS                 870 N E 4TH COURT               DEERFIELD B            FL       334410000   $31,500.00
22158281           WEINER                11160 MW 27TH ST.               SUNRISE                FL       333220000   $122,400.00
22158299           VERATUDELA            370 NE 195 STREET               MIAMI                  FL       331790000   $123,750.00
22158364           BRIGGS                559 SOUTH IRWIN AVE             SPARTANBURG            SC       293060000   $58,800.00
22158380           MCCABE                712 EAST 4TH STREET             WASHINGTON             NC       278890000   $36,400.00
22158422           HAWTHORNE             2113 WEST 47TH STREET           TULSA                  OK       741070000   $16,000.00
22158463           ANDERSON              141 FAIRVIEW AVENUE             WOLCOTT                CT        67160000   $35,000.00
22158471           BARRONTON             101 BRADLEY ROAD                JACKSON                GA       302330000   $63,200.00
22158497           WILLIAMSON            5174 WINDERMERE AVENUE          NORFOLK                VA       235130000   $72,250.00
22158513           WAGNER                1743 FORT HENRY COURT           DUMFRIES               VA       220260000   $41,500.00
22158521           CANTLON               22050 N HIGHWAY 89              PAULDEN                AZ       863340000   $25,000.00
22158539           SOMONTE               443 NE 195TH STREET             NORTH MIAMI            FL       331790000   $31,200.00
22158562           MORRIS                31 WALNUT ST                    GREAT FALLS            SC       290550000   $25,200.00
22158588           CANTER                25 KYLER ROAD                   HUNTINGTOWN            MD       206390000   $119,200.00
22158687           QUICKEL               264 EASTWOOD DRIVE              STAUNTON               VA       244010000   $222,700.00
22158703           DIBELLA               4321 SW 61 AVENUE               DAVIE                  FL       333140000   $80,000.00
22158737           AUSTIN                1021 HULL STREET                ROCK HILL              SC       297300000   $26,500.00
22158752           SINCLAIR              14860 HARDING DRIVE             MIAMI                  FL       330330000   $63,000.00
22158760           YATES                 960 HAMPTON ROAD NORTH          SPRINGFIELD            OH       455040000   $81,000.00
22158786           GILCHRIST             530 SUSQUEHANNA AVENUE          SUNBURY                PA       178010000   $62,100.00
22158794           BLACKMAN              2291 NW 139 STREET              OPA LOCKA              FL       330540000   $64,000.00
22158869           DOUGLAS               10645 LAGO WELLEBY DRIVE        SUNRISE                FL       333510000   $10,640.00
22158877           HALL                  3121 PALM DRIVE                 DELRAY BEAC            FL       334830000   $158,400.00
22158885           LEWIS                 197 DENISE DRIVE                PRATTVILLE             AL       360660000   $18,500.00
22158893           GIL                   15922 SW 146 TERRACE            MIAMI                  FL       331960000   $135,174.00
22158919           WRIGHT                3753 SAN JUAN DRIVE             MOBILE                 AL       366090000   $75,600.00
22158927           JOHNSON               610 SPUNKY HOLLOW ROAD          REMLAP                 AL       351330000   $29,000.00
22158943           CARSON                18634 LARAMIE COURT             COUNTRY CLU            IL       604780000   $196,000.00
22158950           SOSA                  783 EAST 36 STREET              HIALEAH                FL       330130000   $60,000.00
22158968           WILLIS                RT 14 BOX 15 BAKER ROAD         MACON                  GA       312110000   $47,250.00
22158976           JENNINGS              65 NE 202 TERRACE #Q27          MIAMI                  FL       331790000   $12,000.00
22158992           SWIHART               8625 NE 8TH COURT               MIAMI                  FL       331380000   $94,000.00
22159016           PYRAM                 114 NE 3 AVENUE                 HALLANDALE             FL       330090000   $27,400.00
22159040           ROBINSON              4154 STANFORD ROAD              MOBILE                 AL       366180000   $59,925.00
22159057           JONES                 718 56TH STREET                 WEST PALM B            FL       334070000   $58,000.00
22159065           BECKFORD              530 SW 3RD STREET               BELLE GLADE            FL       334300000   $74,700.00
22159099           CRANE                 2923, 2927,2931 ALTAMONT        KLAMATH FAL            OR       976010000   $88,000.00
22159115           SMITH                 916 CHERAW DRIVE                FLORENCE               SC       295010000   $50,400.00
22159123           LEACH                 1075 BALFOUR QUARRY RD          SALISBURY              NC       281460000   $131,835.00
22159149           JONES                 3331 FRANKLIN AVENUE            TOLEDO                 OH       436080000   $11,400.00
22159156           BROWN                 2615 BRANSON PLACE              MARIETTA               GA       300640000   $111,800.00
22159172           SMITH                 860 HARRISON STREET             SPRINGFIELD            OH       455050000   $33,600.00
22159180           ALLISON               110 NAOMI RD                    MOORESVILLE            NC       281150000   $55,800.00
22159222           WALKER                675 APPLEWOOD LANE              MARIETTA               GA       300640000   $100,000.00
22159248           SNYDER                11220 MCGILL ROAD               SODDY DAISY            TN       373790000   $54,400.00
22159255           CALDERONE             430 SE 12 AVENUE                POMPANO                FL       330600000   $37,000.00
22159263           CARTER                 TURNER LANE                    ARRINGTON              VA       229220000   $66,150.00
22159271           SCOTT                 15909 COYLE                     DETROIT                MI       482270000   $74,000.00
22159305           COLLIER               8295 KINCROSS DRIVE             BOULDER                CO       803010000   $47,150.00
22159321           JOHNSON               1049 EAST 194TH PLACE           GLENWOOD               IL       604250000   $121,550.00
22159339           RUBIN                 13630 WINCHESTER                OAK PARK               MI       482370000   $113,050.00
22159370           PARDO                 18481 NW 22ND STREET            PEMBROKE PI            FL       330290000   $28,500.00
22159396           GLENN                 14161 MAYFIELD                  DETROIT                MI       482380000   $28,000.00
22159412           LOFTON                7653 SOUTH PAXTON               CHICAGO                IL       606490000   $45,000.00
22159453           JACKSON               18683 RUTHERFORD                DETROIT                MI       482350000   $18,000.00
22159479           AUSTIN                18898 BLOOM                     DETROIT                MI       482340000   $30,000.00
22159503           WALKER                26457 MCDONALD                  DEARBORN  H            MI       264750000   $58,500.00
22159529           MEULENBERG            1645 WEST JULIAN                CHICAGO                IL       606220000   $71,000.00
22159552           BROOKS                14665 FORRER                    DETROIT                MI       482340000   $31,000.00
22159610           PRICE                 612 N LOREL                     CHICAGO                IL       606440000   $70,000.00
22159644           YORKCHAK              20420 FOX                       REDFORD                MI       482400000   $80,750.00
22159651           WILLIAMS              940 N RIDGEWAY                  CHICAGO                IL       606510000   $100,000.00
22159677           FLICK                 648 SIBLEY                      HAMMOND                IN       463200000   $29,700.00
22159719           WILLIAMS              223 PROSPECT                    PONTIAC                MI       483410000   $37,800.00
22159735           PORTER                922 MARTINDALE DRIVE            TALLMADGE              OH       442780000   $118,400.00
22159743           POWELL                267 HOWE ROAD                   PORTER                 IN       463040000   $135,000.00
22159776           SAGE                  9871 NORTH LAKE ROAD            OTTER LAKE             MI       484640000   $27,000.00
22159792           WHITE                 6054 SOUTH LAFAYETTE            CHICAGO                IL       606210000   $40,000.00
22159834           MILLER                105 FLORIDA DR                  NATCHEZ                MS       391200000   $59,500.00
22159859           CANEDA                1043 SW 125TH PLACE             MIAMI                  FL       331840000   $25,000.00
22159875           WEAKLAND              814 MAGEE AVENUE                PATTON                 PA       166680000   $56,525.00
22159883           SMITH                 200 BENNICKER LANE              HAMPTON                SC       299240000   $23,000.00
22159891           JACKSON               6222 GARFIELD AVENUE            HAMMOND                IN       463240000   $82,850.00
22159925           HARNAGE               3125 PINE TREE DRIVE            EDGEWATER              FL       321410000   $62,400.00
22159933           BARRY                 1206 W MARGARET AVE             PEORIA                 IL       616040000   $54,400.00
22159958           HOUSE                 566 TELEGRAPH ROAD              STAFFORD               VA       225540000   $74,700.00
22159990           BELL                  1419 RAVEN DRIVE SOUTH          JACKSONVILL            FL       322180000   $52,000.00
22160048           BATISTA               9137 SW 157 PATH                MIAMI                  FL       331960000   $30,000.00
22160063           GOOD                  1880 HONTOON ROAD               DELAND                 FL       327200000   $96,000.00
22160071           FORES                 1880 S TREASURE DR #2D          NORTH BAY V            FL       331410000   $25,000.00
22160089           TONEY                 102 ROBERTS STREET              WINTERSVILL            OH       439530000   $37,000.00
22160097           ROZS                  12066 NW 27TH STREET            CORAL SPRIN            FL       330650000   $25,000.00
22160113           WILLIS                3139 SE 7TH ST                  OCALA                  FL       344710000   $58,800.00
22160154           PADGETT               1828 HOWELL BRANCH ROAD         WINTER PARK            FL       327890000   $62,000.00
22160162           SILVA                 4905 STEELE STREET              DENVER                 CO       802160000   $53,600.00
22160170           JACKSON               6409 VILLA STONE DR             COLUMBUS               GA       319090000   $71,200.00
22160188           HODGSON               128 LYON STREET                 PATERSON               NJ        75220000   $71,000.00
22160196           PARSONS               690 BELL AVENUE                 ELYRIA                 OH       440350000   $64,000.00
22160212           GIBBONS               13206 PINE CREEK CIRCLE         RIVERVIEW              FL       335690000   $92,000.00
22160220           TILLERY               500 ARRICOLA ST                 ST.AUGUSTIN            FL       320840000   $73,750.00
22160246           TEAR                  17494 E.PRENTICE CIR            AURORA                 CO       800150000   $118,400.00
22160253           SULLIVAN              2132 MERRIMAC DRIVE             CHARLOTTE              NC       282730000   $89,100.00
22160287           BERNSTEIN             8125 NE BART COURT              ALBUQUERQUE            NM       871090000   $24,000.00
22160311           BLOOM                 1328 W PARSONS ROAD             ASSARIA                KS       674160000   $58,800.00
22160329           HUFFMASTER            1506 NORTHWOOD BLVD             ROYAL OAK              MI       480670000   $155,200.00
22160337           ROUSE                 1339 WEST 110TH PLACE           CHICAGO                IL       606210000   $45,500.00
22160345           RAINES                503 SCOTT AVE                   SCOTT CITY             MO       637800000   $68,400.00
22160352           BROWN                 316 W TABOR RD                  PHILADELPHI            PA       191200000   $43,200.00
22160360           HAGLER                2800 TARA DR                    RUSTON                 LA       712700000   $22,461.00
22160378           MCLEOD                46140 THATCHAM LANE             SUMPTER TOW            MI       481110000   $140,000.00
22160386           VERNON                19754 HIGHWAY 21 NORTH          BOGALUSA               LA       704270000   $44,000.00
22160394           PARROTT               6110 US HWY 378 E               MAYESVILLE             SC       291040000   $49,600.00
22160402           FLORES                5509 S 5TH STREET               ARLINGTON              VA       222040000   $150,000.00
22160469           LANASA                1605 HIGH AVE                   METAIRIE               LA       700010000   $40,000.00
22160477           HARRELL               11420 LAKEPOINT                 DETROIT                MI       482240000   $68,000.00
22160493           WENDT                 5062 SOMERSET DRIVE             MOBILE                 AL       366190000   $51,000.00
22160501           MOORE                 155 JASMINE AVE                 KEYSTONE HE            FL       326560000   $66,800.00
22160527           SMITH                 5515 FORCE ROAD                 BALTIMORE              MD       212060000   $63,750.00
22160543           MANN                  2365 HUNTING LODGE RD           SCHUYLER               VA       229690000   $60,000.00
22160576           HEFNER                10210 N CENTRAL STREET          KANSAS CITY            MO       641550000   $72,500.00
22160592           JACKSON               5015 INDIALANTIC DR             ORLANDO                FL       328080000   $45,000.00
22160626           AIKENS                3706 COLLIER ROAD               BALTIMORE              MD       211330000   $96,800.00
22160634           VARSHAL               510 MATTHEWS AVENUE             BALTIMORE              MD       212250000   $111,600.00
22160642           GILLETTE              16534 ARCHDALE                  DETROIT                MI       482350000   $35,000.00
22160683           EVANS                 3800 BONNER ROAD                BALTIMORE              MD       212160000   $63,750.00
22160717           ELLIS                 2112 SECOND                     GASTONIA               NC       280540000   $60,350.00
22160741           CALENE                30744 HELMANDALE                FRANKLIN VI            MI       480250000   $88,320.00
22160824           ROBINSON              9092 CLOVERLAWN                 DETROIT                MI       482040000   $37,100.00
22160840           WILSON                317 HICKORY LANE                PAINSVILLE             OH       440770000   $87,600.00
22160873           MARK                  60 LYNNE STREET                 LEHIGH ACRE            FL       339720000   $75,200.00
22160923           LITTLE                6114 AVENUE H                   LIPSCOMB               AL       350200000   $16,000.00
22160998           MARSH                 12484 W NEVADA PL.#210          LAKEWOOD               CO       802280000   $40,000.00
22161012           GARRETT               5006 SOUTH PRINCETON            CHICAGO                IL       606090000   $70,000.00
22161129           ASKIN                 4431 GILBERT STREET             JACKSONVILL            FL       322070000   $60,000.00
22161145           RICCIO                119 BRAESIDE DRIVE              HAMDEN                 CT        65140000   $142,400.00
22161160           MONTGOMERY            4870 BAGLEY TERRACE DRIVE       ALPHARETTA             GA       300040000   $29,000.00
22161236           CHAPPELL              595 BULLOCK FARM ROAD           DALLAS                 GA       301320000   $55,250.00
22161244           PUENTES               21313 NW 40TH CIR CT            MIAMI                  FL       330550000   $54,000.00
22161269           CAZANAS               13863 SW 24TH TERR.             MIAMI                  FL       331750000   $86,500.00
22161293           BOLDEN                5317 S BISHOP STREET            CHICAGO                IL       606430000   $48,000.00
22161319           HINTON                8038 WINCHESTER PLACE           INDIANAPOLI            IN       462270000   $72,250.00
22161327           KALLAS                394 HILLVIEW DRIVE              GURNEE                 IL       600310000   $297,050.00
22161368           CANATA                3021 11TH STREET NORTHWES       WASHINGTON             DC       200010000   $94,500.00
22161384           LANNING               531 CHEYENNE AVENUE             EATON                  CO       806150000   $65,000.00
22161426           ERVIN                 398 W BROAD STREET              DARLINGTON             SC       295320000   $35,000.00
22161434           MICELI                7904 W NORTH AVENUE #502        ELMWOOD PAR            IL       607070000   $89,250.00
22161442           NOVOA                 311-13NW 74TH AVENUE            MIAMI                  FL       331260000   $47,250.00
22161475           BRYANT                 RT 2 BOX 80-A                  LEARY                  GA       317620000   $35,000.00
22161525           HILTON                3225 NW 5TH AVENUE              MIAMI                  FL       331270000   $59,500.00
22161558           BORTNICK              6 BERKSHIRE WAY                 EAST BRUNSW            NJ        88160000   $226,525.00
22161582           ROSARIO               34 KIRKLIN AVE.                 LINWOOD                NJ        82210000   $106,250.00
22161624           KOLASIS               1902 WESTFIELD ST               OCEAN TWSP             NJ        77550000   $156,600.00
22161756           HEBRANK               1208 WEST 111TH PLACE           CHICAGO                IL       606430000   $96,000.00
22161780           ANDREWS               2519 12TH ST NW                 WASHINGTON             DC       200090000   $115,000.00
22161822           ROBINSON              23 4TH AVENUE                   SOUTH BIRMI            AL       352050000   $24,000.00
22161830           PLANK                 3772 STONESBORO RD              FT WASHINGT            MD       207440000   $157,500.00
22161863           FLECK                 9005 ANTLER COURT               LOUISVILLE             KY       402420000   $80,000.00
22161889           MANN                  1033 STRAP HINGE TRAIL          STONE MOUNT            GA       300830000   $34,100.00
22161897           RAWLE                 140 COLLINGSWOOD DR.            SLAUTHER               LA       707770000   $60,000.00
22161905           PALMER                6435 WELLINGTON STREET          NORFOLK                VA       235130000   $31,920.00
22161913           WALLER                1400 ROSEMARY CT                MITCHELLVIL            MD       207210000   $363,400.00
22161962           HOLMES                150 KARLYN DRIVE                NEW CASTLE             DE       197200000   $103,500.00
22161996           PEREIRA               9500 SW 1ST PLACE               CORAL SPRIN            FL       330710000   $96,900.00
22162002           MEARS                 615 TAZEWELL AVENUE             CAPE CHARLE            VA       233100000   $79,200.00
22162044           CUNNINGHAM            1710 BRIDGEVIEW CIRCLE          ORLANDO                FL       328240000   $42,300.00
22162085           SELLERS               120 CLIFF COURT                 SOUTHERN PI            NC       283870000   $165,150.00
22162093           MACKALL               1785 PARKERS CREEK ROAD         PORT REPUBL            MD       206760000   $37,000.00
22162135           CHRISTOPHER           7081 BROOK SIDE LANDING         STONE MOUNT            GA       300870000   $133,600.00
22162176           DIXON                 1804 CAVALIER BLVD              PORTSMOUTH             VA       237010000   $72,000.00
22162192           SHYMANSKY             3700 MOUNT AVENTINE RD          INDIAN HEAD            MD       206400000   $108,000.00
22162218           BOWIE                 2007 TAYLOR STREET N.E.         WASHINGTON             DC       200180000   $65,000.00
22162234           FORD                  105 PELICAN GARTH               FORT WASHIN            MD       207440000   $150,450.00
22162242           LYONS                 9000 LARKWOOD AVENUE            FT. WASHING            MD       207440000   $57,000.00
22162259           MARTIN                1922 RIVERSIDE DRIVE            CHARLOTTE              NC       282140000   $83,300.00
22162267           ROANE                 7216 EAST LOMBARD STREET        LANDOVER               MD       207850000   $15,900.00
22162275           BUSBEY                925 FISK AVENUE                 JOLIET                 IL       604360000   $71,200.00
22162291           SEGESVARY             721 KENTLAND DRIVE              GREAT FALLS            VA       220660000   $445,000.00
22162309           DAVIDSON              2713 RUSCOMBE LANE              BALTIMORE              MD       212150000   $106,000.00
22162325           THOMAS                511 RYAN PLACE                  STONE MOUNT            GA       300870000   $108,000.00
22162333           NALDO                 5209 TILDEN ROAD                BLADENSBURG            MD       207100000   $70,000.00
22162374           BROWN                 5302 NORTH ENGLEWOOD DRIV       LANDOVER               MD       207850000   $78,300.00
22162408           DEATON                5904 MIMOSA CIRCLE              TUCKER                 GA       300840000   $100,400.00
22162416           YOUNG                 4104 28TH AVENUE                TEMPLE HILL            MD       207480000   $78,750.00
22162424           SIMMONS               1038 E. 225TH STREET            BRONX                  NY       104660000   $82,000.00
22162432           CRITCHFIELD           28 REXFORD DRIVE                NEWPORT NEW            VA       236080000   $72,000.00
22162440           DAWSON                114-53 202ND STREET             QUEENS                 NY       114120000   $127,500.00
22162499           ROBERTS               530 CORINTH CHURCH RD           WINDER                 GA       306800000   $75,200.00
22162531           FAFARD                5004 WATERFORD PLACE            VIRGINIA BE            VA       234640000   $140,000.00
22162572           FORD                  1401 2ND STREET                 LANHAM                 MD       207060000   $184,500.00
22162598           DIROFF                304 SWEETWATER COVE BLVD.       N. LONGWOOD            FL       327790000   $253,600.00
22162606           KLINGAMAN             312 WEST LANE                   CLARK TWP              NJ        70660000   $97,000.00
22162630           BARNETT               30 6TH ST N                     HAMILTON               OH       450110000   $63,000.00
22162648           CHRISTOPHER           7081 BROOK SIDE LANDING         STONE MOUNT            GA       300870000   $33,400.00
22162689           PORTER/BROWN          31 PHILLIPS AVENUE, PO124       TRENTON                NJ        86080000   $45,000.00
22162705           SCHMITT               10833 SISSON HIGHWAY            NORTH COLLI            NY       141110000   $61,432.68
22162713           HERNANDEZ             12 ELRIDGE PLACE                WILLINGBORO            NJ        80460000   $73,000.00
22162747           LOPEZ                 3924 NW 5 STREET                MIAMI                  FL       331260000   $110,000.00
22162754           TEDDER                3436 WALLFLOWER LANE            DARLINGTON             SC       295400000   $40,800.00
22162762           DAVIS                 3212 CAMBRIDGE STREET           TOLEDO                 OH       436100000   $47,250.00
22162788           PENDERGRASS           1329 COLUMBIA ROAD              BRISTOL                TN       376200000   $36,000.00
22162804           RIVERS                1198 POST HORN RUN              LAWRENCEVIL            GA       333450000   $33,239.00
22162820           SILOCHAN              515 TRUITT AVENUE               MILFORD                DE       199630000   $63,750.00
22162838           COLLINS               413 ORCHARD STREET              MOUNT AIRY             NC       270300000   $46,750.00
22162861           KIRK                  142 GORDON TERRACE              NASHVILLE              TN       372070000   $96,000.00
22162887           BAINE                 2931 SPANGENBERG ROAD           WINSTON SAL            NC       271270000   $69,600.00
22162895           JOHNSON               1449 OLD LYNCHBURG ROAD         CHARLOTTESV            VA       229030000   $60,500.00
22162911           MENDOZA               6163 CUL DE SAC ROAD            ARCADIA                FL       342660000   $37,500.00
22162945           COGNET                2320 NW 103 AVENUE              PEMBROKE PI            FL       330260000   $110,000.00
22162952           CHERNESKY             524 BOESEL AVENUE               MANVILLE               NJ        88350000   $50,500.00
22163000           LACOVARA              4 N.MONROE AVE                  MARGATE                NJ        84020000   $110,000.00
22163018           BUFFINGTON            1791 S CR250W                   DANVILLE               IN       461220000   $69,500.00
22163026           LAMBERSON             2775 CAMBRIDGE HILLS ROAD       CUMMING                GA       300410000   $144,000.00
22163034           ADDISON               2025 N BELLVIEW ROAD            ROCKMART               GA       301530000   $57,800.00
22163067           JOHNSON               1280 SHADOWBARK COURT           RALEIGH                NC       276030000   $85,500.00
22163075           ZOLL                  401 ORF AVENUE                  OFALLON                MO       633660000   $86,000.00
22163083           NEAL                  3020 NORTH AVENUE               RICHMOND               VA       232220000   $58,650.00
22163091           WRIGHT                5120 SW 92 TERRACE              COOPER CITY            FL       333280000   $32,700.00
22163109           MILLER                1324B LAKE SHORE DRIVE          COLUMBUS               OH       432040000   $64,000.00
22163166           CATOE                 1780 DAN FUNDERBURK RD          HEATH SPRIN            SC       290580000   $38,000.00
22163182           CAMPBELL              1707 MONTGOMERY ROAD            WILMINGTON             DE       198050000   $87,300.00
22163216           SWARINGEN             3588 RIDGE DRIVE                IMPERIAL               MO       630520000   $71,825.00
22163232           CRUSE                 1292 B STREET                   MOUNT PLEAS            NC       281240000   $76,500.00
22163240           GOUDREAU              5523 SWEETWATER OAK DR          SARASOTA               FL       342320000   $65,000.00
22163281           GADDY                 294 WILLIAMS BLVD               HAZELWOOD              MO       631350000   $66,725.00
22163323           AUTEN                 111 WALNUT STREET               BELMONT                NC       280120000   $10,000.00
22163356           BROWN                 1503 PRENTIS AVENUE             PORTSMOUTH             VA       237040000   $63,000.00
22163406           TAYLOR                3856 MCREE                      ST. LOUIS              MO       631100000   $64,000.00
22163414           FULLER                12906 N WASHINGTON STREET       SO. SOLON              OH       431530000   $51,300.00
22163430           STODTKO               2290 N CLARA AVENUE             DELAND                 FL       327200000   $104,000.00
22163448           BATES                 8947 W WHITLEY STREET           NORWOOD                NC       281280000   $47,450.00
22163455           PHELPS                1709 IRVING ST NE               WASHINGTON             DC       200180000   $88,500.00
22163471           CHANDLER              1422 ORANGE AVE                 TAVARES                FL       327780000   $50,705.00
22163489           ADAMS                 1930 SIBLEY STREET              ST. CHARLES            MO       633010000   $208,000.00
22163497           JONES                 3331 FRANKLIN AVENUE            TOLEDO                 OH       436080000   $45,600.00
22163505           SIMMS                 5244 BLOOMFIELD ROAD            MACON                  GA       312060000   $60,300.00
22163521           MASSEY                9500 COTE BRILLIANTE            OVERLAND               MO       631140000   $61,200.00
22163562           HANEY                 171 S DEARBORN                  BRADLEY                IL       609150000   $23,472.00
22163570           RITTER                21955 STONEYBROOK COURT         LEXINGTON              MD       206530000   $95,000.00
22163596           MUNDELL               5501 WILVAN AVE                 BALTIMORE              MD       212070000   $32,500.00
22163612           MCADOO                16573 ARDMORE                   DETROIT                MI       482350000   $68,400.00
22163661           LYNCH                 361 MONIKA PLACE                SAINT AUGUS            FL       320840000   $37,000.00
22163695           WALKER                711 15TH STREET NE              WASHINGTON             DC       200020000   $62,610.00
22163703           RIMM                  5009 NEAL ST                    CHESAPEAKE             VA       233200000   $30,000.00
22163711           ROMA                  216 PRESTON ST                  RIDGEFIELD             NJ        76600000   $41,136.00
22163729           LOMUGDANG             103-33 WOODHAVEN BOULEVAR       OZONE PARK             NY       114170000   $153,750.00
22163752           GRABIAK               4321 E RIVER ROAD               SHEFFIELD V            OH       440540000   $48,700.00
22163760           CHANDLER              1422 ORANGE AVENUE              TAVARES                FL       327780000   $10,000.00
22163802           DARAS                 9903 SANTA CRUZ STREET          LANHAM                 MD       207060000   $104,000.00
22163836           COLLIE                121 BROOKSIDE ROAD              BRAINTREE              MA        21840000   $57,950.00
22163877           GWYN                  4565 NELMS LANE N.E.            ROANOKE                VA       240190000   $70,200.00
22163893           MCCLATCHEY            1880 UNION LAKE ROAD            COMMERCE TO            MI       483820000   $114,750.00
22163919           DAUGHERTY             1203 GRANT STREET               AKRON                  OH       443010000   $56,900.00
22163927           WICKMAN               143 FIRST STREET                ADDYSTON               OH       450010000   $68,400.00
22163935           LANHAM                294 E WELCH AVENUE              COLUMBUS               OH       432070000   $36,500.00
22163950           SANCHEZ               741 SHEPHARD AVENUE             HAMDEN                 CT        65140000   $112,500.00
22163984           THOMPSON              2391 BRIARDALE                  YPSILANTI              MI       481980000   $64,000.00
22163992           COLSON                17155 ILENE STREET              DETROIT                MI       482210000   $39,500.00
22164024           MEAUX                 239 DILLARD DRIVE               GOOSE CREEK            SC       294450000   $125,600.00
22164032           WEAVER                405 S DUKE STREET               LAFAYETTE              GA       307280000   $42,300.00
22164040           THOMPSON              2107 FOXDALE DRIVE              MURFREEBORO            TN       371300000   $117,000.00
22164081           WILKS                 2004 ADELAIDE                   ST. LOUIS              MO       631070000   $49,600.00
22164099           HILL                  401 SEMINOLE ROAD               HAMPTON                VA       236610000   $64,000.00
22164107           PARRISH               RT. 12, BOX 702A                FAYETTEVILL            NC       283060000   $49,500.00
22164115           HINDS                 246 PAKALANA PLACE              KIHEI                  HI       967530000   $232,000.00
22164123           SEABORN               3104 TOWNE VILLAGE RD           ANTIOCH                TN       370130000   $72,100.00
22164149           ROGERS                177 CENTRAL AVE                 MATTESON               IL       604430000   $54,400.00
22164172           SCHUMONT              727 LEDYARD ST                  WATERFORD              MI       483280000   $90,900.00
22164180           JENKINS               6 WOOD STREET                   SPRING VALL            NY       109770000   $31,500.00
22164222           SETTLES               14895 WHITCOMB                  DETROIT                MI       482270000   $49,500.00
22164263           JOLE                  2232 S. 36TH STREET             MILWAUKEE              WI       532150000   $18,550.00
22164271           JORDAN                6845 ANECIA AVENUE              PORT ST. JO            FL       329270000   $44,000.00
22164289           HOWARD                1111 WYOMING STREET             DAYTON                 OH       454100000   $61,200.00
22164297           SPEROFF               708 EDISON ROAD                 DAUPHIN                PA       170180000   $67,200.00
22164321           TEAGUE                13 GRANT AVE                    FENWICK ISL            DE       199440000   $119,000.00
22164339           KLINE                 415 HARTNAGLE ROAD              NEWARK                 NY       145130000   $52,800.00
22164347           HAIRSTON              17 GARLAND LANE                 WESTBURY               NY       115900000   $93,000.00
22164354           KING                  11351 S. PRAIRIE AVENUE         CHICAGO                IL       606280000   $64,000.00
22164370           KRESS                 117 WASHINGTON AVENUE           GROTON                 NY       130730000   $33,600.00
22164388           INGA                  23-07 29 AVENUE                 ASTORIA                NY       111020000   $270,000.00
22164412           SHEPHARD              1445 N.W.38TH ST.               MIAMI                  FL       331420000   $52,800.00
22164438           HECTOR                8 BRIGHTON 8TH PLACE            BROOKLYN               NY       112350000   $75,000.00
22164545           HUNTER                4656 LAFON DRIVE                NEW ORLEANS            LA       701260000   $37,000.00
22164578           BRIGHT                640-44 SHERMAN AVNEUE           PLAINFIELD             NJ        70600000   $175,500.00
22164636           BROWN                 606 LAFAYETTE BLVD              WILMINGTON             DE       198010000   $73,800.00
22164644           GURNEY                740 LEROY                       FERNDALE               MI       482200000   $93,600.00
22164701           CAMPBELL              59972 LOST ROAD                 BYESVILLE              OH       437230000   $72,900.00
22164743           BISHOP                1200 NEW SCOTLAND ROAD          ALBANY                 NY       122080000   $71,920.00
22164784           PALMER                4123 PLYERS MILL ROAD           KENSINGTON             MD       208950000   $59,000.00
22164834           ROSEN                 9 HARDY LANE                    TOWN OF HEM            NY       115900000   $25,000.00
22164859           JACKSON               717 HAMILTON ST NW              WASHINGTON             DC       200110000   $112,000.00
22164883           NYE                   109 JOAN DRIVE                  ST PETERS              MO       633760000   $155,250.00
22164891           CLARK                 1402 RICHARD ROAD               DECATUR                GA       300320000   $41,400.00
22164925           CLAUSEN               6 OLDE COACH ROAD               WESTBOROUGH            MA        15810000   $297,000.00
22164933           SMALLWOOD             35 RIDERS MILL ROAD             NASSAU                 NY       121230000   $40,000.00
22164966           COLLIER               604 CHURCH STREET               TOLEDO                 OH       436050000   $45,000.00
22164990           THOMPSON              487 E MAIESE STREET             JACKSON                MS       392060000   $30,000.00
22165013           BARNES                16532 SAN JUAN                  DETROIT                MI       482210000   $30,000.00
22165039           MICHAEL               5856 MORRIS AVENUE              GADSDEN                AL       359030000   $61,200.00
22165062           DEPWEG                605 PRESERVE PLACE              PEACH TREE             GA       302690000   $40,000.00
22165088           THORPE                10014 MARK TWAIN                DETROIT                MI       482270000   $45,000.00
22165161           MASSIE                3620 TAMMARIND LANE             HAZEL CREST            IL       604290000   $71,500.00
22165187           CUFF                  13500 RUTHERFORD                DETROIT                MI       482270000   $33,700.00
22165229           SMITH                 1908 WOODMONT ROAD              RICHMOND               VA       232350000   $117,000.00
22165237           MARKS                 15962 RIVER STREET              WHITE PIGEO            MI       490990000   $54,000.00
22165245           DESANDRO              323 MARSHALL AVENUE             BLACKWOOD              NJ        80120000   $180,000.00
22165252           YIZAR                 964 FAIR STREET SW              ATLANTA                GA       303140000   $37,500.00
22165302           STEEBER               334 GREENHILL DR                ANDERSON               SC       296210000   $44,500.00
22165328           STEVENS               2236 KENDALL                    DETROIT                MI       482380000   $28,000.00
22165377           ERICE                 11803 SHADY STONE TERRACE       MITCHELLVIL            MD       207210000   $315,000.00
22165393           OLIE                  3021 ANDREW ROAD                BRYANT                 AR       720220000   $78,300.00
22165427           BRANCH                3513 BRANTLEY STREET            MEMPHIS                TN       381090000   $32,850.00
22165435           PAGE                  632 FRONT STREET                MARYSVILLE             PA       170530000   $55,000.00
22165450           PAINZ                 11 PLEASANT AVENUE              LANGHORNE              PA       190470000   $20,000.00
22165476           PARK                  7859 VERVAIN COURT              SPRINGFIELD            VA       221520000   $306,000.00
22165484           HAYNES                2956 KESWICK RD                 BALTIMORE              MD       212110000   $66,600.00
22165492           POLLARD               41 OPAL STREET                  MILFORD                CT        64600000   $37,900.00
22165526           MUNGIN                584 BOWERS STREET               ESTILL                 SC       299180000   $32,000.00
22165534           PARMENTER             375-377 CHARLES                 BELLEVILLE             MI       481110000   $108,000.00
22165542           STRANO                38 MILLAY ROAD                  MARLBORO               NJ        77460000   $162,000.00
22165567           LEONARD               2050 BYRON DRIVE                BRUNSWICK              OH       442120000   $102,600.00
22165583           LEBOUEF               5470 HWY 56                     CHAUVIN                LA       703440000   $35,200.00
22165609           STRODER               3726 ROSELAWN AVE               WOODMERE               OH       441220000   $202,500.00
22165625           GROSS                 14456 ARCHDALE                  DETROIT                MI       482270000   $100,800.00
22165633           MAHONE                5303 NORTH WARRINER ROAD        CHARLES CIT            VA       232310000   $57,600.00
22165641           STVARTAK              7230 KANSAS AVE                 KANSAS CITY            KS       661110000   $60,300.00
22165658           MCCHESNEY             313 PARLOCK ROAD                IRMA                   SC       290630000   $60,720.00
22165682           LEWIS                 1468 W 5910 SOUTH               SALT LAKE C            UT       841230000   $88,400.00
22165690           MUSIAL                7240 N 11TH ROAD                MESICK                 MI       496680000   $36,000.00
22165716           MOERLAND              1936 BURLINGAME                 GRAND RAPID            MI       495090000   $81,000.00
22165732           ROMERO                132 CHARTER OAKS AVENUE         BRENTWOOD              NY       117170000   $142,200.00
22165740           NAY                   65 N BUTCH CASSIDY TRAIL        CENTRAL                UT       847220000   $64,000.00
22165757           LOGNION               808 GULF STREET                 LAKE CHARLE            LA       706010000   $27,000.00
22165773           LEWIS                 520 53RD AVENUE                 MERIDIAN               MS       393070000   $50,800.00
22165781           LANDIS                178 S JACKSON                   BRADLEY                IL       609150000   $60,350.00
22165807           LANGLEY               2025 KORNAT DRIVE               COSTA MESA             CA       926260000   $241,500.00
22165815           LUTMAN                10512 PATUXENT RIDGE WAY        LAUREL                 MD       207230000   $258,300.00
22165823           NAEF                  10780 N 9200 WEST               TREMONTON              UT       843370000   $117,000.00
22165864           LEAPHART              113 DOVE DRIVE                  LEXINGTON              SC       290730000   $40,000.00
22165872           SCHARHAG              210 SHADY GROVE DRIVE           ATHENS                 GA       306060000   $50,800.00
22165880           SCHRADER              2579 COUNTRY ROAD 1075          PERRYSVILLE            OH       448640000   $52,000.00
22165906           POOLE                 204 WEST 6TH STREET             PALISADE               CO       815260000   $131,600.00
22165922           ROGAN                 2611 WEST AVENUE                RIFLE                  CO       816500000   $87,000.00
22165930           SCALES                305 OLD MILL DRIVE              SUMMERFIELD            NC       273580000   $48,000.00
22165955           SANCHEZ               3228 WELBORN WAY                TAMPA                  FL       336190000   $48,600.00
22165963           SCHAIN                236 COUNTRY CLUB LANE           POMONA                 NY       109700000   $64,800.00
22165971           PRITCHETT             6507 N 20TH STREET              PHILADELPHI            PA       191380000   $61,200.00
22165989           RICHARDS              613 RICHMOND DRIVE              NORMAN                 OK       730710000   $54,000.00
22166003           SASS                  2138 ROMEO                      FERNDALE               MI       482200000   $54,000.00
22166011           GUPTON                1143 W JEFFERSON STREET         ROCKFORD               IL       611010000   $38,000.00
22166029           LEWIS                 6128 PRIMROSE AVENUE            INDIANAPOLI            IN       462200000   $59,200.00
22166045           VINCENT               904 3RD AVENUE                  COUNCIL BLU            IA       515010000   $42,400.00
22166094           CURTIS                9397 APPOLINE                   DETROIT                MI       482280000   $24,500.00
22166102           TEMPLE                11 FOREST DRIVE                 HATTIESBURG            MS       394020000   $50,400.00
22166110           SABBATIS              506 SOMERSET DRIVE              AUBURNDALE             FL       338230000   $94,500.00
22166128           HENDERSON             12000 ASHBURY PARK              DETROIT                MI       482270000   $22,880.00
22166136           KILGORE               1119 NEELY FERRY RD             SIMPSONVILL            SC       296800000   $48,000.00
22166169           HIGGS                 26 GLENDALE DRIVE               CABOT                  AR       720230000   $174,150.00
22166185           SANCHEZ               63 W RITTENHOUSE                BATTLE CREE            MI       490150000   $32,000.00
22166201           HILL                  3908 LANKFORD STREET            SPRINGDALE             AR       727620000   $44,000.00
22166243           MATUSIC               4117 10TH AVENUE                TEMPLE                 PA       195600000   $67,900.00
22166250           NORMAN                129 S 3RD. STREET               GOSPORT                IN       474330000   $42,400.00
22166268           LINDFORS              991 RICHARDSON DRIVE            SIMI VALEY             CA       930650000   $224,000.00
22166276           BRICKEY               12 EASTWOOD OAKS                CONWAY                 AR       720320000   $63,000.00
22166284           MACK                  1013 GARY AVENUE                CLAIRTON               PA       150250000   $55,800.00
22166292           GODA                  69 FAWN LAKE DRIVE              LACKAWAXEN             PA       184280000   $148,500.00
22166300           BURDICK               202 SOUTH WEST AVENUE           WOODLAND               IL       609740000   $27,750.00
22166334           MUNSON                4431 E ASHLEY AVENUE            PAHRUMP                NV       890480000   $84,000.00
22166409           MORRISON              1189 WITSHIRE COURT             FORT WALTON            FL       325480000   $102,400.00
22166417           MCCOY                 346 N OAKLAND AVENUE            SHARON                 PA       161460000   $48,500.00
22166433           ODOMS                 323 SOUTH CHRISMAN AVENUE       CLEVELAND              MS       387320000   $34,200.00
22166441           LEWIS                 7149 WALSTON SWITCH RD          PARSONBURG             MD       218490000   $98,100.00
22166458           FORBES                2809 MARLBORO AVENUE            NORFOLK                VA       235040000   $50,400.00
22166482           HARAGAN               181 DEGRAW STREET               BROOKLYN               NY       112310000   $382,500.00
22166516           KIRBY                 7316 HWY 76 EAST                SPRINGFIELD            TN       371720000   $25,000.00
22166573           KNOWLES               17331 NW 47TH COURT             MIAMI                  FL       330550000   $70,000.00
22166581           JONES                 7467 W OUTER DRIVE              DETROIT                MI       482350000   $62,000.00
22166615           HOLLOWAY              18631 HOLLOWAY LN               DADE CITY              FL       335230000   $65,600.00
22166649           MARINI                240D CEDAR GROVE ROAD           SOUTH HARRI            NJ        80620000   $297,000.00
22166656           DIVERIO               320 MADISON AVENUE              HASBROOK HE            NJ        76040000   $51,000.00
22166664           SOUTHERN              119 REID FLIPPEN STREET         MOUNT AIRY             NC       270300000   $60,000.00
22166672           GONZALEZ              6510 9TH STREET NORTH           ST PETERSBU            FL       337020000   $57,600.00
22166722           GOINS                 1018 S CHICAGO AVENUE           PORTALES               NM       881300000   $32,000.00
22166748           MCMAHON               604 CHARMOUTH DRIVE             SYRACUSE               NY       132070000   $98,000.00
22166805           HAMMOND               135 DELANEY DRIVE               BRANDT LAKE            NY       128150000   $56,800.00
22166821           LAMMIE                22 GRANDVIEW AVENUE             DANBURY                CT        68100000   $146,700.00
22166847           MCMILLAN              7856 130TH STREET               VALLEY FALL            KS       660880000   $82,350.00
22166854           BARBOUR               16427 FRANKLIN TURNPIKE         DRY FORK               VA       245790000   $32,856.00
22166904           AKIS                  535 FREELAND AVENUE             CALUMET CIT            IL       604090000   $66,300.00
22166912           MELVIN                19623 WYNDMILL CIRCLE           ODESSA                 FL       335560000   $24,350.00
22166920           STREAT                1346 GHERALD STREET             MEMPHIS                TN       381080000   $25,800.00
22166946           STROPKO               7413 S CHESTNUT DRIVE           MENTOR                 OH       440600000   $78,300.00
22166987           ESQUIBEL              3016 W 29TH AVENUE              DENVER                 CO       802110000   $109,800.00
22166995           HOLTZ                 440 LOG BARN RD                 SALISBURY              NC       281460000   $100,800.00
22167019           HENDERSON             8641 NORTH END COVE             MILLINGTON             TN       380530000   $52,000.00
22167027           BRAATEN               2714 E JOHN CABOT RD            PHOENIX                AZ       850320000   $45,000.00
22167050           VADJINA               344 RANDOLPH                    YOUNGSTOWN             OH       445090000   $27,900.00
22167068           YELTON                 CUB CREEK ROAD                 BAKERSVILLE            NC       287050000   $48,800.00
22167076           YOUNG                 207 DURHAM STREET               SODDY DAISY            TN       373790000   $84,000.00
22167134           WILDER                1408 WITTER STREET              CHARLESTON             SC       294120000   $35,600.00
22167159           FAVORITE              323 W 7TH STREET                LORAIN                 OH       440520000   $61,000.00
22167167           RODRIGUEZ             781 23RD STREET                 OGDEN                  UT       844010000   $76,500.00
22167209           WHITE                 3077 QUAIL RIDGE CIRCLE         ROCHESTER H            MI       483090000   $342,900.00
22167217           JACKSON               249 POE AVENUE                  FORT MEYERS            FL       339170000   $30,000.00
22167225           PRINE                 560 PADGETT RD                  LAKE PARK              GA       316360000   $56,700.00
22167241           HUITING               4827 HARRELL CIRCLE             KNOXVILLE              TN       379380000   $83,300.00
22167258           GARROTE               5000 SW 7TTH STREET             MIAMI                  FL       331340000   $78,000.00
22167266           BARRERAS              6507 KINGSBURY                  AMARILLO               TX       791090000   $149,500.00
22167282           SEWELL                637 LULLWATER ROAD              CHATTANOOGA            TN       374050000   $74,100.00
22167308           SANCHEZ               18301 NW 86TH AVENUE            MIAMI                  FL       330150000   $40,000.00
22167316           HAMPTON               3125 -3127 MONTERREY SQ.        MEMPHIS                TN       381110000   $58,000.00
22167324           CASTELLANOS           1720 SW 13TH STREET             MIAMI                  FL       331450000   $125,600.00
22167332           MATHENY               737 PRINCE STREET               PEKIN                  IL       615540000   $42,750.00
22167340           EARLE                 3973 NW 94TH AVENUE             SUNRISE                FL       333510000   $69,200.00
22167365           PATINO                5001 E 8TH AVE                  HIALEAH                FL       330130000   $97,750.00
22167399           HAYGOOD               10575 BEACONSFIELD              DETROIT                MI       482240000   $45,000.00
22167407           SMITH                 504 WILLINGHAM ROAD             BELTON                 SC       296270000   $43,700.00
22167431           RODEMS                2 GREENVALE STREET              RANCHO SANT            CA       926880000   $43,000.00
22167449           GLON                  272 ALEXANDRIA DRIVE            ST CHARLES             MO       633040000   $157,500.00
22167464           CONRAD                610 CHRISTINE DR                MCHENRY                IL       600500000   $130,000.00
22167472           WILLIAMS              329 MORRIS ROAD NE              THOMSON                GA       308270000   $76,500.00
22167498           GATES                 1435 COMMERCIAL STREET          MOHAVE VALL            AZ       864400000   $76,500.00
22167522           KING                  7300 WAGNER AVENUE              CLEVELAND              OH       441040000   $36,000.00
22167548           DIAZ-NEDA             9240 FONTAINEBLEAU BLVD 1       MIAMI                  FL       331720000   $38,000.00
22167555           UPSON                 152 JEFFERSON STREET            DARLINGTON             SC       295320000   $40,800.00
22167571           PORTER                1212 MOUNT MASSIVE DR.          LEADVILLE              CO       804610000   $118,800.00
22167605           O'BERRY                RT 1 BOX 341                   FOLKSTON               GA       315370000   $40,800.00
22167613           TUCKER                1383 DORGAN STREET              JACKSON                MS       392040000   $44,000.00
22167639           STAPLETON             670 CRANBERRY STREET            NEWLAND                NC       286570000   $99,750.00
22167662           JOHNSON               1496 BENNIE HILL RD             BOLTON                 MS       390410000   $45,050.00
22167670           HARRIS                816 N CHURCH STREET             DUBLIN                 GA       310210000   $44,000.00
22167688           BALL                  24 MARSHALL ROAD                CAMPBELL               VA       229740000   $306,000.00
22167704           MORGAN                3016 DARDEN ROAD                GREENSBORO             NC       274070000   $63,600.00
22167712           FRAELICH              1236 RODMAN AVENUE NE           MASSILLON              OH       446460000   $46,400.00
22167720           CANO                  2424 NW 88TH STREET             MIAMI                  FL       331470000   $60,000.00
22167746           DAUGHTRY              220 TROUSDALE AVENUE            GALLATIN               TN       370660000   $60,000.00
22167753           TATE                  203 S FRANKLIN RD               GREENVILLE             SC       296090000   $72,650.00
22167795           HIMES                 1626 NORTH D ST.                ELWOOD                 IN       460360000   $62,750.00
22167803           POWELL                14532 VINE AVENUE               HARVEY                 IL       604620000   $76,500.00
22167811           BLACKWOOD             112 W HINTZ                     ARLINGTON H            IL       600040000   $226,000.00
22167845           PUGLIESE              3245 1ST STREET                 VERO BEACH             FL       329680000   $52,200.00
22167894           LEWIS                 3441 W CARROLL AVENUE           CHICAGO                IL       606240000   $52,000.00
22167902           ATKINSON              1131 JUSTICE STREET             N. CHARLEST            SC       294050000   $35,250.00
22167910           ANCZEWSKI             4417 BETTY STREET               CASEVILLE              MI       487260000   $15,000.00
22167928           GRIMES                586 PROVIDENCE CHURCH RD        TEACHEY                NC       284640000   $20,000.00
22167951           SMITH                 4140 HARRISON AVENUE NW         CANTON                 OH       447090000   $15,000.00
22167969           GINLEY                6208 MCKENZIE ROAD              NORTH OLMST            OH       440700000   $20,100.00
22167985           XAYBANDITH            1315 CAROL DRIVE                KENT                   OH       442400000   $57,000.00
22167993           JARVIS                785 HICKORY LANE                MANSFIELD              OH       449050000   $55,250.00
22168009           CALLENDER             1472 LORETTA DRIVE              PENN HILLS             PA       152350000   $63,000.00
22168017           TAYLOR                3001 W MONTANA                  PEORIA                 IL       616050000   $36,000.00
22168033           BAILEY II             3257 BROADWAY AVENUE            JACKSONVILL            FL       322050000   $15,000.00
22168041           FINK                  7632 FRENCH TOWN ROAD           COCHRANTON             PA       163140000   $58,100.00
22168066           STIPES                30 MONTAUK AVENUE               EAST HAMPTO            NY       119370000   $327,641.98
22168090           KELLEY                74517 BURK STREET               ARMADA                 MI       480050000   $129,600.00
22168108           FRISBEE               130 HOMESTEAD RD                CANDLER                NC       287150000   $84,000.00
22168124           WOJICK                33 W 2ND STREET                 BURLINGTON             NJ        80160000   $53,000.00
22168132           MATTHEWS              56 REDWOOD PL                   JACKSON                NJ        85270000   $62,500.00
22168157           HAYNES                215 45TH STREET NE              WASHINGTON             DC       200190000   $78,000.00
22168165           NILE                  104350 OVERSEAS HWY TH11        KEY LARGO              FL       330370000   $116,000.00
22168207           ABOUELWAFA            1418 COLLINS AVE #403           MIAMI                  FL       331390000   $41,250.00
22168215           BORING                555 LARIMER AVENUE              EAST MCKEES            PA       150350000   $45,150.00
22168231           FREEMAN               106 FOURTH DAY ST.              PIEDMONT               SC       296730000   $62,800.00
22168256           CARTER                2656 TRINITY CIRCLE N.W.        WINTER HAVE            FL       338810000   $40,000.00
22168280           RAPER                 3206 LOFTYVIEW                  HIGH POINT             NC       272600000   $59,400.00
22168306           SMITLEY               825 CLABO LOOP CIRCLE           GATLINBURG             TN       377380000   $85,000.00
22168355           JOHNSON               416 BOWMAN STREET               CANTON                 MS       390460000   $48,600.00
22168363           PECK                  1300 NE 191 STREET #A-110       NORTH MIAMI            FL       331790000   $25,000.00
22168371           NELSON                7278 GLEN DRIVE                 WINSTON                GA       301870000   $108,800.00
22168389           PURCELL               5934 N CRANBERRY BLVD           NORTH PORT             FL       342870000   $54,400.00
22168405           MACK                  8515 N.C. HIGHWAY 8             LEXINGTON              NC       272920000   $61,200.00
22168413           ARNOLD                314- 316 GRANT AVE              SYRACUSE               NY       132070000   $50,700.00
22168421           GAUSMAN               2813 SAYERS ROAD                FULTONDALE             AL       350680000   $20,000.00
22168454           REED                  2923 E 78TH STREET              CHICAGO                IL       606490000   $39,800.00
22168462           ASHBY                 243 EAST PEACHTREE DRIVE        CENTERVILLE            UT       840140000   $111,900.00
22168488           MOISES                3440 AUBURN BOULEVARD           FORT LAUDER            FL       333120000   $94,350.00
22168496           SOTO                  322 DELAWARE AVE                LORAIN                 OH       440520000   $69,275.00
22168504           PAPENFUS              525 SHEILD O. RD.               SNOWMASS               CO       816540000   $488,750.00
22168520           ANDERSON              6246 N RURAL STREET             INDIANAPOLI            IN       462200000   $34,750.00
22168538           BURTON                139 N LOCKWOOD AVENUE           CHICAGO                IL       606440000   $121,500.00
22168546           MOORE                 8149-51 S. COLFAX AVENUE        CHICAGO                IL       606170000   $127,500.00
22168587           ALVAREZ               605 STUART STREET               DENVER                 CO       802040000   $88,000.00
22168595           COSTENARO             1204 GLENWOOD AVENUE            GREENSBORO             NC       274030000   $65,600.00
22168611           SWEAT                 1576 FANNIE BREWER ROAD         TWIN CITY              GA       304710000   $70,200.00
22168637           MUHAMMAD              1200 RAYMOND STREET             MEMPHIS                TN       381140000   $49,500.00
22168645           CARR                  4833 HUSKEY WAY                 GATLINBURG             TN       377380000   $94,400.00
22168660           GOODMAN               713 FOREST VIEW ROAD            KNOXVILLE              TN       379190000   $46,000.00
22168710           HALICK                8261 SW 9 COURT                 NORTH LAUDE            FL       330680000   $62,200.00
22168728           ROSS                  16910 HWY 53 WEST               FAYETTEVILL            NC       283010000   $51,300.00
22168736           MEDINA                2748 S SPAULDING AVENUE         CHICAGO                IL       606230000   $110,700.00
22168744           GOBEN                 1017 ATLANTIC AVENUE            WAUKEGAN               IL       600850000   $84,500.00
22168769           MAES                  4219 DOOLEY WAY                 COLORADO SP            CO       809110000   $86,400.00
22168777           BRIDGES               209 LAUREL ROAD                 GREER                  SC       296510000   $97,100.00
22168793           AGUILAR               8106 LANHAM                     HOUSTON                TX       770750000   $77,650.00
22168827           CALL                  6050 W 200 N.                   ANGOLA                 IN       467030000   $62,400.00
22168835           COWHERD               834 WATT STREET                 JEFFERSONVI            IN       471300000   $44,500.00
22168850           MCLAREN               255 W 109TH STREET              CHICAGO                IL       606280000   $76,500.00
22168868           SULTAN                1362 E. 134TH STREET            EAST CLEVEL            OH       441120000   $44,250.00
22168876           CABAL                 9301 SW 60TH STREET             MIAMI                  FL       331730000   $154,500.00
22168892           WOODWARD              26 WALNUT ROAD                  MILLVILLE              NJ        83320000   $76,000.00
22168900           ROOKS                 2206 HOOD AVENUE                CLEVELAND              OH       441090000   $69,600.00
22168934           MITCHELL              2613 LAWN CIRCLE                GAUTIER                MS       395530000   $46,800.00
22168942           REYNOLDS              19 SCHOOL STREET                RUSSELLTON             PA       150270000   $28,000.00
22168959           ERICKSON              15 ROLLING HILLS DRIVE          FRANKLIN TO            NJ        88730000   $35,000.00
22169023           DIXON                 26 MELLON STREET                SLATER                 SC       296830000   $47,000.00
22169031           CLOUGH                347 W PINE                      NEW AUBURN             WI       547570000   $62,900.00
22169049           PYE                    RT 6 BOX 13333                 STATESBORO             GA       304580000   $60,200.00
22169064           GRAHAM                2903 W WILLOW                   LANSING                MI       489170000   $76,500.00
22169072           HARRIS                79 SULLIVAN DRIVE               MEMPHIS                TN       381090000   $53,500.00
22169080           FOREBACK              832 OAK STREET S.W.             WARREN                 OH       444850000   $24,000.00
22169098           EVANS                 2147 DARTMOUTH AVE              COLUMBUS               OH       432190000   $42,200.00
22169106           HENSLEY               10421 N SCHOPP LANE             PEORIA                 IL       616150000   $168,700.00
22169122           NOWICKI               1203 RALPH                      GARDEN CITY            MI       481350000   $92,200.00
22169130           PATTERSON             2206 E LINCOLN DRIVE            PHOENIX                AZ       850160000   $150,000.00
22169155           CHESTER               1368 MILL ROAD                  CATAWBA                NC       286090000   $64,260.00
22169163           GARVIN                2247 CODY STREET                HOLLYWOOD              FL       330200000   $72,000.00
22169189           KELLY                 497 GOOSE CREEK ROAD            WINCHESTER             KY       403910000   $113,850.00
22169197           WIERSEMA              7041 LARSH DRIVE                DENVER                 CO       802210000   $102,400.00
22169205           HARVEY                235 CLARDY ROAD                 FELZER                 SC       296690000   $30,000.00
22169213           NESPEREIRA            11454 SW 29 STREET              MIAMI                  FL       331650000   $88,000.00
22169221           FERNANDEZ             205 OLIVE AVENUE                NEW ALBANY             IN       471500000   $65,700.00
22169239           MOLINA                G-2604 BERTHA                   FLINT                  MI       485040000   $61,200.00
22169247           COLE                  6838 MADISON AVENUE             MADISON                OH       440570000   $51,000.00
22169262           SMITH                 HWY78 BOX 1582                  RIDGEVILLE             SC       294720000   $43,650.00
22169304           SEWELL                641 LULLWATER ROAD              CHATTANOOGA            TN       374050000   $59,250.00
22169320           OTTE                  1238 S 5TH STREET               TERRE HAUTE            IN       478020000   $48,000.00
22169346           WHITTHORNE            388 E VORIS STREET              AKRON                  OH       443110000   $18,000.00
22169353           SABIERS               1868 E 37TH STREET              LORAIN                 OH       440550000   $23,760.00
22169361           PALMAS                15109 SW 128 PLACE              MIAMI                  FL       331860000   $74,000.00
22169379           SMITH                 208 JAMES DRIVE                 CLEVELAND              NC       270130000   $52,700.00
22169387           ALVAREZ               1329 W 51 PLACE UNIT B7         HIALEAH                FL       330120000   $53,600.00
22169395           CHEEK                 4403 PENNYDALE DRIVE            GREENSBORO             NC       274070000   $79,200.00
22169411           BENNETT               699 S RICHARDSON AVE            COLUMBUS               OH       432040000   $35,000.00
22169429           HOWARD                748 DIVIDING WATER ROAD         TRAVELERS R            SC       296900000   $57,600.00
22169460           TAMARGO               6365 E MIAMI LAKEWAY            MIAMI LAKES            FL       330140000   $100,000.00
22169494           BRADLEY               13825 SW 108 COURT              MIAMI                  FL       331760000   $292,800.00
22169536           WRIGHT                5247 FIVE MILE ROAD             HOPE                   MI       486280000   $65,450.00
22169544           BUNTIN                17345 WALTHAM                   DETROIT                MI       482050000   $39,600.00
22169551           PUCKETT               6897 CO. RD.44                  BUTLER                 IN       467210000   $33,000.00
22169569           RUNYON                217 W. SOMERS STREET            EATON                  OH       453200000   $58,400.00
22169577           COOPER                19315 FIELDING                  DETROIT                MI       482190000   $67,500.00
22169585           MAHAFFEY CLA          7311 FLORENCE STREET            SWISSVALE              PA       152180000   $41,400.00
22169593           BEBOUT                7424 STONY RUN ROAD             NORFOLK                VA       235180000   $64,000.00
22169601           CUTRIGHT              626 MORGAN AVENUE               AKRON                  OH       443110000   $47,600.00
22169627           SHOWE                 500 CENTRAL AVENUE              MARINSBURG             WV       254010000   $76,000.00
22169643           CANOUTAS              194 HICKS RD                    GROVER                 NC       280730000   $61,600.00
22169650           ARMSTRONG             4622 W BEECHER                  INDIANAPOLI            IN       462410000   $18,000.00
22169676           LUTE                  203 N MICHOT ROAD               LAFAYETTE              LA       705080000   $84,800.00
22169684           OSORIO                6233 ARMY                       DETROIT                MI       482090000   $25,200.00
22169692           BROWN                 836 N WEBSTER AVENUE            HASTINGS               NE       689010000   $76,000.00
22169700           GONZALEZ              48 N HUNT DRIVE WEST            MESA                   AZ       852030000   $84,800.00
22169718           TULLIS                17467 ABUNDANCE DRIVE           GREENWELL S            LA       707390000   $58,960.00
22169726           BELLAMY               1602 MCMILLAN LANE              FLORENCE               SC       295060000   $36,000.00
22169742           DIAZ                  4451 ELYRIA AVENUE              SHEFFIELD T            OH       440550000   $163,800.00
22169759           TRIPLETT              629 E ST. JOHN                  LITCHFIELD             IL       620560000   $19,000.00
22169767           DOLLAR                2345 GREENBROOK ROAD            TRINITY                NC       273700000   $80,000.00
22169775           BARKER                200 ORCHARD STREET              MILTON                 WV       255410000   $52,200.00
22169791           BECK                  144 REDWOOD DRIVE               RICHMOND               KY       404750000   $189,088.00
22169809           LOMPRA                19460 POINCIANA                 REDFORD TWP            MI       482400000   $53,000.00
22169833           HORNE                 110 TEACHERS DRIVE              LAMAR                  SC       290690000   $41,000.00
22169841           SOULE                 2411 WASHINGTON STREET          BELLEVUE               NE       680050000   $57,600.00
22169858           VEIHL                 1030 S 17TH STREET              QUINCY                 IL       623010000   $48,800.00
22169866           WILSON                7620 COLLEGE ROAD               OLIVE BRANC            MS       386540000   $92,000.00
22169874           BRYANT                502 PLAYER STREET               TIMMONSVILL            SC       291610000   $49,600.00
22169890           EASTERLY              680 CHEROKEE MOUNTAIN RD        JONESBOROUG            TN       376590000   $68,400.00
22169924           TINOCO                2137 MADISON                    KANSAS CITY            MO       641080000   $38,500.00
22169932           VIBBERT               327 N. 15TH STREET              ALLENTOWN              PA       181020000   $52,000.00
22169940           YOKELY                10894 LAKE WINDERMERE DRI       GREAT FALLS            VA       220660000   $55,000.00
22169965           VANWINKLE             933 NEGLEY AVE                  EVANSVILLE             IN       477110000   $47,920.00
22169973           JACOBS                51 OUTLAW ROAD                  MAXTON                 NC       283640000   $45,000.00
22169981           STEPNEY               120 NW 9TH AVE                  SOUTH BAY              FL       334930000   $29,000.00
22169999           OWEN                  11518 TUCKER ROAD               RIVERVIEW              FL       335690000   $52,000.00
22170005           HAYDELL               34220 CANE MARKET               WALKER                 LA       707850000   $106,800.00
22170047           WILLIAMS              2594 NONA ROAD                  COLUMBUS               OH       432070000   $51,200.00
22170062           HARNE                 4 WEIL DRIVE                    THURMONT               MD       217860000   $120,000.00
22170070           TRENT                 5450 LITTLE TRAIL ROAD          RIEGELWOOD             NC       284560000   $55,200.00
22170088           EDWARD                310 MEADOW LANE WEST            HUBERT                 NC       285390000   $117,600.00
22170112           MCHENRY               517 WESTOVER DRIVE              HIGH POINT             NC       272650000   $68,800.00
22170146           SANDERS               1033 STAGECOACH TRAIL           LAWNDALE               NC       280900000   $36,000.00
22170153           SMITH                 936 HAZARD AVE                  KALAMAZOO              MI       490010000   $49,500.00
22170203           WELCH                 715 TARPON AVE                  RIO RANCHO             NM       871240000   $84,000.00
22170229           ALBERT                345 PARK ROAD                   MAYODAN                NC       270270000   $120,000.00
22170237           COOK                  17111 MAYFIELD                  ROSEVILLE              MI       480660000   $70,000.00
22170286           COSTIC                6101 N DEVONSHIRE DR            PEORIA                 IL       616150000   $60,800.00
22170302           REED                  5860 SE 183RD TERRACE           OCKLAWAHA              FL       321790000   $22,000.00
22170351           BUSA                  204 OAK COVE                    SOMONAUK               IL       605520000   $84,700.00
22170369           BENEDICT              3327 ERVA ST BLDG #4 UN 2       LAS VEGAS              NV       891170000   $74,800.00
22170393           HAWVER                2145 CANE CREEK RD              FLETCHER               NC       287320000   $85,500.00
22170419           KENT                  129 INNER CIRCLE                MOULTRIE               GA       317680000   $105,800.00
22170427           HARRIS                47 RAMSEY ROAD                  GRANBY                 CO       804460000   $154,000.00
22170476           INGRAM                1214 NAVARRE AVENUE             TOLEDO                 OH       436050000   $35,250.00
22170484           FLORES                1413 SILVER CREEK LANE          MELROSE PAR            IL       601600000   $86,400.00
22170492           MOODY                 1801 DOCKWOOD TRAIL             CHESAPEAKE             VA       233210000   $70,000.00
22170500           CHERRY                1202 AVENUE K                   FT. PIERCE             FL       349500000   $28,900.00
22170542           ROBERTS, JR.          1413 SHANNA DR                  TIFTON                 GA       317940000   $32,700.00
22170559           SHERLS                821 POLK STREET                 GARY                   IN       464020000   $36,000.00
22170625           OWTEN                 2017 MOCKINGBIRD LANE           CLARKSDALE             MS       386140000   $49,300.00
22170682           MCCOY                 2055 PHILLIPS DRIVE             ATLANTA                GA       303150000   $66,400.00
22170708           FIELDS                85 MAYS AVENUE                  COLUMBUS               GA       319070000   $57,500.00
22170732           HISSEM                447 E. CRAWFORD STREET          PARIS                  IL       619440000   $33,000.00
22170740           HARRIS                1832 T STREET SE                WASHINGTON             DC       200200000   $55,000.00
22170765           HEETER                57 WOODARD AVE                  WEST ALEXAN            OH       453810000   $62,000.00
22170799           GIBBS                 6962 HWY 100 WEST               DECATURVILL            TN       383290000   $62,500.00
22170807           RAMNATH               3904 SW 68TH AVENUE             MIRAMAR                FL       330230000   $37,400.00
22170815           MCDUFFIE              1624 CEDAR STREET               SAGINAW                MI       486010000   $37,000.00
22170831           PFAFF                 5 ST. JOHNS ROAD                BALTIMORE              MD       212100000   $332,000.00
22170872           BLACKWELL             400 QUARRY AVENUE               CAPITAL HEI            MD       207430000   $15,000.00
22170880           OVERTON               5084 S 161 CIRCLE               OMAHA                  NE       681350000   $80,000.00
22170914           AUTEN                 111 WALNUT ST                   BELMONT                NC       280120000   $69,650.00
22170971           PEREZ                 1528 WOOD VIOLET DRIVE          ORLANDO                FL       328240000   $131,400.00
22171003           CRAIG                 9336 HIGHWAY 13 N               LENA                   MS       390940000   $22,000.00
22171037           RESTLY                2609 ANN ARBOR LANE             BOWIE                  MD       207160000   $152,800.00
22171045           WASHINGTON            5029 AYERS PLACE SE             WASHINGTON             DC       200190000   $11,000.00
22171052           LOPEZ                 665 NE 76TH STREET              MIAMI                  FL       331410000   $71,000.00
22171060           FOXX                  2345 15TH STREET NE             WASHINGTON             DC       200180000   $86,400.00
22171086           COLLINS                RT1 BOX 439-4C                 CLAXTON                GA       304170000   $40,000.00
22171128           BOEHM                 176 LEWIS LANE                  RUSSELVILLE            AR       728010000   $100,800.00
22171136           KNAPP                 9 BARTHOLOMEW ROAD              BRANFORD               CT        64050000   $99,200.00
22171144           STEPHENS              3815 W PEARL AVE                TAMPA                  FL       336110000   $56,500.00
22171169           KING                  864 S KLINE DRIVE               PUEBLO WEST            CO       810070000   $65,150.00
22171185           JOUBIN                6134 MOUNTAIN SPRING LANE       CLIFTON                VA       220240000   $77,000.00
22171219           SIMS                  5110 9TH STREET NW              WASHINGTON             DC       200110000   $92,700.00
22171227           TAYLOR                411 HOBART PLACE NW             WASHINGTON             DC       200010000   $14,200.00
22171243           TORNBLOM              335 LASALLE AVENUE              WENONAH                NJ        80900000   $34,850.00
22171276           NUNES                 6847 WILSON MILLS ROAD          MAYFIELD VI            OH       440400000   $171,000.00
22171292           HOUSE BROOKS          5292 NORMA DRIVE                MEMPHIS                TN       381090000   $46,800.00
22171318           MERCER                5516 EUGENE AVENUE              LAS VEGAS              NV       891080000   $80,000.00
22171342           FOSTER                2417 FUTCH ROAD                 LAKELAND               FL       338110000   $72,000.00
22171367           HANSEN                4545 KIMBERLEE COURT            MERRITT ISL            FL       329530000   $47,700.00
22171383           HOLEBROOKS            120 ARTHUR ROAD                 ASHEVILLE              NC       288060000   $42,000.00
22171391           RESTIVO               58 PARK STREET                  MARSHALLVIL            OH       446450000   $26,000.00
22171482           FRAZIER               2971 DECATUR STREET             BRONX                  NY       104580000   $126,000.00
22171524           WAHIBA                2932 EDGEHILL LANE              COOPER CITY            FL       330260000   $68,000.00
22171532           BIJESSE                BOX 837 RED HILLS RD           PHILLIPSPOR            NY       127690000   $72,000.00
22171599           NAPOLES               1153 SW 138TH PLACE             MIAMI                  FL       331840000   $102,700.00
22171623           GARCIA                1632 EAST HARVARD ST            PHOENIX                AZ       850060000   $57,600.00
22171649           HORSFORD              2318 BARNES AVENUE              BRONX                  NY       104670000   $40,000.00
22171664           YOUNG                 4202 ST. PAUL BLVD              ROCHESTER              NY       146170000   $96,000.00
22171706           HOSTETTER             700 LELIA COURT                 BEL AIR                MD       210140000   $208,800.00
22171722           MAYNARD               2069 ANTHONY AVENUE             BRONX                  NY       104570000   $40,000.00
22171730           KUBUS                 77 FAIRVIEW ST                  CARBONDALE             PA       184070000   $57,600.00
22171771           PERTRUCH              677 FULTON STREET               CONSHOHOCKE            PA       194280000   $81,000.00
22171839           LEAHEY                555 MONTEREY DRIVE              CRYSTAL LAK            IL       600140000   $20,000.00
22171847           SCHRODT               22105 BLADES ROAD               PRESTON                MD       216550000   $114,300.00
22171862           PRYCE                 6309 59TH AVENUE                RIVERDALE              MD       207370000   $112,500.00
22171888           HILL                  7024 EDGEMONT ROAD              FREDERICK              MD       217020000   $104,000.00
22171896           GANUS                 1574 MARGARITA                  YPSILANTI              MI       481980000   $79,800.00
22171938           LACEY                 938 N SPRINGFIELD               CHICAGO                IL       606510000   $124,000.00
22171946           BECK                  614 S. LIBERTY                  SOUTH BEND             IN       466190000   $21,600.00
22171979           SMITH                 1890 ALCOTT LANE                BRUNSWICK              OH       442120000   $46,100.00
22172019           PATE                  RT 2 BOX 330                    CARROLLTON             AL       354470000   $14,400.00
22172027           LOGAN                 5737 S LAFLIN                   CHICAGO                IL       606360000   $60,000.00
22172100           BOLTRI                5822 SUN POINTE CIRCLE          BOYNTON BEA            FL       334370000   $61,000.00
22172118           STEVENS               604 W BURCH STREET              HARTFORD               AL       363440000   $33,840.00
22172159           WEBB                  2648 E 124TH STREET             CLEVELAND              OH       441200000   $57,800.00
22172167           IGLEHART              266 TIMBERLAKE DRIVE            TIMBERLAKE             NC       275830000   $65,400.00
22172175           BULLOCK               16812 NE STATE ROAD 62          CHARLESTOWN            IN       471110000   $20,000.00
22172183           HIGGS                 4819 W ST PAUL                  CHICAGO                IL       606390000   $114,300.00
22172191           SIMMONS               236 SNOW HILL ROAD              FAYETTEVILL            NC       283060000   $66,600.00
22172209           JENKINS               1106 FIR STREET                 DOTHAN                 AL       363030000   $26,000.00
22172217           SHIPLETT              2539 LINCOLN WAY EAST           MASSILLON              OH       446460000   $54,000.00
22172258           GRIGSBY               1650 E WADE STREET              INDIANAPOLI            IN       462030000   $10,000.00
22172266           PERTEET               4420 W LEXINGTON                CHICAGO                IL       606240000   $108,750.00
22172282           MCNEIL                2175 UPHILL LANE                LENOIR                 NC       286450000   $58,500.00
22172332           COLLINS               2014 S 19TH AVE                 BROADVIEW              IL       601530000   $116,100.00
22172340           COLLINS               116 SUNSET BLVD                 BIRMINGHAM             AL       352350000   $36,000.00
22172399           FRINK                 9 STEVENS AVENUE                JERSEY CITY            NJ        73050000   $50,000.00
22172431           THOMAS                5004 BOULDER DR                 OXON HILL              MD       207450000   $38,500.00
22172456           BALTER                520 GEORGIA TAVERN ROAD         HOWELL                 NJ        77310000   $74,900.00
22172472           WHITTIER              10916 S VINCENNES AVE           CHICAGO                IL       606430000   $61,600.00
22172498           STEPHENSON            901 BALSAM TREE PLACE           CAPITOL HEI            MD       207430000   $92,000.00
22172514           HICKS                 202 BEAUTY STREET               STOVALL                NC       275820000   $74,000.00
22172548           BONAPARTE             306 CLOVERFIELD LANE            RICHMOND               VA       232230000   $75,700.00
22172696           CASTANON              5755 S LEE STREET               LITTLETON              CO       801270000   $124,000.00
22172704           CARNES                1502 HUGHES                     FLINT                  MI       485030000   $45,000.00
22172886           NEWELL                5744 TYREE ROAD                 WINSTON                GA       301870000   $16,000.00
22173009           FABIEN                100-39 205TH STREET             HOLLIS                 NY       114290000   $206,100.00
22173033           PRANGE                5941 E DALY LANE                INVERNESS              FL       344520000   $33,000.00
22173082           MARCUS                221 CORBETT ROAD                MONTGOMERY             NY       125490000   $23,500.00
22173140           CULVER                119 PETERS LANE                 MIDDLEFIELD            CT        64810000   $164,000.00
22173314           OSBERG                815 GLASGOW CIRCLE              DANVILLE               CA       945260000   $34,500.00
22173348           FOUST                 191 PULASKI AVE                 SAYREVILLE             NJ        88720000   $78,400.00
22173371           DAVIS                 5628 N 7TH STREET               PHILADELPHI            PA       191200000   $46,400.00
22173421           ALTMAN                801 SEQUOIA ROAD                LAKE CITY              SC       295600000   $130,000.00
22173462           MERRITT               6530 ENGLISH OAKS DRIVE         RALEIGH                NC       276150000   $10,000.00
22173611           SCHAEFFNER            3916 ARTESIAN WAY               SPRING HILL            TN       371740000   $141,750.00
22173645           JOHNSON               24 E MERION AVE                 PLEASANTVIL            NJ        82320000   $61,500.00
22173652           WHELAN                27 CORLIES AVENUE               ALLENHURST             NJ        77110000   $122,800.00
22173678           BEARD                 7317 DAMSEL LANE                FAIRVIEW               TN       370620000   $181,600.00
22173710           PETRALIA              49 LINCOLN AVE                  CLEMENTON              NJ        80210000   $56,800.00
22173876           JONES                 12219 MAGUERITE DR              CODEN                  AL       365230000   $102,600.00
22173918           SAYERS                310 FOURTH STEET                TALLASEE               AL       360780000   $19,600.00
22173934           BEAVER                902 BAKER BOULEVARD             TUSCUMBIA              AL       356740000   $48,800.00
22173983           TOLEDO                83 SETON DRIVE                  NEW ROCHELL            NY       107040000   $280,000.00
22174049           KELLY                 205 PATS ROAD                   VASS                   NC       283940000   $42,500.00
22174056           VANDENBOSSCH          133 S THIRD                     MARINE CITY            MI       480390000   $57,600.00
22174163           DIXON                 4107 EVERETTE RD                EIGHT MILE             AL       366130000   $27,000.00
22174205           BERECSKY              96 ROOSEVELT BLVD               SAYERVILLE             NJ        88590000   $37,700.00
22174346           OCHOA                 7237 SW 112 PLACE CIRCLE        MIAMI                  FL       331730000   $127,500.00
22174429           SCHAFFRICK            250 PERKINS STREET              BRISTOL                CT        60100000   $79,000.00
22174544           BORDINO               880 E BAY DRIVE                 WEST ISLIP             NY       117950000   $113,300.00
22174783           BARDES                135 REFLECTION ROAD             TOMS RIVER             NJ        87530000   $126,600.00
22174791           GARZA                 2026 W HADDON                   CHICAGO                IL       606220000   $28,000.00
22174866           MABRY                 172 RIDGEDALE ROAD              CHANDLER               NC       287150000   $57,800.00
22174916           TETER                 682 FRANK BOULEVARD             AKRON                  OH       443200000   $92,000.00
22174932           JOHNSON               1611 JARRELL DRIVE              WHISTLER               AL       366120000   $27,650.00
22174957           KERR                  75 E LEGRANDE AVENUE            INDIANAPOLI            IN       462250000   $63,900.00
22174981           SHEEN                 61 SHAFOR CIRCLE                OAKWOOD                OH       454090000   $105,600.00
22175038           HOLT                  141 HYDE LANE                   STATESVILLE            NC       286250000   $70,550.00
22175061           ROBINSON              1009 NW 13TH STREET             CONOVER                NC       286130000   $68,400.00
22175087           LYONS                 5514 COBBLE GLEN COURT          GREENSBORO             NC       274070000   $122,000.00
22175111           HARDY                 520 GREER LANE                  VILAS                  NC       286920000   $79,200.00
22175178           NOCK                  50 ELLSWORTH AVE                TRENTON                NJ        86180000   $33,800.00
22175236           COLLAZO               2848 W MCLEAN                   CHICAGO                IL       606470000   $90,500.00
22175244           O'NEAL                19043 E PRENTICE CIRCLE         AURORA                 CO       800150000   $212,500.00
22175251           MACEY                 310 ROSSFORD LANE               NEW LENOX              IL       604510000   $180,000.00
22175269           PERKINS               2826 MARLETTE STREET            SARASOTA               FL       342310000   $64,650.00
22175277           GUZMAN                13740 SW 74 ST                  MIAMI                  FL       331830000   $101,100.00
22175285           RICHMOND              19 PRANCER AVENUE               GREENVILLE             SC       296050000   $31,500.00
22175319           MOORE                 4189 CARROLLWOOD DRIVE          STONE MOUNT            GA       300830000   $86,400.00
22175327           LAWRENCE              216 NOTINGHAMRD.                DICKSON                TN       370550000   $64,000.00
22175368           ARNSDORFF             143 6TH ST                      CLYO                   GA       131030000   $55,800.00
22175384           LUMPKIN               821 ELMWOOD STREET              MCCOMB                 MS       396480000   $26,350.00
22175392           LUCERO                4965 WORCHESTER STREET          DENVER                 CO       802390000   $123,300.00
22175434           PERKOVICH             1338 AMES STREET                LAKEWOOD               CO       802140000   $95,200.00
22175467           PATRICK               1212 14 STREET S.               CORDELE                GA       310150000   $20,000.00
22175475           DYCE                  3631 MW 194TH TERRACE           MIAMI                  FL       330560000   $76,500.00
22175483           PASSMORE              5609 OCONEE STREET              LULA                   GA       305540000   $48,000.00
22175509           WINTER                3014 S MANITOBA DRIVE           SANTA ANA              CA       927040000   $18,000.00
22175517           MATHIS                1044 MATHIS ROAD                DUBLIN                 GA       310210000   $40,000.00
22175541           BETTERS               1717 N PEACH STREET             PHILADELPHI            PA       191310000   $54,000.00
22175566           MCEACHIRN             1513 N ENGLISH STREET           GREENSBORO             NC       274050000   $33,750.00
22175590           BAILEY                1541 N AMBERBROOKE AVE          TUCSON                 AZ       857450000   $78,800.00
22175616           SHELEY                3145 N 78TH STREET              MESA                   AZ       852070000   $29,950.00
22175632           CARVALLO              2209 ERIN DRIVE                 PASCO                  FL       346900000   $30,700.00
22175640           GREEN                 5125 W. POTOMAC AVENUE          CHICAGO                IL       606510000   $68,000.00
22175657           LOCKHART              685 BELLVIEW DRIVE              LAKE CHARLE            LA       706110000   $21,000.00
22175673           BUNNELL               23117 HILLSDALE AVENUE          PORT CHARLO            FL       339540000   $76,800.00
22175723           CHAVOUS               1115 S JACKSON STREET           JACKSON                MI       492030000   $51,850.00
22175731           RUIZ                  158 TURNPIKE ROAD               SOMERS                 CT        60710000   $148,000.00
22175749           WONG                  10227 NW 9TH ST CIRCLE-#2       MIAMI                  FL       331720000   $52,000.00
22175772           SCURRY                107 CARLTON DR                  MAULDIN                SC       296620000   $105,600.00
22175798           GRANBERRY             3949 W 168TH PL                 COUNTRYCLUB            IL       604780000   $96,000.00
22175806           LEWIS                 2717 WISTERIA ST                NEW ORLEANS            LA       701220000   $78,300.00
22175814           ARMSTRONG             508 CHAPARAL CT                 NASHVILLE              TN       370130000   $135,900.00
22175848           POTTER                4811 S BAYPORT WAY              TAYLORSVILL            UT       841230000   $144,000.00
22175855           PINTO                 409 MINOLA DRIVE                MIAMI SPRIN            FL       331660000   $20,000.00
22175889           EVANS                 3131 SHANON LAKES NORTH         TALLAHASSEE            FL       323080000   $139,500.00
22175913           MCCARTHY              5036 MARGARET                   MONEE                  IL       604490000   $120,700.00
22175939           FRANK                 514 N 29TH STREET               LOUISVILLE             KY       402120000   $40,000.00
22175947           ENLOW                 228 EVERETT STREET              EAST PEORIA            IL       616110000   $68,850.00
22175954           MAGEE                 1554 DORGAN STREET              JACKSON                MS       392040000   $66,600.00
22175996           CARABALLO             1989 SE MADISON STREET          STUART                 FL       349970000   $23,600.00
22176002           THOMPSON              748 IOWA STREET                 DAYTONA BEA            FL       321140000   $21,700.00
22176010           RUCHTY                1400 WESTVIEW DRIVE             WENATCHEE              WA       988010000   $80,000.00
22176044           MOREAU                2775 NW 164 TERRACE             MIAMI                  FL       330540000   $17,450.00
22176077           SIFUENTES             19 MORNINGSIDE DRIVE            ROSWELL                NM       882010000   $40,500.00
22176101           SAWYERS               2916 GLENMEADE DRIVE            NASHVILLE              TN       372160000   $80,750.00
22176119           MONROE                834 WILLIAMS ROAD               WILLIAMSTON            MI       488950000   $127,800.00
22176127           KOLODGIE              4330 OSCEOLA STREET             ST. LOUIS              MO       631160000   $20,000.00
22176150           LANE                  7951 TALLEYANN DRIVE            TALLAHASSEE            FL       323110000   $43,400.00
22176168           FREDERICK             5742 ASPEN RIDGE CIRCLE         DELRAY BEAC            FL       334840000   $134,800.00
22176184           ORTIZ                 3226 VARNELL DRIVE              TALLAHASSEE            FL       323080000   $85,000.00
22176226           UZZO                  2462 SHADOW VALLEY ROAD         HIGH POINT             NC       272650000   $71,600.00
22176234           GARCIA                20603 SW 122ND AVENUE           MIAMI                  FL       331770000   $73,600.00
22176242           GARCIA                3164 W 94TH STREET              CLEVELAND              OH       441020000   $42,000.00
22176259           FLEMING               121 LAWNDALE DRIVE              ELKO                   NV       898010000   $123,750.00
22176275           LEFFLER               508 ALTA STREET                 VINE GROVE             KY       401750000   $35,000.00
22176283           MAGNUSON              38219 N SHORE AVENUE            BEACH PARK             IL       600870000   $124,200.00
22176325           WOOD'ARD              1764 CHIPSEY HILL ROAD          BRIDGEPORT             CT        66060000   $105,300.00
22176333           KING                  1098 RIVA RIDGE DRIVE           NORCROSS               GA       300930000   $62,400.00
22176341           PIMENTAL              4 CRYSTAL CIRCLE                CARBONDALE             CO       816230000   $50,000.00
22176366           SCHNEIDER             1868 E 83RD DRIVE               DENVER                 CO       802290000   $94,000.00
22176374           TAYLOR                673 WOODLAND DRIVE              GATLINBURG             TN       377380000   $106,400.00
22176424           JONES                 246 THELMA LANE                 LAKE CHARLE            LA       706110000   $46,000.00
22176432           KEMP                  23748 PARKWOOD DRIVE            COLUMBIA ST            OH       440280000   $80,000.00
22176457           CLINKSCALES           5579 DOWNING ST.                ALEXANDRIA             LA       713010000   $20,000.00
22176465           MATHEWIS              30 FOUR OAKS DRIVE              NEWNAN                 GA       302630000   $90,400.00
22176473           CRAIG                 4237 KENYON COURT               LORAIN                 OH       440530000   $166,600.00
22176507           MILLER                1230 SW MANCUSO AVENUE          PORT ST. LU            FL       349530000   $94,500.00
22176549           SAUCEMAN              6510 OLD WASHINGTON PIKE        KNOXVILLE              TN       379180000   $112,500.00
22176556           JOHNSON               409 EIGHTH STREET SE            MOULLTRIE              GA       317680000   $35,000.00
22176564           YONKMAN               51 S DORAN ROAD                 IMLAY CITY             MI       484440000   $88,400.00
22176598           TURNER                 1649-51 BRYN MAWR RD           E CLEVELAND            OH       441120000   $26,650.00
22176622           LARSON                366 N BERTELSEN ROAD            EUGENE                 OR       974020000   $88,000.00
22176630           FRAZIER               547 BRUCE AVENUE                STRATFORD              CT        64970000   $97,750.00
22176648           MURPHY                402 WILDER AVE                  MONTEREY               TN       385740000   $77,000.00
22176655           GONZALEZ              132 W DESERT DRIVE              PHOENIX                AZ       850410000   $64,600.00
22176663           CHRISTY               534 BELLWOOD AVENUE             BELLWOOD               IL       601040000   $104,800.00
22176671           BENITEZ               1789 SW 21 TERRACE              MIAMI                  FL       331450000   $124,000.00
22176713           MYERS                 612 W JOHN PAUL JONES ROA       EFFINGHAM              SC       295410000   $64,000.00
22176721           CASIMIRO              43 RIVER ROAD                   NEW MILFORD            CT        67760000   $124,000.00
22176739           MOON                  12 N HOWELL AVENUE              CHATTANOOGA            TN       374110000   $65,600.00
22176747           BIERBAUM              113 COXE DRIVE                  GREENVILLE             SC       296090000   $162,400.00
22176762           NEUMANN               260 E DICKENS                   NORTHLAKE              IL       601640000   $35,000.00
22176788           COOPER                9534 VERSAILLES PLANK ROA       EVANS                  NY       140060000   $36,828.00
22176812           PORTALES              17610 SW 118 PLACE              MIAMI                  FL       331770000   $84,000.00
22176820           MARTIN                208 E. LIBERTY STREET           SCHUYLKILL             PA       179720000   $73,600.00
22176861           COOKE                 4365 CORAL SPRINGS DR #1A       CORAL SPRIN            FL       330650000   $85,000.00
22176879           HOWELL                37 MULBERRY COURT               ARDEN                  NC       287040000   $78,800.00
22176887           ROSENFELT             1061 HYLAND CIRCLE              PRESCOTT               AZ       863030000   $20,000.00
22176952           SUAREZ                10747 NE 3RD COURT              MIAMI                  FL       331610000   $58,700.00
22176960           WEBB                  330 MONTGOMERY ROAD             RISING SUN             MD       219110000   $72,500.00
22176978           FRAME                 1312 MEADOWRIDGE TRAIL          GOSHEN                 KY       400260000   $157,000.00
22177000           GARREN                1213 WOODMERE DR                NEW HAVEN              IN       467740000   $80,550.00
22177059           ELKINS                349 LANGDON STREET              TOLEDO                 OH       436090000   $28,000.00
22177091           SMITH                 1737 NE 15 STREET               FORT LAUDER            FL       333040000   $134,400.00
22177109           MARTIN                17517 PECAN LANE                TINLEY PARK            IL       604770000   $40,350.00
22177141           DOWNEY                6605 FALLEN TIMBER ROAD         SULPHUR                KY       400700000   $41,850.00
22177158           ATALLAH               1520 NE 128 STREET              NORTH MIAMI            FL       331610000   $74,700.00
22177166           GARCES                3645 TYUS ROAD                  CARROLLTON             GA       301170000   $45,000.00
22177190           DEPERI                624 WIGGINS BAY DR              NAPLES                 FL       341100000   $20,000.00
22177216           TORRES                1407 S MADISON                  ROSWELL                NM       882010000   $66,600.00
22177257           SAURY                 2746 SW 131ST COURT             MIAMI                  FL       331750000   $60,000.00
22177307           FISHER                4926 FRANKFORD AVE              BALTIMORE              MD       212060000   $81,800.00
22177323           MACALUSO              816 WOODSTOCK ROAD              VIRGINIA BE            VA       234640000   $89,000.00
22177349           TRIFILO               118 NORTH TOLL STREET           SCOTIA                 NY       123020000   $28,700.00
22177356           SCHOONOVER            35 W COMPRESS ROAD              ARTESIA                NM       882100000   $55,250.00
22177364           WOOD                  5731 4TH STREET NW              WASHINGTON             DC       200110000   $28,500.00
22177372           PIGFORD               1471 BUCKHORN RD                WILLARD                NC       284780000   $72,000.00
22177398           RHEA                  431 TEWKSBURY LANE              PALMBAY                FL       329070000   $40,750.00
22177406           YOUNG                 180 CLEMENT AVENUE              DANVILLE               VA       245400000   $38,000.00
22177414           ESSEMBER              96 COUNTRY CLUB WAY             IPSWICH                MA        19380000   $40,000.00
22177430           TEODOSIO              413 51ST STREET                 BROOKLYN               NY       112200000   $150,750.00
22177448           SMITH                 35791 CLARKSTON LANE            RICHMOND               MI       480620000   $130,100.00
22177455           VASSALLO              1719 WANTAGH AVENUE             WANTAGH                NY       117930000   $176,000.00
22177463           HEADLEY               7211 NORTH WOLCOTT              CHICAGO                IL       606260000   $123,900.00
22177489           PITZEN                120 EAST STREET                 POTOSI                 WI       538200000   $41,800.00
22177497           MARGAGLIOTTI          13 GILLRIDGE PARKWAY            MIDDELTOWN             NJ        77480000   $179,800.00
22177513           BROWN                 136 CIRCLE DRIVE                GRAY COURT             SC       296450000   $72,000.00
22177547           SIGLER                101 FAGAN STREET                SUMTER                 SC       291500000   $58,500.00
22177588           VALLORANO             141 WASHINGTON STREET           LODI                   NJ        76440000   $53,500.00
22177612           STYERS                236 LOGAN CT                    KING                   NC       270210000   $51,600.00
22177620           BENITEZ               175 MADISON STREET              PASSAIC                NJ        70550000   $125,000.00
22177653           MEAVE                 1226 NASSAU STREET              KALAMAZOO              MI       490010000   $60,000.00
22177679           TAYLOR                239 SHAW ROAD                   LOWNDESVILL            SC       296590000   $67,500.00
22177687           SLATER                2106 MENLO DRIVE                WICHITA                KS       672110000   $31,800.00
22177695           SLAUGHTER             4912 ALLEN ROAD EAST            CHARLOTTE              NC       282690000   $47,700.00
22177711           HAGE                  333 ROCKINGHAM STREET           ROCHESTER              NY       146200000   $47,000.00
22177745           WEEDA                 9003 167TH LANE NE              FOREST LAKE            MN       550250000   $20,000.00
22177802           WILLARD               4500 MILTON TROY AVENUE         MULLINS                SC       297540000   $37,400.00
22177810           HECHT                 5238 DOWNING CREEK DR           CHARLOTTE              NC       282690000   $174,900.00
22177828           ALLEN                 8653 LOUIS LANE                 SANTEE                 CA       920710000   $42,200.00
22177851           MCCOY                 2224 VAN BIBBER AVENUE          EVANSVILLE             IN       477140000   $29,900.00
22177877           HELLPAP               1322 30TH AVENUE                SAN FRANCIS            CA       941220000   $155,750.00
22177885           WHITAKER              222 PRUITT ROAD                 CASAR                  NC       280200000   $19,500.00
22177893           BAEZ                  51 MEADOWMERE AVENUE            MASTIC                 NY       119500000   $76,000.00
22177927           FOSTER                605 SUMMIT AVENUE               CONNERSVILL            IN       473310000   $45,900.00
22177943           ELAM                  604 S. COLES ST.                VANDALIA               IL       624710000   $27,200.00
22177968           HILDEBRAND            10 VIRGINIA AVENUE              HARPERS FER            WV       254250000   $26,800.00
22177976           WHITE                 1008 MELTON ROAD                ELGIN                  SC       290450000   $52,200.00
22177984           ANDREWS               67 NEWCOMB STREET               NOTRON                 MA        27660000   $111,000.00
22177992           PHILLIPS              4965 WATERS EDGE DRIVE          CANANDAIGUA            NY       144240000   $125,300.00
22178008           CRUMPLER              8402 WEEPING WILLOW STREE       BROOKSVILLE            FL       346130000   $50,000.00
22178032           KINGSLEY              11755 POPLAR LANE SE            LACONIA                IN       471350000   $60,800.00
22178040           BELTZ                 222 LARKINS STREET              FINDLAY                OH       458400000   $50,400.00
22178057           CIANCHETTI            412 HIGHLANDS BOULEVARD         GLOUCESTER             NJ        80300000   $77,000.00
22178065           HALL                  12600 HEATHER GROVE RD          GLEN ALLEN             VA       230600000   $43,700.00
22178073           SACCO                 4607 ALCON DRIVE                TEMPLE HILL            MD       207480000   $95,500.00
22178099           MARTYN                355 RUIT FARM ROAD              WYCKOFF                NJ        74810000   $260,300.00
22178123           WRIGHT WILMO          6906 RA MOTH DR                 JACKSONVILL            FL       322260000   $92,000.00
22178131           JORDAN                 ROUTE 2 BOX 148                MULLINS                SC       295740000   $55,350.00
22178149           MOSS                  6336 DRY FORK LN                RALEIGH                NC       276130000   $37,600.00
22178164           DAY                   821 PRINCETON DRIVE             WHITELAND              IN       461840000   $69,000.00
22178180           BALLEW                728 STOUT AVENUE                CINCINNATI             OH       452150000   $101,400.00
22178206           JACKSON               3246 WESTCHESTER AVENUE         GRANITE CIT            IL       620400000   $64,000.00
22178248           GERSTUNG              7702 GREENBUSH ROAD             NEWSTEAD               NY       140010000   $23,000.00
22178255           JODON                 1554 N BROAD STREET             MERIDEN                CT        64500000   $50,800.00
22178347           GELIN                 191-16 MURDOCK AVENUE           HOLLIS                 NY       114120000   $98,700.00
22178354           DIPAOLO               137-19 WHITELAW STREET          OZONE PARK             NY       114170000   $147,000.00
22178412           ESTERSON              118 LEGION DRIVE                NORTH SYRAC            NY       132120000   $21,200.00
22178453           BEVIER                1818 BENSON ROAD                SKANEATELES            NY       131520000   $27,000.00
22178487           LOCKE                 437 DECATUR AVENUE              STATEN ISLA            NY       103140000   $38,300.00
22178495           JONES                 7760 CALVIN STREET              JACKSONVILL            FL       322080000   $34,300.00
22178503           GARDNER               18 KINGS AVENUE                 BALTIMORE              MD       212220000   $61,100.00
22178511           SANCHEZ               1092 S MONITOR                  CHICAGO                IL       606440000   $93,500.00
22178578           LINGERFELDT           127 EZRA ROAD                   KINGS MOUNT            NC       280860000   $80,200.00
22178594           THOMPSON              457 E FRANCONIAN DRIVE          FRANKENMUTH            MI       487340000   $93,750.00
22178602           CHESEBRO              7104 PRATTS FALLS ROAD          JAMESVILLE             NY       130780000   $64,900.00
22178628           JOCHIM                 COUNTY 35 MAIN STREET          GUILFORD               NY       137800000   $52,000.00
22178644           URBANO                2913 N FAIRFIELD                CHICAGO                IL       606180000   $172,500.00
22178677           BOOTS                 421 ROXFORD ROAD SOUTH          SYRACUSE               NY       132080000   $63,000.00
22178701           WRIGHT                402 S MAPLE STREET              HICKSVILLE             OH       435260000   $47,850.00
22178727           BERG                  8984 FLORENCE STREET            BREWERTON              NY       130290000   $53,600.00
22178735           MURRAY-SPENC          330 WELLHAM AVENUE              GLEN BURNIE            MD       210610000   $109,200.00
22178750           BURFORD               7547 S HERMITAGE                CHICAGO                IL       606200000   $80,700.00
22178768           COVEY                 392 SALMON RIVER ROAD           PLATTSBURGH            NY       129010000   $96,300.00
22178792           FOUTS                 6012 SOUTHCREST DRIVE           CLEMMONS               NC       270120000   $73,500.00
22178800           KOTKIN                14 WILLA WAY                    MASSAPEQUA             NY       117580000   $302,000.00
22178818           COLDIRON              2039 W MAIN STREET              NEW LEBANON            OH       453450000   $24,500.00
22178826           JIMENEZ               578 ANN STREET                  CLEARFIELD             UT       840150000   $53,800.00
22178834           GUARNACCIO            7 SIXTEENTH STREET              BAYVILLE               NY       117090000   $73,800.00
22178883           WHITT                 6711 INDIAN DRAFT ROAD          COVINGTON              VA       244260000   $52,500.00
22178909           OSBORNE               4530 MOORE LANE                 CULLEOKA               TN       384510000   $71,550.00
22178917           GOCLANO               1711 BROWN STREET               NEW CASTLE             PA       161010000   $49,100.00
22178941           JONES                 1303 W 60TH ST                  LA GRANGE H            IL       605220000   $19,400.00
22178966           FRANCISCO             45 JOANNE DRIVE                 MARION                 MA        27380000   $24,000.00
22179063           BRADY                 3860 MANTELL AVENUE             CINCINNATI             OH       452360000   $87,550.00
22179071           ANDERSON              632 POINTVIEW AVENUE            EPHRATA                PA       175220000   $115,110.00
22179089           KWIATKOWSKI           8509 W 138TH PLACE              CEDAR LAKE             IN       463030000   $27,500.00
22179097           BUDZYNSKI             916 PEARCE MILL ROAD            WEXFORD                PA       150900000   $191,250.00
22179170           BOYER                 6627 REYNOLDS MILL ROAD         SEVEN VALLE            PA       173600000   $70,000.00
22179188           STARKS                2671 AQUAMIST DRIVE             DECATUR                GA       300340000   $124,000.00
22179204           ADKINS                1479 HAZELWOOD TERRACE          PLAINFIELD             NJ        70600000   $105,000.00
22179261           ALPIZAR               4250 GALT OCEAN DRIVE #1N       FORT LAUDER            FL       333080000   $64,000.00
22179295           CURRY                 12703 HWY 205                   OAKBORO                NC       281290000   $126,400.00
22179337           CIACIUCH              11004 ENGLEMAN                  WARREN                 MI       480890000   $31,000.00
22179360           COOKE                 476 N HILL DRIVE                BAILEY                 CO       804210000   $23,000.00
22179394           LANNING               6 CONYERS STREET                GREENVILLE             SC       296090000   $29,750.00
22179402           ALBRECHT              16302 E ADA PLACE               AURORA                 CO       800170000   $111,900.00
22179436           KING                  300 E 15TH STREET               ROME                   GA       301610000   $44,800.00
22179444           JEFFERS               220 W POPLAR STREET             WATERVILLE             WA       988580000   $47,900.00
22179451           SPENCE                210 CUMBERLAND AVENUE           GREENVILLE             SC       296070000   $64,000.00
22179469           BROWN                 745 VAN GOGH COURT              SUN VALLEY             NV       894330000   $119,000.00
22179477           DYER                  1420 GROVES ROAD                DALTON                 GA       307210000   $60,800.00
22179485           GRACE                 121 60TH AVENUE                 MERIDIAN               MS       393070000   $51,850.00
22179493           JUAREZ                17942 OAKMONT RIDGE CIRCL       FORT MYERS             FL       339120000   $101,500.00
22179501           KLEIST                4637 SHEFFILED DRIVE            EVANS                  GA       308090000   $21,200.00
22179584           HAMM                  1371 HWY 64 WEST                MOCKSVILLE             NC       270280000   $54,000.00
22179592           FRANCIS               426 CRENSHAW ROAD               WETUMPKA               AL       360920000   $20,400.00
22179600           PARKER                22 TANGLEWOOD DRIVE             SALUDA                 NC       287730000   $140,000.00
22179626           HUDSON                1725 SHADOWLAWN BLVD.           MEMPHIS                TN       381060000   $42,300.00
22179659           GURLEY                107 KATHLEEN DRIVE              HAZEL GREEN            AL       357500000   $64,350.00
22179667           JUSTICE               1059 ST. CLAIR AVE              COLUMBUS               OH       432010000   $37,500.00
22179717           WIMBUSH               163 LA PIERRE AVE               LAWNSIDE               NJ        80450000   $102,600.00
22179782           JIMENEZ               108 S NORFOLK WAY               GOOSE CREEK            SC       294450000   $175,950.00
22179816           CARTER                5724 DANVILLE DRIVE             FAYETTEVILL            NC       283110000   $99,200.00
22179824           KALE                  5422 CANTERBURY CIRCLE          SHELBY                 NC       281520000   $70,000.00
22179857           GARRISON              167 CARVER ROAD                 TAYLORS                SC       296870000   $24,000.00
22179865           DAVIS                 4629 PATE DRIVE                 COLUMBUS               GA       319070000   $52,700.00
22179873           MENKE                 1756 E SHERWOOD ROAD            WILLIAMSTON            MI       488950000   $18,000.00
22179899           MARTINEZ              408 HUNTERS TRAIL               GREENVILLE             SC       296150000   $78,400.00
22179907           MIRANDA               561 STOCKTON RD                 FOUNTAIN IN            SC       296440000   $51,000.00
22179923           NELSON                803 W 7TH AVENUE                LENOIR CITY            TN       377710000   $63,750.00
22179931           LINDO                 3734 SALEM KIRK DRIVE           LITHONIA               GA       300580000   $104,040.00
22179949           SCRIVENS              LOT 283 ON LAUREL LEDGE D       LA VERGNE              TN       370860000   $132,750.00
22179956           TRENT                 311 SALISBURY STREET #19        KERNERSVILL            NC       272840000   $44,000.00
22179980           THOMAS                3717 FREEMILE AVENUE            MEPHIS                 TN       381110000   $54,800.00
22180004           WOOD                  251 VALLEY DRIVE                COLUMBIA               TN       384010000   $78,400.00
22180012           COHOON                596 SAGEWOOD PLACE              CONCORD                NC       280250000   $119,200.00
22180020           MCCANDIES             1625 PARK TERRACE LANE          WINSTON SAL            NC       271270000   $94,800.00
22180061           GILLARD               406 MCEACHERN HEIGHTS           MARION                 SC       295710000   $38,400.00
22180079           BROWN                 749 W. SEMINARY ST.             CHARLOTTE              MI       488130000   $97,750.00
22180087           DIAZ                  93 NW 97TH STREET               MIAMI SHORE            FL       331500000   $99,200.00
22180111           HARBUTTE              4188 E DESERT MARIGOLD DR       CAVE CREEK             AZ       853310000   $129,900.00
22180129           GREENE                6400 OLD MEADOW ROAD            CHARLOTTE              NC       282270000   $69,600.00
22180137           GRIESEMER             5649 ALPINE AVE                 INDIANAPOLI            IN       462240000   $56,250.00
22180160           ADDIE                 1790 SUMMIT LAKE BLVD           AKRON                  OH       443140000   $65,600.00
22180244           HOOVER                510 OVERLOOK DRIVE              RITTMAN                OH       442700000   $93,600.00
22180251           MCKELLAR              989 SELWYN ROAD                 CLEVELAND H            OH       441120000   $73,600.00
22180376           ERICSON               1921 SW 105 AVENUE              DAVIE                  FL       333240000   $25,000.00
22180426           MARTINEZ              352 E 116 STREET                CHICAGO                IL       606280000   $68,800.00
22180467           FLORES                4327 W MCLEAN                   CHICAGO                IL       606390000   $101,600.00
22180483           KADLECIK              12 HARLEM AVENUE                MCKEES ROCK            PA       151360000   $45,000.00
22180624           CALDWELL              246 W FOURTH ST                 MARYSVILLE             OH       430400000   $48,800.00
22180632           LEVI                  1781 W 54TH STTEET              CLEVELAND              OH       441020000   $39,200.00
22180657           WEST                  6 JOHNSTONE ROAD                GREAT NECK             NY       110210000   $60,000.00
22180673           LANE                  79 SNOWBERRY LANE               ISLANDIA               NY       117220000   $90,000.00
22180681           STAMPS                937 HURST DRIVE                 HOPKINSVILL            KY       422400000   $76,050.00
22180756           CAPUTO                275 HURLBERT STREET             STATEN ISLA            NY       103050000   $89,700.00
22180798           VAZ                   229 E 42ND STREET               BROOKLYN               NY       112030000   $81,000.00
22180814           MARCUS                445 ATLANTA AVENUE              MASSAPEQUA             NY       117580000   $56,000.00
22180889           SINGER                8 GRACE COURT                   GREENLAWN              NY       117400000   $360,000.00
22180947           WREDE                 3440 ST. CLAIR DRIVE            CHESAPEAKE             VA       233210000   $10,000.00
22180988           BUSTOS                3423 W STREET                   OMAHA                  NE       681070000   $51,300.00
22180996           STANFIELD             396      SKINNER ROAD           FOUR OAKS              NC       275240000   $168,000.00
22181002           EDWARDS               8180 MILLARD STREET             NORFOLK                VA       235180000   $64,000.00
22181036           MENSCHNER             5 STACY DRIVE                   YARDLY                 PA       190670000   $170,400.00
22181119           DOTSON                144 BOYD ROAD                   BOILING SPR            SC       293160000   $70,400.00
22181150           PRESTON                ROUTE 2 BOX 204                WARRENTON              NC       275890000   $45,900.00
22181184           GUTMORE               364 - 366 COLONIAL AVENUE       UNION                  NJ        70830000   $13,150.00
22181200           HAVENER               718 W VANDEVEER                 TAYLORVILLE            IL       625680000   $30,000.00
22181226           GENDRON               9N047 BARRON ROAD               MAPLE PARK             IL       601510000   $244,000.00
22181242           HAMIEL                605 8 AVENUE                    BRITTON                SD       574300000   $60,120.00
22181267           LACY                  839 E PLEASANT ST               FREEPORT               IL       610320000   $15,300.00
22181325           NICOLOSI              19 ALICE COURT                  EAST ROCKAW            NY       115180000   $191,000.00
22181374           HASTINGS              12321 MANDARIN MEADOWS DR       JACKSONVILL            FL       322230000   $29,950.00
22181382           PERMEDI               140 GOOSEGREEN ROAD             BARKHAMSTED            CT        60570000   $80,000.00
22181408           PRZYBYLSKI            11621 DANFORTH                  STERLING HE            MI       483120000   $96,000.00
22181424           CONNELL               1454- 1456 NORTH CHESTER        INDIANAPOLI            IN       462010000   $49,600.00
22181440           SAGAN                 8643 MIRAMAR PARKWAY            MIRAMAR                FL       330250000   $93,600.00
22181473           SCHRECK               4420 OLD RANCH ROAD             COLORADO SP            CO       809080000   $183,200.00
22181499           TURNIPSEED            133 SHIHMEN COURT               ANTIOCH                TN       370130000   $84,800.00
22181515           NGUON                 3315 MILL RIVER COVE            BUFORD                 GA       305190000   $108,750.00
22181556           GRIGGS                1615A SCENIC ROAD EAST          FORT PAYNE             AL       359670000   $97,500.00
22181572           TELLEZ                12365 SW 119 TERRACE            MIAMI                  FL       331860000   $17,000.00
22181614           WALKER                115 MALLORY LANE                ELMORE                 AL       360250000   $20,395.00
22181622           LARSON                3290 LONE FEATHER DRIVE         COLORADO SP            CO       809290000   $144,000.00
22181648           BELL                  6419 LAUREL POST COURT          LITHONIA               GA       300580000   $69,600.00
22181697           BUTCHER               8 BOSTON COMMONS COURT          COLUMBIA               SC       292120000   $52,150.00
22181820           LAWSON                4548 LOST MOUNTAIN COURT        POWER SPRIN            GA       301270000   $90,000.00
22181895           LAMBERT               1621 HUFFMAN FORK RD            PURLEAR                NC       286650000   $73,000.00
22181911           MILLER                3684 E WILLOW WAY               ANDERSON               IN       460170000   $117,000.00
22181937           PEARSON               426 OLD FOREST ROAD             RAEFORD                NC       283760000   $74,700.00
22181945           BIVENS                1870 EMMANUEL CHURCH ROAD       HUNTINGTOWN            MD       206390000   $123,250.00
22181960           FRANKLIN              125 U STREET NW                 WASHINGTON             DC       200010000   $94,000.00
22182026           RICE                  60 P STREET NW                  WASHINGTON             DC       200010000   $88,000.00
22182042           DERBYSHIRE            1230  W  BELLADONNA AVE         MAYS LANDING           NJ        88300000   $59,500.00
22182075           TAYLOR                2666 KENNEDY AVE                BALTIMORE              MD       212180000   $45,900.00
22182117           PETERS                780 QUEEN STREET                POTTSTOWN              PA       194640000   $69,300.00
22182133           TIBBITTS              3024 LAWSONIA ROAD              CRISFIELD              MD       218170000   $63,750.00
22182158           GALLION               4256 SOUTHERN AVE SE            WASHINGTON             DC       200190000   $82,400.00
22182216           FULTON                289 5TH STREET                  JERSEY CITY            NJ        73050000   $69,000.00
22182372           BURGOYNE              120 COLUMBIA AVENUE             METUCHEN               NJ        88400000   $96,500.00
22182398           BASCONE               520 PRINCETON BLVD              WENONAH                NJ        80900000   $71,000.00
22182448           HIMES                 195 BATTIS ROAD                 HAMDEN                 CT        65140000   $68,000.00
22182455           TZENIS                26 BONNIE VU LANE               NEW MILFORD            CT        67760000   $200,000.00
22182463           OLSEN                 1395 LAKE EDGE COURT            HOFFMAN EST            IL       601950000   $138,600.00
22182513           PATTERSON             2971 MIMOSA AVENUE              MEMPHIS                TN       381120000   $36,800.00
22182521           MEITZLER              1789 SOMERFIELD LN              CRYSTAL LAK            IL       600140000   $219,000.00
22182646           SMITH                 6321 BAYLOR WAY                 VIRGINIA BE            VA       234640000   $88,000.00
22182695           MANZANO               3329 W 63RD PLACE               CHICAGO                IL       606290000   $91,500.00
22182752           JOHNSON               6801 NEEDWOOD ROAD              DERWOOD                MD       208550000   $400,000.00
22182836           GREENHOW              22707 WICOMICO DRIVE            CHAPTICO               MD       206210000   $148,000.00
22182976           STEGNER, JR           5613 AUTUMNLEAF RD              RICHMOND               VA       232340000   $40,900.00
22182992           RHOADES               1500 CRYSTAL AVENUE             FINDLEY                OH       458400000   $50,200.00
22183016           DAVIS                 1144 SUNRISE COURT              VARNA                  IL       613750000   $26,500.00
22183032           WHITE                 1515 AMHERST STREET             CHARLOTTESV            VA       229030000   $47,200.00
22183099           HIGH                  300 W. FERRELL STREET           SOUTH HILL             VA       239700000   $55,000.00
22183115           FERREIRA              169- 171 SECOND STREET          EAST PROVID            RI        29140000   $17,900.00
22183123           MUSICK                29 NEVADA ST                    BRISTOL                VA       242010000   $50,250.00
22183131           HENDERSON             15272 CARLISLE                  DETROIT                MI       482050000   $47,200.00
22183149           IMPERATO              2811 S BEULAH STREET            PHILADELPHI            PA       191480000   $63,000.00
22183164           FLOYD                 4830 GERMANTOWN PIKE            DAYTON                 OH       454180000   $39,200.00
22183198           TUCKER                769 62ND AVENUE N               ST PETERSBU            FL       337020000   $31,900.00
22183214           ALRED                 110 S 300 WEST                  RICHFIELD              UT       847010000   $22,000.00
22183222           LEACH,SR              2710 EAST OLIVER ST             BALTIMORE              MD       212130000   $29,400.00
22183230           LIPPOTH               18 CONANT VALLEY RD.            POUND RIDGE            NY       105760000   $40,000.00
22183248           JONES                 125 SCHLABACH ROAD              GREENWOOD              DE       199500000   $13,550.00
22183263           ODELL                 209 DEERFIELD COURT             VOORHEESVIL            NY       121860000   $34,000.00
22183297           SHANNON               113 CARLISLE AVENUE             SHELBYVILLE            TN       371600000   $59,000.00
22183313           ROACH                 2949 MCKINLEY STREET            PHILADELPHI            PA       191490000   $42,000.00
22183321           TIFFE                 12321 SHADY OAK BLVD.           GARFIELD HE            OH       441250000   $10,000.00
22183339           HOFT                  6 EMBREE ST                     TARRYTOWN              NY       105910000   $60,000.00
22183347           SCHWARZOTT            2626 MURDOCK ROAD               MEDINA                 NY       141030000   $41,000.00
22183370           TUCKER                2 DRIFTWOOD WAY                 GIBBSBORO              NJ        80260000   $84,000.00
22183453           ERBY                  3143 N. 40TH AVENUE             PHOENIX                AZ       850190000   $48,000.00
22183487           CUOZZO                336 VALLEY VIEW ROAD            BAINBRIDGE             NY       137330000   $55,000.00
22183503           CURTIS                249 CANEY CREEK RD              CONWAY                 AR       720320000   $22,000.00
22183529           DEZERNE               107 RICHBOROUGH DRIVE           SPARTANBURG            SC       293070000   $33,000.00
22183602           RAYBURN               4038 JESSAMINE PLACE            COLUMBUS               OH       432070000   $54,100.00
22183941           DELLARIA              450 GRAND STREET                TRENTON                NJ        86110000   $62,400.00
22184105           FAGAN                 1225 BARBOUR AVENUE             POINT PLEAS            NJ        87420000   $108,000.00
22184352           WHITTINGTON           3613 TAYLOR STREET              CHEVY CHASE            MD       208150000   $324,700.00
22184360           WILLIAMS              1011 EAST BLANCKE STREET        LINDEN                 NJ        70360000   $89,600.00
22184378           DESSEL                113 CALVERT AVENUE EAST         EDISON                 NJ        88200000   $142,700.00
22184402           HAGERMAN              502 LYNN DRIVE                  CLAYTON                NJ        83120000   $36,000.00
22184493           CARTY                 5228 TOWNLINE ROAD III          PLYMOUTH               OH       448650000   $94,500.00
22184733           CARPENTER             39 NW GALLATIN STREET           WASHINGTON             DC       200110000   $111,000.00
22184824           HUTTON                1222 COUNTY ROAD 105            CRAIG                  CO       816250000   $116,250.00
22184840           OTTUM                 330 AMIE AVENUE                 HINCKLEY               IL       605200000   $119,700.00
22184964           SUTTON                104 PUHA ROAD                   SOUTH PLAIN            NJ        70800000   $156,000.00
22185060           BURCHAM               311 SUMMIT ROAD                 DANVILLE               VA       245400000   $66,400.00
22185078           NISIEWICZ             521 CHITKO COURT                ARCADIA                WI       546120000   $59,500.00
22185086           DENNER                48 KOOL PLACE                   PORT JEFFER            NY       117760000   $24,000.00
22185094           QUISUMBING            3353 ARMSTRONG STREET           SAN DIEGO              CA       921110000   $136,500.00
22185128           GAY                   9563 HIGHWAY 101                LEXINGTON              AL       356480000   $25,000.00
22185151           FEEHAN                232 FERNDALE BLVD.              ISLIP                  NY       117510000   $20,600.00
22185185           KRUMWIEDE             1414 E PARRISH STREET           PRAIRIE DU             WI       538210000   $81,900.00
22185201           MARTIN                2025 PORTAGE AVENUE             SOUTH BEND             IN       466160000   $38,700.00
22185235           HEATH                 2622 FOX DEN                    ASHLAND                OH       448050000   $105,000.00
22185268           BENSON                108 EASTSIDE DRIVE              BALLSTON LA            NY       120190000   $68,000.00
22185284           PIERSON               40 ROLLING CREEK DR             SUMTER                 SC       291500000   $72,900.00
22185292           AUBERRY               652 HAUB ST                     PALMYRA                IN       471640000   $48,000.00
22185334           SCHROEDER             5225 FOX HILL DRIVE             NORCROSS               GA       300920000   $243,000.00
22185359           MILLER                323 LESTER HOUSTON ROAD         PINK HILL              NC       285720000   $39,600.00
22185367           BAILEY                12258 EATON BLVD                GRAFTON                OH       440440000   $64,300.00
22185482           GASKINS               4801 69TH PLACE                 HYATTSVILLE            MD       207840000   $88,000.00
22185524           PARNELL               909 LEE STATE PARK ROAD         LAMAR                  SC       290690000   $56,000.00
22185532           GERACI                787 ROCKLAND AVENUE             STATEN ISLA            NY       103140000   $190,000.00
22185540           MAGNACCA              200 HILTON AVENUE,UNIT 61       HEMPSTEAD              NY       115500000   $15,400.00
22185557           RICHARDSON            359-61 FILLMORE ST              GARY                   IN       464020000   $17,200.00
22185565           HOWELL                60 GURLEY ROAD                  PATRIOT                IN       470380000   $66,600.00
22185581           HUTCHINS              38820 RT 3                      CARTHAGE               NY       136190000   $22,500.00
22185607           CARUSO                26 GREEN STREET                 MECHANICVIL            NY       121180000   $71,200.00
22185615           SMICKLE               705 FRANKLIN ST                 BELVIDERE              NJ        78230000   $93,500.00
22185623           MURPHY                7006 W 66TH TERRACE             SHAWNEE MIS            KS       662020000   $45,100.00
22185631           HERNANDEZ             2122 E LINCOLN ROAD             IDAHO FALLS            ID       834010000   $115,200.00
22185656           EDGETT                5130 AGATE STREET               RIVERSIDE              CA       925090000   $192,000.00
22185664           COLE                  15 CLEMINSHAW AVE.              TROY                   NY       121800000   $32,400.00
22185672           WEBSTER               333 BRICKYARD POINT ROAD        BEAUFORT               SC       299020000   $58,400.00
22185680           KINNEY                2789 CHATEAU CIRCLE             UPPER ARLIN            OH       432210000   $88,200.00
22185698           JIMISON               105 CAREFREE DRIVE              INDIANOLA              MS       387510000   $48,000.00
22185706           STEIGER               227 CHELSEA AVENUE              NORTH BABYL            NY       117040000   $36,000.00
22185722           BOWERS                401 FOUR OAKS ROAD              LITTLE MOUN            SC       290750000   $60,000.00
22185730           RICHTER               40 OWENS ROAD                   FIVE POINTS            TN       384570000   $34,000.00
22185748           URIZA                 2272 KENRY WAY                  SOUTH SAN F            CA       940800000   $304,000.00
22185755           BEAL                  2850 DARTFORD LANE              DENVER                 NC       280370000   $67,900.00
22185763           EGAN                  135 MURRAY ROAD                 EAST BRIDGE            MA        23330000   $28,200.00
22185771           DUNGEY                9 MANHATTAN BLVD.               ISLIP TERRA            NY       117520000   $20,300.00
22185797           BURRELL               122 HALIBUT LANE                SPARTANBURG            SC       293030000   $49,500.00
22185805           SPATZER               122 LOWELL ROAD                 KENMORE                NY       142170000   $52,600.00
22185854           BREWER                826 ELM AVENUE                  ROUND LAKE             IL       600730000   $119,000.00
22185870           THOMAS                 812-814 FEDERAL AVE N          CANTON                 OH       446460000   $60,000.00
22185896           BODO                  25 SCOTT DRIVE                  MELVILLE               NY       117470000   $41,500.00
22185938           PERO                  748 IVYLAND ROAD                WARMINSTER             PA       189740000   $121,500.00
22185946           HOOSE                 112 S ORCHARD STREET            WATERTOWN              NY       136010000   $35,200.00
22185953           FERGUSON              7433 RIDGEWAY AVE               EVANSVILLE             IN       477150000   $110,700.00
22185961           SALAMENDRA            94 MAIN ST                      DUNDEE                 NY       148370000   $34,000.00
22185979           CORSON                1861 53RD STREET SOUTH          ST. PETERSB            FL       337070000   $23,000.00
22185987           LEBARON               10 SUNNYFIELD DRIVE             CLINTON TOW            NJ        88010000   $35,000.00
22185995           GILLESPIE             4 TOOTSIE CIRCLE                HENDERSONVI            NC       287920000   $71,000.00
22186027           PETRIS                199 COLUMBIA ST                 CORNING                NY       148300000   $32,400.00
22186035           VOORHEES              3778 SIMOT ROAD                 EATON RAPID            MI       488270000   $63,700.00
22186076           SMITH                 2005 WOODROW DRIVE              TARRANT                AL       352170000   $74,700.00
22186084           JAKUBOWSKI            7321 KIRTLEY ROAD               BALTIMORE              MD       212240000   $56,800.00
22186092           FRASCO                2386 VENLOE DRIVE               POLAND                 OH       445140000   $73,200.00
22186142           KNOWLES               2622 HIGHWAY 82 WEST            PRATTVILLE             AL       360670000   $150,960.00
22186159           BROWNING              17349 MORRISON ROAD             MEADOWVIEW             VA       243610000   $112,800.00
22186191           WALKER                4001 KEENE STREET               MARTINEZ               GA       309070000   $58,700.00
22186217           CALHOUN               741 MORAN AVE                   TOLEDO                 OH       436070000   $33,375.00
22186225           WRIGHT                510 WINDROW TERRACE             SPARTANBURG            SC       293160000   $17,000.00
22186241           MILLER                11 PAPERMILL STREET             HONEOYE FAL            NY       144720000   $21,300.00
22186258           KANE                  6430 VAN SLYCK ROAD             SODUS                  NY       145510000   $59,400.00
22186274           KEITHLINE             3261 WEST EXPOSITION AVEN       DENVER                 CO       802190000   $42,500.00
22186290           PATRICK               7729 MANET PARKWAY              SACRAMENTO             CA       958230000   $39,000.00
22186308           PETERSON              1474 CORINTH ROAD               HOGANSVILLE            GA       302300000   $44,000.00
22186316           HORNAK                1877 GOODYEAR BLVD              AKRON                  OH       443050000   $85,500.00
22186332           PALMER                246 E. SCHROON RIVER ROAD       DIAMOND POI            NY       128240000   $44,800.00
22186340           ROLLINS               94 CLEGHORN ROAD                VILLICA RIC            GA       301800000   $17,000.00
22186357           THOMASON              6924 RIVER DRIVE                REDDING                CA       960010000   $23,800.00
22186407           CHIARUTTINI           37 MUSKET COURT                 TANEYTOWN              MD       217870000   $42,700.00
22186415           SMITH                 2713 ERWIN-BUNN LEVEL ROA       ERWIN                  NC       283390000   $72,000.00
22186423           GARNETT               2703 E POWELL AVENUE            EVANSVILLE             IN       477140000   $79,900.00
22186431           RAY                   164 FIRST CREEK ROAD            GASTON                 SC       290530000   $59,850.00
22186480           SMITH                 1155 SUMMERVILLE ROAD           BOAZ                   AL       359570000   $174,250.00
22186498           GROSS                 129 PERINE ROAD                 OWEGO                  NY       138270000   $24,700.00
22186506           GANT                  26 KENTWOOD LANE                PIEDMONT               SC       296730000   $63,350.00
22186514           CAVINESS              579 CAVINESS TOWN RD            ROBBINS                NC       273250000   $42,400.00
22186522           NEAL                  29 BIRCH DRIVE                  ANDOVER                CT        62320000   $132,000.00
22186530           MAXWELL               2203 JUDGE ROAD                 OAKFIELD               NY       141250000   $41,700.00
22186563           TARANTELLI            715 COLERIDGE DRIVE             GREENSBORO             NC       274100000   $200,000.00
22186605           HENRY                 962 E. STATE ROAD 44            RUSHVILLE              IN       461730000   $72,000.00
22186613           ROMERO                3B CANNON ROAD                  BELEN                  NM       870020000   $86,400.00
22186621           YATES                 6726 KERR DRIVE                 RANDLEMAN              NC       271370000   $85,900.00
22186639           GRAFF                 16 BEAVER ROAD                  CHILI                  NY       144280000   $27,000.00
22186647           HAYNES                1241 W 73RD PLACE               CHICAGO                IL       606360000   $58,000.00
22186712           FORMANEK              2405 WEST BRIDGE STREET         MILWAUKEE              WI       532210000   $100,000.00
22186738           CLONTZ                301 OAK HILL ROAD               CANDLER                NC       287150000   $10,800.00
22186753           WRIGHT                36442 STATE HIGHWAY 194 E       JAMBOREE               KY       415360000   $33,150.00
22186761           MARMO                 412 TOLL HOUSE LANE             MOORESTOWN             NJ        80570000   $68,050.00
22186779           GUTIERREZ             1831 YORK STREET                BLUE ISLAND            IL       604060000   $102,401.00
22186787           SAWYER                545 MANHATTAN AVENUE            NEW YORK               NY       100270000   $244,000.00
22186803           RIDDELL               344 FOREST OAK DRIVE            KNOXVILLE              TN       379190000   $193,500.00
22186829           EVANS                 81 TIMBER AVENUE                DEER PARK              NY       117290000   $87,000.00
22186837           ROMERO                6042 S 65TH DRIVE               LAVEEN                 AZ       853390000   $48,600.00
22186845           ROGERS                220 SAN PABLO STREET NE         ALBUQUERQUE            NM       871100000   $95,600.00
22186852           BOSCO                 2118 77TH STREET                BROOKLYN               NY       112140000   $164,700.00
22186951           BAUGHMAN              7373 SUNFLOWER STREET           BAY SAINT L            MS       395200000   $38,250.00
22186985           LUTES                 4060 BULL MOOSE DRIVE           WASILLA                AK       996540000   $22,000.00
22187033           COOPER                79 HALL RD                      CAYUTA                 NY       148240000   $17,000.00
22187041           CARUSO                2555 CROPSEY AVENUE             BROOKLYN               NY       112140000   $29,000.00
22187066           PERUSO                3 GREENVALE PLACE               SCARSDALE              NY       105830000   $95,000.00
22187074           LICHTY                14627 LARIMORE AVENUE           OMAHA                  NE       681160000   $99,740.00
22187082           KINDHART              150 E BROADWAY                  ROSEVILLE              IL       614730000   $22,500.00
22187108           JOYNER                823 W 156TH AVE.                BROOMFIELD             CO       800200000   $24,000.00
22187124           BAIN                  5701 N 24TH STREET              OMAHA                  NE       681100000   $25,000.00
22187132           STOUT                 218 N WARD STREET               MACOMB                 IL       614550000   $54,000.00
22187157           PRENDERGAST           24 DIANE DRIVE                  HONEY BROOK            PA       193440000   $15,500.00
22187181           DORNAN-HEWIT          20 AIKEN AVENUE                 RENSSELAER             NY       121440000   $61,200.00
22187207           BRYAN                 8211 RUIDOSO ROAD NE            ALBUQUERQUE            NM       871090000   $123,250.00
22187215           CLENNEY               628 CANOE BRANCH ROAD           LEBANON                TN       370870000   $107,200.00
22187231           HUNTER                14 ELMWOOD LANE                 SYOSSET                NY       117910000   $223,000.00
22187249           WIGGINS               1216 VIRGINIA STREET            FRANKLIN               VA       238510000   $28,000.00
22187256           CRAIG                  BOX 192 SISK RD                DANBURY                NC       270160000   $79,200.00
22187330           JACKSON               124 CHESTER AVENUE              YEADON                 PA       190500000   $55,000.00
22187348           BROWN-ALIM            4601 EXETER AVE                 LOUISVILLE             KY       402180000   $78,650.00
22187355           GUY, JR.              3032 AUTUMN RIDGE DR W          MOBILE                 AL       366950000   $117,000.00
22187371           STEWART               908 FOXWOOD LANE                BALTIMORE              MD       212210000   $56,100.00
22187397           FARRIGAN              1 GARLING DRIVE                 LATHAM                 NY       121100000   $47,000.00
22187405           MCGONIGAL             4432 ALDINE STREET              PHILADELPHI            PA       191360000   $56,800.00
22187421           RICKETTS              13226 242ND RD                  CUMMINGS               KS       660160000   $63,900.00
22187447           BORLAND               4 TERESA LANE                   E. NORTHPOR            NY       117310000   $225,000.00
22187470           BROWN                 2714 OLD JOPPA ROAD             JOPPA                  MD       210850000   $25,000.00
22187488           CHRISTIAN             9609 S PEORIA STREET            CHICAGO                IL       606430000   $81,000.00
22187546           TAYLOR                800 PALISADE AVENUE             FORT LEE               NJ        70240000   $100,000.00
22187595           SIMMONS               7408 LAVISTA DRIVE              LAVISTA                NE       681280000   $66,400.00
22187678           SANTIMAW              30 MORNINGSIDE DRIVE            PENNSVILLE             NJ        80700000   $59,600.00
22187835           DODSON                7600 BLUFF RIDGE RD             BESSEMER               AL       350220000   $80,000.00
22187900           COLEMAN               8215 4TH AVENUE SOUTH           BIRMINGHAM             AL       352060000   $54,900.00
22187926           GODDARD               2211 HIGHWAY 48                 RUSSELLVILL            AL       356530000   $38,700.00
22187934           DANIEL                190 WEATHERS HEIGHTS            WEDOWEE                AL       362780000   $24,300.00
22188015           VALDEZ                36 COTTAGE PL                   NANUET                 NY       109540000   $57,600.00
22188056           HERRINGTON            147 NOTTINGHAM DRIVE            WILLINGBORO            NJ        80460000   $85,000.00
22188221           MCCRAY                136 HEMLOCK DRIVE               D'IBERVILLE            MS       395320000   $60,999.00
22188510           WALTON                173 HENDEE ROAD                 ANDOVER                CT        62320000   $120,000.00
22188627           GOSNELL               700 MARKET STREET               DENTON                 MD       216290000   $112,000.00
22188635           DORSEY                21601 ACQUASCO ROAD             AQUASCO                MD       206080000   $84,000.00
22188783           CLEARY                1445 LILLIAN AVENUE             LOUISVILLE             KY       402080000   $60,300.00
22188791           GROSS                 1793 APPLE RIDGE COURT          ROCHESTER H            MI       483060000   $345,000.00
22188809           AMBROSE               948 BUSH ROAD                   CLINTON                TN       377170000   $67,500.00
22188817           JONES                 3478 STEPS DR                   FARMVILLE              NC       278280000   $42,000.00
22188841           FLORES                4891 WHISPERING HILLS           SILVER CITY            NM       880610000   $80,000.00
22188858           BALDWIN               1363 MOORE STREET               BELOIT                 WI       535110000   $58,400.00
22188908           MCGEE                  ROUTE #1                       PAGELAND               SC       297280000   $45,600.00
22188940           RODGERS                RR 1 BOX 191A                  GLENCOE                KY       410460000   $69,300.00
22188957           SATTER                5793 S HAGGARD RD               INDIANAPOLI            IN       461600000   $135,000.00
22188973           SOLOMAN               2251 QUBEC ST                   DENVER                 CO       802070000   $97,180.00
22189062           SWEET                 138 EFFIE DR                    PIEDMONT               SC       296730000   $68,800.00
22189112           WHITELOCK             3635 SHELLTOWN ROAD             MARION                 MD       218380000   $92,100.00
22189302           HAGERMAN              502 LYNN DRIVE                  CLAYTON                NJ        83120000   $40,600.00
22189310           HUNTER                168 FLAMINGO DR                 NEWARK                 DE       197020000   $49,500.00
22189328           HICKS                 5885 OLD HUNT CLUB RD           ELKRIDGE               MD       210750000   $118,000.00
22189369           HAYES                 2708 OVERDALE PL                FORESTVILLE            MD       207470000   $105,500.00
22189419           LANDENBERGER          308 ARCH STREET                 CUMBERLAND             MD       215020000   $57,600.00
22192942           BOWENS                705 E RIDGELEY STREET           ATMORE                 AL       365020000   $20,050.00
70020706           DODSON                RT 2 BOX 511A                   GRAVOIS MIL            MO       650370000   $128,000.00
70021308           DAYAGDAG              2427 S. 57TH AVENUE             CICERO                 IL       608040000   $128,700.00
70023734           ESCAMILLA             4925 W. 29TH STREET             CICERO                 IL       608040000   $82,000.00
70035878           HOSKINS               7213 S MORGAN                   CHICAGO                IL       606210000   $46,245.00
70038070           SHAW                  707 S. MONTGOMERY AVENUE        LITCHFIELD             IL       620560000   $31,500.00
70046164           DUBOIS                21515 N. ROUTE 91               PRINCEVILLE            IL       615590000   $187,000.00
70049788           CHAVEZ                728 FRONT STREET                AURORA                 IL       605050000   $83,300.00
70053863           MOORE                 6641 S. HERMITAGE AVE.          CHICAGO                IL       606360000   $54,000.00
70101407           MECKLE                2597 RIVERVIEW STREET           EUGENE                 OR       974030000   $80,000.00
70104757           JONES                 4543 E. EVANS DRIVE             PHOENIX                AZ       850320000   $152,000.00
70110390           BUSCH                 915 KOLLN STREET                PLEASANTON             CA       945660000   $190,800.00
70116751           JUNIEL                3113 N 64TH DRIVE               PHOENIX                AZ       850330000   $68,000.00
70127139           JONES                 5226 S.E. HILLWOOD AVENUE       MILWAUKIE              OR       972670000   $107,100.00
70131214           TRUJILLO              2546 PAPPAS PLACE               HAYWARD                CA       945420000   $318,000.00
70133665           MCMULLIN              11609 BRUNSWICK PINES ROA       GRASS VALLE            CA       959450000   $560,000.00
70134648           OLSON                 3718 SOUTH 256TH COURT          KENT                   WA       980320000   $130,500.00
70153523           FELLS                 2707 VALMONT ROAD               BOULDER                CO       803030000   $53,250.00
70154935           HARDEN                3910 NE 122ND AVE               VANCOUVER              WA       986820000   $106,250.00
70160726           HOLMES                585 TERRITORIAL STREET          HARRISBURG             OR       974460000   $102,000.00
70165444           COLOMA                260 S. 7TH STREET               CRESWELL               OR       974260000   $69,600.00
70182464           STAGGS                216 ASH STREET SW               DALLAS                 OR       973380000   $80,000.00
70203013           KRUSE                 6620 77TH PLACE NE              MARYSVILLE             WA       982700000   $140,000.00
70227061           CATMULL               5975 SOUTH MONACO CIRCLE        SALT LAKE C            UT       841210000   $180,000.00
70240056           FULLER                12 WILDY DRIVE                  ROSWELL                NM       882010000   $33,280.00
70241518           WALLACE               1328 HERMOSA AVENUE             PACIFICA               CA       940440000   $248,000.00
70252978           CHUNDRLEK             504 BROOKHILL DRIVE             PASO ROBLES            CA       934460000   $80,000.00
70263223           BYINGTON              1564 WEST CRYSTAL RIDGE D       WEST JORDAN            UT       840840000   $75,000.00
70267984           ZAMORA                3912 BUCKINGHAM DRIVE           BOISE                  ID       837040000   $63,000.00
70271358           QUINN                 1579 WILLOW OAKS DRIVE          SAN JOSE               CA       951250000   $348,500.00
70272059           MOLINA                4011 WEST RAY AVENUE            ARTESIA                NM       882100000   $17,425.00
70272588           HICKEY                4619 SE 52ND AVENUE             PORTLAND               OR       972060000   $72,000.00
70275532           PENNINGTON            R386 SOUTH 13TH STREET          ARTESIA                NM       882100000   $85,500.00
70278106           OHAYON                1984 PEPPERHILL COURT           MIDDLEBURG             FL       320680000   $56,100.00
70278890           BLANCHETTE            3216 S.136TH STREET             SEATTLE                WA       981680000   $121,500.00
70280664           RYNER                 2860 FERN STREET                ANDERSON               CA       960070000   $60,800.00
70281605           SEDILLO               1402 SUNSET PLACE               ROSWELL                NM       882010000   $50,575.00
70290598           MESSENGER             23 HOLLYWOOD AVENUE             CUYAHOGA FA            OH       442210000   $97,600.00
70291703           HALLAGAN              7090 LOCK ROAD                  ROME                   NY       134400000   $58,500.00
70295951           WARGO                 11742 WEST 550 NORTH            DELPHI                 IN       469230000   $148,500.00
70299300           NOLAN                 9339 SOUTH LONGWOOD             CHICAGO                IL       606200000   $128,000.00
70303318           ARROYO                3259 WEST POTOMAC AVENUE        CHICAGO                IL       606540000   $172,584.00
70306170           KUDER                 115 PALM STREET                 ROCHESTER              NY       146150000   $35,000.00
70307145           FERREIRA              27 PLANTATION STREET            WARWICK                RI        28860000   $100,000.00
70308119           HOLCOMBE              675 22ND STREET SOUTHEAST       NAPLES                 FL       339990000   $53,000.00
70309356           BARTOW                4134 CARNEGIE AVE. NW           MASSILLON              OH       446460000   $85,600.00
70310982           MERCADO               6806 WEST 96TH STREET           OAK LAWN               IL       604530000   $108,000.00
70312343           J BERRY               3306 STEUBENVILLE ROAD          CARROLLTON             OH       446150000   $90,000.00
70313887           MURRAY                571 VALLEY FALLS ROAD           MELROSE                NY       121210000   $110,000.00
70316401           CRARY                 12193 PASQUALE ROAD             NEVADA CITY            CA       959590000   $128,000.00
70318811           HOUK                  940 ASHMOUNT AVE                RED BLUFF              CA       960800000   $58,650.00
70320262           VESPER                4735 158TH AVENUE SE            BELLEVUE               WA       980060000   $100,000.00
70321393           LOURENCO              58 BROWN AVENUE                 NORTH PROVI            RI        29110000   $70,110.00
70322128           RHODES                419 CALLE NEBLINA               SAN CLEMENT            CA       926720000   $227,150.00
70324157           BAILEY                4904 NORTH MELODY               PEORIA                 IL       616140000   $48,703.00
70324579           VLIETSTRA             368 WEST 202ND STREET           CHICAGO HEI            IL       604110000   $85,500.00
70326129           LECLAIR               44 ALLISON AVENUE               COVENTRY               RI        28160000   $127,500.00
70326400           LETOURNEAU            750 YORK AVE.                   PAWTUCKET              RI        28610000   $70,800.00
70326848           NEYHART               215 PLYMOUTH AVENUE             ORELAND                PA       190750000   $100,800.00
70326855           MOBLEY                1350 NORTHWEST 24               FORT LAUDER            FL       333110000   $48,000.00
70328430           BUYZE                 13106 SUNDANCE AVE.             SAN DIEGO              CA       921290000   $180,000.00
70334248           QUINN                 2039 BONIFACIO STREET           CONCORD                CA       945200000   $175,500.00
70341474           GABORIT               1206 CASCADE STREET             WENATCHEE              WA       988010000   $100,800.00
70342878           SEAMAN                517 DON STREET                  LATROBE                PA       156500000   $57,400.00
70343991           CHATHAM               4346 243RD AVENUE               ISSAQUAH               WA       980290000   $210,800.00
70346994           WHITE                 1320 MARANGO COURT              NAPERVILLE             IL       605640000   $148,000.00
70347307           SHIELDS               306 10TH SREET                  ELYRIA                 OH       440350000   $52,500.00
70351648           THELEN                23433 WEST GRAND AVENUE         LAKE ZURICH            IL       600470000   $152,000.00
70352794           ZADAI                 255 N. RIVER ROAD               WARREN                 OH       444830000   $50,250.00
70355441           HOPKINS               1244 ARTHUR STREET              MADISON                OH       440570000   $71,100.00
70362124           LEWIS                 4415 LAKE HAVEN BOULEVARD       SEBRING                FL       338720000   $67,500.00
70362231           FELDMAN               17177 NORTHWAY CIRCLE           BOCA RATON             FL       334960000   $190,000.00
70362918           JOSEPH                5321 NE 9 AVE                   POMPANO BEA            FL       330640000   $56,000.00
70365184           ALLEMAN               1700 LOWER BERN ROAD            BERN                   ID       832200000   $76,500.00
70367784           MUNOZ                 1429 NORTH KOLIN                CHICAGO                IL       606510000   $113,050.00
70369392           MANCILLA              46 167TH STREET                 CALUMET CIT            IL       604090000   $66,000.00
70369905           DESAUTELS             70 LUDLOW ROAD                  CHICOPEE               MA        10200000   $84,000.00
70370986           CIECKO                1 YOXALL COURT                  ORISKANY               NY       134240000   $60,800.00
70378112           KENNEY                5198 NORTH MARSH AVENUE         BOISE                  ID       837030000   $135,800.00
70383633           NEAL                  722 COBBLE CREEK CURVE          NEWARK                 DE       197020000   $59,925.00
70383906           CRANDALL              3505 SHADOWWOOD COURT           MOBILE                 AL       366930000   $115,500.00
70385034           TAYLOR                806 S. RIBBLE                   MUNCIE                 IN       473020000   $32,000.00
70386149           LOCKHART              131 OLD FINCHER COURT           CANTON                 GA       301140000   $19,050.00
70386776           TROSPER               9270 SOUTH 400 WEST             PONETO                 IN       467810000   $108,900.00
70388178           HARRIS                21120 NW 30 AVENUE              MIAMI                  FL       330560000   $28,500.00
70388855           SAISA                 9 FOWLER STREET                 MAYNARD                MA        17540000   $40,000.00
70389077           GREEN                 12891 LANTANA AVENUE            SAN JOSE               CA       951300000   $300,000.00
70390596           SMITH                 86 COMET ROAD EXTENSION         METHUEN                MA        18440000   $100,000.00
70390802           MCCUNE                10371 HUNTERS RIDGE DRIVE       MOBILE                 AL       366950000   $84,000.00
70392527           PASCHAL               3050 NW 106 ST                  MIAMI                  FL       331470000   $54,000.00
70394234           CROMARTIE             2050 NW 29 TERRACE              FORT LAUDER            FL       333110000   $48,000.00
70396320           WHITMAN               1949 ZION ROAD                  BELLEFONTE             PA       168230000   $89,730.00
70397450           CRONER                1004 ARMSTRONG AVENUE           SAINT PAUL             MN       551020000   $77,400.00
70399811           BORRERO               7316 CEDAR POINT DRIVE          NEW PORT RI            FL       346530000   $20,000.00
70401088           DUGAN                 225 SOUTH 20TH STREET           DECATUR                IL       625210000   $36,000.00
70402375           MATSUMOTO             4104 LAKE BOULEVARD             OCEANSIDE              CA       920560000   $35,000.00
70402789           NAVARETTE             4211 ALCOTT STREET              DENVER                 CO       802110000   $92,000.00
70404173           BEAUVAIS              4431 NEWBERG ROAD               SNOHOMISH              WA       982900000   $157,000.00
70404876           VESTER                5125 W. 159 1/2 DRIVE           PRAIRIE CRE            IN       478690000   $13,125.00
70406483           MULLANEY              119 GREENWOOD DRIVE             DAPHNE                 AL       365260000   $85,500.00
70406558           WILLIAMS              5116 NW 3 AVE                   MIAMI                  FL       331270000   $44,800.00
70407390           MCGREW                217 ANCONA AVENUE               GOLETA                 CA       931170000   $224,000.00
70407960           HOHSTADT              1826 SOUTH QUINTERO WAY         AURORA                 CO       800170000   $96,000.00
70408232           HOHSTADT              1826 SOUTH QUINTERO WAY         AURORA                 CO       800170000   $18,000.00
70408992           TENA                  4731 THUNDERBIRD STREET         EUGENE                 OR       974040000   $119,200.00
70409578           MOTO                  797 NORTHEAST 33RD STREET       BOCA RATON             FL       334310000   $296,000.00
70409735           GAY                   239 WEST ROAD                   WILLSBORO              NY       129660000   $43,600.00
70410709           JOHNSON               26 ALBION LANE                  GROVE CITY             PA       161270000   $50,400.00
70411103           RESKOVAC              2810 B STREET                   MC KEESPORT            PA       151330000   $40,000.00
70411202           SHAFFER               7967 N. NAPOLEON ROAD           COLUMBUS GR            OH       458300000   $72,000.00
70411475           GIVENS                1243 1ST AVENUE LOG CABIN       MACON                  GA       312040000   $230,000.00
70412010           JABLONSKI             28 ERIN DIVE                    NEW FAIRFIE            CT        68120000   $189,000.00
70412119           SIMMONS               6312 JOANN PLACE                ALBUQUERQUE            NM       871090000   $113,250.00
70412143           GABRIEL               100 CRESTVIEW DRIVE             BRIDGEPORT             CT        66060000   $96,000.00
70412192           FISHER                3600 CHRISTINE DRIVE            LANSING                MI       489110000   $106,000.00
70412226           JABLONSKI             28 ERIN DRIVE                   DANBURY                CT        68120000   $21,000.00
70412267           MILLER                101 ERIK DRIVE                  DUDLEY                 NC       283330000   $57,600.00
70412275           CROPPER               28 APPLETREE ROAD               GLEN MILLS             PA       193420000   $230,000.00
70412416           MCTIGHE               2542 ELLA STREET                DELRAY BEAC            FL       334440000   $103,500.00
70412515           SWOAGER               441 PLEASANT HILL ROAD          HOOKSTOWN              PA       150510000   $64,000.00
70412796           MEAD                  6113 APPALOUSA DRIVE            MOBILE                 AL       366930000   $61,000.00
70413703           HARRIS                1127 SYLVAN AVENUE              MARTINSVILL            VA       241120000   $49,500.00
70413950           JACOBS                12094 HEATH ROAD                CHESTERLAND            OH       440260000   $140,700.00
70414354           SHAW                  4752 CARLILE DRIVE              MOBILE                 AL       366190000   $65,100.00
70414479           BUCKLEY               8336 GEORGIA AVENUE             KANSAS CITY            KS       661090000   $68,580.00
70414834           TOBIAS                11875 PHAL ROAD                 GRASS LAKE             MI       492400000   $107,000.00
70414842           JONES                 375 EAST CHESTNUT               CAMERON                SC       290300000   $101,250.00
70414883           VISSCHER              11653 OAKLAND DRIVE             SCHOOLCRAFT            MI       490870000   $134,400.00
70414974           VISSCHER              11653 OAKLAND DRIVE             SCHOOLCRAFT            MI       490870000   $33,600.00
70415054           TANT                  304 CHENAULT AVENUE             MOBILE                 AL       366190000   $60,500.00
70415187           LAMPERT               125 OCEAN BOULEVARD             GOLDEN BEAC            FL       331600000   $340,000.00
70415823           CUSTER                3407 NORTH PERSHING DRIVE       ARLINGTON              VA       222010000   $351,000.00
70416490           GAGNON                11 OAKWOOD ROAD                 ACTON                  MA        17200000   $260,000.00
70416524           SMUTNA                9909 SHADY LANE                 BROOKLYN               OH       441440000   $112,000.00
70416540           TERRELL               6432 SOUTH CARPENTER STRE       CHICAGO                IL       606210000   $60,300.00
70417662           BUCHTA                527 S. 106TH STREET             EDWARDSVILL            KS       661110000   $74,000.00
70417688           BROYLES               3110 NORTH PINE STREET          N LITTLE RO            AR       721160000   $65,000.00
70417720           SIMMONS               2845 ADAMS STREET NE            ALBUQUERQUE            NM       871100000   $72,250.00
70418223           LEYBA                 1301 NORTH 800 WEST             WEST BOUNTI            UT       840870000   $83,700.00
70418389           MCDERMOTT             2309 JOHNSTONE STREET           NEWBERRY               SC       291080000   $33,600.00
70418652           ARNOLD                810 LOUISE ST                   BRANDON                FL       335110000   $11,000.00
70419320           DORAN                 3600 LAUREL AVENUE              MANHATTAN B            CA       902660000   $100,000.00
70419890           DAVIS                 4012 KNOLLBROOK DRIVE NW        HUNTSVILLE             AL       358100000   $63,000.00
70420013           ALLEN                 5324 BOSQUE LANE                LAKE WORTH             FL       334610000   $24,000.00
70420450           KAVANAGH              101 STONEBRIDGE LANE            CALN                   PA       193200000   $176,300.00
70420542           OUTLAW                1701 LONG MEADOW ROAD           MOBILE                 AL       366090000   $71,500.00
70420583           PLATTER               10738 INVICTA COURT             CINCINNATI             OH       452310000   $48,000.00
70420823           DELOOFF               308 LAGRAVE                     PAW PAW                MI       490790000   $58,875.00
70420906           FRAZIER               10573 TOULIN DRIVE              CINCINNATI             OH       452400000   $76,800.00
70420914           BOENKER               1303 SPRINGWOOD AVENUE          SCHAUMBURG             IL       601930000   $96,000.00
70421680           TIREY                 301 CANDLELIGHT LANE            OOLITIC                IN       474510000   $107,550.00
70421904           ROBERTS               356 GRAPEVINE PLACE             PLEASANT HI            CA       945230000   $153,900.00
70422035           SULLIVAN              8 CARLISLE COURT                MANALAPAN              NJ        77260000   $197,600.00
70422183           BRENGMAN              1321 ADELINE COURT              AURORA                 IL       605050000   $142,200.00
70422241           ROBERTSON             16116 SE SHERMAN ST             PORTLAND               OR       972330000   $112,000.00
70422829           SEYMOUR               205 ACADEMY STREET              LAURENS                SC       293600000   $57,600.00
70422902           DE JESUS              5135 CANYON CREST DRIVE         SAN RAMON              CA       945830000   $345,000.00
70423587           CALLEN                820 IDAHO STREET                FILER                  ID       833280000   $65,700.00
70424106           STEVENS               2002 WEST 1ST STREET            ROSWELL                NM       882010000   $29,400.00
70424148           KIDBY                 6226 S E  86TH AVENUE           PORTLAND               OR       972660000   $112,500.00
70424494           WANGBERG              8393 FRIAR TUCK WAY             FAIR OAKS              CA       956280000   $55,000.00
70424536           PRESCOTT              135 KING STREET                 GROVELAND              MA        18340000   $138,500.00
70424577           GWYNNE KING           9433 SOUTH OCEAN DRIVE          JENSEN BEAC            FL       349570000   $56,100.00
70424585           REED                  6421 MERCATOR DRIVE NW          HUNTSVILLE             AL       358100000   $79,200.00
70424643           WILLS                 169 MOROSS                      MOUNT CLEME            MI       480430000   $26,000.00
70424676           PENNEY                RR #3  BOX 140A                 NEW YORK MI            MN       565670000   $76,140.00
70424684           CRABTREE              12501 POPES HEAD ROAD           CLIFTON                VA       201240000   $55,000.00
70424767           KUNKEL                1303 CRUMS MILL ROAD            HARRISBURG             PA       171120000   $500,000.00
70424775           BEARD                 1659 DARWOOD DRIVE              MOBILE                 AL       366050000   $48,150.00
70424882           KUNKEL                1303 CRUMS MILL ROAD            HARRISBURG             PA       171120000   $150,000.00
70424924           HOUGHTON              5493 WEST CYCLAMEN COVE         WEST JORDAN            UT       840840000   $69,750.00
70425491           SALINAS               153 NORTH HEMLOCK AVENUE        WOOD DALE              IL       601910000   $105,400.00
70426101           SPONSELLER            4729 BONANZA DRIVE NE           SALEM                  OR       973050000   $85,500.00
70426291           COLLADO               9825 SOUTHWEST 73 STREET        MIAMI                  FL       331730000   $123,750.00
70426309           FONTANA               407 PENNSYLVANIA AVENUE         NEW CASTLE             DE       197200000   $99,000.00
70426648           WILKERSON             438 NORTHWEST 20 AVENUE         FORT LAUDER            FL       333110000   $62,900.00
70426788           WILLIAMS              3841 NORTHWEST 5 COURT          FORT LAUDER            FL       333110000   $82,800.00
70426804           BUNNELL               129 LYNDALE DRIVE               PAINESVILLE            OH       440770000   $104,400.00
70427539           BUNDY                 601 DUVAL DRIVE                 OPP                    AL       364670000   $59,500.00
70427547           HARRIS                480 PARKSIDE DRIVE              CAROL STREA            IL       601880000   $216,900.00
70427653           LAWS                  2906 MAGELLAN PLACE             MONROE                 LA       712010000   $68,000.00
70427869           SAVAGE                14131 STATE ROUTE 511           HENRIETTA T            OH       440740000   $112,000.00
70428479           GESMOND               103 THOMAS DRIVE                MCKEESPORT             PA       151310000   $44,300.00
70428537           HAMILTON              36 DEGER DRIVE                  LONDON                 OH       431400000   $70,200.00
70428602           BARRY                 207 CHAPMAN AVENUE              LANSDOWNE              PA       190500000   $52,000.00
70428701           BASHAM                1814 BOND COURT NORTHEAST       KEIZER                 OR       973030000   $108,400.00
70428768           HEMBREE               3500 6TH AVENUE                 COUNCIL BLU            IA       515010000   $57,600.00
70428941           BELMARES              214 SPRING COURT                WILLARD                OH       448900000   $62,100.00
70429220           BAER                  4407 LINDEN DRIVE               KEARNEY                NE       688470000   $92,800.00
70429238           OGLE                  509 PROSPECT  ROAD              MANHEIM                PA       175450000   $76,000.00
70429329           BAER                  4407 LINDEN DRIVE               KEARNEY                NE       688470000   $23,200.00
70430210           DOUCETTE              1388 SW 25TH AVE                FORT LAUDER            FL       333120000   $72,250.00
70430525           ADAM                  23409 CUNNINGHAM                WARREN                 MI       480910000   $66,400.00
70430582           JACKSON               14113 STAHELIN ROAD             DETROIT                MI       482230000   $80,000.00
70430970           DEVER                 266 BAYARD RD                   UPPER DARBY            PA       190820000   $75,650.00
70431077           SHARPE                5214 189TH STREET SW            LYNNWOOD               WA       980360000   $131,400.00
70431390           ROMSKA                159 S. LAKE ROAD                COLUMBIAVIL            MI       484210000   $99,000.00
70431531           DANCY                 10725 GARFIELD AVE              CLEVELAND              OH       441080000   $64,000.00
70431572           MOORE                 249 WEST WALNUT STREET          MARIETTA               PA       175470000   $24,000.00
70431879           MCGRATH               7 ELIZABETH CT.                 SAYVILLE               NY       117820000   $195,000.00
70431903           LESTER                201 DEVON ROAD                  JACKSONVILL            NC       285460000   $68,850.00
70432117           TIFFANY               BOX 24 THOMPSON ROAD            MARSING                ID       836390000   $86,220.00
70432752           ASSELIN               6851 CLIFFSIDE                  RACINE                 WI       534020000   $76,125.00
70432851           LE GRAND              4661 E DARTMOUTH LN             HERNANDO               FL       344420000   $28,000.00
70433131           DUNDEY                19072 SOUTHEAST HILLCREST       TEQUESTA               FL       334690000   $85,500.00
70433214           SMITH                 2 BIRCH HOLLOW COURT            STONY BROOK            NY       117900000   $242,000.00
70433404           FITZLAFF              5720 10TH AVENUE SOUTHWES       NAPLES                 FL       341080000   $32,000.00
70433511           ENFINGER              617 WOLF RUN                    WINTER HAVE            FL       338800000   $33,000.00
70433586           BRANHAM               322 EASTOVER CIRCLE             SUMMERVILLE            SC       294830000   $18,840.00
70433883           GEITGEY               279 GLENMORE DRIVE              SPRINGFIELD            OH       455030000   $68,850.00
70434006           PELLEGRINO            HCR 62 BOX 6A                   CROSS FORK             PA       177290000   $40,000.00
70434162           REVELL                531 CLEVELAND STREET            BROOKLYN               NY       112080000   $86,000.00
70434196           PAULS                 2317 S. FIELDCREST STREET       WICHITA                KS       672090000   $62,480.00
70434691           PAULS                 2317 S. FIELDCREST STREET       WICHITA                KS       672090000   $15,620.00
70435003           WHITE                 1603 WILDWOOD DRIVE             BLOOMINGTON            IL       617040000   $81,000.00
70435052           SALCONE               1110 WAKEFIELD ROAD             LEAVITTSBUR            OH       444300000   $47,500.00
70435425           CUMMINGS              RR #1 BOX 75                    ARROWSMITH             IL       617220000   $42,300.00
70435540           DOE                   14926 SOUTHEAST 45TH PLAC       BELLEVUE               WA       980060000   $37,500.00
70435706           JOHNS                 19812 TOPEKA ROAD               SPRINGHILL             FL       346690000   $64,000.00
70435938           NGUYEN                6242 WAPATO LAKE DR SOUTH       TACOMA                 WA       984080000   $40,000.00
70436233           KAUFMAN               1 CLEARBROOK COURT              BLOOMINGTON            IL       617010000   $113,674.00
70437116           RIONDA                1620 SW 67TH AVENUE             MIAMI                  FL       331550000   $84,500.00
70437199           UNDERWOOD             5519 MAPLE STREET               N LITTLE RO            AR       721180000   $60,300.00
70437546           MOORE                 121 CHAPARRAL DRIVE             FLORENCE               AL       356300000   $90,000.00
70437587           DUDTE                 1168 COUNTY ROAD 2075           ASHLAND                OH       448050000   $110,700.00
70437686           BONACK                HIGHWAY 13 NORTH ROUTE ON       GLIDDEN                WI       545270000   $108,000.00
70437959           DAVIS                 410 S 4TH STREET                BOISE                  ID       837020000   $58,500.00
70438130           HEIM                  86 PLAZA DRIVE                  LAKESIDE               MT       599220000   $124,640.00
70438312           HUTCHISON             8914 MERCURY DRIVE              JACKSONVILL            AR       720760000   $124,000.00
70438437           STOTTS                39 WEST STAFFORD AVENUE         WORTHINGTON            OH       430850000   $177,600.00
70438528           GEORGIS               250 E. CHURCH                   ELMHURST               IL       601260000   $424,800.00
70438668           BRUNSWICK             342 LISBON STREET               SANDWICH               IL       605480000   $130,500.00
70438734           CARNAHAN              910 N FLORENCE AVENUE           CLAREMORE              OK       740170000   $66,600.00
70438759           KHAMPRASEUTH          259 SMITH STREET                CRANSTON               RI        29050000   $79,000.00
70438767           CROWDER               23 15TH AVENUE                  COUNCIL BLU            IA       515030000   $64,800.00
70438932           HIGGINS               3171 POWDER RIVER DRIVE         EUGENE                 OR       974080000   $155,900.00
70439161           BILLINGSLEY           10722 SOUTHEAST 55TH            MILWAUKIE              OR       972220000   $100,150.00
70439401           BAILEY                1701 WEST FINLAND DRIVE         DELTONA                FL       327250000   $79,200.00
70439468           WILSON                1817 PENROSE COURT              POWDER SPRI            GA       301270000   $49,000.00
70439872           DEALING               4281 SIDEWINDER TRAIL           MIDDLEBURG             FL       320680000   $136,800.00
70440045           HRUBY                 1404 PARKVIEW DRIVE             LYNDHURST              OH       441240000   $98,100.00
70440466           DEALING               4281 SIDEWINDER TRAIL           MIDDLEBURG             FL       320680000   $15,200.00
70440607           POINTER               10353 SOUTH CRANDON AVENU       CHICAGO                IL       606170000   $58,000.00
70440656           MARUSCHAK             4580 SOUTH BROADWAY             LORAIN                 OH       440520000   $40,000.00
70440888           NEIDERHEISER          5523 SOUTH 105TH STREET         OMAHA                  NE       681270000   $56,000.00
70440953           BOYD                  174 BARBARA LANE                STEGER                 IL       604750000   $78,200.00
70441035           SIGNER                6815 SW 11TH DRIVE              PORTLAND               OR       972190000   $225,250.00
70441175           CERRATO               2330 PORTSMOUTH COURT           AURORA                 IL       605040000   $128,350.00
70441639           LOVE                  7210 NE 13TH AVENUE             PORTLAND               OR       972110000   $50,000.00
70441829           GREEN                 31860 SE DODGE PARK BLVD        GRESHAM                OR       970800000   $45,000.00
70442090           WRIGHT                119 PINEBROOK DRIVE             MARQUETTE              MI       498550000   $50,000.00
70442249           PATTERSON             3190 PETUNIA AVENUE             FAYETTEVILL            NC       283060000   $54,400.00
70442371           ROBINSON              203 SOUTH 5TH STREET            CHAFFEE                MO       637400000   $96,800.00
70442611           ROBINSON              203 SOUTH 5TH STREET            CHAFFEE                MO       637400000   $24,200.00
70442736           RUCKER                614 LAWN AVENUE                 FINDLAY                OH       458400000   $36,000.00
70443023           REINHART              26 EAST GOLDEN STREET           BEVERLY HIL            FL       344650000   $24,225.00
70443049           LAW                   62 BOLSTER AVENUE               WARWICK                RI        28890000   $33,600.00
70443221           FALCONE               15864 SW 285 STREET             HOMESTEAD              FL       330330000   $95,000.00
70443353           SLUKA                 3455 NEILSON AVENUE             YOUNGSTOWN             OH       445020000   $40,050.00
70443478           KING                  5799 ENSIGN ROAD                WEST FARMIN            OH       444910000   $61,500.00
70443619           PROITE                26 GEER AVENUE                  UTICA                  NY       135010000   $50,000.00
70443817           CAPATOSTO             616 TALLMADGE ROAD              CUYAHOGA FA            OH       442210000   $69,500.00
70444211           YOUNG                 1510 HOLMES DRIVE               COLORADO SP            CO       809090000   $103,500.00
70444278           SPELLMAN              1424 WEST CHATEAU AVENUE        MERIDIAN               ID       836420000   $82,000.00
70444302           HUGGINS               835 EAST MEDA AVENUE            GLENDORA               CA       917410000   $206,000.00
70444542           STINSON               1961 JOHN WHITE ROAD            HUBBARD                OH       444250000   $40,450.00
70444559           SULLIVAN              215 LATHAM STREET               LINCOLN                IL       626560000   $68,000.00
70444658           GERBER                819 GOSHEN AVENUE               FORT WAYNE             IN       468080000   $32,136.00
70445358           SILES                 912 CEDAR AVENUE                DARBY                  PA       190230000   $51,000.00
70446166           DUFOUR                15055 FUENTE DE PAZ             RANCHO MURI            CA       956830000   $243,750.00
70446802           PRESSARD              644 FORUM DRIVE                 ROSELLE                IL       601720000   $108,500.00
70447578           CAVANAUGH             202 POPLAR STREET               MONROEVILLE            PA       151460000   $66,000.00
70447610           MURPHY                506 ANTHWYN ROAD                MERION STAT            PA       190660000   $411,000.00
70447727           ARPY                  14120 275TH STREET              LONG GROVE             IA       527560000   $128,000.00
70448162           WILLIAMS              4816 NORTH TENTH STREET         PHILADELPHI            PA       191410000   $33,000.00
70448667           BARAKAT               628 EAST SECOND STREET          BOSTON                 MA        21270000   $120,000.00
70448824           JOHNSON               6 EMERALD DRIVE                 MISSOULA               MT       598020000   $114,300.00
70448832           MCLEAN                506 HIGHLAND TERRACE            ROUND LAKE             IL       600730000   $99,150.00
70449012           MILES                 1323 JASPER STREET              MEDFORD                OR       975010000   $93,500.00
70449111           ANDREWS               301 NORTHCROFT ROAD             SPRINGFIELD            PA       190640000   $76,000.00
70449178           JACKSON               3818 NEWTON STREET              WHISTLER               AL       366120000   $32,500.00
70449400           BISCONE               905 NW 49TH STREET              OKLAHOMA CI            OK       731180000   $56,000.00
70449855           WESTERVELT            1828 RAMBLING ROAD              SIMI VALLEY            CA       930650000   $220,000.00
70449863           ZACK                  7955 N W 7 COURT                PLANTATION             FL       333240000   $96,000.00
70450358           LANG                  4793 ARDMORE AVENUE             YOUNGSTOWN             OH       445050000   $92,500.00
70450861           PAYNE                 6404 SOUTH PEORIA STREET        CHICAGO                IL       606210000   $60,000.00
70450911           MERRIMAN              730 TALLMADGE ROAD              CUYAHOGA FA            OH       442210000   $88,000.00
70450929           SULLIVAN              940 PATRICK LANE                CHEROKEE               AL       356160000   $37,800.00
70451455           DUMAS                 3426 CLEARWATER COURT           SUGAR LAND             TX       774780000   $300,000.00
70451778           MONTOYA               429 5TH STREET                  OGDEN                  UT       844040000   $77,300.00
70451901           MERRIMAN              730 TALLMADGE ROAD              CUYAHOGA FA            OH       442210000   $12,000.00
70451943           KIPP                  1417 NORTH PLATEAU STREET       CALDWELL               ID       836050000   $56,950.00
70452164           URSE  JR              2914 MARK LINN DRIVE            FAIRMONT               WV       265540000   $92,700.00
70452271           RUNGE                 615 FIELDSTONE LANE             MIDDLEBURY             IN       465400000   $99,000.00
70452339           GERTEN                2316 SW 100TH STREET            OKLAHOMA CI            OK       731590000   $81,000.00
70452438           TSCHANNEN             1427 GARR STREET                BLUFFTON               IN       467140000   $60,300.00
70452586           WOOD                  1549 WEST NORTH LANE            PHOENIX                AZ       850210000   $32,000.00
70452768           REICHSTADT            9804 74TH STREET CIRCLE S       COTTAGE GRO            MN       550160000   $155,000.00
70453139           CARBY                 732 SOUTHWEST 158TH             PEMBROKE PI            FL       330270000   $98,400.00
70453154           LANGFORD              416 SEDGWICK DRIVE              SYRACUSE               NY       132060000   $121,500.00
70453170           GLAVEY                525 INDIAN RIDGE TRAIL          WAUCONDA               IL       600840000   $184,500.00
70453196           COLBERT               614 SHORTRIDGE ROAD             FAYETTEVILL            NC       283030000   $19,350.00
70453246           KAUFMAN               7406 MCCLIGGOTT ROAD            SAGINAW                MI       486090000   $54,000.00
70453261           COLBERT               614 SHORTRIDGE ROAD             FAYETTEVILL            NC       283030000   $109,650.00
70453378           MEREDITH              388 RIDGE RD                    HARTFORD               CT        61090000   $127,800.00
70453436           BELLAMY               715 EAST 8TH STREET             LUMBERTON              NC       283580000   $34,000.00
70453444           JACKSON               2600 CATHERINE STREET           HARRISBURG             PA       171080000   $22,000.00
70453501           SMITH                 ROAD 6 BOX 921                  MOUNT PLEAS            PA       156660000   $64,200.00
70453667           MEDEIROS              237 NORTHWEST 8TH STREET        BOCA RATON             FL       334320000   $50,000.00
70453675           WEASEL                418-420 PONTIAC AVENUE          PROVIDENCE             RI        29100000   $140,000.00
70454517           DEVIN                 30 FRANKLIN STREET              PORTSMOUTH             RI        28710000   $135,000.00
70454731           ROBINSON              2023 GRANADA DRIVE              SPRINGFIELD            OH       455030000   $99,000.00
70454954           SOTO JR               1947 EAST 36TH STREET           LORAIN                 OH       440550000   $68,000.00
70456199           MALANGA               6412 RANCHO PARK DRIVE          SAN DIEGO              CA       921200000   $400,000.00
70456207           NESS                  5458 43RD AVENUE S              MINNEAPOLIS            MN       554170000   $65,700.00
70456215           MALANGA               6412 RANCHO PARK DRIVE          SAN DIEGO              CA       921200000   $50,000.00
70456322           KOHLASCH              1900 LONGFELLOW ROAD            HAYS                   KS       676010000   $84,000.00
70456660           LEOS                  3034 W MENDOCINO AVENUE         STOCKTON               CA       952040000   $81,600.00
70457049           STRIBLET              816 N LOCKWOOD                  CHICAGO                IL       606510000   $64,200.00
70457205           HART                  1420 NE 42 COURT                POMPANO BEA            FL       330640000   $66,000.00
70458237           SANDERS               631 S. PINE STREET              CENTRALIA              IL       628010000   $33,300.00
70458336           RUNYON                13308 SOUTHWEST 157TH           TIGARD                 OR       972230000   $190,000.00
70458542           CARY                  6781 AMY LANE NORTHEAST         KEIZER                 OR       973030000   $117,000.00
70458666           PEARSON               12100 NW 22 COURT               MIAMI                  FL       331670000   $81,000.00
70458732           OTTO                  1218 BERKWOOD ROAD              BALTIMORE              MD       212370000   $75,350.00
70459326           CELEBRE               1770 SOUTHEAST 80TH             OCALA                  FL       344800000   $168,000.00
70459417           WALKER                1498 SCHUMACHER                 BURTON                 MI       485290000   $48,000.00
70459557           JOHNSON               627 CULBERTSON AVE              OKLAHOMA CI            OK       731050000   $104,000.00
70459623           BAIN                  4747 UNION MINE ROAD            EL DORADO              CA       956230000   $172,000.00
70459730           FILIPPONE             32 GRAENEST RIDGE ROAD          WILTON                 CT        68970000   $188,000.00
70459987           KRUGER                4430 106TH AVENUE               ALLEGAN                MI       490100000   $39,650.00
70460233           FEIST                 761 STREET ANNS DRIVE           LAGUNA BEAC            CA       926510000   $38,000.00
70460332           BURNETT               4723 SE 100TH AVENUE            PORTLAND               OR       972660000   $21,000.00
70460480           PEEBLES               508 WEST LIBERTY ROAD           GRIDLEY                CA       959480000   $97,750.00
70460787           HORN                  6263 13TH AVENUE NORTHEAS       KEIZER                 OR       973030000   $45,000.00
70461256           ELLIS                 619 B STREET                    KING OF PRU            PA       194060000   $97,200.00
70461538           LADWIG                4693 DUDLEY ST                  WHEAT RIDGE            CO       800330000   $108,000.00
70461553           KELLY                 13546 JANELL ROAD               COLUMBIA ST            OH       440280000   $109,200.00
70461595           KELLY                 13546 JANELL ROAD               COLUMBIA ST            OH       440280000   $21,200.00
70461611           SAMSEL                3630 PERTHSHIRE LANE            COLONIAL HE            VA       238340000   $24,000.00
70461637           STEINHAUSSER          3468 OAK ROAD                   STOW                   OH       442240000   $129,000.00
70461702           MEIKLEJOHN            6151 ALMA STREET                PHILADELPHI            PA       191490000   $50,400.00
70462007           ADAMS                 4180 SCOTTSVILLE ROAD           FLOYDS KNOB            IN       471190000   $74,000.00
70463559           MASSAROTTI            8150 HENSLOWE AVENUE SOUT       COTTAGE GRO            MN       550160000   $53,000.00
70464466           SUNDSTROM             3465 BELKNAP DRIVE              WEST LINN              OR       970680000   $468,000.00
70464490           MENCER                3258 ALDERWOOD WAY              CUYAHOGA FA            OH       442230000   $187,000.00
70464748           HAWKINS               1 PEMBROKE DRIVE                MEDIA                  PA       190630000   $170,000.00
70464813           MCQUEEN               25801 61ST AVE CTR EAST         GRAHAM                 WA       983380000   $84,800.00
70464888           TAND                  289 GREEN STREET                NORTHBOROUG            MA        15320000   $305,800.00
70465026           SCHMIDT               3330 NORTHWEST 166TH            BEAVERTON              OR       970060000   $124,500.00
70465422           RAUFEISEN             33 VELIE DRIVE                  ROCK ISLAND            IL       612010000   $392,500.00
70465539           MATHUES               214 WEST ROLAND ROAD            BROOKHAVEN             PA       190150000   $106,200.00
70465646           JOHNSON               5561 SUNBURY AVENUE             SAINT LOUIS            MO       631360000   $40,000.00
70465828           MASSINGILL            11104 THRUSH AVENUE             CLEVELAND              OH       441110000   $51,300.00
70465836           HUFFSTETLER           480 LAKE TIDE DRIVE             CHAPIN                 SC       290360000   $71,000.00
70465844           BRADFORD              1556 SOUTHEAST KENT STREE       MC MINNVILL            OR       971280000   $84,000.00
70465976           GRAMLICH              3119 W. FORSYTHE ROAD           PEORIA                 IL       616140000   $104,000.00
70466156           KAIRIS                5619 S. CATHERINE AVENUE        COUNTRYSIDE            IL       605250000   $63,000.00
70466263           TEAGUE                2420 3X AVENUE                  EAST MOLINE            IL       612440000   $42,000.00
70466289           WILHELM               875 E 700 N                     SHELLEY                ID       832740000   $118,150.00
70466628           ACKERMAN              63 ILLINOIS AVENUE              MANSFIELD              OH       449050000   $83,300.00
70466768           FARVER                525 E 10TH STREET               BERWICK                PA       186030000   $70,000.00
70466800           ABRAHAM               18212 SE 18TH STREET            VANCOUVER              WA       986830000   $144,000.00
70466875           MCKEAN                128 SOUTHWEST 2ND STREET        BOYNTON BEA            FL       334350000   $60,000.00
70467683           LARSEN                77 CATHRYN COURT                FOX LAKE               IL       600200000   $52,000.00
70467782           AIELLO                7937 MC KAIG                    FREDERICK              MD       217010000   $115,750.00
70468145           CRANE                 1678 NORTH COUNTY ROAD          SULLIVAN               IN       478820000   $67,500.00
70468350           HUNTER                809 N. COUNTY STREET            WAUKEGAN               IL       600850000   $115,500.00
70468574           WILLIS                2521 MISTY GLEN DRIVE           FLOWER MOUN            TX       750280000   $116,100.00
70468632           GILTNER               8628 SE PARDEE STREET           PORTLAND               OR       972660000   $84,700.00
70468772           MOORE                 7014 SOUTHWEST 182ND            ALOHA                  OR       970070000   $117,500.00
70469473           RUSSELL               528 DAKOTA AVENUE               NILES                  OH       444460000   $58,225.00
70469853           WELLS                 132 LIBERTY LANE                ROCKWALL               TX       750870000   $198,000.00
70470000           SCHICK                1315 TELEGRAPH ROAD             LAKE FOREST            IL       600450000   $282,000.00
70470901           LINGNER               2413 OHIO STREET                LAWRENCE               KS       660460000   $74,375.00
70470927           HEDDEN                71 OAKWOOD FARMS                GREENWOOD              SC       296460000   $68,000.00
70470943           NARDONE               515 KING MALCOLM AVE            ODENTON                MD       211130000   $111,600.00
70471172           WOODBRIDGE            2702 PIERSON ROAD               OXFORD                 OH       450560000   $65,000.00
70471321           ASKEW                 3415 N. CYPRESS STREET          NORTH LITTL            AR       721160000   $52,000.00
70471347           SCHWARTZ              10308 SNOWPINE WAY              POTOMAC                MD       208540000   $332,000.00
70471362           ATKINSON              5105 DEER RUN DRIVE             FORT PIERCE            FL       349510000   $125,900.00
70471537           BOLEN                 207 WORTH STREET                FULTON                 NY       130690000   $55,125.00
70471578           LANG                  276 AVENUE A                    LAKE RONKON            NY       117790000   $234,000.00
70471677           JENSEN                4700 OVERBROOK RD               BETHESDA               MD       208160000   $123,600.00
70472105           ALBRIGHT              5999 WILLOW LAKE DRIVE          HUDSON                 OH       442360000   $145,600.00
70472386           NESTOR                15 RAYMOND DRIVE                NARRAGANSET            RI        28820000   $157,100.00
70472709           JOHNSON               408 RIVERVIEW RD                ST ANTHONY             ID       834450000   $55,250.00
70472774           WINGET                1605 NE 17 TERRACE              OCALA                  FL       344700000   $73,100.00
70472956           HALVORSEN             1202 CHURCH OF GOD ROAD         BONNEAU                SC       294310000   $49,000.00
70473038           HEINS                 645 PARK LANE                   BILLINGS               MT       591020000   $153,000.00
70474234           GATREY                12300 BARNES ROAD               BAY MINETTE            AL       365070000   $53,600.00
70474721           MILLS                 1 SYCAMORE ROW                  SPRINGFIELD            IL       627020000   $42,500.00
70474820           HUGHES                70 HAWK RIDGE                   RITTMAN                OH       442700000   $72,000.00
70475058           SHELTON               249 STUENE ROAD                 AMHERST                NY       140680000   $112,500.00
70475579           HERRIN                14555 NORTHWEST 96TH PLAC       MORRISTON              FL       326680000   $102,800.00
70475587           BERGAMASCO            602 BLUEBERRY DRIVE             MONROEVILLE            PA       151460000   $64,800.00
70475777           SMITH                 1725 SW 318TH PLACE             FEDERAL WAY            WA       980230000   $67,500.00
70476031           KIM                   1134 JOHNSON AVENUE             SAN JOSE               CA       951290000   $265,000.00
70476247           MONTELEONE            227 COVE PLACE                  JUPITER                FL       334690000   $190,000.00
70476635           SWEETING              1 GLEN COVE ROAD                GLEN HEAD              NY       115450000   $175,000.00
70477302           RYMER                 1152 NE 209 TERRACE             MIAMI                  FL       331790000   $46,200.00
70477427           IRVIN                 3572 EDGEWATER LANE             BROOKHAVEN             PA       190150000   $35,400.00
70478482           GAZAREK               9029 DALE                       REDFORD                MI       482390000   $24,400.00
70478672           CARROLL               5 OLA AVENUE                    EAST HAMPTO            CT        64240000   $89,250.00
70478839           DOLL                  5819 TEMPEST STREET             JACKSONVILL            FL       322440000   $43,000.00
70479324           W JACKSON             431 BONSALL AVENUE              LANSDOWNE              PA       190500000   $38,350.00
70480058           DECKMAN               2741 LISBURN ROAD               LOWER ALLEN            PA       170110000   $130,000.00
70480140           HERRMANN              1 MONTEBELLO DRIVE              VERNON HILL            IL       600610000   $202,500.00
70480272           RAMSEY                5144 TILSON DRIVE               NEW PORT RI            FL       346520000   $49,230.00
70480405           MUSSER                2360 CONLEY BOULEVARD           FOUNTAIN               CO       808170000   $24,000.00
70480835           PORYS                 9001 PARKSIDE                   OAK LAWN               IL       604530000   $101,000.00
70481783           HARLAN                2813 STRUCKMAN                  RIVER GROVE            IL       601710000   $136,000.00
70482054           DYCUS                 2908 GB BLANTON ROAD            SHELBY                 NC       281500000   $57,000.00
70482393           ZIESMER               1106 7TH STREET                 THREE RIVER            MI       490930000   $49,600.00
70482583           MANEKOFSKY            16 CONSTANCE DRIVE              MANCHESTER             CT        60400000   $26,600.00
70482765           YANCEY                115 LAFAYETTE STREET            PLYMOUTH               MA        23630000   $90,000.00
70482898           DEGROOT               5879 QUAKER DR                  PLEASANT GA            NC       273130000   $69,700.00
70482922           APOLLONIO             116 ANDREWS AVE                 WEST WARWIC            RI        28930000   $66,400.00
70483011           LEWARSKI              178 PAXTON ROAD                 EASTLAKE               OH       440950000   $73,875.00
70483284           CUSICK                2158 MUIRFIELD WAY              OLDSMAR                FL       346770000   $225,000.00
70483433           LEWIS                 411 PENNSYLVANIA AVENUE         ROSETO                 PA       180130000   $78,300.00
70484514           FARISS                8820 WAINWRIGHT ROAD            WYNDMOOR               PA       190380000   $112,000.00
70484589           PHILLIPPE             RR# 3 BOX 79AA                  VINCENNES              IN       475910000   $50,900.00
70484811           SESKIN                17032 NORTHWAY CIRCLE           BOCA RATON             FL       334960000   $100,000.00
70485024           HILL                  4006 DUBOIS COURT               WOODBRIDGE             VA       221930000   $112,500.00
70485115           DEES                  3040 BOCASTLE COURT             REYNOLDSBUR            OH       430680000   $93,500.00
70485164           ZIESMER               1106 7TH STREET                 THREE RIVER            MI       490930000   $12,400.00
70485271           DEES                  3040 BOCASTLE COURT             REYNOLDSBUR            OH       430680000   $16,500.00
70485529           HACKNEY               7424 RALEIGH DRIVE              SAINT LOUIS            MO       631230000   $120,000.00
70486139           SYLVESTER             3018 SCENIC VALLEY WAY          HENDERSON              NV       890120000   $128,800.00
70486170           BACHMAN               350 FERNCREST ROAD              LONGVIEW               WA       986320000   $238,000.00
70486196           HEAD                  5755 BALFREY DRIVE              WEST PALM B            FL       334130000   $36,000.00
70486261           HESS                   31832 OLD HICKORY ROAD         TRABUCO CAN            CA       926790000   $270,300.00
70486550           SMITH                 8235 SORTHWEST EASY STREE       ARCADIA                FL       338210000   $55,000.00
70486881           NAYLON                14115 NORTH MILLER DR           WEST PALM B            FL       334100000   $325,000.00
70487525           GEBHARDT              1108 SUMMIT LN                  MOUNTAINSID            NJ        70920000   $125,000.00
70487715           LYONS                 3476 ALWARD RD                  PATASKALA              OH       430620000   $48,000.00
70488598           DORSETT               4813 HARBOUR HEIGHTS DRIV       MUKILTEO               WA       982750000   $191,750.00
70489117           KISIEL                806 MEADOW BROOK                NORTH TONAW            NY       141200000   $120,600.00
70489158           STALLINGS             377 GREENE 151 ROAD             LAFE                   AR       724500000   $68,400.00
70489349           HARRIS                545 ZANARK                      COLUMBIA               SC       292120000   $94,500.00
70489398           GRAF                  38989 JOHNNY CAKE RIDGE R       WILLOUGHBY             OH       440940000   $96,930.00
70490172           CORNELSON             6160 HAMPTON OAKS DRIVE         MOBILE                 AL       366930000   $94,500.00
70490867           MCIVER                1125 SOUTH 211TH PLACE          DES MOINES             WA       981980000   $103,500.00
70491345           ROLLIE                1807 4TH AVENUE                 AUSTIN                 MN       559120000   $49,500.00
70491543           ROSSMEIER             209 EAST FLORENCE               PIERCE                 NE       687670000   $54,900.00
70491634           DAVIS                 12402 BRANDYWYNE DRIVE          HOUSTON                TX       770770000   $87,900.00
70491758           WILSON                450 EAST 2ND STREET             NEW RICHMON            WI       540170000   $120,600.00
70491915           SWOPE                 46 BARRI  DRIVE                 IRWIN                  PA       156420000   $123,300.00
70492012           SPILLANE              329 NORTH 2ND STREET            DE KALB                IL       601150000   $113,400.00
70493671           SCHMIDT               908 BROOKSHIRE LANE             EUREKA                 IL       615300000   $84,600.00
70493754           BOWMASTER             1145 THIRD AVENUE               DUNCANSVILL            PA       166350000   $71,100.00
70494216           WILLIAMS              77 REGATA ROAD                  NORTH WEYMO            MA        21910000   $113,300.00
70494471           DEAM                  29117 LEESBURG COURT            FARMINGTON             MI       483310000   $193,500.00
70494638           WINFREE               310 7TH STREET                  FOLSOM                 PA       190330000   $98,800.00
70494794           DOTSON                5608 NORTHEAST CLEVELAND        PORTLAND               OR       972110000   $60,000.00
70494885           WEDEL                 912 SOUTH IOLA STREET           AURORA                 CO       800120000   $43,000.00
70494950           REITER                355 SOUTH 3RD STREET            INDEPENDENC            OR       973510000   $57,000.00
70495205           MADERE JR             7816 BOARD DRIVE                BATON ROUGE            LA       708170000   $81,000.00
70495288           HEERKES               223 1ST STREET                  DIKE                   IA       506240000   $48,000.00
70495338           DEMOTT                37 CATHERINE STREET             VALLEY STRE            NY       115810000   $234,000.00
70495411           SMITH                 2005 LITTLE POND PLACE          WILLOW SPRI            NC       275920000   $89,250.00
70495767           JERZYKOWSKI           725 ARTHUR STREET               MENASHA                WI       549520000   $62,600.00
70495916           BROWN                 3005 171ST PLACE SOUTHEAS       BOTHELL                WA       980120000   $150,000.00
70496047           JERZYKOWSKI           725 ARTHUR STREET               MENASHA                WI       549520000   $25,400.00
70496179           JOHNSON               2901 GRANT STREET               MOBILE                 AL       366060000   $52,000.00
70496393           FINK                  2018 5TH STREET                 SANTA MONIC            CA       904050000   $400,000.00
70496864           WILSON                4181 BLACKFIN AVENUE            IRVINE                 CA       926200000   $57,000.00
70497532           ORTIZ GARCIA          5236 EAGLE WAY                  COCONUT CRE            FL       330730000   $139,500.00
70497599           ORTIZ GARCIA          5236 EAGLE WAY                  COCONUT CRE            FL       330730000   $15,500.00
70497656           WALKER                6602 TIBURON CIRCLE             BOCA RATON             FL       334330000   $84,600.00
70497912           GAGNON                25 POCAHONTAS LANE              ATTLEBORO              MA        27030000   $43,000.00
70497961           BICKFORD              1187 BOHEMIA MILL ROAD          MIDDLETOWN             DE       197090000   $78,000.00
70498688           BRIDGES               345 S. MEADOWLARK STREET        FAIR GROVE             MO       656480000   $55,000.00
70498985           JAMES                 104 RUTH LANE                   NEW BRITAIN            PA       189010000   $115,500.00
70499124           MCKINNIE              1267 BEACH AVENUE               LAKEWOOD               OH       441070000   $80,250.00
70499173           JONES                 2812 CARDIGAN                   SPRINGFIELD            IL       627020000   $47,250.00
70499397           WARD                  RR1 BOX 26                      WAYNESVILLE            IL       617780000   $103,000.00
70499710           CINAMI                67 BRICKHOUSE ROAD              DANIELSON              CT        62390000   $98,000.00
70500061           RUSSELL               625 SOUTH ALTON WAY             DENVER                 CO       802310000   $60,000.00
70500533           COLE                  483 DOWNS ROAD                  BETHANY                CT        65240000   $180,000.00
70500913           BOULAY                77 WEST EARLE STREET            CUMBERLAND             RI        28640000   $97,600.00
70501051           COPEN                 4492 BRADLEY ROAD               WESTLAKE               OH       441450000   $148,500.00
70501119           BRIDGELAND            668 N. OAKWOOD DRIVE            AKRON                  OH       443120000   $124,200.00
70501309           KING                  6913 BRECKWOOD STREET           FAYETTEVILL            NC       283140000   $87,000.00
70501390           HEIDEBRINK            1545 VIKING LANE, BOX 156       BIGELOW                MN       561170000   $38,700.00
70502760           TOLIVER               415 A PULASKI HIGHWAY           JOPPA                  MD       210850000   $109,000.00
70502893           ANGARONE              19 DOE DRIVE                    HAMILTON               NJ        86500000   $270,000.00
70502950           PALLAY  JR            7384 GEAUGA STREET              SOLON                  OH       441390000   $108,800.00
70502984           HENDRICKS             1573 WEST PEOGA LAKE DRIV       TRAFALGAR              IN       461810000   $112,500.00
70503156           SYPUT                 69 SPRUCE STREET                NATRONA HEI            PA       150650000   $47,700.00
70503164           EARLEY                1762 RIPPLEBROOK ROAD           COLUMBUS               OH       432230000   $69,300.00
70503347           WILHOFT               3031 SOUTH CUSTER               WICHITA                KS       672170000   $64,800.00
70503966           CHRISTENSEN           705 ANTLER DRIVE                MT ZION                IL       625490000   $119,610.00
70504170           BULL                  588 EAST 150 NORTH              VALPARAISO             IN       463830000   $81,600.00
70504287           MAGGIORE              136 LONGNECKER STREET           BUFFALO                NY       142060000   $72,250.00
70504741           WALROD                1398 CLOVERDALE CIRCLE          ROSEVILLE              CA       956610000   $191,200.00
70504865           PAULING               1014 S. 13TH                    LARAMIE                WY       820700000   $108,375.00
70505417           HOLLENBACH            849 TENTH STREET                BELOIT                 WI       535110000   $54,000.00
70505524           CRUM                  14312 ADAMS                     WARREN                 MI       480930000   $26,100.00
70506217           BROWN                 1145 SUNSET VALE AVENUE         LOS ANGELES            CA       900690000   $105,000.00
70506944           BAKER                 2283 MAPLE STREET               SUTTER                 CA       959820000   $77,600.00
70507223           BOYD                  501 SOUTHEAST 6TH AVENUE        FORT LAUDER            FL       333010000   $34,400.00
70507462           SPENCE                1632 SHILLINGS BRIDGE ROA       ORANGEBURG             SC       291150000   $49,500.00
70507744           STOIANOVA             77 E MISSOURI AVE               PHOENIX                AZ       850120000   $248,000.00
70508114           TUCKER                16011 ELDERWOOD AVENUE          EAST CLEVEL            OH       441120000   $56,950.00
70508122           ABRAHAMSON            19 KING PHILLIP CIRCLE          NORTH KINGS            RI        28520000   $84,000.00
70508395           BARLOW                9243 ANN COURT                  MOBILE                 AL       366950000   $63,000.00
70508437           MILAZZO               34 PLYMOUTH ROAD                NORTH PROVI            RI        29040000   $40,000.00
70508882           LOZAR                 5361 VINCENT                    WATERFORD              MI       483270000   $68,000.00
70508916           DEGRAND               7662 NORTH DIXIE HIGHWAY        NEWPORT                MI       481660000   $112,500.00
70509096           PRESSLER              510 TUTHILL ROAD                SOUTHOLD               NY       119710000   $131,000.00
70509161           FAIR                  2076 HOLMES DRIVE               MOBILE                 AL       366050000   $31,000.00
70509518           HILL                  38986 LAKESHORE DRIVE           HARRISON TO            MI       480450000   $140,000.00
70509559           ALBENCE               415 GEDDES STREET               WILMINGTON             DE       198050000    $8,200.00
70509872           COLLINS               11 SOUTH WADSWORTH AVE          BEVERLY HIL            FL       344650000   $32,000.00
70510466           BONJOUR               323 15TH AVENUE                 SILVIS                 IL       612820000   $41,400.00
70510847           REID                  7037 NW 49 COURT                LAUDERHILL             FL       333190000   $107,500.00
70511043           LEONARDO              4240 GRAND CONCOURSE            SEBRING                FL       338720000   $45,600.00
70511092           DOWLING               121 WIDDOWSON ROAD              OXFORD                 PA       193630000   $225,600.00
70511159           SCHNEIDER             50 RAIL ROAD STREET             LINFIELD               PA       194680000   $60,000.00
70511274           CROOK                 RT 1 BOX 290                    JEFFERSON              SC       297180000   $76,500.00
70511340           NAKAMURA              2327 SOUTH WARSAW STREET        SEATTLE                WA       981080000   $111,000.00
70511423           HANSEN                14227 207TH PLACE               WOODINVILLE            WA       980720000   $300,000.00
70511886           TOWN                  10438 6TH STREET N.             OTSEGO                 MI       490780000   $69,000.00
70512181           DOMKE                 52234 HIGHBURY COURT            SHELBY TOWN            MI       483150000   $292,000.00
70512207           RICE                  100 CREST DRIVE                 HAVELOCK               NC       285320000   $136,500.00
70512371           WICHTERMAN            23454 TIGER LAKE BOULEVAR       DUNNELLON              FL       344310000   $61,500.00
70512389           JOHNSON               18222 REDFERN                   DETROIT                MI       482190000   $51,800.00
70512421           DURMIS                11 ANDREWS DRIVE                NEW DERRY              PA       156710000   $127,000.00
70512504           WEIMERN               4531 SW 23 STREET               FORT LAUDER            FL       333170000   $41,250.00
70512546           BUTLER                4865 BEL VISTA DRIVE            BAR NUNN               WY       826010000   $66,600.00
70512561           JERG                  118 AUSTIN STREET               PITTSBURGH             PA       152350000   $64,350.00
70512595           FALLS                 7944 SOUTH CAMPBELL             CHICAGO                IL       606520000   $101,600.00
70512777           MENDES                165 OAK STREET                  MARSHFIELD             MA        20500000   $106,500.00
70513148           BURRIGHT              4267 SW CARNES ROAD             ROSEBURG               OR       974700000   $56,250.00
70513189           VOAKES                12242 WAYBURN                   DETROIT                MI       482240000   $26,000.00
70513270           HARRISON              8949 NE SUMNER STREET           PORTLAND               OR       972200000   $99,900.00
70513585           WESTFALL              611 WEST FORD AVENUE            BARBERTON              OH       442030000   $29,600.00
70513643           HARRISON              1624 NE 16TH  TERRACE           FORT LAUDER            FL       333050000   $97,600.00
70513700           TUFF                  2798 GATEWOOD ROAD              COLUMBUS               OH       432190000   $67,500.00
70513726           WARREN                821 SW 36TH AVENUE              BOYNTON BEA            FL       334350000   $308,000.00
70514013           DECOCK                16222 LARCH WAY                 LYNNWOOD               WA       980370000   $182,750.00
70514088           KEELER                260 PLEASANT STREET             HOLYOKE                MA        10400000   $104,400.00
70514096           SHARP                 17692 152ND STREET SE           MONROE                 WA       982720000   $139,500.00
70514161           LANG                  276 AVENUE A                    LAKE RONKON            NY       117790000   $22,000.00
70514260           FENSTERMAKER          2123 RAINBOW AVENUE             SEBRING                FL       338700000   $38,250.00
70514427           NEVINS                337 SOUTH UNION STREET          CRANFORD               NJ        70160000   $100,000.00
70514609           MINER                 427 LAKE DRIVE                  LYONS                  CO       805400000   $272,000.00
70514666           GOMEZ                 34  CLEMENTINE STREET           TRABUCO CAN            CA       926790000   $226,600.00
70514716           PLOTE                 2041 18TH STREET                ROCHESTER              MN       559010000   $75,510.00
70514724           PYLANT                9870  GINGER HILL DRIVE         SPRINGFIELD            OH       444420000   $234,000.00
70514757           SMITH                 13531 WHEMBLY DRIVE             SANTA ANA              CA       927050000   $265,000.00
70514799           LEDTJE                2344 CULLUM TRAIL RD            AIKEN                  SC       298030000   $63,000.00
70514856           HUDSON                1515 S SPRINGHOLLOW CIRCL       WICHITA                KS       672300000   $162,000.00
70514906           JOHNSON               615 HAVERHILL ROAD              BRANDYWINE             DE       198030000   $228,600.00
70515028           GFELLER               9514 OTTER CREEK ROAD           JUNCTION CI            KS       664410000   $31,950.00
70515036           CHARTIER              94 HOWARD STREET                SOUTH EASTO            MA        23750000   $23,800.00
70515085           BOWMASTER             1145 THIRD AVENUE               DUNCANSVILL            PA       166350000    $7,900.00
70515093           BULLOCK               5714 BLACKHAWK DRIVE            FOREST HEIG            MD       207450000   $85,000.00
70515150           LAFORCE               13889 HALE ROAD                 BURTON                 OH       440210000   $66,500.00
70515192           PHILLIPPEE            1051 NORTHWEST 2S AVENUE        FORT LAUDER            FL       333110000   $54,000.00
70515259           COOK                  212 WEST MCDONALD AVENUE        MAN                    WV       256350000   $80,100.00
70515481           MEININGER             38 CHILTON AVE                  SAN CARLOS             CA       940700000   $275,000.00
70515705           WANZER                7904 E SALINAS COURT            ORANGE                 CA       928690000   $310,000.00
70515739           MACK                  566 SMYRNA ROAD                 ELGIN                  SC       290450000   $21,000.00
70515812           MARSHALL              54 COTTAGE  STREET              LEOMINSTER             MA        14530000   $61,000.00
70515937           CARGILL               7717 BEAR LANE                  SOMERSET               CA       956840000   $117,000.00
70515960           MCDONALD              60516 FLACK ROAD                VERNONIA               OR       970640000   $150,000.00
70515994           KUBISHTA              4780 LINFIELD COURT NE          SALEM                  OR       973050000   $84,000.00
70516034           SASE                  18823 SAN QUENTIN               LATHRUP VIL            MI       480760000   $216,000.00
70516042           HECKATHORN            1410 EAST 15TH NORTH            MOUNTAIN HO            ID       836470000   $64,600.00
70516075           POWERS                875 MAYER ROAD                  SAINT CLAIR            MI       480790000   $168,350.00
70516083           MCKINNON              15265 NW PERIMETER DRIVE        BEAVERTON              OR       970060000   $234,600.00
70516109           LYNSKEY               19 MURRAY STREET                PEABODY                MA        19600000   $123,750.00
70516182           HAVERKAMP             17237 SW GREENGATE DRIVE        SHERWOOD               OR       971400000   $154,500.00
70516257           SIEGEL                61 CAMINO VISTA GRANDE          SANTA FE               NM       875050000   $104,000.00
70516315           GRAVENING             9940 SE BELL                    MILWAUKIE              OR       972220000   $63,750.00
70516380           YZAGUIRRE             4233 IRVINE AVENUE              LOS ANGELES            CA       916040000   $275,000.00
70516414           SIMMONS               1509 78TH STREET                SAINT LOUIS            MO       631300000   $27,500.00
70516489           HARDIE                1700 RHODESIA AVENUE            FORT WASHIN            MD       207440000   $153,000.00
70516687           BALDWIN               73 CEDAR STREET                 SOMERVILLE             MA        21430000   $96,000.00
70516901           WEEKS                 822 N CAMPANELLA EXT            COLUMBIA               SC       292030000   $37,000.00
70517321           SCHREINER             40 ALLYSSUM                     RANCHO SANT            CA       926880000   $193,500.00
70517685           HAMMON                3453 SOUTH BELSAY ROAD          BURTON                 MI       485190000   $38,400.00
70517727           HEIDER                232 S. MERIDIAN                 KALISPELL              MT       599010000   $98,100.00
70517826           STEVENS               50 SOUTH 100 EAST               FILLMORE               UT       846310000   $72,600.00
70517834           DOTY                  920 MASONIC AVENUE              ALBANY                 CA       947060000   $30,000.00
70517891           SMITH                 2005 LITTLE POND PLACE          WILLOW SPRI            NC       275920000   $15,750.00
70518006           HARRIS                3599 CROSS WINDS DRIVE          STEM                   NC       275810000   $65,450.00
70518048           ADAMS                 4880 BLUE GRASS AVENUE          BOISE                  ID       837020000   $78,750.00
70518089           KLEINE                18 E. MAIN STREET               DRYDEN                 NY       130530000   $36,000.00
70518162           WEEKS                 828 N CAMPANELLA EST            COLUMBIA               SC       292030000   $45,000.00
70518196           MORAN                 5667 RED HOLLOW ROAD            BIRMINGHAM             AL       352150000   $90,000.00
70518329           CASPERS               7678 300TH AVENUE               PIERZ                  MN       563640000   $58,500.00
70518501           BENJAMIN              5054 DRIVEMERE ROAD             HILLIARD               OH       430260000   $88,000.00
70518626           SCANTLING             230 W 22ND ST                   CHESTER                PA       190130000   $38,250.00
70518741           PASCUAL               9850 SW 80TH AVE                TIGARD                 OR       972230000   $131,750.00
70518907           GENETTI               231 ARROYO GRANDE WAY           LOS GATOS              CA       950320000   $352,000.00
70519228           LINCOLN               349 LESLIE DRIVE                FORT LAUDER            FL       333090000   $65,000.00
70519251           COOPER                37 CALVALCADE DRIVE             MT ZION                IL       625490000   $72,000.00
70519327           SWANEY                3732 6TH AVENUE                 SIOUX CITY             IA       511060000   $70,200.00
70519368           USHER                 512 31ST STREET                 WEST PALM B            FL       334070000   $170,000.00
70519434           JOHNSON               615 HAVERHILL ROAD              BRANDYWINE             DE       198030000   $21,400.00
70519467           POLLOCK               3146 NORTH CHICKASAW WAY        BEVERLY HIL            FL       344650000   $37,700.00
70519533           BENJAMIN              5054 DRIVEMERE ROAD             HILLIARD               OH       430260000   $22,000.00
70519574           ELMORE                147 AUBURN DRIVE                LAKE WORTH             FL       334600000   $106,500.00
70519590           SHAW                  413 EAST TIMBER                 PONTIAC                IL       617640000   $57,600.00
70519673           RUTZEN                10423 S SEELEY AVENUE           CHICAGO                IL       606430000   $230,000.00
70519921           WHITE                 19 MCINTYRE COURT               WARRENSBURG            IL       625730000   $76,500.00
70520267           HENSEL                7836 E VIA SONRISA              SCOTTSDALE             AZ       852580000   $90,750.00
70520465           PIERMATTEO            16 BROOK MEADOW CIRCLE          GETTYSBURG             PA       173260000   $15,000.00
70520523           GANTT                 1006 GRANDVIEW LANE             WEST COLUMB            SC       291720000    $5,500.00
70520614           BENNETT               1960 16TH ST NE                 NAPLES                 FL       341080000   $77,850.00
70520705           WALKER                2740 OAKTREE LANE               HUNTSVILLE             AL       358100000   $59,500.00
70521356           MILES                 21633 SOUTHEAST 238TH STR       MAPLE VALLE            WA       980380000   $112,500.00
70521430           REDDING               3 TEE TIME COURT                GREENVILLE             SC       296150000   $145,000.00
70521489           REICHEL               31477 MONITEAU STREET           MC GIRK                MO       650550000   $102,150.00
70521695           HARRIS                516 INGRAHAM ST NE              WASHINGTON             DC       200110000   $120,000.00
70521984           PHILLIPS              713 CHARLES STREET              YPSILANTI              MI       481980000   $79,200.00
70522230           CASTANEDA             11955 WEST VOMAC ROAD           DUBLIN                 CA       945680000   $87,000.00
70522750           WALDECKER             1474 FORT PARK                  LINCOLN PAR            MI       481460000   $36,000.00
70522834           BLEVINS               703 EAST MESCALERO ROAD         ROSWELL                NM       882010000   $81,000.00
70522842           CODRINGTON            6620 SOUTHWEST 63RD AVENU       MIAMI                  FL       331430000   $35,000.00
70523097           LAMANCUSA             93 VALENCIA DRIVE               CUYAHOGA FA            OH       442230000   $86,000.00
70523303           PARROT                10516 SOEHNLEN ROAD NW          BEACH CITY             OH       446080000   $69,000.00
70523402           WELLER                14931 LAWMONT STREET            NORTH LAWRE            OH       446660000   $78,000.00
70523410           LILYA                 5823 N.E. 193RD STREET          SEATTLE                WA       980280000   $112,000.00
70523568           ANDERSON              7081 SCHOOLCRAFT DRIVE          DAVISON                MI       484230000   $56,000.00
70523642           ODEHNAL               6721 WANDER WAY                 CARY                   IL       600130000   $69,000.00
70523667           HEDGES                1105 PARK AVENUE                TRINIDAD               CO       810820000   $53,600.00
70523865           BALE                  4117 G STREET                   BREMERTON              WA       983120000   $54,000.00
70524004           SCHLAGETER            315 SW RIVERVIEW AVENUE         GRESHAM                OR       970300000   $105,000.00
70524079           HOULIHAN              4728 N. BIGELOW STREET          PEORIA                 IL       616140000   $62,449.00
70524186           CINELLI               18 AUGUSTA LANE                 BLACKWOOD              NJ        80120000   $100,000.00
70524293           EDWARDS               416 RUSSELL ROAD                HARTSVILLE             SC       295500000   $60,000.00
70524814           MARLOWE               2924 SCHAAL AVENUE              TERRE HAUTE            IN       478070000   $10,000.00
70524855           PAYNE                 208 NORTH BLAKE                 OKLAHOMA CI            OK       731300000   $99,000.00
70525993           LEIGHTY               508 MINORDA AVE                 CORAL GABLE            FL       331340000   $168,000.00
70526348           SHIN                  600 WEST 9TH STREET             LOS ANGELES            CA       900150000   $123,750.00
70526355           PIEFFER               3734 W. 137TH STREET            CLEVELAND              OH       441110000   $69,375.00
70526470           KNUTSEN               17406 62ND AVE  WEST            LYNNWOOD               WA       980370000   $149,400.00
70526587           DEDEAUX               1266 MAPLEVIEW DR               POMONA                 CA       917660000   $135,000.00
70527080           HALL                  666 W GERMANTOWN PIKE           PLYMOUTH ME            PA       194620000   $77,000.00
70527122           FELDER                2349 CAMDEN HIGHWAY             BISHOPVILLE            SC       290100000    $9,400.00
70527171           FELDER                2349 CAMDEN HIGHWAY             BISHOPVILLE            SC       290100000   $37,600.00
70527205           REYES                 142 SAN CRISTOBAL               EAST PALATK            FL       321310000   $49,500.00
70528286           KERPAN                5637 N. MOODY                   CHICAGO                IL       606460000   $130,000.00
70528344           TAYLOR                477 WESTMORELAND STREET         AKRON                  OH       443140000   $72,000.00
70528682           SNAVELY               20 RAINTREE DRIVE               NEW CASTLE             DE       197200000   $88,200.00
70529540           TURNER                1070 TED SMITH ROAD             RUTHERFORDT            NC       281390000   $57,150.00
70529755           KNUTSEN               17406 62ND AVE WEST             LYNNWOOD               WA       980370000   $16,600.00
70529813           BYRD                  2575 FOUNTAIN AVENUE            SOUTH LAKE             CA       961500000   $80,000.00
70530290           HAMMOND               637 ADAMS STREET                AURORA                 IL       605050000   $64,600.00
70530894           AMACK                 5321 BISON DRIVE                LINCOLN                NE       685160000   $138,400.00
70531082           FLOYD                 37 SHERATON OAKS DRIVE          NORTH LITTL            AR       721200000   $55,000.00
70531355           TOMLIN                318 NORTH ELIZABETH             MARINE CITY            MI       480390000   $103,500.00
70531819           GREGORY               106 GRAY STREET                 PROVIDENCE             RI        29090000   $64,000.00
70532858           DENDY                 4517 EL MAR DRIVE               LAUDERDALE             FL       333080000   $33,750.00
70533682           GETTINGS              3480 WARREN ROAD                CLEVELAND              OH       441110000   $135,750.00
70534243           MORGAN                14839 MAIN ST                   HARVEY                 IL       604260000   $55,200.00
70534268           HOGAN                 861 FRIED STREET                AKRON                  OH       443200000   $59,850.00
70534672           HARRELL               8259 SOUTH RHODES AVE           CHICAGO                IL       606190000   $71,000.00
70534854           EISELE                15617 WESTCHESTER CIRCLE        OMAHA                  NE       681180000   $135,000.00
70535091           KIEL                  911 HUTCHINS AVENUE             ANN ARBOR              MI       481030000   $134,900.00
70535158           KENNEDY               3100 PAYNE STREET               NEW PORT RI            FL       346550000   $14,000.00
70536909           ICONI                 3231 N E SCHUYLER               PORTLAND               OR       972120000   $122,500.00
70537154           GODENSWAGER           10308 MUNICH DRIVE              PARMA                  OH       441300000   $122,400.00
70537345           HOPKINS               16356 EAST BURNS DRIVE          LOXAHATCHEE            FL       334700000   $80,000.00
70537873           HENDERSON             5 COMBS AVENUE                  HUDSON FALL            NY       128390000   $74,700.00
70537899           S MOLERO              20650 SW 123 PLACE              MIAMI                  FL       331770000   $63,000.00
70537907           BANSCHER              461 DEMOCRAT ROAD               GIBBSTOWN              NJ        80270000   $105,500.00
70538400           STROSHINE             2200 BARNETT                    ROSWELL                NM       882010000   $92,800.00
70538798           LYTLE                 905 ASHLAND AVENUE              GLENOLDEN              PA       190360000   $13,000.00
70539010           DREIBELBIS            907 12TH STREET                 SANTA MONIC            CA       904030000   $166,600.00
70539036           RILEY                 12105 ROBINWOOD PLACE           OKLAHOMA CI            OK       731200000   $103,500.00
70539564           BOUKNIGHT             4250 MINERAL SPRINGS ROAD       LEXINGTON              SC       290730000   $107,250.00
70539655           BLESSINGER            5701 NE 23RD AVENUE             PORTLAND               OR       972110000   $46,000.00
70540125           KEMP                  2923 TIMBER LINE STREET         DUBUQUE                IA       520010000   $85,000.00
70540307           HOLLIS                3829 SEQUOIA AVENUE             BALTIMORE              MD       212150000   $70,000.00
70540364           TURNER                200 HOLMES STREET               DURAND                 MI       484290000   $45,000.00
70540380           TAYLOR                312 S. HAMPTON                  CONWAY                 AR       720320000   $125,800.00
70540604           RYALS                 5387 REBER PLACE                SAINT LOUIS            MO       631390000   $60,000.00
70540737           CHEEVER               16 WOODMERE ROAD                W HARTFORD             CT        61190000   $195,000.00
70541362           CHILES                5961 RIDGE WAY                  YORBA LINDA            CA       928860000   $82,250.00
70541933           ANGELICA              15281 SW 172ND ST               MIAMI                  FL       331870000   $43,000.00
70542147           WYMAN                 217 COHASSET STREET             WORCESTER              MA        16040000   $39,600.00
70542261           WRIGHT                9707 CROTTINGER ROAD            PLAIN CITY             OH       430640000   $192,000.00
70542352           JONES                 2104 BARCLAY STREET             BALTIMORE              MD       212180000   $30,000.00
70542485           RODGERS               900 KENWOOD ROAD                DREXEL HILL            PA       190260000   $98,600.00
70542709           ARTLEY                5000 ENGLE ROAD                 CARMICHAEL             CA       956080000   $124,950.00
70542832           JACKSON               7634 PINEHURST ROAD             MENTOR ON T            OH       440600000   $108,000.00
70543517           MACVIE                112 CASEWOOD DRIVE              WILSON                 NY       141720000   $74,250.00
70544002           BARIL                 111 K NORTHEAST                 EPHRATA                WA       988230000   $126,000.00
70544481           COMEAU                11 LENDELL ROAD                 LYNN                   MA        19050000   $101,075.00
70544564           ALVAREZ               3316 KINGSWOOD DRIVE            SARASOTA               FL       342320000   $82,000.00
70544598           GAGNE                 22756 REIN AVENUE               EASTPOINTE             MI       480210000   $56,000.00
70544606           MCGILL                11800 ORBIT WAY                 EL PASO                TX       799360000   $74,000.00
70544820           GREEN                 1701 WILLOW AVE                 HATBORO                PA       190400000   $87,000.00
70545900           OLSEN                 3007 SANDOVAL                   LAKE ORION             MI       483600000   $163,700.00
70546684           WALTZ                 219 WEST SUMMIT AVENUE          WEST GROVE             PA       193900000   $56,000.00
70546833           TITMAS                124 SCOUT LANE                  NORTH ATTLE            MA        27600000   $21,100.00
70546965           REUTER                2021 NANCE STREET               NEWBERRY               SC       291080000   $29,400.00
70547443           ROBERTSON DE          616 S CLAYTON                   BLOOMINGTON            IL       617010000   $60,300.00
70547468           KOMARINSKI            19 RAINBOW DR                   GREENSBURG             PA       156010000   $47,400.00
70547567           HAYNES                26520 SW 137 CT                 HOLLYWOOD              FL       330220000   $70,000.00
70548128           SINOPOLI              3383 CAMARONES PLACE            SAN RAMON              CA       945830000   $288,000.00
70548151           LINDGREN              8503 S 259TH STREET             KENT                   WA       980310000   $69,700.00
70548490           ROGERS THIGP          1111 NORTH CENTRAL PARK         CHICAGO                IL       606510000   $81,000.00
70549241           ROMAN                 2930 SW 105TH COURT             MIAMI                  FL       331650000   $40,000.00
70549803           HAWKINS               2501 FAIR OAKS DRIVE            SAINT CHARL            MO       633010000   $81,000.00
70549837           CONESE                1015 WESTPORT CIRCLE            YOUNGSTOWN             OH       445110000   $130,500.00
70550298           WALKER                2740 OAKTREE LANE               HUNTSVILLE             AL       358100000   $10,500.00
70550330           JONES                 310 4TH AVENUE EAST             KALISPELL              MT       599010000   $96,000.00
70550389           HAWS                  3328 PIERSON DRIVE              WILMINGTON             DE       198100000   $56,700.00
70550496           SECHREST              10754 NANCY CIRCLE              OMAHA                  NE       681270000   $103,500.00
70550629           SMITH                 290 KILBURN ROAD                GARDEN CITY            NY       115300000   $247,500.00
70550645           WILEN                 4930 CAPRI AVENUE               SARASOTA               FL       342350000   $93,500.00
70551023           MULHERN               4300 CHANNING ROAD              WILMINGTON             DE       198020000   $216,000.00
70551106           MULHERN               4300 CHANNING ROAD              NEWARK                 DE       197020000   $32,000.00
70551379           BENSON                2711 SUPPLEE CIRCLE             HATFIELD               PA       194400000   $37,500.00
70552880           LARSEN                11375 MERCEDES                  REDFORD                MI       482390000   $93,500.00
70553284           FRAYNE                291 SUMMIT LN                   WEST CHESTE            PA       193820000   $52,700.00
70553680           COKER                 2010 CONVERSE DR                FLORENCE               SC       295050000   $12,000.00
70553797           HARRIS                1029 BRYAN STREET               DREXEL HILL            PA       190260000   $80,000.00
70553821           ANDERSON              3421 21ST AVENUE SOUTH          ST PETERSBU            FL       337110000   $23,000.00
70553847           SWOPE                 46 BARRI DRIVE                  IRWIN                  PA       156420000   $13,700.00
70554274           AMENT                 2509 NE MADISON                 PEORIA                 IL       616030000   $21,760.00
70554332           ALDAY                 060 FAIRWAY AVENUE              KEYSTONE HE            FL       326560000   $81,600.00
70554373           SCHENCK               18 AZALEA ROAD                  NEWARK                 DE       197110000   $99,000.00
70554407           WALTERS               1008 SOUTH HAMPTON AVENUE       WYNDMOOR               PA       190380000   $105,000.00
70554613           GEUVENS               202 B. BELLEVUE AVENUE          PEORIA                 IL       616040000   $43,975.00
70554621           NATIVIDAD             271 ALLEN DR                    SAN BRUNO              CA       940660000   $222,000.00
70554795           CONKLIN               2729 EAST PLEASANT STREET       DAVENPORT              IA       528030000   $55,250.00
70554837           ARY                   841 2ND STREET                  MEEKER                 CO       816410000   $74,000.00
70554860           ROEDER                5909 W. 26TH STREET             TULSA                  OK       741070000   $65,700.00
70554886           ROEDER                5909 W. 26TH STREET             TULSA                  OK       741070000    $7,300.00
70554894           MILLS                 2906 UNIVERSAL HEIGHTS RO       TUSCALOOSA             AL       354040000   $60,350.00
70555255           CARROW                209 8TH STREET                  BROOKHAVEN             PA       190150000   $54,200.00
70555586           SHELTON               249 STUEWE ROAD                 AMHERST                NY       140680000   $12,500.00
70555875           LAMBERT               5321 N 47TH STREET              OMAHA                  NE       681040000   $59,400.00
70556188           CAMPA                 22460 SOUTH SPRINGWATER         ESTACADA               OR       970230000   $171,000.00
70556667           SHREEVE               825 DAKOTA COURT                LIVERMORE              CA       945500000   $104,500.00
70556816           L GIBBS               1301 STILL CREEK PLACE          DANVILLE               CA       945060000   $86,000.00
70556949           HILEMAN               3320 SW 18TH ST                 FORT LAUDER            FL       333120000   $89,000.00
70557327           GORRA                 9266 SW 169 AVE                 MIAMI                  FL       331960000   $38,000.00
70557517           MAGEE                 1344 MOKELUMNE DRIVE            ANTIOCH                CA       945090000   $63,800.00
70557608           DAWES                 38661 SODAVILLE WATERLOO        LEBANON                OR       973550000   $35,200.00
70557764           PLUES                 364 MILLERSDALE ROAD            GREENSBURG             PA       156010000   $69,900.00
70558507           SOPP                  4608 SOUTHWEST COMUS PLAC       PORTLAND               OR       972190000   $19,500.00
70559042           WIECZOREK             34 LOUISE STREET                WATERFORD              CT        63850000   $103,000.00
70559174           MALCZEWSKI            3009 ANTONIO STREET             TORRANCE               CA       905030000   $58,400.00
70559208           FULLER                3417 21ST AVENUE WEST           SEATTLE                WA       981990000   $207,000.00
70559513           STANLEY               24665 AURORA ROAD               BEDFORD HEI            OH       441460000   $85,500.00
70559687           NAYLOR                7754 SOUTH HONORE               CHICAGO                IL       606200000   $55,000.00
70560198           AUSTIN                17 MARTIN PLACE                 NORTHPORT              NY       117680000   $224,100.00
70560743           KING                  3025 COUNTY ROAD 44             MOUNDVILLE             AL       354740000   $52,000.00
70560818           GEORGE                505 NORTHWEST 1 TERRACE         DEERFIELD B            FL       334410000   $40,000.00
70561006           BOCINEC               401 SOUTH CHURCH STREET         BEACH CITY             OH       446080000    $8,600.00
70561543           SPRINGS               2249 CLARK STREET               YOUNGSTOWN             OH       445050000   $25,200.00
70561634           INDURANTE             2022 N 73RD COURT               ELMWOOD PAR            IL       607070000   $135,000.00
70561725           HASHA                 1904 SOUTHEAST GARDENIA         BEND                   OR       977020000   $167,000.00
70562129           PIANA                 221 NEPONSET STREET             CANTON                 MA        20210000   $68,000.00
70562608           RAMIREZ               30587 OLD STRAWBERRY ROAD       STRAWBERRY             CA       953750000   $82,400.00
70563150           BOBBITT               219 AUSTIN DR                   DECATUR                IL       625220000   $102,000.00
70563283           BAPTISTE              1170 N. VANCOUVER               TULSA                  OK       741270000   $46,800.00
70563465           WOODRUFF              1111 AGUTHA DRIVE               DOTHAN                 AL       363010000   $61,650.00
70563879           EDWARDS               7625 SOUTH LOWE                 CHICAGO                IL       606200000   $74,500.00
70563903           DANDRIDGE             54 MEADOWLARK                   DECATUR                IL       625260000   $61,200.00
70564521           PULLIAM               4124 NORTH HUSON                TACOMA                 WA       984070000   $108,750.00
70564539           PULLIAM               4207 N 31ST ST                  TACOMA                 WA       984070000   $84,000.00
70565833           PATTERSON             689 ERIN AVENUE SW              ATLANTA                GA       303100000   $47,600.00
70566880           WINSLOW               5908 MAXWELL DRIVE              PARADISE               CA       959690000   $99,200.00
70567243           MATTHEWS              2301 58TH STREET                TUSCALOOSA             AL       354050000   $97,750.00
70567383           MANN                  20 KINNICUTT AVENUE             WARREN                 RI        28850000   $126,000.00
70567516           SPAIN                 35 HAWTHORNE DRIVE              NORWALK                CT        68510000   $75,000.00
70567763           WOJCIECHOWIC          10 SARAH DRIVE                  HAUPPAUGE              NY       117880000   $105,250.00
70567789           ALFALLAH              9565 CHEROKEE LANE              LOS ANGELES            CA       902100000   $175,000.00
70568183           MERRILL               3135 W 1100 N                   WEST POINT             UT       840150000   $22,800.00
70568449           VANCE                 8386 DYNASTY DRIVE              BOCA RATON             FL       334330000   $110,000.00
70568530           LACHANCE              3912 LANDOVER DRIVE             HIGH POINT             NC       272600000   $97,200.00
70569009           STOEHR                1100 PINEVEIW                   CLEARWATER             FL       346160000   $88,000.00
70569272           SHAW                  1266 SYCAMORE LANE              ELGIN                  IL       601230000   $165,000.00
70569413           KEITH                 4125 DELREE ST                  WEST COLUMB            SC       291700000   $43,550.00
70569777           SCONIERS              528 GLEN VALLEY DR              NORRISTOWN             PA       194010000   $85,500.00
70569868           SCONIERS              528 GLEN VALLEY DRIVE           NORRISTOWN             PA       194010000    $9,500.00
70569876           WARCZINSKY            5810 WOODVIEW PASS              MIDLAND                MI       486420000   $74,800.00
70570031           INGRAM                14700 HIGHWAY 11 SOUTH          FOSTERS                AL       354630000   $60,500.00
70570155           BUNN                  1253 SCENIC VIEW COURT          STAYTON                OR       973830000   $141,300.00
70570247           ABNER                 1218 W 26TH CT                  RIVIERA BEA            FL       334040000   $50,000.00
70571021           BENARD                9719 ELMHURST DRIVE             GRANITE BAY            CA       957460000   $45,000.00
70571302           MCQUEEN               25801 61ST AVENUE COURT E       GRAHAM                 WA       983380000   $21,200.00
70571997           EFINGER               264 W DETWEILLER DRIVE          PEORIA                 IL       616150000   $220,000.00
70572235           FARMER                229 N MONROE AVENUE             NEW CASTLE             DE       197200000   $53,000.00
70572342           ROSSMEIER             209 EAST FLORENCE               PIERCE                 NE       687670000    $6,100.00
70572383           EFINGER               264 W DETWEILLER DRIVE          PEORIA                 IL       616150000   $55,000.00
70572938           HAWLEY                235 NE 14TH AVENUE              CAMAS                  WA       986070000   $102,000.00
70572961           MASCHKA               33822 MARIE ROAD                PINE                   CO       804700000   $112,000.00
70573761           HELLEWELL             749 EAST 200 SOUTH              BOUNTIFUL              UT       840100000   $143,000.00
70574025           SHAFFER               2218 PINE CREST COURT           FULLERTON              CA       928310000   $306,000.00
70574249           STOKES                6050 KINGS VALLEY ROAD          CRESCENT CI            CA       955310000   $19,000.00
70574728           MASCHKA               33822 MARIE RD                  PINE                   CO       804700000   $28,000.00
70575253           GITCHELL              5657 SW HARVEST AVENUE          REDMOND                OR       977560000   $100,000.00
70576418           MORADY                20270 INLAND LANE               MALIBU                 CA       902650000   $178,570.00
70577002           JOHNSON               8770 BOTTLE BRUSH COURT         ELK GROVE              CA       956240000   $30,000.00
70577820           CROACH                3465 GREGORY DRIVE              BAY POINT              CA       945650000   $22,300.00
70577911           CROOK                 ROUTE 1  BOX 290                JEFFERSON              SC       297180000    $8,500.00
70578422           CAMPBELL              1227 ETTING STREET              BALTIMORE              MD       212170000   $57,600.00
70578497           TRAVIS                3729 PITKIN AVENUE              FLINT                  MI       485060000   $34,000.00
70579313           SOPHER                611 WEST PATTERSON #523         CHICAGO                IL       606130000   $46,000.00
70582101           MITCHELL              39031 BURGESS ROAD              DECATUR                MI       490450000   $30,000.00
70582499           DE LA TORRE           309 WEST ALPINE AVENUE          SANTA ANA              CA       927070000   $207,000.00
70582614           MURRAY                2007 GLENVIEW TERRACE           ALTADENA               CA       910010000   $168,000.00
70582671           COWHAM                1620 W. KIRBY ROAD              BATTLE CREE            MI       490170000   $90,000.00
70582937           BARRETT               14 MARSHALLS BRANCH ROAD        JENKINS                KY       415370000   $50,000.00
70583539           TIPTON                8427 REDNOCK LANE               HIALEAH                FL       330160000   $41,000.00
70583943           SLATTERY              2847 SAMANTHA COURT             TRACY                  CA       953760000   $30,000.00
70584081           MONCRIEF              2853 EAST 98TH STREET           CLEVELAND              OH       441040000   $25,000.00
70584289           PAULING               1014 S 13TH STREET              LARAMIE                WY       820700000   $19,125.00
70584693           BYRNE                 3171 NORTHWEST 94TH WAY         SUNRISE                FL       333510000   $27,500.00
70585187           LEWIS                 366 NORTH WASSON AVENUE         WHISTLER               AL       366120000   $36,540.00
70585260           WILLIAMS              5311 BAYLEAF DRIVE              FAYETTEVILL            NC       283040000   $38,675.00
70585765           BORODEMOS             57 KINGSTON AVE                 NEWPORT                RI        28400000   $34,300.00
70586250           DUNCAN                9545 TOM TAYLOR ROAD            NORTHPORT              AL       354750000   $42,000.00
70586987           MCDONALD              400 ANAWANDA AVENUE             PITTSBURGH             PA       152280000   $53,550.00
70587852           MIZELL                178 MAXWELL ROAD                HARLEYVILLE            SC       294480000   $39,000.00
70588900           ROTEN                 8218 COLONY LANE                FORT SMITH             AR       729080000   $53,975.00
70588926           EASTRIDGE             26 ASHLEIGH LANE                FRANKLIN               NC       287340000   $136,000.00
70589015           POOL                  110 ASHRIDGE COURT              GRANITE BAY            CA       957460000   $123,000.00
70590070           CONNATSER             5 EAST CENTER AVENUE            MYERSTOWN              PA       170670000   $50,575.00
70590112           HICKMAN               21621 S. STATE RTE. Y           BELTON                 MO       640120000   $264,000.00
70590161           HAMPSON               6517 HILYARD AVENUE             KLAMATH FAL            OR       976030000   $13,249.00
70590286           ZARACK                4904 CORDUROY ROAD              MENTOR                 OH       440600000   $55,000.00
70590518           GONZALEZ              10224 SOUTHWEST 26 TERRAC       MIAMI                  FL       331650000   $32,750.00
70590542           OROURKE               251 MAPLE                       SHREWSBURY             MA        15450000   $78,650.00
70592365           HERSCHLAG             28 ARMOUR LANE                  NORTH EASTO            MA        23560000   $77,000.00
70593306           CIOLEK                5803 PINEHURST CT               LAKE VIEW              NY       140850000   $20,000.00
70593561           BEVERLY               9170 MOHICAN TRAIL              NEGLEY                 OH       444410000   $93,750.00
70594262           BRATCHER              4550 EAST LAKEWOOD              DECATUR                IL       625260000   $60,300.00
70594387           BARNHART              5810 ELDRIDGE                   WATERFORD              MI       483270000   $88,000.00
70594502           CLEMENTI              1054 FRONTIER STREET            PUEBLO                 CO       810060000   $72,800.00
70595822           CROUSE                8240 W  B AND A ROAD            SEVERN                 MD       211440000   $91,000.00
70596564           BUENO                 8910 SOUTHWEST UMATILLA         TUALATIN               OR       970620000   $25,000.00
70596960           BRISCOE               3901 GIDEON ROAD                BROOKHAVEN             PA       190150000   $51,300.00
70597968           ADKINS                3402 PINOCA LANE                CHARLESTON             SC       294200000   $25,000.00
70598305           LAYUG                 22 SUNSET DRIVE                 SHARON                 MA        20670000   $71,450.00
70598321           AYODELE               10980 NORTHWEST 21 COURT        MIAMI                  FL       331670000   $99,000.00
70598420           GUSTAFSON             206 SOUTH JEFFERSON STREE       IONIA                  MI       488460000   $72,250.00
70598503           ODOM                  2812 39TH AVENUE                TUSCALOOSA             AL       354010000   $74,800.00
70601190           TRUONG                216 SW WILLOWBROOK DRIVE        GRESHAM                OR       970800000   $33,000.00
70605654           HILL                  3244 WESTMONT AVENUE            BALTIMORE              MD       212160000   $41,000.00
70606454           NALLY                 82 MARLBORO                     SOUTHBOROUG            MA        17720000   $131,000.00
70606488           COX                   1809 SOUTH 2ND STREET           SPRINGFIELD            IL       627040000   $62,100.00
70606520           BAGDOIAN              130 TYLER STREET                METHUEN                MA        18440000   $86,800.00
70607767           GREGOR                659 WEST ROYAL PALM ROAD        BOCA RATON             FL       334860000   $29,500.00
70607783           DREYFUS               4633 ROXBURY ROAD               NEWPORT BEA            CA       926250000   $300,000.00
70607874           DEMART                30 HAYWOOD AVENUE               STRUTHERS              OH       444710000   $65,450.00
70608765           BRUST                 2530 SOUTH LOWELL               SPRINGFIELD            IL       627040000   $68,000.00
70609144           AVANT                 580 AVANT CIRCLE                WALTERBORO             SC       294880000   $17,400.00
70610613           VAN LEUVEN            10798 SENECA DRIVE              BOISE                  ID       837090000   $35,000.00
70610753           HOWARD                2928 GLENNHAVEN DRIVE           PALM HARBOR            FL       346840000   $23,000.00
70610761           WARDYN                2170 SANDBURG DRIVE             AURORA                 IL       605060000   $121,500.00
70612320           BROWN                 3427 N GANTENBEIN AVE           PORTLAND               OR       972270000   $88,000.00
70614482           CARTER                3407 EDMONSTON AVENUE           BALTIMORE              MD       212290000   $35,000.00
70615943           HESS                  2417 JORETTA DRIVE              BOISE                  ID       837040000   $60,000.00
70615984           ROSS                  1355 JEFFERSON STREET NW        WASHINGTON             DC       200110000   $148,750.00
70616065           DUNLAP                106 NORTH ROANOKE AVE.          YOUNGSTOWN             OH       445150000   $59,925.00
70616313           WELSH                 1106 NOTTINGHAM ROAD            NEWPORT BEA            CA       926600000   $399,000.00
70616511           FAHEY                 1130 SOUTH CLINTON              OAK PARK               IL       603040000   $155,000.00
70616735           WELSH                 1106 NOTTINGHAM ROAD            NEWPORT BEA            CA       926600000   $36,000.00
70616933           BABBEY                24218 OLD OAK DRIVE             MUNDELEIN              IL       600600000   $125,000.00
70617196           GRAY                  278 E. LINWOOD AVENUE           AKRON                  OH       443010000   $74,400.00
70617451           MCNEAL                5408 PATTERSON LANE             ANDERSON               IN       460170000   $74,400.00
70617501           GRAY                  278 E. LINWOOD AVENUE           AKRON                  OH       443010000   $17,600.00
70617808           HODGES                30535 SOUTHWEST 193 COURT       HOMESTEAD              FL       330300000   $29,000.00
70617873           KASE                  2665 NE 8 AVE                   WILTON MANO            FL       333340000   $96,900.00
70618632           LATTA                 203 WOODLEIGH ROAD              DOTHAN                 AL       363010000   $75,650.00
70618707           YOUNG                 504 SOUTH AVERY STREET          MOORE                  OK       731600000   $73,800.00
70619275           STOUT                 14153 BAYS ROAD                 RUDOLPH                OH       434620000   $87,300.00
70619945           SHAW                  429 CHARRING CROSS DR           MUNROE FALL            OH       442620000   $135,000.00
70620133           WERTNER               27373 MYSTICAL SPRINGS          CORONA                 CA       917190000   $85,600.00
70620513           ANDREWS  JR           827 BROWN STREET                MARINE CITY            MI       480390000   $83,700.00
70620547           ANDREWS  JR           827 BROWN STREET                MARINE CITY            MI       480390000    $9,300.00
70621347           CRIST                 2941 EAST OLD CAMDEN ROAD       HARTSVILLE             SC       295500000   $49,500.00
70622253           GORE                  1919 W SUBURBUA ST              FLORENCE               SC       295010000   $47,950.00
70622865           HARTMAN               3903 CHURCH AVENUE              TAMPA                  FL       336110000   $48,000.00
70623103           DORAN                 3810 CLINTON STREET EXT         MCGRAW                 NY       131010000   $68,000.00
70623467           NESBIT                12526 BASSWOOD DRIVE            MANASSAS               VA       201120000   $141,100.00
70623798           BAPTISTE              1170 N. VANCOUVER               TULSA                  OK       741270000    $5,200.00
70623871           WAKEFIELD             6375 N RYAN ROAD                DULUTH                 MN       558040000   $106,250.00
70624036           KOLSKY                1227 ELDORAN DRIVE              NAMPA                  ID       836510000   $68,800.00
70625280           HOOSTY  JR            502 SALT SPRINGS ROAD           SYRACUSE               NY       132240000   $46,750.00
70625355           HOOSTY  JR            502 SALT SPRINGS ROAD           SYRACUSE               NY       132240000    $8,250.00
70625447           DUPUY                 8720 CURRAN ROAD                NEW ORLEANS            LA       701270000   $62,400.00
70625512           TALBERT               10 SHADY LANE                   JACKSONVILL            AR       720760000   $44,000.00
70625603           EATON                 88 PRENTISS FOGG ROAD           OTISFIELD              ME        42700000   $63,000.00
70625678           AUBER                 5 GEORGE W. FINNERTY ROAD       BARRINGTON             RI        28060000   $295,500.00
70625702           MEYERHOFF             203 CULLEN WAY                  NEWARK                 DE       197110000   $226,400.00
70625868           SMITH                 1509 SPYGLASS ROAD              NORMAL                 IL       617610000   $137,700.00
70626569           SIMMERMAN             46 EAST CHEROKEE DRIVE          NEWARK                 DE       197130000   $25,000.00
70626585           WEYER                 1323 SOUTH 20TH STREET          SAINT JOSEP            MO       645070000   $34,200.00
70626692           BUTLER                ROUTE 657                       MADISON                VA       227270000   $45,000.00
70626700           SUTTON                1095 EAST BOULEVARD             PINE VILLAG            IN       479750000   $107,100.00
70626734           MCNAUGHTON            4380 BALDWIN CREEK DRIVE        MOUNT HOOD             OR       970410000   $145,000.00
70626981           MCGARY                74 RUSS STREET                  CARIBOU                ME        47360000   $70,200.00
70627179           KEMPER                185 CEDAR WALK CIRCLE NE        LEESBURG               VA       201760000   $110,250.00
70627278           SHAW                  2059 GREENBRIER ROAD            LONG BEACH             CA       908150000   $73,000.00
70627328           KEMPER                185 CEDAR WALK CIRCLE NE        LEESBURG               VA       201760000   $12,250.00
70627435           CHILDERS              215 COSTELLO ROAD               WEST PALM B            FL       334050000   $264,000.00
70627476           CICAK                 5894 HOCKER STREET              HARRISBURG             PA       171120000   $68,250.00
70628458           DESRAVINES            1050 NORTHEAST 155 STREET       NORTH MIAMI            FL       331620000   $60,000.00
70628466           TRAVIS                1019 BRADT HOLLOW RD            BERNE                  NY       120230000   $48,100.00
70628540           ROSE                  109 CRESTVIEW CHURCH ROAD       WARNER ROBI            GA       310880000   $120,000.00
70628789           THOMAS                1252 DEETER                     LUZERNE                MI       486360000   $24,000.00
70629027           BONSANTI              5284 BOSQUE LANE BOX 49         WEST PALM B            FL       334150000   $25,700.00
70629191           PRUDHOMME             2176 DUNYON STREET              EAGLE                  ID       836160000   $67,500.00
70629373           ARMSTRONG             21 PIERCE ROAD                  WATERTOWN              MA        21720000   $128,000.00
70629522           BROWN                 305 SOUTH 17TH AVENUE           LANETT                 AL       368630000   $54,000.00
70629746           RICE                  22 BRYN MAWR AVENUE             AUBURN                 MA        15010000   $100,000.00
70629951           DYLIS                 26 FRIEDERICK STREET            BALLSTON SP            NY       120200000   $67,500.00
70629977           FINCH                 40174 SOUTHEAST LOUDON          CORBETT                OR       970190000   $330,000.00
70630074           HIATT                 801 MCKINNEY ROAD               MOUNT AIRY             NC       270300000   $108,630.00
70630728           HIATT                 801 MCKINNEY ROAD               MOUNT AIRY             NC       270300000   $19,170.00
70632138           HOUSER                2165 BERRY STREET SE            SALEM                  OR       973020000   $52,000.00
70632203           ROHLING               2018 BETHEL ROAD                SIMPSONVILL            SC       295810000   $286,000.00
70632781           THORNTON              358 SHADOW LAWN DRIVE           EAGLE POINT            OR       975240000   $69,000.00
70632872           WALTON                4240 CAHABA DRIVE               BIRMINGHAM             AL       352430000   $112,500.00
70633003           WHITE                 2312 JACOBS LADDER ROAD         BECKET                 MA        12230000   $311,000.00
70633011           DUBORD                65 VIOLA AVENUE                 EAST PROVID            RI        29150000   $73,100.00
70633193           POLLITT               308 ATLANTIC AVENUE             WARWICK                RI        28880000   $71,100.00
70633532           LEAMER                35 WILLOW LANE                  MOUNT VERNO            WA       982730000   $88,200.00
70633888           MATHERLY              3913 EAST LAKE ROAD             MIRAMAR                FL       330230000   $99,000.00
70634142           OWENS                 1375 83RD PLACE SOUTH           BIRMINGHAM             AL       352060000   $35,000.00
70634506           SUSI                  61 ASHLEY STREET                CRANSTON               RI        29200000   $104,400.00
70634704           TINKEY                10 ROBYN DR                     MARLBORO               NY       125420000   $54,900.00
70634837           PIERCE                2221 WEST VIEWMONT WAY W        SEATTLE                WA       981990000   $173,000.00
70634886           MARAGKOUDAKI          2820 DOGWOOD LANE               BROOMALL               PA       190080000   $178,750.00
70635123           GOLBIN                13436 VALLEYHEART DRIVE N       LOS ANGELES            CA       914230000   $272,000.00
70635255           BEACHAM               753 STONE CHAPEL ROAD           WESTMINSTER            MD       211570000   $97,500.00
70635370           BEARES                47 ROGERS AVENUE                WESTHAMPTON            NY       119780000   $174,000.00
70635578           ROBERTS               1534 REEVES STREET              LOS ANGELES            CA       900350000   $74,000.00
70635693           HETRICK               7397 RIDGE ROAD                 LOCKPORT               NY       140940000   $115,200.00
70635800           HETRICK               7397 RIDGE ROAD                 LOCKPORT               NY       140940000   $12,800.00
70636667           BARTLEY               23 HILLVIEW AVENUE              SACO                   ME        40720000   $30,600.00
70636717           SHIREMAN              5402 LYNN DRIVE                 JACKSONVILL            AR       720760000   $59,500.00
70637202           LIVINGSTON            8900 HOLLYWOOD HILLS ROAD       LOS ANGELES            CA       900460000   $446,200.00
70637533           GILGOR                6736 OAKLAND STREET             PHILADELPHI            PA       191490000   $48,000.00
70637541           GILGOR                1335 FANSHAWE STREET            PHILADELPHI            PA       191110000   $46,400.00
70638077           YORK                  8488 DORMAR DRIVE SE            PORT ORCHAR            WA       983670000   $178,500.00
70638580           VONHEIM               9727 11TH AVENUE NORTHWES       SEATTLE                WA       981170000   $107,500.00
70639257           BERRY  JR             42 UPSHIRE DRIVE                INWOOD                 WV       254280000   $107,100.00
70639364           CATCHINGS             578 BONITA STREET               LOS ANGELES            CA       907310000   $202,500.00
70639448           BUTTERWORTH           155 BUTTERWORTH ROAD            CLARENCE               PA       168290000   $51,300.00
70639455           BLAKE                 2934 FAIRFAX STREET             MEDFORD                OR       975040000   $80,750.00
70640289           GREEN                 2281 CARVER SCHOOL ROAD         COPE                   SC       290380000   $79,050.00
70640701           TALLEY                127 ASPEN DRIVE                 NEWARK                 DE       197020000   $176,400.00
70641550           FRENCH                4 ARROWHEAD RD                  DERRY                  NH        30380000   $35,000.00
70641626           CARTY                 3321 NORTHWEST 214TH            MIAMI                  FL       330560000   $40,000.00
70641675           PIERCE                253 WHITMAN STREET              BRIDGEWATER            MA        23240000   $127,500.00
70641972           SHORETT JACK          332 NE 57TH ST                  SEATTLE                WA       981050000   $130,000.00
70642186           CREMMINS              74 CLEARVIEW AVENUE             SELDEN                 NY       117840000   $67,600.00
70642558           DIETZEL               822 N. 4TH STREET               BELLWOOD               PA       166170000    $8,475.00
70643358           B  JOHNSON            432 WINNEBAGO                   PARK FOREST            IL       604660000   $103,500.00
70643879           WATSON                19106 HARLAN AVENUE             CARSON                 CA       907460000   $150,000.00
70644257           BUTLER                1029 FOSTER ROAD                NAPA                   CA       945580000   $270,000.00
70644299           BLOOMFIELD            18 OLD CART RD                  AUBURN                 MA        15010000   $163,700.00
70644620           MATHEWS               3324 3330 SOUTHEAST 127TH       PORTLAND               OR       972360000   $90,000.00
70644810           SCHWABE               2510 282ND STREET EAST          SPANAWAY               WA       983870000    $7,000.00
70645908           ROBERTS               760 SHELDON ROAD                BARRE                  MA        10050000   $114,000.00
70646781           SINKUS                17 HALL STREET                  RANDOLPH               MA        23680000   $100,000.00
70647672           DE OCA                1056 NORTH EASTMAN AVENUE       LOS ANGELES            CA       900630000   $133,000.00
70647904           O'CONNELL             162 HIGHLAND DRIVE              SEATTLE                WA       981090000   $175,000.00
70648134           ALVAREZ               3877 EAST 113TH AVENUE          DENVER                 CO       802330000   $18,000.00
70648175           CHRISTIAN             132 CARPENTER AVENUE            ALBEMARLE              NC       280010000   $53,000.00
70648241           BALDWIN               1682 WAGON WHEEL DRIVE          SEMMES                 AL       365750000   $14,444.00
70648357           CHAMBERLAIN           2455 310TH STREET               SPENCER                IA       513010000   $41,000.00
70648571           WYAND                 707 N MAIN STREET               BOONSBORO              MD       217130000   $25,000.00
70649215           JOHNSTON              39095 MOUNTAIN HOME DRIVE       LEBANON                OR       973550000   $77,000.00
70649876           MORGAN                19331 BROOKTRAIL LANE           HUNTINGTON             CA       926480000   $25,000.00
70649884           HOLCOMB               17 WEST ELMA HICKLIN ROAD       MCCLEARY               WA       985570000   $95,250.00
70650692           VALDEZ                5504 14TH ST NW                 WASHINGTON             DC       200100000   $94,000.00
70650858           WILLIS                4020 RYALS ROAD                 MULBERRY               FL       338600000   $50,400.00
70650932           HOLLAND               1505 JOHN ROAD                  SCRANTON               SC       295910000   $123,250.00
70651286           STEWART               218 EAST DOUGLAS AVENUE         CANON CITY             CO       812120000   $55,250.00
70651310           LO COCO               95 BIRCH COURT                  NORTH LIBER            IA       523170000   $81,600.00
70651419           BOND                  4387 CLAREMONT WAY              LIVERMORE              CA       945500000   $202,500.00
70651617           GLASS                 1513 EILER ROAD                 BELLEVILLE             IL       622230000   $84,000.00
70651690           GLASS                 1517 EILER ROAD                 BELLEVILLE             IL       622230000   $59,200.00
70651831           KERN                  659 NORTH STAR PLACE            PORT CLINTO            OH       434520000   $109,000.00
70652102           EPPINGER              1717 N BAYSHORE DR              MIAMI                  FL       331320000   $212,000.00
70652565           CHRISTIAN             17 PARKER STREET                MAYNARD                MA        17540000   $78,000.00
70652987           GIDDINGS              956 43 1/2 AVENUE NE            COLUMBIA HE            MN       554210000   $82,000.00
70653175           HIGH                  225 S NORWINDEN DRIVE           SPRINGFIELD            PA       190640000   $113,500.00
70654520           WOLLMANN              2122 MEADOW WAY                 TERRELL                TX       751600000   $102,000.00
70655030           AMBERS                20651 BLOSSOM COMMONS           HAYWARD                CA       945410000   $22,000.00
70655196           CONTINO               8679 SPRING VALLEY DRIVE        BOYNTON BEA            FL       334370000   $16,000.00
70655352           KIDDER                3377 SAINT THOMAS STREET        EUGENE                 OR       974080000   $100,000.00
70655469           CARROLL               3 FAIRVIEW AVENUE               SOMERVILLE             NJ        88760000   $59,600.00
70655592           LARSEN                7340 MODOC STREET               BOISE                  ID       837090000   $121,000.00
70656335           BURDETTE              200 MOUNTAIN ESTATES ROAD       PICKENS                SC       296710000   $66,400.00
70657267           CONDON                7213 WEST DREXEL AVENUE         FRANKLIN               WI       531320000   $167,000.00
70657416           STATON                803 ORANGE GROVE DRIVE          NEW IBERIA             LA       705600000   $48,400.00
70657440           STATON                803 ORANGE GROVE DRIVE          NEW IBERIA             LA       705600000   $12,100.00
70657671           PRITCHARD             2312 CORNWELL DRIVE             JEFFERSONVI            IN       471300000   $58,500.00
70657713           DIEHL                 2934 MARCELLA DRIVE             ERIE                   PA       165060000   $94,400.00
70659222           SMITH                 9095 APPLE ORCHARD              FENTON                 MI       484300000   $165,000.00
70659420           MAGUIRE               144 BRANNAN ROAD                ABERDEEN               MD       210010000   $96,000.00
70659552           DIEHL                 2934 MARCELLA DRIVE             ERIE                   PA       165060000   $23,600.00
70659818           WALKER                814 JENNETTE AVENUE NW          GRAND RAPID            MI       495010000   $44,800.00
70661079           EBEL                  6103 FRED DRIVE                 CYPRESS                CA       906300000   $234,400.00
70661319           BOYKIN                107 BARNETT DRIVE               BISHOPVILLE            SC       290100000   $94,500.00
70661426           JOHNSON               255 BEVERLY ROAD                WORCESTER              MA        16050000   $81,600.00
70661525           WILLIAMS              207 WISEWOOD CIRCLE             GREENWOOD              SC       296460000   $54,400.00
70661608           WILLIAMS              207 WISEWOOD CIRCLE             GREENWOOD              SC       296460000   $12,500.00
70661681           EBEL                  6103 FRED DRIVE                 CYPRESS                CA       906300000   $40,000.00
70662200           CORLEY                509 THOMPSON AVE                WEST COLUMB            SC       291690000   $35,120.00
70662218           MYERS                 354 WOODHAVEN DRIVE             BURLINGTON             NC       272170000   $55,250.00
70662978           BARBER                719 MARNE LANE                  HOUSTON                TX       770900000   $89,910.00
70664057           GRANEY                335 CHAMPLAIN AVENUE            TICONDEROGA            NY       128830000   $58,800.00
70664610           PHILLIPS              250 PERRY OLIVER ROAD           WELLS                  ME        40900000   $98,400.00
70664677           PHILLIPS              250 PERRY OLIVER ROAD           WELLS                  ME        40900000   $24,600.00
70666466           WILLIAMS              6 MIDDLESEX AVENUE              GOOSE CREEK            SC       294450000   $53,550.00
70666540           MCKINLEY              355 44TH AVE SE                 SALEM                  OR       973010000   $92,650.00
70668553           MOON                  9121 GAMBUSA LANE               SAN DIEGO              CA       921290000   $188,000.00
70669791           MARSHALL              1144 16TH STREET NE             WASHINGTON             DC       200020000   $68,000.00
70670435           MARSHALL              1011 47TH PLACE NE              WASHINGTON             DC       200190000   $78,400.00
70670831           SCHABER               1400 SW BORLAND ROAD            WEST LINN              OR       970680000   $70,000.00
70671375           WILSON                632 ROJA STREET                 OCEANSIDE              CA       920570000   $46,450.00
70672910           BERGH                 2824 IRONWOOD DRIVE             JACKSON                MI       492010000   $23,000.00
70673165           COLTER                1457 W THORNTON LAKE DRIV       ALBANY                 OR       973210000   $175,000.00
70673272           MAZAUSKAS             433 ELMWOOD AVENUE              MAPLEWOOD              NJ        70400000   $189,000.00
70673512           SADOWSKI              2235 2237 NORMAN DRIVE          CLEARWATER             FL       337650000   $92,800.00
70673546           HOBAR                 929 CHURCHILL CIRCLE            CHARLESTON             WV       253140000   $58,800.00
70674122           WALLACE               5502 220TH STREET SW            MOUNTLAKE T            WA       980430000   $70,550.00
70674619           LEVINE                37 HILLSIDE ROAD                BOXFORD                MA        19210000   $187,500.00
70674817           MCNAMARA              78 KATHLEEN DRIVE               PLYMOUTH               MA        23600000   $220,000.00
70674916           MCNAMARA              78 KATHLEEN DRIVE               PLYMOUTH               MA        23600000   $55,000.00
70674973           LEVINE                37 HILLSIDE ROAD                BOXFORD                MA        19210000   $62,500.00
70675038           NOLAN                 49 WEST 5TH STREET              NEW CASTLE             DE       197200000   $70,000.00
70675574           STEIN                 1339 LAKE CLAY DRIVE            LAKE PLACID            FL       338520000   $62,800.00
70675780           GOVEA                 405 BELLA VISTA AVENUE          PASADENA               CA       911070000   $146,900.00
70677844           HORNUNG               4154 ALESIA ROAD                MILLERS                MD       211020000   $52,000.00
70678990           OTTO                  406 WILDWOOD LANE               INDIAN SPRI            AL       351240000   $284,000.00
70679113           MCCAULEY              2708 SW 46TH COURT              FORT LAUDER            FL       333120000   $47,000.00
70679139           CHEATHAM              316 NORTH 18TH STREET           LOUISVILLE             KY       402030000   $20,000.00
70681457           SQUATRITO             21 LAURIE ROAD                  BRENTWOOD              NY       117170000   $47,500.00
70681556           ROBERTS               7430 NE 144TH PLACE             BOTHELL                WA       980110000   $100,000.00
70681713           BLACK  JR             2157 BRUCE STREET               SALEM                  VA       241530000   $48,675.00
70681960           ANDERSON              1315 42ND STREET                DES MOINES             IA       503110000   $101,000.00
70682059           MELENDEZ              15023 GREELEY DRIVE             TAMPA                  FL       336250000   $50,000.00
70682653           PHILLIPS              3603 SOUTH KINGSBURY DRIV       BLOOMINGTON            IN       474010000   $105,200.00
70682919           PHILLIPS              3603 SOUTH KINGSBURY DRIV       BLOOMINGTON            IN       474010000   $26,300.00
70684287           LOWE                  3863 D STREET                   EUREKA                 CA       955030000   $75,200.00
70684725           LOWE                  3863 D STREET                   EUREKA                 CA       955030000   $18,800.00
70685995           SIMPSON               4354 WEST ANDERSON ROAD         SOUTH EUCLI            OH       441210000   $106,200.00
70687603           RANKINS               1104 GIMON CIRCLE WEST          MOBILE                 AL       366050000   $32,400.00
70688379           TRAVIS                100 SAGE ROAD                   GREENSBORO             AL       367440000   $56,700.00
70688973           BATES                 3897 PARK AVENUE                NORTON                 OH       442030000   $56,000.00
70689013           HANSEN                30587 29TH STREET               PAW PAW                MI       490790000   $128,350.00
70689328           BEMAN                 622 NORTH MACOMB STREET         VALENTINE              NE       692010000   $41,600.00
70689393           BEMAN                 622 NORTH MACOMB STREET         VALENTINE              NE       692010000   $10,400.00
70691241           SIMPSON               108 GOTHAM DR                   FORT PIERCE            FL       349460000   $54,000.00
70691548           DELFINO               16500 GOLF CLUB ROAD #301       WESTON                 FL       333260000   $48,750.00
70692017           BRIGHT                490 BARNWELL ROAD               SPARTANBURG            SC       293030000   $61,200.00
70692108           BRIGHT                490 BARNWELL ROAD               SPARTANBURG            SC       293030000   $15,300.00
70692124           BASS                  167 WEST ELM STREET             PHOENIX                AZ       850130000   $67,500.00
70692199           SYPESTEYN             2733 SW 22 AVE                  COCONUT GRO            FL       331330000   $223,500.00
70692454           PAINTER               125 STRATTON DRIVE              GAFFNEY                SC       293400000   $57,800.00
70696190           MCCRARY               RT 2 HWY 14                     CARROLLTON             AL       354470000   $51,300.00
70696612           MILLER                6356 BENNINGTON ROAD            MECHANICSBU            PA       170550000   $111,600.00
70696653           MILLER                6356 BENNINGTON ROAD            MECHANICSBU            PA       170550000   $27,900.00
70696810           STAKER                109 NORTH FIRST STREET          MORTON                 IL       615500000   $103,700.00
70696968           CAMPBELL III          4939 LOIS STREET                BIRMINGHAM             AL       352070000   $68,800.00
70697909           HORTON                2823 PORTLAND AVENUE            LOUISVILLE             KY       402120000   $30,000.00
70698840           ALLEYNE               76 NEW YORK AVENUE NORTHW       WASHINGTON             DC       200010000   $45,000.00
70699426           WHIPPLE               176 DEPEW STREET                ROCHESTER              NY       146110000   $16,800.00
70699830           MOORE                 30426 127TH PLACE SE            AUBURN                 WA       980920000   $48,750.00
70700737           HOBAR                 309 WICKERSHAM WAY              COCKEYSVILL            MD       210300000   $129,600.00
70701222           HOBAR                 309 WICKERSHAM WAY              COCKEYSVILL            MD       210300000   $32,400.00
70701347           RUTMAN                334 NW 12TH AVENUE              BOCA RATON             FL       334860000   $85,000.00
70701479           PETERS                5070 TOWN NORTH DRIVE           SHREVEPORT             LA       711070000   $54,000.00
70701941           GREEN                 8241 HWY 178 SOUTH              NINETY SIX             SC       296660000   $83,700.00
70702675           HERNER                223 WYNONAH DRIVE               AUBURN                 PA       179220000   $69,600.00
70702691           SLOVENSKY             151 CHAPEL CIRCLE               TRUSSVILLE             AL       351730000   $66,950.00
70702808           CORDES                2514 SOUTH SHORE BOULEVAR       SAINT PAUL             MN       551100000   $131,750.00
70702873           HERNER                233 WYNONAH DRIVE               AUBURN                 PA       179220000   $17,400.00
70704853           ST LOUIS              65 EAST SHASTA STREET           ORLAND                 CA       959630000   $110,700.00
70706197           SOLONKA               14276 SOUTHLAND DRIVE           TUSCALOOSA             AL       354050000   $100,000.00
70706767           CROSS                 2904 GREEN GROVE LANE           TUSCALOOSA             AL       354040000   $76,500.00
70707336           JAMES                 2799 STATE STREET NW            UNIONTOWN              OH       446850000   $131,200.00
70707922           HARRIS                244 SOUTH MAIN STREET           CONVENTRY              RI        28160000   $53,800.00
70707989           BENSON  SR            284 NOAH AVENUE                 AKRON                  OH       443200000   $83,000.00
70710306           GRAHAM                5360 TIMBERLANE DRIVE           EAST LANSIN            MI       488230000   $115,600.00
70710447           WEBSTER               4414 W 8TH AVENUE               PINE BLUFF             AR       716030000   $54,000.00
70713839           HOPKINS               7730 LOHMEYER AVENUE            SAINT LOUIS            MO       631430000   $58,800.00
70713888           HOPKINS               7730 LOHMEYER AVENUE            SAINT LOUIS            MO       631430000   $14,700.00
70715172           GRANGER               1264 PALMETTO AVENUE            CHICO                  CA       959260000   $46,000.00
70715354           REYNOLDS              27170 ARROWPOINT TRAIL          CORONA                 CA       917190000   $141,600.00
70715685           MOYSES                4415 DAFFODIL CIRCLE SOUT       PALM BEACH             FL       334100000   $102,000.00
70716030           GRIFFIN               1551 E 49TH STREET              INDIANAPOLI            IN       462050000   $44,000.00
70717673           WILLIAMS              3908 CLAM LAKE ROAD             BELLAIRE               MI       496150000   $70,400.00
70718259           BALOK                 3773 SOUTHWEST HUCKLEBERR       PORT ORCHAR            WA       983670000   $21,500.00
70719703           RUNKEL                313 NORTH 1ST STREET            VANDALIA               IL       624710000   $15,600.00
70719802           HOGAN                 4610 WEST ABBOTT AVENUE         GREENFIELD             WI       532200000   $126,400.00
70719836           HOGAN                 4610 WEST ABBOTT AVENUE         GREENFIELD             WI       532200000   $31,600.00
70721238           COOLEY                1400 MOTTER AVENUE              FREDERICK              MD       217010000   $97,000.00
70721527           NYDAM                 37 PAUL JONES DRIVE             BRICK                  NJ        87230000   $143,900.00
70722434           SIEBERN               15837 SOUTHEAST HARRISON        PORTLAND               OR       972330000   $101,500.00
70728019           GUYDOS                5658 PRANCING DEER PLACE        PASO ROBLES            CA       934460000   $159,800.00
70728118           GABRIELSON            1604 VIA SAGE                   SAN CLEMENT            CA       926730000   $85,000.00
70729314           GEISS                 21 WOODMERE PASS COURT          SAINT CHARL            MO       633030000   $250,000.00
30840680           BHATTACHARYA          20437 BRIGHTWATER PLACE         STERLING               VA       201650000   $245,800.00
30905541           SPRINGER              18740 GRANITE AVE               RIVERSIDE              CA       925080000   $112,500.00
30926976           BATISTA               82 FRANKLIN STREET              PATERSON               NJ        75240000   $108,900.00
30931372           FEHNEL                8142 EAST 5TH STREET            TUCSON                 AZ       857100000   $54,800.00
30946388           FOOTE                 440-50 NORTH BROADWAY           YONKERS                NY       107010000   $108,000.00
30973721           DEONARAIN             3344 BYEBERRY ROAD              PHILADELPHI            PA       191540000   $99,000.00
30974299           GOMEZ                 78 MANLEY ROAD                  HOPEWELL               NJ        85340000   $187,800.00
30977268           DAVIS                 8 KENNETH TERRACE               NEPTUNE                NJ        77530000   $92,000.00
30982672           DURANT                374 FRENCH COURT                TEANECK                NJ        76660000   $204,000.00
30985584           FLAHERTY              3 THEOODORE AVE                 SALEM                  NH        30790000   $247,500.00
30992564           COX                   7340 NORTH KATY AVENUE          FRESNO                 CA       937220000   $240,000.00
30994578           GAJEWSKI              UNIT C,96 41 KITTY COURT        TWP. OF BRI            NJ        87230000   $50,000.00
31030026           QUARTON               164 COMMODORE ROAD              MANAHAWKIN             NJ        80500000   $90,000.00
31033756           CANTLEY               1660 PINE AVENUE                WINTER PARK            FL       327890000   $340,000.00
31042567           TROXEL                444 EDGEHILL ROAD               GLENSIDE               PA       190380000   $111,000.00
31043896           LIBERCHUK             22 COVE LANE UNIT 9A GARA       BROOKLYN               NY       112340000   $156,600.00
31044423           CARVER                2113 SECOND AVE                 TOMS RIVER             NJ        87570000   $94,000.00
31045727           STOVER                3281 GREENFIELD COURT           COLUMBIA               MO       652030000   $240,000.00
31045933           MYLES                 1624 ROOSEVELT AVENUE           LANDOVER               MD       207860000   $92,700.00
31052509           TOPMILLER             8318 LAYMAN ROAD                HARLAN TOWN            OH       451620000   $101,600.00
31058068           CORREIA               38546 GLENMOOR DRIVE            FREMONT                CA       945360000   $264,590.00
31069172           PRESLEY               698 SKYLINE WAY                 WESTMINSTER            MD       211580000   $126,225.00
31071046           SKULSKY               491 BEDFORD AVENUE              STATEN ISLA            NY       103060000   $141,960.00
31072440           BETTS                 17 DAVIS ROAD UNIT C7           ACTON                  MA        17200000   $55,000.00
31075641           RANSOM                13 DRIFTWOOD DR                 HOWELL                 NJ        77310000   $138,750.00
31079452           COTMAN                2015 SOUTH MONROE STREET        ARLINGTON              VA       222040000   $146,000.00
31081714           MUNN                  501 SHADYWOOD LANE              RICHARDSON             TX       750800000   $193,500.00
31082316           WALTRIP               3313 ILSE OF WHITE COURT        WILLIAMSBUR            VA       231850000   $152,400.00
31082381           GOLDEN                6401 SADDLE RIDGE ROAD          ARLINGTON              TX       760160000   $140,000.00
31087331           AINA                  10304 HIGHBORO WAY              LANHAM                 MD       207060000   $272,300.00
31098783           PANDINO               1700 NE 101ST TERRACE           KANSAS CITY            MO       641550000   $118,800.00
31104029           LADD                  447 WILLIS ROAD                 SALINE                 MI       481760000   $187,500.00
31137334           BRADLEY               202 MAPLE ROAD                  RIVA                   MD       211400000   $115,000.00
31139348           CORDOVA               2233 W WICKIEUP LANE            PHOENIX                AZ       850270000   $74,400.00
31139686           HAYNES                4936 NORTH CALIFORNIA           CHICAGO                IL       606250000   $205,000.00
31139694           BELLENIR              12460 WISNER HWY                CLINTON                MI       492360000   $143,500.00
31141567           ROMANO                506 BUSH STREET                 BRIDGEPORT             PA       194050000   $65,000.00
31143654           TOMASKO               WOLF LAKE ROAD                  GRASS LAKE             MI       492400000   $144,000.00
31150113           BEDFORD               71 WHEELER HILL ROAD            WAPPINGER              NY       125900000   $121,500.00
31151848           MCBAIN                417 MORRIS AVENUE               SUMMIT                 NJ        79010000   $110,400.00
31155666           KRAKOWSKI             6 IVY LANE                      EAST WINDSO            NJ        85200000   $189,000.00
31163173           ROBERTS               168 LONG PINE ROAD              TIFTON                 GA       317940000   $384,300.00
31163843           SAUER                 4565 HARMONY LANE               SANTA MARIA            CA       934550000   $127,000.00
31167711           DECLERQUE             17 ASHLAND ROAD                 SUMMIT                 NJ        79010000   $253,000.00
31168206           BOS                   34 BURNETT  STREET              GLEN RIDGE             NJ        70280000   $188,000.00
31171887           BAYER                 2 EXETER ROAD                   HIGHTSTOWN             NJ        85200000   $200,200.00
31171903           MEEKS                 11 LAKEVIEW DRIVE               TRENTON                NJ        86200000   $76,500.00
31171911           NANNI                 16 SYRACUSE DRIVE               HOWELL                 NJ        77280000   $225,000.00
31172596           BRENNAN               LOWER ELMORE MOUTAIN ROAD       MORRISTOWN             VT        56610000   $183,750.00
31176324           GONZALEZ              MT EFFORT DRIVE                 EFFORT                 PA       183300000   $152,500.00
31177561           BYRNES                UNIT B1 FAIR STREET             COLD SPRING            NY       105160000   $75,000.00
31180094           BARBERIO              1025 PINE KILL ROAD             WESTBROOKVI            NY       127870000   $144,000.00
31185812           STAHL                 225 IRELAND TERRACE             WILLIAMSTOW            NJ        80940000   $90,000.00
31195985           STONE                 BEARSKAT ROAD                   WILLIAMSTOW            VT        56790000   $95,000.00
31196736           HOLLISTER             735 SEALS ROAD                  BARTONVILLE            TX       762260000   $116,250.00
31200850           SNYDER                138 WEST HENDRICKSON AVEN       MORRISVILLE            PA       190670000   $92,000.00
31202039           OESER                 254 S ODESSA AVE                EGG HARBOR             NJ        82150000   $104,500.00
31209703           CLAFFEY               89 PHILLIPS AVENUE              LAWRENCEVIL            NJ        86480000   $84,000.00
31213820           CABRAL                20 MAYFLOWER DRIVE              BASKING RID            NJ        79200000   $241,400.00
31215080           WALKER                274 FIELDBORO DRIVE             LAWRENCEVIL            NJ        86480000   $178,200.00
31218662           LAVIGNE               FONTAINE ROAD                   GEORGIA                VT        54680000   $81,000.00
31218761           GAHARAN               3924 GILLESPIE DRIVE            CARROLLTON             TX       750100000   $126,897.00
31236169           BANAS                 2175 LAKE POINTE DRIVE          AVON                   OH       440110000   $221,000.00
31243033           JEFFRIES              RURAL ROUTE 1                   WARREN CENT            PA       188510000   $93,600.00
31246085           WILLIAMS              9736 WOODBRIAR ROAD             SHREVEPORT             LA       711290000   $256,800.00
31272818           CUMBIE                332 EDWARD FARRIS ROAD          WEATHERFORD            TX       760860000   $115,750.00
31277809           MOSAK                 3035 WEST BIRCHWOOD AVENU       CHICAGO                IL       606450000   $98,000.00
31293244           NIXON                 365 WEST 325 SOUTH              BOUNTIFUL              UT       840100000   $86,250.00
31293376           DANNELLEY             7 SWEETWATER                    IRVINE                 CA       926120000   $219,087.00
31297898           GSELL                 3 LENAPE TRAIL                  CHATHAM                NJ        79280000   $320,000.00
31305394           BLUTEAU               39 PEARL STREET                 GRAND ISLE             VT        54580000   $148,000.00
31313299           SAGER                 59 EDISON AVENUE                TINTON FALL            NJ        77240000   $155,700.00
31322688           LIPSON                9 VALMONT LANE                  COMMACK                NY       117250000   $167,400.00
31328776           GIAMBRONE             406 LAKEVIEW DRIVE              HENRYVILLE             PA       183320000   $138,550.00
31335698           HERNANDEZ             804 FUTURA                      SAN CLEMENT            CA       926720000   $287,950.00
31339211           WAGNER                COUNTY ROAD                     SWANTON                VT        54880000   $86,400.00
31355498           DAVIS                 3047 SOUTH ORCHARD DRIVE        BOUNTIFUL              UT       840100000   $84,000.00
31364664           JONES                 750 NORTH ALFRED STREET         LOS ANGELES            CA       900690000   $222,700.00
31368442           WHITE                 1807 PRELUDE DRIVE              VIENNA                 VA       221820000   $196,800.00
31372055           SMERDEL               4685 SARASOTA DRIVE             PARMA                  OH       441340000   $117,400.00
31380298           VILLANO               64 BELGRADE AVENUE              CLIFTON                NJ        70130000   $150,000.00
31390321           TULL                  24 FERGUSON COVE                NEWPORT NEW            VA       236060000   $162,400.00
31390487           STARTZEL              164 HIGH MEADOW RD              STOWE                  VT        56720000   $126,000.00
31393754           EDELMAN               SIX CHURCH LANE                 WESTON                 CT        68830000   $510,000.00
31395171           ALLEN                 421 ROCKSPRING LANE             RINGGOLD               VA       245860000   $66,400.00
31397862           ROMANO                23 LONGHURST ROAD               MARLTON                NJ        80530000   $132,000.00
31399082           BALES                 9430 BENNETT LAKE ROAD          FENTON                 MI       484510000   $137,500.00
31406077           IACONO                1703 GARNET MINE ROAD           BOOTHWYN               PA       190060000   $161,150.00
31427396           EDDY                  8589 BELL ROAD                  DEXTER                 MI       481300000   $136,800.00
31433253           ALLEN                 2020 PUTNAM ROAD                BALTIMORE              MD       212270000   $104,000.00
31434863           POREMBA               190 PARK STREET                 STRATFORD              CT        64970000   $144,000.00
31445851           LEVERETT              2212 WILD OAK CRESCENT          VIRGINIA BE            VA       234560000   $137,600.00
31451388           IRWIN                 2608 LEICESTER DRIVE            CARROLLTON             TX       750060000   $126,000.00
31454358           KELTY                 1734 NORTH VERDUGO ROAD         GLENDALE               CA       912080000   $126,000.00
31455157           JANNEY                1319 WEST OCEAN VIEW AVEN       NORFOLK                VA       235030000   $93,600.00
31473259           OVERCASH              630 WEST WAVELAND               CHICAGO                IL       606130000   $80,000.00
31500788           HOOKS                 4 ROBINHOOD TERRACE             BERLIN                 MD       218110000   $93,000.00
31504384           HURLBERT              20 DEGARMO HILLS ROAD           WAPPINGER              NY       125900000   $112,400.00
31507361           JOHNSON               422 KINGS HIGHWAY               VALLEY COTT            NY       109890000   $157,500.00
31546021           WELKER                23315 COMMUNITY STREET          WEST HILLS             CA       913040000   $232,000.00
31558117           BRICKLEY              227 SEWARD PLACE                SCHENECTADY            NY       123050000   $71,100.00
31560154           WOODS                 TROUT HOLLOW ROAD               WARREN                 VT        56740000   $80,100.00
31561020           REMSING               10290 BETTERLY ROAD             HOWELL                 MI       488430000   $124,800.00
31561657           ROGERS                8514 DOTER DRIVE                ALEXANDRIA             VA       223080000   $229,600.00
31567852           MARTINEZ              1016 ANDERSON STREET            TRENTON                NJ        86100000   $40,000.00
31576820           TODD                  4791 WATERLOD ROAD              RANDOLP                OH       442010000   $83,250.00
31585680           JOHNSON               3913 TERRACE AVENUE             SANTA MARIA            CA       934550000   $137,000.00
31591555           GARY                  9002 PEACH MOUNTAIN LANE        DEXTER                 MI       481300000   $107,000.00
31595226           ANTINORO              185 FEDERAL CITY RD             LAWRENCEVIL            NJ        86480000   $103,500.00
31598634           MOCSIRAN              5642 WATERBURY AVENUE           MAPLE HEIGH            OH       441370000   $64,000.00
31607534           CONNELLY              285 WEXFORD DRIVE               ASTON                  PA       190140000   $65,000.00
31621998           WOODY                 424 CHESTNUT COURT              BALTIMORE              MD       212220000   $44,000.00
31626518           NITTOLO               6 MARINO ROAD                   POUGHKEEPSI            NY       126010000   $113,400.00
31626799           BAKER                 CHAPEL ROAD                     BENNINGTON             VT        52010000   $58,500.00
31630999           ODETTE                1403 RAINBOW STREET             SOUTHLAKE              TX       760920000   $335,000.00
31632524           BACHAND               34 HIGH STREET                  ST ALBANS              VT        54780000   $103,500.00
31638018           KARVONEN              3248 POTOMAC COURT              ANN ARBOR              MI       481080000   $154,000.00
31639537           EAKLE                 214 JOHNNY LANE                 STEVENSVILL            MD       216660000   $116,450.00
31649460           CURRAN                125 WALNUT HILL LANE            HAVERFORD              PA       190830000   $137,700.00
31673999           COFFINAS              8414 10TH AVENUE                BROOKLYN               NY       112280000   $328,000.00
31677826           MOSCONE               7 QUEEN ANNE LANE               EAST FISHKI            NY       125900000   $123,000.00
31691991           MCARDLE               MAIN STREET                     WESTMINSTER            VT        51580000   $69,000.00
31692098           WILSON                3233 1/2 ELLIOTT STREET         BALTIMORE              MD       212240000   $60,000.00
31693906           STRANGE               11007 DECKER AVENUE             HAGERSTOWN             MD       217400000   $64,000.00
31698350           KELLEY                2974 ELSPETH CT                 COLUMBUS               OH       432310000   $79,900.00
31699366           MONTELEONE            127 WEST FRANKLIN AVENUE        PENNINGTON             NJ        85340000   $178,200.00
31700545           LEMON                 27 E COLONY DRIVE               WEST ORANGE            NJ        70520000   $192,600.00
31702244           WUJEK                 42 KING CHARLES CIRCLE          BALTIMORE              MD       212370000   $67,200.00
31710320           CHAMBERLIN            DOLE HILL ROAD                  NORTHFIELD             VT        56630000   $79,000.00
31714140           YODIS                 86 GREENWOOD DRIVE              FISHKILL               NY       125080000   $130,000.00
31717218           ANDRIST               N115 W16557 ABBEY COURT         GERMANTOWN             WI       530220000   $55,000.00
31718125           GEORGE                1014 EAST 228TH STREET          BRONX                  NY       104660000   $130,000.00
31724057           HOSFORD               535 WEST TRAIL NORTH            GRAYSLAKE              IL       600300000   $226,800.00
31735442           LELESI                9 DESAI COURT                   FREEHOLD               NJ        77280000   $155,000.00
31735632           HIATT                 1125 DEERPATH ROAD              FRANKTOWN              CO       801160000   $235,800.00
31736242           DELORENZO             18 DEERFIELD LANE               MELVILLE               NY       117470000   $170,000.00
31741499           CROSS                 392 TRACY LANE                  SHELBURNE              VT        54820000   $107,500.00
31741531           GRAY                  625 TRANTON ROAD                GLEN BURNIE            MD       201620000   $100,000.00
31753072           BLACKLEY              15410 PUNDERSON ROAD            NEWBURY TOW            OH       440210000   $108,000.00
31757727           CLAPPER               BURPEE ROAD                     BRISTOL                VT        54430000   $49,500.00
31768179           CAHILL                30 BURLEY FARM ROAD             DANVERS                MA        19390000   $306,400.00
31772213           TRAFFORD              71 MANLEY ROAD                  TRENTON                NJ        86380000   $171,000.00
31772932           THOMAS                3381 SOUTH VINE STREET          CHANDLER               AZ       852480000   $200,428.00
31777014           GIL                   3730 MARTIN DRIVE               SAN MATEO              CA       944030000   $288,000.00
31779614           BARROWS               88 NORTH ROAD                   MILTON                 VT        54680000   $95,200.00
31779671           LARSON                N1295 COUNTY TRUNK U            GENOA CITY             WI       531280000   $161,000.00
31781016           TUMENAS               97 FLORIDA ROAD                 TEWKSBURY              MA        18760000   $110,000.00
31791130           ASLESON               15800 NORTHEAST 140             KEARNEY                MO       640600000   $106,650.00
31791288           HEBERT                204 VILLAGE STREET              EAST DORSET            VT        52530000   $60,000.00
31793532           KLUCKNER              MAD RIVER GREEN #11             FAYSTON                VT        56730000   $60,000.00
31795131           MERWIN                48 GROUSE LANE                  DORSET                 VT        52510000   $78,000.00
31797590           FORD                  444 WEST CAMPBELL AVENUE        CAMPBELL               CA       950080000   $262,000.00
31798465           ARMOUR                657 ISLE VIEW DRIVE             COVENTRY TO            OH       443190000   $212,500.00
31803638           MESSENHEIMER          2124 CALVIN AVENUE              CANTON                 OH       447060000   $28,000.00
31811698           KLEMPNER              3719 MIDHEIGHTS ROAD            BALTIMORE              MD       212150000   $31,000.00
31816481           GUILTINAN             11 RAFFELLA DRIVE               MALVERN                PA       193550000   $205,500.00
31818115           CHALMERS              15 GUM TREE COURT               NOVATO                 CA       949470000   $308,000.00
31819253           KLAMMER               82 LAUNDON STREET               ELYRIA                 OH       440350000   $80,000.00
31820889           HIGGOTT               4116   4118 TILDEN AVENUE       CULVER CITY            CA       902320000   $302,400.00
31822117           HOSKINS               1916 CHATBURN COURT             FT WORTH               TX       761100000   $122,000.00
31823958           GAREAU                4117 CLAGUE ROAD                NORTH OLMST            OH       440700000   $52,450.00
31826530           ROSENTHAL             15 HARRISON STREET              NEWTON                 MA        21610000   $300,000.00
31828015           HEARN                 46140 WEAR ROAD                 BELLEVILLE             MI       481110000   $67,000.00
31829716           AGUILAR               15353 GREENHAVEN LN  118        BURNSVILLE             MN       553060000   $85,425.00
31830870           BAUTISTA              52 ARLINGTON DR                 SOUTH SAN F            CA       940800000   $220,000.00
31834146           ALLEN                 1118 BELL AVENUE                YEADON                 PA       190500000   $78,000.00
31835796           HICKENBOTTOM          2128 CHAMPAGNE DRIVE            ANN ARBOR              MI       481080000   $54,000.00
31838634           BUFFALOE              631 WILLOW AVENUE               BALTIMORE              MD       212120000   $40,800.00
31852940           MARTINEZ              4843 EAST MCNEIL STREET         PHOENIX                AZ       850440000   $73,800.00
31866148           LE BLANC              17 RARITAN AVE                  LEDGEWOOD              NJ        78520000   $178,500.00
31870025           REGUEIRA              926 SOUTHWEST 119TH PLACE       MIAMI                  FL       331840000   $72,000.00
31873243           JONES                 17 WORTHINGTON HILL DRIVE       GLYNDON                MD       210710000   $176,000.00
31876246           TRABOLDT              93 CLARKS LANE                  MARLBORO               NY       125470000   $121,950.00
31879661           SMITH                 1365 KENILWORTH AVENUE          LAKEWOOD               OH       441070000   $68,000.00
31881063           BERK                  24654 HAWTHORNE DRIVE           BEACHWOOD              OH       441220000   $185,000.00
31885577           STEINBERG             9 JORDAN STREET                 MONTPELIER             VT        56020000   $92,600.00
31888548           CARNOCHAN             606 SAVAGE STREET               BALTIMORE              MD       212240000   $33,750.00
31891989           BUSWELL               2052 EAST RESERVE CIRCLE        AVON                   OH       440110000   $158,760.00
31904881           MCLEAN                80 VANASSE RD                   MORRISTOWN,            VT        56610000   $82,100.00
31913049           WADSWORTH             23121 HWY MM                    LEBANON                MO       655360000   $124,400.00

Loan                        Bal                      Rate                     Pai             Cltv        Maturity           Fee
----                        ---                      ----                     ---             ----        --------           ---
20112405                $24,098.64                  10.25                   $343.34            70           71015            0.5
21670864                $73,974.83                   9.99                   $740.63            80          170307            0.5
21723317                $160,454.01                 10.99                  $1,541.54           90          270203            0.5
21796016                $48,238.89                  10.65                   $562.94          77.099        120701            0.5
21830716                $38,774.20                   8.95                   $358.61          37.735        170601            0.5
21833918                $60,232.09                   8.65                   $475.54          69.318        270528            0.5
21852850                $127,608.64                   9                    $1,036.36           80          271001            0.5
21874888                $128,490.43                 11.25                  $1,255.26           90          271001            0.5
21888169                $61,283.63                   9.5                    $519.65            60          120901            0.5
21896451                $76,257.01                    10                    $671.35            90          130701            0.5
21903091                $89,354.13                  10.55                   $826.64            90          120904            0.5
21912407                $138,905.82                  8.75                  $1,101.38           80          121101            0.5
21920376                $89,156.51                   9.55                   $759.21          89.989        271001            0.5
21926381                $16,373.16                  10.99                   $250.60          84.941         70929            0.5
21930904                $120,895.80                 9.125                   $991.42          89.211        271201            0.5
21930912                $46,415.98                    11                    $545.57          79.252        121101            0.5
21931407                $83,115.16                   9.3                    $691.61            90          121202            0.5
21936265                $26,833.45                   9.5                    $227.04          58.064        130201            0.5
21937644                $99,883.26                   8.75                   $793.00            80          121028            0.5
21946439                $42,135.18                  10.65                   $393.54            85          121101            0.5
21952437                $112,918.88                  8.65                   $894.56            85          271029            0.5
21953948                $19,186.43                   11.5                   $289.63          84.901         71114            0.5
21959267                $114,154.43                  8.74                   $935.32            85          121201            0.5
21959531                $58,613.23                   7.95                   $500.00          34.285        171201            0.5
21960026                $27,779.11                   12.1                   $289.13            90          130120            0.5
21960349                $40,601.29                  10.79                   $471.85            70          121201            0.5
21961081                $80,567.92                   10.6                   $747.01            90          121201            0.5
21964242                $60,083.34                   12.8                   $657.63            90          271201            0.5
21968029                $94,836.78                  10.49                   $871.95            90          271107            0.5
21968706                $304,645.18                 11.84                  $3,109.92           90          121208            0.5
21971668                $122,966.05                  8.8                    $979.44            80          271205            0.5
21979141                $106,059.83                 9.875                   $927.40          79.111        271201            0.5
21983614                 $9,630.18                   9.3                    $103.22          73.535        130401            0.5
21984042                $143,236.50                  9.6                   $1,221.36           90          130301            0.5
21984273                $37,372.13                   9.99                   $329.69            80          130101            0.5
21988860                $88,048.80                   9.5                    $744.16          84.285        130301            0.5
21992532                $22,533.93                   9.65                   $263.33          66.723        130601            0.5
21995253                $53,258.03                   9.55                   $451.81          79.85         280401            0.5
21996764                $179,235.84                 10.375                 $1,629.74           90          130324            0.5
21999206                $26,917.61                    10                    $295.52          84.644        130622            0.5
21999586                $70,907.31                  11.95                   $728.61            90          130422            0.5
22003032                $39,630.94                   9.25                   $329.08          74.074        271103            0.5
22004790                $74,267.68                   9.02                   $599.63          63.042        131109            0.5
22005516                $45,311.90                   8.4                    $395.61          63.777        180612            0.5
22006084                $27,974.52                   8.95                   $295.30            80          121126            0.5
22006357                $32,406.28                   9.4                    $343.65          63.808        130601            0.5
22010904                 $6,444.37                   9.45                    $68.73          65.261        130527            0.5
22011845                $17,895.90                   10.4                   $200.06          79.982        130605            0.5
22012108                $102,103.00                  9.55                   $868.58            85          130301            0.5
22013064                $72,447.61                   9.75                   $625.47            80          130401            0.5
22013155                $45,535.22                   8.95                   $470.76            70          130622            0.5
22013601                $80,425.88                   8.95                   $646.83            85          280701            0.5
22014740                $34,296.17                  10.99                   $359.48          78.983        180114            0.5
22015846                $46,897.92                   9.35                   $391.06            80          280501            0.5
22015887                $60,525.55                   9.2                    $497.99            80          280601            0.5
22016349                $84,011.75                   9.45                   $789.54          70.803        180603            0.5
22016505                $88,182.65                   8.65                   $894.20          47.872        130717            0.5
22016711                $246,536.52                 10.15                  $2,198.67           90          280601            0.5
22018428                $35,290.11                   9.55                   $333.94          79.996        180603            0.5
22018436                $38,632.61                  10.45                   $538.63          70.792         80630            0.5
22018865                $75,824.04                   8.6                    $590.94          74.656        280715            0.5
22019103                $358,740.38                  8.95                  $2,890.11           80          130401            0.5
22019715                $49,403.92                   9.25                   $457.94          82.159        180615            0.5
22019830                $135,826.43                  8.35                  $1,037.37           80          130305            0.5
22020663                $22,687.87                   8.2                    $195.26          44.23         180608            0.5
22021042                $45,802.26                   8.55                   $464.21          69.117        130501            0.5
22021299                $74,601.30                  10.45                  $1,824.88         78.571         30629            0.5
22021422                $47,250.14                  11.75                   $478.46          71.818        280401            0.5
22021448                $38,534.90                   9.8                    $373.11            80          180206            0.5
22022123                $156,558.39                  9.65                  $1,341.62           90          280202            0.5
22022610                $18,781.83                   9.55                   $177.73          79.939        180608            0.5
22022651                $138,929.35                  7.99                  $1,026.30           70          280326            0.5
22022701                $29,141.93                   9.55                   $314.18          82.559        130505            0.5
22023352                $195,240.98                  8.45                  $1,963.62           80          130601            0.5
22023493                $34,867.31                   9.45                   $329.29          47.574        180605            0.5
22023832                $33,951.11                   8.99                   $356.99            80          130109            0.5
22024533                $88,110.94                   8.7                    $785.87            75          180605            0.5
22024665                $114,880.86                 11.85                  $1,171.68           90          130511            0.5
22024756                $197,193.47                  8.99                  $1,607.81         57.142        280203            0.5
22024814                $33,725.78                   9.45                   $325.11          67.039        180615            0.5
22025605                $50,771.57                   8.3                    $649.02            80           80715            0.5
22026256                $32,857.40                  10.95                   $383.11          75.111        130120            0.5
22026264                $52,753.24                   9.7                    $570.42          78.26         130518            0.5
22026603                $96,504.17                  9.125                   $889.63          82.352        180309            0.5
22026611                $14,685.67                   9.7                    $158.45          79.273        130608            0.5
22026967                $42,333.84                    9                     $341.96          73.275        280701            0.5
22027510                $24,376.76                   9.35                   $235.21          58.751        180612            0.5
22027569                $14,088.40                   10.2                   $160.86          82.913        130615            0.5
22027643                $88,973.54                   8.5                    $781.05          73.77         180713            0.5
22027734                $20,085.29                   10.2                   $198.60          84.987        180602            0.5
22027759                $20,110.14                   9.95                   $197.19          67.626        180817            0.5
22028542                $81,332.52                   9.85                   $707.08            85          280701            0.5
22028633                $64,660.99                   9.95                   $567.15          61.868        280601            0.5
22028922                $19,797.31                   9.45                   $185.78          74.113        180608            0.5
22029045                $33,035.07                   10.9                   $342.48          70.246        180507            0.5
22029201                $10,801.70                   9.55                   $115.20          65.929        130630            0.5
22029805                $114,521.69                  8.7                    $900.61          79.861        130701            0.5
22029953                $37,072.65                   9.6                    $399.10          55.882        130701            0.5
22030324                $16,554.11                   10.3                   $185.82          80.612        130609            0.5
22030423                $14,714.90                   10.5                   $165.81          73.305        130626            0.5
22030696                $16,011.62                   9.45                   $150.48          52.457        180609            0.5
22030803                $59,307.22                   8.4                    $516.91            80          180608            0.5
22030944                $34,675.51                  11.64                   $348.34            80          130220            0.5
22031181                $26,229.42                   10.3                   $292.36          84.999        130612            0.5
22031223                $43,748.20                   10.3                   $488.04          84.97         130629            0.5
22032585                $138,953.96                  9.85                  $1,208.78           90          280601            0.5
22032619                $10,775.46                   9.7                    $116.20          79.588        130609            0.5
22032924                $62,228.93                   9.95                   $545.31            80          280701            0.5
22032932                $14,670.52                  10.25                   $163.50          83.411        130622            0.5
22032957                $29,176.34                   8.95                   $303.39          56.603        130330            0.5
22033369                $50,157.41                   9.25                   $414.63            48          280401            0.5
22033518                 $8,816.31                   9.7                     $95.07          71.333        130615            0.5
22033559                $98,589.77                  10.49                   $904.86            90          130330            0.5
22033864                $109,257.20                 10.25                   $983.92            90          130403            0.5
22034045                $114,979.69                  9.35                   $962.72            80          130317            0.5
22034276                $19,668.86                   10.5                   $221.08          79.977        130703            0.5
22034854                $126,487.60                  9.9                   $1,105.15         76.969        280501            0.5
22034995                $27,121.65                   9.3                    $285.82          75.527        130630            0.5
22035042                $44,465.73                  10.25                   $441.74          64.285        180522            0.5
22035265                $19,218.97                  10.25                   $213.64          84.987        130612            0.5
22035315                $27,411.51                   9.3                    $256.44          79.973        180626            0.5
22036123                $132,491.35                  9.65                  $1,185.65           90          230406            0.5
22036644                $93,393.90                  10.99                   $899.23            90          280505            0.5
22038020                $118,571.39                  9.9                   $1,050.33           85          130501            0.5
22038483                 $9,808.90                  10.45                   $110.24          32.817        130612            0.5
22038491                $21,135.92                  10.25                   $234.34          84.342        130713            0.5
22038665                $78,822.99                   10.6                   $730.41            90          130323            0.5
22038871                $53,378.85                  11.19                   $517.67            85          280401            0.5
22038954                $32,781.00                  12.55                   $351.87            90          280603            0.5
22039374                $98,596.74                   9.4                    $925.62          78.805        180624            0.5
22039556                $44,541.11                   9.4                    $416.53          71.857        180707            0.5
22039697                $105,798.59                  8.5                   $1,198.86           80          100804            0.5
22039945                $40,517.41                   8.3                    $418.41          78.181        120902            0.5
22040562                $132,253.92                  8.5                   $1,022.66         61.86         280427            0.5
22040877                $29,332.81                    10                    $322.39          63.342        130702            0.5
22040885                $74,097.13                   9.5                    $699.10          69.309        180615            0.5
22040927                $42,865.75                   8.8                    $341.40            80          280110            0.5
22040943                $184,163.99                  8.8                   $1,466.75           80          280114            0.5
22040976                $99,243.67                   8.3                    $755.54          80.08         280105            0.5
22041016                $115,007.67                  8.3                    $875.55            80          280127            0.5
22041180                $53,604.59                   8.25                   $404.56          68.294        130701            0.5
22041263                $33,540.27                   10.9                   $387.14          77.84         130520            0.5
22041396                $10,854.17                  10.35                   $151.53          84.948         80619            0.5
22041594                $58,295.61                   9.5                    $626.54          77.014        130622            0.5
22041644                $161,485.60                 10.65                  $1,500.08         79.802        130526            0.5
22041776                $44,559.25                   10.8                   $458.38            90          180624            0.5
22042204                $23,477.62                  10.35                   $263.07          82.015        130520            0.5
22042212                $52,838.08                   9.1                    $550.93          81.203        130602            0.5
22042329                $131,922.09                  10.5                  $1,210.21           90          130601            0.5
22042840                $46,638.48                   10.6                   $431.14            85          280715            0.5
22042865                $81,479.24                   8.4                    $624.71          68.333        130528            0.5
22042899                $39,745.66                   9.5                    $374.26          79.986        180714            0.5
22042907                $22,413.82                   8.8                    $201.33          48.664        180601            0.5
22042931                $49,249.80                  10.99                   $512.92            85          180609            0.5
22042949                $98,828.15                   9.99                   $966.29          54.162        180408            0.5
22043210                $64,064.87                   8.3                    $489.10          75.348        270820            0.5
22043590                $32,089.62                   8.3                    $328.89          41.987        120926            0.5
22043665                $106,688.66                  9.75                   $920.16            90          280602            0.5
22043699                $11,159.08                   9.6                    $255.31          65.603         30804            0.5
22043707                $85,212.14                   10.9                   $807.78            90          130504            0.5
22043749                $121,142.11                   11                   $1,157.07           90          130501            0.5
22043913                $44,358.77                  10.99                   $445.33            90          130401            0.5
22044218                $19,876.84                   9.3                    $209.02          79.735        130707            0.5
22045090                $35,637.50                   9.5                    $335.57          75.055        180629            0.5
22045124                $85,641.07                   9.35                   $713.74          89.583        280615            0.5
22045165                $22,549.58                  10.25                   $223.41          84.884        180714            0.5
22045264                $126,354.61                  9.15                  $1,159.48           85          180713            0.5
22045306                $49,358.76                   9.2                    $406.26          81.311        130601            0.5
22045652                $34,388.43                  10.25                   $381.49          84.519        130715            0.5
22045785                $32,422.95                    12                    $334.30          70.652        130601            0.5
22046072                $18,874.86                  10.25                   $209.27          80.088        130602            0.5
22046163                $19,611.17                  10.25                   $218.00          84.153        130616            0.5
22046205                $184,253.08                  10.8                  $1,733.90         88.095        130508            0.5
22046213                $49,496.51                   9.5                    $466.07          75.504        180708            0.5
22046353                $26,965.47                  10.25                   $299.74          84.991        130617            0.5
22046452                $77,133.30                  10.35                   $699.35            90          130622            0.5
22046460                $111,466.54                  9.3                    $925.46            70          280522            0.5
22046536                $14,848.96                   9.5                    $139.82          73.396        180715            0.5
22046718                $37,337.18                  11.45                   $442.71          74.935        130706            0.5
22046775                $32,110.64                   9.65                   $433.64          79.493         80708            0.5
22046809                $84,692.16                   9.15                   $782.09          59.31         180406            0.5
22046833                $14,688.35                   9.5                    $156.64          67.329        130619            0.5
22046841                $49,369.75                   8.8                    $443.45            40          180530            0.5
22046874                $19,637.86                   9.5                    $208.85          79.162        130701            0.5
22047039                $52,600.85                   12.5                   $562.44            85          280615            0.5
22047070                $63,603.74                   10.8                   $597.97          61.941        130605            0.5
22047153                 $1,103.17                   9.45                   $156.19          69.663        130729            0.5
22047187                $25,499.08                  10.35                   $285.00          83.867        130622            0.5
22047427                $22,243.30                   9.6                    $211.20          69.895        180617            0.5
22047633                $121,290.34                  9.5                   $1,021.64           75          280629            0.5
22047799                $85,058.29                   9.99                   $750.57            80          130221            0.5
22047997                $27,460.57                  10.35                   $306.92          84.898        130626            0.5
22048110                $57,915.21                    10                    $564.54            90          180714            0.5
22048169                $27,711.02                   8.55                   $216.29          62.222        130608            0.5
22048177                $25,837.44                   9.65                   $347.04          75.79          80717            0.5
22048235                $89,442.81                   9.65                   $766.64            90          280601            0.5
22048367                $95,106.82                  10.65                   $884.31          78.925        130406            0.5
22048649                $72,177.25                   8.3                    $549.48            80          280112            0.5
22048698                $154,397.37                  8.25                  $1,179.49         69.777        270225            0.5
22048706                $22,030.11                   8.49                   $395.79          42.372         50120            0.5
22048771                $53,344.06                   9.1                    $489.34            90          180602            0.5
22048821                $59,384.00                  11.15                   $578.20            75          280519            0.5
22048847                $44,594.28                   9.65                   $605.53          84.058         80604            0.5
22049001                $24,547.37                   9.5                    $261.06          77.829        130717            0.5
22049076                $29,742.11                   9.5                    $279.64          71.196        180814            0.5
22049126                $144,677.09                  8.4                   $1,119.91           70          130330            0.5
22049134                $39,885.74                   10.5                   $365.90          57.142        130803            0.5
22049290                $16,613.86                   9.7                    $171.10          76.67         130609            0.5
22049308                $36,701.35                   9.6                    $393.86          56.818        130601            0.5
22049332                $44,185.23                   9.5                    $469.91          77.48         130720            0.5
22049399                $138,403.42                  8.5                   $1,214.95         51.851        180701            0.5
22049449                $81,356.92                   8.85                   $832.45            90          130724            0.5
22049464                $72,640.49                   11.2                   $705.28            90          280325            0.5
22049480                $14,521.56                   9.55                   $157.09          57.52         130629            0.5
22049639                $182,849.02                  8.5                   $1,414.81           80          130327            0.5
22049647                $19,430.49                   9.65                   $210.66          72.605        130630            0.5
22049837                $169,524.76                  9.7                   $1,455.18         88.593        130626            0.5
22049852                $27,351.56                   9.65                   $294.93          81.892        130527            0.5
22050132                $20,416.49                  10.99                   $238.55          79.918        121229            0.5
22050223                $48,034.26                    9                     $498.01          67.26         130603            0.5
22050421                $419,030.87                 11.49                  $4,156.02         84.848        130619            0.5
22050439                $45,285.06                   9.85                   $395.13          78.62         280126            0.5
22050603                $27,640.74                   9.5                    $292.39          73.53         130803            0.5
22050660                $17,355.41                   9.65                   $234.40          73.27          80817            0.5
22050975                $86,944.18                   8.1                    $741.56            80          180701            0.5
22051122                $39,145.86                   9.4                    $333.43          72.727        130401            0.5
22051304                $22,041.42                   10.9                   $253.19            70          130715            0.5
22051411                $61,402.35                   9.95                   $538.31          27.377        280601            0.5
22051486                $68,681.92                  11.75                   $694.98            85          271201            0.5
22051585                $81,723.14                    9                     $744.98            90          180617            0.5
22051593                $94,014.12                   9.8                    $814.08            85          130616            0.5
22051783                $68,689.45                  10.55                   $694.21          53.307        180603            0.5
22051833                $38,979.77                   8.3                    $388.25          61.384        130617            0.5
22051874                $92,668.44                   8.99                   $962.99          57.575        130324            0.5
22051908                $54,836.66                   9.5                    $584.77           44.8         130401            0.5
22051999                $68,817.48                   9.1                    $634.32          73.684        180301            0.5
22052088                $54,790.95                   9.6                    $590.78            75          130313            0.5
22052161                $21,837.99                  10.95                   $255.67            80          121201            0.5
22052211                $103,406.73                  9.45                   $870.70            80          130302            0.5
22052260                $48,933.59                   9.2                    $513.10          66.666        130608            0.5
22052286                $20,642.75                   10.2                   $228.25            85          130630            0.5
22052377                $104,304.52                  9.9                    $911.96          88.813        280606            0.5
22052385                 $9,897.37                   9.35                    $92.24          53.394        180703            0.5
22052435                $95,150.38                   9.95                   $834.56          54.885        280601            0.5
22052468                $89,223.51                   8.65                   $698.50            80          280701            0.5
22052716                $142,010.07                  8.05                  $1,208.96         75.789        180608            0.5
22052864                $19,713.51                  10.35                   $219.23          69.208        130727            0.5
22052930                $38,446.43                  10.45                   $429.90          77.786        130803            0.5
22053029                $75,864.06                    11                    $789.63            90          180622            0.5
22053193                $140,947.88                  8.6                   $1,101.94         78.888        130201            0.5
22053334                $68,779.82                   9.8                    $745.81          87.75         130609            0.5
22053466                $58,374.13                  12.44                   $621.62            90          280612            0.5
22053581                $27,133.11                   8.85                   $281.50          35.443        130521            0.5
22053656                $88,216.64                  11.25                   $858.60            85          130724            0.5
22053805                $54,641.13                  10.84                   $564.28            85          180511            0.5
22053896                $51,122.48                   10.3                   $568.38            80          130521            0.5
22053953                $527,741.66                  9.25                  $4,360.18         60.571        280601            0.5
22053987                $22,315.87                   10.1                   $305.23          83.836         80805            0.5
22053995                $100,979.37                  9.55                   $954.11            85          180701            0.5
22054027                $21,708.46                  10.25                   $215.97          84.702        180401            0.5
22054043                $69,049.41                   8.25                   $596.45          63.636        180616            0.5
22054167                $48,499.18                   9.25                   $400.48          79.996        130707            0.5
22054241                $118,418.03                  10.2                  $1,172.50           85          180501            0.5
22054316                $177,269.15                  8.35                  $1,352.06         75.872        130508            0.5
22054464                $78,966.22                  10.99                   $753.64            90          280616            0.5
22054530                $39,322.65                  10.25                   $435.98          65.573        130701            0.5
22054803                $60,040.23                   9.3                    $629.64          78.205        130720            0.5
22054860                $91,523.41                   8.75                   $944.48            90          130501            0.5
22054985                $50,759.26                   9.6                    $577.65          53.759        130720            0.5
22055172                $30,034.51                   10.5                   $342.67          57.296        130430            0.5
22055180                $93,903.91                   9.05                   $762.97            80          280612            0.5
22055198                $25,771.36                  10.25                   $287.20          84.881        130428            0.5
22055313                $58,287.46                   8.5                    $512.54          68.674        180615            0.5
22055362                $63,923.12                   8.5                    $504.41            80          130513            0.5
22055396                $58,579.54                   8.99                   $535.85          74.968        180330            0.5
22055503                $19,631.07                   10.6                   $203.04          58.644        180803            0.5
22055560                $16,129.02                   9.8                    $222.78          58.62          80401            0.5
22055610                $150,090.47                 10.55                  $1,388.75           90          130401            0.5
22055768                $50,788.50                   9.65                   $434.43            85          280603            0.5
22055859                $42,949.87                  10.79                   $403.63          78.363        130428            0.5
22055875                $56,415.33                   11.5                   $562.49            80          280513            0.5
22055941                $55,338.56                   9.15                   $578.63            65          130612            0.5
22056030                $17,325.35                  10.45                   $163.98          60.782        130623            0.5
22056097                $30,451.37                   10.2                   $335.85          79.936        130722            0.5
22056337                $92,127.16                   8.3                    $934.13          75.59         130323            0.5
22056535                $44,876.98                   9.39                   $379.78          72.96         130317            0.5
22056584                $156,154.09                  8.99                  $1,305.54           80          280201            0.5
22056600                $52,280.49                   8.95                   $542.06            80          130325            0.5
22056634                $68,370.93                   8.95                   $551.11            80          130515            0.5
22056667                $85,304.55                  10.99                   $814.54            80          130624            0.5
22056725                $39,614.66                   9.85                   $382.04          61.538        180701            0.5
22056766                $73,065.71                   8.95                   $661.13            70          180801            0.5
22056808                $80,652.70                   8.55                   $625.69          71.052        280701            0.5
22056857                $52,026.27                  12.34                   $553.80            75          130401            0.5
22056972                $99,779.78                   8.9                    $799.83            85          130501            0.5
22057079                $32,483.41                  11.95                   $360.38          58.846        180414            0.5
22057228                $106,971.83                  9.95                   $943.79            90          121124            0.5
22057244                $219,265.96                 10.99                  $2,093.45         48.181        130501            0.5
22057335                $26,887.65                   10.5                   $246.98          43.548        130501            0.5
22057566                $125,904.47                  8.25                  $1,090.65           80          180622            0.5
22057756                $103,526.10                  10.1                   $920.37            80          280629            0.5
22057921                $76,912.04                   9.45                   $813.45          79.908        130724            0.5
22057988                $67,728.86                  10.19                   $606.32            85          130401            0.5
22057996                $20,981.62                   9.65                   $286.48          72.89          80501            0.5
22058028                $125,851.70                 10.55                  $1,159.36           85          130701            0.5
22058093                $278,876.47                 8.875                  $2,227.81           80          130622            0.5
22058168                $107,907.07                  10.9                  $1,020.37           80          130302            0.5
22058366                $41,859.28                   8.5                    $557.95          63.38          70418            0.5
22058432                $33,630.73                   9.99                   $327.88            85          180508            0.5
22058457                $14,318.23                   9.99                   $198.14          53.805         80430            0.5
22058465                $145,852.78                  8.45                  $1,120.51           80          280728            0.5
22058481                $56,030.41                   10.2                   $619.52          83.108        130715            0.5
22058499                $166,722.33                  9.75                  $1,436.51           80          130701            0.5
22058663                $29,713.33                  10.99                   $309.45          84.479        180505            0.5
22058705                $59,324.38                  10.99                   $566.18            85          280430            0.5
22058721                $70,395.23                  10.99                   $671.33            85          280703            0.5
22058739                $99,496.41                   8.35                   $758.31            80          130701            0.5
22058796                $37,056.15                   9.25                   $388.58            80          130701            0.5
22058986                $273,589.23                  9.4                   $2,886.20         79.738        130728            0.5
22059042                $349,049.38                  9.99                  $3,068.92         70.37         130801            0.5
22059075                $81,081.96                   9.75                   $777.78          49.696        180505            0.5
22059117                $18,554.95                  10.75                   $265.86          44.72          80508            0.5
22059125                $40,568.76                  10.15                   $447.33          84.998        130717            0.5
22059166                $79,673.06                   10.5                   $804.69          84.881        180430            0.5
22059224                $34,643.09                   9.4                    $323.97          78.526        180720            0.5
22059257                $102,796.89                 10.25                   $924.78            80          130501            0.5
22059307                $37,512.74                  10.99                   $435.08          84.981        130428            0.5
22059331                $72,538.15                  10.64                   $673.57            80          130518            0.5
22059356                $118,765.18                   10                   $1,046.07           80          280622            0.5
22059372                $230,822.21                  8.99                  $1,865.06           80          130427            0.5
22059414                $104,406.78                  9.55                   $982.17          78.52         180930            0.5
22059422                $250,433.78                  7.99                  $1,847.34           80          130501            0.5
22059430                $38,041.17                   8.99                   $395.33          42.391        130511            0.5
22059497                $145,332.13                  9.95                  $1,274.12           90          280701            0.5
22059505                $54,105.61                   10.7                   $614.81          72.619        130701            0.5
22059588                $39,509.22                   9.99                   $385.74          85.106        180508            0.5
22059638                $104,815.59                  9.25                   $867.10          86.393        130316            0.5
22059646                $105,311.85                 10.49                   $966.55            90          130401            0.5
22059653                $87,928.83                   9.74                   $952.88            72          130327            0.5
22059687                $24,572.78                  10.15                   $270.96          81.934        130714            0.5
22059695                $103,071.11                 10.49                   $945.99            90          280413            0.5
22059703                $22,634.33                  10.95                   $260.70          79.725        130701            0.5
22059729                $287,462.62                  8.76                  $2,275.63           85          130422            0.5
22059752                $33,850.07                   12.4                   $421.76          82.888        130616            0.5
22059828                $277,964.26                 10.49                  $2,550.04           90          130421            0.5
22059877                $118,102.81                  9.74                  $1,019.81           90          130225            0.5
22059885                $64,531.09                  10.49                   $592.27            90          130401            0.5
22059919                $108,983.30                  8.99                   $995.29            90          180403            0.5
22059935                $91,480.89                   9.49                   $772.92            80          130220            0.5
22059976                $50,606.41                  10.24                   $563.74            75          130414            0.5
22059992                $91,553.78                   9.74                   $789.75            80          130409            0.5
22060040                $113,050.20                  9.75                   $976.00            80          130303            0.5
22060123                $60,207.98                   9.55                   $510.50          73.719        280616            0.5
22060131                $119,748.31                 10.49                  $1,099.54         89.977        130227            0.5
22060172                $77,875.47                   8.8                    $700.66          64.754        180505            0.5
22060198                $144,984.04                 10.39                  $1,321.72           90          280217            0.5
22060206                $55,255.32                   9.35                   $516.53          77.777        180505            0.5
22060214                $84,452.37                  10.85                   $799.86            85          280701            0.5
22060222                $19,675.86                  12.25                   $243.26          71.93         130519            0.5
22060230                $58,898.07                   8.25                   $507.83          70.447        180629            0.5
22060248                $62,729.47                    10                    $552.00            85          280701            0.5
22060263                $40,678.50                  10.95                   $387.01            85          130508            0.5
22060297                $83,072.33                   8.35                   $633.19          67.886        280619            0.5
22060321                $71,221.20                  11.75                   $720.72            85          130511            0.5
22060347                $63,667.53                   11.1                   $613.37            90          130424            0.5
22060362                $20,658.10                   12.2                   $254.74            75          130506            0.5
22060370                $43,916.56                  10.45                   $496.04            90          130415            0.5
22060412                $51,138.85                   10.7                   $476.95            90          130520            0.5
22060453                $60,692.72                   8.99                   $632.53            80          130427            0.5
22060479                $24,745.03                   9.4                    $231.41          66.159        180715            0.5
22060503                $45,821.75                    10                    $502.38            85          130512            0.5
22060529                $66,197.36                   9.5                    $559.17          55.882        280619            0.5
22060545                $39,880.10                  11.49                   $395.82            80          130427            0.5
22060552                $90,040.95                   8.15                   $672.80            80          130701            0.5
22060628                $143,339.90                  9.49                  $1,209.78           90          130326            0.5
22060651                $125,878.65                  9.49                  $1,192.30           80          180223            0.5
22060669                $49,920.70                  10.74                   $512.86          74.832        180401            0.5
22060677                $17,896.66                  11.54                   $193.53          84.963        180406            0.5
22060701                $71,361.04                  10.99                   $681.33            80          130422            0.5
22060743                $48,645.09                  10.65                   $451.87            80          130629            0.5
22060750                $80,600.21                   9.55                   $682.36            80          130801            0.5
22060818                $30,982.20                   8.35                   $402.20          21.766         80801            0.5
22060867                $110,728.54                  8.49                   $856.55          83.834        280401            0.5
22060875                $118,200.04                 10.49                  $1,085.83           90          130413            0.5
22060891                $14,818.83                  10.24                   $165.58          47.272        130401            0.5
22060909                $147,820.23                 10.49                  $1,357.28           90          130320            0.5
22060917                $273,591.12                  7.99                  $2,019.61         77.605        130428            0.5
22060925                $125,126.97                  7.99                   $923.67          74.117        130408            0.5
22060941                $48,288.29                  10.99                   $461.04            85          130428            0.5
22060966                $63,706.98                  10.49                   $584.96          85.333        130302            0.5
22060982                $193,262.17                  8.95                  $1,553.99         68.07         130713            0.5
22060990                $48,559.31                    9                     $392.26          66.78         280701            0.5
22061006                $87,691.76                  11.74                   $887.61            80          130318            0.5
22061014                $102,550.44                  10.1                   $911.52          78.03         130422            0.5
22061022                $43,171.49                  10.99                   $412.51            85          130213            0.5
22061048                $198,928.55                  9.74                  $1,716.85           80          130312            0.5
22061105                $156,895.36                  7.99                  $1,332.30         78.522        180401            0.5
22061147                $179,254.23                 10.49                  $1,645.19           90          130414            0.5
22061162                $125,355.05                  8.95                  $1,009.30         73.043        130501            0.5
22061170                $105,002.01                  8.99                   $848.93            80          130401            0.5
22061188                $44,833.31                  11.04                   $429.91          89.108        130403            0.5
22061196                $168,986.07                  9.24                  $1,396.50         79.023        130317            0.5
22061212                $43,029.02                  12.49                   $543.26            90          130204            0.5
22061220                $25,910.29                  10.74                   $302.49            54          130501            0.5
22061246                $165,457.79                  8.99                  $1,337.70           80          130403            0.5
22061261                $67,670.13                   9.74                   $583.73            80          130324            0.5
22061303                $65,939.92                   7.99                   $486.76            80          130324            0.5
22061329                $39,434.82                   9.74                   $379.15            80          180420            0.5
22061337                $95,060.11                   9.49                   $803.16          79.972        130217            0.5
22061345                $30,866.20                  10.49                   $307.11            80          130401            0.5
22061360                $119,460.13                  9.99                  $1,052.20           75          130501            0.5
22061386                $52,366.49                  12.24                   $549.74            75          130508            0.5
22061402                $188,298.36                 10.49                  $1,727.45         82.173        130518            0.5
22061436                $63,736.51                  10.99                   $609.01            80          280305            0.5
22061451                $106,567.61                  9.45                  $1,132.32         77.678        130701            0.5
22061469                $63,464.02                   10.1                   $564.17            75          130506            0.5
22061485                $19,707.00                   10.1                   $216.15          83.865        130812            0.5
22061527                $29,381.49                   9.25                   $384.10          43.478         81001            0.5
22061535                $29,442.28                   9.2                    $307.86          74.333        130723            0.5
22061683                $238,610.12                  9.5                   $2,018.06           80          130501            0.5
22061709                $78,030.40                   9.35                   $650.67            80          130505            0.5
22061733                $119,308.54                  8.99                   $964.69            75          130429            0.5
22061774                $62,919.76                   8.75                   $497.20            80          130720            0.5
22061790                $141,203.45                  8.5                   $1,091.86         76.756        280520            0.5
22061816                $58,464.36                   8.5                    $590.85          18.461        130506            0.5
22061873                $167,199.80                  9.3                   $1,388.19           80          280428            0.5
22061949                $94,665.03                   9.5                    $798.81          84.821        280801            0.5
22062012                $41,844.42                  10.75                   $392.07          50.602        280430            0.5
22062020                $44,412.26                   9.3                    $464.49          56.392        130914            0.5
22062038                $33,867.12                   9.8                    $327.43            80          180311            0.5
22062061                $23,653.13                  10.25                   $261.59          82.858        130730            0.5
22062160                $55,787.40                   8.99                   $740.74            65           80526            0.5
22062178                $41,971.55                  11.05                   $442.20          85.934        171229            0.5
22062194                $62,294.82                   8.75                   $558.51            80          180520            0.5
22062210                $39,764.63                   13.6                   $485.83          61.144        180706            0.5
22062228                $28,707.79                   8.75                   $257.39          62.634        180526            0.5
22062244                $48,550.04                   9.59                   $430.09            85          230519            0.5
22062335                $93,900.27                   8.15                   $805.21            80          180617            0.5
22062384                $133,146.17                  8.65                  $1,351.23           68          130713            0.5
22062434                $82,318.05                   9.75                   $711.38            90          280422            0.5
22062467                $61,287.61                   9.6                    $521.62          73.214        280707            0.5
22062483                $47,411.05                   9.99                   $462.89          76.19         180430            0.5
22062509                $71,783.10                  10.25                   $645.20            90          130630            0.5
22062517                $51,766.22                   8.99                   $418.03            80          130528            0.5
22062558                $89,861.14                  10.55                   $910.59            90          180429            0.5
22062566                $55,325.52                   9.39                   $586.25          70.625        130602            0.5
22062632                $149,215.01                  9.6                   $1,268.00         84.943        280703            0.5
22062640                $106,799.97                  11.5                  $1,060.61           85          130527            0.5
22062715                $39,417.09                   8.25                   $340.83            80          180601            0.5
22062889                $47,862.94                   10.5                   $439.07            80          130623            0.5
22062905                $214,883.68                  10.5                  $2,427.46           90          130504            0.5
22063002                $64,556.16                   9.99                   $568.43          89.998        130527            0.5
22063093                $131,471.44                  9.55                  $1,114.75           80          130603            0.5
22063176                $39,889.10                    9                     $321.85            80          130901            0.5
22063226                $46,089.58                   9.29                   $616.89          73.66          80603            0.5
22063291                $148,871.64                  8.6                   $1,160.92           80          130602            0.5
22063325                $49,700.51                   9.39                   $433.04            80          230601            0.5
22063333                $115,335.95                  8.4                    $883.74            80          130528            0.5
22063366                $239,966.03                  9.25                  $1,982.65         53.555        280528            0.5
22063390                $57,802.58                   9.25                   $535.79            90          180528            0.5
22063457                $34,432.95                   8.95                   $354.97            90          130707            0.5
22063499                $89,764.04                   10.9                   $850.30            90          130601            0.5
22063515                $85,394.37                   7.65                   $816.28          45.442        130713            0.5
22063523                $43,662.34                   12.3                   $460.41            85          130812            0.5
22063572                $75,614.16                   8.99                   $610.97            80          130601            0.5
22063598                $75,708.12                   9.75                   $652.96            80          130601            0.5
22063655                $66,449.13                  10.99                   $768.83            90          130519            0.5
22063663                $62,749.85                   9.59                   $533.88            90          280602            0.5
22063671                $171,145.39                  8.5                   $1,322.54           80          130526            0.5
22063689                $80,236.10                   9.75                   $767.45            90          180801            0.5
22063721                $70,850.06                   8.75                   $636.27          69.23         180330            0.5
22063739                $125,805.78                  12.6                  $1,354.53           90          130701            0.5
22063861                $116,614.62                 11.05                  $1,118.64           90          130505            0.5
22063937                $44,437.97                   9.85                   $429.80          74.597        180501            0.5
22064026                $41,888.52                  10.875                  $398.84            90          280701            0.5
22064042                $71,480.38                   7.9                    $693.42          63.478        130717            0.5
22064059                $39,874.31                  10.05                   $352.51          53.333        130701            0.5
22064083                $58,928.05                   9.65                   $631.98            75          130703            0.5
22064158                $69,711.85                   8.75                   $550.69          45.161        280601            0.5
22064281                $14,845.08                   9.3                    $137.87          67.764        180722            0.5
22064356                $36,613.54                   9.25                   $302.33            75          130603            0.5
22064364                $44,538.77                   11.5                   $479.89            90          180427            0.5
22064521                $69,016.42                  10.79                   $709.51            85          180601            0.5
22064539                $24,676.37                   9.4                    $259.55          75.061        130812            0.5
22064778                $342,228.56                   10                   $3,010.07           70          280802            0.5
22064786                $50,484.50                   8.2                    $432.96            68          180901            0.5
22064828                $72,656.50                   9.4                    $608.51          60.833        280511            0.5
22064877                $37,937.91                   12.2                   $426.52            85          180527            0.5
22064893                $174,495.91                 10.75                  $1,633.60         55.257        280701            0.5
22064919                $71,873.56                   9.95                   $636.19          75.051        130513            0.5
22064935                $293,404.85                  8.7                   $2,310.24         75.641        280522            0.5
22064968                $108,359.66                  9.5                    $914.85            85          280523            0.5
22065015                $92,860.11                   8.95                   $748.97          62.333        130505            0.5
22065023                $55,346.97                   9.95                   $536.63            90          180731            0.5
22065031                $64,503.88                   8.5                    $649.93          63.636        130609            0.5
22065098                $42,972.51                   9.25                   $452.84            80          130703            0.5
22065163                $49,559.17                   9.3                    $459.56          74.166        180817            0.5
22065171                $54,470.13                   9.85                   $525.31          47.826        180712            0.5
22065296                $33,510.05                   8.7                    $299.38            80          180526            0.5
22065346                $81,676.27                  11.35                   $801.69            90          280605            0.5
22065403                $61,862.67                   12.5                   $661.70          84.931        130817            0.5
22065445                $71,381.08                   9.5                    $671.13          77.419        180801            0.5
22065502                $285,673.52                  8.5                   $2,207.56           87          280529            0.5
22065593                $108,366.55                  9.5                    $914.43            75          280713            0.5
22065676                $21,634.86                  10.05                   $295.32          84.951         80825            0.5
22065742                $74,932.87                   8.7                    $588.92            80          280720            0.5
22065783                $209,460.22                 10.25                  $1,881.81         60.869        280801            0.5
22065791                $97,357.82                   8.1                    $724.08            85          280701            0.5
22065866                $66,870.45                   8.85                   $600.82            90          180817            0.5
22065981                $68,364.65                   9.55                   $733.08          76.086        130608            0.5
22066013                $54,646.73                   7.75                   $394.03          36.666        280727            0.5
22066021                $49,606.76                   10.2                   $489.16          81.778        180801            0.5
22066062                $115,899.78                  8.2                    $885.35            80          130612            0.5
22066070                $28,908.30                    11                    $409.81            85           80805            0.5
22066104                $40,049.91                   9.3                    $372.24          76.415        180717            0.5
22066153                $27,376.26                  10.35                   $248.47          78.744        130601            0.5
22066187                $55,203.49                   9.55                   $590.65           70.5         130603            0.5
22066211                $89,157.37                   8.85                   $913.88            90          130710            0.5
22066237                $87,669.76                   9.2                    $720.77            80          130604            0.5
22066245                $71,541.04                  10.05                   $632.76          78.901        130603            0.5
22066260                $115,425.84                  9.45                  $1,084.92           80          180603            0.5
22066278                $59,833.88                   9.9                    $522.12            80          280720            0.5
22066294                $49,963.65                   9.75                   $540.28          79.687        130529            0.5
22066328                $52,574.73                  11.99                   $541.68            85          280601            0.5
22066351                $44,202.32                   9.1                    $583.58          84.733         80729            0.5
22066377                $38,228.44                   8.35                   $291.20            80          280721            0.5
22066393                $118,673.31                  9.85                  $1,146.13         74.074        180601            0.5
22066468                $23,159.06                  11.95                   $281.29            80          130702            0.5
22066500                $160,910.21                  9.99                  $1,416.09           85          280601            0.5
22066526                $118,779.69                  9.5                   $1,002.30           80          280601            0.5
22066559                $87,092.97                   9.75                   $750.05            90          280915            0.5
22066625                $61,028.76                   9.85                   $530.31            80          280715            0.5
22066633                $50,556.41                  10.65                   $514.33            85          180701            0.5
22066641                $183,474.45                  10.5                  $1,683.13         83.636        130706            0.5
22066658                $45,413.56                   9.45                   $381.77            80          130615            0.5
22066666                $47,331.98                   9.65                   $651.11           62.5          80601            0.5
22066682                $58,425.56                   11.1                   $562.97            85          130701            0.5
22066690                $74,105.10                   9.6                    $631.04            80          130701            0.5
22066708                $56,035.96                   9.8                    $485.35            75          280526            0.5
22066716                $31,391.05                  10.25                   $282.28          69.23         130601            0.5
22066740                $67,253.53                   9.99                   $591.86            90          280603            0.5
22066757                $64,215.42                   9.4                    $537.49            80          280701            0.5
22066799                $58,666.71                   10.9                   $569.70          92.061        130526            0.5
22066823                $62,774.53                   9.59                   $595.65          77.439        180616            0.5
22066864                $46,550.84                  10.99                   $484.81          51.086        180610            0.5
22066872                $82,258.91                   9.99                   $903.77            85          130608            0.5
22066906                $107,664.24                  10.1                   $955.77            80          130619            0.5
22066971                $63,960.72                  10.99                   $666.35            85          180527            0.5
22067011                $107,693.24                   9                     $980.70          78.985        180618            0.5
22067037                $19,179.96                  10.59                   $177.39            70          280528            0.5
22067045                $133,587.76                  9.1                   $1,091.10           80          280616            0.5
22067078                $163,277.45                  9.3                   $1,353.49           90          130801            0.5
22067102                $79,350.38                   9.99                   $867.25            85          130609            0.5
22067185                $96,959.65                   9.55                   $820.86           100          130910            0.5
22067219                $35,413.60                   8.99                   $366.95          48.266        130617            0.5
22067227                $44,870.69                   8.4                    $344.36            80          130615            0.5
22067318                $24,843.22                  9.875                   $217.09          44.642        280701            0.5
22067326                $19,387.30                   9.99                   $266.83          79.885         80603            0.5
22067342                $111,574.84                  9.85                  $1,074.50           90          180727            0.5
22067359                $88,460.62                  9.875                   $770.66          59.166        280701            0.5
22067367                $55,546.32                   8.35                   $483.25          77.655        180602            0.5
22067375                $65,744.76                   8.25                   $650.96          36.467        130701            0.5
22067409                $30,620.16                  10.75                   $349.74          39.854        130609            0.5
22067425                $44,323.73                   10.5                   $448.27          78.297        180513            0.5
22067433                $138,990.59                  9.99                  $1,223.18           90          130505            0.5
22067474                $52,789.08                   8.95                   $546.10          71.523        130609            0.5
22067516                $234,504.32                 10.49                  $2,153.37         84.444        130521            0.5
22067524                $55,434.11                  10.125                  $610.40            80          130701            0.5
22067532                $184,231.43                  8.25                  $1,829.69         69.084        130616            0.5
22067540                $50,361.89                   9.99                   $495.68          66.413        180416            0.5
22067581                $15,224.67                  10.15                   $167.45          84.986        130819            0.5
22067599                $43,742.60                  12.25                   $493.29          84.977        180528            0.5
22067623                $33,015.93                   9.99                   $454.41          79.992         80611            0.5
22067631                $12,903.09                   10.5                   $182.16          83.308         80528            0.5
22067649                $37,963.71                  10.75                   $435.77          82.526        130416            0.5
22067672                $63,133.84                   9.5                    $669.61            75          130801            0.5
22067706                $48,110.88                   8.85                   $559.16            90          100721            0.5
22067755                $30,840.16                  10.125                  $274.47          36.845        280601            0.5
22067771                $23,997.10                   9.45                   $260.31          76.197        130715            0.5
22067797                $58,373.24                  10.55                   $659.56            85          130622            0.5
22067870                $94,006.08                   8.25                   $709.95            75          280601            0.5
22067888                $40,989.68                   8.99                   $954.67          76.033         30602            0.5
22067896                $259,647.62                  8.89                  $2,079.44         79.09         280507            0.5
22067920                $40,741.86                   8.99                   $370.87            75          180529            0.5
22067938                $313,945.83                  9.75                  $2,706.34           90          280706            0.5
22067953                $48,379.50                  11.25                   $572.72            70          130601            0.5
22067961                $108,806.62                  9.99                  $1,064.65           8           180528            0.5
22068027                $42,631.20                   9.8                    $369.29            80          130605            0.5
22068043                $55,231.36                   9.39                   $589.36            80          130522            0.5
22068050                $19,808.20                  10.99                   $206.30          78.678        180530            0.5
22068076                $48,038.22                   8.5                    $485.48          71.449        130515            0.5
22068084                $12,994.17                   9.8                    $317.24          84.735         30526            0.5
22068118                $43,449.33                   8.35                   $338.21          55.061        130526            0.5
22068159                $58,164.91                  10.99                   $606.53          84.805        180520            0.5
22068175                $39,593.54                   8.5                    $309.11          33.223        130604            0.5
22068209                $93,654.38                   9.99                   $824.22            80          130530            0.5
22068241                $27,551.61                   9.85                   $266.47          79.93         180530            0.5
22068324                $60,646.79                  10.35                   $604.86            90          180623            0.5
22068357                $44,857.64                  10.99                   $428.21          84.905        280601            0.5
22068365                $264,781.18                 10.75                  $2,478.40           90          130701            0.5
22068373                $75,749.29                   10.1                   $743.32            90          180623            0.5
22068381                $93,065.09                   8.4                    $924.07          41.955        130901            0.5
22068399                $40,592.38                   9.1                    $424.42          71.111        130623            0.5
22068431                $83,863.49                   9.4                    $783.07            90          180729            0.5
22068464                $51,430.02                   10.5                   $723.25          75.492         80526            0.5
22068472                $55,484.38                    9                     $503.85            80          180713            0.5
22068563                $22,310.35                   10.5                   $252.03          79.972        130528            0.5
22068613                $74,259.46                   9.4                    $692.36            85          180801            0.5
22068621                $18,163.61                  10.99                   $210.15          75.407        130526            0.5
22068654                $16,465.24                   9.99                   $180.43            70          130529            0.5
22068670                $30,712.47                   9.99                   $422.71          84.786         80601            0.5
22068688                $105,148.03                 10.99                  $1,003.90         78.552        280530            0.5
22068696                $66,445.99                  9.925                   $581.86            85          130501            0.5
22068704                $15,054.75                  10.99                   $156.79            85          180529            0.5
22068712                $28,873.93                   9.5                    $244.91          74.824        130611            0.5
22068787                $180,105.68                  9.75                  $1,553.35           80          280529            0.5
22068795                $39,204.30                   9.99                   $429.60          71.766        130526            0.5
22068837                $19,677.19                  10.99                   $205.27          79.683        180529            0.5
22068852                $44,535.24                  10.54                   $450.48          82.173        180526            0.5
22068860                $27,026.62                   9.5                    $288.21          41.108        130529            0.5
22068886                $62,173.80                  11.75                   $750.62          83.997        130429            0.5
22068894                $89,824.24                   8.6                    $795.49          73.983        180529            0.5
22068910                $76,262.26                  10.75                   $714.11            85          280518            0.5
22068928                $48,288.38                  10.99                   $461.03            85          130529            0.5
22068936                $105,186.19                  8.99                   $848.92            80          280612            0.5
22068951                $78,518.64                  10.35                   $785.22          66.866        180518            0.5
22068969                $33,208.45                   10.5                   $384.68          84.48         130528            0.5
22068977                $88,457.53                  10.99                   $920.11          84.952        180611            0.5
22069009                $42,125.47                  10.75                   $432.49          84.88         180529            0.5
22069017                $21,835.34                  10.99                   $312.56          84.653         80526            0.5
22069041                $44,447.85                   9.99                   $433.96          33.333        180515            0.5
22069058                $13,501.69                  10.99                   $196.90          82.341         80605            0.5
22069066                $36,755.75                   8.75                   $376.79            58          130522            0.5
22069082                $61,326.62                   9.99                   $597.90          79.998        180526            0.5
22069090                $52,801.05                   9.99                   $467.35          45.555        280508            0.5
22069108                $83,528.09                   8.3                    $831.96          74.347        130601            0.5
22069140                $110,492.17                  9.25                  $1,025.77         77.777        180515            0.5
22069165                $203,092.33                  9.04                  $1,647.30           80          280601            0.5
22069173                $13,013.47                  11.99                   $193.61          68.914         80530            0.5
22069249                $81,598.82                   9.99                   $894.64          84.967        130602            0.5
22069264                $90,369.96                   8.99                   $822.67          83.181        180602            0.5
22069272                $35,051.35                   8.99                   $460.90          66.181         80603            0.5
22069280                $80,316.02                   9.99                   $783.06          79.67         180529            0.5
22069298                $15,663.83                  11.99                   $191.92          85.001        130430            0.5
22069306                $47,281.47                   8.75                   $632.90          79.265         80520            0.5
22069330                $10,701.78                  10.99                   $123.82          84.256        130529            0.5
22069348                $79,142.62                   8.99                   $639.10          84.574        280529            0.5
22069355                $59,333.61                    9                     $539.84            80          180721            0.5
22069397                $20,347.06                   9.99                   $280.04          79.801         80529            0.5
22069454                $22,185.93                  10.99                   $231.06          79.441        180526            0.5
22069504                $29,872.63                   9.85                   $413.66          55.335         80530            0.5
22069538                $55,630.87                   8.24                   $420.32            80          280402            0.5
22069595                $111,223.96                  7.99                   $821.04            80          280402            0.5
22069629                $63,434.66                   8.25                   $480.81            80          280402            0.5
22069645                $159,119.06                  7.99                  $1,172.91           80          280605            0.5
22069710                $90,514.48                   7.99                   $768.95            80          180402            0.5
22069728                $66,931.52                   7.99                   $568.36            80          180504            0.5
22069736                $62,690.64                   8.24                   $544.92          56.637        180402            0.5
22069744                $97,649.08                    8                     $722.02            80          280309            0.5
22069751                $64,547.17                   7.99                   $548.30            80          180526            0.5
22069827                $71,501.14                   7.99                   $527.81            80          280402            0.5
22069835                $89,321.19                   8.75                   $706.46          74.833        280528            0.5
22069876                $174,850.70                  8.5                   $1,349.44           90          280826            0.5
22069884                $65,987.32                   7.99                   $486.76            80          280420            0.5
22069892                $58,478.58                  10.75                   $838.48           61.5          80529            0.5
22069926                $41,146.59                   9.75                   $444.93          48.275        130526            0.5
22069942                $73,227.75                   7.99                   $621.85          79.317        180427            0.5
22069975                $26,866.21                   9.99                   $262.31            85          180530            0.5
22069983                $79,415.94                  10.55                   $731.49          89.989        130701            0.5
22070015                $147,079.78                  7.99                  $1,084.94           80          280502            0.5
22070023                $71,501.14                   7.99                   $527.81            80          280414            0.5
22070049                $33,074.13                   10.5                   $373.62          61.383        130526            0.5
22070056                $142,995.08                  7.99                  $1,055.62           80          280414            0.5
22070064                $75,499.08                   8.24                   $570.43          79.166        280402            0.5
22070130                $105,265.60                  7.99                   $777.05          79.699        280424            0.5
22070171                $87,278.02                   7.99                   $645.10            80          280402            0.5
22070288                $118,374.08                  7.99                   $873.82            80          280408            0.5
22070304                $94,363.77                   8.24                   $942.41            80          130402            0.5
22070346                $58,527.19                   8.24                   $444.33            80          280408            0.5
22070379                $69,465.90                   7.99                   $683.83            80          130408            0.5
22070395                $26,819.28                   9.99                   $294.27          79.925        130529            0.5
22070403                $33,562.42                  10.75                   $392.33          82.207        130527            0.5
22070411                $110,038.85                  9.35                   $917.07            85          280701            0.5
22070460                $122,388.00                  8.55                  $1,080.03         84.931        180601            0.5
22070528                $63,745.06                   8.15                   $544.70            80          180811            0.5
22070536                $101,517.04                  8.24                   $768.58            80          280317            0.5
22070569                $85,279.59                   9.35                   $709.59            90          280901            0.5
22070577                $44,331.84                   9.95                   $393.25          71.304        130723            0.5
22070601                $88,879.75                   7.99                   $656.83            80          280304            0.5
22070635                $114,160.31                  7.99                   $850.36          66.285        280502            0.5
22070643                $104,037.59                  8.24                   $786.59            80          280316            0.5
22070692                $56,663.73                   9.1                    $763.31          80.231         80803            0.5
22070726                $78,598.69                   7.99                   $668.65            80          180401            0.5
22070759                $107,814.70                  9.5                   $1,019.75         69.505        180530            0.5
22070783                $100,064.44                  7.99                   $738.93            80          280309            0.5
22070791                $91,428.25                   7.99                   $674.42          82.142        280502            0.5
22070809                $92,841.89                   7.99                   $916.87          68.571        130310            0.5
22070817                $70,630.13                   7.99                   $695.29            80          130323            0.5
22070825                $61,193.99                   8.24                   $462.35            80          280311            0.5
22070890                $65,236.92                   7.99                   $554.98          74.606        180402            0.5
22070908                $121,944.55                  7.99                  $1,036.41           80          180415            0.5
22070932                $140,740.26                  9.25                  $1,300.53         74.736        180727            0.5
22070940                $75,985.32                   9.3                    $796.86          75.686        130727            0.5
22071047                $77,615.50                   7.99                   $764.06            80          130425            0.5
22071070                $81,454.54                   7.99                   $802.26            80          130324            0.5
22071096                $100,968.53                  7.99                   $744.80            80          280502            0.5
22071120                $102,445.30                  7.99                   $756.53            80          280401            0.5
22071138                $70,552.48                   7.99                   $694.53            80          130323            0.5
22071146                $128,886.43                  7.99                   $950.06            80          280526            0.5
22071161                $59,204.64                   7.99                   $620.80          71.428        130502            0.5
22071203                $192,006.02                  7.99                  $1,447.60         59.84         280424            0.5
22071252                $16,503.44                   10.5                   $185.05          84.993        130811            0.5
22071286                $75,707.79                   7.99                   $741.14            80          130502            0.5
22071344                $85,482.35                    9                     $721.71          69.918        230713            0.5
22071369                $125,786.11                  7.99                  $1,069.85         79.503        180428            0.5
22071393                $95,265.94                   7.99                   $703.74            80          280317            0.5
22071492                $88,413.42                   8.24                   $668.00          79.464        280325            0.5
22071500                $66,034.40                   7.99                   $486.76            80          280522            0.5
22071518                $125,614.43                  7.99                   $926.60            80          280511            0.5
22071567                $110,429.96                   8                     $815.95            80          280502            0.5
22071591                $121,568.06                  8.95                   $984.07            70          130701            0.5
22071633                $152,576.86                  8.95                  $1,233.59           70          130701            0.5
22071666                $105,738.79                  7.99                   $779.98            80          280427            0.5
22071724                $75,691.84                   9.49                   $638.50          61.29         280608            0.5
22071732                $86,074.57                   8.55                   $668.18          64.074        130619            0.5
22071799                $112,056.50                  8.24                   $846.64            80          280323            0.5
22071831                $63,553.87                   8.5                    $490.57          67.872        280716            0.5
22071872                $48,689.60                   8.85                   $497.66            90          130729            0.5
22071930                $135,251.22                  7.99                   $996.97            80          280602            0.5
22071948                $52,996.23                   8.6                    $468.55            80          180724            0.5
22072003                $42,786.53                   9.15                   $445.09            75          130801            0.5
22072128                $45,623.76                   8.37                   $398.86            80          180323            0.5
22072144                $64,434.43                   9.49                   $544.40            80          280225            0.5
22072169                $85,802.21                   8.49                   $663.73            80          280316            0.5
22072177                $73,268.29                   9.9                    $707.30          89.454        180905            0.5
22072193                $38,975.40                   8.49                   $393.66            80          130402            0.5
22072219                $45,682.39                   8.5                    $353.70            80          280202            0.5
22072235                $24,611.66                   9.49                   $264.51            80          130318            0.5
22072243                $84,851.40                   8.25                   $647.97            75          270328            0.5
22072292                $24,327.40                   9.49                   $260.91          84.451        130422            0.5
22072318                $13,134.56                  10.25                   $147.14          83.493        130310            0.5
22072342                $56,580.65                   8.8                    $450.46          83.823        280402            0.5
22072359                $71,529.15                   8.49                   $553.11            80          280402            0.5
22072375                $86,654.61                   8.5                    $670.49            80          280313            0.5
22072391                $148,961.42                  8.49                  $1,152.31         79.787        280224            0.5
22072425                $64,155.90                   8.3                    $489.10            80          271205            0.5
22072433                $41,877.77                  11.85                   $505.98            85          130701            0.5
22072466                $63,568.62                   8.62                   $497.56            80          280303            0.5
22072482                $51,503.24                   8.5                    $399.84            80          271113            0.5
22072490                $25,452.08                   9.25                   $352.09          53.652         80217            0.5
22072532                $88,932.95                   8.99                   $720.30            80          271203            0.5
22072557                $150,975.56                  8.62                  $1,181.70           80          280302            0.5
22072565                $29,928.04                   9.49                   $326.13          82.47         130402            0.5
22072573                $62,762.68                   8.49                   $485.51            80          280323            0.5
22072599                $71,051.85                   8.49                   $549.27          51.438        280302            0.5
22072631                $35,583.51                   9.49                   $381.97          85.023        130414            0.5
22072664                $44,914.54                   9.99                   $494.04          83.106        130415            0.5
22072680                $71,502.23                   8.5                    $553.62            80          280302            0.5
22072698                $66,605.24                   8.25                   $579.40          79.069        180223            0.5
22072714                $73,311.49                  10.75                   $687.04            80          280414            0.5
22072722                $20,006.54                  10.49                   $227.19            75          130318            0.5
22072748                $76,175.91                   8.8                    $606.93            80          280323            0.5
22072789                $22,235.05                   8.99                   $297.56          61.842         80302            0.5
22072805                $23,540.65                   8.99                   $220.28          73.936        180402            0.5
22072839                $14,844.16                   9.99                   $169.69          84.906        130408            0.5
22072854                $29,214.04                   9.49                   $313.09          74.112        130304            0.5
22072862                $99,296.10                   8.8                    $796.60            72          280402            0.5
22072870                $42,772.60                   8.99                   $446.02          79.744        130324            0.5
22072896                $86,549.11                   8.49                   $763.13            80          180316            0.5
22072904                $50,521.23                   8.49                   $510.29            85          130408            0.5
22072912                $38,948.87                   9.49                   $368.17            85          180402            0.5
22072920                $38,973.88                   8.9                    $312.60          57.647        280325            0.5
22072946                $42,510.06                   8.75                   $381.76            80          180402            0.5
22072961                $68,856.34                   9.3                    $790.49          83.034        110406            0.5
22072987                $31,090.61                   8.55                   $316.06          28.318        130402            0.5
22073019                $91,226.12                   8.99                   $737.98            85          280309            0.5
22073084                $100,102.58                  8.49                   $774.35            80          280324            0.5
22073100                $86,197.94                   9.49                   $728.39            85          280302            0.5
22073126                $27,394.81                   9.49                   $258.95          68.101        180402            0.5
22073134                $22,015.50                   8.49                   $226.36           57.5         130311            0.5
22073142                $46,769.04                   9.99                   $456.62          88.741        180422            0.5
22073183                $63,411.04                   9.3                    $526.77            85          280408            0.5
22073191                $37,820.35                   9.3                    $400.49            80          130411            0.5
22073209                $87,349.11                   8.49                   $675.25          79.909        280413            0.5
22073225                $77,729.33                   8.3                    $591.75            80          271224            0.5
22073233                $43,246.55                   8.99                   $395.60          77.192        180320            0.5
22073258                $88,243.41                   8.49                   $682.17            80          280414            0.5
22073274                $144,328.83                 10.49                  $1,325.29         67.441        280408            0.5
22073290                $96,772.06                   8.25                   $970.14          72.992        130324            0.5
22073308                $55,769.85                   8.8                    $443.34            85          280421            0.5
22073324                $158,997.17                  8.49                  $1,229.13           80          280410            0.5
22073365                $44,535.69                   8.25                   $336.57            80          280408            0.5
22073381                $107,923.68                  8.49                   $835.81            80          280413            0.5
22073407                $54,723.78                   8.99                   $568.67          62.333        130402            0.5
22073415                $42,342.29                   8.49                  $1,025.59         54.945         30321            0.5
22073431                $69,001.48                   8.5                    $538.24          77.777        270825            0.5
22073480                $84,599.15                   8.8                    $672.52          84.257        280408            0.5
22073530                $51,842.27                   8.2                    $648.65          79.699         81001            0.5
22073555                $18,786.54                   10.1                   $216.15          81.23         130821            0.5
22073589                $66,931.52                   7.99                   $568.36            80          180420            0.5
22073621                $86,222.50                   9.35                   $717.06            90          131101            0.5
22073647                $68,203.65                   8.24                   $516.39            80          280422            0.5
22073662                $49,389.30                   10.9                   $467.66            90          280817            0.5
22073670                $102,904.04                  7.99                   $762.39            80          280304            0.5
22073696                $38,763.80                    9                     $350.89          79.591        180901            0.5
22073738                $122,381.35                  8.9                    $979.26          70.171        280801            0.5
22073761                $100,023.77                  7.99                   $738.93            80          280323            0.5
22073795                $55,776.42                   8.9                    $446.57          77.777        280623            0.5
22073803                $95,073.60                   7.99                   $700.82          76.48         280623            0.5
22073811                $85,227.20                  11.99                   $878.81            90          130601            0.5
22073829                $72,893.45                  10.55                   $671.41            85          280630            0.5
22073845                $76,230.10                   9.6                    $648.84          88.953        280724            0.5
22073860                $153,678.15                  12.9                  $1,690.42           90          280727            0.5
22073902                $11,810.32                   9.25                   $123.51          60.36         130824            0.5
22073928                $68,158.43                   9.25                   $816.30          79.99         100715            0.5
22073944                $42,494.87                  11.05                   $492.08          79.843        130727            0.5
22073969                $41,916.90                   10.6                   $387.33            80          130817            0.5
22074033                $128,121.99                  8.5                   $1,124.70         78.545        180624            0.5
22074058                $39,768.18                   9.35                   $368.95          72.471        180928            0.5
22074124                $75,149.45                   8.99                   $776.47          88.045        130717            0.5
22074140                $40,160.53                   9.7                    $382.82            90          180806            0.5
22074322                $16,477.38                   9.5                    $219.98          78.171         80821            0.5
22074397                $112,417.68                 10.99                  $1,300.69          84.8         130629            0.5
22074405                $63,241.76                   9.3                    $588.24          53.333        180701            0.5
22074439                $71,132.17                   8.3                    $543.44            80          270722            0.5
22074462                $91,698.48                   9.85                   $797.19            80          130713            0.5
22074496                $23,800.20                   8.49                   $241.12          35.766        130320            0.5
22074520                $45,046.38                   7.99                   $381.14            80          180630            0.5
22074553                $77,719.65                   8.3                    $592.51          60.384        271117            0.5
22074603                $26,091.94                   11.3                   $306.21          79.927        130701            0.5
22074629                $42,745.86                   8.8                    $449.08            80          121028            0.5
22074652                $65,693.46                   8.3                    $501.18            80          271002            0.5
22074686                $85,007.78                   8.49                   $657.58            80          130316            0.5
22074728                $86,352.96                   8.49                   $669.87            80          280325            0.5
22074751                $51,767.72                   8.35                   $394.33            80          280729            0.5
22074827                $63,600.45                   9.8                    $550.05            85          130806            0.5
22074868                $191,895.31                  8.5                   $1,499.38         79.591        120212            0.5
22074900                $59,011.73                   9.3                    $627.57            80          130320            0.5
22074942                $56,794.44                   9.99                   $554.51          84.986        180418            0.5
22075055                $74,694.15                   8.25                   $564.95            80          280415            0.5
22075063                $69,480.18                   8.49                   $537.74          71.428        280402            0.5
22075097                $75,854.02                   8.5                    $590.53            80          280417            0.5
22075113                $82,277.99                   8.49                   $636.07            80          280328            0.5
22075204                $24,897.62                   9.24                   $336.39          85.89          80402            0.5
22075220                $57,225.68                   8.8                    $455.20          71.111        280311            0.5
22075238                $55,749.22                   8.99                   $450.99            85          280316            0.5
22075246                $95,112.44                   8.3                    $724.60            80          271222            0.5
22075261                $37,840.75                   8.99                   $346.15          70.642        180310            0.5
22075279                $18,901.06                   9.24                   $199.76            85          130402            0.5
22075303                $43,634.37                   8.49                   $338.01            80          280402            0.5
22075311                $57,209.45                   8.49                   $506.44            80          180309            0.5
22075345                $77,163.81                   8.49                   $596.13            80          280421            0.5
22075352                $78,536.34                   8.8                    $624.71            85          280317            0.5
22075360                $143,147.13                  8.8                   $1,137.99           80          280318            0.5
22075378                $108,863.83                  8.55                  $1,137.80           80          121224            0.5
22075386                $106,526.54                  8.49                   $823.52            80          280420            0.5
22075402                $51,519.71                   8.62                   $404.27          78.195        280224            0.5
22075428                $83,309.56                   8.5                    $645.89            80          280102            0.5
22075451                $86,601.36                   8.99                   $701.00            80          280318            0.5
22075469                $154,565.36                  8.99                  $1,411.56         84.864        180415            0.5
22075485                $36,792.00                   8.49                   $284.24          78.723        280414            0.5
22075493                $57,857.46                   8.8                    $459.94          84.963        280325            0.5
22075501                $75,474.11                   8.49                   $583.84            76          280328            0.5
22075576                $51,442.18                   8.5                    $399.84            80          271002            0.5
22075584                $95,568.41                   8.99                   $771.75            80          280522            0.5
22075626                $155,346.77                  8.5                   $1,565.25         79.475        130525            0.5
22075634                $101,282.80                  9.25                   $873.51            85          230603            0.5
22075659                $75,424.25                   8.49                   $583.84            80          280202            0.5
22075683                $27,566.39                   9.99                   $270.02          84.07         180413            0.5
22075691                $202,853.37                  8.49                  $1,567.14           80          280420            0.5
22075709                $38,319.04                   8.6                    $388.32            49          130601            0.5
22075717                $222,537.86                  8.5                   $1,749.28           70          280515            0.5
22075725                $49,354.93                   9.65                   $422.50            80          280303            0.5
22075733                $44,519.16                   8.49                   $344.16            80          280402            0.5
22075758                $69,700.19                   8.3                    $531.37            80          271102            0.5
22075766                $71,438.71                   8.25                   $714.02            80          130402            0.5
22075782                $53,272.84                   8.62                   $416.70            80          280302            0.5
22075816                $43,102.49                   8.95                   $347.25            85          280402            0.5
22075840                $160,549.49                  8.8                   $1,276.29           85          280402            0.5
22075873                $11,667.60                   9.99                   $128.88          6.315         130304            0.5
22075931                $55,658.17                   8.62                   $435.36          77.777        280402            0.5
22075956                $39,252.44                   8.49                   $303.44          51.298        280402            0.5
22076046                $66,408.90                   8.37                   $510.53            80          280306            0.5
22076129                $83,418.85                   8.49                   $645.29            80          280318            0.5
22076137                $81,277.58                   8.95                   $653.64          64.761        280725            0.5
22076145                $61,791.86                   9.49                   $586.83          71.221        180107            0.5
22076152                $49,224.65                   8.99                   $449.54          71.428        180421            0.5
22076210                $61,197.04                   8.25                   $486.82            80          280318            0.5
22076228                $14,366.35                   9.99                   $201.04            85           80313            0.5
22076244                $50,039.64                  8.615                   $391.65            80          280213            0.5
22076251                $71,568.22                   8.99                   $749.61            85          130311            0.5
22076269                $43,441.14                   8.5                    $338.32            80          270702            0.5
22076301                $80,274.61                   9.3                    $667.24            85          280314            0.5
22076319                $115,123.08                  8.5                    $891.94            80          280209            0.5
22076327                $19,005.70                   9.49                   $259.33            85           80413            0.5
22076368                $157,523.76                  8.55                  $1,228.21          79.5         280102            0.5
22076426                $49,613.12                   8.8                    $395.14            80          271217            0.5
22076459                $79,547.07                   8.99                   $643.12            80          280402            0.5
22076467                $50,912.24                   8.49                   $393.32            80          280410            0.5
22076483                $72,193.77                   8.49                   $559.25            80          280410            0.5
22076509                $118,292.49                  8.75                   $936.17          79.333        280402            0.5
22076566                $53,566.74                   8.37                   $537.42          76.388        130402            0.5
22076574                $36,109.96                   8.99                   $330.87            80          180109            0.5
22076590                $53,738.39                   8.99                   $560.05            85          130313            0.5
22076616                $53,298.70                   8.49                   $411.76            80          280420            0.5
22076624                $142,828.31                  8.55                  $1,112.34           80          280116            0.5
22076632                $20,357.01                   9.5                    $375.91          64.757         50120            0.5
22076681                $77,636.54                   9.15                   $637.67            85          280113            0.5
22076699                $106,466.19                  8.99                   $861.78            80          280117            0.5
22076707                $65,027.43                   8.49                   $503.94            80          280326            0.5
22076756                $50,099.73                   8.9                    $514.25            75          130901            0.5
22076764                $27,330.31                   9.99                   $267.61          84.534        180313            0.5
22076780                $58,834.25                   8.8                    $466.86            85          280629            0.5
22076814                $45,175.71                   8.87                   $406.48            80          180701            0.5
22076822                $134,750.10                  8.49                  $1,041.69           80          280425            0.5
22076830                $16,671.27                   9.99                   $183.65          84.79         130424            0.5
22076855                $103,338.99                  8.5                    $799.67            80          280415            0.5
22076889                $198,820.15                  8.25                  $1,502.53         68.728        280422            0.5
22076905                $74,392.82                   8.99                   $676.12            80          180706            0.5
22076913                $78,586.23                   9.3                    $653.19            85          280311            0.5
22076947                $29,247.76                   9.99                   $322.20          84.068        130316            0.5
22077002                $71,396.66                   8.49                   $553.11          77.419        280422            0.5
22077010                $81,134.18                   8.95                   $653.64            80          280402            0.5
22077036                $26,241.60                   9.99                   $289.98          82.867        130304            0.5
22077085                $49,289.14                   8.49                   $381.03            80          280422            0.5
22077150                $36,896.39                   9.49                   $349.30          77.119        180314            0.5
22077184                $49,884.86                   11.5                   $495.15          72.437        130630            0.5
22077234                $84,659.30                   8.8                    $759.19            80          180629            0.5
22077275                $40,534.11                   8.8                    $321.65          65.645        280629            0.5
22077283                $117,734.53                  8.49                   $909.55          77.894        280424            0.5
22077317                $87,390.28                   7.99                   $645.10          77.876        280415            0.5
22077333                $25,089.47                   9.49                   $237.53          72.036        180328            0.5
22077341                $199,156.29                  7.85                  $1,446.67           80          280826            0.5
22077366                $71,552.53                   7.99                   $527.81          79.12         280502            0.5
22077424                $79,502.86                   7.99                   $586.45            80          280425            0.5
22077440                $29,855.86                   7.99                   $219.93          23.622        130722            0.5
22077481                $76,269.59                  10.25                   $685.52            85          130617            0.5
22077549                $79,778.57                   9.9                    $696.15          74.074        130804            0.5
22077556                $50,925.64                  10.99                   $529.17            90          180701            0.5
22077580                $64,593.38                  11.35                   $634.30            90          280527            0.5
22077622                $79,055.89                  10.99                   $753.64            90          130814            0.5
22077697                $51,772.41                   8.45                   $398.00            80          130706            0.5
22077838                $73,819.99                   7.99                   $545.40            80          280502            0.5
22077861                $79,730.10                   8.95                   $640.82          70.796        280813            0.5
22077879                $107,251.76                  7.99                   $791.71            80          280402            0.5
22077952                $66,939.86                   9.75                   $597.06          77.906        230722            0.5
22078018                $95,994.61                   9.25                   $792.24            90          130805            0.5
22078075                $94,772.38                   9.7                    $812.71          68.345        130817            0.5
22078083                $123,547.13                  9.99                  $1,087.28           80          130625            0.5
22078158                $57,838.89                   8.99                   $466.26          69.879        280810            0.5
22078166                $90,488.97                   9.25                   $948.92          78.803        130702            0.5
22078174                $263,213.27                  10.3                  $2,375.53           80          130706            0.5
22078216                $47,784.81                   8.85                   $380.66           68.5         280807            0.5
22078281                $478,235.66                  9.3                   $3,966.25           75          280624            0.5
22078315                $27,376.51                   8.99                   $249.50            75          180624            0.5
22078331                $40,396.83                   9.65                   $384.32            80          180630            0.5
22078349                $58,128.15                   9.5                    $618.19            80          130630            0.5
22078380                $139,104.77                  9.9                   $1,213.92         84.545        130803            0.5
22078398                $151,400.81                  9.65                  $1,294.09           80          130706            0.5
22078448                $88,259.38                   8.99                   $809.18          48.648        180701            0.5
22078547                $61,722.36                   9.9                    $539.52          44.604        130804            0.5
22078570                $113,554.17                   9                     $917.27            76          130706            0.5
22078638                $27,659.21                   10.1                   $302.61          82.522        130909            0.5
22078661                $57,807.71                   9.8                    $500.45          79.452        280617            0.5
22078695                $70,575.44                   9.25                   $582.46            80          130707            0.5
22078711                $66,110.07                   8.99                   $533.80          79.047        130706            0.5
22078752                $111,625.22                  9.75                   $962.25            80          130706            0.5
22078810                $62,806.02                   11.6                   $628.70            90          130528            0.5
22078877                $20,801.21                   8.99                   $282.37          78.268         80402            0.5
22078950                $75,475.28                   8.5                    $584.37            80          280316            0.5
22078968                $50,105.98                   8.5                    $669.52          58.695         71215            0.5
22078976                $68,012.58                   8.74                   $699.20          76.086        130306            0.5
22078984                $29,925.88                   8.99                   $314.24          77.598        130318            0.5
22079016                $186,075.96                  9.65                  $1,592.90           85          280318            0.5
22079032                $73,584.58                   9.65                   $629.92            85          280304            0.5
22079040                $86,762.27                  11.35                   $851.62            87          130624            0.5
22079115                $58,015.87                   8.25                   $438.74            80          280424            0.5
22079255                $82,282.11                   8.5                    $636.66            80          280311            0.5
22079305                $39,253.57                   8.49                   $346.88            80          180303            0.5
22079321                $57,221.08                   8.74                   $452.73            80          280302            0.5
22079339                $61,554.52                   8.15                   $459.95            60          130727            0.5
22079354                $88,726.08                   8.3                    $682.33            80          270902            0.5
22079388                $29,541.75                   9.4                    $386.56          64.219         81111            0.5
22079412                $68,266.35                   9.5                    $578.21          84.895        280402            0.5
22079420                $57,863.45                  11.65                   $581.02            80          130701            0.5
22079479                $47,558.92                   10.1                   $521.63          84.768        130826            0.5
22079511                $103,555.31                  8.99                   $836.06          74.285        130701            0.5
22079552                $37,410.75                   8.99                   $341.65          75.031        180420            0.5
22079560                $92,742.80                   8.62                   $875.44          79.75         180316            0.5
22079578                $55,411.54                   9.99                   $542.89            85          180317            0.5
22079644                $83,654.20                   8.75                   $660.83            80          130630            0.5
22079677                $93,994.25                   9.1                    $860.86          79.166        180706            0.5
22079719                $15,007.92                  13.49                   $202.44          76.956        130402            0.5
22079727                $77,063.06                   8.49                   $596.13          79.183        280314            0.5
22079735                $114,723.53                  8.79                   $953.55            85          230629            0.5
22079750                $16,554.58                   9.99                   $184.73          78.282        121217            0.5
22079776                $197,250.17                  11.9                  $2,070.77           80          230801            0.5
22079784                $61,806.94                   8.99                   $638.62            75          130703            0.5
22079800                $130,336.32                  8.49                  $1,007.88           80          280413            0.5
22079818                $60,328.85                   8.8                    $542.79          82.702        180403            0.5
22079826                $75,412.53                   8.99                   $692.29          66.956        180102            0.5
22079834                $21,366.55                   10.1                   $235.50          84.997        130828            0.5
22079859                $35,154.60                   9.49                   $375.70          77.028        130402            0.5
22079891                $70,719.89                   8.49                   $716.46            80          130402            0.5
22079933                $71,796.20                   8.9                    $574.16            80          130914            0.5
22079966                $54,094.27                   8.49                   $417.90            80          280424            0.5
22080006                $64,976.00                   8.8                    $516.84          84.935        280421            0.5
22080022                $48,553.38                   9.49                   $521.81          84.976        130325            0.5
22080063                $82,984.39                  9.325                   $688.99            80          130901            0.5
22080071                $91,683.10                   8.85                   $730.35          77.966        280812            0.5
22080097                $54,616.56                   10.5                   $500.82            75          130804            0.5
22080113                $47,651.48                   8.25                   $360.61            80          280224            0.5
22080121                $11,781.04                   9.99                   $163.03            85           80415            0.5
22080162                $14,662.90                   9.99                   $161.10          73.582        130424            0.5
22080170                $42,373.19                   9.49                   $400.54          80.808        180320            0.5
22080238                $82,031.23                   8.99                   $663.22          79.326        280406            0.5
22080261                $72,989.41                   8.85                   $950.29          88.823         80821            0.5
22080329                 $9,828.46                  13.99                   $158.31           100           80424            0.5
22080337                $54,168.63                   9.75                   $582.65          53.921        130804            0.5
22080360                $61,792.51                   8.99                   $498.42          64.583        280803            0.5
22080386                $29,604.13                  11.25                   $345.70          71.244        130729            0.5
22080410                $14,807.53                   9.5                    $156.64          77.508        130902            0.5
22080444                $110,999.40                 10.04                   $980.47            85          280703            0.5
22080451                $24,730.21                   9.9                    $332.29          84.964         81005            0.5
22080469                $69,760.75                   9.65                   $596.28            50          130701            0.5
22080485                $85,665.67                   9.59                   $728.79          74.782        130701            0.5
22080535                $98,638.44                   9.99                   $868.07            90          130624            0.5
22080550                $29,236.82                   9.4                    $308.35          38.668        130701            0.5
22080634                $72,767.71                   9.99                   $640.09            73          130702            0.5
22080717                $50,069.11                   8.75                   $396.50            80          280228            0.5
22080758                $24,310.93                   9.49                   $210.04          78.64         280309            0.5
22080808                $18,009.07                   8.99                   $814.12          92.62          30402            0.5
22080832                $49,595.21                   8.85                   $502.69          53.763        131028            0.5
22080949                $92,437.96                   7.99                   $683.95          74.64         280602            0.5
22080998                $29,615.11                   9.5                    $313.27          61.569        130908            0.5
22081012                $84,507.12                   9.99                   $743.56          79.252        280806            0.5
22081061                $22,164.03                   9.35                   $232.92          79.719        130909            0.5
22081111                $34,661.04                   10.1                   $378.26          82.403        130915            0.5
22081137                $109,125.30                  8.4                    $951.11            80          180708            0.5
22081160                $88,384.58                    8                     $653.05          74.166        280330            0.5
22081178                $87,716.75                   7.95                   $740.00            80          180713            0.5
22081194                $91,428.25                   7.99                   $674.42            80          280421            0.5
22081236                $100,026.77                  9.39                   $849.50          84.297        130715            0.5
22081285                $32,158.54                   10.5                   $361.47          61.698        130630            0.5
22081335                $39,467.49                   8.75                   $353.49            80          180710            0.5
22081368                $103,493.65                  8.99                   $836.06            80          130706            0.5
22081384                $37,602.64                   9.1                    $344.39          48.724        180629            0.5
22081392                $47,701.63                   7.99                   $351.88          71.641        130504            0.5
22081434                $67,334.99                   9.99                   $592.31          84.437        280708            0.5
22081459                $65,065.61                  10.55                   $599.31            90          280707            0.5
22081467                $49,570.67                  10.75                   $507.62          74.148        180720            0.5
22081509                $122,786.53                  9.75                  $1,324.21         40.983        130709            0.5
22081525                $61,237.51                   11.2                   $874.97            90           80805            0.5
22081541                $65,383.36                   8.99                   $530.58            80          130706            0.5
22081566                $17,465.96                   10.1                   $398.03          84.459         30910            0.5
22081574                $109,615.02                  8.5                    $848.89          79.424        130706            0.5
22081590                $72,750.65                   8.49                   $565.40            80          280515            0.5
22081665                $51,878.56                   10.7                   $483.46            80          130801            0.5
22081699                $106,748.80                  8.25                   $923.64            80          180427            0.5
22081707                $39,480.43                   9.9                    $380.97            75          180901            0.5
22081723                $95,103.43                   8.25                   $756.91            80          230428            0.5
22081731                $110,190.12                 11.65                  $1,105.94           80          130801            0.5
22081749                $75,638.03                   9.3                    $627.99          84.916        280502            0.5
22081764                $10,411.95                  11.99                   $115.54          84.863        180624            0.5
22081772                $65,156.22                   9.05                   $528.98            85          280528            0.5
22081806                $29,578.65                  10.99                   $423.41          84.778         80626            0.5
22081863                $76,092.51                   8.8                    $604.56            85          280523            0.5
22081889                $127,225.36                  8.24                   $960.72          78.048        280526            0.5
22081897                $60,941.88                   9.3                    $505.70            90          280502            0.5
22081913                $120,998.78                  9.99                  $1,065.35           90          280509            0.5
22081939                $39,575.46                   9.99                   $386.25          85.051        180526            0.5
22081954                $51,212.63                   8.8                    $409.76            85          280520            0.5
22081962                $48,366.13                   9.25                   $399.82            90          280508            0.5
22081970                $60,620.91                   7.99                   $447.17          76.25         280511            0.5
22081988                $35,898.68                  10.99                   $373.41          84.812        180627            0.5
22081996                $50,192.22                  10.99                   $579.34            85          130630            0.5
22082036                $58,698.71                   8.75                   $464.16          78.666        280601            0.5
22082085                $77,852.81                   8.49                   $602.27            80          280513            0.5
22082127                $66,250.98                   8.49                   $669.22            80          130516            0.5
22082150                $37,994.23                   8.99                   $346.15            77          180626            0.5
22082168                $105,752.33                  8.8                    $839.67            85          280522            0.5
22082176                $32,864.39                   8.5                    $288.99          34.687        180630            0.5
22082192                $124,364.28                  8.35                  $1,084.96           80          180701            0.5
22082218                $42,952.96                   8.75                   $437.76          76.842        130630            0.5
22082226                $80,372.04                   8.8                    $638.54            80          280526            0.5
22082234                $118,718.63                  7.75                   $985.14            80          180819            0.5
22082291                $48,630.35                   12.9                   $535.46            75          130401            0.5
22082317                $76,854.66                   8.95                   $618.79            75          130519            0.5
22082424                $50,805.78                   9.85                   $489.97          71.301        180629            0.5
22082457                $67,919.25                   8.75                   $536.53          69.591        130706            0.5
22082465                $22,581.76                  10.99                   $261.27          62.101        130624            0.5
22082515                $18,685.38                   10.5                   $210.03          74.092        130618            0.5
22082531                $52,273.53                   10.3                   $472.41            70          130501            0.5
22082556                $43,730.40                   8.99                   $452.10          88.395        130629            0.5
22082663                $44,925.41                  12.99                   $497.44            90          130630            0.5
22082705                $150,478.04                  8.75                  $1,188.70         68.371        280630            0.5
22082713                $95,423.53                   8.5                    $737.39          79.916        280618            0.5
22082739                $54,869.57                   9.25                   $729.15            85           80626            0.5
22082754                $56,349.95                   8.5                    $494.66          61.956        180630            0.5
22082762                $52,583.61                   10.5                   $536.13          38.913        180626            0.5
22082788                $84,265.05                  10.25                   $757.88            85          280612            0.5
22082838                $26,009.64                   9.99                   $357.98          70.956         80629            0.5
22082846                $19,336.43                  10.99                   $275.39          48.465         80625            0.5
22082879                $85,227.95                   9.99                   $749.69          83.823        130630            0.5
22082911                $43,399.60                   9.5                    $410.14          64.428        180622            0.5
22082945                $66,125.20                   8.5                    $511.33          79.166        130701            0.5
22082952                $124,259.42                  8.5                    $959.60          74.954        280616            0.5
22082960                $14,010.05                   9.99                   $194.84          79.727         80623            0.5
22082986                 $9,640.83                   9.55                   $129.68          55.142         80629            0.5
22082994                $32,596.40                   10.5                   $332.96          84.795        180626            0.5
22083034                $21,061.02                  10.99                   $243.10          84.81         130630            0.5
22083042                $31,433.54                   11.9                   $321.59            75          130626            0.5
22083075                $24,899.63                  12.35                   $308.14            90          130826            0.5
22083083                $64,302.23                   8.99                   $584.42          72.222        180630            0.5
22083091                $31,777.92                   11.5                   $463.96          84.86          80624            0.5
22083117                $27,391.19                   9.75                   $371.39          59.166         80626            0.5
22083125                $55,758.48                   10.3                   $503.90            70          130501            0.5
22083133                $37,635.62                   9.9                    $364.19          70.37         180702            0.5
22083158                $34,938.38                  10.75                   $399.06          74.947        130618            0.5
22083182                $46,782.49                   8.85                   $373.12          72.307        130612            0.5
22083216                $23,791.30                  10.65                   $242.03          74.417        180630            0.5
22083224                $31,735.23                  11.35                   $312.01          57.954        130401            0.5
22083232                $127,686.52                  8.5                    $984.21          85.333        281001            0.5
22083240                $79,126.30                   8.85                   $712.08          79.601        180617            0.5
22083281                $75,391.40                   8.45                   $581.69          69.09         130603            0.5
22083323                $66,359.74                  10.99                   $691.11          78.823        180617            0.5
22083349                $43,905.69                   9.2                    $410.68          54.878        180526            0.5
22083372                $36,881.92                   9.2                    $385.85          44.761        130603            0.5
22083380                $14,342.01                   11.3                   $167.55          69.674        130908            0.5
22083406                $17,804.61                   9.99                   $247.02          75.698         80618            0.5
22083430                $43,312.71                   9.2                    $356.29            75          130608            0.5
22083463                $93,435.26                   8.99                   $850.53          72.769        180625            0.5
22083521                $83,772.83                   8.99                   $762.42            80          180630            0.5
22083547                $101,955.85                  9.5                    $960.10          59.883        180622            0.5
22083588                $27,536.69                   13.1                   $308.19          74.998        130201            0.5
22083604                $13,745.44                   9.99                   $190.22          79.801         80626            0.5
22083612                $118,610.07                  9.85                  $1,031.14           85          130701            0.5
22083638                $84,836.38                   8.85                   $874.97            90          130824            0.5
22083695                $41,072.41                   9.2                    $337.86            75          130608            0.5
22083745                $28,088.46                    12                    $342.05          82.441        130701            0.5
22083752                $41,072.41                   9.2                    $337.86            75          130608            0.5
22083760                $57,108.68                  10.65                   $648.76          84.403        130626            0.5
22083778                $40,535.06                   9.99                   $443.02            75          130619            0.5
22083802                $100,897.30                  9.25                  $1,058.01         57.111        130701            0.5
22083877                $23,316.91                   9.99                   $259.91          79.817        130630            0.5
22083919                $114,428.99                  8.85                  $1,041.42           90          180904            0.5
22083943                $52,273.53                   10.3                   $472.41            70          130501            0.5
22083968                $87,618.22                   9.75                   $756.06            80          130518            0.5
22083984                $44,711.34                   9.99                   $488.67            70          130619            0.5
22083992                $235,138.16                  9.99                  $2,069.33         79.461        280622            0.5
22084016                $89,769.15                  9.375                   $748.58          73.758        130901            0.5
22084057                $58,354.21                   11.5                   $692.15            75          130625            0.5
22084073                $54,806.54                   9.7                    $592.60          48.362        130526            0.5
22084107                $152,539.48                  10.9                  $1,445.51           85          130528            0.5
22084115                $19,411.49                  10.99                   $227.19          83.509        130623            0.5
22084123                $39,833.63                   7.99                   $389.67            80          130519            0.5
22084149                $17,050.40                  10.65                   $173.46          84.64         180710            0.5
22084156                $56,827.16                   9.8                    $548.24            80          180715            0.5
22084198                $264,008.40                  8.75                  $2,363.04         73.461        180630            0.5
22084206                $57,604.75                   8.85                   $592.16          84.142        130526            0.5
22084214                $14,295.51                   10.5                   $199.70          42.194         80710            0.5
22084222                $54,223.11                   9.9                    $473.38            85          130622            0.5
22084248                $44,814.40                   9.99                   $394.57            90          280505            0.5
22084255                $29,944.23                  13.65                   $347.17          44.444        280401            0.5
22084263                $49,953.15                   10.5                   $503.18            80          180715            0.5
22084297                $13,968.48                   9.85                   $190.42          79.47          80709            0.5
22084313                $65,270.80                   8.45                   $502.08            80          130526            0.5
22084321                $116,572.80                  9.99                  $1,025.89           90          280602            0.5
22084354                $32,047.14                   11.4                   $381.66          74.777        130301            0.5
22084370                $87,415.88                   8.99                   $705.43            75          280801            0.5
22084388                $53,556.66                   8.49                   $539.32          78.285        130502            0.5
22084404                $47,853.00                   9.95                   $519.17            85          130925            0.5
22084412                $33,127.61                   9.4                    $438.10          64.705         80825            0.5
22084446                $13,918.66                  10.99                   $198.28          84.916         80627            0.5
22084453                $111,323.63                  7.99                   $821.04            80          280505            0.5
22084511                $23,560.35                   9.5                    $221.85          19.669        180630            0.5
22084545                $76,868.35                  11.99                   $851.15            85          180804            0.5
22084552                $79,388.30                   7.99                   $586.45            80          280311            0.5
22084560                $105,342.11                  9.99                  $1,024.15         84.96         180701            0.5
22084594                $26,079.64                   10.5                   $364.32          78.184         80630            0.5
22084610                $85,118.90                   8.49                   $657.58            80          280423            0.5
22084628                $73,230.98                   7.99                   $621.85            80          180502            0.5
22084677                $55,121.79                  10.25                   $611.46          41.25         130626            0.5
22084701                $10,925.11                  10.99                   $155.59          84.833         80630            0.5
22084743                $62,008.21                  10.99                   $648.82            85          180622            0.5
22084768                $43,604.98                   9.25                   $404.81            85          180505            0.5
22084776                $32,731.60                  12.25                   $403.81          84.996        130706            0.5
22084792                $67,050.48                   8.99                   $541.83          78.372        280526            0.5
22084818                $32,803.97                   11.5                   $352.99           33.1         180630            0.5
22084826                $34,601.93                   9.99                   $337.53          68.136        180615            0.5
22084867                $78,125.70                   9.2                    $642.14            80          280818            0.5
22084891                $53,284.52                   8.62                   $419.81            80          280309            0.5
22084917                $10,941.33                   9.99                   $150.59          55.704         80619            0.5
22084925                $70,669.99                   8.45                   $544.95            80          280313            0.5
22084933                $68,702.25                   8.5                    $604.00            80          180630            0.5
22084958                $14,256.73                   9.85                   $193.04          76.406         80717            0.5
22084982                $57,281.61                   8.9                    $460.52            70          280829            0.5
22085021                $18,446.68                   9.99                   $254.94          72.791         80619            0.5
22085039                $121,185.13                  8.99                  $1,101.38         84.482        180630            0.5
22085047                $149,522.73                  9.99                  $1,315.25         79.787        130630            0.5
22085054                $72,800.60                   9.99                   $709.77            80          180622            0.5
22085062                $38,215.48                  10.75                   $541.95            75           80622            0.5
22085070                $77,078.94                   9.4                    $812.91            90          130821            0.5
22085096                $422,636.57                  9.94                  $3,702.12         81.07         280623            0.5
22085104                $89,419.71                   8.5                    $781.04          82.568        181001            0.5
22085112                $69,562.41                   8.99                   $562.73          74.468        280306            0.5
22085120                $85,274.82                   8.99                   $775.01          79.447        180615            0.5
22085146                $21,758.66                   9.99                   $239.38          75.852        130629            0.5
22085153                $55,877.13                  10.99                   $532.88            70          130804            0.5
22085161                $54,264.65                   8.49                   $478.69            80          180421            0.5
22085179                $33,866.35                   9.75                   $324.39          67.196        180714            0.5
22085203                $44,569.33                  10.99                   $472.43          31.253        180616            0.5
22085245                $100,791.09                  8.95                   $811.04            75          130602            0.5
22085252                $39,289.88                  12.99                   $463.66          84.497        180617            0.5
22085294                $49,220.24                   9.85                   $673.68            90           80603            0.5
22085310                $66,767.59                  10.55                   $636.42            85          230520            0.5
22085336                $224,445.74                 10.45                  $2,049.76           90          130701            0.5
22085351                $49,686.42                   8.49                   $384.10          28.089        280319            0.5
22085393                $12,005.76                   11.5                   $129.04          79.927        180629            0.5
22085468                $56,761.03                   10.5                   $521.41          83.823        280501            0.5
22085484                $84,605.63                   9.35                  $1,925.44         79.937         30830            0.5
22085492                $10,439.72                   11.5                   $123.83          84.982        130707            0.5
22085526                $134,415.23                  8.5                   $1,038.03         84.905        280701            0.5
22085633                $72,482.77                   8.35                   $631.75            80          180513            0.5
22085658                $52,965.72                   9.99                   $578.89            70          130709            0.5
22085690                $39,220.38                   11.5                   $467.28          83.327        130701            0.5
22085708                $59,623.31                   10.5                   $599.03          78.947        180830            0.5
22085724                $15,251.69                  10.99                   $158.85          50.201        180629            0.5
22085740                $104,790.93                  9.5                    $882.90          88.235        280901            0.5
22085757                $122,950.68                 12.45                  $1,310.62           85          130401            0.5
22085831                $45,889.74                  10.85                   $474.21            80          180528            0.5
22085856                $67,324.27                   9.4                    $562.66            90          130826            0.5
22085864                $17,381.67                  10.99                   $251.98          56.95          80630            0.5
22085880                $236,719.54                  8.5                   $2,082.78           80          180615            0.5
22085930                $106,485.76                  9.85                   $928.03            85          130301            0.5
22085948                $42,717.15                   8.8                    $339.82          78.181        280402            0.5
22085963                $29,856.55                   10.3                   $269.95            60          280707            0.5
22085971                $153,315.02                  9.1                   $1,406.37           80          180626            0.5
22086011                $14,780.60                   9.75                   $142.28          84.878        180410            0.5
22086052                $38,184.08                   8.35                   $390.39          71.428        130624            0.5
22086060                $77,650.62                   8.2                    $768.95          78.325        130605            0.5
22086086                $220,606.58                  8.99                  $2,004.95         84.15         180714            0.5
22086110                $35,798.97                   8.75                   $319.90          70.98         180713            0.5
22086128                $55,267.53                   8.5                    $485.98            80          180630            0.5
22086144                $13,476.59                  10.75                   $190.87          79.834         80629            0.5
22086169                $106,578.60                  8.45                   $933.83            80          180616            0.5
22086177                $19,308.06                   9.49                   $208.72          75.43         130422            0.5
22086201                $31,687.19                   8.3                    $241.53          69.565        280402            0.5
22086300                $17,854.46                  12.99                   $274.62          80.01          80629            0.5
22086359                $76,354.11                   8.85                   $684.94            90          180916            0.5
22086367                $22,324.92                   9.99                   $244.87          79.613        130629            0.5
22086383                $111,386.12                  8.7                    $876.48            80          130601            0.5
22086391                $57,396.50                   9.49                   $483.91            80          130715            0.5
22086417                $104,090.48                  8.99                   $840.08          72.068        130722            0.5
22086482                $74,539.66                   8.95                   $773.64            75          130616            0.5
22086508                $14,158.33                  10.35                   $157.84            90          130715            0.5
22086516                $174,478.37                  10.7                  $1,627.95           85          130519            0.5
22086532                $124,573.87                  8.9                    $996.80          77.639        130720            0.5
22086565                $135,490.91                  9.5                   $1,142.72           90          130720            0.5
22086615                $32,834.09                  10.45                   $300.63          39.285        130722            0.5
22086623                $43,822.51                   8.85                   $349.30          65.671        130701            0.5
22086656                $83,240.46                  10.75                   $779.46           83.5         130622            0.5
22086664                $41,602.53                   9.99                   $405.03          79.245        180622            0.5
22086680                $191,116.21                  8.2                   $1,435.69         75.294        130708            0.5
22086748                $75,710.16                   8.45                   $664.06            80          180602            0.5
22086755                $64,271.51                    8                     $480.25            85          130101            0.5
22086854                $30,090.54                   8.99                   $309.17          60.916        130817            0.5
22086862                $62,396.28                   9.25                   $656.11            85          130526            0.5
22086896                $59,183.22                    11                    $566.64            85          130817            0.5
22086904                $24,679.25                   9.5                    $261.06          72.977        130916            0.5
22086920                $25,965.24                    10                    $253.32            75          180601            0.5
22086946                $30,295.31                   8.85                   $241.33          64.68         280822            0.5
22086987                $86,218.33                   9.7                    $822.35          78.284        180801            0.5
22087043                $58,552.48                   8.95                   $606.78            75          130620            0.5
22087050                $106,992.42                  8.75                   $845.70          84.98         130623            0.5
22087068                $79,683.00                   9.99                   $700.59            85          280707            0.5
22087084                $58,063.30                   9.95                   $511.22            90          130710            0.5
22087092                $58,136.17                    12                    $644.14            90          180714            0.5
22087134                $46,800.74                   9.6                    $502.03          79.39         130622            0.5
22087191                $77,521.87                   9.1                    $710.44            80          180629            0.5
22087209                $65,393.11                   9.49                   $695.06            90          130630            0.5
22087258                $46,186.01                   9.25                   $481.67            90          130922            0.5
22087274                $70,137.64                   8.99                   $567.16            85          130713            0.5
22087282                $81,710.21                   9.49                   $688.91          89.13         280630            0.5
22087308                $127,174.01                 11.05                  $1,219.04           85          130630            0.5
22087324                $24,963.13                   12.8                   $272.65          74.767        130710            0.5
22087332                $86,900.99                   9.8                    $934.91          75.213        130817            0.5
22087340                $67,157.76                  10.65                   $625.03            90          130629            0.5
22087407                $70,076.60                  11.15                   $676.50            90          280901            0.5
22087415                $149,471.04                  9.5                   $1,261.29         69.767        280715            0.5
22087423                $64,366.84                   8.5                    $564.09          36.111        180706            0.5
22087480                $107,573.52                  9.25                   $888.49            80          280720            0.5
22087498                $72,008.20                   9.75                   $620.74            85          280715            0.5
22087555                $115,130.78                  8.99                  $1,180.43           85          131016            0.5
22087597                $33,277.10                  11.25                   $389.50          82.323        130715            0.5
22087613                $177,089.30                  8.99                  $1,824.61         76.595        130716            0.5
22087670                $144,467.00                  9.3                   $1,198.14         74.358        280723            0.5
22087746                $111,442.30                  12.5                  $1,392.75         84.253        130701            0.5
22087803                $78,140.17                   8.85                   $700.96            90          180922            0.5
22087829                $173,208.94                  9.99                  $1,706.92         84.285        180717            0.5
22087837                $42,668.13                   8.99                   $388.40            80          180619            0.5
22087845                $33,548.02                  10.75                   $382.24          61.85         130630            0.5
22087902                $57,662.90                   8.79                   $517.58            80          180615            0.5
22087910                $44,770.07                   9.49                   $378.06          79.646        280407            0.5
22087928                $59,700.25                    9                     $620.73            80          130707            0.5
22087936                $18,724.88                   10.5                   $261.77          79.074         80629            0.5
22087977                $54,624.74                   10.8                   $561.92            85          180520            0.5
22087985                $85,484.36                   9.25                   $791.31          69.12         180708            0.5
22088009                $69,074.05                  10.99                   $658.49            80          130830            0.5
22088017                $29,077.05                   9.25                   $393.70            75           80429            0.5
22088041                $135,499.01                  9.29                  $1,122.78           80          280619            0.5
22088074                $37,696.76                   9.5                    $404.22            79          130317            0.5
22088082                $63,707.52                   9.5                    $538.15          73.563        280415            0.5
22088199                $35,950.54                   9.95                   $396.47          78.643        130228            0.5
22088256                $24,132.79                  13.74                   $323.32           100          130429            0.5
22088280                $58,057.90                   8.79                   $521.12            80          180624            0.5
22088348                $18,138.84                   10.2                   $201.07          33.636        130619            0.5
22088363                $10,799.93                  10.99                   $124.96          75.995        130624            0.5
22088371                $50,687.21                   9.99                   $492.79          79.843        180717            0.5
22088405                $59,525.84                   8.99                   $480.73          79.733        130629            0.5
22088421                $39,656.68                  10.95                   $376.57          79.961         80901            0.5
22088470                $57,392.12                  10.54                   $648.11            90          130629            0.5
22088488                $79,353.92                   9.35                   $737.89          78.068        180923            0.5
22088520                $33,229.96                   8.5                    $333.83          52.153        130629            0.5
22088603                $35,838.11                   8.99                   $289.41          78.26         280617            0.5
22088611                $109,152.24                  9.4                    $916.93          75.342        130717            0.5
22088629                $31,453.21                  10.15                   $346.82          75.014        130727            0.5
22088645                $77,412.28                   9.2                    $711.85          83.87         180914            0.5
22088652                $53,788.81                    9                     $434.50            80          130612            0.5
22088678                $164,634.84                 10.95                  $1,565.11         67.346        130714            0.5
22088686                $93,361.96                   10.3                   $842.23            90          280819            0.5
22088710                $92,054.22                   8.15                   $786.60           77.5         180722            0.5
22088728                $77,819.59                   9.8                    $679.48            75          130713            0.5
22088736                $50,990.00                   8.7                    $518.18            80          130720            0.5
22088835                $72,731.59                  10.75                   $680.51            90          280728            0.5
22088868                $44,178.05                   9.4                    $467.19          72.58         130727            0.5
22088884                $55,736.87                   7.85                   $405.07            80          130304            0.5
22088918                $48,633.64                   8.9                    $389.15          33.888        130727            0.5
22088959                $23,081.28                   9.9                    $252.96          67.847        130422            0.5
22088975                $44,916.36                   9.85                   $434.58          72.045        180805            0.5
22089007                $51,062.00                   8.25                   $384.65            80          130304            0.5
22089015                $100,461.74                 13.35                  $1,142.70           90          280710            0.5
22089023                $29,105.24                   12.4                   $433.73            85           80827            0.5
22089064                $28,037.86                  10.99                   $399.31          83.692         80627            0.5
22089072                $107,239.43                  8.55                   $830.39          79.629        280901            0.5
22089080                $23,070.15                   9.9                    $248.96          84.981        131007            0.5
22089155                $73,599.55                   9.15                   $767.41            75          130724            0.5
22089270                $60,829.11                   8.95                   $488.63          74.39         280901            0.5
22089304                $237,517.97                  8.5                   $1,833.09           80          280801            0.5
22089346                $55,126.16                  10.89                   $521.57            85          130722            0.5
22089353                $22,556.44                  10.99                   $261.27          80.319        130717            0.5
22089379                $39,458.60                  12.19                   $442.52          79.999        180721            0.5
22089387                $64,170.50                   9.45                   $539.17            70          130722            0.5
22089478                $36,652.57                  12.05                   $379.43            75          280501            0.5
22089635                $46,150.30                   8.49                   $356.45            80          280526            0.5
22089650                $57,277.13                   8.49                   $442.49            80          280527            0.5
22089668                $39,800.89                   8.49                   $307.28            80          280527            0.5
22089684                $58,109.29                   8.49                   $448.63            80          280526            0.5
22089718                $43,505.73                   9.05                   $352.79            90          280828            0.5
22089767                $48,691.43                   8.24                   $484.78          71.428        130502            0.5
22089791                $37,587.11                   8.8                    $339.24            85          180526            0.5
22089858                $114,222.42                  9.2                    $978.75            85          230901            0.5
22089924                $99,839.61                   8.99                   $906.28            80          180801            0.5
22089965                $10,058.89                  10.24                   $129.14          47.42         130516            0.5
22090021                $38,742.77                   8.74                   $907.83          38.938         30515            0.5
22090054                $11,579.48                  12.49                   $175.58          83.776         80523            0.5
22090088                $32,849.95                  10.99                   $378.28          70.635        130727            0.5
22090104                $59,701.32                   8.49                   $460.92            80          280520            0.5
22090120                $101,814.74                  8.74                   $805.05            85          280427            0.5
22090153                $68,457.46                   8.49                   $528.53            80          280526            0.5
22090195                $129,785.37                  8.99                  $1,096.78           80          230901            0.5
22090245                $97,212.94                   8.99                   $785.82          83.547        280427            0.5
22090302                $159,890.79                  8.8                   $1,272.34         84.736        280505            0.5
22090443                $51,728.24                   8.25                   $390.66            80          280526            0.5
22090450                $86,828.25                   8.99                   $707.43            80          280526            0.5
22090468                $60,099.26                   8.49                   $464.00            80          280526            0.5
22090476                $43,770.04                   8.25                   $330.56            80          280526            0.5
22090526                $35,102.62                   8.24                   $349.04          65.454        130523            0.5
22090534                $82,076.96                   9.3                    $681.29            85          280528            0.5
22090567                $30,488.77                   9.99                   $268.31            85          130527            0.5
22090583                $54,991.75                   8.8                    $436.63            85          280528            0.5
22090658                $42,985.23                   8.3                    $428.14            80          130520            0.5
22090757                $71,037.51                   8.99                   $573.99            85          280502            0.5
22090831                $97,595.66                   9.99                   $859.30          62.82         280508            0.5
22090856                $53,576.52                   8.99                   $489.10            80          180506            0.5
22090930                $22,512.58                  11.75                   $269.98          79.959        130723            0.5
22090955                $47,413.42                   9.99                   $417.38          79.333        130706            0.5
22090989                $67,617.79                   8.49                   $522.38            80          280427            0.5
22090997                $37,538.06                   10.1                   $410.68          81.006        130923            0.5
22091037                $172,867.00                  9.4                   $1,445.41           85          130710            0.5
22091045                $28,013.50                   9.99                   $387.70          84.944         80722            0.5
22091094                $54,388.13                   8.55                   $543.22          67.073        130928            0.5
22091102                $151,243.30                  8.49                  $1,167.67           80          280528            0.5
22091110                $55,664.62                   8.25                   $420.71            80          280427            0.5
22091128                $137,189.60                  8.99                  $1,117.43         79.885        280504            0.5
22091151                $59,662.79                   8.49                   $460.92            80          280504            0.5
22091177                $90,027.85                   8.75                   $711.18            80          280727            0.5
22091185                $98,148.80                   8.24                   $741.56            80          280402            0.5
22091201                $162,634.86                  8.25                  $1,229.07           80          130504            0.5
22091219                $85,339.05                   9.44                   $716.03            80          280715            0.5
22091268                $85,961.41                   8.99                   $694.57            80          280502            0.5
22091292                $17,403.93                  10.99                   $181.03          84.918        180720            0.5
22091326                $38,780.81                   8.49                   $299.60          79.591        280503            0.5
22091342                $93,967.71                   9.49                   $793.08            80          280428            0.5
22091391                $58,207.48                   8.99                   $603.13          82.638        130602            0.5
22091409                $111,952.17                  9.5                    $945.97            90          280921            0.5
22091417                $182,279.17                  7.95                  $1,762.63         66.071        130901            0.5
22091425                $61,461.88                  10.35                   $611.78          79.981        180925            0.5
22091474                $46,831.33                   8.65                   $366.40          13.428        280722            0.5
22091490                $52,742.18                  10.75                   $740.32          60.333         80801            0.5
22091516                $54,726.22                   8.49                   $422.51          78.571        280502            0.5
22091599                $86,282.09                   8.35                   $751.92            80          180801            0.5
22091631                $92,610.18                  9.125                   $849.68            80          180701            0.5
22091656                $99,842.06                   9.5                    $840.85            80          281022            0.5
22091672                $17,515.12                   12.5                   $199.96          79.984        180908            0.5
22091698                $31,164.67                  10.99                   $324.92          84.768        180721            0.5
22091730                $122,932.71                  9.55                  $1,041.27           90          280821            0.5
22091748                $97,486.76                  9.625                  $1,041.26         52.941        130701            0.5
22091797                $93,532.05                   8.49                   $722.11            80          280507            0.5
22091813                $99,000.77                   8.99                   $799.48            85          280602            0.5
22091821                $39,583.91                   8.5                    $352.34          42.291        180701            0.5
22091870                $65,616.86                  9.875                   $571.38          73.111        280801            0.5
22091896                $55,098.37                   9.05                   $446.55            85          280901            0.5
22091904                $118,450.49                  7.75                   $985.14          68.571        180915            0.5
22091920                $126,048.15                  9.09                  $1,151.82           80          180722            0.5
22091946                $34,069.70                   9.05                   $309.98          79.999        180925            0.5
22091961                $135,197.70                  8.25                  $1,021.72           80          280520            0.5
22092001                $98,706.13                   8.49                   $762.06            80          280603            0.5
22092050                $61,687.45                   8.49                   $541.13            80          180603            0.5
22092183                $186,765.23                  8.99                  $1,507.32           75          130731            0.5
22092217                $74,490.18                   7.99                   $557.13            80          280511            0.5
22092225                $46,539.87                   8.99                   $375.82            85          280511            0.5
22092241                $69,184.01                   10.1                   $678.71          84.812        180921            0.5
22092266                $110,262.90                 10.35                   $997.51          86.25         131101            0.5
22092332                $41,815.39                   9.1                    $340.97            84          280602            0.5
22092340                $150,882.20                  10.5                  $1,856.99           62          180819            0.5
22092365                $75,621.60                   8.49                   $583.84            80          280528            0.5
22092407                $399,155.89                  10.3                  $3,599.28         65.573        280901            0.5
22092472                $49,412.01                   8.25                   $426.03            80          180607            0.5
22092514                $31,952.44                  10.75                   $363.19            80          130803            0.5
22092522                $111,236.83                 10.65                  $1,032.46         82.592        280728            0.5
22092530                $116,533.44                  8.4                    $890.59          73.987        280826            0.5
22092571                $72,640.20                   8.24                   $931.76            80           80602            0.5
22092605                $198,756.99                  7.99                  $1,466.14           80          280515            0.5
22092621                $66,001.95                   8.99                   $532.99            85          280602            0.5
22092639                $65,628.99                   8.49                   $507.02            80          280519            0.5
22092662                $49,348.16                   8.99                   $398.74            80          280505            0.5
22092704                $31,672.83                   9.5                    $334.16            80          130925            0.5
22092753                $71,613.77                   8.49                   $553.11            80          280519            0.5
22092761                $69,399.70                   8.7                    $701.53            80          130826            0.5
22092779                $64,613.60                  10.85                   $609.78            80          130908            0.5
22092845                $207,480.26                  9.5                   $1,748.98           80          280901            0.5
22092944                $67,661.47                   8.49                   $522.38            80          280602            0.5
22092951                $83,298.76                   10.5                   $836.89          79.08         180910            0.5
22092977                $48,557.09                   8.49                   $374.88            80          280603            0.5
22093066                $33,804.86                   9.5                    $318.79          37.173        180602            0.5
22093108                $70,075.05                   7.99                   $687.65          78.26         130527            0.5
22093132                $91,482.89                   8.49                   $706.75            80          280506            0.5
22093264                $72,501.73                   7.99                  $1,682.54         75.454         30528            0.5
22093272                $38,858.82                   8.49                   $393.66            80          130509            0.5
22093322                $65,143.93                  10.55                   $599.31            90          281030            0.5
22093355                $65,325.48                  10.99                   $624.23          87.466        130910            0.5
22093389                $90,127.82                   9.5                    $760.14            80          280819            0.5
22093405                $53,822.56                  10.49                   $493.56            75          280529            0.5
22093421                $74,777.32                   8.49                   $577.69            80          280519            0.5
22093512                $66,386.52                  10.59                   $674.48            85          180728            0.5
22093520                $61,675.33                   8.24                   $465.35            80          280526            0.5
22093546                $64,327.57                   9.3                    $533.79            85          280520            0.5
22093561                $65,156.39                   8.99                   $593.39          64.705        180602            0.5
22093579                $78,204.77                   8.49                   $603.81          71.454        280511            0.5
22093587                $58,123.64                   8.74                   $459.02            80          280602            0.5
22093595                $43,249.98                   8.49                   $440.90            80          130425            0.5
22093603                $156,849.45                  9.3                   $1,305.56         81.865        280528            0.5
22093611                $57,061.13                   8.24                   $453.77            80          230528            0.5
22093652                $66,026.77                   8.49                   $510.09            80          280502            0.5
22093660                $56,090.69                   8.9                    $448.58          63.202        130921            0.5
22093710                $65,731.09                   8.8                    $521.58           82.5         280602            0.5
22093736                $61,808.98                   9.39                   $516.37            80          130801            0.5
22093744                $96,405.16                   9.3                    $800.69            85          280502            0.5
22093769                $54,986.86                   9.3                    $456.53            85          280502            0.5
22093793                $87,057.41                   8.99                   $791.20            80          180713            0.5
22093884                $48,056.51                   8.49                   $423.19            80          180502            0.5
22093983                $62,871.19                   8.15                   $617.18            80          130910            0.5
22093991                $113,760.69                  8.4                    $988.15          79.967        180918            0.5
22094056                $49,260.69                   8.49                   $433.60          76.923        180518            0.5
22094080                $41,106.49                   9.5                    $388.23           83.3         180515            0.5
22094130                $60,526.63                   8.99                   $488.78            80          280502            0.5
22094148                $55,346.40                  10.25                   $627.81            80          130502            0.5
22094163                $31,817.96                   9.3                    $296.87            85          180427            0.5
22094221                $53,434.00                  11.05                   $512.00            85          130801            0.5
22094270                $64,019.34                   8.24                   $483.36          79.506        280502            0.5
22094320                $77,325.69                    10                    $680.12           71.1         280901            0.5
22094379                $95,432.53                   8.24                   $720.54            80          280520            0.5
22094395                $54,094.27                   8.49                   $417.90            80          280427            0.5
22094452                $27,653.77                   9.99                   $300.72          77.494        130818            0.5
22094544                $24,710.81                   9.49                   $232.87          83.589        180622            0.5
22094577                $73,614.27                  10.35                   $666.82            90          130801            0.5
22094619                $161,842.26                  7.95                  $1,185.98           80          280908            0.5
22094635                $166,420.03                  8.5                   $1,453.60         85.459        181001            0.5
22094676                $56,517.99                   9.49                   $531.87          75.62         180702            0.5
22094692                $178,867.97                  8.7                   $1,584.95         85.714        181007            0.5
22094734                $19,546.24                   8.49                   $196.83          43.01         130619            0.5
22094767                $91,541.98                   8.49                   $706.75            80          280627            0.5
22094791                $53,642.80                   7.99                   $454.68            80          180619            0.5
22094825                $86,795.55                   9.8                    $750.66          89.69         280901            0.5
22094882                $80,237.92                   7.99                  $1,018.71           80           80612            0.5
22094908                $21,795.57                   9.99                   $238.21          78.458        130702            0.5
22094916                $72,450.48                   7.99                   $533.67            80          280702            0.5
22094932                $65,055.40                   8.99                   $674.09          67.171        130608            0.5
22094940                $68,501.34                   8.49                   $528.53            80          280702            0.5
22094965                $125,770.74                  8.49                   $971.01          76.606        280615            0.5
22095038                $53,290.76                   7.99                   $392.92            80          280624            0.5
22095046                $103,548.58                  8.49                   $798.93            80          280624            0.5
22095053                $81,989.80                   8.49                   $633.00            80          280624            0.5
22095061                $56,317.21                   9.3                    $467.07            85          280710            0.5
22095079                $97,237.65                   8.49                   $976.28            80          130626            0.5
22095095                $68,745.22                   8.49                   $534.67          79.09         280702            0.5
22095103                $76,054.91                   8.8                    $682.03          72.547        180702            0.5
22095137                $65,284.98                   7.99                   $480.90            80          280702            0.5
22095145                $62,716.79                   8.99                   $506.46          60.869        280627            0.5
22095178                $63,440.48                   8.8                    $503.40          84.933        280702            0.5
22095194                $42,254.68                   9.99                   $461.82          79.629        130702            0.5
22095202                $87,577.46                   7.99                   $645.10            80          280702            0.5
22095210                $54,046.68                   9.99                   $590.70          66.363        130626            0.5
22095236                $70,779.81                   8.5                    $545.93          79.775        280829            0.5
22095277                $45,947.31                   9.75                   $440.11            80          180720            0.5
22095335                $50,087.74                   8.99                   $519.00            80          130622            0.5
22095343                $81,264.08                   8.75                   $641.95            80          280623            0.5
22095350                $74,031.39                   8.24                   $558.42            80          280624            0.5
22095392                $38,069.75                   8.49                   $383.42            80          130626            0.5
22095400                $42,215.95                   8.49                   $325.72            80          280623            0.5
22095418                $55,772.97                   9.49                   $470.47            80          280623            0.5
22095426                $59,314.92                   8.49                   $520.31          78.328        180623            0.5
22095434                $104,477.16                  8.49                   $806.62          80.769        280627            0.5
22095467                $79,461.68                   8.49                   $614.56            80          280702            0.5
22095483                $70,011.72                   7.99                   $516.08            80          280617            0.5
22095491                $71,687.46                   8.49                   $553.11            80          280702            0.5
22095509                $89,817.24                   9.3                    $744.50          72.08         280702            0.5
22095533                $24,462.80                   9.49                   $231.94          82.187        180627            0.5
22095558                $78,430.67                   8.49                   $608.42            80          280702            0.5
22095574                $147,263.23                  8.49                  $1,136.94           80          280617            0.5
22095582                $67,552.40                   7.99                   $498.49          79.069        280617            0.5
22095608                $107,132.94                  8.49                   $826.59            80          280702            0.5
22095616                $23,909.64                   8.49                   $309.83          33.333         80617            0.5
22095632                $42,714.77                  10.35                   $386.26            90          131201            0.5
22095640                $51,763.03                   8.25                   $390.66            80          280702            0.5
22095707                $71,603.58                   7.99                   $527.81          77.419        280702            0.5
22095715                $39,609.08                    10                    $429.85          71.621        131026            0.5
22095756                $99,543.43                   8.24                   $750.56            80          280701            0.5
22095764                $17,515.06                   9.49                   $209.84          82.988        100702            0.5
22095772                $20,667.39                  10.99                   $238.55            70          130702            0.5
22095798                $23,708.62                   7.99                   $200.60          38.095        180702            0.5
22095806                $70,808.02                   7.99                   $521.94            80          280702            0.5
22095822                $63,049.44                   8.8                    $565.40            85          180702            0.5
22095848                $66,848.13                   8.99                   $539.82            85          280620            0.5
22095905                $95,324.89                   9.3                    $790.15            85          280702            0.5
22095954                $91,600.66                   8.49                   $706.75            80          280702            0.5
22095962                $45,329.98                   8.99                   $412.68            85          180702            0.5
22095970                $79,652.78                   8.49                   $614.56            80          280702            0.5
22096002                $94,543.90                   7.99                   $696.41          70.895        280630            0.5
22096010                $44,509.49                   8.8                    $368.84            80          230702            0.5
22096028                $74,163.23                   9.25                   $615.36            85          280626            0.5
22096036                $60,775.82                   9.3                    $504.04          84.722        280623            0.5
22096069                $98,027.06                   7.99                   $722.07          78.486        280622            0.5
22096077                $26,060.81                  10.49                   $292.77          64.634        130624            0.5
22096226                $16,630.74                   8.99                   $172.32          63.383        130617            0.5
22096242                $59,669.59                   7.99                   $439.85          77.922        280617            0.5
22096259                $109,394.40                  7.99                   $806.37            80          280610            0.5
22096275                $16,056.65                   9.74                   $173.53          85.063        130609            0.5
22096309                $109,139.39                  8.49                   $957.38            80          180702            0.5
22096325                $40,334.63                   9.84                   $350.64            75          130715            0.5
22096341                $36,424.01                   7.99                   $831.14           65.6          30616            0.5
22096390                $111,442.42                  8.49                   $860.39            80          280623            0.5
22096440                $107,539.81                  9.14                   $879.49            85          130706            0.5
22096457                $69,663.88                   7.99                   $513.15          75.268        280624            0.5
22096473                $73,943.22                   8.7                    $580.79          84.756        130901            0.5
22096507                $65,479.63                   9.74                   $563.99            90          130708            0.5
22096523                $60,099.27                   8.49                   $464.00            80          280602            0.5
22096549                $106,334.96                  9.39                   $888.81            80          130710            0.5
22096556                $82,741.94                   7.99                   $609.91            80          280615            0.5
22096572                $115,496.47                  8.49                   $891.12            80          280610            0.5
22096580                $55,855.99                  10.99                   $532.88            80          130713            0.5
22096606                $63,518.15                   8.49                   $637.73            80          130702            0.5
22096614                $96,587.63                  10.99                   $921.12            80          130707            0.5
22096648                $97,846.04                   8.24                   $738.55            80          280602            0.5
22096671                $161,326.47                  9.14                  $1,483.99         85.497        180703            0.5
22096697                $114,933.27                  8.49                   $891.12            80          280610            0.5
22096713                $24,232.64                   7.99                   $207.28           77.5         180601            0.5
22096721                $45,056.83                  10.09                   $399.68            80          130713            0.5
22096747                $44,489.02                  14.55                   $616.01            75          130713            0.5
22096770                $47,401.91                   8.74                   $374.13            80          130702            0.5
22096788                $79,615.92                   7.99                   $586.45            80          280702            0.5
22096804                $32,841.05                   7.99                   $287.94          58.389        180702            0.5
22096820                $35,835.64                   8.24                   $270.20          78.26         280702            0.5
22096838                $72,472.74                   8.99                   $585.24            80          280702            0.5
22096846                $53,475.23                   12.2                   $559.08            90          130901            0.5
22096879                $55,594.46                  10.14                   $495.47            90          130706            0.5
22096887                $95,539.09                   7.99                   $703.74            80          280702            0.5
22096895                $79,345.09                   8.49                   $643.64            80          230616            0.5
22096929                $69,253.50                   8.49                   $534.67            80          280602            0.5
22096978                $39,109.65                   9.45                   $416.49          78.876        130916            0.5
22096986                $147,217.58                  8.99                  $1,188.97           85          280702            0.5
22097000                $139,219.37                  7.99                  $1,026.29         66.666        280616            0.5
22097018                $144,144.54                  8.75                  $1,139.14           80          280702            0.5
22097042                $47,784.24                   8.99                   $385.87          56.47         280603            0.5
22097059                $96,358.88                   8.25                   $727.23            80          280702            0.5
22097067                $70,858.16                   7.99                   $521.94            80          280623            0.5
22097075                $109,267.93                  8.49                  $1,112.09         70.625        130702            0.5
22097083                $119,102.00                  7.99                   $879.68          65.934        280702            0.5
22097109                $70,969.01                   9.14                   $580.08            80          130714            0.5
22097133                $54,684.26                  10.092                  $536.07            80          180714            0.5
22097158                $47,791.64                   8.49                   $368.74          77.419        280703            0.5
22097182                $50,221.94                   9.49                   $423.42            90          280702            0.5
22097190                $64,087.91                   9.39                   $535.69            80          130713            0.5
22097208                $87,737.25                   9.54                   $742.53            80          280710            0.5
22097216                $101,112.14                  7.99                   $744.80            80          280702            0.5
22097232                $90,505.74                   7.99                   $782.33            80          180702            0.5
22097257                $34,205.96                   8.49                   $344.45          77.777        130617            0.5
22097273                $34,600.04                   8.24                   $443.81          48.918         80615            0.5
22097307                $34,751.75                    11                    $361.27            70          180714            0.5
22097315                $118,145.95                  7.99                   $870.88            80          280610            0.5
22097331                $106,904.18                  9.14                   $981.45            80          180710            0.5
22097356                $53,239.44                  12.29                   $562.81            90          130714            0.5
22097364                $108,457.40                  8.49                   $837.34          77.857        280702            0.5
22097372                $22,218.49                  11.84                   $267.73          83.517        130707            0.5
22097380                $58,940.63                  11.59                   $589.08            85          130708            0.5
22097398                $87,655.20                   8.99                   $707.43            80          280702            0.5
22097406                $78,948.25                   8.49                   $693.75          70.796        180615            0.5
22097448                $34,437.95                   7.99                   $520.04            80           60612            0.5
22097463                $27,469.19                   8.99                   $283.83          51.851        130613            0.5
22097471                $59,805.18                   9.14                   $488.83            80          130708            0.5
22097521                $51,457.67                   10.5                   $517.66            85          180715            0.5
22097539                $50,768.27                   7.99                   $496.64            80          130617            0.5
22097547                $91,519.20                   8.25                   $691.17            80          280603            0.5
22097562                $54,056.30                   8.74                   $426.80          79.97         130714            0.5
22097588                $61,363.49                   9.14                   $501.87            80          130708            0.5
22097604                $22,032.22                   9.49                   $234.81          84.375        130609            0.5
22097620                $65,282.95                   9.3                    $544.33            85          280610            0.5
22097646                $84,617.86                   8.99                   $683.32            85          280608            0.5
22097653                $52,315.01                   8.74                   $412.65            75          130714            0.5
22097661                $53,305.39                   8.99                   $485.50          77.576        180619            0.5
22097695                $90,106.68                   9.14                   $736.51            80          130707            0.5
22097703                $82,800.54                   7.99                   $609.91          79.238        280624            0.5
22097729                $55,020.64                   9.89                   $598.02            80          130702            0.5
22097737                $79,094.48                   9.49                   $744.25            80          180702            0.5
22097760                $102,772.41                   9                     $828.76          89.956        131001            0.5
22097778                $43,814.81                  10.39                   $489.54            80          130708            0.5
22097802                $136,912.40                  8.49                  $1,057.05           80          280608            0.5
22097828                $25,187.92                   9.49                   $269.25            73          130605            0.5
22097919                $120,134.87                  7.99                   $885.55            80          280602            0.5
22097927                $183,880.03                  8.49                  $1,419.64           80          280605            0.5
22097968                $87,544.67                   8.3                    $664.21          79.494        280605            0.5
22097992                $70,531.00                   9.14                   $576.82            80          130707            0.5
22098008                $49,527.15                    10                    $541.61            90          130709            0.5
22098024                $23,637.11                   11.5                   $280.37          89.836        130710            0.5
22098032                $76,466.66                   8.49                   $589.98            80          280702            0.5
22098057                $52,349.90                   11.5                   $562.01            85          180714            0.5
22098073                $19,584.21                   9.49                   $208.72          76.536        130603            0.5
22098081                $27,855.97                   10.5                   $313.11          90.054        130710            0.5
22098099                $46,338.93                  10.24                   $416.34            75          280605            0.5
22098115                $29,070.79                   11.5                   $702.12          88.208         30713            0.5
22098131                $65,236.49                   9.49                   $614.78          78.847        180609            0.5
22098156                $54,742.93                   8.8                    $434.65          78.571        280702            0.5
22098164                $53,755.28                   9.2                    $492.82          79.411        181001            0.5
22098172                $18,656.88                   9.24                   $196.07          85.214        130615            0.5
22098198                $63,721.69                   8.49                   $491.65          79.012        280623            0.5
22098214                $67,605.74                   8.49                   $688.91          77.777        130702            0.5
22098222                $64,803.77                   9.49                   $688.80            75          130708            0.5
22098230                $37,855.55                   9.14                   $309.60            76          130713            0.5
22098248                $68,631.45                   9.99                   $665.41          79.31         181001            0.5
22098255                $11,856.24                  13.99                   $159.73          90.909        130713            0.5
22098263                $47,833.82                   8.48                   $479.98          75.076        130702            0.5
22098271                $59,483.88                  10.74                   $608.74            80          180715            0.5
22098289                $43,795.01                   9.5                    $411.77            75          180714            0.5
22098297                $21,079.76                   8.8                    $215.52           34.4         130702            0.5
22098305                $21,092.86                   8.99                   $217.94          41.346        130705            0.5
22098347                $43,780.96                   8.49                   $338.01            80          280605            0.5
22098354                $248,347.94                  8.5                   $2,178.24         78.93         180715            0.5
22098388                $68,381.51                   9.5                    $645.97            90          180715            0.5
22098404                $15,856.57                   11.5                   $188.08          84.736        130707            0.5
22098412                $25,425.46                  10.39                   $231.16            85          280706            0.5
22098420                $80,741.68                  10.49                   $904.82            90          130706            0.5
22098453                $39,640.21                   9.14                   $363.50            80          180708            0.5
22098461                $51,876.58                   9.89                   $563.85            80          130710            0.5
22098487                $79,976.02                   9.89                   $773.38            85          180714            0.5
22098495                $79,559.58                   7.99                   $586.45            80          280608            0.5
22098511                $105,553.82                 11.34                  $1,122.98           80          180713            0.5
22098529                $23,817.01                    11                    $275.06          88.996        130713            0.5
22098537                $68,338.02                   9.49                   $726.36          79.999        130715            0.5
22098545                $38,047.42                   12.5                   $474.53          84.816        130701            0.5
22098552                $35,346.16                    9                     $365.14            80          130707            0.5
22098560                $32,831.06                    9                     $302.31            80          180707            0.5
22098578                $41,187.81                  10.34                   $372.95            90          130710            0.5
22098610                $111,454.60                  11.5                  $1,196.54           85          180701            0.5
22098628                $40,362.63                    9                     $367.09            85          180702            0.5
22098636                $78,402.52                   9.5                    $738.25            90          180701            0.5
22098644                $10,842.87                  14.37                   $174.86          84.635         80710            0.5
22098651                $40,297.07                  11.99                   $489.41          88.695        130708            0.5
22098669                $67,734.91                   9.54                   $573.77            80          280713            0.5
22098677                $12,335.09                  11.34                   $178.10            75           80710            0.5
22098693                $71,360.78                  10.49                   $718.35            90          180713            0.5
22098701                $83,162.42                  11.84                  $1,004.28         71.525        130710            0.5
22098719                $139,799.05                 15.24                  $2,000.90           90          130715            0.5
22098727                $21,185.44                   10.5                   $213.41          48.579        180710            0.5
22098735                $14,029.84                  13.99                   $189.02          83.559        130710            0.5
22098743                $67,693.40                   8.99                   $699.43            80          130626            0.5
22098768                $57,075.69                  10.69                   $582.44            80          180715            0.5
22098776                $38,094.40                   8.49                   $383.82          62.903        130610            0.5
22098792                $26,470.40                  13.14                   $511.51          84.466         50701            0.5
22098818                $70,522.51                   8.99                   $569.17            80          280714            0.5
22098826                $46,932.59                  11.74                   $562.54          70.943        130708            0.5
22098859                $69,429.77                  11.24                   $810.81            80          130710            0.5
22098867                $85,690.55                  10.89                  $1,216.33         89.595         80706            0.5
22098875                $153,079.54                  9.95                  $1,341.41         79.123        130805            0.5
22098891                $32,598.33                   9.49                   $346.49            80          130706            0.5
22098909                $53,591.38                   10.5                   $539.13            90          180706            0.5
22098925                $55,787.04                   9.14                   $456.25            80          130701            0.5
22098933                $44,615.14                   8.74                   $352.13            80          130713            0.5
22098941                $68,224.08                  10.99                   $650.88            80          130710            0.5
22098958                $73,267.87                   9.54                   $620.39            85          130715            0.5
22098966                $58,178.08                   9.14                   $475.80            80          130701            0.5
22098974                $89,333.06                   9.55                   $756.68          78.596        130730            0.5
22098982                $41,238.86                   9.49                   $438.33            80          130713            0.5
22099006                $77,162.85                   8.99                   $701.28            80          180701            0.5
22099014                $43,958.99                   9.09                   $456.80          74.791        130715            0.5
22099022                $47,020.64                   9.14                   $384.55            80          130706            0.5
22099048                $92,263.47                   10.9                   $872.97            80          281001            0.5
22099055                $111,568.45                  8.3                    $845.36            80          130805            0.5
22099113                $21,023.52                   9.74                   $254.91            90          100708            0.5
22099139                $65,737.61                  10.94                   $934.40            80           80714            0.5
22099147                $99,457.64                   8.7                    $783.14            80          130727            0.5
22099154                $80,323.56                   8.5                    $797.64           67.5         131001            0.5
22099162                $62,795.57                   9.14                   $513.28            75          130708            0.5
22099170                $148,500.67                  9.49                  $1,251.37           90          130731            0.5
22099188                $52,843.35                  13.589                  $833.25          90.172         80715            0.5
22099196                $30,048.14                   8.9                    $272.46          14.186        180805            0.5
22099204                $26,087.67                  13.74                   $345.67          90.588        130707            0.5
22099212                $45,876.09                   9.15                   $422.87          63.698        180805            0.5
22099220                $165,942.83                  8.99                  $1,338.50           90          130805            0.5
22099238                $105,157.56                  9.49                  $1,117.72         83.671        130701            0.5
22099253                $51,003.70                   9.14                   $417.14            80          130701            0.5
22099287                $177,264.13                  9.84                  $1,916.71         86.956        130801            0.5
22099295                $76,171.63                   9.89                   $735.55            80          180714            0.5
22099303                $17,466.32                  12.99                   $268.65            85           80715            0.5
22099311                $94,619.66                   8.15                   $707.04          78.512        130805            0.5
22099329                $74,953.28                   9.14                   $612.67            80          130708            0.5
22099444                $46,298.19                  10.99                   $441.53            80          130715            0.5
22099451                $80,177.81                   9.49                   $754.50            90          180804            0.5
22099493                $39,251.13                  10.596                  $442.44           66.5         130707            0.5
22099527                $124,276.92                  9.14                  $1,141.39           80          180708            0.5
22099543                $54,939.17                   8.99                   $567.66            80          130714            0.5
22099550                $31,935.05                  11.35                   $313.24          62.745        280701            0.5
22099568                $62,005.41                   9.64                   $589.49            75          180701            0.5
22099576                $26,289.88                  12.05                   $272.06            85          280706            0.5
22099618                $79,293.21                   8.74                   $916.73            80          100715            0.5
22099634                $86,751.44                   9.75                   $747.47            75          130803            0.5
22099675                $119,845.28                 12.79                  $1,531.79           90          130715            0.5
22099691                $15,268.83                  13.99                   $205.71          85.778        130703            0.5
22099733                $49,900.81                   9.99                   $439.73            85          280701            0.5
22099741                $70,700.59                  11.09                   $739.29            80          180715            0.5
22099758                $48,578.09                   9.5                    $409.92            75          130707            0.5
22099774                $87,061.90                   9.14                   $712.02          72.889        130703            0.5
22099808                $46,261.44                   9.54                   $391.52            80          280706            0.5
22099816                $23,641.87                  9.895                   $256.37          57.142        130703            0.5
22099824                $98,043.02                   9.39                   $819.52            80          280707            0.5
22099840                $51,398.17                  10.59                   $522.31          76.923        180713            0.5
22099857                $66,482.91                  11.59                   $718.67          89.333        180706            0.5
22099873                $81,453.65                   8.6                    $634.39            75          130805            0.5
22099881                $60,930.32                   8.25                   $601.49            62          130805            0.5
22099899                $33,520.23                  10.89                   $384.10          81.39         130805            0.5
22099907                $22,560.96                   8.9                    $231.92          64.446        130805            0.5
22099956                $65,405.29                  14.14                   $964.47            90          100708            0.5
22099964                $50,348.10                  14.384                  $815.74          84.626         80713            0.5
22099972                $92,726.90                   9.74                   $999.47            80          130710            0.5
22099980                $48,824.92                  11.14                   $568.13          79.999        130713            0.5
22099998                $86,202.95                   8.74                   $680.35          79.991        130714            0.5
22100002                $18,670.94                    10                    $204.18          81.843        130706            0.5
22100010                $53,376.85                  10.14                   $589.26            80          130715            0.5
22100028                $75,542.16                   9.14                   $890.16            80          100713            0.5
22100044                $34,117.97                   8.74                   $304.67            75          180708            0.5
22100051                $43,342.96                  10.14                   $386.26            75          280714            0.5
22100077                $94,417.80                  11.09                   $988.49          85.765        180713            0.5
22100093                $75,333.41                   9.5                    $635.69            90          280706            0.5
22100101                $72,056.70                   9.39                   $673.38            80          180715            0.5
22100119                $77,926.01                   9.54                   $659.84            85          130702            0.5
22100143                $24,516.05                   8.74                   $249.72          71.428        130708            0.5
22100176                $62,989.04                  12.93                   $803.66            85          130708            0.5
22100192                $81,390.59                   9.39                   $686.27            80          130713            0.5
22100226                $53,631.73                  12.24                   $661.32            85          130706            0.5
22100242                $54,584.30                   8.99                   $440.54            80          130710            0.5
22100275                $31,578.11                  10.84                   $299.71            85          130710            0.5
22100283                $11,482.77                    10                    $128.96          27.272        130709            0.5
22100291                $49,837.78                   9.14                   $407.36            80          280713            0.5
22100317                $43,217.60                   9.84                   $375.40            80          130701            0.5
22100325                $104,108.60                 10.84                   $983.04            85          130702            0.5
22100366                $75,711.21                   9.14                   $619.19            80          130706            0.5
22100374                $64,637.79                   8.45                   $638.18            50          131123            0.5
22100382                $12,363.93                   13.5                   $164.89           84.8         130710            0.5
22100390                $47,565.99                  10.39                   $531.45          74.999        130703            0.5
22100408                $118,725.75                 10.99                  $1,690.88         84.109         80715            0.5
22100457                $47,112.43                   8.74                   $377.28            80          130708            0.5
22100465                $20,755.39                  11.34                   $380.64            55           50701            0.5
22100473                $14,010.24                  12.49                   $345.27          94.623         30715            0.5
22100507                $84,464.74                  12.24                  $1,041.82         75.175        130709            0.5
22100523                $79,646.64                   9.5                    $672.68            80          130801            0.5
22100531                $25,222.42                  14.99                   $356.73          84.778        130713            0.5
22100564                $103,809.04                  8.74                   $925.47          79.393        180713            0.5
22100580                $34,420.25                  10.739                  $352.22          50.317        180708            0.5
22100606                $17,443.63                  15.154                  $253.83          81.417        130707            0.5
22100614                $23,444.67                  11.15                   $275.05            90          130708            0.5
22100622                $20,341.76                  12.501                  $254.24          75.834        130708            0.5
22100630                $18,949.80                  15.259                  $272.71          84.998        130708            0.5
22100655                $24,731.31                   8.9                    $252.10          77.092        131027            0.5
22100663                $72,748.32                   9.14                   $598.01          86.352        280714            0.5
22100689                $296,837.96                 10.05                  $2,621.77         83.802        280926            0.5
22100705                $99,815.07                   8.45                   $765.38            80          131001            0.5
22100721                $50,510.65                   8.7                    $449.07            85          180803            0.5
22100739                $22,964.01                   9.9                    $222.22            80          180803            0.5
22100762                $27,449.20                   9.25                   $287.05          79.998        130814            0.5
22100770                $30,635.12                   9.5                    $325.80            80          130722            0.5
22100796                $84,404.73                   9.75                   $806.24            85          180805            0.5
22100820                $51,930.15                   8.85                   $413.44            80          130820            0.5
22100838                $117,375.00                  9.99                  $1,033.79           90          280828            0.5
22100846                $76,303.35                  10.25                   $685.52            90          130810            0.5
22100853                $110,589.27                  8.5                    $853.50          78.723        280813            0.5
22100861                $61,404.65                   9.25                   $506.77            80          130805            0.5
22100887                $28,549.82                   9.5                    $302.83          84.122        130729            0.5
22100895                $39,000.56                   10.3                   $351.83            85          280804            0.5
22100903                $56,557.95                   7.8                    $408.89            80          130804            0.5
22100911                $88,185.63                   8.7                    $693.08          71.37         280805            0.5
22100937                $72,745.29                   8.45                   $726.55          76.288        130803            0.5
22100945                $61,334.51                   8.99                   $557.44            80          180717            0.5
22100952                $71,437.37                  10.25                   $706.79          85.714        180803            0.5
22100960                $148,527.16                  9.49                  $1,250.95         80.486        280814            0.5
22100978                $79,697.86                   8.4                    $609.48            80          280731            0.5
22100986                $53,793.86                   9.95                   $471.90            90          130724            0.5
22100994                $67,753.47                   8.6                    $527.69            80          280715            0.5
22101000                $59,782.15                   8.85                   $476.32            80          130729            0.5
22101026                $75,687.10                   8.75                   $597.90            80          130731            0.5
22101059                $86,005.10                   8.5                    $866.58          79.279        130616            0.5
22101067                $66,948.77                   8.45                   $514.34            80          130805            0.5
22101075                $38,369.87                    9                     $395.57          37.864        130803            0.5
22101083                $70,225.55                   8.25                   $529.65          81.976        280803            0.5
22101091                $62,799.15                   9.65                   $536.65            90          130731            0.5
22101109                $39,284.71                   9.64                   $421.08          64.516        130715            0.5
22101117                $16,931.40                   8.85                   $134.96          56.666        130720            0.5
22101174                $58,507.28                   8.5                    $581.00          66.292        131101            0.5
22101190                $130,266.63                 11.59                  $1,301.05           85          130801            0.5
22101216                $171,022.80                  8.75                  $1,414.09         79.629        230815            0.5
22101224                $64,069.62                   8.89                   $514.69          79.753        280801            0.5
22101232                $108,279.58                  9.79                   $972.61            80          230812            0.5
22101240                $59,428.45                  10.25                   $657.25            90          130805            0.5
22101281                $65,359.72                   8.55                   $506.74            80          130728            0.5
22101299                $26,033.02                   9.6                    $350.86            64           80701            0.5
22101307                $39,902.49                   10.5                   $365.90            80          130803            0.5
22101315                $76,499.03                   8.99                   $617.40            80          280717            0.5
22101323                $31,671.55                   8.15                   $270.66            80          180812            0.5
22101331                $45,347.72                   8.99                   $365.78          68.939        280724            0.5
22101349                $53,422.08                   9.05                   $433.21            80          280812            0.5
22101356                $98,586.75                   9.35                   $821.64          88.392        280707            0.5
22101380                $76,587.96                   8.95                   $693.01          84.945        180727            0.5
22101406                $64,523.41                   7.8                    $466.48            80          130805            0.5
22101414                $42,093.23                   8.65                   $372.87          48.295        180810            0.5
22101422                $163,321.83                  7.95                  $1,197.67           80          130731            0.5
22101489                $67,301.00                   9.6                    $572.51            90          130731            0.5
22101497                $68,742.11                   9.1                    $561.79            80          130728            0.5
22101513                $62,140.08                   7.55                   $466.14          73.882        230801            0.5
22101521                $47,798.72                   9.6                    $450.56          71.041        181101            0.5
22101539                $67,779.49                   9.9                    $591.73          79.069        130707            0.5
22101547                $19,653.34                   9.99                   $214.80          78.711        130731            0.5
22101562                $105,923.39                  9.4                    $885.67            85          280722            0.5
22101570                $98,668.66                   9.75                   $850.57            90          280713            0.5
22101588                $56,377.47                   8.85                   $507.36          60.638        180727            0.5
22101604                $63,167.86                   8.9                    $528.72            80          230804            0.5
22101638                $139,342.80                  9.25                  $1,171.49           80          130805            0.5
22101646                $15,348.98                   12.5                   $191.04            68          130901            0.5
22101653                $51,683.99                  10.35                   $468.49            85          130714            0.5
22101661                $67,197.81                   8.45                   $593.20          77.959        180804            0.5
22101679                $76,281.42                   9.75                   $657.26            90          280804            0.5
22101695                $78,710.65                   8.55                   $610.25          83.157        130801            0.5
22101703                $103,226.38                 10.05                   $913.00            80          130501            0.5
22101711                $58,976.46                   8.4                    $451.01            80          280811            0.5
22101737                $44,864.50                   9.5                    $378.39          63.38         280805            0.5
22101752                $71,840.63                  10.95                   $682.96            80          130805            0.5
22101760                $54,159.74                  10.35                   $490.18           77.5         281001            0.5
22101778                $33,022.62                   9.75                   $315.86            90          180805            0.5
22101786                $88,167.53                   8.45                   $677.35          76.955        130805            0.5
22101802                $94,780.20                   9.69                   $813.72            85          280730            0.5
22101836                $18,745.27                   8.95                   $321.28          26.666         50729            0.5
22101851                $101,129.59                  9.65                   $864.60          83.884        130722            0.5
22101877                $12,324.24                  12.29                   $152.37          79.741        130706            0.5
22101919                $29,494.27                   10.3                   $327.91          46.875        130801            0.5
22101927                $211,197.89                  8.39                  $1,613.60           80          130731            0.5
22101935                $43,049.05                   8.85                   $342.95          66.461        130814            0.5
22101943                $71,743.11                   8.69                   $563.35            80          280807            0.5
22101968                $62,841.97                  10.75                   $588.10            90          130811            0.5
22101984                $67,836.01                  10.55                   $624.57            85          280810            0.5
22102008                $82,021.42                   8.99                   $748.04            80          180729            0.5
22102024                $135,280.93                  9.5                   $1,143.57           80          130812            0.5
22102040                $95,471.37                   7.9                    $923.30            80          130723            0.5
22102057                $69,837.47                   9.85                   $606.56          81.395        280904            0.5
22102065                $64,816.24                   9.8                    $560.84            65          280801            0.5
22102081                $67,832.46                  10.45                   $619.49            85          280722            0.5
22102107                $47,737.85                  11.35                   $686.12          55.795         80803            0.5
22102131                $84,749.39                   9.6                    $720.94            85          130731            0.5
22102149                $103,304.50                  8.9                    $826.95            85          280727            0.5
22102164                $83,361.26                   10.5                   $764.72          72.068        280715            0.5
22102198                $20,366.70                   9.85                   $275.78          75.639         80727            0.5
22102206                $119,575.26                  7.8                    $863.85            80          280814            0.5
22102214                $63,735.30                   7.95                   $467.39            80          130805            0.5
22102222                $36,106.52                   8.99                   $372.02          74.897        130728            0.5
22102230                $121,181.17                  8.85                   $965.33            80          130729            0.5
22102248                $32,432.28                  10.99                   $372.60          84.602        130805            0.5
22102255                $12,887.00                  11.99                   $157.14          74.961        130729            0.5
22102271                $44,670.98                  10.99                   $514.59          83.711        130728            0.5
22102289                $81,223.99                   9.99                   $790.77           65.6         180701            0.5
22102339                $58,173.69                   9.65                   $551.04            90          181019            0.5
22102354                $27,799.34                  11.99                   $337.07          84.614        130801            0.5
22102370                $55,387.92                   8.35                   $421.62          76.164        280722            0.5
22102388                $328,131.58                  8.99                  $2,652.88         73.333        280424            0.5
22102404                $101,652.26                  8.9                    $813.39          72.857        280812            0.5
22102438                $111,538.99                  8.75                   $881.10          74.666        280728            0.5
22102453                $75,882.05                   9.99                   $737.73          83.152        180728            0.5
22102479                $43,166.75                   8.99                   $446.02            80          130727            0.5
22102487                $38,633.50                  11.99                   $470.21          89.44         130801            0.5
22102503                $14,096.78                  12.99                   $222.39          84.613         80801            0.5
22102545                $25,637.86                   9.75                   $276.49          79.614        130727            0.5
22102560                $121,237.68                  8.65                   $947.96            80          280904            0.5
22102586                $16,624.99                   10.2                   $184.77          83.646        130608            0.5
22102602                $81,796.09                   9.5                    $716.43            82          231101            0.5
22102610                $21,843.76                   9.99                   $295.89          78.097         80807            0.5
22102644                $59,810.29                   9.29                   $495.34          79.998        280724            0.5
22102651                $25,645.66                   9.7                    $244.82          76.25         180704            0.5
22102685                $76,280.16                  11.99                   $785.43            85          280810            0.5
22102701                $51,495.53                  10.03                   $457.50            80          280811            0.5
22102719                $65,342.85                   8.99                   $527.37            80          280731            0.5
22102727                $20,508.75                   9.6                    $220.56            70          130605            0.5
22102750                $30,786.17                   11.5                   $364.48          83.17         130724            0.5
22102768                $33,323.97                   8.99                   $346.68          69.795        130720            0.5
22102776                $69,912.86                   9.75                   $668.70          84.939        180721            0.5
22102784                $83,071.42                   9.49                   $881.66            80          130806            0.5
22102792                $22,292.92                   9.5                    $297.62          48.936         80716            0.5
22102818                $21,377.21                  10.99                   $302.93          74.949         80717            0.5
22102842                $65,255.15                   8.5                    $504.41            80          280720            0.5
22102875                $42,816.89                   10.5                   $431.31            80          180723            0.5
22102883                $24,923.97                   9.85                   $337.50          42.036         80810            0.5
22102891                $35,666.11                   8.99                   $324.57          45.696        180804            0.5
22102941                $11,900.12                  10.99                   $123.78          84.832        180720            0.5
22102966                $26,901.98                   13.5                   $353.14          99.607        130807            0.5
22103014                $41,495.80                   9.49                   $349.50            80          280803            0.5
22103022                $45,433.13                   8.99                   $366.58            80          130703            0.5
22103030                $29,520.47                  10.79                   $277.21            80          280723            0.5
22103048                $58,200.45                   9.65                   $497.46            80          280717            0.5
22103063                $51,889.16                  10.99                   $597.52          82.961        130801            0.5
22103097                $37,057.93                  11.99                   $386.47            80          280711            0.5
22103113                $43,535.82                   7.85                   $363.94          73.333        180814            0.5
22103121                $69,378.50                   9.99                   $610.28            80          280724            0.5
22103147                $38,126.08                   9.99                   $336.71            80          280624            0.5
22103295                $48,696.38                   9.99                   $531.63          78.571        130730            0.5
22103337                $66,775.54                   8.99                   $606.88          71.052        180727            0.5
22103386                $65,593.54                   8.99                   $595.15          26.693        180814            0.5
22103444                $46,992.64                   9.3                    $622.28          76.984         80801            0.5
22103477                $21,141.62                   10.5                   $237.66            85          130724            0.5
22103485                $13,100.09                   10.5                   $131.79          84.269        180722            0.5
22103501                $16,518.77                  10.99                   $234.08          84.767         80727            0.5
22103584                $22,892.07                   10.5                   $319.80          83.66          80723            0.5
22103634                $58,615.64                   8.4                    $447.96          63.913        280909            0.5
22103642                $46,252.59                  10.99                   $655.42          58.252         80727            0.5
22103659                $13,805.84                   11.5                   $148.23          84.841        180728            0.5
22103667                $101,178.70                   7                     $675.95          79.375        130908            0.5
22103675                $32,228.72                  10.99                   $335.24          85.955        180727            0.5
22103691                $121,314.13                  9.25                  $1,121.02           85          180720            0.5
22103824                $130,041.31                  9.3                   $1,204.04         79.393        180801            0.5
22103840                $33,226.87                  11.99                   $491.91          79.65          80811            0.5
22103865                $29,029.52                  11.75                   $348.13          69.59         130807            0.5
22103881                $47,845.99                   9.95                   $419.46            80          280701            0.5
22103907                $17,518.37                  11.99                   $258.14          84.82          80724            0.5
22103915                $68,951.32                   9.85                   $745.81          68.494        130727            0.5
22103964                $112,294.84                  9.25                  $1,037.68         60.913        180801            0.5
22103998                $12,233.45                   10.5                   $170.02            85           80728            0.5
22104004                $22,439.46                  10.99                   $233.13          84.89         180812            0.5
22104012                $24,517.30                  11.99                   $299.88          33.333        130706            0.5
22104038                $33,155.82                   9.35                   $307.15            90          181027            0.5
22104061                $61,292.56                   8.99                   $631.52          45.144        130819            0.5
22104103                $127,624.61                 9.625                  $1,087.99           80          280801            0.5
22104129                $95,655.08                   8.5                    $841.79          60.248        180724            0.5
22104137                $48,762.55                   9.99                   $486.04          29.213        180810            0.5
22104145                $20,591.89                   9.55                   $194.56          78.671        180729            0.5
22104186                $99,629.23                   8.49                   $768.21            80          280807            0.5
22104228                $40,162.68                   9.75                   $384.15            90          180806            0.5
22104236                 $9,864.84                  10.99                   $113.60          76.488        130804            0.5
22104244                $40,845.82                   9.5                    $384.04          74.909        180805            0.5
22104269                $64,837.82                   9.5                    $609.61          84.935        180818            0.5
22104277                $50,031.08                   9.75                   $430.87            85          130922            0.5
22104319                $42,184.55                   10.5                   $423.31            80          180730            0.5
22104350                $91,850.93                   9.99                   $893.00          84.954        180801            0.5
22104376                $31,694.93                  13.99                   $378.91          71.111        130630            0.5
22104392                $72,505.12                   9.99                   $721.34          71.336        180708            0.5
22104418                $29,393.30                   9.99                   $400.25          52.36          80805            0.5
22104426                $46,482.75                   8.99                   $607.78            80           80805            0.5
22104467                $78,005.24                   10.5                   $784.73          84.972        180727            0.5
22104483                $35,904.62                  10.85                   $338.76          51.428        280727            0.5
22104491                $21,189.27                  10.25                   $234.34          82.988        130804            0.5
22104517                $119,385.42                  8.35                   $909.97            75          280630            0.5
22104533                $60,765.42                  10.99                   $631.28            85          180813            0.5
22104541                $32,943.29                    13                    $365.05          84.986        130701            0.5
22104558                $11,444.65                  10.99                   $119.66          84.889        180811            0.5
22104582                $28,971.25                  10.49                   $404.64          73.486         80630            0.5
22104608                $52,182.65                   9.95                   $564.71            85          130922            0.5
22104616                $52,707.32                   9.75                   $504.14          79.924        180730            0.5
22104657                $114,347.27                  9.99                  $1,008.36         79.31         280801            0.5
22104665                $71,683.56                  11.85                   $730.52            85          280901            0.5
22104673                $102,202.23                   10                    $899.34            84          280801            0.5
22104699                $57,455.00                  10.35                   $520.45            90          130727            0.5
22104707                 $9,950.68                   12.5                   $133.11           83.2         130729            0.5
22104723                $22,514.24                   10.5                   $254.24          83.765        130702            0.5
22104731                $102,318.25                  8.99                  $1,054.22         77.037        130801            0.5
22104780                $34,276.09                   9.55                   $366.54          63.636        130608            0.5
22104798                $79,386.99                   8.95                   $637.70          88.455        280901            0.5
22104822                $73,327.70                   8.5                    $565.92            80          280807            0.5
22104848                $82,273.74                  10.99                   $856.15          8.173         180801            0.5
22104855                $157,135.53                  9.85                  $1,537.72         84.736        180901            0.5
22104863                $64,309.67                   10.5                   $646.95            90          180801            0.5
22104871                $56,792.94                   8.59                   $441.92          78.082        130817            0.5
22104921                $30,694.11                  10.85                   $289.83            70          130501            0.5
22104988                $155,720.32                 11.39                  $1,840.51         80.263        130501            0.5
22104996                $26,192.90                  12.69                   $303.49          98.591        180501            0.5
22105035                $54,126.26                   9.99                   $588.55          64.47         130801            0.5
22105092                $52,770.60                   11.6                   $568.86          77.956        180916            0.5
22105126                $117,078.41                  9.75                  $1,007.79           85          130921            0.5
22105134                $69,440.01                   8.75                   $711.61          74.947        130730            0.5
22105191                $46,586.71                   9.94                   $408.19            85          130702            0.5
22105209                $97,645.03                   9.99                   $885.60           6.81         271201            0.5
22105241                $55,649.07                   8.49                   $430.19            80          280324            0.5
22105258                $98,353.04                   8.75                   $776.47           70.5         280730            0.5
22105266                $63,101.92                   9.8                    $678.88            90          130918            0.5
22105282                $48,722.58                   8.99                   $393.91          38.888        280323            0.5
22105340                $91,600.66                   8.49                   $706.75            80          280702            0.5
22105423                $74,124.55                   12.6                   $797.67            70          280910            0.5
22105431                $28,786.98                   9.5                    $384.31            33           80804            0.5
22105472                $119,209.94                  8.49                   $921.85            80          280327            0.5
22105498                $52,950.47                   9.49                   $567.73            80          130327            0.5
22105506                $53,242.86                   8.49                   $411.76            80          280324            0.5
22105514                $79,427.57                   8.65                   $629.89            80          270501            0.5
22105522                $51,407.80                  10.99                   $491.01          79.384        280402            0.5
22105555                $31,681.92                   8.3                    $241.53            80          271121            0.5
22105563                $56,573.80                   8.49                   $499.50            80          180323            0.5
22105597                $104,870.86                  8.5                    $811.97            80          280325            0.5
22105621                $37,105.63                   9.2                    $382.78          84.992        131208            0.5
22105639                $52,581.70                   8.3                    $537.12            80          121008            0.5
22105654                $70,957.21                   8.4                    $743.95            80          120409            0.5
22105662                $158,218.81                  8.99                  $1,286.25           80          270702            0.5
22105688                $111,462.20                  7.99                   $821.04            80          280701            0.5
22105696                $47,628.21                   8.3                    $486.53          60.975        121011            0.5
22105712                $70,068.33                  10.85                   $660.59            90          130818            0.5
22105787                $71,154.65                    10                    $625.27            75          281101            0.5
22105803                $52,587.80                   9.2                    $431.64            85          281101            0.5
22105845                $84,598.90                   11.4                   $835.27            85          280916            0.5
22105878                $109,199.73                  9.5                    $935.03            80          270701            0.5
22105886                $29,220.91                   9.99                   $409.50          39.743         80310            0.5
22105902                $46,398.37                   8.5                    $492.37          55.555        120222            0.5
22105910                $59,607.02                   8.99                   $482.34            80          280314            0.5
22105928                $100,321.15                  8.65                   $792.04            80          270604            0.5
22105951                $125,661.45                  8.99                  $1,015.95         83.417        280309            0.5
22105969                $45,383.76                   8.62                   $466.14          73.437        130126            0.5
22105977                $73,660.46                   8.3                    $561.56            80          271128            0.5
22105985                 $9,206.04                   8.3                    $122.92           9.09          71201            0.5
22106017                $47,667.88                   8.49                   $368.74            80          280311            0.5
22106058                $43,193.08                   8.4                    $387.68          47.368        170310            0.5
22106074                $90,718.84                  9.375                   $756.89          73.387        130804            0.5
22106082                $36,482.63                  11.79                   $370.06            85          130821            0.5
22106090                $116,711.82                 10.45                  $1,065.87           90          130725            0.5
22106165                $56,431.26                   9.99                   $497.16            90          130731            0.5
22106223                $57,963.02                   10.5                   $552.35            90          230526            0.5
22106231                $145,595.58                  9.9                   $1,270.48         85.882        280801            0.5
22106249                $48,571.81                   8.49                   $492.08          66.666        130424            0.5
22106272                $31,049.53                   8.5                    $321.76          17.953        120916            0.5
22106280                $67,160.81                   8.75                   $534.96            80          270618            0.5
22106298                $62,132.04                   8.5                    $645.99            80          120802            0.5
22106306                $35,606.80                   8.85                   $320.44            80          180720            0.5
22106314                $134,218.41                  8.25                  $1,015.71           80          280302            0.5
22106330                $106,693.91                  8.55                   $833.88            85          280402            0.5
22106355                $93,732.25                   9.25                   $773.66          84.999        280702            0.5
22106371                $45,892.44                   9.99                   $506.93          85.122        130302            0.5
22106421                $80,552.77                  10.49                   $738.05            85          130803            0.5
22106439                $108,535.60                  8.99                   $875.45            90          280601            0.5
22106462                $76,883.38                   8.99                   $879.45            85          110302            0.5
22106470                $137,137.16                  8.99                  $1,109.39         79.31         280219            0.5
22106488                $84,193.75                   7.99                   $620.18            90          280805            0.5
22106496                $108,769.46                 10.29                   $980.00           87.2         130901            0.5
22106504                $129,307.87                  9.99                  $1,136.38           90          280713            0.5
22106520                $133,559.53                  9.6                   $1,428.36           85          130801            0.5
22106561                $119,489.80                 10.25                  $1,075.33           75          130812            0.5
22106603                $64,418.58                   9.35                   $605.36            80          180629            0.5
22106611                $123,900.78                  8.55                   $965.57          78.125        271213            0.5
22106645                $52,410.31                   8.62                   $410.49            80          280214            0.5
22106678                $11,156.09                   8.99                   $151.95          79.641         71215            0.5
22106686                $75,789.23                   9.89                   $660.78            80          280502            0.5
22106694                $88,668.95                   9.74                   $765.28          62.342        280218            0.5
22106728                $44,495.99                    11                    $511.47            75          130814            0.5
22106744                $20,736.10                  10.49                   $237.53            90          130304            0.5
22106751                $47,556.19                   8.3                    $362.30            80          271212            0.5
22106769                $29,227.38                   8.3                    $256.56           62.5         171102            0.5
22106793                $48,366.47                   8.5                    $375.23            80          271126            0.5
22106819                $76,200.90                   8.5                    $590.53            80          280310            0.5
22106835                $75,475.28                   8.5                    $584.37            80          280311            0.5
22106868                $24,673.36                   9.49                   $232.87          58.353        180426            0.5
22106892                $220,181.66                 12.05                  $2,276.59           90          280910            0.5
22106918                $49,908.78                   9.3                    $414.39            85          280422            0.5
22106926                $55,826.08                   9.35                   $464.76          38.62         280828            0.5
22106934                $66,448.00                  10.25                   $680.12          79.867        170714            0.5
22106967                $88,328.41                   8.5                    $684.03          79.87         280402            0.5
22107007                $62,044.65                   9.25                   $656.11          79.687        130403            0.5
22107023                $84,876.77                   8.75                   $673.42            80          271223            0.5
22107072                $196,552.72                  8.5                   $1,530.14         66.333        271002            0.5
22107098                $33,519.65                   9.85                   $322.35            85          180929            0.5
22107106                $70,477.70                   8.3                    $543.44            80          270902            0.5
22107114                $120,841.35                 11.45                  $1,193.64         88.97         131001            0.5
22107122                $81,760.68                   8.75                   $645.09          79.611        280918            0.5
22107171                $101,840.13                  9.25                   $839.13            85          281101            0.5
22107189                $123,966.06                  8.8                    $985.47          84.829        280407            0.5
22107213                $119,083.57                  9.5                   $1,253.07           80          131201            0.5
22107221                $70,041.59                   9.65                   $600.53          84.939        280102            0.5
22107247                $59,584.90                   8.49                   $460.92            80          280320            0.5
22107304                $21,395.93                  10.15                   $285.92          79.199         90114            0.5
22107312                $141,086.73                  9.3                   $1,314.33         83.625        180420            0.5
22107320                $73,521.35                   8.55                   $569.30          46.942        280922            0.5
22107338                $50,887.30                    9                     $410.36          57.954        281001            0.5
22107361                $10,498.31                   9.99                   $145.30          62.583         80417            0.5
22107445                $94,324.46                   10.9                   $892.81            75          130914            0.5
22107502                $62,122.03                   9.75                   $535.25          89.898        280717            0.5
22107510                $228,168.14                  8.59                  $1,775.44         72.929        280801            0.5
22107536                $29,747.73                  10.99                   $383.41            90          100703            0.5
22107551                $89,364.13                   9.25                   $737.12            80          280919            0.5
22107585                $47,062.64                  10.59                   $434.71            85          130818            0.5
22107593                $73,745.28                   9.9                    $643.51            85          280818            0.5
22107619                $61,898.47                  10.49                   $567.13            85          130814            0.5
22107627                $53,877.23                   9.95                   $471.90            90          130825            0.5
22107635                $19,348.96                   9.15                   $158.04          79.997        131026            0.5
22107684                $41,940.72                   9.75                   $360.85            70          281101            0.5
22107692                $101,835.67                 11.55                  $1,013.99           85          280910            0.5
22107700                $151,921.50                  8.55                  $1,178.00         78.205        280807            0.5
22107726                $102,785.31                  8.9                    $822.96            80          280714            0.5
22107734                $102,604.63                  10.6                   $948.51            85          130724            0.5
22107742                $81,278.67                   9.1                    $661.64          77.619        280915            0.5
22107759                $196,686.81                  7.99                  $1,448.54         61.75         280810            0.5
22107775                $103,218.99                  9.05                   $836.51            90          131001            0.5
22107783                $139,666.74                  8.7                   $1,098.34           85          130701            0.5
22107817                $72,955.43                   10.4                   $665.48            90          280730            0.5
22107841                $51,853.00                   9.8                    $448.67            80          130803            0.5
22107866                $84,842.79                   9.85                   $736.53            85          280928            0.5
22107874                $99,809.93                  11.65                  $1,001.75         74.074        130818            0.5
22107882                $166,359.79                  8.5                   $1,291.78         76.363        280812            0.5
22107932                $151,821.47                 11.95                  $1,557.64         89.94         131001            0.5
22107965                $34,584.01                   7.8                    $330.45          48.611        131023            0.5
22107981                $93,747.72                   8.05                   $693.02            80          131023            0.5
22108054                $51,910.77                   8.45                   $515.45            70          131001            0.5
22108062                $70,854.84                  10.45                   $646.82          66.981        280901            0.5
22108120                $159,455.12                  8.5                   $1,230.27           80          280903            0.5
22108179                $107,695.21                 10.65                   $999.59            85          130706            0.5
22108385                $106,087.68                  9.95                   $961.75            85          231101            0.5
22108476                $110,151.14                  9.99                   $968.03            80          130828            0.5
22108492                $179,355.38                  7.99                  $1,319.53         53.892        130916            0.5
22108534                $70,959.72                   8.95                   $570.34            80          280817            0.5
22108542                $78,443.81                   9.95                   $769.37          66.666        180805            0.5
22108583                $82,232.89                   9.15                   $672.74          86.842        130901            0.5
22108609                $28,665.89                   8.45                   $474.34            60           50922            0.5
22108625                $63,921.00                   10.5                   $638.96          60.952        190101            0.5
22108682                $55,888.50                   9.5                    $470.88          81.159        281001            0.5
22108690                $59,863.26                   8.85                   $476.31            80          281005            0.5
22108724                $72,025.15                   9.65                   $615.02            76          130906            0.5
22108740                $57,959.46                  10.65                   $537.53            90          130901            0.5
22108831                $20,540.04                  12.55                   $255.81          79.958        131014            0.5
22108906                $83,809.66                   8.7                    $657.83          67.741        281013            0.5
22108922                $46,437.32                   9.8                    $501.19            85          130825            0.5
22108930                $25,642.29                   9.8                    $275.16            70          130925            0.5
22108955                $77,235.76                   8.9                    $618.02          48.437        130804            0.5
22108989                $30,819.41                   8.99                   $400.76          65.257         80905            0.5
22109037                $67,458.93                   9.4                    $628.96            90          180901            0.5
22109045                $68,746.13                  11.85                   $700.26            90          130901            0.5
22109060                $43,316.77                   9.79                   $467.19          77.876        130817            0.5
22109102                $189,708.39                  9.35                  $1,576.87         65.517        281001            0.5
22109128                $62,116.87                   8.5                    $620.39          28.636        130918            0.5
22109144                $323,897.19                  8.5                   $2,499.74         79.877        130810            0.5
22109151                $90,032.63                   9.65                   $799.27          77.931        230910            0.5
22109169                $65,839.98                   8.55                   $509.83          69.473        281025            0.5
22109292                $19,903.96                   10.1                   $216.15          37.769        131210            0.5
22109375                $114,790.69                 10.99                  $1,094.31           85          280827            0.5
22109474                $66,509.57                   9.5                    $629.19          79.411        180826            0.5
22109490                $101,295.98                  8.25                   $766.30          78.461        280824            0.5
22109573                $105,835.60                  8.95                   $851.10          82.364        130826            0.5
22109581                $82,243.36                   10.6                   $760.37            85          130729            0.5
22109615                $65,432.62                   9.5                    $615.21          61.111        180804            0.5
22109649                $133,948.13                 10.99                  $1,284.62           90          280824            0.5
22109656                $106,760.34                  9.25                   $881.09            90          130812            0.5
22109664                $22,259.84                   9.05                   $291.98          21.698         80819            0.5
22109748                $59,570.89                   8.8                    $472.72          77.684        280713            0.5
22109771                $63,253.71                   8.49                   $494.72          61.333        280622            0.5
22109862                 $9,649.38                   9.99                   $132.10            85           80715            0.5
22109904                $169,621.96                  8.24                  $1,278.96           80          280714            0.5
22109961                $87,689.73                   9.5                    $739.95            80          130710            0.5
22109995                $135,837.08                  9.6                   $1,285.98         76.111        180727            0.5
22110068                $62,593.23                  10.35                   $569.23          79.746        130703            0.5
22110118                $101,829.84                  8.95                   $817.05          80.952        281101            0.5
22110308                $58,760.68                   7.99                   $573.04            80          130718            0.5
22110332                $37,440.26                  10.55                   $344.43            75          281005            0.5
22110357                $31,611.55                   7.99                   $267.46            64          180722            0.5
22110407                $80,444.39                    8                     $594.35          77.884        281005            0.5
22110423                $15,956.03                  10.49                   $179.53          80.526        130802            0.5
22110464                $55,520.35                   8.99                   $447.57            85          280802            0.5
22110480                $15,432.32                   9.75                   $164.68          84.999        131228            0.5
22110530                $57,426.26                   9.49                   $483.91            90          280802            0.5
22110548                $50,521.39                   8.8                    $452.32            85          180802            0.5
22110563                $98,010.56                   10.5                   $898.73            75          130826            0.5
22110571                $111,564.05                  8.25                   $841.42            80          280724            0.5
22110621                $39,692.99                  11.89                   $437.92          83.437        180901            0.5
22110639                $76,323.29                  10.75                   $714.11            85          130715            0.5
22110738                $64,712.69                   8.4                    $495.19          59.09         280705            0.5
22110746                $67,688.09                   8.49                   $522.38            80          280702            0.5
22110795                $33,767.17                   9.99                   $328.46            85          180729            0.5
22110811                $93,921.16                  10.69                   $955.56            90          180901            0.5
22110829                $45,568.97                   9.95                   $441.43            90          180901            0.5
22110837                $43,596.84                   7.99                   $423.87          37.931        130727            0.5
22110845                $75,013.20                  10.99                   $715.11          91.09         280828            0.5
22110860                $245,303.67                  7.99                  $2,064.48         79.935        180929            0.5
22110886                $71,812.01                   9.55                   $608.05          77.837        130830            0.5
22110894                $48,808.69                   9.3                    $513.26            85          130727            0.5
22110910                $39,132.41                  11.24                   $380.44            80          130830            0.5
22110985                $24,691.94                   9.95                   $267.89          30.864        130830            0.5
22111033                $109,599.13                 10.99                  $1,044.83           90          280830            0.5
22111041                $23,136.46                   9.49                   $245.25          82.407        130722            0.5
22111058                $114,464.87                  8.75                   $903.14            80          130818            0.5
22111066                $63,797.46                   9.65                   $566.47          37.152        130826            0.5
22111140                $149,443.89                  8.49                  $1,152.31           40          280720            0.5
22111181                $24,220.43                   9.24                   $319.95          83.754         80722            0.5
22111199                $21,667.45                   9.75                   $233.06          84.594        130802            0.5
22111207                $52,075.90                   9.99                   $506.29          84.771        180802            0.5
22111215                $129,434.84                  8.99                  $1,045.07         75.581        280720            0.5
22111256                $61,666.17                   8.25                   $531.69            80          180802            0.5
22111280                $51,825.98                   8.99                   $418.03            52          280802            0.5
22111314                $75,745.66                   8.99                   $610.97            80          280802            0.5
22111330                $49,955.26                   8.8                    $396.32            85          280802            0.5
22111363                $36,465.59                   9.3                    $381.92          63.793        130802            0.5
22111389                $36,928.87                   8.74                   $375.58            80          130802            0.5
22111454                $37,525.92                   7.99                   $364.84          56.176        130802            0.5
22111462                $51,102.68                  10.79                   $479.49            80          130828            0.5
22111470                $36,034.59                   8.55                   $278.86           72.2         281020            0.5
22111587                $89,868.45                  10.95                   $853.69            90          281007            0.5
22111595                $85,320.63                   9.25                   $703.39            90          131015            0.5
22111645                $125,931.41                  8.49                   $971.01            80          280802            0.5
22111660                $58,220.23                   8.49                   $448.63            80          280802            0.5
22111728                $33,555.94                  11.45                   $331.46          73.043        280922            0.5
22111884                $107,681.35                   8                     $791.73          84.96         281101            0.5
22111918                $58,369.39                   8.95                   $468.60            90          281009            0.5
22111983                $29,403.24                   9.99                   $322.20          82.744        130703            0.5
22112049                $72,023.22                   9.3                    $597.01          83.526        280710            0.5
22112056                $27,369.60                   9.5                    $290.29          79.963        130818            0.5
22112106                $66,086.28                   8.8                    $681.64            85          130714            0.5
22112114                $70,560.83                   9.35                   $654.87          81.609        180929            0.5
22112163                $80,377.87                   8.49                   $807.01          67.213        130713            0.5
22112171                $74,495.18                   8.8                    $591.13            85          280724            0.5
22112189                $77,240.07                   9.74                   $665.28          69.196        280711            0.5
22112205                $46,601.76                   9.25                   $384.60            85          280703            0.5
22112247                $33,435.38                   9.65                   $285.36          65.686        281007            0.5
22112270                $37,217.40                   8.49                   $373.98          79.166        130702            0.5
22112361                $61,337.33                   9.3                    $509.21          85.59         280702            0.5
22112379                $25,913.50                   9.3                    $272.50          77.647        130710            0.5
22112387                $73,917.72                   8.49                   $570.32          79.571        280701            0.5
22112395                $52,607.93                   8.74                   $469.79          81.846        180706            0.5
22112445                $114,422.32                  10.5                  $1,049.66           85          280711            0.5
22112478                $83,358.49                    9                     $671.46          64.192        281201            0.5
22112494                $104,760.68                  8.85                   $833.55            70          281001            0.5
22112510                $64,694.38                   8.49                   $649.55          67.346        130705            0.5
22112528                $95,815.99                  10.75                   $896.15            80          280824            0.5
22112569                $22,602.86                   9.49                   $239.59            85          130802            0.5
22112585                $31,531.88                   9.49                   $296.70            85          180727            0.5
22112668                $15,429.72                   10.5                   $232.13          12.962        130724            0.5
22112676                $60,943.99                   8.8                    $483.65            85          280706            0.5
22112742                $85,950.57                   7.99                   $633.37          79.631        280728            0.5
22112775                $21,547.65                   9.3                    $282.28          67.625         81030            0.5
22112809                $18,238.60                   10.5                   $204.50          83.333        130728            0.5
22112882                $148,472.48                 10.875                 $1,402.55           85          130921            0.5
22112890                $13,345.13                   9.99                   $150.36          84.48         130727            0.5
22112916                $54,344.85                  10.49                   $558.72          12.658        180713            0.5
22112940                $15,162.20                   8.99                   $342.44          61.029         30802            0.5
22112999                $82,506.76                    10                    $800.97          74.107        181015            0.5
22113013                $25,974.56                   9.49                   $346.64            80           80802            0.5
22113047                $19,847.27                   9.5                    $208.84            25          131201            0.5
22113062                $63,493.74                   9.3                    $669.43            85          130802            0.5
22113096                $21,245.90                   9.85                   $231.21          79.393        130926            0.5
22113120                $80,056.19                   8.99                   $645.74            85          280727            0.5
22113146                $23,630.64                   9.6                    $249.44          74.996        131217            0.5
22113153                $45,296.29                   9.3                    $599.83            85           80727            0.5
22113161                $44,391.63                   8.95                   $359.66          69.076        281020            0.5
22113195                $50,613.61                  10.49                   $508.83          84.869        180802            0.5
22113203                $41,323.97                   9.99                   $451.08          84.766        130802            0.5
22113237                $70,279.10                   9.75                   $606.13          84.491        280724            0.5
22113245                $15,010.02                   9.3                    $157.93          82.58         130725            0.5
22113252                $19,649.94                  10.99                   $227.19          84.519        130727            0.5
22113286                $38,650.35                   7.99                   $485.10          70.175         80727            0.5
22113294                $94,306.00                   7.99                   $916.87          70.588        130802            0.5
22113344                $45,219.20                   8.5                    $449.04            80          131101            0.5
22113377                $181,589.20                  8.75                  $1,434.94           80          280728            0.5
22113385                $79,059.15                  11.99                   $814.05            90          130901            0.5
22113393                $19,705.65                  10.05                   $215.54          73.074        130828            0.5
22113401                $24,260.09                   9.24                   $253.55          79.997        130728            0.5
22113419                $25,694.88                  10.49                   $287.25          80.117        130829            0.5
22113443                $67,804.21                   7.7                    $484.81          76.404        281005            0.5
22113492                $49,898.66                  10.49                   $457.00          70.921        280829            0.5
22113534                $58,514.50                  10.75                   $547.49            85          280724            0.5
22113559                $44,783.93                   7.99                   $329.88          73.77         280727            0.5
22113567                $66,970.33                   8.75                   $596.51          43.548        180904            0.5
22113609                $101,271.56                  8.25                   $763.29            80          130904            0.5
22113658                $11,866.74                  10.25                   $131.91          69.773        130725            0.5
22113666                $87,131.09                   8.49                   $907.89            75          130710            0.5
22113690                $105,123.71                  8.49                   $811.22            80          280702            0.5
22113732                $18,169.67                  12.09                   $202.27            85          180829            0.5
22113815                $52,658.30                   9.99                   $713.32          52.962         80901            0.5
22113831                $363,952.76                 12.35                  $3,847.78           90          131001            0.5
22113856                $70,085.46                   8.75                   $902.36            60           80902            0.5
22113864                $173,492.09                  8.75                  $1,368.86         78.378        130903            0.5
22113872                $78,657.97                   8.99                   $635.08          84.946        280715            0.5
22113914                $87,009.85                  10.95                   $997.45          79.382        130901            0.5
22113971                $95,733.84                    9                     $772.44            80          280902            0.5
22113989                $83,005.69                   9.49                   $699.82            85          280711            0.5
22114029                $224,592.55                  9.95                  $1,966.23           90          131001            0.5
22114037                $49,437.20                  10.95                   $566.73          52.631        130904            0.5
22114045                $81,016.98                   9.99                   $711.99            80          130901            0.5
22114052                $57,319.83                   12.2                   $599.28            70          130902            0.5
22114136                $34,935.72                  10.95                   $332.00          71.372        130904            0.5
22114151                $44,520.89                  11.55                   $527.12          70.288        130908            0.5
22114169                $69,768.61                   9.05                   $565.76          76.086        280828            0.5
22114177                $46,206.76                   9.4                    $386.16            85          130826            0.5
22114201                $49,180.61                   9.65                   $419.95            85          280826            0.5
22114235                $32,729.00                   8.4                    $327.60          71.666        281110            0.5
22114250                $44,130.75                   8.99                   $399.19            40          181005            0.5
22114318                $47,087.40                   10.6                   $435.29            80          130804            0.5
22114367                $67,733.51                   8.99                   $546.66            80          280619            0.5
22114375                $72,294.99                   9.8                    $625.56          78.804        130830            0.5
22114409                $140,466.31                  8.5                   $1,084.17         84.939        130901            0.5
22114482                $121,173.44                  9.15                   $990.76          78.896        130901            0.5
22114490                $18,593.12                   8.99                   $243.11          27.826         80702            0.5
22114516                $19,621.30                   8.99                   $202.73          67.429        130711            0.5
22114581                $82,310.09                   9.89                   $717.30            75          130901            0.5
22114599                $76,177.39                   9.3                    $632.12            85          280624            0.5
22114854                $103,667.19                  8.3                    $784.98          77.151        280910            0.5
22114888                $71,013.14                   8.99                   $577.46          78.078        280601            0.5
22114920                $60,144.16                   8.49                   $600.34          69.318        130830            0.5
22114946                $47,391.01                   7.65                   $337.73            80          280729            0.5
22115000                $149,134.74                 10.25                  $1,338.78           90          280902            0.5
22115026                $66,823.70                   8.9                    $534.28          65.048        281101            0.5
22115059                $89,084.03                  10.89                   $842.54            85          130827            0.5
22115083                $48,774.50                   7.99                   $472.77          78.571        130802            0.5
22115091                $149,817.62                  8.5                   $1,153.38         79.787        281201            0.5
22115133                $98,319.15                   9.79                   $941.64          67.808        180901            0.5
22115166                $158,693.99                  9.55                  $1,351.21           80          130904            0.5
22115208                $51,797.21                   8.24                   $390.29            80          280802            0.5
22115232                $12,426.72                   9.25                   $165.16          84.756         80715            0.5
22115257                $37,422.92                  11.35                   $367.08          72.115        130825            0.5
22115315                $70,928.60                  12.65                   $766.03          74.736        130904            0.5
22115323                $44,600.30                   8.15                   $380.61          34.615        180830            0.5
22115364                $38,594.32                  11.99                   $467.82          83.953        130904            0.5
22115372                $63,915.41                  12.45                   $680.57          77.108        130901            0.5
22115380                $59,579.96                   9.65                   $565.17          79.501        180830            0.5
22115398                $470,717.87                  7.99                  $3,460.08           80          280925            0.5
22115406                $68,844.45                   9.99                   $605.02          67.647        130901            0.5
22115430                $54,903.96                  10.65                   $557.19          74.802        180901            0.5
22115448                $80,350.27                  11.75                   $812.58          71.875        130819            0.5
22115455                $49,414.42                  10.99                   $567.99          55.555        130826            0.5
22115463                $61,539.24                  13.75                   $717.71            80          130828            0.5
22115497                $85,331.70                  11.49                   $846.05            90          130902            0.5
22115513                $48,713.13                   8.95                   $391.31          59.573        280902            0.5
22115521                $109,281.86                  8.4                    $947.66            80          180909            0.5
22115547                $17,807.06                   11.5                   $210.28          32.142        130901            0.5
22115570                $62,830.67                   9.15                   $513.73          45.323        130904            0.5
22115588                $59,438.54                   7.5                    $484.16          79.602        180826            0.5
22115596                $123,582.64                  8.05                   $914.19            80          280824            0.5
22115646                $19,886.09                  11.25                   $209.86            80          180911            0.5
22115653                $71,362.13                   8.49                   $624.38            80          180830            0.5
22115661                $130,762.78                  9.95                  $1,144.78         84.516        281014            0.5
22115687                $35,808.07                  11.75                   $390.14          59.016        180901            0.5
22115703                $104,269.10                   9                     $840.83          84.615        131001            0.5
22115711                 $9,704.53                  10.99                   $113.60          78.828        131104            0.5
22115745                $74,537.53                    8                     $718.65            80          131101            0.5
22115752                $27,766.13                  11.39                   $328.05          73.991        130901            0.5
22115760                $197,848.53                  8.99                  $1,594.95         79.36         130902            0.5
22115802                $50,737.74                   12.4                   $575.85            75          180904            0.5
22115836                $53,834.06                   8.5                    $415.22          76.056        130904            0.5
22115844                $11,916.99                   13.7                   $157.40          16.216        130902            0.5
22115869                $57,510.98                  11.74                   $580.98            80          280904            0.5
22115877                $46,145.66                  12.95                   $541.96            80          180812            0.5
22115919                $64,842.22                   9.85                   $563.23          76.47         130901            0.5
22115927                $170,102.35                  8.9                   $1,363.62           90          280603            0.5
22115935                $161,070.45                  9.2                   $1,322.77           85          280819            0.5
22115950                $97,224.07                   8.9                    $777.50          84.782        130826            0.5
22115976                $99,888.36                   9.55                   $847.04            85          280625            0.5
22115984                $64,753.36                    11                    $619.01          71.428        130805            0.5
22115992                $49,391.63                  10.15                   $439.90          70.714        280901            0.5
22116008                $76,179.00                  10.55                   $702.64          73.557        130520            0.5
22116016                $239,605.10                  10.4                  $2,177.45         88.888        130901            0.5
22116073                $74,807.21                  10.25                   $672.08          73.529        130722            0.5
22116081                $52,340.47                   9.6                    $445.29          56.451        130824            0.5
22116099                $83,730.70                   11.2                   $814.13            90          130824            0.5
22116149                $36,985.79                   9.4                    $344.33            75          180904            0.5
22116164                $62,548.93                   8.5                    $630.23            80          130828            0.5
22116198                $66,985.81                   9.9                    $726.58          84.893        130803            0.5
22116248                $149,153.62                  9.6                   $1,416.22           85          180721            0.5
22116255                $95,245.04                   10.2                   $939.18          84.955        180810            0.5
22116263                $111,388.77                  8.25                   $839.54            75          130824            0.5
22116271                $75,809.73                   9.49                   $638.49            80          130810            0.5
22116297                $95,739.81                   9.85                   $840.51          71.851        130805            0.5
22116313                $59,413.64                    10                    $644.77          72.034        130921            0.5
22116362                $147,630.17                  9.5                   $1,244.47           80          280826            0.5
22116370                $86,860.86                   9.4                    $913.62            80          130801            0.5
22116412                $62,382.68                   10.9                   $590.25            85          281020            0.5
22116453                $119,195.50                  9.99                  $1,157.24           60          180901            0.5
22116461                $80,534.25                   9.3                    $842.27            85          130821            0.5
22116479                $63,166.43                    9                     $573.58          70.833        180821            0.5
22116511                $105,763.39                  8.99                   $852.14           84.8         281002            0.5
22116545                $113,356.10                  10.7                  $1,058.17           85          280424            0.5
22116644                $124,510.69                  8.75                   $982.99            85          130717            0.5
22116669                $45,898.70                   10.1                   $407.09          74.193        130828            0.5
22116693                $79,103.94                   9.25                   $654.03          69.13         280805            0.5
22116727                $43,073.95                   9.65                   $367.99            90          130807            0.5
22116784                $43,543.75                   9.95                   $473.62            85          130901            0.5
22116818                $130,221.67                 10.25                  $1,169.41           90          130824            0.5
22116826                $123,514.93                  8.25                   $931.57            80          280807            0.5
22116834                $17,710.50                  10.85                   $202.90          69.23         130727            0.5
22116842                $71,475.52                    9                     $650.05            85          180717            0.5
22116859                $97,976.51                   9.6                    $929.29          56.571        180812            0.5
22116883                $115,027.19                  8.4                    $883.74            80          271201            0.5
22116909                $30,319.87                  10.875                  $286.64            80          280701            0.5
22116925                $44,881.56                   9.25                   $370.20          64.285        130901            0.5
22116941                $135,959.52                 11.99                  $1,403.00           75          121223            0.5
22116958                $348,388.91                  9.99                  $3,068.92         72.916        130306            0.5
22116966                $26,588.22                   9.65                   $284.39            90          130817            0.5
22116974                $21,838.54                  11.95                   $241.47          48.888        180701            0.5
22117071                $23,759.46                   12.2                   $291.14          84.882        130819            0.5
22117097                $87,214.25                   8.2                    $654.29          61.188        280902            0.5
22117113                $29,999.21                   10.4                   $273.09          52.807        130605            0.5
22117121                $70,206.71                   8.65                   $709.40            85          130818            0.5
22117139                $147,561.86                   9                    $1,508.72           85          131101            0.5
22117188                $192,960.96                  10.4                  $1,755.58           90          130818            0.5
22117204                $29,716.12                  10.55                   $332.56          31.578        130901            0.5
22117220                $99,634.80                   9.99                   $876.84          63.029        130609            0.5
22117287                $412,618.70                 10.25                  $3,710.31         75.281        130603            0.5
22117337                $24,816.50                  11.95                   $274.40          84.632        180701            0.5
22117394                $51,553.31                   9.89                   $557.44            90          130828            0.5
22117402                $30,971.00                   10.5                   $348.21          60.576        130701            0.5
22117410                $30,486.29                  11.85                   $366.39          79.995        131016            0.5
22117428                $19,557.24                  12.375                  $207.28            70          280601            0.5
22117469                $75,174.07                   9.99                   $821.60            90          130801            0.5
22117485                $45,637.81                   9.99                   $618.21            90           80817            0.5
22117493                $76,269.74                   9.5                    $643.25            85          280820            0.5
22117519                $151,509.33                  8.99                  $1,375.60           85          180826            0.5
22117550                $29,848.56                   9.99                   $289.79          80.263        180903            0.5
22117568                $31,918.37                   10.5                   $357.05            85          130901            0.5
22117584                $23,876.09                  11.99                   $264.09          78.161        180828            0.5
22117618                $39,835.11                  13.25                   $515.26          76.443        130901            0.5
22117626                $17,964.71                   11.5                   $193.02          81.537        180901            0.5
22117659                $49,267.78                  10.99                   $510.60            90          180901            0.5
22117667                $67,586.71                  10.75                   $690.36            85          180901            0.5
22117774                $54,607.58                   9.5                    $512.67          73.333        180901            0.5
22117790                $31,052.61                   8.35                   $307.43          56.25         130901            0.5
22117832                $34,957.90                   8.99                   $454.57          43.78          80901            0.5
22117840                $13,111.26                   12.5                   $196.14          84.59          80821            0.5
22117865                $18,381.50                  10.99                   $215.83          84.615        130901            0.5
22117931                $23,661.41                   9.99                   $257.76          49.044        130901            0.5
22118004                $62,358.27                  10.99                   $594.49            85          130914            0.5
22118038                $85,685.53                   9.7                    $734.43            85          130914            0.5
22118061                $76,296.56                  10.09                   $676.44          82.258        130821            0.5
22118087                $50,349.16                  13.65                   $583.24            90          130910            0.5
22118186                $29,699.45                  11.39                   $292.12            85          280908            0.5
22118210                $43,472.74                   8.75                   $343.00          72.666        280828            0.5
22118228                $29,635.45                  12.15                   $362.96          78.947        130819            0.5
22118236                $39,926.39                   10.5                   $446.58          79.848        130829            0.5
22118251                $25,615.33                   9.99                   $279.24            85          130824            0.5
22118277                $22,365.58                   11.5                   $323.37          84.142         80826            0.5
22118301                $95,144.40                   8.35                   $944.74          77.44         130828            0.5
22118319                $109,214.74                  9.3                    $904.80          84.883        280901            0.5
22118327                $103,634.37                  8.75                   $818.17          81.25         280801            0.5
22118343                $14,550.15                  10.99                   $205.16          82.581         80901            0.5
22118350                $14,492.32                   10.5                   $162.49            35          130818            0.5
22118368                $19,481.55                  10.99                   $274.70          84.983         80901            0.5
22118376                $189,054.10                  8.49                  $1,459.59         71.996        280605            0.5
22118400                $26,621.66                   7.85                   $252.86          89.984        131223            0.5
22118442                $92,034.50                   11.5                   $988.05            85          180812            0.5
22118459                $44,439.01                   9.25                   $587.67          84.834         80901            0.5
22118483                $319,255.48                  8.75                  $2,517.44           80          280902            0.5
22118509                $59,101.15                   9.99                   $573.79            85          180829            0.5
22118525                $18,256.08                   9.49                   $246.77            85           80710            0.5
22118533                $85,480.01                   8.8                    $678.46            85          280722            0.5
22118541                $29,891.44                   8.74                   $235.80            80          280713            0.5
22118558                $33,459.98                  11.99                   $344.32          69.07         280910            0.5
22118624                $67,846.72                   9.99                   $596.25            80          280820            0.5
22118640                $49,132.46                  11.24                   $477.49            80          280923            0.5
22118681                $117,099.93                  9.49                   $987.99            80          280902            0.5
22118699                $63,652.47                  10.74                   $594.62          83.881        280915            0.5
22118723                $84,958.61                   9.79                   $734.51            80          280814            0.5
22118749                $62,309.21                   9.99                   $547.59          81.103        280821            0.5
22118764                $56,814.28                   8.99                   $739.48            80           80928            0.5
22118772                $67,070.04                  10.99                   $639.46            80          280923            0.5
22118780                $200,109.37                  8.88                  $1,598.38         80.642        280826            0.5
22118798                $47,869.62                   9.99                   $420.88            80          280818            0.5
22118814                $59,890.77                  10.99                   $570.95          61.224        280908            0.5
22118848                $54,218.58                   9.5                    $573.81          55.786        130814            0.5
22118871                $46,315.55                  10.99                   $441.53            80          280904            0.5
22118905                $63,785.81                   8.99                   $514.50            80          280821            0.5
22118913                $103,822.90                 10.24                   $931.18            80          280904            0.5
22118921                $43,928.97                  10.49                   $402.16            80          280909            0.5
22118947                $76,675.99                  11.54                   $762.89            80          280903            0.5
22118970                $149,296.81                 10.49                  $1,367.34           85          280902            0.5
22118988                $14,807.05                  10.15                   $319.82          63.769         40112            0.5
22118996                $56,994.05                   9.29                   $595.75            75          130824            0.5
22119002                $18,257.16                  12.49                   $226.67            20          130923            0.5
22119028                $61,233.95                   8.75                   $483.43          81.933        280818            0.5
22119036                $84,862.79                  10.49                   $776.90            85          280904            0.5
22119044                $43,087.21                   9.29                   $356.65            80          280820            0.5
22119085                $50,897.95                  10.55                   $468.43            85          280902            0.5
22119101                $89,048.81                   9.99                   $782.58            75          130825            0.5
22119119                $44,954.11                   9.74                   $482.80          63.333        130824            0.5
22119127                $112,875.24                 11.74                  $1,140.28         80.75         280914            0.5
22119135                $123,245.61                  8.99                   $996.85            80          280910            0.5
22119143                $37,930.83                  10.99                   $361.60          61.29         280915            0.5
22119226                $73,510.16                  11.99                   $756.50            80          280914            0.5
22119234                $101,852.42                 12.04                  $1,052.33           85          280911            0.5
22119275                $111,716.29                 10.99                  $1,065.00         79.942        280821            0.5
22119291                $169,884.34                  8.99                  $1,369.86           80          280828            0.5
22119309                $96,770.03                   9.75                   $833.38          71.851        130909            0.5
22119358                $98,435.44                  11.39                   $968.17            85          280903            0.5
22119366                $41,484.39                   8.99                   $334.43            80          280909            0.5
22119374                $14,130.55                   9.9                    $151.73          84.922        131204            0.5
22119432                $31,623.04                  12.99                   $404.04          92.821        130828            0.5
22119465                $29,899.56                   8.99                   $241.18          66.666        280820            0.5
22119655                $91,733.83                   8.85                   $730.35          76.666        130910            0.5
22119671                $75,890.46                   9.65                   $647.39          72.379        281101            0.5
22119689                $72,653.45                   9.7                    $623.65            90          280622            0.5
22119697                $39,688.96                   9.3                    $412.88          65.75         131120            0.5
22119721                $81,414.49                   9.95                   $713.09          79.609        130915            0.5
22119739                $29,116.41                   8.99                   $300.00          59.19         130814            0.5
22119754                $83,062.34                   9.99                   $729.97            90          280901            0.5
22119762                $50,284.51                  10.79                   $472.00            90          130810            0.5
22119770                $131,221.99                  11.3                  $1,281.23           90          131007            0.5
22119796                $162,129.90                 10.35                  $1,467.36           80          130909            0.5
22119812                $64,677.56                   9.75                   $556.74            90          130902            0.5
22119820                $61,432.99                   8.8                    $626.10          90.26         130810            0.5
22119838                $66,981.18                   8.99                   $689.30            80          130817            0.5
22119861                $29,116.41                   8.99                   $300.00          56.913        130814            0.5
22119903                $142,843.05                  9.99                  $1,254.75           90          130916            0.5
22119929                $101,309.00                  8.85                   $806.56            80          130825            0.5
22119945                $45,452.31                   8.5                    $399.20          73.015        180822            0.5
22119952                $69,288.86                   8.85                   $552.53            80          130818            0.5
22119978                $62,254.79                   9.84                   $540.25          79.591        280909            0.5
22119986                $107,743.92                  9.75                   $927.89            90          130904            0.5
22119994                $60,690.81                   9.99                   $533.12            80          130901            0.5
22120018                $47,068.83                   8.99                   $379.45            80          130914            0.5
22120034                $111,947.10                  9.99                   $983.81            85          280827            0.5
22120042                $67,356.02                  10.25                   $604.87            90          280826            0.5
22120067                $38,632.17                  10.25                   $346.80            90          130902            0.5
22120075                $76,572.72                    8                     $563.54            80          281002            0.5
22120091                $104,971.56                  8.99                  $1,078.55           80          130910            0.5
22120133                $118,717.37                  8.65                   $927.69          83.216        130914            0.5
22120141                $79,072.63                  10.69                   $804.50            90          180916            0.5
22120158                $51,872.73                   9.6                    $441.05            80          130901            0.5
22120166                $127,138.08                  9.79                  $1,099.17           85          130830            0.5
22120190                $40,110.45                   8.85                   $518.57            80           80904            0.5
22120257                $61,072.93                   9.3                    $505.70            90          130901            0.5
22120273                $155,534.82                 10.99                  $1,484.45           80          280601            0.5
22120281                $67,646.34                   8.15                   $531.61            80          230901            0.5
22120315                $47,813.77                   8.5                    $369.08          89.719        130821            0.5
22120323                $80,966.04                  10.25                   $725.84            75          281209            0.5
22120331                $111,633.82                  9.39                   $932.12            80          130901            0.5
22120349                $99,150.62                   9.5                    $836.23            85          130724            0.5
22120372                $63,745.23                   8.15                   $476.32            80          130828            0.5
22120380                $38,027.31                   9.99                   $413.49          79.775        130901            0.5
22120398                $111,198.03                  9.85                   $966.25            90          130820            0.5
22120414                $63,762.69                   8.49                   $491.66            80          130814            0.5
22120455                $324,207.95                  10.5                  $2,972.90         56.521        280901            0.5
22120463                $65,010.37                   9.85                   $703.20          88.77         130820            0.5
22120489                $81,134.24                   9.5                    $864.62            90          130830            0.5
22120505                $109,325.56                  9.49                   $920.78            80          280914            0.5
22120554                $36,284.99                  10.99                   $376.50          47.609        180901            0.5
22120562                $116,520.08                  7.99                   $857.69            90          280824            0.5
22120570                $70,040.96                  10.59                   $646.88            90          130801            0.5
22120638                $170,537.09                 10.75                  $1,596.25           90          280706            0.5
22120679                $142,084.68                  8.5                   $1,153.09           80          230914            0.5
22120729                $39,510.73                   9.99                   $347.23            90          130908            0.5
22121164                $12,603.62                   9.65                   $169.29          57.531         80824            0.5
22121172                $135,610.10                 10.25                  $1,217.81           90          130902            0.5
22121180                $78,887.38                   9.15                   $645.02          79.979        130901            0.5
22121198                $118,503.14                  9.5                    $998.94            90          130908            0.5
22121222                $100,591.32                 10.39                   $913.78            90          130830            0.5
22121230                $26,944.14                   9.24                   $249.86            70          180904            0.5
22121255                $96,974.33                   9.85                   $842.25            90          280817            0.5
22121263                $50,425.90                   9.25                   $465.26          89.036        180901            0.5
22121271                $61,616.25                   9.2                    $507.82          84.931        130826            0.5
22121297                $64,631.63                   10.2                   $578.27            90          280825            0.5
22121305                $84,860.95                  10.45                   $774.36            85          280909            0.5
22121362                $29,888.97                   8.5                    $230.68            75          130819            0.5
22121370                $41,403.59                   9.84                   $359.47          78.339        130805            0.5
22121388                $48,181.35                   8.4                    $417.83          70.289        181005            0.5
22121396                $46,885.45                   10.5                   $429.93          49.473        130901            0.5
22121412                $109,741.88                  9.8                    $949.12          75.862        130910            0.5
22121420                $75,454.58                  11.43                   $984.93            70          100825            0.5
22121438                $35,714.68                  10.14                   $350.76            90          180803            0.5
22121446                $137,177.24                  8.5                   $1,058.03           80          130825            0.5
22121453                $15,029.59                  10.99                   $172.67          84.809        130910            0.5
22121495                $157,240.28                 10.39                  $1,427.78           90          130916            0.5
22121503                $53,407.53                   9.2                    $438.61            85          130908            0.5
22121529                $54,742.80                   9.74                   $471.28            90          130807            0.5
22121537                $39,034.04                  11.34                   $382.44            85          130805            0.5
22121560                $79,754.18                   8.5                    $615.14            80          130904            0.5
22122667                $127,289.89                  8.5                   $1,260.47           80          131201            0.5
22122675                $32,558.10                   9.24                   $300.20          66.938        180904            0.5
22122691                $38,985.86                   8.75                   $307.60            85          130908            0.5
22122709                $129,332.52                  8.7                   $1,018.08         75.144        280821            0.5
22122782                $56,365.05                  10.14                   $619.59            80          130810            0.5
22122816                $53,491.62                   10.5                   $490.30            80          280901            0.5
22122873                $24,799.71                   9.3                    $258.05          71.296        131028            0.5
22122881                $29,816.57                   9.44                   $394.96          78.302         80914            0.5
22122899                $61,630.83                  11.99                   $748.51            80          130810            0.5
22122923                $54,700.28                  10.99                   $521.46          78.285        130813            0.5
22122931                $58,946.24                   9.5                    $627.06          83.402        130902            0.5
22122956                $108,584.22                  8.35                   $826.56          73.898        130901            0.5
22123020                $150,870.57                 10.15                  $1,343.68           90          130821            0.5
22123053                $54,859.82                   9.4                    $571.01          78.62         131201            0.5
22123061                $14,283.89                  10.99                   $202.41          84.969         80826            0.5
22123111                $67,170.35                   8.99                   $611.38            80          180803            0.5
22123152                $61,179.06                   9.84                   $587.94            80          180804            0.5
22123186                $52,763.34                   9.39                   $556.16            80          130814            0.5
22123194                $71,868.97                  10.99                   $685.13            90          280901            0.5
22123210                $142,874.69                  8.5                   $1,104.26           80          130825            0.5
22123236                $88,114.24                   8.25                   $664.12          78.928        130830            0.5
22123244                $33,895.49                   8.5                    $261.44          61.818        130830            0.5
22123285                $68,629.57                   9.84                   $595.66            80          130813            0.5
22123293                $39,422.99                   9.25                   $411.68          71.38         130910            0.5
22123335                $35,675.82                   9.85                   $384.90            85          130902            0.5
22123343                $58,253.70                  10.95                   $668.18            90          130905            0.5
22123368                $12,338.56                  14.351                  $198.84            90           80805            0.5
22123392                $81,930.27                   9.8                    $786.67          89.351        180818            0.5
22123400                $113,935.55                  8.5                    $879.64            80          130819            0.5
22123418                $96,928.63                   9.86                   $842.97            90          130801            0.5
22123442                $42,658.06                   9.75                   $457.64            60          130828            0.5
22123459                $101,765.64                 10.19                   $909.36          89.999        280828            0.5
22123483                $41,677.99                   8.75                   $328.84          66.349        280827            0.5
22123491                $43,769.91                   8.5                    $338.33            80          130814            0.5
22123509                $98,721.57                   9.84                   $857.12            90          280820            0.5
22123582                $66,184.54                   9.14                   $540.98          75.626        280813            0.5
22123616                $75,396.37                   9.14                   $615.93            80          130807            0.5
22123632                $60,276.67                   9.49                   $566.34            80          180810            0.5
22123657                $29,955.33                   8.5                    $262.52          24.795        180827            0.5
22123665                $65,705.29                   9.39                   $549.18          79.445        130812            0.5
22123715                $63,442.67                   9.14                   $580.88            80          180803            0.5
22123731                $59,310.21                  12.09                   $616.15            85          280812            0.5
22123749                $41,553.88                  10.04                   $508.90            85          100812            0.5
22123756                $51,607.19                   9.74                   $554.79          79.878        130814            0.5
22123764                $56,633.94                   9.64                   $483.42          76.756        280810            0.5
22123798                $35,417.43                   8.99                   $364.92          73.618        130814            0.5
22123806                $18,238.60                   10.5                   $204.50          94.03         130812            0.5
22123814                $35,889.08                   9.39                   $299.83            80          130803            0.5
22123830                $138,293.12                  8.99                  $1,114.21           90          281001            0.5
22123871                $100,173.61                  9.74                   $957.49            80          180805            0.5
22123913                $108,099.71                 11.74                  $1,178.32           80          180814            0.5
22123921                $63,796.62                   9.24                   $526.05            80          130807            0.5
22123954                $99,436.65                   9.49                   $934.28            85          180819            0.5
22123962                $44,572.19                   9.39                   $592.47            80           80810            0.5
22123996                $23,937.49                  10.24                   $214.89          68.571        280805            0.5
22124002                $44,205.61                  10.84                   $504.99          78.64         130811            0.5
22124010                $67,399.79                   9.29                   $624.55          80.091        180818            0.5
22124028                $39,318.77                  10.99                   $408.48            90          180804            0.5
22124044                $55,427.64                  11.99                   $671.74            80          130810            0.5
22124051                $96,829.58                   8.35                   $839.47          74.942        180901            0.5
22124085                $76,103.99                  11.94                   $780.70          89.799        280812            0.5
22124093                $17,466.63                  10.49                   $175.60            80          180810            0.5
22124119                $18,350.17                   10.5                   $255.03          79.962         80825            0.5
22124135                $50,069.90                  11.59                   $500.08            85          130812            0.5
22124143                $26,420.97                    9                     $213.22          42.063        280801            0.5
22124150                $123,640.67                 10.24                  $1,109.89           80          280810            0.5
22124168                $129,376.74                  9.49                  $1,215.58           90          180813            0.5
22124218                $57,413.12                   9.14                   $469.28            80          130804            0.5
22124226                $81,501.79                   8.55                   $630.33            80          281201            0.5
22124234                 $9,470.42                  11.45                   $219.68          72.566         31109            0.5
22124259                $16,477.38                   9.5                    $219.98          53.962         80901            0.5
22124275                $51,341.73                   9.65                   $547.72            80          130901            0.5
22124291                $124,506.15                 10.99                  $1,755.59         68.235         80901            0.5
22124309                $68,741.94                  10.25                   $760.24            90          130901            0.5
22124325                $49,382.60                   9.75                   $425.29            90          130901            0.5
22124358                $53,836.69                   9.99                   $522.68          61.59         180819            0.5
22124382                $62,810.34                   9.5                    $529.74          79.746        280801            0.5
22124390                $123,421.44                 11.94                  $1,362.36           90          180804            0.5
22124408                $80,387.09                   10.5                   $808.69            90          180805            0.5
22124440                $64,841.79                  9.625                   $552.49          58.035        280901            0.5
22124473                $65,037.08                   9.5                    $548.24          62.692        280825            0.5
22124481                $99,739.29                   9.15                  $1,023.21         41.646        140113            0.5
22124507                $37,888.75                   9.99                   $333.20          89.411        280902            0.5
22124515                $69,183.58                   9.74                   $743.94          76.375        130804            0.5
22124531                $63,972.81                   9.25                   $668.97          84.847        130828            0.5
22124572                $51,374.05                   9.85                   $494.74          66.44         180827            0.5
22124606                $39,222.59                  10.375                  $439.06          42.553        130901            0.5
22124622                $37,392.57                  11.49                   $400.72            80          180812            0.5
22124648                $98,654.76                  8.875                   $787.69            90          280901            0.5
22124655                $23,936.83                  10.14                   $213.11            80          130803            0.5
22124663                $120,548.18                 10.14                  $1,182.43           80          180803            0.5
22124671                $134,804.40                 9.625                  $1,147.49           90          281001            0.5
22124697                $42,817.38                   8.99                   $439.93          57.866        130828            0.5
22124705                $56,857.56                   9.5                    $479.29            75          280901            0.5
22124721                $23,776.47                   8.99                   $244.29          69.855        130821            0.5
22124754                $58,790.71                   9.75                   $561.52          45.538        180901            0.5
22124762                $83,713.89                   9.74                   $899.95          83.333        130805            0.5
22124770                $63,606.62                   8.99                   $575.41            80          180914            0.5
22124796                $58,138.65                   8.75                   $589.67          78.666        130825            0.5
22124820                $49,372.75                   9.75                   $529.68          76.857        130828            0.5
22124846                $59,132.21                  10.25                   $652.34            90          130825            0.5
22124853                $67,064.28                  10.14                   $658.64            80          180805            0.5
22124879                $43,642.07                   8.72                   $979.99            88           30812            0.5
22124887                $46,363.76                   9.25                   $444.71          76.567        160901            0.5
22124945                $27,883.88                  10.99                   $320.34          52.044        130903            0.5
22124952                $132,656.46                  9.82                  $1,435.74         89.991        130901            0.5
22124960                $33,397.06                   8.5                    $257.59          47.857        130828            0.5
22124978                $87,697.71                   8.95                   $704.91            80          280801            0.5
22125025                $80,437.20                   9.5                    $853.13            86          130817            0.5
22125033                $131,413.00                  8.5                   $1,014.97           80          280903            0.5
22125090                $43,872.94                   9.7                    $376.42          83.018        130826            0.5
22125108                $82,159.49                   8.75                   $648.24          32.96         280828            0.5
22125157                $40,635.97                   9.5                    $539.59          69.042         80824            0.5
22125181                $45,805.63                   8.7                    $360.25          49.462        280715            0.5
22125207                $41,804.92                   8.6                    $325.93          68.852        130701            0.5
22125215                $63,778.93                   9.6                    $542.83            80          280701            0.5
22125231                $49,541.75                   8.99                   $449.54          64.935        180819            0.5
22125249                $224,262.38                  10.5                  $2,058.17         84.269        280601            0.5
22125256                $33,474.39                   8.45                   $257.17            80          130801            0.5
22125264                $147,731.24                   11                   $1,409.44           80          280801            0.5
22125272                $138,502.04                  8.99                  $1,419.14           80          131001            0.5
22125280                $26,882.31                   9.9                    $585.07          84.644         31214            0.5
22125298                $14,127.93                  12.05                   $172.50          84.015        130801            0.5
22125306                $33,542.97                  11.05                   $387.52          84.917        130801            0.5
22125314                $27,499.10                   9.1                    $251.47            75          180801            0.5
22125348                $59,033.05                   10.8                   $674.45            80          130715            0.5
22125389                $42,882.21                   9.95                   $375.77          89.583        280715            0.5
22125397                $79,847.45                   8.3                    $603.83          74.074        131104            0.5
22125405                $43,736.21                  10.95                   $415.94          19.065        130801            0.5
22125447                $111,892.50                  8.45                   $977.07          79.577        180801            0.5
22125488                $51,535.89                  10.45                   $517.42            90          180701            0.5
22125496                $94,238.59                  10.65                   $875.05            90          130715            0.5
22125553                $66,716.87                   8.35                   $515.65          74.643        130801            0.5
22125561                $45,429.02                   11.2                   $479.00          91.857        180715            0.5
22125587                $35,436.09                   9.35                   $372.67          82.379        130715            0.5
22125603                $24,787.77                   9.6                    $234.67          79.909        180801            0.5
22125629                $87,275.28                  10.25                   $784.54            85          280701            0.5
22125637                $51,795.48                   8.2                    $388.84            80          130801            0.5
22125645                $156,358.22                  8.4                   $1,194.94         84.783        280916            0.5
22125652                $53,430.83                  10.05                   $471.92            90          130715            0.5
22125694                $40,163.14                   9.7                    $433.10          82.489        130601            0.5
22125702                $50,681.82                   9.99                   $686.90            80           80915            0.5
22125710                $79,557.72                   9.45                   $752.39            90          180715            0.5
22125728                $23,901.64                   9.6                    $211.36            80          230801            0.5
22125744                $51,429.83                   9.4                    $429.81          74.727        130801            0.5
22125751                $57,586.72                   9.8                    $498.29            75          130701            0.5
22125777                $123,437.73                  8.99                  $1,039.75         36.151        230901            0.5
22125785                $88,972.49                   10.1                   $789.84            85          130701            0.5
22125793                $36,991.99                   8.99                   $381.14            80          130824            0.5
22125801                $38,092.66                   8.2                    $377.23          63.934        130601            0.5
22125819                $135,418.81                  8.7                   $1,065.06           80          280715            0.5
22125827                $56,761.31                   9.7                    $487.20          84.37         280815            0.5
22125835                $48,847.64                   10.1                   $433.64          76.923        280715            0.5
22125843                $107,745.81                  11.4                  $1,061.29           90          130715            0.5
22125868                $20,636.10                   8.2                    $203.12          30.434        130801            0.5
22125876                $39,183.52                   9.7                    $422.54          81.888        130601            0.5
22125884                $45,466.97                   9.65                   $388.43            80          130801            0.5
22125892                $33,015.46                   9.95                   $360.05          68.571        130715            0.5
22125900                $131,726.72                  7.99                  $1,289.36           75          130601            0.5
22125918                $117,477.61                  10.7                  $1,095.22           95          130701            0.5
22125934                $83,803.62                   10.8                   $787.29          93.333        130801            0.5
22125942                $32,837.15                  10.05                   $361.02          83.75         130601            0.5
22125967                $45,448.80                   12.1                   $476.61          82.125        280801            0.5
22125975                $52,806.03                   8.85                   $542.90          79.411        130601            0.5
22125991                $29,996.69                   11.4                   $319.99          89.845        180801            0.5
22126007                $77,681.20                   9.95                   $681.63          88.636        280601            0.5
22126015                $52,333.27                  10.65                   $486.14            75          280702            0.5
22126031                $27,594.36                   8.35                   $210.05          43.968        280825            0.5
22126049                $75,740.25                   9.65                   $647.39            80          130715            0.5
22126056                $58,838.52                   10.7                   $548.54          92.187        280701            0.5
22126072                $28,108.53                   9.5                    $375.25          85.301         80828            0.5
22126080                $28,532.61                   11.2                   $409.71          73.75          80715            0.5
22126098                $58,893.13                   8.45                   $453.11            80          130601            0.5
22126114                $82,713.24                   8.2                    $713.11            80          180601            0.5
22126122                $59,320.79                   8.6                    $524.50          55.045        180715            0.5
22126130                $34,631.66                  10.14                   $324.73          76.847        221201            0.5
22126148                $75,460.00                   9.6                    $641.64          84.055        130801            0.5
22126171                $54,654.00                   8.95                   $495.33            85          180601            0.5
22126197                $38,829.76                   8.35                   $295.75          67.241        130801            0.5
22126205                $43,115.54                  12.25                   $452.70            90          280715            0.5
22126213                $68,601.98                   8.95                   $552.71          75.824        130601            0.5
22126221                $70,884.64                  10.05                   $626.59            90          130801            0.5
22126262                $45,334.75                    12                    $550.88            90          130715            0.5
22126312                $55,577.07                   9.05                   $505.65            80          180815            0.5
22126320                $31,518.82                   9.5                    $335.20          57.321        130829            0.5
22126353                $103,349.30                  9.7                    $887.14            85          280701            0.5
22126403                $39,099.70                   9.45                   $366.91          81.443        180715            0.5
22126437                $25,369.06                   9.99                   $276.55          84.52         130817            0.5
22126445                $68,532.16                  10.49                   $627.92            85          130819            0.5
22126452                $38,016.03                   9.75                   $340.42          79.583        230715            0.5
22126478                $64,771.10                   9.35                   $539.46          81.25         130715            0.5
22126486                $59,732.01                   8.35                   $454.99            75          130715            0.5
22126494                $67,330.96                   9.49                   $567.09            90          130826            0.5
22126528                $74,766.93                   10.9                   $708.59          83.333        280701            0.5
22126551                $44,084.06                   10.9                   $417.60            85          280715            0.5
22126577                $35,873.31                   9.55                   $304.03            80          130715            0.5
22126593                $45,307.09                   9.79                   $488.43            80          130811            0.5
22126627                $53,908.74                   8.45                   $414.96          74.268        130515            0.5
22126635                $46,636.48                   10.2                   $417.64            90          280615            0.5
22126650                $94,263.12                  10.04                   $832.10            90          130812            0.5
22126668                $19,749.99                   9.79                   $212.36          57.142        130826            0.5
22126676                $219,388.80                  8.99                  $1,768.59           80          130904            0.5
22126700                $78,258.27                  10.49                   $717.03          84.994        130804            0.5
22126718                $79,776.17                   9.85                   $693.21            80          280902            0.5
22126726                $110,667.28                 10.45                  $1,012.59           95          130801            0.5
22126825                $40,861.14                   9.8                    $353.76          62.787        130715            0.5
22126833                $37,905.99                   9.85                   $413.39          77.56         130901            0.5
22126858                $239,196.87                  8.99                  $1,929.37           80          130801            0.5
22126866                $42,411.75                  10.19                   $468.18          84.986        130901            0.5
22126874                $35,516.71                   8.99                   $364.92            75          130908            0.5
22126882                $58,114.85                  11.99                   $598.21         169.927        130825            0.5
22126890                $104,155.70                 10.69                   $969.85            90          130901            0.5
22126908                $104,982.36                  8.99                   $848.93            80          130727            0.5
22126916                $23,576.39                   8.99                   $309.59          79.979         80801            0.5
22126940                $24,701.23                  10.29                   $273.11          75.004        130825            0.5
22126965                $73,881.64                   9.99                   $803.35            85          130810            0.5
22126973                $79,746.86                   9.49                   $845.34            90          130818            0.5
22127013                $67,296.35                   9.49                   $567.09            75          130812            0.5
22127021                $24,962.34                  11.99                   $256.97          40.322        130825            0.5
22127039                $227,399.82                  9.25                  $1,875.70           80          130901            0.5
22127047                $29,144.42                  10.99                   $335.11          83.774        130901            0.5
22127062                $26,338.83                  10.74                   $246.25            80          130804            0.5
22127088                $121,292.79                 11.29                  $1,183.78           90          130901            0.5
22127104                $28,588.62                  11.99                   $347.27          89.633        130818            0.5
22127112                $130,360.97                 11.99                  $1,356.24         64.681        130801            0.5
22127120                $62,857.97                   9.99                   $552.41            90          130911            0.5
22127153                $63,883.49                  10.99                   $609.01            80          130825            0.5
22127161                $118,735.05                 10.99                  $1,132.37           85          130811            0.5
22127187                $119,593.50                 10.24                  $1,079.81           90          130825            0.5
22127195                $66,099.95                   9.49                   $557.01            85          130811            0.5
22127203                $136,928.80                 10.69                  $1,275.02         84.984        130804            0.5
22127229                $175,319.53                  9.49                  $1,477.36         79.931        130812            0.5
22127245                $36,991.92                   8.99                   $381.15          79.752        130811            0.5
22127252                $183,444.98                  8.59                  $1,426.56         75.102        130901            0.5
22127260                $43,858.01                   9.99                   $385.81            80          130803            0.5
22127278                $46,667.46                  10.54                   $429.50            80          130720            0.5
22127286                $21,708.03                  11.19                   $252.69          85.603        130807            0.5
22127294                $186,532.74                  9.5                   $1,572.40           85          280821            0.5
22127310                $103,873.82                  8.89                  $1,061.14           90          130901            0.5
22127328                $66,993.09                   8.49                   $516.24          78.139        130826            0.5
22127336                $98,753.83                  10.99                   $942.06            90          130817            0.5
22127344                $73,431.52                  10.99                   $700.36          75.876        130807            0.5
22127369                $39,408.20                   9.99                   $429.60          57.113        130801            0.5
22127385                $271,386.92                  9.99                  $2,384.99           80          130828            0.5
22127401                $65,375.36                   9.99                   $636.48          82.112        180701            0.5
22127435                $249,501.18                  9.49                  $2,100.32         56.433        280910            0.5
22127443                $78,017.00                  10.69                   $726.46            85          130813            0.5
22127476                $48,664.74                  10.29                   $540.75            90          130713            0.5
22127492                $150,023.41                  9.49                  $1,263.55           80          130821            0.5
22127500                $49,391.38                  10.99                   $471.03            90          130801            0.5
22127518                $161,059.21                  8.99                  $1,299.11           80          130801            0.5
22127559                $117,299.28                  9.39                   $979.43            80          130908            0.5
22127567                $316,340.52                  9.99                  $2,783.95         77.439        130528            0.5
22127583                $31,378.64                   9.99                   $280.59            80          130807            0.5
22127617                $21,936.66                  12.79                   $239.76          52.38         130812            0.5
22127633                $174,576.24                  9.65                  $1,490.69         85.784        280910            0.5
22127641                $125,172.86                  9.69                  $1,073.57           80          130723            0.5
22127658                $72,556.33                   8.99                   $585.25            80          130805            0.5
22127666                $70,164.40                   8.99                   $565.95            80          130801            0.5
22127674                $111,913.76                 10.29                  $1,008.77           85          130826            0.5
22127682                $118,053.65                  9.49                   $994.29            90          130828            0.5
22127724                $79,771.34                   8.99                   $643.13          74.766        130814            0.5
22127732                $47,761.40                   9.69                   $409.43          79.966        130801            0.5
22127757                $90,101.86                  10.99                   $859.27          79.982        130812            0.5
22127765                $49,298.69                  11.49                   $494.77          66.554        130801            0.5
22127773                $155,296.86                 11.29                  $1,516.99           90          130818            0.5
22127781                $112,381.27                  7.99                  $1,092.61           80          130810            0.5
22127799                $72,714.30                  10.99                   $693.70            90          130819            0.5
22127807                $63,262.07                   8.49                   $639.70          71.428        130801            0.5
22127823                $116,434.68                  7.99                   $879.69          66.666        130801            0.5
22127849                $109,718.74                  9.39                   $916.13            80          130911            0.5
22127864                $155,697.70                 10.99                  $1,484.45           80          130909            0.5
22127872                $55,122.17                  11.49                   $546.72            85          130714            0.5
22127880                $87,655.10                   8.99                   $707.44            80          130710            0.5
22127906                $26,192.03                   9.99                   $356.66          68.571         80801            0.5
22127922                $115,545.41                  8.99                   $932.53            80          130717            0.5
22127930                $67,384.90                   9.99                   $592.74            80          130801            0.5
22127948                $93,279.47                   7.99                   $907.33          78.838        130824            0.5
22127955                $99,774.57                   9.99                   $876.84          70.422        130825            0.5
22127989                $157,213.38                 10.99                  $1,498.72           90          130812            0.5
22127997                $149,320.13                  8.74                  $1,178.98         78.947        130801            0.5
22128003                $90,235.48                  10.99                   $860.22            80          130826            0.5
22128029                $57,994.94                   8.74                   $457.45          84.963        130817            0.5
22128045                $62,806.78                  13.49                   $719.97            85          130602            0.5
22128086                $235,272.99                  9.39                  $1,965.51           80          130801            0.5
22128094                $53,732.09                  10.74                   $502.75            70          130810            0.5
22128128                $93,567.97                  10.69                   $870.92          88.443        130824            0.5
22128136                $112,295.24                 10.99                  $1,070.52           90          130914            0.5
22128151                $156,822.93                  9.99                  $1,378.82           85          130827            0.5
22128169                $161,634.87                  9.99                  $1,420.47         81.818        130908            0.5
22128177                $79,895.23                  12.49                   $853.19            80          130817            0.5
22128185                $84,710.41                   7.99                   $623.11          67.46         130909            0.5
22128201                $102,967.36                  9.99                   $904.90          79.384        130901            0.5
22128219                $113,690.35                  9.99                   $999.59          89.062        130801            0.5
22128227                $109,295.51                  8.99                   $881.08            80          130910            0.5
22128235                $178,648.29                  8.49                  $1,376.63           80          280910            0.5
22128250                $131,850.63                 10.99                  $1,257.98         85.844        130824            0.5
22128268                $139,336.64                 12.99                  $1,542.06           90          130901            0.5
22128276                $130,262.50                 10.99                  $1,241.80           90          130901            0.5
22128284                $35,936.42                  11.99                   $370.03            80          130805            0.5
22128300                $29,063.54                   9.99                   $316.83          89.956        130805            0.5
22128318                $112,575.97                 10.99                  $1,073.37           80          130904            0.5
22128334                $54,632.09                  10.25                   $491.07           68.5         280904            0.5
22128342                $259,770.27                  8.95                  $2,086.68         78.939        130916            0.5
22128359                $326,981.95                  8.45                  $2,510.43         78.095        280901            0.5
22128375                $60,979.19                   9.39                   $509.70          77.468        130717            0.5
22128417                $114,008.64                 10.29                  $1,027.65           90          130819            0.5
22128433                $16,854.98                  11.55                   $199.14          21.118        130918            0.5
22128441                $127,327.17                  8.5                    $982.67          77.926        280824            0.5
22128508                $121,243.04                 10.29                  $1,092.38           90          130904            0.5
22128540                $141,885.10                  8.99                  $1,143.16           90          131001            0.5
22128557                $100,420.18                  8.99                   $809.54          79.984        130811            0.5
22128573                $27,069.38                  11.49                   $319.62            85          130601            0.5
22128581                $65,965.60                   8.75                   $587.67           66.5         180910            0.5
22128599                $62,308.38                   9.75                   $668.46          76.951        130909            0.5
22128649                $91,259.60                  10.89                   $863.78            75          280703            0.5
22128656                $22,594.38                   9.49                   $239.52            75          130805            0.5
22128664                $10,761.16                  11.45                   $263.61            40           30617            0.5
22128722                $122,569.01                  8.95                   $986.87          84.965        130612            0.5
22128771                $47,865.52                   8.35                   $414.58          43.909        180821            0.5
22128789                $29,968.55                  13.59                   $345.75          45.112        130818            0.5
22128797                $14,663.63                   10.5                   $209.15          84.068         80902            0.5
22128813                $424,153.79                  9.5                   $3,573.64         84.158        131006            0.5
22128847                $35,482.43                  10.99                   $505.33          58.253         80713            0.5
22128854                $112,286.19                 10.79                  $1,053.56           90          130901            0.5
22128888                $144,473.38                  9.99                  $1,269.66           80          130910            0.5
22128896                $49,491.17                  10.99                   $471.98            80          130810            0.5
22128904                $23,948.75                  11.99                   $291.49          90.145        130708            0.5
22128920                $110,070.25                 10.29                   $992.59          89.975        130728            0.5
22128938                $129,564.95                  8.99                  $1,045.08           80          130820            0.5
22128953                $77,457.96                   10.2                   $765.04            85          180707            0.5
22128995                $32,844.80                   8.75                   $259.62          73.333        280701            0.5
22129035                $83,001.14                   9.27                   $770.42            80          180610            0.5
22129050                $118,493.46                 10.29                  $1,068.11           90          130908            0.5
22129068                $100,817.62                  10.5                   $925.26            85          280501            0.5
22129084                $37,443.96                  11.99                   $385.45            75          130901            0.5
22129092                $41,310.58                  10.19                   $369.14            90          280910            0.5
22129100                $28,334.26                   8.99                   $291.94            80          130828            0.5
22129126                $45,846.04                   8.99                   $369.80          67.577        130807            0.5
22129134                $22,109.52                   9.55                   $208.59          72.046        180819            0.5
22129159                $76,299.75                  9.125                   $700.03          63.114        180601            0.5
22129191                $54,946.92                  10.99                   $637.28            85          130511            0.5
22129209                $172,876.74                 10.49                  $1,583.95         74.979        130801            0.5
22129217                $92,720.07                   9.5                    $781.99          84.545        280828            0.5
22129233                $25,138.76                   12.5                   $314.29            85          131027            0.5
22129308                $44,615.61                  9.625                   $423.73          78.26         180601            0.5
22129324                $91,885.45                   9.89                   $888.79            80          180701            0.5
22129340                $62,297.46                  10.49                   $570.79          84.965        130817            0.5
22129381                $68,580.10                  9.688                   $587.97            80          130705            0.5
22129399                $71,671.28                   9.6                    $610.68            80          130701            0.5
22129431                $104,784.28                  9.35                   $871.43          72.413        281021            0.5
22129514                $35,095.67                  10.25                   $315.88            75          130504            0.5
22129522                $27,072.41                  10.99                   $280.57            85          180901            0.5
22129530                $71,436.14                   9.75                   $685.30            85          180624            0.5
22129597                $73,631.40                   9.25                   $608.37            85          130625            0.5
22129605                $39,961.27                   11.5                   $396.12            80          131117            0.5
22129688                $65,634.38                   9.99                   $577.62            85          130617            0.5
22129787                $62,380.06                   10.9                   $720.02            70          130427            0.5
22129837                $92,506.04                   8.35                   $703.71            80          130909            0.5
22129860                $53,088.50                   10.8                   $546.12            85          180610            0.5
22129902                $58,990.58                  9.799                   $565.34            90          180904            0.5
22129977                $49,718.52                   10.2                   $491.61            75          180601            0.5
22130041                $40,413.66                   9.99                   $393.46          68.729        180622            0.5
22130058                $34,991.29                  12.99                   $411.56          99.62         180901            0.5
22130074                $26,824.91                  10.25                   $265.05          58.978        180915            0.5
22130082                $56,413.40                   9.88                   $491.91          66.617        130505            0.5
22130124                $60,514.84                  8.375                   $684.49            85          100715            0.5
22130140                $14,680.01                  7.875                   $142.27          22.058        130710            0.5
22130264                $54,308.75                  9.125                   $498.43            85          180601            0.5
22130306                $66,146.11                   7.75                   $476.42            70          280715            0.5
22130348                $123,943.95                  8.75                   $983.38          69.444        271201            0.5
22130421                $93,576.31                   8.35                   $815.44          74.218        180902            0.5
22130488                $63,707.57                   9.49                   $537.68          65.979        280501            0.5
22130538                $132,262.09                  9.99                  $1,161.80         84.935        280921            0.5
22130546                $12,146.81                  10.75                   $137.88          83.687        130917            0.5
22130553                $23,964.51                  7.875                   $454.28          27.956         40710            0.5
22130561                $23,516.48                  13.95                   $283.42            75          130527            0.5
22130579                $31,032.49                   10.5                   $429.09          84.981         80901            0.5
22130603                 $9,789.12                   9.85                    $95.51          67.647        180916            0.5
22130652                $209,367.55                 10.25                  $1,881.81         79.09         130701            0.5
22130678                $66,667.00                   9.5                    $561.69          76.781        281012            0.5
22130793                $73,264.61                   7.75                   $705.96            75          130701            0.5
22130835                $68,589.11                   9.85                   $596.59          79.137        130601            0.5
22130843                $97,867.22                  10.625                  $906.54            90          280801            0.5
22130868                $69,853.72                   8.74                   $711.69          69.852        130610            0.5
22130876                $39,580.61                  9.875                   $432.12          73.636        130515            0.5
22130983                $79,910.97                   7.35                   $645.13          64.285        180701            0.5
22130991                $41,079.57                   9.4                    $343.85            75          280601            0.5
22131023                $15,820.62                  10.99                   $181.76          84.411        130917            0.5
22131056                $36,576.07                   9.15                   $481.58          75.55          80710            0.5
22131080                $74,386.10                   9.25                   $782.19          82.162        130601            0.5
22131114                $49,512.17                   9.75                   $474.26          72.992        180701            0.5
22131122                $20,259.65                   10.5                   $226.61          83.161        130921            0.5
22131130                $33,444.63                   8.5                    $258.36            80          130720            0.5
22131213                $14,591.71                   9.25                   $134.64          46.767        180921            0.5
22131221                $54,770.15                  8.865                   $563.50            80          130625            0.5
22131254                $10,233.99                  10.99                   $117.57          81.569        130910            0.5
22131353                $59,702.88                   8.75                   $472.02            80          280916            0.5
22131379                $80,896.13                   10.2                   $722.83            60          131101            0.5
22131452                $63,426.36                   8.99                   $512.49            85          130515            0.5
22131510                $57,413.12                   9.14                   $469.28            80          130814            0.5
22131569                $63,740.43                   9.14                   $521.42            80          280814            0.5
22131593                $219,669.61                  9.75                  $1,890.14         89.795        131101            0.5
22131635                $83,752.34                   9.6                    $712.46            80          130801            0.5
22131643                $83,752.34                   9.6                    $712.46            80          130801            0.5
22131668                $87,727.11                  10.99                   $836.62            80          130813            0.5
22131692                $88,055.43                  11.49                   $872.77            90          130911            0.5
22131726                $68,517.07                   9.24                   $565.51            80          280821            0.5
22131783                $83,794.44                   9.6                    $712.46            80          130801            0.5
22131791                $83,752.34                   9.6                    $712.46            80          130801            0.5
22131817                $83,752.34                   9.6                    $712.46            80          130801            0.5
22131841                $83,752.34                   9.6                    $712.46            80          130801            0.5
22131858                $34,185.16                  10.29                   $341.65          75.454        180810            0.5
22131916                $67,893.57                   9.5                    $637.58            90          180805            0.5
22131957                $89,878.41                  10.49                   $823.51            85          130805            0.5
22131999                $94,303.96                  11.25                   $917.85            90          130710            0.5
22132005                $120,467.50                  8.25                   $906.78            85          281130            0.5
22132013                $29,150.71                  10.99                   $413.09          64.784         80814            0.5
22132021                $66,337.88                  13.99                   $786.23            80          130901            0.5
22132047                $99,800.45                   9.49                   $840.13            80          130909            0.5
22132062                $24,866.16                   8.9                    $252.09          70.267        131214            0.5
22132187                $52,439.82                   9.85                   $565.75          84.021        130921            0.5
22132195                $80,792.90                   9.39                   $674.60          72.321        280908            0.5
22132229                $277,594.02                  8.79                  $2,198.13           80          280909            0.5
22132237                $72,750.68                  10.44                   $663.58            90          130818            0.5
22132278                $47,280.36                   8.5                    $365.24          71.969        280701            0.5
22132302                $49,729.93                   8.8                    $501.21          61.241        131228            0.5
22132336                $17,502.98                   9.49                   $658.66            80          280821            0.5
22132385                $94,243.81                    8                     $693.41            70          131013            0.5
22132443                $22,937.08                   9.99                   $309.10          68.132         80914            0.5
22132450                $45,713.55                  11.99                   $506.18          84.793        180801            0.5
22132484                $47,490.08                  10.99                   $452.95          78.032        130813            0.5
22132526                $155,425.74                  8.99                  $1,256.91         79.729        130804            0.5
22132542                $79,804.56                  10.49                   $731.20          60.15         130814            0.5
22132567                $23,281.05                  10.99                   $268.09          79.98         130811            0.5
22132583                $40,379.01                  10.29                   $364.13            90          130728            0.5
22132591                $42,195.33                   8.55                   $369.30          73.103        181201            0.5
22132609                $46,313.03                  11.69                   $466.24          84.363        130814            0.5
22132666                $95,660.79                   9.49                   $806.52            80          130717            0.5
22132997                $123,159.09                  9.9                   $1,188.43           62          180928            0.5
22133060                $187,571.49                  8.85                  $1,492.45           80          130922            0.5
22133102                $38,521.17                   9.99                   $418.86          33.913        130925            0.5
22133128                $159,069.13                 10.99                  $1,515.85           90          130904            0.5
22133144                $161,384.80                  9.99                  $1,419.60         89.944        130728            0.5
22133185                $70,373.40                   9.99                   $618.17          84.939        130923            0.5
22133193                $55,832.78                   9.54                   $472.52            80          280811            0.5
22133235                $15,746.86                   12.5                   $197.21           100          130814            0.5
22133268                $237,214.90                  8.15                  $1,771.32         79.865        280907            0.5
22133276                $81,757.73                   9.8                    $707.09            55          130918            0.5
22133300                $64,144.94                   9.49                   $678.36          69.148        130918            0.5
22133318                $206,545.85                 10.99                  $1,969.75           90          130904            0.5
22133326                $90,894.64                   9.99                   $798.80          78.466        130826            0.5
22133334                $72,993.38                   8.75                   $737.59          73.661        131015            0.5
22133359                $139,018.29                  10.5                  $1,274.24           70          130926            0.5
22133367                $205,720.60                  9.89                  $1,810.64           85          130926            0.5
22133375                $234,774.44                  8.39                  $1,796.27           80          130706            0.5
22133391                $43,920.98                   9.99                   $385.81          48.888        130926            0.5
22133425                $16,359.13                   9.65                   $172.75          84.981        140113            0.5
22133433                $108,173.34                  7.65                   $769.82          63.081        281106            0.5
22133458                $87,760.95                   9.99                   $771.62            80          130826            0.5
22133482                $155,472.39                 10.95                  $1,476.89           90          281005            0.5
22133532                $59,816.96                  10.19                   $534.99            75          130717            0.5
22133581                $43,577.54                   8.99                   $569.80          78.348         80817            0.5
22133664                $164,130.15                  7.65                  $1,170.70         76.744        281001            0.5
22133730                $61,612.50                   7.99                   $519.47          69.055        180902            0.5
22133748                $26,922.86                   9.4                    $249.92          72.538        181215            0.5
22133805                $35,914.43                   9.74                   $309.04            80          130825            0.5
22133888                $12,550.59                   10.5                   $140.39          81.783        130915            0.5
22133912                $22,905.98                   9.99                   $249.71            75          130814            0.5
22133938                $79,055.84                  10.99                   $753.65            90          130817            0.5
22133987                $31,146.53                  10.99                   $357.84            85          130811            0.5
22133995                $107,656.35                  9.99                   $946.98            90          130819            0.5
22134027                $47,387.67                  10.49                   $435.07          93.333        130824            0.5
22134035                $72,897.28                   9.99                   $640.97            85          130817            0.5
22134068                $28,378.28                  10.99                   $326.02          84.93         130917            0.5
22134084                $169,762.09                 12.19                  $1,773.54         62.962        131001            0.5
22134092                $54,244.19                   9.74                   $466.99            80          130801            0.5
22134100                $259,112.17                  7.99                  $1,905.98         74.285        130901            0.5
22134134                $49,224.75                  11.79                   $499.16            85          130813            0.5
22134142                $53,541.69                   11.9                   $590.83            90          180611            0.5
22134175                $74,808.20                   9.39                   $624.64          78.947        130915            0.5
22134183                $106,111.02                  9.99                   $932.95            70          130826            0.5
22134282                $40,415.41                  10.35                   $365.94          88.621        280918            0.5
22134340                $19,197.90                   8.95                   $245.48          82.164         81215            0.5
22134357                $63,112.64                   9.95                   $684.72            90          130918            0.5
22134373                $36,471.47                  10.99                   $418.04          84.887        130911            0.5
22134381                $29,960.33                  10.99                   $344.20          84.91         130921            0.5
22134407                $49,373.22                   9.99                   $482.18          66.666        180812            0.5
22134423                $295,288.05                  8.9                   $3,784.06         34.665         81119            0.5
22134431                $55,494.86                   8.99                   $570.19          74.013        130921            0.5
22134506                $16,124.19                  10.99                   $229.95          51.631         80921            0.5
22134522                $105,976.07                  9.35                   $881.80            85          280902            0.5
22134605                $32,896.99                  10.75                   $372.16          80.032        130914            0.5
22134639                $15,887.83                   9.2                    $165.22          84.145        130921            0.5
22134654                $155,822.63                  8.5                   $1,202.58         72.744        280917            0.5
22134696                $98,021.79                   8.49                   $984.16            80          130720            0.5
22134753                $56,718.47                  11.39                   $665.96          78.561        130922            0.5
22134761                $40,953.34                   9.4                    $427.37          78.341        131215            0.5
22134779                $251,744.06                 11.45                  $2,485.93           90          131101            0.5
22134845                $14,599.72                   8.9                    $310.65          77.716         31218            0.5
22134878                $33,000.00                   8.9                    $332.75          79.962        140119            0.5
22134886                $85,712.29                  11.25                   $833.34          81.714        281120            0.5
22134910                $37,683.49                  12.69                   $434.82            85          181001            0.5
22134969                $40,422.39                  10.75                   $378.06            90          281125            0.5
22135008                $47,861.23                   12.7                   $552.13            80          180901            0.5
22135016                $39,677.61                   8.9                    $403.34          42.594        131130            0.5
22135107                $103,841.25                 7.375                   $718.30            80          281201            0.5
22135156                $25,845.58                   8.2                    $251.49          63.414        131221            0.5
22135164                $14,414.11                  10.95                   $149.18          77.601        180929            0.5
22135222                $40,587.59                  10.65                   $457.03          70.786        131106            0.5
22135248                $56,438.59                  11.69                   $570.74            80          130921            0.5
22135313                $42,058.83                  11.24                   $443.55            90          180822            0.5
22135321                $153,712.92                 10.45                  $1,402.03           90          281120            0.5
22135347                $48,943.03                    12                    $504.03            70          130929            0.5
22135420                $55,093.60                   8.9                    $440.59            85          130925            0.5
22135446                $73,580.81                   9.1                    $598.32          72.254        281103            0.5
22135461                $122,897.65                  8.49                   $946.43            80          130930            0.5
22135511                $93,346.93                  10.45                   $851.79            85          131021            0.5
22135602                $61,492.24                   8.4                    $534.14           77.5         180929            0.5
22135644                $109,525.06                  9.49                   $922.46            90          280928            0.5
22135735                $39,763.92                   7.8                    $377.66            80          131216            0.5
22135750                $79,055.42                  10.05                   $697.97            90          281030            0.5
22135792                $69,667.31                  10.89                   $717.30            25          180922            0.5
22135826                $158,949.19                 10.15                  $1,559.97           50          180921            0.5
22135842                $79,963.57                   8.85                   $635.88            90          281101            0.5
22135875                $29,948.73                  11.75                   $357.61          23.23         131101            0.5
22135883                $74,909.82                   10.5                   $686.05           62.5         281101            0.5
22135925                $105,734.84                  9.4                    $883.59          78.518        280921            0.5
22135941                $101,145.89                 12.55                  $1,084.53           75          130921            0.5
22135974                $79,809.99                   8.65                   $623.66          76.19         130923            0.5
22136006                $23,110.40                  12.99                   $296.80           100          130701            0.5
22136063                 $6,540.28                   11.4                    $92.42          79.365         81214            0.5
22136071                $22,280.69                  11.79                   $244.46            90          180918            0.5
22136089                $109,085.88                 10.99                  $1,130.53           80          181001            0.5
22136097                $279,201.80                  7.75                  $2,005.96         77.777        281028            0.5
22136121                $159,250.58                  8.95                  $1,288.05           80          130921            0.5
22136154                $22,240.17                  13.09                   $287.92          67.554        130912            0.5
22136162                $36,327.73                   8.1                    $269.63            80          131030            0.5
22136170                $66,224.08                   9.5                    $621.73          40.18         180923            0.5
22136246                $58,607.49                   11.5                   $627.06            70          181101            0.5
22136261                $30,717.95                  10.99                   $318.74          78.355        180925            0.5
22136287                $21,267.31                   9.85                   $284.97          79.465         80930            0.5
22136295                $10,441.33                  10.99                   $148.71          84.942         80930            0.5
22136303                $193,350.44                 10.65                  $1,791.76           90          131201            0.5
22136311                $83,320.59                   8.5                    $728.97            80          180930            0.5
22136329                $49,925.62                   9.5                    $420.43          34.746        281201            0.5
22136360                $67,935.58                   8.35                   $587.97          67.156        180925            0.5
22136386                 $9,835.45                   9.85                    $95.51          74.211        180923            0.5
22136394                $18,147.34                  10.65                   $251.19          77.256         80930            0.5
22136402                $16,568.85                  11.75                   $241.46          61.818         81028            0.5
22136444                $79,695.99                   9.8                    $690.26          78.817        130612            0.5
22136477                $75,522.87                   10.5                   $758.77           60.8         180928            0.5
22136535                $30,784.49                   9.85                   $296.08          78.883        180928            0.5
22136543                $53,193.50                   9.99                   $467.35            82          281101            0.5
22136584                $34,249.12                   11.5                   $366.85          79.568        180925            0.5
22136659                $57,599.08                   9.75                   $550.14          84.339        180925            0.5
22136667                $20,148.41                   9.75                   $215.06          84.996        131120            0.5
22136675                $40,437.44                  12.59                   $435.07            90          280812            0.5
22136790                $48,545.73                   8.35                   $369.30          74.923        130924            0.5
22136816                $40,300.46                   8.5                    $319.10          55.333        130928            0.5
22136832                $50,225.40                   9.85                   $482.33          79.355        180923            0.5
22136840                $105,780.25                  9.5                    $891.31          46.086        280901            0.5
22136873                $186,990.65                  7.99                  $1,374.51           75          131020            0.5
22136881                $59,863.61                   9.95                   $524.33          63.157        130904            0.5
22136915                $33,840.47                  10.99                   $350.72          41.463        180924            0.5
22136931                $18,414.66                   8.65                   $185.00          63.48         131019            0.5
22136972                $25,847.83                   8.99                   $265.58          32.345        130930            0.5
22136980                $36,375.66                   11.2                   $381.73          64.035        181028            0.5
22137020                $20,019.66                  10.99                   $229.47          84.758        130923            0.5
22137095                $48,074.53                   9.25                   $396.12            90          281110            0.5
22137145                $75,771.77                   8.75                   $597.89          57.142        280928            0.5
22137160                $57,860.54                   8.59                   $449.68            80          130901            0.5
22137251                $14,673.35                   9.85                   $197.64           64.6          80928            0.5
22137269                $99,827.80                   12.1                  $1,036.32         51.282        130901            0.5
22137293                $99,695.59                   8.9                    $893.31          67.169        181218            0.5
22137319                $23,507.81                   9.99                   $255.61            70          130928            0.5
22137327                $81,276.26                   8.6                    $633.23            80          280928            0.5
22137376                $25,724.58                  10.99                   $266.64          84.537        180922            0.5
22137426                $70,873.29                   7.75                   $584.92            75          181112            0.5
22137442                $51,874.08                   9.65                   $442.95          83.87         131001            0.5
22137459                $78,013.28                  10.65                   $789.64            90          181005            0.5
22137467                $96,183.56                   9.99                   $932.54          41.324        180922            0.5
22137533                $31,828.69                   8.9                    $322.67          50.854        131222            0.5
22137558                $65,433.73                   9.99                   $886.36          74.555         80921            0.5
22137574                $67,779.82                   9.65                   $601.22            80          231001            0.5
22137756                $34,164.67                   9.65                   $360.76          79.96         140104            0.5
22137764                $15,537.40                  11.85                   $186.92          69.749        130918            0.5
22137780                $31,898.02                   9.65                   $340.29          73.425        130915            0.5
22137954                $57,320.69                   9.85                   $497.38            70          281029            0.5
22138002                $89,999.88                   7.9                    $656.31          69.461        281103            0.5
22138127                $93,902.17                   9.25                   $773.31          58.75         281201            0.5
22138291                $76,390.35                   9.8                    $660.06            90          281102            0.5
22138333                $107,781.65                 10.65                   $999.59            85          281001            0.5
22138366                $226,140.35                  8.1                   $1,681.50         79.649        280921            0.5
22138390                $145,416.85                 10.29                  $1,309.05           80          131110            0.5
22138465                $69,419.08                  10.65                   $643.55          68.137        131027            0.5
22138473                $25,029.95                  11.35                   $499.56          73.983         41103            0.5
22138507                $72,000.00                  10.65                   $666.71            90          290201            0.5
22138572                $191,024.54                  8.7                   $1,497.75          76.5         131218            0.5
22138580                $24,686.32                   9.75                   $264.85          66.603        130828            0.5
22138630                $22,233.57                  11.75                   $242.76          75.055        180825            0.5
22138713                $48,044.62                   8.5                    $370.62          77.741        280930            0.5
22138762                $28,521.76                    11                    $406.37          63.453         80708            0.5
22138812                $295,400.20                   8                    $2,171.94           80          131030            0.5
22138838                $29,840.83                    9                     $304.29          70.396        131228            0.5
22138861                $107,756.58                  9.99                   $946.98            80          130924            0.5
22138937                $120,282.34                  9.55                  $1,016.78         84.788        281201            0.5
22138994                $24,104.02                   14.1                   $325.92          99.598        130807            0.5
22139018                $104,141.88                  9.55                   $881.66            90          130910            0.5
22139067                $48,728.52                  10.94                   $462.52            80          280930            0.5
22139083                $23,437.33                   8.9                    $236.96          79.881        140113            0.5
22139125                $169,229.65                  8.99                  $1,528.45         75.555        181023            0.5
22139307                $130,587.56                  8.99                  $1,338.05         77.647        131001            0.5
22139315                $32,146.69                   10.9                   $331.20          80.75         180921            0.5
22139364                $17,571.31                  11.99                   $233.68          89.965        100930            0.5
22139380                $104,139.14                  9.5                    $877.85            90          130910            0.5
22139414                $34,437.94                   8.5                    $433.95          56.451         81030            0.5
22139422                $53,841.16                   7.8                    $509.84          79.411        131228            0.5
22139430                $67,392.96                  10.99                   $772.46            80          131005            0.5
22139455                $91,493.29                   9.99                   $804.06          77.711        280928            0.5
22139505                $59,923.13                  11.59                   $603.28          42.605        130930            0.5
22139547                $103,902.57                  9.75                   $893.52            80          281201            0.5
22139570                $97,570.61                  10.95                   $927.20            85          130916            0.5
22139588                $134,512.61                  10.6                  $1,242.47           85          280928            0.5
22139653                $65,337.30                   9.7                    $697.18            50          131001            0.5
22139679                $72,978.36                   8.5                    $929.89          75.757         80916            0.5
22139687                $62,259.24                   8.9                    $497.60          74.285        131001            0.5
22139711                $10,887.57                  11.99                   $131.95          81.75         130901            0.5
22139737                $95,430.83                  10.05                  $1,034.56           80          131201            0.5
22139778                $39,662.68                   9.6                    $420.11          75.761        131216            0.5
22139844                $29,856.60                   10.8                   $280.47          74.812        130914            0.5
22139851                $25,295.77                  10.99                   $262.16          84.716        180930            0.5
22139869                $18,571.73                  10.35                   $169.41            75          130903            0.5
22139919                $87,629.91                   10.7                   $816.30          79.976        130908            0.5
22139935                $55,010.23                   10.6                   $509.53            85          131102            0.5
22139950                $78,876.19                   9.25                   $649.91          54.482        281101            0.5
22140016                $53,238.82                   9.95                   $515.48            80          180929            0.5
22140107                $43,504.72                   12.5                   $464.79            65          130923            0.5
22140149                $70,969.17                  9.875                   $617.40            90          130916            0.5
22140156                $11,184.50                  11.99                   $135.55          84.982        131006            0.5
22140198                $18,315.16                   10.3                   $165.57          35.047        130918            0.5
22140214                $59,001.80                   9.99                   $572.83            90          180817            0.5
22140222                $67,234.92                  10.95                   $770.75            80          130909            0.5
22140339                $45,537.00                   9.85                   $395.13            80          131001            0.5
22140370                $49,686.11                   10.5                   $499.19          81.153        180828            0.5
22140412                $106,143.92                 10.99                  $1,216.62           85          130916            0.5
22140420                $47,500.00                   8.4                    $464.97          73.076        140101            0.5
22140479                $193,933.53                  8.6                   $1,508.57           80          281005            0.5
22140669                $39,946.47                    10                    $351.03          66.666        281116            0.5
22140677                $55,820.73                   8.65                   $435.94            80          281116            0.5
22140727                $33,486.64                   8.99                   $364.92          81.095        130902            0.5
22140743                $79,447.04                   9.75                   $758.81          79.464        180901            0.5
22140800                $71,572.87                   8.85                   $571.58            80          280921            0.5
22140818                $83,466.89                   8.9                    $750.38          76.363        180925            0.5
22140859                $167,692.54                  9.9                   $1,461.92         88.421        130930            0.5
22140867                $194,705.02                  9.85                  $1,873.92           90          180916            0.5
22140875                $159,241.51                  8.95                  $1,278.45           76          280925            0.5
22140909                $92,526.31                   8.7                    $726.75            80          280915            0.5
22140917                $48,405.29                   8.5                    $423.50            80          180925            0.5
22140933                $34,890.19                  11.125                  $336.63          67.307        131120            0.5
22140958                $60,789.73                   9.99                   $590.19            85          180921            0.5
22140974                $130,695.21                  8.75                  $1,030.58         78.443        130921            0.5
22140982                $42,942.43                    10                    $377.36          66.153        131110            0.5
22140990                $62,893.87                  10.29                   $566.42            90          131005            0.5
22141014                $84,205.54                  10.55                   $847.74          89.551        180902            0.5
22141048                $56,887.93                   8.15                   $424.23          73.548        131002            0.5
22141071                $67,283.25                   9.7                    $599.16            90          230930            0.5
22141097                $36,826.37                  10.35                   $405.57          83.387        131211            0.5
22141105                $51,070.68                   8.35                   $388.26            80          131005            0.5
22141139                $58,845.58                   9.75                   $630.33            85          130923            0.5
22141170                $110,247.42                  9.53                  $1,078.82         88.992        160914            0.5
22141188                $37,832.50                   9.5                    $318.76            90          280928            0.5
22141204                $20,747.06                   8.65                   $269.55            80           80928            0.5
22141253                $80,538.74                  10.99                   $835.69          90.017        180724            0.5
22141279                $87,545.70                   9.33                   $898.41            80          140512            0.5
22141287                $15,130.27                   9.1                    $137.74          79.964        181201            0.5
22141311                $47,476.50                   9.85                   $413.33            90          130928            0.5
22141329                $24,911.81                   8.4                    $247.66          72.285        130928            0.5
22141352                $133,356.80                  7.99                  $1,123.34           84          181002            0.5
22141378                $62,441.42                  10.15                   $555.87            90          131001            0.5
22141386                $29,945.07                   8.5                    $230.68           62.5         131005            0.5
22141410                $127,270.09                  9.97                  $1,116.08           85          280929            0.5
22141444                $51,866.43                   9.05                   $420.83          80.104        280720            0.5
22141485                $66,060.29                   9.99                   $580.03            90          131005            0.5
22141493                $78,651.34                   10.3                   $874.43            80          130715            0.5
22141501                $60,712.26                  10.99                   $629.22          80.418        180908            0.5
22141519                $84,131.06                   9.5                    $887.59          69.269        130917            0.5
22141527                $59,062.25                   9.5                    $553.69            90          181013            0.5
22141543                $95,820.17                   9.79                   $827.61            80          131002            0.5
22141550                $181,486.13                 10.19                  $1,621.01           90          280921            0.5
22141568                $58,844.69                   9.25                   $485.38          79.729        130925            0.5
22141600                $44,147.27                   9.89                   $398.99            85          231005            0.5
22141642                $54,064.89                   9.68                   $579.26          89.999        130818            0.5
22141725                $55,700.00                    10                    $489.69            90          130921            0.5
22141741                $54,819.90                   9.69                   $469.48          75.758        280921            0.5
22141782                $24,573.65                  10.75                   $278.00            80          130922            0.5
22141865                $26,846.28                   9.49                   $251.50          69.23         180930            0.5
22141873                $32,853.33                   9.25                   $342.73            90          130925            0.5
22141956                $72,735.64                   9.99                   $639.22            90          280929            0.5
22141980                $115,154.82                  9.99                  $1,011.54         83.595        280928            0.5
22141998                $37,802.90                   9.25                   $391.09          27.142        131207            0.5
22142004                $85,284.11                   8.35                   $648.35          50.294        281102            0.5
22142012                $74,139.76                   9.79                   $664.87            85          231005            0.5
22142079                $14,341.41                  10.35                   $157.57          84.994        140104            0.5
22142087                $59,905.95                   9.25                   $493.61            80          131001            0.5
22142095                $24,736.67                  10.05                   $331.07          68.217         81204            0.5
22142103                $12,893.87                  11.95                   $155.60          33.766        130928            0.5
22142111                $117,552.25                  7.65                   $964.72            80          181009            0.5
22142178                $77,248.79                   9.59                   $655.91            90          280928            0.5
22142186                $87,494.17                  10.15                   $787.82            90          130729            0.5
22142228                $69,741.70                   8.4                    $604.78          71.632        181005            0.5
22142244                $18,692.96                   9.85                   $201.16          72.615        131002            0.5
22142251                $52,744.03                  12.49                   $601.78          58.888        180910            0.5
22142277                $81,691.59                   7.65                   $670.42          70.325        181009            0.5
22142319                $86,198.97                   8.75                   $679.71            80          131005            0.5
22142327                $126,751.69                  9.25                  $1,167.74         82.258        180929            0.5
22142350                $66,346.66                   8.99                   $534.60          78.235        131005            0.5
22142376                $79,721.04                   8.79                   $631.65            80          280902            0.5
22142384                $212,394.27                  8.3                   $1,606.18          60.8         281106            0.5
22142434                $38,607.25                   9.75                   $332.50            90          130916            0.5
22142509                $137,440.93                  9.9                   $1,198.26           85          130930            0.5
22142533                $67,733.62                   8.5                    $547.56            80          230923            0.5
22142541                $78,251.88                   9.75                   $673.58          65.333        281009            0.5
22142566                $344,860.08                  8.39                  $3,414.28         79.318        131005            0.5
22142574                $67,580.44                   8.9                    $607.45            80          181007            0.5
22142590                $60,400.33                   8.35                   $521.88            80          180925            0.5
22142608                $27,633.34                   8.49                   $242.81            80          180626            0.5
22142616                $94,944.49                   9.89                   $859.52            90          230930            0.5
22142624                $26,292.19                   8.75                   $234.19          73.611        180923            0.5
22142632                $87,131.23                   9.64                   $743.00            90          281005            0.5
22142665                $52,315.39                  10.49                   $478.94            80          281001            0.5
22142715                $60,390.82                   9.99                   $530.49          79.605        281009            0.5
22142756                $76,389.13                  10.99                   $727.95            85          281006            0.5
22142772                $57,489.34                  10.74                   $537.26            80          280925            0.5
22142780                $56,381.44                   9.25                   $464.82          86.923        280925            0.5
22142798                $67,013.28                   8.99                   $540.23          79.526        280914            0.5
22142806                $54,283.69                  10.24                   $487.08            80          280924            0.5
22142822                $57,821.56                   8.6                    $450.09          74.358        131002            0.5
22142863                $75,821.28                   9.79                   $655.20            80          280915            0.5
22142871                $40,752.50                  11.99                   $419.36            85          281008            0.5
22142889                $32,770.29                  10.35                   $360.90          84.999        131210            0.5
22142921                $25,050.12                  11.99                   $259.02            80          280508            0.5
22142939                $80,626.48                  10.74                   $753.18            85          281006            0.5
22142954                $66,336.70                  12.89                   $728.82            80          280924            0.5
22142970                $51,923.94                  11.99                   $534.48            80          280828            0.5
22142988                $71,840.54                   8.99                   $578.82            80          280930            0.5
22143010                $11,875.08                   9.3                    $123.87          20.338        131015            0.5
22143036                $72,669.36                  10.99                   $754.04            85          180821            0.5
22143085                $38,762.44                   9.99                   $340.65            70          280930            0.5
22143127                $79,786.74                   9.19                   $654.67            80          280921            0.5
22143135                $299,268.12                  9.75                  $2,577.47           80          281027            0.5
22143143                $76,618.85                  10.75                   $716.91          59.076        280901            0.5
22143176                $88,792.08                  10.35                   $975.55          81.61         131228            0.5
22143192                $62,117.75                   9.74                   $535.66            80          281005            0.5
22143242                $75,552.73                  11.54                   $751.47            85          281007            0.5
22143309                $106,246.34                  9.64                   $905.56            80          281006            0.5
22143325                $117,468.08                  9.55                   $993.99          70.268        131105            0.5
22143341                $73,020.89                  10.99                   $695.60            85          281005            0.5
22143366                $138,093.53                  8.99                  $1,112.61           80          280929            0.5
22143390                $40,595.70                  10.49                   $407.07            80          181007            0.5
22143457                $18,792.02                  11.25                   $218.95          85.115        130923            0.5
22143481                $59,099.17                  10.24                   $530.06            80          280901            0.5
22143499                $29,707.32                   11.8                   $356.20          37.344        131005            0.5
22143507                $268,361.10                  8.65                  $2,097.05         79.117        281003            0.5
22143523                $50,326.92                  10.99                   $479.60            80          281008            0.5
22143572                $62,821.48                  11.74                   $634.44            85          281006            0.5
22143598                $120,421.42                 10.89                  $1,138.49           90          281002            0.5
22143614                $112,722.66                  8.49                   $868.08          79.02         280930            0.5
22143655                $83,814.01                   8.99                   $675.28            80          280930            0.5
22143705                $367,699.20                 10.39                  $3,336.02           80          281112            0.5
22143713                $47,556.77                  11.79                   $481.94            85          281007            0.5
22143721                $156,732.62                  8.85                  $1,246.35         46.865        281101            0.5
22143739                $75,917.74                  10.99                   $723.20            80          281002            0.5
22143754                $95,701.07                  10.99                   $911.99          79.879        280924            0.5
22143770                $71,863.67                   9.74                   $618.07            80          281008            0.5
22143788                $47,548.49                  10.99                   $452.95            80          281002            0.5
22143812                $103,887.46                 10.99                   $989.64            80          281007            0.5
22143838                $74,616.43                   8.49                   $574.62          77.113        280918            0.5
22143887                $68,232.11                   8.49                   $525.46            80          281002            0.5
22143903                $94,230.46                   9.99                   $827.74          71.245        280930            0.5
22143911                $73,903.03                  11.55                   $735.14          80.38         131203            0.5
22143929                $272,949.94                  9.74                  $2,348.64         80.046        280921            0.5
22143978                $62,302.47                  10.64                   $577.34            80          280930            0.5
22143986                $87,841.97                   9.99                   $771.62          69.841        130930            0.5
22143994                $60,468.83                   9.24                   $499.75            80          280921            0.5
22144000                $43,733.15                   8.99                   $395.60          78.571        180930            0.5
22144018                $102,840.81                  8.75                   $910.23          74.637        190201            0.5
22144034                $92,681.97                  10.24                   $830.90            80          281008            0.5
22144059                $43,713.88                   11.2                   $423.51            85          130926            0.5
22144067                $94,280.17                   9.95                   $825.82            90          280824            0.5
22144091                $76,362.63                   9.99                   $670.78            90          130921            0.5
22144117                $78,226.37                   8.99                   $630.27            80          281009            0.5
22144125                $65,820.70                   7.99                   $483.83          53.658        281005            0.5
22144158                $67,846.72                   9.99                   $596.25            80          280921            0.5
22144166                $106,155.60                   10                    $932.42            85          281201            0.5
22144174                $23,462.12                  11.55                   $233.62           23.5         130925            0.5
22144190                $31,404.98                   9.49                   $264.64            70          280930            0.5
22144208                $29,709.02                  12.55                   $370.74          20.547        130924            0.5
22144240                $34,667.89                   10.6                   $389.07          65.634        140201            0.5
22144257                $159,620.63                  9.75                  $1,374.65           80          130930            0.5
22144307                $51,606.13                    13                    $606.47            85          181118            0.5
22144323                $25,101.87                   7.99                   $245.46          57.111        130902            0.5
22144380                $62,372.65                  11.25                   $657.43          75.49         180918            0.5
22144406                $61,745.71                   7.99                   $454.50          76.543        280902            0.5
22144414                $25,177.91                  11.95                   $258.24            90          131124            0.5
22144448                $106,834.77                  7.99                   $785.85            80          280902            0.5
22144489                $77,435.30                   7.99                   $569.59          79.285        280902            0.5
22144497                $18,114.59                  10.35                   $199.50          84.991        131218            0.5
22144547                $43,474.36                   8.99                   $353.72          74.576        130721            0.5
22144596                $96,470.23                   7.99                   $709.61            80          280908            0.5
22144638                $56,176.68                   9.45                   $524.82          48.497        181005            0.5
22144646                $50,150.19                   7.99                   $487.09          72.857        130902            0.5
22144653                $71,719.97                   9.49                   $604.05          79.977        280901            0.5
22144711                $41,924.58                   9.99                   $368.27          77.064        281002            0.5
22144737                $35,369.42                   7.99                   $300.89          78.26         180414            0.5
22144745                $78,203.89                  10.75                   $731.85            80          280929            0.5
22144828                $82,320.12                   8.5                    $639.74            80          271110            0.5
22144851                $54,104.22                   7.99                   $697.33          76.666         80413            0.5
22144885                $26,205.84                   10.3                   $236.21            75          131002            0.5
22144893                $37,736.67                   7.99                   $278.57          64.406        280414            0.5
22144901                $59,377.79                   7.99                   $501.49          79.47         180808            0.5
22144935                $85,554.29                   8.49                   $663.73            80          280417            0.5
22144950                $130,662.38                 10.99                  $1,245.61           85          280807            0.5
22145023                $99,998.35                   8.3                    $827.24            80          270827            0.5
22145148                $39,932.68                   7.99                   $388.24          78.173        130825            0.5
22145239                $24,321.71                   10.1                   $263.49          69.986        140108            0.5
22145247                $58,798.99                   7.99                   $432.51          45.736        280824            0.5
22145262                $65,265.77                   9.25                   $839.90          84.102         90105            0.5
22145296                $66,280.76                   9.99                   $582.22            80          281007            0.5
22145361                $59,956.54                  10.95                   $569.13            80          281109            0.5
22145387                $67,750.36                   10.9                   $640.56          84.856        281201            0.5
22145437                $54,061.90                   7.99                   $398.79            80          280417            0.5
22145452                $111,618.42                  7.99                   $821.04            80          280821            0.5
22145478                $49,811.43                   10.1                   $442.49          78.125        280930            0.5
22145502                $54,919.63                  10.99                   $523.37          63.953        130930            0.5
22145536                $70,266.14                   9.72                   $603.30            80          280930            0.5
22145577                $61,173.81                   8.49                   $473.22            80          280224            0.5
22145627                $47,245.84                   7.99                   $401.19          78.688        180421            0.5
22145635                $92,927.18                   8.3                    $706.48            80          280225            0.5
22145718                $62,304.73                  10.75                   $582.50            80          130930            0.5
22145734                $124,106.07                 10.75                  $1,159.38           90          131214            0.5
22145742                $174,547.36                  9.75                  $1,501.37           75          131230            0.5
22145809                $73,063.57                   8.49                   $565.40            80          280424            0.5
22145833                $91,505.52                   7.99                   $674.42            80          280713            0.5
22145841                $50,086.74                   7.99                   $369.47          77.538        280427            0.5
22145916                $29,197.92                   7.99                   $286.52            60          130502            0.5
22145924                $91,600.66                   8.49                   $706.75            80          280714            0.5
22145940                $62,012.20                   7.99                   $457.44          72.558        280502            0.5
22145957                $24,534.71                   7.99                   $315.31          29.213         80424            0.5
22145973                $68,421.20                   7.99                   $504.35            80          280527            0.5
22145981                $43,647.32                   8.49                   $338.01            80          280715            0.5
22145999                $19,565.57                   8.99                   $202.73          74.004        130518            0.5
22146005                $65,330.94                   7.99                   $480.89            80          280710            0.5
22146039                $13,328.64                   8.99                   $177.27          75.454         80513            0.5
22146047                $50,912.24                   8.49                   $393.32            80          280513            0.5
22146054                $50,193.25                   7.99                   $369.47            80          280807            0.5
22146104                $74,603.31                   7.99                   $725.86            80          130819            0.5
22146195                $60,550.58                   7.99                   $445.71            80          280807            0.5
22146294                $105,565.18                  7.99                   $777.06            80          280805            0.5
22146351                $66,560.35                   8.99                   $537.82          80.626        130527            0.5
22146369                $57,024.52                   8.4                    $494.51          75.526        181008            0.5
22146377                $53,642.80                   7.99                   $454.68            80          180528            0.5
22146419                $24,818.22                   7.99                   $243.55          24.285        130527            0.5
22146427                $92,638.66                   8.75                   $730.06            80          281109            0.5
22146435                $34,334.34                   7.99                   $252.91          38.333        280727            0.5
22146468                $54,100.47                   7.99                   $398.79            80          280602            0.5
22146476                $67,721.06                   7.99                   $498.49          79.069        280727            0.5
22146484                $42,379.61                   8.9                    $338.92          60.714        130929            0.5
22146492                $59,698.61                   9.5                    $776.39          60.49          90119            0.5
22146500                $73,529.56                   9.5                    $689.31            85          181005            0.5
22146518                $68,554.11                   7.99                   $668.55          58.333        130713            0.5
22146526                $117,875.09                  8.75                   $929.49            85          130930            0.5
22146575                $121,037.01                  9.7                   $1,037.94         78.275        130915            0.5
22146583                $154,645.84                  8.85                  $1,230.47         78.282        130930            0.5
22146609                $282,863.77                   9                    $2,281.11           90          281005            0.5
22146633                $150,756.39                  8.95                  $1,211.15           80          131013            0.5
22146658                $123,877.16                  9.99                  $1,088.15           85          131016            0.5
22146666                $63,602.30                   7.99                   $469.16            80          280526            0.5
22146674                $132,947.55                  9.99                  $1,167.95           90          131005            0.5
22146690                $62,056.44                   7.99                   $457.44            80          280602            0.5
22146724                $31,149.38                   7.99                   $305.63            80          130528            0.5
22146732                $60,731.65                   7.99                   $595.97            80          130505            0.5
22146849                $87,469.75                   7.75                   $644.77          61.643        280602            0.5
22146898                $105,288.32                  8.75                   $835.87            85          280603            0.5
22146914                $46,971.29                    10                    $507.21            80          131207            0.5
22146948                $102,776.66                  7.99                   $756.53            80          280802            0.5
22146955                $62,940.75                   7.99                   $463.30            80          280802            0.5
22146963                $91,675.84                   9.95                   $802.22            90          131104            0.5
22146971                $48,200.43                   7.99                   $810.22          78.787         50526            0.5
22146997                $70,944.76                   7.99                   $687.66          79.12         130802            0.5
22147003                $55,651.96                   7.99                   $410.52            80          280526            0.5
22147060                $43,802.17                   8.99                   $353.72            80          280616            0.5
22147078                $10,831.13                   9.65                   $115.55            80          130914            0.5
22147086                $61,750.45                   7.99                   $457.43            80          280528            0.5
22147128                $47,152.98                   7.99                   $458.44            80          130802            0.5
22147169                $72,250.00                   10.9                   $816.66            85          140201            0.5
22147268                $63,903.14                  10.79                   $599.36          71.91         131013            0.5
22147276                $60,713.57                   7.99                   $595.97            80          130414            0.5
22147292                $42,836.21                   7.99                   $364.42            80          180420            0.5
22147326                $51,539.01                   7.99                   $389.99            80          280402            0.5
22147342                $22,175.50                   7.99                   $285.00          41.228         80422            0.5
22147375                $60,061.93                   7.99                   $508.18            80          180715            0.5
22147383                $48,198.55                   7.99                   $355.54          57.738        280428            0.5
22147417                $50,977.66                   8.49                   $393.33            80          280610            0.5
22147441                $31,914.45                   7.99                   $315.17            75          130318            0.5
22147466                $119,200.65                  8.25                   $901.52          72.727        280428            0.5
22147482                $100,584.05                  7.99                   $740.40          73.722        280802            0.5
22147490                $46,034.04                   7.99                   $454.62            80          130319            0.5
22147508                $82,552.65                   8.25                   $625.05            80          280802            0.5
22147532                $71,575.25                   8.25                   $540.91          77.419        280402            0.5
22147540                $59,584.24                   7.99                   $439.85            80          280427            0.5
22147565                $75,475.28                   8.5                    $584.37            80          280306            0.5
22147599                $63,357.93                   7.99                   $467.70          74.186        280408            0.5
22147672                $55,748.14                   8.49                   $430.20          76.712        280725            0.5
22147730                $111,462.20                  7.99                   $821.04            80          280720            0.5
22147755                $45,551.37                   8.49                   $398.91            80          180720            0.5
22147847                $80,391.96                   10.1                   $907.81          89.361        130501            0.5
22147854                $83,622.37                   8.99                   $675.28            80          280605            0.5
22147888                $53,095.26                   8.15                   $453.35            80          180924            0.5
22147946                $57,360.92                  10.69                   $535.09            90          280916            0.5
22147953                $91,358.01                    8                     $675.06            80          280402            0.5
22147979                $126,471.03                  8.49                   $977.16            80          280702            0.5
22147987                $44,525.94                   10.7                   $453.31            80          180928            0.5
22147995                $98,832.87                   7.99                   $733.07          77.519        280802            0.5
22148050                $74,542.89                   8.95                   $672.38          68.807        180925            0.5
22148100                $56,552.05                   8.49                   $498.63          79.31         180402            0.5
22148142                $37,257.66                   8.6                    $329.56          41.888        180721            0.5
22148183                $67,038.27                   7.99                   $610.41          75.555        150804            0.5
22148209                $84,585.85                   8.35                   $643.05            80          281005            0.5
22148217                $38,141.75                   8.9                    $305.02            85          131001            0.5
22148225                $59,753.89                   7.99                   $439.84            75          280814            0.5
22148233                $102,836.13                  8.95                   $826.06          84.183        281001            0.5
22148241                $109,342.37                  8.7                    $858.31            80          281001            0.5
22148274                $63,781.99                   7.99                   $469.16            80          280821            0.5
22148324                $17,363.38                   8.99                   $180.43          77.689        130512            0.5
22148332                $50,448.18                   9.8                    $436.38            85          130914            0.5
22148340                $96,088.39                   8.25                   $724.22            80          130910            0.5
22148357                $47,735.75                   7.99                   $351.87          57.831        280526            0.5
22148407                $108,257.74                  8.95                   $869.12            70          131001            0.5
22148415                $132,119.08                  8.75                  $1,185.06           75          181001            0.5
22148456                $73,984.36                   7.99                   $716.31          61.728        131007            0.5
22148464                $51,851.33                   8.85                   $412.80            80          130909            0.5
22148480                $39,971.01                   8.89                   $408.13            75          130928            0.5
22148548                $78,309.48                  10.69                   $728.32            80          131005            0.5
22148605                $82,517.92                   7.99                   $606.98            80          280828            0.5
22148613                $71,500.06                   7.9                    $597.76            80          181006            0.5
22148621                $92,229.15                   8.85                   $940.01          84.234        131005            0.5
22148639                $58,211.67                   7.99                   $573.04            80          130402            0.5
22148662                $72,480.47                  11.19                   $764.01          84.971        180921            0.5
22148688                $45,133.65                   8.25                   $340.17            80          130916            0.5
22148696                $20,753.71                   9.49                   $252.04            80          130818            0.5
22148704                $48,454.33                   8.99                   $438.31          80.122        181005            0.5
22148738                $68,275.49                  10.99                   $650.88            90          130908            0.5
22148761                $49,462.17                   8.99                   $398.74            80          281001            0.5
22148779                $56,695.82                   9.89                   $493.85            80          130904            0.5
22148795                $64,284.32                   9.99                   $564.69            80          130908            0.5
22148803                $59,824.00                   8.8                    $474.16            75          280928            0.5
22148811                $51,155.50                  11.99                   $526.26            80          131001            0.5
22148837                $70,156.48                   7.99                   $516.08            80          130916            0.5
22148845                $118,994.90                 10.99                  $1,234.71           90          180916            0.5
22148852                $47,927.02                    10                    $520.11            80          131009            0.5
22148878                $19,731.49                   8.99                   $202.74          38.461        130908            0.5
22148910                $79,810.30                   9.75                   $687.33            64          280903            0.5
22148928                $43,346.92                  11.75                   $438.79            90          281001            0.5
22148951                $30,605.84                   9.6                    $325.58          59.25         130911            0.5
22149009                $47,143.82                  10.55                   $433.53            80          131110            0.5
22149025                $67,853.09                  10.19                   $606.32            85          130911            0.5
22149033                $131,762.98                  9.99                  $1,157.42           80          131001            0.5
22149074                $26,427.03                  11.69                   $314.55            65          130911            0.5
22149132                $54,313.93                   9.3                    $449.51            80          131013            0.5
22149173                $166,781.17                  8.39                  $1,272.62           80          130923            0.5
22149181                $102,967.36                  9.99                   $904.90            80          130915            0.5
22149199                $255,170.76                  8.24                  $1,921.45           80          130901            0.5
22149207                $204,644.90                  8.99                  $1,649.61         97.76         131001            0.5
22149223                $260,062.81                  9.49                  $2,192.73           90          130801            0.5
22149264                $54,248.82                   8.99                   $437.33            80          130908            0.5
22149272                $137,521.01                 11.49                  $1,362.59           85          130915            0.5
22149280                $63,855.72                   9.99                   $561.18            80          130910            0.5
22149298                $28,960.76                  10.35                   $390.23          84.881         90112            0.5
22149306                $91,915.61                   9.85                   $797.19            80          281201            0.5
22149314                $27,637.22                   9.39                   $290.53          67.837        130825            0.5
22149330                $161,265.93                 10.99                  $1,536.79           85          131002            0.5
22149363                $52,404.43                  10.99                   $499.58            50          130908            0.5
22149371                $60,158.91                   9.99                   $528.74            90          130918            0.5
22149397                $24,959.64                  10.49                   $228.50          47.169        131002            0.5
22149421                $80,635.58                   7.99                   $682.03          76.981        181002            0.5
22149447                $191,351.17                  8.24                  $1,441.08         73.003        280916            0.5
22149462                $78,115.78                   8.49                   $777.49          65.289        130925            0.5
22149470                $23,901.33                  11.99                   $264.10          28.915        180923            0.5
22149488                $115,611.81                  8.99                   $932.53            80          130801            0.5
22149504                $115,492.23                  9.99                  $1,014.50         79.986        131001            0.5
22149512                $84,637.10                  10.74                   $790.96            80          280921            0.5
22149520                $67,901.44                  10.99                   $647.07          84.28         130928            0.5
22149546                $108,982.53                  8.99                   $881.08          78.848        280917            0.5
22149595                $62,261.82                   8.99                   $501.64            80          131002            0.5
22149603                $54,676.46                   9.99                   $480.51            80          130910            0.5
22149645                $63,858.28                   8.99                   $514.50            80          130928            0.5
22149660                $83,651.71                   8.95                   $672.87            70          131216            0.5
22149678                $144,324.16                 11.79                  $1,463.03           85          130918            0.5
22149736                $493,845.91                  8.74                  $3,890.64         76.153        131001            0.5
22149769                $134,695.70                  9.99                  $1,183.73           90          130825            0.5
22149777                $123,707.92                  8.69                   $970.20            80          131001            0.5
22149785                $10,387.55                  11.49                   $122.60          84.997        130909            0.5
22149850                $67,876.34                   8.99                   $697.41            80          130910            0.5
22149868                $55,660.37                   8.99                   $503.49            80          181005            0.5
22149884                $66,951.43                   8.99                   $539.42          79.976        281001            0.5
22149900                $78,203.69                   9.49                   $658.66            70          130908            0.5
22149934                $212,867.75                 10.49                  $1,949.55           90          130921            0.5
22149942                $202,106.84                 10.69                  $1,881.18           90          130921            0.5
22149959                $33,483.73                  10.79                   $314.67            80          130902            0.5
22149967                $14,869.71                  11.29                   $173.24           75.2         130928            0.5
22149975                $94,371.67                  11.29                   $920.72          86.697        130901            0.5
22149983                $59,086.72                   9.69                   $506.02            80          130928            0.5
22149991                $143,712.69                  9.49                  $1,209.78           90          281014            0.5
22150007                $30,150.13                  10.49                   $338.07            85          130810            0.5
22150015                $62,876.16                  10.69                   $585.26            90          130902            0.5
22150023                $37,877.39                   8.99                   $390.27          28.413        130904            0.5
22150031                $54,287.38                  10.39                   $493.15            85          130922            0.5
22150056                $22,699.34                  10.35                   $499.08          81.203         31223            0.5
22150072                $18,636.74                  11.29                   $217.12          76.478        130910            0.5
22150080                $23,749.73                  10.49                   $238.46          83.359        180921            0.5
22150098                $31,806.52                  10.79                   $325.74            80          180922            0.5
22150106                $79,780.78                   9.49                   $672.10            80          280928            0.5
22150122                $117,296.28                  8.24                   $882.67            80          130924            0.5
22150148                $179,739.13                 10.99                  $1,712.83           80          131001            0.5
22150163                $79,064.93                  11.29                   $771.65            90          130820            0.5
22150171                $15,820.62                  10.99                   $181.76          83.456        130910            0.5
22150197                $95,382.52                   7.99                   $703.02            70          131002            0.5
22150221                $11,822.12                   9.24                  $1,257.58           90          130821            0.5
22150254                $174,450.17                  8.39                  $1,331.98         78.828        130915            0.5
22150270                $86,650.93                   9.99                   $839.00            75          181007            0.5
22150288                $68,028.72                  10.99                   $781.55          84.938        130901            0.5
22150296                $89,401.60                   8.99                   $720.30            80          280921            0.5
22150312                $19,825.56                   9.49                   $451.44          61.428         30908            0.5
22150320                $66,185.32                   8.25                   $498.85            80          131001            0.5
22150346                $63,616.59                  10.34                   $575.54            85          130921            0.5
22150387                $157,990.69                  8.69                  $1,239.36           80          131005            0.5
22150403                $70,657.43                   8.49                   $615.71          74.736        181015            0.5
22150411                $68,538.52                   8.69                   $690.16            70          130909            0.5
22150437                $121,257.55                  9.49                  $1,020.76           90          131001            0.5
22150452                $139,611.03                  8.99                  $1,125.47           80          280909            0.5
22150486                $69,753.48                  10.49                   $639.80          81.607        130923            0.5
22150502                $71,938.70                   10.2                   $642.52          84.705        131216            0.5
22150536                $79,097.04                  11.49                   $783.71            80          130916            0.5
22150585                $67,039.78                  10.69                   $624.28            80          130801            0.5
22150593                $50,664.56                   9.19                   $415.72            80          280925            0.5
22150601                $44,934.77                  10.99                   $428.21            90          130923            0.5
22150619                $31,820.52                   7.99                   $403.24            35           80922            0.5
22150627                $190,394.26                  12.3                  $2,006.77           90          131130            0.5
22150635                $62,892.57                  11.29                   $613.81            90          130901            0.5
22150643                $83,772.52                   9.99                   $908.60            90          131015            0.5
22150650                $50,966.20                   8.24                   $384.29            80          280724            0.5
22150684                $17,782.23                  10.49                   $198.31           84.9         130918            0.5
22150759                $140,284.33                  9.35                  $1,166.06         78.055        281015            0.5
22150791                $44,633.61                   8.49                   $344.16            80          280717            0.5
22150809                $54,925.17                   8.49                   $424.05            80          280615            0.5
22150858                $83,052.31                   8.65                   $648.61            80          281019            0.5
22150874                $25,959.03                   10.9                   $245.65          36.619        131005            0.5
22150882                $80,319.03                  11.39                   $940.76          90.017        131019            0.5
22150890                $103,827.02                 10.35                   $939.69            80          131015            0.5
22150908                $35,605.90                   8.75                   $359.81            80          131005            0.5
22150940                $143,778.96                  9.35                  $1,195.11           90          131013            0.5
22150957                $32,420.20                   8.5                    $249.90            50          131016            0.5
22150965                $131,676.70                  8.5                   $1,014.97           80          131019            0.5
22151047                $53,004.82                    10                    $466.00            90          281002            0.5
22151070                $52,318.14                  10.75                   $591.86            80          131001            0.5
22151112                $90,237.67                   9.99                   $792.66            80          131007            0.5
22151161                $33,734.35                   9.25                   $349.93          30.63         131118            0.5
22151286                $57,206.60                  13.875                  $763.58          99.956        130901            0.5
22151302                $14,539.76                  10.99                   $425.47          84.699         81016            0.5
22151336                $17,753.68                  11.45                   $209.70          82.746        131001            0.5
22151419                $56,630.38                  11.75                   $572.34            90          281001            0.5
22151435                $13,000.12                   8.99                   $117.78          35.405        180928            0.5
22151443                $69,290.73                   9.74                   $741.13          48.951        131005            0.5
22151450                $41,643.41                   10.6                   $420.64            90          181007            0.5
22151492                $115,968.66                  9.5                    $977.07          74.967        131001            0.5
22151518                $52,414.64                  10.49                   $479.85           100          280928            0.5
22151534                $45,109.80                   9.49                   $379.74            80          131001            0.5
22151583                $248,709.20                 11.99                  $2,750.97         79.632        180914            0.5
22151591                $70,954.69                  10.45                   $647.72            90          280901            0.5
22151617                $134,708.87                  11.8                  $1,367.88           90          280625            0.5
22151625                $29,927.31                  10.99                   $285.48           37.5         131009            0.5
22151633                $134,543.82                  8.35                  $1,167.36         77.714        181014            0.5
22151658                $20,208.19                  10.65                   $278.35          82.387         81015            0.5
22151674                $82,392.02                  10.95                   $782.56          65.476        130901            0.5
22151708                $48,812.82                  12.35                   $602.83          73.641        130916            0.5
22151724                $187,167.58                 10.05                  $1,652.38           75          280901            0.5
22151799                $83,549.70                   9.99                   $733.91            90          280930            0.5
22151807                $66,938.59                  11.75                   $676.31          78.823        281005            0.5
22151831                $15,846.39                   9.99                   $215.32          77.887         80928            0.5
22151849                $71,662.97                   8.9                    $572.76          63.115        131001            0.5
22151856                $170,752.16                 10.99                  $1,627.19           90          281005            0.5
22151872                $69,096.88                   10.5                   $633.91            90          280701            0.5
22151914                $71,206.02                   8.65                   $715.36            80          131005            0.5
22151955                $57,338.40                   10.8                   $651.96          34.523        130917            0.5
22151963                $71,806.47                   9.15                   $587.12            80          131002            0.5
22151997                $69,623.28                   9.99                   $675.06          89.743        181009            0.5
22152029                $42,195.67                   8.5                    $368.83            85          181009            0.5
22152037                $15,512.06                   8.99                   $205.13           8.1           80429            0.5
22152052                $59,099.25                   11.3                   $577.24            80          281001            0.5
22152060                $56,019.78                  11.05                   $536.37            85          281001            0.5
22152086                $159,610.74                  8.55                  $1,235.94           80          131005            0.5
22152094                $45,919.17                   8.7                    $360.24          79.31         131005            0.5
22152102                $69,549.13                   9.1                    $565.85            85          281016            0.5
22152136                $58,178.51                  12.59                   $667.22          50.085        181005            0.5
22152169                $52,850.87                  10.99                   $547.74            90          180928            0.5
22152177                $59,391.74                  10.99                   $566.18            85          280915            0.5
22152201                $98,080.01                   9.25                   $809.52            80          281006            0.5
22152227                $19,385.19                  11.29                   $225.84          79.864        131002            0.5
22152235                $67,833.04                  10.19                   $605.88            90          280921            0.5
22152250                $118,892.17                  11.8                  $1,205.76           85          131201            0.5
22152268                $39,904.46                  10.75                   $372.93            85          131005            0.5
22152276                $40,307.71                  10.99                   $417.76            90          181014            0.5
22152284                $130,801.93                 10.81                  $1,484.60           66          131005            0.5
22152300                $51,009.97                   8.75                   $402.80            80          131023            0.5
22152318                $34,572.65                  13.75                   $460.25          56.693        130929            0.5
22152326                $87,183.00                  11.35                   $854.55            90          131001            0.5
22152359                $31,374.15                  11.25                   $364.72          83.894        130929            0.5
22152367                $52,605.34                   9.99                   $462.10            85          130930            0.5
22152383                $58,981.40                  11.25                   $685.65            85          131013            0.5
22152409                $79,216.98                   9.99                   $768.11            90          181001            0.5
22152425                $61,609.36                  10.99                   $640.05            85          180815            0.5
22152466                $70,738.79                   9.95                   $619.59          72.346        130918            0.5
22152482                $29,708.16                  10.05                   $323.30          16.483        131005            0.5
22152490                $218,956.36                  10.5                  $2,006.94         85.038        280901            0.5
22152524                $31,275.25                   9.5                    $293.62            75          180922            0.5
22152540                 $9,916.78                  11.75                   $118.42          68.828        131005            0.5
22152565                $143,746.01                 11.15                  $1,387.69           80          280903            0.5
22152581                $23,007.71                   9.8                    $309.27          39.333         80918            0.5
22152615                $205,305.88                  11.8                  $2,241.49           75          181001            0.5
22152623                $19,906.14                  10.35                   $219.23          82.425        131223            0.5
22152631                $89,064.68                   9.3                    $737.48            85          131019            0.5
22152649                $34,500.88                  10.75                   $392.33          63.839        130901            0.5
22152656                $11,438.59                   9.99                   $110.90          79.791        180929            0.5
22152664                $181,250.65                  9.99                  $1,592.33         79.752        131005            0.5
22152672                $154,424.97                  10.6                  $1,559.92         90.023        181002            0.5
22152714                $71,295.74                   9.99                   $773.28            90          130928            0.5
22152763                $71,856.63                   9.5                    $605.42            90          281013            0.5
22152771                $170,209.95                 10.85                  $1,603.48           80          281101            0.5
22152805                $26,712.28                   11.8                   $387.11            80           80930            0.5
22152813                $55,169.20                  11.99                   $567.88            85          280901            0.5
22152821                $167,483.89                  8.5                   $1,291.77           80          130914            0.5
22152839                $66,263.79                   11.3                   $647.44            80          280803            0.5
22152847                $40,428.35                  10.29                   $407.51            90          180902            0.5
22152854                $302,619.77                 11.65                  $3,035.31           75          281001            0.5
22152862                $99,278.79                  10.35                   $898.58          88.794        281014            0.5
22152896                $79,977.73                  10.75                   $747.72            90          281001            0.5
22152920                $148,293.69                 11.25                  $1,442.33           90          281002            0.5
22152938                $47,310.94                   10.5                   $647.69          12.151         81009            0.5
22152946                $58,385.92                   9.6                    $496.18            90          281019            0.5
22152961                $71,199.95                   9.85                   $618.69            85          280815            0.5
22152987                $17,565.30                  10.99                   $246.47          73.792         81009            0.5
22152995                $70,331.77                   9.15                   $728.53          78.674        131002            0.5
22153001                $41,190.19                  10.99                   $392.53            75          281005            0.5
22153019                $52,924.52                   9.7                    $566.20          41.23         130825            0.5
22153043                $69,415.69                   9.99                   $753.94            90          131015            0.5
22153100                $89,824.50                   9.6                    $763.35          78.26         281012            0.5
22153118                $23,883.11                  12.19                   $361.43          82.976         81005            0.5
22153142                $63,532.03                   9.4                    $591.47            90          181006            0.5
22153167                $28,914.37                   9.99                   $313.61          77.204        131016            0.5
22153175                $45,624.05                  10.85                   $429.81            63          131008            0.5
22153183                $179,110.41                  12.4                  $1,900.22           85          130825            0.5
22153191                $58,824.37                   12.9                   $688.20          64.945        180901            0.5
22153217                $148,233.33                  9.99                  $1,302.10           90          281019            0.5
22153225                $76,384.23                  10.79                   $716.42            90          131009            0.5
22153233                $74,141.70                   8.75                   $667.21          88.823        181014            0.5
22153266                $310,123.00                  11.8                  $3,146.12         89.973        131001            0.5
22153274                $75,224.59                   8.75                   $593.17          49.933        281008            0.5
22153282                $244,514.96                 11.99                  $2,516.16           85          130918            0.5
22153290                $108,971.24                  9.99                  $1,056.94           80          181001            0.5
22153324                $65,140.27                   9.99                   $633.59            90          180928            0.5
22153332                $61,991.52                  11.99                   $749.71          78.125        130921            0.5
22153373                $133,031.47                 11.65                  $1,334.34           90          281001            0.5
22153399                $14,877.48                   9.5                    $196.68          20.821         81019            0.5
22153456                $55,753.91                  11.49                   $596.82            80          181001            0.5
22153506                $67,225.28                  10.75                   $634.77            80          280828            0.5
22153514                $75,823.19                   8.75                   $597.89            80          281014            0.5
22153522                $59,795.92                   9.79                   $517.26            80          130916            0.5
22153548                $24,453.88                   8.2                    $305.97          42.372         81016            0.5
22153555                $26,397.70                   8.35                   $260.58          52.352        130928            0.5
22153563                $26,855.80                   9.99                   $260.38          70.954        180928            0.5
22153589                $39,572.01                   8.99                   $405.47            80          130921            0.5
22153647                $53,576.59                   8.75                   $477.21            75          180801            0.5
22153688                $106,953.18                 10.09                  $1,166.53           80          131001            0.5
22153696                $54,814.07                   9.49                   $576.60            85          131005            0.5
22153720                $107,872.08                  8.5                    $944.20            80          180925            0.5
22153753                $42,120.78                   11.5                   $603.15          79.749         80924            0.5
22153795                $75,933.98                   8.99                   $982.59            80           81001            0.5
22153845                $53,731.61                  10.55                   $540.94            90          181001            0.5
22153852                $59,357.99                   8.99                   $608.21            80          130925            0.5
22153860                $23,919.75                  11.34                   $253.30          57.142        181001            0.5
22153894                $112,482.65                  8.99                  $1,155.59         83.211        131001            0.5
22153944                $61,467.77                   9.14                   $501.87            80          130922            0.5
22153969                $25,698.21                  10.64                   $289.67          70.27         130923            0.5
22153977                $115,664.40                  9.99                  $1,018.00           90          280513            0.5
22153985                $67,487.21                   9.64                   $715.83            80          131001            0.5
22154017                $102,667.24                 10.04                   $905.63            85          280923            0.5
22154025                $75,892.90                   10.4                   $689.98            90          280916            0.5
22154090                $29,104.95                   8.75                   $374.73          40.958         81005            0.5
22154124                $24,628.89                  11.99                   $301.08          78.645        130520            0.5
22154140                $56,390.98                   9.75                   $485.64            85          130901            0.5
22154157                $34,941.55                  11.89                   $524.93            75           80918            0.5
22154181                $74,979.65                   8.99                   $770.40            80          130921            0.5
22154264                $53,306.57                   9.49                   $563.56          82.541        130925            0.5
22154272                $48,917.89                   9.4                    $460.50            85          180915            0.5
22154280                $103,088.86                 9.375                   $859.20          86.806        280914            0.5
22154314                $34,814.26                  13.99                   $466.54            90          131001            0.5
22154322                $63,992.84                   8.75                   $646.64          76.117        131005            0.5
22154355                $101,474.08                  8.99                   $817.57          84.75         281001            0.5
22154413                $73,646.79                   9.3                    $609.81            90          280930            0.5
22154447                $109,444.57                 11.09                  $1,051.21           80          131001            0.5
22154454                $57,520.43                   9.95                   $503.35            90          281007            0.5
22154470                $54,085.63                  11.14                   $566.71            85          180916            0.5
22154496                $53,702.19                   9.74                   $511.85            80          181001            0.5
22154512                $50,059.18                   9.95                   $438.25            85          280914            0.5
22154553                $28,692.26                   8.99                   $233.13          78.994        131005            0.5
22154561                $75,793.56                   7.99                   $557.13            76          281001            0.5
22154579                $41,325.02                   9.95                   $361.79            90          280925            0.5
22154595                $30,002.37                   8.5                    $263.82            80          180630            0.5
22154629                $176,263.23                  8.5                   $1,358.67         79.954        281005            0.5
22154637                $71,033.38                   8.99                   $729.85          74.226        130923            0.5
22154652                $87,839.86                  10.99                   $837.38          80.06         130910            0.5
22154660                $42,937.71                  10.99                   $409.17          47.777        131009            0.5
22154686                $19,796.46                   9.55                   $209.45          41.666        131019            0.5
22154694                $35,369.50                   9.05                   $363.67          74.686        131015            0.5
22154710                $179,547.77                 8.375                  $1,368.13           80          280906            0.5
22154736                $49,173.59                   9.5                    $522.11          83.981        131005            0.5
22154744                $15,566.65                  12.15                   $193.58          67.739        131015            0.5
22154827                $49,406.46                   9.75                   $425.29            90          281005            0.5
22154835                $99,362.11                   8.4                    $983.79          76.509        131005            0.5
22154843                $90,121.92                   8.99                   $924.47            80          131001            0.5
22154850                $17,572.55                  12.34                   $216.47          83.583        130921            0.5
22154918                $48,398.69                  10.94                   $554.53          81.583        130921            0.5
22154934                $118,905.29                  9.14                   $971.15            80          131001            0.5
22154959                $46,289.77                   8.74                   $364.70            80          130924            0.5
22154967                $58,312.72                   8.5                    $507.68          49.576        181201            0.5
22154975                $79,013.79                   9.79                   $682.78            90          280916            0.5
22154983                $263,118.42                   9                    $2,124.20           80          280804            0.5
22155048                $38,431.71                   8.74                   $303.08          75.607        130901            0.5
22155063                $80,615.45                  10.99                   $768.39            85          280909            0.5
22155071                $132,875.38                  10.5                  $1,218.43           90          280801            0.5
22155089                $107,434.20                 10.14                  $1,052.27           80          180925            0.5
22155105                $128,680.91                  8.75                  $1,144.41           70          181013            0.5
22155139                $35,961.97                   11.1                   $345.56            75          131118            0.5
22155170                $40,487.20                  11.55                   $402.61            90          281130            0.5
22155188                $64,394.47                   8.74                   $572.24            80          180921            0.5
22155196                $52,467.81                   9.7                    $559.86          60.919        131006            0.5
22155204                $37,611.62                  11.99                   $455.82          74.764        130918            0.5
22155212                $111,266.24                  8.8                   $1,132.72         82.481        131005            0.5
22155287                $50,927.81                   11.1                   $489.55          76.119        130928            0.5
22155352                $63,703.22                   8.9                    $510.37          60.377        290101            0.5
22155436                $15,051.43                   13.3                   $199.19          82.592        131105            0.5
22155469                $70,784.76                   9.3                    $654.41            80          181002            0.5
22155477                $143,666.76                  9.25                  $1,184.66           75          281005            0.5
22155519                $39,177.72                   10.9                   $548.74          44.444         81005            0.5
22155535                $255,625.80                 10.95                  $2,428.28         74.883        131019            0.5
22155543                $282,360.75                  8.5                   $2,176.45         79.999        131005            0.5
22155576                $80,829.66                   10.4                   $734.89            90          281021            0.5
22155584                $72,078.69                   9.75                   $620.74          62.543        130801            0.5
22155634                $50,400.00                   9.9                    $538.52            90          140201            0.5
22155667                $41,933.77                   10.6                   $387.34          71.186        131005            0.5
22155733                $77,266.78                  10.19                   $690.14            90          281015            0.5
22155758                $28,827.62                   9.15                   $263.73          31.182        181015            0.5
22155766                $26,809.24                  11.29                   $311.82          78.381        131005            0.5
22155816                $154,272.14                  8.6                   $1,545.35           80          131013            0.5
22155832                $60,866.98                  11.95                   $640.22          74.846        231019            0.5
22155931                $50,917.81                  11.55                   $507.00          72.857        280911            0.5
22155964                $334,069.30                  8.99                  $2,693.08         72.826        280915            0.5
22155972                $53,110.54                   10.3                   $478.71            80          281009            0.5
22155980                $69,874.28                   9.99                   $613.79          38.674        281101            0.5
22156020                $174,679.04                  8.49                  $1,344.36         77.777        130930            0.5
22156038                $101,880.41                  8.8                    $806.08            85          281101            0.5
22156087                $57,474.29                   10.5                   $526.89            80          130901            0.5
22156111                $39,906.55                  10.35                   $438.45          82.077        140112            0.5
22156194                $64,828.89                   9.25                   $534.74          68.421        130901            0.5
22156244                $80,749.08                  10.875                  $762.80          89.988        130801            0.5
22156251                $46,570.42                   9.75                   $401.66            85          130701            0.5
22156277                $63,614.00                  10.25                   $571.27            75          130901            0.5
22156293                $30,691.40                   11.3                   $357.75          84.861        131005            0.5
22156319                $37,497.64                   9.5                    $396.81          44.15         140105            0.5
22156335                $47,383.32                   9.79                   $508.18          76.666        131016            0.5
22156418                $44,472.56                   9.75                   $383.19          53.734        130901            0.5
22156426                $129,729.28                  9.2                   $1,190.98           90          181001            0.5
22156483                $69,898.48                  10.99                   $666.10          31.111        281007            0.5
22156558                $52,252.12                   9.9                    $562.03          89.914        131208            0.5
22156590                $379,404.43                  9.25                  $3,126.17         79.664        281101            0.5
22156756                $119,989.50                  8.5                   $1,191.54         76.582        131013            0.5
22156814                $24,882.72                  10.99                   $257.88          75.952        181009            0.5
22156988                $49,526.99                   9.5                    $466.07          65.757        180817            0.5
22157044                $135,827.10                  9.5                   $1,461.91           80          130911            0.5
22157051                $50,049.66                  10.55                   $460.62          72.681        130923            0.5
22157069                $121,873.03                  9.25                  $1,003.66         60.396        281221            0.5
22157085                $128,186.93                  10.2                  $1,410.22           75          130911            0.5
22157101                $69,434.64                   8.75                   $703.61            80          130908            0.5
22157192                $95,441.84                   8.99                   $768.53            80          281125            0.5
22157200                $144,294.57                  11.1                  $1,387.04           85          131012            0.5
22157218                $28,000.00                   10.7                   $313.00          77.218        140105            0.5
22157234                $47,177.41                   10.5                   $432.21            90          281012            0.5
22157259                $87,797.36                   8.8                    $695.44            80          281013            0.5
22157267                $83,838.35                   8.45                   $642.91          79.245        281114            0.5
22157283                $14,808.33                   10.4                   $321.67          45.867         40119            0.5
22157291                $34,816.89                  10.15                   $341.24          47.297        180930            0.5
22157309                $55,441.30                  11.75                   $604.71            90          180728            0.5
22157341                $63,842.60                   8.49                   $491.65          75.294        281016            0.5
22157358                $56,439.55                  11.15                   $591.05            90          181005            0.5
22157382                $72,845.01                   9.99                   $986.75          86.86          80901            0.5
22157390                $67,384.35                  10.85                   $635.18            90          281005            0.5
22157432                $47,891.80                   9.99                   $420.88            80          280910            0.5
22157465                $91,805.70                   9.49                   $975.79            85          130820            0.5
22157473                $68,277.17                   9.99                   $599.76            90          130901            0.5
22157507                $68,276.15                   9.95                   $597.73            90          281013            0.5
22157523                $61,638.83                   8.75                   $622.86            82          131015            0.5
22157549                $138,891.23                  7.55                   $978.08            80          281101            0.5
22157598                $42,853.38                   8.95                   $436.88            80          131023            0.5
22157622                $202,334.66                 12.39                  $2,143.93           90          130930            0.5
22157648                $42,234.75                   10.7                   $393.27            90          130921            0.5
22157721                $75,091.62                   9.65                   $640.57            80          131019            0.5
22157747                $114,565.56                  9.75                  $1,092.69           90          181001            0.5
22157762                $106,370.67                  11.8                  $1,079.11           75          131008            0.5
22157788                $39,889.67                   10.8                   $374.43            85          130925            0.5
22157804                $50,002.01                   9.9                    $483.04            90          180825            0.5
22157838                $18,294.93                  12.15                   $270.11          85.001         81019            0.5
22157846                $123,545.74                  11.7                  $1,244.40           75          280701            0.5
22157861                $69,645.35                   10.5                   $698.87          65.42         181030            0.5
22157895                $43,293.79                   11.5                   $429.29            85          280922            0.5
22157937                $63,077.53                   9.15                   $652.30          76.807        131019            0.5
22157960                $13,858.75                   9.65                   $147.47          79.897        131021            0.5
22158083                $73,100.00                  11.75                   $737.88            85          281006            0.5
22158125                $35,552.20                   12.2                   $398.08            70          180930            0.5
22158141                $44,584.11                   8.5                    $388.79            80          181020            0.5
22158166                $73,933.68                  11.85                   $752.64          64.912        131105            0.5
22158190                $112,154.12                  8.99                   $903.11            82          281019            0.5
22158216                $51,712.58                   10.5                   $577.02            90          131015            0.5
22158265                $31,138.73                   11.6                   $369.99          72.735        131005            0.5
22158281                $122,187.20                  8.75                   $962.92            80          281005            0.5
22158299                $123,750.00                 11.35                  $1,211.34           75          280929            0.5
22158364                $58,713.79                   9.75                   $505.18          74.242        280924            0.5
22158380                $36,238.79                  14.29                   $439.66            70          130320            0.5
22158422                $15,950.00                  11.25                   $184.38          84.44         140105            0.5
22158463                $34,709.46                   8.99                   $354.79          76.635        131102            0.5
22158471                $63,142.09                  11.75                   $637.95            80          281004            0.5
22158497                $72,250.00                  11.95                   $740.39            85          280625            0.5
22158513                $41,403.03                   11.5                   $442.57          79.047        181004            0.5
22158521                $25,000.00                    11                    $258.05          75.075        190111            0.5
22158539                $31,077.57                  10.99                   $321.83            80          180914            0.5
22158562                $25,091.38                  11.99                   $302.28            72          130904            0.5
22158588                $119,003.93                 10.99                  $1,134.27           80          280928            0.5
22158687                $222,442.90                 11.75                  $2,247.96           85          280827            0.5
22158703                $79,872.55                  10.55                   $734.78          79.382        131006            0.5
22158737                $26,441.64                   10.1                   $234.52          57.608        130918            0.5
22158752                $62,897.08                   10.5                   $576.29          74.117        281004            0.5
22158760                $80,854.58                   9.99                   $710.23            90          281004            0.5
22158786                $62,014.18                   9.85                   $538.11            90          281020            0.5
22158794                $63,636.14                   9.5                    $596.56          78.048        180928            0.5
22158869                $10,410.48                  11.55                   $124.63          80.171        131004            0.5
22158877                $158,008.32                  9.55                  $1,337.70           80          280921            0.5
22158885                $18,251.68                  11.79                   $263.18          79.007         81005            0.5
22158893                $135,174.00                  9.25                  $1,112.04         80.253        280818            0.5
22158919                $75,261.24                  10.85                   $852.17            90          131123            0.5
22158927                $28,703.27                   9.49                   $302.65          53.703        131006            0.5
22158943                $195,802.91                 12.65                  $2,114.67         69.014        130929            0.5
22158950                $59,780.24                   8.55                   $463.48          44.444        280804            0.5
22158968                $47,016.49                  10.59                   $474.59            75          181020            0.5
22158976                $11,892.46                  10.95                   $136.02            30          131025            0.5
22158992                $93,827.97                   9.9                    $817.98          72.868        281005            0.5
22159016                $27,078.78                   10.5                   $302.88          70.032        130930            0.5
22159040                $59,811.78                   9.75                   $514.85            85          281014            0.5
22159057                $57,931.89                  11.95                   $594.36          74.358        280923            0.5
22159065                $74,612.25                  11.95                   $765.50            90          280928            0.5
22159099                $87,755.50                   8.99                   $707.44            80          130904            0.5
22159115                $50,232.69                   9.79                   $434.50            80          130630            0.5
22159123                $131,765.14                 10.75                  $1,230.66           85          281001            0.5
22159149                $11,248.68                  12.99                   $170.15           100           81001            0.5
22159156                $111,548.01                  9.99                   $980.30          79.857        280914            0.5
22159172                $33,292.72                   9.99                   $360.86            80          131004            0.5
22159180                $55,800.00                  12.49                   $595.10            90          281001            0.5
22159222                $99,852.21                   10.9                   $944.78            80          131005            0.5
22159248                $54,259.71                   9.35                   $451.49            85          280914            0.5
22159255                $36,916.59                   9.99                   $324.43          78.942        131005            0.5
22159263                $65,694.85                  12.25                   $739.93            90          180923            0.5
22159271                $73,871.54                  10.15                   $657.63          76.683        131006            0.5
22159305                $47,046.53                  10.99                   $448.67            85          130801            0.5
22159321                $121,122.38                  10.1                  $1,075.69           85          131005            0.5
22159339                $112,087.30                  11.5                  $1,320.64           85          130914            0.5
22159370                $28,080.95                  11.25                   $328.42          74.889        130921            0.5
22159396                $27,965.22                   11.7                   $281.57          65.882        131008            0.5
22159412                $44,927.50                   10.5                   $411.64          50.561        131002            0.5
22159453                $17,979.54                   12.1                   $186.54          28.571        130930            0.5
22159479                $29,961.78                   12.9                   $329.52            75          131009            0.5
22159503                $58,413.53                   10.9                   $552.70            90          131001            0.5
22159529                $70,407.07                   8.5                    $699.17          21.321        131201            0.5
22159552                $30,970.48                   12.9                   $340.51          48.437        131006            0.5
22159610                $69,935.07                   9.8                    $603.98          58.333        281201            0.5
22159644                $80,677.11                   13.2                   $905.90            85          130929            0.5
22159651                $99,863.31                   9.9                    $870.19          78.74         281101            0.5
22159677                $29,636.13                  11.25                   $288.47          88.656        131005            0.5
22159719                $37,743.82                  10.95                   $358.56          85.909        131006            0.5
22159735                $117,380.20                  7.99                   $989.61            80          180922            0.5
22159743                $134,837.64                  10.5                  $1,234.90          67.5         131005            0.5
22159776                $26,979.27                  12.55                   $289.21          19.424        131005            0.5
22159792                $39,540.20                   11.7                   $402.24            50          131005            0.5
22159834                $59,365.87                   9.99                   $521.72            85          130901            0.5
22159859                $24,943.64                   9.99                   $219.21          54.351        130916            0.5
22159875                $56,380.45                   9.39                   $470.77            85          280908            0.5
22159883                $22,946.58                  11.79                   $249.90          41.894        181006            0.5
22159891                $82,699.20                  10.99                   $788.38          84.974        130925            0.5
22159925                $61,753.44                   7.99                   $457.43          77.037        280502            0.5
22159933                $53,701.83                   7.99                   $454.68            80          180902            0.5
22159958                $73,862.58                  10.99                   $848.57            90          130925            0.5
22159990                $51,730.85                   7.99                   $381.20            80          280707            0.5
22160048                $29,827.82                  11.19                   $313.55          84.418        180918            0.5
22160063                $95,539.09                   7.99                   $703.74            80          280706            0.5
22160071                $24,809.73                   8.99                   $224.78          74.74         180922            0.5
22160089                $36,316.05                   8.49                   $320.86          78.723        180803            0.5
22160097                $24,591.82                  10.29                   $273.11          78.488        130921            0.5
22160113                $58,516.74                   7.99                   $431.04            80          280602            0.5
22160154                $61,702.33                   7.99                   $454.50            80          280721            0.5
22160162                $51,933.38                   7.99                   $511.92            80          130421            0.5
22160170                $70,509.18                   8.99                   $572.38            80          130826            0.5
22160188                $67,873.73                  10.65                   $657.44          62.28         131001            0.5
22160196                $63,722.22                   8.49                   $491.65            80          280707            0.5
22160212                $91,686.58                   7.99                   $674.42            80          280802            0.5
22160220                $73,498.73                   7.99                   $540.64          64.13         280825            0.5
22160246                $117,831.53                  7.99                   $867.95            80          280711            0.5
22160253                $89,030.88                   12.5                   $950.93            90          281020            0.5
22160287                $23,900.65                  10.05                   $258.64          72.678        140119            0.5
22160311                $58,087.77                  10.14                   $636.92            80          131001            0.5
22160329                $155,048.11                 11.45                  $1,531.02           80          131005            0.5
22160337                $45,469.16                   13.1                   $506.88            65          131005            0.5
22160345                $67,668.10                   8.99                   $693.36            80          130925            0.5
22160352                $42,683.51                   9.74                   $409.48            80          181001            0.5
22160360                $22,109.73                  14.08                   $349.83          78.519         81001            0.5
22160378                $139,203.00                  9.49                  $1,304.07           80          180918            0.5
22160386                $43,358.31                   8.99                   $446.02          79.898        130909            0.5
22160394                $49,329.94                   9.84                   $473.41            80          181001            0.5
22160402                $149,730.67                  9.99                  $1,315.25           80          281001            0.5
22160469                $39,579.13                   9.65                   $421.32          28.571        131021            0.5
22160477                $67,909.85                   11.4                   $668.22            85          131001            0.5
22160493                $50,808.93                  12.75                   $636.91            75          131124            0.5
22160501                $66,695.20                   9.25                   $549.55          79.985        131026            0.5
22160527                $63,029.98                   11.5                   $631.31            85          131027            0.5
22160543                $59,838.41                   9.14                   $488.83            75          130922            0.5
22160576                $71,948.32                   8.99                   $651.84          77.956        180916            0.5
22160592                $44,398.84                   12.1                   $648.23          64.285         81005            0.5
22160626                $96,680.90                  11.74                   $976.37            80          131002            0.5
22160634                $111,399.14                  9.99                   $978.55            90          131026            0.5
22160642                $34,961.62                  12.35                   $369.48          53.846        131013            0.5
22160683                $63,679.95                  12.25                   $668.03            85          131014            0.5
22160717                $60,282.82                   12.4                   $639.42            85          131005            0.5
22160741                $88,090.46                  10.95                   $862.45          80.045        231002            0.5
22160824                $37,065.98                   13.3                   $419.12            70          131009            0.5
22160840                $87,055.57                   7.99                   $642.17            80          280413            0.5
22160873                $74,874.28                   7.99                   $551.27            80          280802            0.5
22160923                $15,961.26                   12.1                   $193.06          40.019        140111            0.5
22160998                $39,901.81                   8.49                   $307.29            80          131001            0.5
22161012                $69,913.10                   11.7                   $703.91          82.352        131005            0.5
22161129                $59,922.01                  11.49                   $593.72            80          130928            0.5
22161145                $142,133.22                  9.79                  $1,227.63           80          131016            0.5
22161160                $28,717.71                  11.79                   $344.14          82.421        130904            0.5
22161236                $55,250.00                  11.75                   $557.70            85          280701            0.5
22161244                $53,657.81                  10.99                   $513.85            90          130910            0.5
22161269                $85,995.39                   9.99                   $834.18          61.785        180915            0.5
22161293                $47,934.26                  12.29                   $504.48            80          130914            0.5
22161319                $71,505.74                   9.65                   $761.01            85          131027            0.5
22161327                $296,625.51                  9.69                  $2,539.04         84.992        131019            0.5
22161368                $94,294.34                  10.99                   $899.23            75          280823            0.5
22161384                $64,912.69                  11.34                   $635.77          56.521        281001            0.5
22161426                $34,785.57                  10.69                   $353.92            70          180914            0.5
22161434                $89,069.12                  10.49                   $815.74            85          130908            0.5
22161442                $46,920.84                   9.69                   $446.32          75.853        180902            0.5
22161475                $34,740.89                  12.99                   $442.61            70          131006            0.5
22161525                $59,182.20                   9.99                   $573.80            85          180914            0.5
22161558                $226,062.08                 10.45                  $2,063.65         84.976        130901            0.5
22161582                $106,099.65                  11.1                  $1,019.88           85          281001            0.5
22161624                $156,336.43                 11.35                  $1,532.90           90          280901            0.5
22161756                $95,880.82                   11.7                   $965.36            80          131005            0.5
22161780                $114,793.50                  9.99                  $1,008.36         79.861        131017            0.5
22161822                $24,000.00                   9.65                   $252.79            60          140101            0.5
22161830                $156,544.85                  8.99                  $1,416.06           90          181013            0.5
22161863                $78,723.61                   9.5                    $835.38            80          130815            0.5
22161889                $33,809.32                  11.49                   $398.14          20.058        130902            0.5
22161897                $59,911.12                  10.89                   $566.42          63.157        131021            0.5
22161905                $31,824.31                   9.99                   $307.82            80          180901            0.5
22161913                $362,962.94                  10.5                  $3,324.17           79          131005            0.5
22161962                $103,496.91                  9.99                   $907.52            90          281001            0.5
22161996                $96,581.63                  10.49                   $885.66            85          130617            0.5
22162002                $78,961.47                   8.99                   $712.07            80          181001            0.5
22162044                $41,488.60                   10.9                   $478.13            90          130725            0.5
22162085                $165,150.00                  11.3                  $1,610.31           90          280901            0.5
22162093                $36,836.35                  10.99                   $420.31          54.411        130910            0.5
22162135                $133,600.00                  8.75                  $1,051.03           80          280928            0.5
22162176                $71,922.10                  10.99                   $685.13            90          131026            0.5
22162192                $107,819.44                  8.94                   $864.34          79.411        131026            0.5
22162218                $64,696.42                   8.75                   $574.42            52          181021            0.5
22162234                $150,179.84                  9.99                  $1,319.20           85          131014            0.5
22162242                $56,890.19                   8.25                   $428.23          39.31         131027            0.5
22162259                $83,119.68                   9.1                    $676.26            85          131017            0.5
22162267                $15,608.69                  11.35                   $222.19          66.712         81013            0.5
22162275                $70,998.03                   8.89                   $567.27            80          130901            0.5
22162291                $443,731.45                  7.75                  $3,188.04         79.464        131005            0.5
22162309                $105,809.64                  9.99                   $929.45          79.699        131028            0.5
22162325                $107,818.03                 10.29                   $971.01            90          130923            0.5
22162333                $69,895.77                  10.95                   $663.99          62.78         280603            0.5
22162374                $77,462.20                   8.99                   $793.71            90          131007            0.5
22162408                $98,665.14                   9.25                  $1,033.31         77.23         131005            0.5
22162416                $78,540.78                   8.1                    $583.34          78.75         131022            0.5
22162424                $81,792.75                  10.35                   $810.43          35.652        181201            0.5
22162432                $71,794.31                   9.75                   $618.59            90          280801            0.5
22162440                $127,359.89                  8.99                  $1,024.98           75          281201            0.5
22162499                $74,962.14                   9.75                   $646.09          78.333        280925            0.5
22162531                $139,610.67                  8.99                  $1,125.46           80          280825            0.5
22162572                $184,249.06                  9.95                  $1,612.31           90          131030            0.5
22162598                $253,074.34                  9.75                  $2,178.82           80          281014            0.5
22162606                $96,200.64                   8.65                   $963.75          57.058        131104            0.5
22162630                $62,758.94                  11.25                   $611.89            90          281001            0.5
22162648                $33,400.00                  12.99                   $422.37           100          130928            0.5
22162689                $44,945.30                  10.45                   $409.95            90          281120            0.5
22162705                $61,290.02                  10.99                   $585.86          79.782        280201            0.5
22162713                $72,935.01                   9.99                   $640.09          75.257        281125            0.5
22162747                $110,000.00                  9.75                   $945.07            80          281001            0.5
22162754                $40,560.74                   9.95                   $356.54            85          280923            0.5
22162762                $47,250.00                  11.75                   $476.95            90          281001            0.5
22162788                $36,000.00                  13.25                   $405.28            80          280923            0.5
22162804                $33,220.86                  12.99                   $420.34            95          130928            0.5
22162820                $63,562.88                  11.25                   $668.90            85          181004            0.5
22162838                $46,329.31                   9.75                   $495.25            85          131013            0.5
22162861                $95,991.44                   8.75                   $755.23            80          281001            0.5
22162887                $69,465.94                   8.25                   $522.88            80          281015            0.5
22162895                $59,448.50                  10.25                   $807.91          86.473         80923            0.5
22162911                $37,318.13                   13.8                   $438.40            75          280801            0.5
22162945                $109,694.42                  8.99                   $884.29          69.62         280921            0.5
22162952                $50,477.61                   9.99                   $442.80          42.083        281228            0.5
22163000                $109,818.61                 10.39                   $997.18            80          131026            0.5
22163018                $69,349.40                   10.3                   $646.31           69.5         231026            0.5
22163026                $142,823.83                  8.75                  $1,439.21           80          131015            0.5
22163034                $57,173.81                   8.85                   $581.10            68          131021            0.5
22163067                $85,035.85                  10.25                   $766.17            90          280705            0.5
22163075                $85,829.02                  10.05                   $757.90          78.181        281101            0.5
22163083                $58,552.97                   8.99                   $471.49            85          281015            0.5
22163091                $32,653.45                  10.99                   $371.46          78.294        130914            0.5
22163109                $63,655.96                   8.5                    $491.11            80          280904            0.5
22163166                $37,717.01                   11.5                   $443.91          77.354        130918            0.5
22163182                $87,300.00                    10                    $766.12            90          280902            0.5
22163216                $71,680.74                   10.9                   $678.59            85          131110            0.5
22163232                $76,350.03                  10.75                   $714.11            90          280914            0.5
22163240                $64,920.78                  11.49                   $643.19          40.372        281009            0.5
22163281                $66,651.36                   10.9                   $630.41            85          131101            0.5
22163323                 $9,928.90                  12.65                   $147.25          76.429         80928            0.5
22163356                $63,000.00                  11.75                   $635.93            90          281009            0.5
22163406                $63,845.19                   9.65                   $565.86          78.048        231115            0.5
22163414                $51,184.35                   9.99                   $449.82            90          280908            0.5
22163430                $103,910.73                  9.25                   $855.58            80          281001            0.5
22163448                $47,101.00                  12.35                   $534.09            65          180824            0.5
22163455                $87,777.13                   8.75                   $884.52          63.214        131026            0.5
22163471                $50,501.07                   9.75                   $435.63          78.007        281001            0.5
22163489                $207,785.01                  11.2                  $2,012.33           80          131101            0.5
22163497                $45,079.13                   8.25                   $442.38            80          131001            0.5
22163505                $60,147.25                   9.5                    $507.04            90          280914            0.5
22163521                $60,755.33                  10.05                   $659.54            80          131101            0.5
22163562                $23,315.57                  10.99                   $266.63          26.522        130928            0.5
22163570                $94,787.76                  10.99                   $903.99            76          280823            0.5
22163596                $32,023.13                  10.49                   $359.05          43.333        131014            0.5
22163612                $68,343.83                   12.4                   $724.71            90          131016            0.5
22163661                $37,000.00                  12.25                   $450.03          80.038        130904            0.5
22163695                $62,533.14                  11.75                   $631.99          61.382        280923            0.5
22163703                $29,508.01                   9.99                   $396.29          66.666         81019            0.5
22163711                $40,975.26                  10.15                   $401.07          32.924        181026            0.5
22163729                $153,533.03                  9.75                  $1,320.96           75          281101            0.5
22163752                $48,336.40                   9.75                   $515.91          73.945        131015            0.5
22163760                 $9,769.04                  12.99                   $149.25          93.392         81001            0.5
22163802                $103,860.52                  9.99                   $911.91            80          281023            0.5
22163836                $57,513.47                   9.85                   $617.43          80.031        131023            0.5
22163877                $70,067.38                   9.75                   $603.13            90          281001            0.5
22163893                $114,588.08                  9.75                   $985.88            85          281028            0.5
22163919                $56,665.91                   9.75                   $539.71          84.925        181006            0.5
22163927                $68,273.44                   9.85                   $592.70            90          130921            0.5
22163935                $35,990.06                  10.625                  $406.31          50.694        130801            0.5
22163950                $112,276.03                  9.5                    $945.96            90          281029            0.5
22163984                $63,676.31                   10.4                   $599.72            80          230626            0.5
22163992                $39,417.12                   9.25                   $324.96          66.949        281028            0.5
22164024                $125,292.01                  9.59                  $1,064.37           80          130828            0.5
22164032                $42,230.90                  11.49                   $418.58            90          130901            0.5
22164040                $116,643.89                  10.2                  $1,044.09           90          280715            0.5
22164081                $48,745.36                   11.4                   $576.28            80          130702            0.5
22164099                $63,053.13                   9.99                   $687.36            80          130713            0.5
22164107                $49,438.57                   8.4                    $377.11          77.343        281101            0.5
22164115                $231,169.02                 10.12                  $2,056.57         78.378        130601            0.5
22164123                $71,924.27                   10.5                   $659.53            70          280801            0.5
22164149                $54,316.39                  10.75                   $507.82            80          131005            0.5
22164172                $90,582.40                   9.55                   $767.66            90          130701            0.5
22164180                $29,933.16                   10.5                   $531.11          76.881         50824            0.5
22164222                $49,365.51                   9.99                   $434.04          79.326        280901            0.5
22164263                $18,090.98                  10.25                   $202.19          28.538        130518            0.5
22164271                $43,603.36                   9.99                   $424.32            80          180904            0.5
22164289                $61,074.64                  10.44                   $557.08            90          130824            0.5
22164297                $66,792.45                   8.99                   $604.19            80          180930            0.5
22164321                $118,680.13                  9.15                   $970.38          67.231        130930            0.5
22164339                $51,563.51                  11.25                   $734.82            80           80814            0.5
22164347                $92,603.35                   9.89                   $808.59          78.813        280513            0.5
22164354                $63,831.49                   9.25                   $526.52          71.111        280901            0.5
22164370                $32,072.77                   9.99                   $443.84            80           80430            0.5
22164388                $269,140.88                  9.99                  $2,367.45           90          130626            0.5
22164412                $52,513.89                   9.99                   $479.42          79.878        230706            0.5
22164438                $74,754.09                   10.5                   $686.06          42.857        280701            0.5
22164545                $36,283.97                   10.3                   $404.42            37          130601            0.5
22164578                $175,154.00                 10.15                  $1,559.63           90          280921            0.5
22164636                $72,869.90                  11.75                   $873.89            90          130801            0.5
22164644                $93,304.12                   10.2                   $835.28            80          280818            0.5
22164701                $72,725.94                   9.74                   $625.79            90          130925            0.5
22164743                $71,744.98                   10.5                   $657.89            80          280801            0.5
22164784                $58,920.50                    10                    $517.77          47.58         131027            0.5
22164834                $24,886.45                  11.25                   $347.93          81.395         90126            0.5
22164859                $111,849.78                  9.99                   $982.06            80          281023            0.5
22164883                $155,069.19                 10.65                  $1,437.58           90          131101            0.5
22164891                $40,689.54                  10.15                   $448.70           82.8         130707            0.5
22164925                $296,131.71                 10.39                  $2,692.38           90          280707            0.5
22164933                $39,619.48                   9.95                   $384.69          65.573        180728            0.5
22164966                $43,285.59                  11.55                   $633.97          88.235         80706            0.5
22164990                $29,730.93                  11.55                   $422.64          52.631         81201            0.5
22165013                $29,960.64                  11.45                   $295.95            75          131015            0.5
22165039                $61,175.94                  10.55                   $562.11            85          290118            0.5
22165062                $39,488.68                    12                    $480.07          84.99         130930            0.5
22165088                $44,923.18                  10.55                   $413.32            72          131013            0.5
22165161                $71,359.08                   9.55                   $603.83          76.881        131002            0.5
22165187                $33,655.33                   11.4                   $331.16          54.354        131014            0.5
22165229                $116,411.66                  9.49                  $1,021.41           90          230805            0.5
22165237                $53,849.87                   9.88                   $469.11            90          130815            0.5
22165245                $179,193.17                   9                    $1,448.33           90          130803            0.5
22165252                $37,428.39                   9.7                    $320.81          69.444        130923            0.5
22165302                $44,314.83                   9.95                   $388.88          78.482        130508            0.5
22165328                $27,874.43                  11.375                  $274.62          77.777        280401            0.5
22165377                $313,484.11                  9.25                  $2,591.43           90          280505            0.5
22165393                $77,937.83                   9.99                   $710.96            90          230713            0.5
22165427                $32,222.85                  10.79                   $369.06            90          130615            0.5
22165435                $54,429.09                  9.875                   $526.21          77.442        180701            0.5
22165450                $19,709.61                   10.2                   $217.38          76.682        130811            0.5
22165476                $304,975.78                  9.75                  $2,629.01           90          280630            0.5
22165484                $66,272.05                   11.4                   $705.66            90          180916            0.5
22165492                $37,693.71                   10.1                   $335.40          58.307        130123            0.5
22165526                $31,920.31                   10.4                   $290.33            80          130804            0.5
22165534                $107,785.06                 11.44                  $1,064.58           90          130820            0.5
22165542                $161,609.37                 10.55                  $1,487.94           90          130801            0.5
22165567                $101,933.90                 10.24                  $1,006.49           90          180818            0.5
22165583                $35,099.46                   10.5                   $321.99          76.521        280706            0.5
22165609                $201,921.48                  9.75                  $1,739.79           90          130818            0.5
22165625                $100,285.93                 10.35                   $940.96            90          230702            0.5
22165633                $57,201.02                  11.24                   $603.98            80          180801            0.5
22165641                $59,459.44                   10.4                   $547.09            90          280710            0.5
22165658                $60,576.36                  10.64                   $561.80            80          280820            0.5
22165682                $87,987.44                   10.5                   $808.63          73.666        130217            0.5
22165690                $35,898.16                    10                    $315.93          62.068        280901            0.5
22165716                $80,798.33                   10.4                   $734.89            90          130727            0.5
22165732                $141,871.85                  11.5                  $1,408.19           90          280702            0.5
22165740                $63,102.65                   10.6                   $711.43            80          130708            0.5
22165757                $26,402.43                  12.35                   $330.15            90          130602            0.5
22165773                $50,389.29                   9.99                   $489.90            80          180819            0.5
22165781                $59,504.42                  10.99                   $622.52            85          180429            0.5
22165807                $240,325.78                  9.2                   $1,978.02         73.181        130422            0.5
22165815                $257,435.57                  9.75                  $2,219.20           90          280721            0.5
22165823                $116,632.44                  9.49                   $982.95            90          280801            0.5
22165864                $39,843.58                  12.05                   $412.99            80          280101            0.5
22165872                $50,638.68                    10                    $445.81          72.571        280701            0.5
22165880                $51,512.13                   9.99                   $455.95            80          271216            0.5
22165906                $130,988.64                  7.99                   $964.72          71.912        280801            0.5
22165922                $86,617.10                   9.99                   $762.84          79.816        280502            0.5
22165930                $47,756.25                  10.49                   $452.87          73.846        230707            0.5
22165955                $47,660.99                   9.74                   $514.56            90          130626            0.5
22165963                $64,456.88                  11.05                   $619.56            80          280819            0.5
22165971                $61,089.83                   11.9                   $624.81            90          280804            0.5
22165989                $53,770.51                  10.49                   $509.47            90          230801            0.5
22166003                $53,833.73                  10.15                   $479.89          63.529        130715            0.5
22166011                $37,011.71                  10.35                   $509.57          79.166         80901            0.5
22166029                $59,039.25                   9.99                   $519.08          66.516        130819            0.5
22166045                $42,362.33                    10                    $372.09            80          131214            0.5
22166094                $24,122.74                   11.3                   $283.10          58.333        130701            0.5
22166102                $49,670.95                  10.24                   $549.02            80          130730            0.5
22166110                $94,269.68                   10.5                   $864.43            90          280805            0.5
22166128                $22,842.75                  12.375                  $241.98          50.844        280701            0.5
22166136                $47,208.79                  10.55                   $532.09            80          130722            0.5
22166169                $173,534.65                  9.49                  $1,463.08           90          280701            0.5
22166185                $31,900.98                  11.85                   $325.47          71.111        280311            0.5
22166201                $43,905.69                  15.24                   $571.77          57.894        230701            0.5
22166243                $67,687.19                   9.99                   $595.37          79.976        130807            0.5
22166250                $42,297.55                  10.64                   $392.29            80          130803            0.5
22166268                $223,122.15                  8.99                  $1,800.75           80          280701            0.5
22166276                $62,699.28                  10.74                   $605.67            90          230701            0.5
22166284                $55,483.14                  10.99                   $530.97            90          280105            0.5
22166292                $148,109.11                  9.25                  $1,221.67         88.922        130901            0.5
22166300                $27,680.97                  13.55                   $318.95            75          131012            0.5
22166334                $83,818.94                   10.2                   $749.60            80          280901            0.5
22166409                $101,978.37                   10                    $898.64            80          280501            0.5
22166417                $48,023.88                  10.35                   $479.34          67.361        180901            0.5
22166433                $33,425.26                   9.9                    $365.43          81.428        130504            0.5
22166441                $97,834.12                    10                    $860.90            90          130803            0.5
22166458                $50,361.05                  10.65                   $466.69            80          131224            0.5
22166482                $381,103.18                  9.99                  $3,353.89           90          280528            0.5
22166516                $23,864.24                    10                    $330.38          14.705         80520            0.5
22166573                $68,964.35                   9.99                   $751.80          79.545        130708            0.5
22166581                $61,981.85                   11.9                   $632.98          68.888        131218            0.5
22166615                $64,883.90                   9.95                   $630.88          71.304        180503            0.5
22166649                $293,546.79                  9.45                  $2,758.74           90          180623            0.5
22166656                $50,602.29                  11.49                   $543.53          84.368        180703            0.5
22166664                $59,545.41                  10.49                   $598.63            80          180713            0.5
22166672                $56,870.27                   10.5                   $526.89            90          280701            0.5
22166722                $31,465.34                   10.4                   $351.75            80          130729            0.5
22166748                $96,882.92                  10.05                   $863.64          75.968        130427            0.5
22166805                $56,375.72                   10.6                   $570.90            80          180805            0.5
22166821                $146,503.24                  9.99                  $1,286.32           90          281013            0.5
22166847                $81,666.72                   9.99                   $794.15            90          180728            0.5
22166854                $32,576.17                   11.5                   $383.83          79.999        130901            0.5
22166904                $66,211.06                   9.99                   $581.35            85          131019            0.5
22166912                $24,190.67                  11.19                   $279.68          84.867        131101            0.5
22166920                $25,511.42                   8.49                   $253.92           51.6         131027            0.5
22166946                $78,050.87                   9.99                   $686.56            90          280615            0.5
22166987                $109,636.34                  9.49                   $922.46            90          131028            0.5
22166995                $100,702.20                 11.49                   $997.45            90          131013            0.5
22167019                $51,936.64                   8.49                   $399.47            80          281201            0.5
22167027                $44,605.58                  11.19                   $516.86          84.795        131021            0.5
22167050                $27,750.98                   9.99                   $269.06            90          181012            0.5
22167068                $48,727.24                   9.49                   $409.99            80          131104            0.5
22167076                $83,685.93                  10.49                   $838.08            80          181101            0.5
22167134                $35,116.02                  10.29                   $350.42          79.933        181019            0.5
22167159                $60,600.51                  8.375                   $524.56          76.25         181020            0.5
22167167                $76,375.83                  10.69                   $710.67            90          131026            0.5
22167209                $342,330.83                  9.49                  $2,880.79           90          131027            0.5
22167217                $29,941.34                   10.5                   $274.43          78.947        130916            0.5
22167225                $56,560.82                   8.49                   $435.58            70          131026            0.5
22167241                $82,485.23                   9.99                   $894.64            85          131028            0.5
22167258                $77,894.75                   7.99                   $571.80          59.541        131201            0.5
22167266                $149,277.17                  9.49                  $1,255.99         78.684        131023            0.5
22167282                $73,966.91                   9.99                   $649.74          89.277        281015            0.5
22167308                $38,476.63                  10.99                   $869.50          64.369         31015            0.5
22167316                $57,890.34                   9.79                   $500.02            80          130930            0.5
22167324                $125,374.45                  9.99                  $1,101.31           80          131022            0.5
22167332                $42,703.74                  10.99                   $406.80            75          131106            0.5
22167340                $69,076.59                   9.99                   $606.77          82.38         131101            0.5
22167365                $97,400.71                  10.79                   $915.42            85          281028            0.5
22167399                $44,920.03                   11.1                   $431.95          73.77         130803            0.5
22167407                $43,612.78                   9.49                   $367.14          78.335        131019            0.5
22167431                $42,905.43                    11                    $488.74          82.529        140115            0.5
22167449                $157,265.24                  9.49                  $1,323.20           90          131019            0.5
22167464                $129,884.24                  9.99                  $1,139.89         84.967        281101            0.5
22167472                $76,370.24                  10.49                   $699.21          84.717        281026            0.5
22167498                $76,422.44                  11.29                   $745.34            90          281006            0.5
22167522                $35,956.64                  11.84                   $365.88            80          131013            0.5
22167548                $37,289.42                  10.99                   $523.24          53.092         81026            0.5
22167555                $40,543.56                  10.49                   $407.06            80          180929            0.5
22167571                $118,640.67                  9.99                  $1,041.68           90          131101            0.5
22167605                $40,755.86                  10.99                   $388.24            68          131101            0.5
22167613                $43,800.61                   8.99                   $395.60            80          181103            0.5
22167639                $99,479.02                   7.99                   $731.24          79.991        131021            0.5
22167662                $44,676.56                  11.79                   $534.61            85          131007            0.5
22167670                $43,599.90                  10.79                   $494.32            80          131016            0.5
22167688                $305,765.52                 10.69                  $2,842.67         87.679        281102            0.5
22167704                $63,419.54                   8.99                   $511.29            80          131001            0.5
22167712                $46,273.94                   7.99                   $340.15            80          131101            0.5
22167720                $59,585.45                   9.99                   $526.10            75          131016            0.5
22167746                $59,357.99                   8.99                   $608.21            80          131002            0.5
22167753                $72,562.42                  10.49                   $664.02          84.97         131101            0.5
22167795                $62,684.03                  11.49                   $620.93          72.965        131026            0.5
22167803                $76,337.46                   9.19                   $626.03            90          131005            0.5
22167811                $225,492.05                  9.19                  $1,849.43         83.703        131005            0.5
22167845                $52,092.65                  11.29                   $508.59            90          130814            0.5
22167894                $51,943.72                  10.99                   $494.82            80          281022            0.5
22167902                $35,215.80                  11.49                   $348.81            75          281028            0.5
22167910                $14,946.12                  12.99                   $175.63          88.091        181026            0.5
22167928                $19,863.50                  13.84                   $264.20          28.985        130921            0.5
22167951                $14,925.30                  10.05                   $161.65          56.373        140121            0.5
22167969                $19,933.54                   11.8                   $238.66          78.789        131015            0.5
22167985                $56,385.20                   8.9                    $574.75          65.517        131019            0.5
22167993                $54,929.39                   9.49                   $464.17            85          131014            0.5
22168009                $62,845.69                   8.5                    $484.42          77.777        131016            0.5
22168017                $35,947.31                  11.99                   $370.03            80          280928            0.5
22168033                $14,932.35                  11.29                   $157.80          31.914        181021            0.5
22168041                $58,041.88                  11.35                   $568.72            70          131013            0.5
22168066                $327,041.22                 10.99                  $3,128.17         68.258        271101            0.5
22168090                $129,426.18                  9.99                  $1,136.38           80          131101            0.5
22168108                $83,834.62                  11.49                   $831.21            80          130728            0.5
22168124                $52,973.10                   9.35                   $439.86          50.961        281229            0.5
22168132                $62,443.89                   9.95                   $546.17          71.022        281207            0.5
22168157                $77,858.69                   8.55                   $602.52            65          131021            0.5
22168165                $115,887.44                 11.49                  $1,147.86         75.816        131101            0.5
22168207                $41,181.40                  11.99                   $423.99            55          281008            0.5
22168215                $45,071.62                  10.39                   $409.30            75          131019            0.5
22168231                $62,407.75                   8.79                   $556.58          80.512        181019            0.5
22168256                $37,667.58                   9.49                   $336.05            80          131015            0.5
22168280                $59,317.53                   9.89                   $516.46           79.2         131101            0.5
22168306                $84,830.40                   9.49                   $714.11            85          281021            0.5
22168355                $48,380.79                  11.29                   $511.28            90          181013            0.5
22168363                $24,954.46                  10.99                   $237.90          51.02         130922            0.5
22168371                $108,620.59                 10.39                   $986.30            85          131005            0.5
22168389                $54,266.76                   8.5                    $418.29            80          131006            0.5
22168405                $61,108.77                   9.49                   $514.16            85          281102            0.5
22168413                $49,945.08                   11.5                   $540.68            65          180101            0.5
22168421                $20,000.00                  10.15                   $216.77          34.565        140201            0.5
22168454                $39,744.43                  10.99                   $378.73          55.277        281101            0.5
22168462                $111,652.23                  8.99                   $899.57          76.643        131028            0.5
22168488                $94,247.90                  10.99                   $897.81            85          281021            0.5
22168496                $69,173.72                  10.95                   $657.11            85          280930            0.5
22168504                $487,907.21                  8.79                  $3,858.97           85          131102            0.5
22168520                $34,610.90                  12.19                   $387.25          68.538        181104            0.5
22168538                $121,277.15                  9.89                  $1,056.39           90          131014            0.5
22168546                $127,207.97                  9.99                  $1,117.97           85          281104            0.5
22168587                $87,904.79                  10.99                   $837.38            80          131104            0.5
22168595                $65,030.53                   8.99                   $527.37          79.96         131006            0.5
22168611                $70,096.02                  10.89                   $662.71            90          131026            0.5
22168637                $49,428.26                  10.99                   $471.03            90          131101            0.5
22168645                $92,053.16                   9.24                  $1,208.12           80           81021            0.5
22168660                $45,507.81                   8.99                   $466.29          70.769        131020            0.5
22168710                $62,087.08                   8.54                   $480.03          60.98         131104            0.5
22168728                $50,941.95                  10.49                   $566.76            90          131101            0.5
22168736                $110,584.63                 12.49                  $1,180.60           90          130924            0.5
22168744                $84,360.20                   8.99                   $679.30          65.503        131027            0.5
22168769                $86,311.67                  11.25                   $839.17          83.076        131009            0.5
22168777                $95,146.51                   9.69                  $1,266.58         73.916         81028            0.5
22168793                $77,494.96                    11                    $739.48          89.976        131022            0.5
22168827                $62,248.60                  11.49                   $617.47            80          280629            0.5
22168835                $44,023.83                   8.99                   $451.09          79.464        131020            0.5
22168850                $76,389.08                  10.99                   $727.95            90          131001            0.5
22168868                $44,224.47                  11.99                   $454.83          73.75         131101            0.5
22168876                $154,288.35                  9.89                  $1,343.31         88.285        131101            0.5
22168892                $75,589.50                   8.8                    $761.83            80          131223            0.5
22168900                $69,427.13                  11.24                   $675.47            80          130602            0.5
22168934                $46,731.43                  10.94                   $443.57            90          281009            0.5
22168942                $27,910.86                   9.99                   $245.52            80          280713            0.5
22168959                $34,922.30                   10.9                   $395.62          82.63         140119            0.5
22169023                $46,903.93                  10.79                   $440.16          78.333        281020            0.5
22169031                $62,789.45                  10.75                   $587.16            85          131030            0.5
22169049                $60,091.87                   9.99                   $527.86          69.195        131020            0.5
22169064                $76,411.68                  10.69                   $710.67            75          131027            0.5
22169072                $53,324.58                  11.49                   $570.18          84.92         181101            0.5
22169080                $23,737.67                   8.75                   $239.87          68.571        131019            0.5
22169098                $42,150.86                  11.99                   $433.75          84.909        131001            0.5
22169106                $168,439.15                 10.69                  $1,567.18         84.987        131021            0.5
22169122                $92,076.35                   9.99                   $808.44          84.976        131101            0.5
22169130                $149,583.25                  8.99                  $1,205.86           75          130915            0.5
22169155                $64,063.45                   9.85                   $577.16            90          231030            0.5
22169163                $71,878.68                  10.29                   $647.34            90          130923            0.5
22169189                $113,685.63                  9.75                   $978.15          88.255        131030            0.5
22169197                $102,173.25                  8.99                   $823.20            80          131019            0.5
22169205                $29,637.48                  10.35                   $328.84          46.875        131030            0.5
22169213                $87,539.36                  10.99                   $907.73          79.651        181019            0.5
22169221                $65,610.77                  11.29                   $640.12            90          131001            0.5
22169239                $60,889.56                  10.39                   $606.50            90          181026            0.5
22169247                $50,417.41                   8.25                   $494.78          61.445        131023            0.5
22169262                $43,353.65                  10.79                   $490.39            90          131028            0.5
22169304                $59,143.58                   9.99                   $519.53          77.96         281013            0.5
22169320                $47,890.57                   8.85                   $381.05          70.278        131027            0.5
22169346                $17,803.23                   8.75                   $179.91            45          131016            0.5
22169353                $23,497.16                   8.99                   $240.85           52.8         131103            0.5
22169361                $73,135.24                   7.99                   $706.76          72.906        131028            0.5
22169379                $52,640.46                  10.79                   $493.53            85          281023            0.5
22169387                $53,513.49                  10.49                   $489.90          76.571        131001            0.5
22169395                $79,093.76                   9.99                   $694.46            90          281102            0.5
22169411                $34,741.66                   8.8                    $310.42          58.333        181104            0.5
22169429                $57,371.99                  10.05                   $557.77            90          181030            0.5
22169460                $99,891.81                  10.99                   $951.57          83.203        131028            0.5
22169494                $292,407.32                  9.99                  $2,567.37           80          131028            0.5
22169536                $65,356.48                   9.7                    $559.92            85          131104            0.5
22169544                $39,507.43                  11.45                   $390.65            90          280701            0.5
22169551                $32,484.26                   8.99                   $417.86          36.666         81030            0.5
22169569                $57,761.67                   8.75                   $583.68            80          131019            0.5
22169577                $67,348.19                    10                    $592.36            90          280905            0.5
22169585                $41,355.95                  12.45                   $440.24            90          281028            0.5
22169593                $63,817.17                   9.4                    $592.39          74.418        181222            0.5
22169601                $47,503.83                   9.5                    $400.25          79.333        131019            0.5
22169627                $75,232.75                   9.64                   $800.05            80          131007            0.5
22169643                $61,499.71                  10.45                   $561.18            80          131102            0.5
22169650                $17,791.95                   8.75                   $179.91          32.727        131109            0.5
22169676                $84,355.77                  10.14                   $826.22            80          181005            0.5
22169684                $24,819.99                   9.55                   $235.73            90          181005            0.5
22169692                $74,850.14                   9.74                   $804.66            80          131009            0.5
22169700                $84,630.79                   9.49                   $712.43            80          131015            0.5
22169718                $58,413.94                  10.59                   $655.04            67          131009            0.5
22169726                $35,726.30                   9.55                   $377.01            80          131006            0.5
22169742                $163,517.18                  9.99                  $1,436.26           90          131030            0.5
22169759                $18,909.07                  10.84                   $194.06          57.575        181002            0.5
22169767                $79,870.84                  10.49                   $731.20          89.988        281019            0.5
22169775                $52,137.16                  11.84                   $530.52            90          281012            0.5
22169791                $188,651.63                  8.79                  $1,492.97         87.54         130928            0.5
22169809                $52,876.54                   8.75                   $416.96          67.088        281013            0.5
22169833                $40,792.72                  10.44                   $407.69          77.358        181027            0.5
22169841                $57,341.93                  11.34                   $607.93            80          181015            0.5
22169858                $48,473.58                   9.74                   $462.56            80          181007            0.5
22169866                $91,518.01                  10.14                   $896.38            80          181012            0.5
22169874                $49,517.25                   8.95                   $397.31            80          281021            0.5
22169890                $68,333.64                  11.49                   $676.84            80          131014            0.5
22169924                $38,300.87                  10.24                   $377.68           87.5         181007            0.5
22169932                $51,878.90                   8.99                   $418.03            80          130930            0.5
22169940                $54,504.46                  10.89                   $621.34          75.806        131012            0.5
22169965                $47,732.49                  10.14                   $466.90            80          181007            0.5
22169973                $44,888.49                   9.54                   $379.70            75          281005            0.5
22169981                $28,519.07                   10.3                   $285.65          64.444        181005            0.5
22169999                $51,658.43                  10.15                   $507.00          67.532        181005            0.5
22170005                $106,582.39                  9.39                   $889.48            80          131012            0.5
22170047                $51,122.05                   9.39                   $426.42            80          131012            0.5
22170062                $119,799.99                 10.34                  $1,083.36           80          131015            0.5
22170070                $55,037.29                   8.74                   $433.87            80          131007            0.5
22170088                $114,838.03                 10.99                  $1,619.27           80           80820            0.5
22170112                $68,704.72                   9.84                   $595.66            80          131015            0.5
22170146                $35,785.77                   9.14                   $327.15            80          181014            0.5
22170153                $49,253.76                  10.54                   $495.53            75          181012            0.5
22170203                $83,528.25                   9.74                   $796.21          77.777        181015            0.5
22170229                $119,784.53                  9.99                  $1,052.20           75          131012            0.5
22170237                $69,923.04                  12.25                   $733.53          67.961        131026            0.5
22170286                $60,347.68                   9.79                   $645.58            80          131012            0.5
22170302                $21,803.57                  10.99                   $249.92            44          131006            0.5
22170351                $84,531.00                   9.49                   $711.59          79.905        131101            0.5
22170369                $74,652.29                   9.54                   $631.15            80          281001            0.5
22170393                $85,379.10                   9.74                   $733.95            90          131009            0.5
22170419                $105,629.21                 10.49                   $967.01          84.979        131014            0.5
22170427                $153,741.21                  8.99                  $1,238.02         74.757        131103            0.5
22170476                $35,184.77                   9.85                   $305.45            75          131019            0.5
22170484                $86,271.21                   9.49                   $725.87          66.461        131103            0.5
22170492                $69,966.65                   9.65                   $596.27          63.063        131221            0.5
22170500                $28,679.08                   9.49                   $301.61            85          131103            0.5
22170542                $32,642.69                  10.49                   $298.88          84.935        131027            0.5
22170559                $35,850.43                   9.89                   $313.01          79.12         130615            0.5
22170625                $48,946.41                  10.99                   $560.04            85          131105            0.5
22170682                $65,860.09                  11.99                   $796.49            80          131021            0.5
22170708                $57,399.76                   9.09                   $466.39          79.31         281026            0.5
22170732                $32,940.72                   9.99                   $289.36          76.744        131008            0.5
22170740                $54,587.40                  10.49                   $502.70            55          131101            0.5
22170765                $61,547.06                   9.99                   $665.88            80          131102            0.5
22170799                $62,259.92                   9.75                   $536.98          89.285        280616            0.5
22170807                $36,917.57                  10.99                   $424.86          83.719        131015            0.5
22170815                $36,946.00                   9.59                   $313.55          75.51         131104            0.5
22170831                $331,360.49                  8.25                  $2,494.21           80          131103            0.5
22170872                $14,909.02                   8.99                   $134.87          61.218        181028            0.5
22170880                $80,000.00                   9.6                    $678.53            80          140122            0.5
22170914                $69,595.40                  10.99                   $662.77           78.7         280928            0.5
22170971                $131,400.00                  11.4                  $1,291.23         84.774        280625            0.5
22171003                $21,764.48                  11.49                   $256.87          56.41         130922            0.5
22171037                $152,634.67                 10.99                  $1,454.00           80          131104            0.5
22171045                $10,923.28                   10.5                   $121.60          18.333        131105            0.5
22171052                $70,843.53                   8.99                   $570.78            71          130901            0.5
22171060                $86,192.02                  10.34                   $780.02            80          131104            0.5
22171086                $39,598.74                  12.19                   $484.97            80          130908            0.5
22171128                $100,379.21                  9.49                   $879.99            90          230901            0.5
22171136                $99,052.13                   9.49                   $833.41           77.5         281022            0.5
22171144                $56,320.21                   9.99                   $495.41          75.333        280706            0.5
22171169                $64,998.09                   8.74                   $512.07          78.493        130910            0.5
22171185                $76,916.69                  10.99                   $732.71          78.437        131105            0.5
22171219                $92,511.75                   7.99                   $679.56          74.16         281104            0.5
22171227                $14,100.97                   10.5                   $156.97          14.791        131110            0.5
22171243                $34,160.52                   9.99                   $460.36            41           81005            0.5
22171276                $170,741.24                 10.79                  $1,601.40           90          130930            0.5
22171292                $46,673.77                   9.99                   $410.36            90          130727            0.5
22171318                $79,912.08                   8.99                   $643.13            80          281103            0.5
22171342                $71,826.75                  10.69                   $668.87            80          130901            0.5
22171367                $47,648.38                  10.99                   $453.90          54.835        131027            0.5
22171383                $41,924.58                   9.99                   $368.27          55.629        130922            0.5
22171391                $25,939.25                  10.35                   $285.00          78.581        140120            0.5
22171482                $125,675.27                  8.25                   $946.60            72          281020            0.5
22171524                $67,760.59                  10.95                   $699.58            85          181104            0.5
22171532                $71,703.78                   9.75                   $682.94          70.588        181103            0.5
22171599                $102,549.48                  9.6                    $871.06          77.218        281104            0.5
22171623                $57,463.40                   9.75                   $494.88            90          130818            0.5
22171649                $39,696.16                   9.75                   $379.41          78.823        181104            0.5
22171664                $95,551.64                   8.75                   $848.37          68.085        181104            0.5
22171706                $208,005.02                 10.35                  $2,063.62           90          181104            0.5
22171722                $39,618.02                   8.75                   $353.49          66.736        181104            0.5
22171730                $57,261.87                   9.39                   $532.78            80          181012            0.5
22171771                $80,891.36                   9.99                   $710.24            90          131021            0.5
22171839                $19,742.06                  10.05                   $425.44          52.36          40120            0.5
22171847                $114,124.58                  9.35                   $948.61            90          131105            0.5
22171862                $112,378.29                 10.99                  $1,070.51           90          131102            0.5
22171888                $103,826.45                  8.95                   $833.07            80          131103            0.5
22171896                $79,590.72                   9.99                   $699.72            70          131104            0.5
22171938                $123,867.14                 11.05                  $1,185.57           80          131027            0.5
22171946                $21,563.19                   8.85                   $171.48          61.714        131112            0.5
22171979                $45,907.91                   9.65                   $434.24          79.93         181102            0.5
22172019                $14,315.71                  11.04                   $149.03          55.959        180928            0.5
22172027                $59,923.79                   10.9                   $566.87            80          131104            0.5
22172100                $60,773.68                  10.55                   $611.07          79.794        181103            0.5
22172118                $33,724.56                  11.19                   $353.68            80          181028            0.5
22172159                $57,234.18                   9.99                   $620.77            85          131014            0.5
22172167                $65,307.72                   9.75                   $561.89          82.784        131026            0.5
22172175                $19,854.67                  10.05                   $215.54          76.759        131104            0.5
22172183                $114,146.72                  9.99                  $1,002.22         89.296        131106            0.5
22172191                $66,435.13                   9.55                   $562.45            90          280929            0.5
22172209                $25,799.57                   12.8                   $325.55          71.625        131027            0.5
22172217                $53,875.51                   8.15                   $401.90          76.056        281109            0.5
22172258                 $9,637.89                   8.5                    $205.17          21.739         31109            0.5
22172266                $108,654.65                 11.95                  $1,114.44           75          131029            0.5
22172282                $58,377.91                  10.79                   $564.51            90          231104            0.5
22172332                $115,880.67                  9.75                   $997.48            90          131028            0.5
22172340                $35,950.15                   9.84                   $311.68            80          131028            0.5
22172399                $49,939.87                   10.5                   $457.37          45.454        281118            0.5
22172431                $38,222.80                  10.15                   $417.27          27.112        131104            0.5
22172456                $74,523.54                   9.99                   $656.75          68.715        281209            0.5
22172472                $61,203.29                   9.4                    $513.48            80          131028            0.5
22172498                $91,927.35                  10.55                   $845.00            80          131120            0.5
22172514                $74,000.00                   9.7                    $633.06          77.894        140112            0.5
22172548                $75,632.35                   9.99                   $663.77          84.865        131201            0.5
22172696                $123,639.72                  8.99                   $996.84            80          280914            0.5
22172704                $44,907.73                  10.69                   $418.04            90          130914            0.5
22172886                $15,961.92                  10.15                   $173.41          71.105        140125            0.5
22173009                $205,935.48                  10.5                  $1,885.28           90          131202            0.5
22173033                $32,944.71                   8.9                    $294.80          57.894        190119            0.5
22173082                $23,204.47                    11                    $510.95            85           40125            0.5
22173140                $163,927.29                  9.99                  $1,438.01         72.566        281209            0.5
22173314                $34,418.65                  10.25                   $376.04          78.916        140125            0.5
22173348                $78,313.86                   8.99                   $630.26            80          281220            0.5
22173371                $46,373.13                   8.9                    $370.02            80          140101            0.5
22173421                $129,372.78                  8.49                  $1,127.35         51.792        181106            0.5
22173462                 $9,976.19                  10.15                   $108.39          74.998        140120            0.5
22173611                $141,750.00                  10.2                  $1,264.96           90          140101            0.5
22173645                $61,467.10                   9.1                    $499.27          76.875        290107            0.5
22173652                $122,662.53                  8.9                    $979.25          31.088        281212            0.5
22173678                $181,517.05                  9.85                  $1,573.58         89.99         140101            0.5
22173710                $56,773.78                   9.8                    $490.09            80          290104            0.5
22173876                $102,556.51                  10.2                   $915.59            90          290111            0.5
22173918                $19,320.07                  10.59                   $265.46          84.848         81109            0.5
22173934                $48,723.51                   9.25                   $401.47            80          131125            0.5
22173983                $279,846.74                  8.99                  $2,250.93           80          281208            0.5
22174049                $42,093.99                  10.25                   $463.23            85          131027            0.5
22174056                $57,258.54                   7.75                   $542.18          73.846        131123            0.5
22174163                $26,929.93                   9.2                    $277.07            75          140108            0.5
22174205                $37,621.03                   8.3                    $284.55           37.7         281214            0.5
22174346                $127,440.52                  9.75                  $1,095.42         87.931        290101            0.5
22174429                $78,916.92                   9.2                    $647.05          70.535        131221            0.5
22174544                $113,096.56                  9.99                   $993.45          69.296        281101            0.5
22174783                $126,600.00                  9.5                   $1,064.52         83.841        290209            0.5
22174791                $27,245.06                   8.5                    $574.47          11.428         31201            0.5
22174866                $57,634.30                   9.39                   $534.63            85          181201            0.5
22174916                $91,893.74                   8.75                   $723.77            80          131130            0.5
22174932                $27,637.10                   9.75                   $237.56            70          290122            0.5
22174957                $63,833.49                   9.25                   $525.69            90          131118            0.5
22174981                $105,350.97                  8.5                    $811.98            80          131130            0.5
22175038                $70,505.01                   8.25                   $530.02          78.826        131201            0.5
22175061                $62,185.11                   8.65                   $600.11            80          181104            0.5
22175087                $121,658.42                  9.29                  $1,007.20           80          131101            0.5
22175111                $79,161.85                   9.6                    $671.75            90          290125            0.5
22175178                $33,760.56                   8.7                    $264.70          78.604        281222            0.5
22175236                $90,389.95                   8.5                    $695.87          74.18         281201            0.5
22175244                $212,280.66                  9.29                  $1,754.35           85          131215            0.5
22175251                $179,898.50                 10.99                  $1,712.83           90          140101            0.5
22175269                $64,626.90                  10.99                   $615.19          73.465        140101            0.5
22175277                $101,009.98                  9.99                   $886.48          79.984        131201            0.5
22175285                $31,047.55                  10.49                   $424.87            90           81117            0.5
22175319                $86,328.96                  12.24                   $904.72            90          131023            0.5
22175327                $63,971.62                   9.99                   $561.18            80          131215            0.5
22175368                $55,750.31                   9.99                   $489.28            90          131201            0.5
22175384                $26,233.45                  10.99                   $299.33            85          131125            0.5
22175392                $123,166.58                 10.99                  $1,173.29           90          131201            0.5
22175434                $95,117.02                  10.09                   $841.79            85          131201            0.5
22175467                $19,927.60                  10.74                   $202.92          60.606        181109            0.5
22175475                $76,438.00                  10.79                   $716.42            90          281215            0.5
22175483                $47,940.41                   10.5                   $439.08            80          281102            0.5
22175509                $17,853.75                  10.25                   $196.20          68.818        140126            0.5
22175517                $39,894.06                   9.99                   $385.75          84.477        181201            0.5
22175541                $53,927.58                   9.99                   $473.49            90          131201            0.5
22175566                $33,721.46                  10.49                   $308.48            90          131201            0.5
22175590                $78,722.01                   9.49                   $662.02            80          131215            0.5
22175616                $29,950.00                  10.45                   $298.01          79.998        190127            0.5
22175632                $30,689.02                  10.99                   $292.14          60.196        140101            0.5
22175640                $67,949.00                  10.79                   $636.82            80          131201            0.5
22175657                $20,934.99                    10                    $202.66          71.001        181017            0.5
22175673                $76,728.65                   9.79                   $662.09            80          131215            0.5
22175723                $51,803.83                   9.99                   $454.64            85          131201            0.5
22175731                $147,918.99                  8.99                  $1,189.78         79.569        130101            0.5
22175749                $51,780.49                  11.49                   $607.13            65          131215            0.5
22175772                $105,490.08                  9.25                   $868.75            80          131215            0.5
22175798                $95,890.57                  10.79                   $899.03            80          131109            0.5
22175806                $78,272.02                  10.99                   $745.08            90          140101            0.5
22175814                $135,768.16                 11.49                  $1,344.77           90          131102            0.5
22175848                $143,717.21                  8.29                  $1,085.88           80          131215            0.5
22175855                $19,925.20                  10.49                   $199.55          79.82         181112            0.5
22175889                $139,438.15                  9.99                  $1,223.19           90          131215            0.5
22175913                $120,432.71                  8.99                   $970.32          78.888        131105            0.5
22175939                $39,968.00                  10.49                   $365.60            80          131201            0.5
22175947                $68,786.02                   9.79                   $593.56            90          131201            0.5
22175954                $66,527.91                  11.49                   $709.79            90          190101            0.5
22175996                $23,274.27                  11.19                   $327.64          84.948         81106            0.5
22176002                $21,652.23                  10.99                   $246.51          84.698        140101            0.5
22176010                $79,964.53                   9.99                   $701.47          79.703        131201            0.5
22176044                $15,595.86                  10.49                   $174.11          84.956        181216            0.5
22176077                $40,467.60                  10.49                   $370.17            90          131209            0.5
22176101                $80,651.61                   8.49                   $620.33            85          131215            0.5
22176119                $127,613.95                 10.69                  $1,187.23           90          131103            0.5
22176127                $19,975.88                  10.49                   $182.80          44.444        131106            0.5
22176150                $43,380.76                   9.99                   $380.55            80          131215            0.5
22176168                $134,692.15                 10.49                  $1,232.07         89.989        131201            0.5
22176184                $84,755.93                  11.19                   $821.71            85          131201            0.5
22176226                $71,529.14                   9.49                   $601.53            80          131101            0.5
22176234                $73,572.53                  10.79                   $689.26            80          131215            0.5
22176242                $41,852.89                  10.99                   $433.24            75          181109            0.5
22176259                $123,703.81                 10.79                  $1,158.91           90          131201            0.5
22176275                $34,968.83                   9.99                   $306.90            70          131215            0.5
22176283                $124,131.67                  12.2                  $1,296.69           90          281223            0.5
22176325                $105,239.91                  8.79                   $831.41          72.62         140101            0.5
22176333                $62,350.06                  10.49                   $570.34          77.037        131201            0.5
22176341                $49,951.48                  11.49                   $494.77          25.641        131115            0.5
22176366                $93,859.82                   9.49                   $789.72            80          131201            0.5
22176374                $106,266.69                 10.99                  $1,012.47           70          131201            0.5
22176424                $45,955.36                  11.49                   $455.19          46.938        131106            0.5
22176432                $79,888.05                   9.79                   $689.68            80          131110            0.5
22176457                $19,853.89                   9.99                   $214.80          42.553        131201            0.5
22176465                $89,457.57                  10.49                   $826.25          79.869        131202            0.5
22176473                $166,352.98                 10.89                  $1,572.74         82.475        131106            0.5
22176507                $94,415.85                   9.99                   $828.61            90          131208            0.5
22176549                $111,847.04                  7.99                  $1,074.46           75          131215            0.5
22176556                $34,765.29                  10.49                   $386.68          79.545        131215            0.5
22176564                $88,358.75                   9.75                   $759.50            85          131215            0.5
22176598                $26,474.80                  11.14                   $305.26          79.948        131106            0.5
22176622                $87,892.76                   8.49                   $676.03            80          131201            0.5
22176630                $97,699.32                   9.25                   $804.17            85          281201            0.5
22176648                $76,938.39                  10.49                   $703.78          89.743        131215            0.5
22176655                $64,245.95                  10.69                   $721.72            85          131201            0.5
22176663                $104,656.18                  9.99                   $918.93            80          131113            0.5
22176671                $123,900.81                 10.49                  $1,133.35           80          131215            0.5
22176713                $63,934.01                   9.49                   $537.68            80          131215            0.5
22176721                $123,626.80                  8.99                  $1,114.87           80          181215            0.5
22176739                $65,204.78                   7.99                   $626.53            80          131215            0.5
22176747                $162,180.88                  7.99                  $1,190.51           80          131201            0.5
22176762                $34,947.82                   9.49                   $294.05          84.943        131201            0.5
22176788                $36,436.96                  10.15                   $399.15            80          140201            0.5
22176812                $83,921.96                   9.79                   $724.16           87.5         131201            0.5
22176820                $73,527.14                   9.49                   $618.34            80          281215            0.5
22176861                $84,938.96                  10.99                   $808.84            85          131215            0.5
22176879                $78,722.01                   9.49                   $662.02            80          131215            0.5
22176887                $19,927.14                  10.69                   $202.24          76.361        181104            0.5
22176952                $58,647.72                   9.99                   $514.71          79.972        131215            0.5
22176960                $72,387.96                   8.75                   $640.69          77.956        190101            0.5
22176978                $156,844.61                  9.49                  $1,319.00         87.222        131215            0.5
22177000                $80,436.34                   9.75                   $692.05            90          131120            0.5
22177059                $27,952.78                   8.9                    $223.29          73.684        131120            0.5
22177091                $134,070.16                  8.49                  $1,032.47           80          281103            0.5
22177109                $40,135.74                   8.99                   $409.02          74.752        131201            0.5
22177141                $41,816.51                  10.49                   $382.51          74.07         131207            0.5
22177158                $74,640.22                  10.49                   $682.76            90          140101            0.5
22177166                $44,781.75                   9.99                   $483.30          72.58         131216            0.5
22177190                $19,951.70                   9.99                   $214.80          77.335        140101            0.5
22177216                $66,570.47                   9.99                   $583.98            90          140101            0.5
22177257                $59,959.65                   7.99                   $439.85          46.153        140101            0.5
22177307                $81,800.00                  10.95                   $775.91          89.989        140201            0.5
22177323                $88,596.71                   8.99                   $800.19          78.761        181117            0.5
22177349                $28,391.25                   8.35                   $353.54          42.205         81111            0.5
22177356                $55,178.37                  10.15                   $491.00            85          281104            0.5
22177364                $28,488.68                   10.5                   $260.70          19.93         140105            0.5
22177372                $71,895.66                  10.99                   $685.13            90          281030            0.5
22177398                $40,611.00                   7.99                   $340.60          78.365        181207            0.5
22177406                $37,554.93                   7.99                   $362.93          70.37         131124            0.5
22177414                $40,000.00                  10.65                   $445.89          74.975        140201            0.5
22177430                $150,023.59                  8.5                   $1,308.24           75          181119            0.5
22177448                $129,631.03                  7.99                  $1,087.40         74.985        181124            0.5
22177455                $175,590.52                  8.75                  $1,384.59           80          281029            0.5
22177463                $123,260.80                  7.95                  $1,032.50         73.313        181201            0.5
22177489                $41,594.79                   8.35                   $358.79          64.307        181118            0.5
22177497                $177,881.85                  8.5                   $2,229.27         78.859         81204            0.5
22177513                $71,738.07                   10.7                   $728.54            90          181101            0.5
22177547                $58,431.87                  10.65                   $541.70            90          281116            0.5
22177588                $53,317.52                   7.99                   $447.16          32.424        181207            0.5
22177612                $51,021.81                   8.99                   $523.05          66.153        131120            0.5
22177620                $124,763.99                  8.35                   $947.89          74.85         281120            0.5
22177653                $59,613.15                   8.5                    $520.69            75          181027            0.5
22177679                $67,403.57                   10.1                   $597.36            90          281028            0.5
22177687                $31,631.14                   8.99                   $322.35          58.888        131123            0.5
22177695                $47,470.15                   8.5                    $413.95          50.21         181125            0.5
22177711                $46,589.45                   7.99                   $448.89            47          131119            0.5
22177745                $19,813.21                  10.85                   $273.81          84.161         81204            0.5
22177802                $37,348.02                   10.5                   $353.13            85          231101            0.5
22177810                $174,687.33                  8.5                   $1,344.83         74.743        281130            0.5
22177828                $41,983.35                   7.99                   $352.72          31.259        181028            0.5
22177851                $29,550.60                   7.99                   $285.57          74.75         131030            0.5
22177877                $155,388.02                 10.99                  $1,606.57         79.987        181208            0.5
22177885                $19,272.39                   7.99                   $236.49            17           81209            0.5
22177893                $75,633.78                   8.5                    $659.55            80          181124            0.5
22177927                $45,692.01                   8.99                   $412.68            85          181110            0.5
22177943                $27,013.52                   7.99                   $227.34            80          181127            0.5
22177968                $26,509.47                  10.99                   $369.02          75.972         81215            0.5
22177976                $51,806.73                   9.65                   $549.82            90          131116            0.5
22177984                $110,497.03                  8.99                   $997.98          72.549        181024            0.5
22177992                $125,022.56                  8.99                  $1,007.29         58.279        281030            0.5
22178008                $49,902.52                   9.6                    $424.08          87.719        281019            0.5
22178032                $60,501.50                   8.35                   $521.88            80          181112            0.5
22178040                $50,074.52                   7.99                   $421.25            80          181125            0.5
22178057                $76,651.10                   8.99                   $692.29          71.296        181112            0.5
22178065                $43,598.44                  10.99                   $450.77          74.74         181208            0.5
22178073                $95,247.09                   9.99                   $920.97          64.965        181204            0.5
22178099                $259,022.04                  8.35                  $2,234.29         47.327        181015            0.5
22178123                $91,433.95                   7.99                   $768.95            80          181109            0.5
22178131                $55,002.76                   10.2                   $541.50            90          181013            0.5
22178149                $37,549.94                  10.75                   $361.75          84.985        231202            0.5
22178164                $68,831.02                   8.5                    $530.55            75          131026            0.5
22178180                $101,094.84                  8.99                   $911.67          56.333        181125            0.5
22178206                $63,487.08                   8.99                   $648.75          76.19         131112            0.5
22178248                $22,890.58                   10.2                   $249.98          84.626        131201            0.5
22178255                $50,666.14                   8.5                    $390.61          61.204        131028            0.5
22178347                $98,331.46                   10.5                   $985.40           65.8         181125            0.5
22178354                $146,079.75                  7.99                  $1,228.65         56.538        181118            0.5
22178412                $21,095.93                   8.35                   $181.97          35.333        181030            0.5
22178453                $26,611.95                   8.5                    $234.31          27.272        181030            0.5
22178487                $37,952.57                   9.5                    $357.01          79.286        181023            0.5
22178495                $34,091.98                   8.99                   $308.39          72.978        181030            0.5
22178503                $60,786.35                   7.99                   $510.68          72.738        181030            0.5
22178511                $92,988.18                   8.65                   $928.97          79.914        140101            0.5
22178578                $78,990.64                   9.75                   $849.61          89.111        131026            0.5
22178594                $93,298.26                   8.5                    $813.58            75          181112            0.5
22178602                $64,088.91                   7.99                   $542.45          68.315        181117            0.5
22178628                $51,545.76                   7.99                   $496.64          40.31         131027            0.5
22178644                $172,119.24                  8.5                   $1,326.38         79.861        281201            0.5
22178677                $62,810.41                   8.99                   $566.42            75          181202            0.5
22178701                $47,604.23                   7.99                   $399.94          78.442        181119            0.5
22178727                $53,131.80                   7.99                   $511.92            80          131110            0.5
22178735                $109,053.46                  9.99                   $957.50            80          281028            0.5
22178750                $80,617.74                   9.35                   $669.76          84.947        290101            0.5
22178768                $95,612.87                   9.5                    $897.64            90          180930            0.5
22178792                $72,923.69                   8.75                   $649.53            75          180930            0.5
22178800                $300,852.11                  7.99                  $2,524.17         74.567        181130            0.5
22178818                $24,266.56                   10.5                   $330.59          84.725         81207            0.5
22178826                $53,540.75                   8.5                    $466.89          63.294        181102            0.5
22178834                $73,421.15                   7.99                   $616.83          31.404        181113            0.5
22178883                $51,612.02                   7.99                   $636.69          66.455         81118            0.5
22178909                $71,401.24                  10.99                   $680.85          89.437        280918            0.5
22178917                $48,935.48                   8.99                   $394.72          69.154        281124            0.5
22178941                $19,376.84                  10.75                   $196.95          65.055        181130            0.5
22178966                $23,860.95                   12.5                   $295.81          84.287        131004            0.5
22179063                $87,226.92                  10.59                   $879.38            85          181101            0.5
22179071                $114,981.64                 10.85                  $1,083.19           90          131119            0.5
22179089                $27,075.24                   9.2                    $351.34          44.354         81117            0.5
22179097                $191,072.71                  9.8                   $1,650.16         70.833        131201            0.5
22179170                $69,925.60                   9.15                   $570.81          59.829        131208            0.5
22179188                $123,945.02                  9.99                  $1,087.28           80          131215            0.5
22179204                $104,946.13                  9.3                    $867.62          79.545        290122            0.5
22179261                $63,954.03                  10.99                   $609.01            80          131215            0.5
22179295                $126,179.87                  9.69                  $1,080.41           80          281125            0.5
22179337                $30,822.88                  10.49                   $283.34          71.126        131205            0.5
22179360                $22,872.61                  11.25                   $223.40          83.394        131016            0.5
22179394                $29,377.10                   9.99                   $260.86            85          131019            0.5
22179402                $111,789.25                  9.49                   $940.10          79.985        131201            0.5
22179436                $44,755.65                   9.49                   $376.38            80          131215            0.5
22179444                $47,804.41                   9.49                   $402.42          79.966        131009            0.5
22179451                $63,922.85                  10.49                   $584.96            80          131014            0.5
22179469                $118,772.31                  9.69                  $1,017.16         79.981        130915            0.5
22179477                $60,651.09                   8.5                    $467.50            80          131002            0.5
22179485                $51,825.75                   9.74                   $445.10            85          140101            0.5
22179493                $101,277.55                  9.04                   $819.62          79.973        131001            0.5
22179501                $21,052.02                  10.49                   $234.22          84.994        131026            0.5
22179584                $53,943.86                  10.49                   $493.56            90          131215            0.5
22179592                $20,353.59                  11.15                   $212.65          77.593        181130            0.5
22179600                $139,825.88                  8.39                  $1,065.59         72.164        131215            0.5
22179626                $42,240.81                   9.79                   $364.67            90          131201            0.5
22179659                $64,271.78                  10.45                   $586.23          86.959        131028            0.5
22179667                $37,415.47                   9.99                   $328.82            75          281001            0.5
22179717                $102,554.52                  9.99                   $899.63            90          290106            0.5
22179782                $173,880.36                  9.85                  $1,524.63           85          281023            0.5
22179816                $98,663.34                   9.59                  $1,041.27           80          131106            0.5
22179824                $69,886.87                   9.74                   $600.90            80          281112            0.5
22179857                $23,847.29                  11.49                   $280.22          83.713        131112            0.5
22179865                $52,651.03                   9.79                   $454.33            85          131215            0.5
22179873                $18,000.00                  10.55                   $199.54          43.47         140201            0.5
22179899                $78,182.14                   8.99                   $630.27            80          280910            0.5
22179907                $50,952.61                   9.79                   $439.67          64.968        131215            0.5
22179923                $63,596.75                   9.49                   $535.58            85          280928            0.5
22179931                $103,827.37                  10.8                   $975.11          84.585        281113            0.5
22179949                $132,654.68                 10.99                  $1,263.21           90          281203            0.5
22179956                $43,946.96                  10.49                   $402.16            80          281130            0.5
22179980                $54,701.44                   9.99                   $480.51          85.625        281020            0.5
22180004                $78,259.21                   9.99                   $687.44            80          281001            0.5
22180012                $117,609.52                  9.24                   $979.77            80          281020            0.5
22180020                $94,726.42                  10.63                   $876.40            80          281130            0.5
22180061                $38,363.05                  11.63                   $384.09            80          281130            0.5
22180079                $97,679.82                  10.99                   $930.16          79.991        131215            0.5
22180087                $99,156.02                   9.99                   $869.82            80          140101            0.5
22180111                $129,757.24                  8.99                  $1,044.28         79.693        131201            0.5
22180129                $69,223.16                   8.65                   $610.63            80          181109            0.5
22180137                $56,137.14                   8.05                   $414.71            75          131209            0.5
22180160                $65,391.32                   8.55                   $571.37            80          181130            0.5
22180244                $93,437.24                   8.75                   $736.36            80          131130            0.5
22180251                $73,525.59                   9.39                   $612.98            80          281130            0.5
22180376                $24,946.29                  11.25                   $288.09          83.623        140127            0.5
22180426                $68,770.52                  10.15                   $611.41          89.934        290101            0.5
22180467                $101,556.93                  10.2                   $906.67            80          290101            0.5
22180483                $44,924.91                   8.95                   $360.46          77.586        281026            0.5
22180624                $48,762.68                   10.7                   $453.71            80          131214            0.5
22180632                $39,170.84                  12.69                   $424.16            70          131101            0.5
22180657                $59,827.51                   9.35                   $553.41          53.333        181215            0.5
22180673                $89,962.46                   10.4                   $816.55          64.285        290101            0.5
22180681                $76,014.44                   9.79                   $655.63          84.972        140101            0.5
22180756                $89,286.32                   8.85                   $798.42          80.107        181120            0.5
22180798                $80,952.87                   8.8                    $640.13          46.022        290101            0.5
22180814                $55,722.38                   9.75                   $593.25          31.716        131215            0.5
22180889                $359,636.88                  9.4                   $3,000.85           75          281201            0.5
22180947                 $9,951.73                   10.2                   $133.27          78.937         90126            0.5
22180988                $51,285.29                  11.99                   $527.28            90          140120            0.5
22180996                $168,000.00                  7.9                   $1,221.04           80          290101            0.5
22181002                $63,969.17                   9.6                    $542.83            80          140201            0.5
22181036                $169,779.61                  8.6                   $1,322.33         79.812        280817            0.5
22181119                $70,014.61                   8.65                   $699.47            80          131218            0.5
22181150                $45,772.19                   9.6                    $430.85            90          181207            0.5
22181184                $13,121.21                  11.05                   $149.88          72.39         140201            0.5
22181200                $29,959.43                   9.95                   $262.17            80          131030            0.5
22181226                $243,340.83                 9.125                  $1,985.26           80          130930            0.5
22181242                $59,466.44                   11.5                   $595.37            90          131117            0.5
22181267                $15,117.54                   7.99                   $185.55          34.772         81127            0.5
22181325                $190,908.98                  9.65                  $1,626.98         79.916        281221            0.5
22181374                $29,870.78                   8.99                   $303.60          78.795        140115            0.5
22181382                $79,778.67                   8.49                   $787.33          72.727        140115            0.5
22181408                $95,947.45                   8.99                   $771.75          79.338        140101            0.5
22181424                $49,578.01                   9.99                   $434.91            80          140101            0.5
22181440                $93,558.50                   9.99                   $820.72            80          140101            0.5
22181473                $183,200.00                  8.99                  $1,472.76         79.652        140115            0.5
22181499                $84,762.40                   9.99                   $743.56            80          140115            0.5
22181515                $108,653.16                  9.99                   $953.56          79.969        140101            0.5
22181556                $97,412.45                   9.95                   $852.04          87.837        131204            0.5
22181572                $16,907.02                   7.99                   $206.17          20.858         90115            0.5
22181614                $20,308.91                  11.49                   $238.12          84.995        131201            0.5
22181622                $144,000.00                  8.99                  $1,157.63         79.558        140101            0.5
22181648                $69,538.02                   9.99                   $610.28            80          140101            0.5
22181697                $52,124.29                   9.49                   $438.13          79.984        140101            0.5
22181820                $89,568.06                   10.2                   $880.48            90          181214            0.5
22181895                $72,897.33                   9.49                   $679.98          88.484        181221            0.5
22181911                $116,950.94                 10.25                  $1,048.44           90          131210            0.5
22181937                $74,633.48                   9.99                   $655.00            90          131218            0.5
22181945                $123,199.41                 10.35                  $1,113.62           85          131201            0.5
22181960                $93,728.77                   9.35                   $867.02          70.676        181223            0.5
22182026                $87,952.92                   9.1                    $714.41            80          131216            0.5
22182042                $59,500.00                   9.65                   $560.46          61.979        190115            0.5
22182075                $45,692.41                  10.75                   $514.52            90          131221            0.5
22182117                $69,300.00                   10.2                   $618.42            90          290201            0.5
22182133                $63,721.74                   9.99                   $558.98            85          131229            0.5
22182158                $82,347.92                   8.95                   $660.05            80          131228            0.5
22182216                $69,000.00                   8.6                    $535.45           55.2         290201            0.5
22182372                $96,500.00                   8.95                   $772.99          58.484        290201            0.5
22182398                $70,809.53                   8.95                   $718.02          73.195        140121            0.5
22182448                $67,962.77                   8.99                   $546.66          72.34         281210            0.5
22182455                $199,878.84                  8.5                   $1,537.83           80          290101            0.5
22182463                $138,541.13                 10.19                  $1,235.82           70          140101            0.5
22182513                $36,693.56                   7.99                   $351.47            80          140101            0.5
22182521                $218,796.54                  9.79                  $1,887.99         89.387        131201            0.5
22182646                $88,000.00                   9.75                   $756.06            80          140201            0.5
22182695                $91,500.00                   9.5                    $769.38          79.565        290301            0.5
22182752                $399,714.82                  7.7                   $2,851.85         69.565        140104            0.5
22182836                $147,919.16                   9                    $1,190.84         68.837        131228            0.5
22182976                $40,451.13                   7.99                   $496.02          40.098         81216            0.5
22182992                $50,098.07                   7.99                   $368.00          61.219        131204            0.5
22183016                $26,323.36                   7.99                   $253.09          32.121        140101            0.5
22183032                $46,435.71                   8.35                   $581.43          39.008         81125            0.5
22183099                $54,731.26                   7.99                   $459.70          48.888        181207            0.5
22183115                $17,820.83                  10.99                   $203.34          64.703        131211            0.5
22183123                $50,250.00                  10.05                   $486.59            75          190202            0.5
22183131                $46,926.04                   7.99                   $450.80          64.657        131215            0.5
22183149                $62,847.28                   8.55                   $486.65            75          131102            0.5
22183164                $38,985.61                   7.99                   $475.40          59.393         81215            0.5
22183198                $31,743.40                   8.35                   $273.81          45.571        181130            0.5
22183214                $21,893.30                   9.99                   $236.28          67.516        131120            0.5
22183222                $29,111.58                   9.99                   $388.36            70           81217            0.5
22183230                $39,971.28                  10.99                   $380.63          37.844        131203            0.5
22183248                $13,416.02                   9.85                   $177.94          36.654         81228            0.5
22183263                $33,680.62                  10.75                   $463.56           38.9          81216            0.5
22183297                $58,810.89                   8.49                   $511.65          65.555        181201            0.5
22183313                $41,927.46                   9.15                   $342.48            70          281125            0.5
22183321                 $9,903.35                  10.25                   $133.54          65.022         81201            0.5
22183339                $59,798.01                   7.99                   $501.49          30.769        181216            0.5
22183347                $40,550.03                   7.99                   $497.23          61.194         90101            0.5
22183370                $83,791.81                   10.5                   $838.64          62.686        181214            0.5
22183453                $47,947.26                   8.99                   $385.87          72.727        131222            0.5
22183487                $54,750.78                   8.99                   $494.50          71.243        181030            0.5
22183503                $21,784.19                   9.99                   $290.61            40           81218            0.5
22183529                $32,852.34                   9.09                   $298.83          65.262        181027            0.5
22183602                $53,785.99                   7.99                   $516.70          63.647        131209            0.5
22183941                $62,400.00                   8.25                   $765.35            80           90210            0.5
22184105                $108,000.00                  9.35                   $896.33            72          290203            0.5
22184352                $324,700.00                  10.4                  $2,945.91           85          140203            0.5
22184360                $89,600.00                   8.85                   $711.29            80          290208            0.5
22184378                $142,700.00                  8.6                   $1,107.37         77.135        290218            0.5
22184402                $36,000.00                   9.55                   $336.74          41.86         190127            0.5
22184493                $94,411.44                   9.75                   $811.91            90          131207            0.5
22184733                $110,822.97                  8.5                    $963.28          76.551        190119            0.5
22184824                $116,136.39                  9.55                   $981.74            75          131211            0.5
22184840                $119,623.13                  11.5                  $1,185.38           90           50730            0.5
22184964                $156,000.00                  9.2                   $1,277.73         78.391        290204            0.5
22185060                $65,561.48                   8.55                   $655.81            80          131201            0.5
22185078                $59,419.07                   9.75                   $564.37            85          190101            0.5
22185086                $23,889.34                  10.99                   $330.46          74.986         90115            0.5
22185094                $136,350.00                  8.99                  $1,097.33           75          281221            0.5
22185128                $24,838.10                   11.3                   $288.88          73.381        131012            0.5
22185151                $20,515.34                  11.99                   $226.68          74.834        180930            0.5
22185185                $81,683.12                   9.99                   $789.81            90          181211            0.5
22185201                $38,315.16                   9.75                   $506.08          79.675         81215            0.5
22185235                $104,947.25                  9.4                    $875.25          77.777        290101            0.5
22185268                $67,962.77                   8.99                   $546.66          79.532        290101            0.5
22185284                $72,757.87                   9.6                    $618.31            90          281026            0.5
22185292                $47,967.13                   7.9                    $348.87          70.588        140101            0.5
22185334                $243,000.00                  10.9                  $2,295.80         87.096        140201            0.5
22185359                $38,771.17                   8.99                   $501.42            80           81030            0.5
22185367                $64,272.74                   10.2                   $573.81          75.647        290101            0.5
22185482                $88,000.00                  8.875                   $700.17            80          290217            0.5
22185524                $55,885.37                   7.95                   $408.96            80          131201            0.5
22185532                $189,769.58                  8.65                  $1,549.19         73.076        240101            0.5
22185540                $15,370.51                   12.5                   $189.81          84.889        140115            0.5
22185557                $17,161.10                   10.7                   $192.27            80          140101            0.5
22185565                $66,433.59                   9.99                   $583.97            90          281007            0.5
22185581                $22,400.49                  10.99                   $255.59          79.671        140101            0.5
22185607                $70,999.18                   9.5                    $663.68          79.111        190101            0.5
22185615                $93,424.86                  10.75                   $872.81          79.914        281216            0.5
22185623                $45,046.15                  10.75                   $457.87          39.217        190101            0.5
22185631                $114,821.64                  9.99                  $1,010.11           90          130901            0.5
22185656                $192,000.00                  8.99                  $1,543.49           80          290101            0.5
22185664                $32,262.39                   9.5                    $302.01           64.8         181123            0.5
22185672                $58,235.50                   8.95                   $590.60            80          140201            0.5
22185680                $88,163.02                  10.25                   $790.36            90          290101            0.5
22185698                $47,473.21                   7.99                   $582.12            80           90101            0.5
22185706                $35,902.92                   9.85                   $343.84          84.995        181221            0.5
22185722                $59,969.85                   9.4                    $500.15            75          290101            0.5
22185730                $33,746.16                   9.75                   $360.18          82.926        131030            0.5
22185748                $303,589.85                  7.99                  $2,228.53         76.962        281217            0.5
22185755                $67,638.09                  10.25                   $666.54          89.933        181127            0.5
22185763                $28,049.02                  11.99                   $310.31          78.138        180814            0.5
22185771                $20,050.82                  11.99                   $243.50          84.962        131130            0.5
22185797                $49,475.39                   9.45                   $414.42            90          140201            0.5
22185805                $52,351.39                   9.99                   $507.25          68.03         181222            0.5
22185854                $118,905.01                  10.5                  $1,088.54           85          290101            0.5
22185870                $59,952.77                   8.4                    $457.11            80          140101            0.5
22185896                $41,455.14                   11.5                   $442.57          83.647        181218            0.5
22185938                $121,500.00                  8.35                   $921.35          74.085        290101            0.5
22185946                $34,923.82                   9.2                    $361.23            80          131106            0.5
22185953                $110,482.32                  9.55                   $934.87            90          131118            0.5
22185961                $33,819.46                   8.99                   $344.65            85          131216            0.5
22185979                $22,973.39                  10.99                   $237.25          56.553        181229            0.5
22185987                $34,953.85                   9.99                   $337.53          57.449        190115            0.5
22185995                $70,469.90                   9.75                   $752.15          89.873        131119            0.5
22186027                $32,307.96                  10.99                   $334.21            90          190101            0.5
22186035                $63,700.00                   8.35                   $546.77          67.765        190101            0.5
22186076                $74,670.25                  10.49                   $682.75            90          140108            0.5
22186084                $56,725.10                   9.99                   $547.76            80          190101            0.5
22186092                $73,094.32                   9.5                    $682.32            80          190101            0.5
22186142                $150,708.37                  8.95                  $1,209.23           80          131118            0.5
22186159                $112,744.52                  9.5                    $948.48          79.717        290101            0.5
22186191                $58,387.18                   8.95                   $593.63          69.964        131124            0.5
22186217                $33,361.73                   10.5                   $305.30            75          140101            0.5
22186225                $16,744.67                   9.7                    $221.85          81.982         81101            0.5
22186241                $21,272.67                   10.2                   $208.38          84.382        190115            0.5
22186258                $59,152.49                   9.65                   $559.52            90          181112            0.5
22186274                $42,312.02                  10.99                   $482.79          71.651        131211            0.5
22186290                $38,702.15                   9.5                    $407.25          51.315        131117            0.5
22186308                $43,890.94                   10.5                   $439.29          86.274        181208            0.5
22186316                $85,376.78                   9.65                   $728.31            90          131109            0.5
22186332                $44,769.88                   7.99                   $328.41            80          290101            0.5
22186340                $16,957.65                   9.65                   $179.06          79.268        140115            0.5
22186357                $23,445.54                   9.85                   $312.55          74.335         81125            0.5
22186407                $42,647.32                   10.5                   $426.31          84.856        190115            0.5
22186415                $71,963.83                   9.4                    $600.17          75.789        290101            0.5
22186423                $79,644.24                   8.5                    $693.39          79.979        181218            0.5
22186431                $59,810.27                  11.35                   $585.85            90          131223            0.5
22186480                $174,031.26                  10.3                  $1,567.94           85          131030            0.5
22186498                $24,471.18                  10.99                   $340.10          71.188         81215            0.5
22186506                $63,181.91                   9.15                   $516.58            70          290101            0.5
22186514                $42,123.95                   8.99                   $381.21            80          181030            0.5
22186522                $131,297.09                  8.99                  $1,186.79           80          181124            0.5
22186530                $41,646.63                   8.25                   $313.28          74.464        290101            0.5
22186563                $199,041.57                  8.25                  $1,704.13           80          181211            0.5
22186605                $71,962.28                   9.2                    $589.72          79.12         140201            0.5
22186613                $86,313.76                   9.45                   $723.35            90          140101            0.5
22186621                $85,651.31                   9.45                   $719.17          89.947        140101            0.5
22186639                $26,986.43                   9.4                    $225.07          29.032        290101            0.5
22186647                $57,908.14                   9.2                    $475.05          79.452        281101            0.5
22186712                $99,890.35                    9                     $804.62            80          131101            0.5
22186738                $10,652.28                  11.35                   $150.92          84.022         81125            0.5
22186753                $33,050.23                   8.99                   $298.05            85          181215            0.5
22186761                $67,926.17                  10.99                   $647.54          84.911        130827            0.5
22186779                $102,049.94                  7.9                    $783.58          75.294        240101            0.5
22186787                $243,204.14                  8.35                  $2,094.38           80          181218            0.5
22186803                $193,403.81                  9.45                  $1,620.00           90          140101            0.5
22186829                $86,808.48                  10.99                   $988.29          67.815        140115            0.5
22186837                $48,095.54                   8.99                   $615.38          31.558         81210            0.5
22186845                $95,554.44                   9.65                   $814.34            80          140101            0.5
22186852                $164,262.79                  8.95                  $1,476.56         72.267        190115            0.5
22186951                $38,045.71                   9.99                   $368.87            85          181016            0.5
22186985                $21,899.82                  11.99                   $315.51          84.819         90115            0.5
22187033                $16,881.46                   10.5                   $187.92          40.501        131030            0.5
22187041                $28,932.59                  10.99                   $299.14          70.133        181201            0.5
22187066                $95,000.00                   10.5                   $869.00          34.545        290101            0.5
22187074                $99,623.37                   8.69                   $780.39          79.996        281120            0.5
22187082                $22,444.45                   9.75                   $238.36            90          140101            0.5
22187108                $22,588.42                   12.5                   $351.30          82.232         81001            0.5
22187124                $25,000.00                   10.1                   $270.18          45.454        140105            0.5
22187132                $53,784.36                   9.99                   $520.75            90          181112            0.5
22187157                $15,415.60                   8.95                   $156.75          53.817        140101            0.5
22187181                $61,015.81                   8.99                   $550.24            85          181210            0.5
22187207                $123,126.98                  9.45                  $1,031.86           85          140101            0.5
22187215                $107,065.59                  8.35                   $812.91            80          131201            0.5
22187231                $222,879.45                  9.05                  $1,802.34         76.369        290101            0.5
22187249                $27,921.03                   9.5                    $261.00          66.666        181211            0.5
22187256                $78,087.87                   8.95                   $710.04            90          180922            0.5
22187330                $54,114.32                   8.45                   $680.45          71.428         81028            0.5
22187348                $78,551.36                   8.4                    $599.19            65          140101            0.5
22187355                $117,000.00                  9.7                   $1,000.92           90          290217            0.5
22187371                $55,955.06                   9.25                   $577.38          72.015        140101            0.5
22187397                $46,756.20                   9.25                   $483.73          79.577        131211            0.5
22187405                $56,701.24                   8.75                   $446.85            80          281103            0.5
22187421                $63,730.78                   9.99                   $616.23            90          181229            0.5
22187447                $224,890.48                  9.55                  $1,900.14         78.671        290101            0.5
22187470                $24,676.23                  11.55                   $352.20          20.325         81223            0.5
22187488                $80,973.83                  11.45                   $799.05            90          290201            0.5
22187546                $100,000.00                  9.99                   $876.83          51.813        290210            0.5
22187595                $66,400.00                   10.4                   $602.43            80          140210            0.5
22187678                $59,600.00                   8.99                   $535.85          70.952        190219            0.5
22187835                $80,000.00                   9.8                    $849.92          68.376        140215            0.5
22187900                $54,900.00                   10.5                   $502.19            90          140201            0.5
22187926                $38,700.00                  11.99                   $397.78            90          290201            0.5
22187934                $24,300.00                  11.99                   $291.48            90          140201            0.5
22188015                $57,502.12                  10.25                   $516.16            90          281001            0.5
22188056                $85,000.00                   9.35                   $705.44            85          290210            0.5
22188221                $60,999.00                   8.4                    $597.12          70.929        140224            0.5
22188510                $120,000.00                  9.05                   $969.87          84.507        290210            0.5
22188627                $112,000.00                 11.35                  $1,096.33         77.241        140105            0.5
22188635                $83,960.39                   9.7                    $718.61            80          131223            0.5
22188783                $60,300.00                   9.85                   $522.51            90          290121            0.5
22188791                $345,000.00                  9.99                  $3,025.08         83.941        140201            0.5
22188809                $67,471.08                  10.15                   $599.86            90          131221            0.5
22188817                $42,000.00                   7.95                   $400.17          76.363        140125            0.5
22188841                $80,000.00                   9.65                   $842.64            80          140201            0.5
22188858                $58,372.46                   9.7                    $499.61            80          140101            0.5
22188908                $45,535.86                   9.49                   $424.76            80          181229            0.5
22188940                $69,300.00                   9.99                   $607.65            90          140108            0.5
22188957                $135,000.00                 10.99                  $1,284.62           90          140122            0.5
22188973                $97,180.00                   9.75                   $834.93            80          140201            0.5
22189062                $68,800.00                   9.49                   $640.86            80          190120            0.5
22189112                $92,100.00                   8.25                   $691.92          84.495        140201            0.5
22189302                $40,305.21                   9.55                   $379.77          47.209        190216            0.5
22189310                $49,500.00                   10.5                   $452.80            90          140121            0.5
22189328                $118,000.00                 11.35                  $1,155.06         71.515        140127            0.5
22189369                $105,304.47                  9.4                    $976.52          77.573        190119            0.5
22189419                $57,533.37                  10.99                   $594.15            90          190119            0.5
22192942                $19,845.11                  11.99                   $240.50          34.273        130914            0.5
70020706                $126,956.52                  8.65                   $997.85            80          121229            0.5
70021308                $127,954.97                  9.9                   $1,119.94           90          130301            0.5
70023734                $81,261.54                   8.6                    $636.33          78.846        121221            0.5
70035878                $45,868.78                   8.55                   $357.22          69.022        121228            0.5
70038070                $31,317.69                   9.75                   $270.63            90          130204            0.5
70046164                $185,643.19                   9                    $1,504.64           85          130112            0.5
70049788                $82,759.23                   9.25                   $685.29            85          130127            0.5
70053863                $53,638.69                   8.7                    $422.89          79.411        130204            0.5
70101407                $78,603.79                   8.05                   $589.80          69.565        130401            0.5
70104757                $151,061.30                  9.05                  $1,228.50         88.372        130301            0.5
70110390                $189,606.57                  8.5                   $1,467.09           80          130401            0.5
70116751                $67,569.35                   8.45                   $520.45            80          130401            0.5
70127139                $106,436.39                  8.9                    $854.06            85          130401            0.5
70131214                $315,801.13                   8                    $2,333.37         77.184        280401            0.5
70133665                $555,397.25                 7.625                  $3,963.64         74.666        280401            0.5
70134648                $129,744.16                  9.4                   $1,087.81           90          130401            0.5
70153523                $52,878.05                   7.95                   $388.88            75          130401            0.5
70154935                $105,828.98                  9.6                    $901.17          83.007        130501            0.5
70160726                $101,490.73                  9.6                    $865.12          72.857        130401            0.5
70165444                $67,516.36                   8.1                    $669.16            80          130601            0.5
70182464                $79,522.79                   8.35                   $606.65            80          130501            0.5
70203013                $139,202.61                  8.45                  $1,071.52         79.096        130501            0.5
70227061                $178,913.92                  8.3                   $1,358.61           75          130501            0.5
70240056                $32,541.73                   8.75                   $332.62          52.409        130601            0.5
70241518                $246,909.24                 8.425                  $1,893.74           80          280601            0.5
70252978                $79,602.55                   8.5                    $615.13          71.111        130601            0.5
70263223                $74,384.21                   8.4                    $571.38          69.444        280601            0.5
70267984                $62,499.16                   8.85                   $500.13          51.639        280701            0.5
70271358                $347,374.21                  8.35                  $2,642.70         71.855        130901            0.5
70272059                $17,386.54                  11.38                   $184.39          82.976        181201            0.5
70272588                $71,593.82                   8.75                   $566.42            80          280701            0.5
70275532                $84,628.18                   9.4                    $791.40            90          180701            0.5
70278106                $55,676.34                   9.05                   $506.55            85          180801            0.5
70278890                $121,098.41                  9.95                  $1,061.76           90          130701            0.5
70280664                $60,217.36                   8.65                   $533.42            80          180801            0.5
70281605                $50,380.78                   9.8                    $436.38            85          280701            0.5
70290598                $96,086.84                   8.3                    $834.68            80          180624            0.5
70291703                $58,327.57                   9.6                    $496.17            90          280814            0.5
70295951                $147,733.87                  9.45                  $1,243.25           90          280701            0.5
70299300                $127,585.61                  9.15                  $1,043.76           80          130701            0.5
70303318                $171,866.25                  8.7                   $1,351.56          79.9         130801            0.5
70306170                $34,226.99                   8.8                    $350.84            70          130626            0.5
70307145                $98,802.27                   8.1                    $842.67          60.606        180624            0.5
70308119                $51,930.89                   8.9                    $534.41          75.714        130801            0.5
70309356                $85,205.97                   8.2                    $640.08            80          130720            0.5
70310982                $107,352.16                  8.75                   $849.64            80          131001            0.5
70312343                $89,673.57                   8.75                   $708.03          56.25         280805            0.5
70313887                $109,613.29                  8.75                   $865.37          71.895        280811            0.5
70316401                $125,810.79                  8.35                  $1,249.24           80          130801            0.5
70318811                $58,239.41                   9.65                   $552.45            85          180801            0.5
70320262                $99,571.19                   8.55                   $772.46          41.666        130801            0.5
70321393                $69,889.96                   9.3                    $579.32          87.637        130801            0.5
70322128                $226,334.92                  8.65                  $1,770.79         79.701        130801            0.5
70324157                $48,207.72                   8.15                   $411.93          46.383        180801            0.5
70324579                $85,185.68                   8.55                   $660.45          75.33         280801            0.5
70326129                $124,980.04                  8.5                   $1,255.54           75          130702            0.5
70326400                $70,487.02                   8.4                    $539.38            80          280709            0.5
70326848                $100,523.42                  9.05                   $814.69            80          280810            0.5
70326855                $47,538.19                   8.6                    $419.60          73.846        180801            0.5
70328430                $179,469.35                  9.6                   $1,526.69           90          280801            0.5
70334248                $175,192.17                  10.1                  $1,553.12           90          131001            0.5
70341474                $100,548.14                  9.5                    $847.58            90          280801            0.5
70342878                $57,183.30                   8.4                    $437.29          79.722        280801            0.5
70343991                $210,145.26                  9.35                  $1,749.50           85          130901            0.5
70346994                $147,519.74                  8.95                  $1,185.52           80          130901            0.5
70347307                $52,345.20                   8.7                    $411.14            70          130811            0.5
70351648                $151,389.30                  8.55                  $1,174.14         89.94         130801            0.5
70352794                $49,926.30                   9.5                    $422.53            75          130726            0.5
70355441                $70,903.32                  10.65                   $658.37            90          130720            0.5
70362124                $67,311.37                   9.2                    $552.86          80.357        130901            0.5
70362231                $189,588.52                 11.05                  $1,816.60         63.298        130801            0.5
70362918                $55,330.04                   7.72                   $526.15          62.222        131001            0.5
70365184                $76,290.10                   9.05                   $618.29            75          131001            0.5
70367784                $112,694.81                  9.3                    $934.13            85          130801            0.5
70369392                $65,472.75                   8.6                    $576.95          76.744        180901            0.5
70369905                $83,733.62                   9.25                   $691.05            80          280805            0.5
70370986                $59,925.06                   8.2                    $588.08          77.948        130904            0.5
70378112                $135,457.12                  9.45                  $1,136.93           70          130901            0.5
70383633                $59,773.68                   9.45                   $501.70            85          280901            0.5
70383906                $115,159.38                  8.7                    $904.52            77          280828            0.5
70385034                $31,459.38                   8.6                    $317.00          71.111        130824            0.5
70386149                $18,928.05                  10.35                   $188.28          85.297        180901            0.5
70386776                $107,466.30                  9.3                   $1,124.06           90          130915            0.5
70388178                $28,096.99                   8.4                    $278.98          41.605        130901            0.5
70388855                $39,866.70                   8.1                    $296.30          33.333        280922            0.5
70389077                $299,180.16                  7.96                  $2,192.93         56.074        131001            0.5
70390596                $99,559.13                   9.15                   $815.44          74.626        280830            0.5
70390802                $83,221.41                   8.9                    $750.38          63.157        180828            0.5
70392527                $53,467.36                   8.45                   $466.92          78.26         180901            0.5
70394234                $47,601.34                   8.45                   $415.04          78.688        180901            0.5
70396320                $89,227.17                   7.97                   $656.53            90          281001            0.5
70397450                $77,237.63                   9.25                   $636.75            90          281001            0.5
70399811                $19,865.38                   8.4                    $172.30            50          181001            0.5
70401088                $35,911.90                   9.6                    $305.34            90          281001            0.5
70402375                $33,467.10                  10.55                   $387.98          54.332        131001            0.5
70402789                $91,783.74                   8.7                    $720.48          75.409        281001            0.5
70404173                $156,549.20                  8.83                  $1,244.10         69.777        280901            0.5
70404876                $13,025.89                   9.05                   $118.51            75          180925            0.5
70406483                $85,386.80                  10.05                   $753.48          89.062        281101            0.5
70406558                $44,508.70                   8.45                   $387.37            80          181001            0.5
70407390                $223,451.40                  8.5                   $1,722.37         78.596        281001            0.5
70407960                $95,757.56                   8.35                   $727.98            80          281001            0.5
70408232                $17,934.18                  13.25                   $202.64            95          281001            0.5
70408992                $118,830.06                  8.45                   $912.32          78.992        131001            0.5
70409578                $295,555.95                 10.83                  $2,780.92           80          281001            0.5
70409735                $43,476.84                   8.91                   $348.00          67.076        280901            0.5
70410709                $49,454.82                   7.5                    $406.02            90          180922            0.5
70411103                $39,468.82                   6.99                   $359.31          67.796        130928            0.5
70411202                $71,894.52                  10.94                   $682.41            90          131001            0.5
70411475                $229,401.20                  8.2                   $1,719.84         83.636        281016            0.5
70412010                $187,656.77                  7.85                  $1,367.10          100          281005            0.5
70412119                $112,962.27                  8.32                   $856.39            75          281015            0.5
70412143                $94,774.10                   7.1                    $750.06            80          180914            0.5
70412192                $104,663.22                  7.11                   $959.29            80          131005            0.5
70412226                $20,194.10                  10.71                   $234.88           100          131005            0.5
70412267                $56,681.18                   7.46                   $532.65            90          130925            0.5
70412275                $229,468.17                  8.78                  $1,814.34         86.792        281001            0.5
70412416                $103,118.35                  7.9                    $752.24            90          280901            0.5
70412515                $63,189.41                   7.06                   $577.40          68.817        131015            0.5
70412796                $59,557.58                   7.31                   $718.05          68.539         80910            0.5
70413703                $49,334.74                   8.09                   $366.32            90          280908            0.5
70413950                $137,378.77                  6.99                  $1,263.86           70          130922            0.5
70414354                $64,976.78                   9.74                   $558.83            84          280918            0.5
70414479                $68,333.18                   7.75                   $491.32            90          281019            0.5
70414834                $106,693.95                  9.4                    $891.92          79.259        130930            0.5
70414842                $100,948.39                  7.53                   $710.04            75          281001            0.5
70414883                $133,866.27                  7.22                   $914.11           100          280923            0.5
70414974                $33,201.07                  10.36                   $368.50           100          130923            0.5
70415054                $59,131.57                   7.56                   $720.04          63.02          80902            0.5
70415187                $339,624.10                 10.89                  $3,209.67           90          131101            0.5
70415823                $349,707.13                  7.6                   $2,478.32           90          280908            0.5
70416490                $259,074.25                  7.77                  $1,866.27           80          281001            0.5
70416524                $111,621.51                  8.03                   $824.16            80          280914            0.5
70416540                $60,136.26                   9.1                    $489.53            90          280908            0.5
70417662                $72,819.95                   7.01                   $665.55          70.476        130923            0.5
70417688                $64,762.98                   7.65                   $461.18          86.666        280915            0.5
70417720                $72,061.71                   8.67                   $564.27            85          280921            0.5
70418223                $82,408.00                   7.39                   $770.69          44.759        131001            0.5
70418389                $33,447.75                   8.99                   $302.09            70          181001            0.5
70418652                $10,901.49                  13.39                   $142.01           100          131001            0.5
70419320                $99,475.47                  10.13                   $973.65          61.529        181001            0.5
70419890                $61,715.95                   7.12                   $570.50          78.75         130928            0.5
70420013                $23,937.98                   8.6                    $186.24            60          281001            0.5
70420450                $175,944.31                  9.09                  $1,429.98         80.136        131101            0.5
70420542                $70,867.37                   7.77                   $587.86          74.869        180908            0.5
70420583                $46,928.54                   7.13                   $496.96          68.571        100924            0.5
70420823                $58,638.65                   8.93                   $470.76            75          130918            0.5
70420906                $76,179.61                   8.51                   $666.97            80          180925            0.5
70420914                $95,743.90                   8.08                   $709.78            80          131013            0.5
70421680                $107,234.09                  7.6                    $759.38            90          280930            0.5
70421904                $153,457.75                  7.71                  $1,098.31           90          281001            0.5
70422035                $196,664.34                  8.64                  $1,732.37           80          181101            0.5
70422183                $141,836.51                  8.29                  $1,072.30           90          130910            0.5
70422241                $111,320.78                  9.9                    $974.61            80          131001            0.5
70422829                $57,429.44                   7.56                   $405.12            90          281001            0.5
70422902                $344,096.36                  8.17                  $2,572.49         69.696        281001            0.5
70423587                $65,527.57                   8.16                   $489.43            90          281001            0.5
70424106                $28,760.35                   7.54                   $273.21          53.649        131001            0.5
70424148                $112,234.53                  8.9                    $897.12            90          131001            0.5
70424494                $54,422.77                  11.71                   $649.87          99.361        131001            0.5
70424536                $137,646.36                  7.09                   $929.83          72.894        280929            0.5
70424577                $54,967.72                   9.83                   $485.28            85          131001            0.5
70424585                $76,813.48                   7.89                   $956.32            80           81028            0.5
70424643                $25,705.06                  10.86                   $293.23           100          130921            0.5
70424676                $75,194.56                   7.29                   $696.77            81          131013            0.5
70424684                $54,281.04                   6.69                   $484.87          46.61         131005            0.5
70424767                $498,923.72                  7.7                   $3,564.80          100          281028            0.5
70424775                $47,979.14                  10.89                   $493.40            90          181027            0.5
70424882                $149,451.47                 10.66                  $1,513.73          100          181028            0.5
70424924                $69,550.40                   7.73                   $498.73            75          281001            0.5
70425491                $105,129.47                  8.27                   $793.32            85          131001            0.5
70426101                $85,290.61                   8.5                    $657.42          77.727        131001            0.5
70426291                $122,323.99                  8.15                  $1,193.36         74.548        131001            0.5
70426309                $98,765.35                   8.66                   $772.48            90          281001            0.5
70426648                $62,499.45                   8.6                    $549.85            85          181001            0.5
70426788                $82,039.49                  10.68                   $924.53            90          131001            0.5
70426804                $102,834.98                  7.76                   $857.71            90          180915            0.5
70427539                $58,475.83                   6.99                   $534.47          74.375        131012            0.5
70427547                $216,338.75                  8.23                  $1,626.45           90          130908            0.5
70427653                $67,508.72                   9.16                   $554.99            85          280930            0.5
70427869                $111,700.03                  8.06                   $826.51            64          280916            0.5
70428479                $43,813.52                   6.91                   $341.07          55.375        181001            0.5
70428537                $69,958.90                   7.95                   $512.66            90          280930            0.5
70428602                $51,730.06                   7.9                    $431.72            80          181101            0.5
70428701                $108,221.01                  9.02                   $873.77          79.705        131101            0.5
70428768                $57,061.12                   7.31                   $457.35            90          180930            0.5
70428941                $61,870.12                   7.72                   $443.61          88.714        280915            0.5
70429220                $91,894.51                   6.96                   $717.25           100          180928            0.5
70429238                $74,192.68                   6.63                   $868.00          62.551         81014            0.5
70429329                $22,923.27                  10.31                   $253.73           100          130928            0.5
70430210                $72,111.19                   9.67                   $616.50            85          281001            0.5
70430525                $66,212.08                   8.9                    $529.50            80          280918            0.5
70430582                $78,050.33                   6.97                   $821.43          72.727        100930            0.5
70430970                $75,574.99                  11.39                   $742.81            85          281001            0.5
70431077                $131,052.44                  8.49                  $1,009.42         85.882        131001            0.5
70431390                $98,742.09                   9.3                    $818.04            90          130922            0.5
70431531                $63,853.17                   8.85                   $508.07            80          130929            0.5
70431572                $23,793.93                  11.69                   $283.27          97.938        131001            0.5
70431879                $190,360.34                  6.62                  $2,226.11           65           80929            0.5
70431903                $66,494.74                   6.68                  $1,163.27           85           41101            0.5
70432117                $86,093.38                   9.56                   $728.76          88.886        281101            0.5
70432752                $75,523.89                   6.84                   $582.91            75          180930            0.5
70432851                $27,729.38                   7.04                   $217.76            56          181001            0.5
70433131                $85,303.92                   8.82                   $676.91            90          131001            0.5
70433214                $237,549.06                  6.55                  $1,537.57           55          130914            0.5
70433404                $31,804.18                   9.34                   $294.95          53.589        181001            0.5
70433511                $32,508.65                   7.64                   $308.55          73.333        131001            0.5
70433586                $18,568.92                  10.51                   $208.37          96.672        131001            0.5
70433883                $68,648.15                   7.61                   $486.61            90          281027            0.5
70434006                $39,924.97                   8.38                   $304.17            80          131101            0.5
70434162                $85,359.05                   7.32                   $683.38          57.333        181027            0.5
70434196                $62,243.31                   7.07                   $418.62          99.49         280930            0.5
70434691                $15,242.33                  10.47                   $210.51          99.49          81002            0.5
70435003                $78,714.96                   7.66                   $968.26          89.502         80923            0.5
70435052                $47,318.18                   7.41                   $329.20            50          280918            0.5
70435425                $42,244.82                  10.12                   $374.97          89.052        281026            0.5
70435540                $37,266.66                  12.46                   $399.06          95.854        131101            0.5
70435706                $63,834.35                   7.91                   $465.60          86.486        281101            0.5
70435938                $38,731.53                  11.91                   $408.68          97.358        131001            0.5
70436233                $112,909.51                  8.19                   $964.30          88.807        181021            0.5
70437116                $84,222.17                   7.03                   $563.88            65          281001            0.5
70437199                $60,037.33                   7.42                   $418.33            90          280928            0.5
70437546                $89,484.40                   9.44                   $835.39            90          181020            0.5
70437587                $109,327.49                  8.19                   $826.99            90          130921            0.5
70437686                $107,783.61                  9.47                   $905.76            90          281001            0.5
70437959                $58,420.70                   9.94                   $510.79            90          281101            0.5
70438130                $123,914.52                  6.96                   $963.34            80          181028            0.5
70438312                $123,038.32                  6.99                   $960.63            80          181016            0.5
70438437                $176,217.66                  6.96                  $1,372.67           80          181013            0.5
70438528                $423,978.73                  9.64                  $3,615.42           90          130921            0.5
70438668                $130,221.71                  8.56                  $1,008.99           90          281101            0.5
70438734                $66,451.38                   7.52                   $466.59            90          281117            0.5
70438759                $78,824.43                   7.54                   $554.54          77.45         281101            0.5
70438767                $64,598.77                   7.32                   $445.13            90          281009            0.5
70438932                $155,441.15                  7.59                  $1,099.70         58.609        131001            0.5
70439161                $99,943.75                   7.92                   $729.29          64.198        131101            0.5
70439401                $79,074.07                  10.56                   $728.03          89.491        281001            0.5
70439468                $48,650.74                  10.26                   $534.38          99.312        131106            0.5
70439872                $136,544.45                  8.4                   $1,042.19          100          281101            0.5
70440045                $97,921.25                   9.92                   $855.10            90          281007            0.5
70440466                $15,151.87                  11.75                   $164.72           100          181101            0.5
70440607                $57,879.59                   7.88                   $420.74           72.5         281101            0.5
70440656                $39,065.48                   6.96                   $463.61          51.282         81006            0.5
70440888                $55,265.45                   6.65                   $492.45          43.076        131019            0.5
70440953                $77,771.05                   7.45                   $627.59            85          181101            0.5
70441035                $224,896.85                  9.88                  $1,956.79           85          131001            0.5
70441175                $128,050.14                  8.73                  $1,007.90           85          281013            0.5
70441639                $49,840.02                   8.3                    $377.39            40          281001            0.5
70441829                $44,893.10                   8.65                   $350.81          34.883        281101            0.5
70442090                $48,897.61                   8.03                   $607.43          84.745         81007            0.5
70442249                $54,357.41                  10.59                   $501.28            85          281101            0.5
70442371                $95,500.37                   6.96                   $867.90           100          130929            0.5
70442611                $23,838.78                  10.46                   $266.91           100          130929            0.5
70442736                $35,879.09                   8.06                   $265.66            80          130923            0.5
70443023                $24,075.77                  10.56                   $242.83          83.534        181001            0.5
70443049                $33,554.17                   9.91                   $292.63            80          131101            0.5
70443221                $94,033.03                   8.39                   $723.07          57.926        281101            0.5
70443353                $39,953.50                   9.74                   $343.80            90          131001            0.5
70443478                $61,429.32                  10.71                   $572.24          68.333        281116            0.5
70443619                $49,902.02                   8.19                   $373.53          86.956        281101            0.5
70443817                $69,352.18                   7.76                   $498.39          76.373        131101            0.5
70444211                $103,363.56                 10.07                   $913.64            90          281101            0.5
70444278                $81,844.93                   8.45                   $627.61          78.095        281101            0.5
70444302                $205,681.15                  9.31                  $1,703.68         76.296        131101            0.5
70444542                $39,425.35                   7.43                   $478.67          38.523         81002            0.5
70444559                $66,002.08                   7.15                   $794.80            85           80928            0.5
70444658                $31,568.61                   6.98                   $248.76          78.38         180929            0.5
70445358                $50,578.07                   9.66                   $537.49            85          131101            0.5
70446166                $240,881.64                  7.91                  $2,316.76         78.533        131001            0.5
70446802                $108,348.20                  9.79                   $935.37          84.765        281016            0.5
70447578                $65,769.19                   7.86                   $477.86            88          281001            0.5
70447610                $406,181.95                  8.02                  $3,932.48         73.001        131001            0.5
70447727                $127,682.66                  8.44                   $978.77          88.275        281002            0.5
70448162                $32,720.25                   8.33                   $321.68          68.75         131001            0.5
70448667                $119,739.22                  9.08                   $972.46          53.811        281001            0.5
70448824                $114,044.45                  7.51                   $799.98            90          281116            0.5
70448832                $99,029.99                  10.47                   $904.74          87.743        281001            0.5
70449012                $93,278.18                   8.72                   $733.56            85          131001            0.5
70449111                $75,538.11                   6.6                    $571.12            38          181112            0.5
70449178                $32,111.15                   7.72                   $305.36           62.5         130925            0.5
70449400                $55,841.48                   8.9                    $446.57            80          281007            0.5
70449855                $219,520.71                  7.64                  $1,559.42         60.273        281101            0.5
70449863                $95,764.88                   8.5                    $738.16          79.338        281001            0.5
70450358                $91,179.33                   8.29                   $899.53          89.371        130930            0.5
70450861                $59,095.12                   7.66                   $561.68            80          130928            0.5
70450911                $87,705.70                   7.76                   $631.05           100          281001            0.5
70450929                $37,659.64                   7.56                   $265.86            90          280928            0.5
70451455                $299,230.01                  8.27                  $2,258.02         74.626        281001            0.5
70451778                $77,147.75                   8.14                   $574.76          84.945        281101            0.5
70451901                $11,377.49                  11.89                   $171.40           100           81005            0.5
70451943                $56,827.09                   9.36                   $473.06            85          281101            0.5
70452164                $92,510.43                   7.99                   $679.55            90          281102            0.5
70452271                $98,265.75                   7.36                   $789.08            90          181006            0.5
70452339                $79,995.94                   7.31                   $742.16          89.01         131019            0.5
70452438                $58,932.38                   7.51                   $716.09            90           81020            0.5
70452586                $31,899.22                   7.25                   $218.30          49.23         281101            0.5
70452768                $154,583.42                  9.15                  $1,263.93         79.487        281001            0.5
70453139                $98,057.99                   7.89                   $714.49            80          281001            0.5
70453154                $121,331.09                  9.82                  $1,050.12           90          281101            0.5
70453170                $182,905.10                  7.52                  $1,488.58           90          181013            0.5
70453196                $19,279.71                  10.71                   $195.92           100          181101            0.5
70453246                $53,955.57                  10.36                   $488.32          79.411        131026            0.5
70453261                $109,052.72                  7.65                   $893.42           100          181101            0.5
70453378                $127,541.56                  8.01                   $938.64          89.37         281101            0.5
70453436                $33,958.40                   9.49                   $285.64          73.118        281201            0.5
70453444                $21,864.04                   11.8                   $261.21           100          131101            0.5
70453501                $63,752.02                   7.86                   $531.41          87.945        181001            0.5
70453667                $49,530.92                   7.17                   $454.18          36.231        131101            0.5
70453675                $138,430.09                  8.46                  $1,375.35           80          131001            0.5
70454517                $134,650.34                  7.71                   $963.43            90          281106            0.5
70454731                $98,303.24                   7.79                   $815.18            90          181021            0.5
70454954                $67,817.87                   8.06                   $501.81            85          281007            0.5
70456199                $397,896.95                  8.25                  $3,005.07          100          281001            0.5
70456207                $64,900.24                   7.52                   $609.79            90          131026            0.5
70456215                $49,607.08                  11.91                   $547.41           100          181001            0.5
70456322                $82,977.44                   7.52                   $779.65          88.701        131005            0.5
70456660                $80,919.14                   8.51                   $804.03            85          131101            0.5
70457049                $64,032.52                   8.19                   $479.61            60          281001            0.5
70457205                $65,955.35                   7.96                   $482.45          75.862        281201            0.5
70458237                $32,734.14                   7.34                   $305.68          82.222        131019            0.5
70458336                $189,655.80                  8.55                  $1,467.67         84.444        131101            0.5
70458542                $116,756.59                  7.87                   $847.93            90          131101            0.5
70458666                $80,813.87                   8.81                   $640.70          88.043        281001            0.5
70458732                $74,900.75                   6.76                   $573.38            55          181109            0.5
70459326                $167,715.06                  8.87                  $1,336.08           70          131101            0.5
70459417                $46,842.36                   7.16                   $561.29            80           81019            0.5
70459557                $102,825.39                  7.05                   $937.69          73.863        131104            0.5
70459623                $171,675.38                  8.35                  $1,304.29           80          281201            0.5
70459730                $182,916.34                  6.75                  $2,158.69         34.181         81101            0.5
70459987                $39,410.60                   7.85                   $286.80          73.425        131014            0.5
70460233                $37,790.98                  13.03                   $481.54          78.618        131101            0.5
70460332                $20,934.91                  11.91                   $229.91           100          181101            0.5
70460480                $97,575.45                   8.62                   $759.94            85          131101            0.5
70460787                $44,950.86                   9.02                   $362.73          31.25         131101            0.5
70461256                $96,754.66                   7.96                   $710.51            90          281001            0.5
70461538                $107,770.16                  7.77                   $775.22            90          281101            0.5
70461553                $108,879.89                  7.61                   $771.78          95.531        281005            0.5
70461595                $20,912.36                  10.66                   $213.94          95.531        181005            0.5
70461611                $23,459.81                  10.67                   $346.66           100           71025            0.5
70461637                $128,094.31                  7.81                  $1,063.80         87.162        181009            0.5
70461702                $49,260.00                   7.56                   $599.84            90           81013            0.5
70462007                $72,905.56                   7.17                   $672.19            80          131019            0.5
70463559                $51,985.21                   6.76                   $608.84          44.166         81027            0.5
70464466                $467,414.41                  8.36                  $3,552.18           90          131201            0.5
70464490                $186,668.75                  8.66                  $1,459.13           85          131021            0.5
70464748                $169,056.11                  7.35                  $1,353.96           85          181103            0.5
70464813                $84,709.12                   9.11                   $689.04           100          131201            0.5
70464888                $305,168.95                  7.91                  $2,224.70         79.843        281101            0.5
70465026                $124,374.43                  9.4                   $1,037.79           75          131101            0.5
70465422                $390,909.87                  7.64                  $2,782.14         79.938        281019            0.5
70465539                $106,024.29                  8.99                   $853.75            90          281101            0.5
70465646                $39,874.30                   7.26                   $273.14          75.471        281026            0.5
70465828                $51,164.81                   8.14                   $381.44            90          281019            0.5
70465836                $70,678.28                   8.99                   $638.35          83.529        181101            0.5
70465844                $83,774.11                   8.04                   $618.71            80          281101            0.5
70465976                $103,436.25                  7.62                   $735.75            80          281023            0.5
70466156                $62,544.53                   7.57                   $510.22          34.054        181102            0.5
70466263                $40,024.84                   7.05                   $326.89          46.666        180929            0.5
70466289                $118,022.86                  9.09                   $958.32            85          281201            0.5
70466628                $82,658.81                   7.35                   $663.44            85          181102            0.5
70466768                $69,486.45                   7.45                   $561.78          81.395        181013            0.5
70466800                $143,729.33                  8.37                  $1,094.00           90          131101            0.5
70466875                $59,465.70                   7.77                   $565.45          72.289        131101            0.5
70467683                $51,334.59                   6.94                   $465.65          61.904        131005            0.5
70467782                $115,537.27                  8.48                   $888.38          64.305        281101            0.5
70468145                $67,289.96                   7.31                   $463.22          87.776        281014            0.5
70468350                $115,320.53                  9.32                   $956.05            70          281109            0.5
70468574                $115,678.70                 10.12                  $1,029.17           86          281101            0.5
70468632                $84,559.35                   9.4                    $706.03          79.905        131101            0.5
70468772                $116,463.08                  8.34                   $890.18          67.142        131101            0.5
70469473                $57,936.90                   8.58                   $451.01            85          281101            0.5
70469853                $197,463.51                 10.26                  $1,775.75         87.61         281101            0.5
70470000                $281,250.23                  8.45                  $2,158.35         53.207        131109            0.5
70470901                $74,211.34                   7.59                   $524.63            85          281116            0.5
70470927                $67,450.01                   8.86                   $684.05            80          131101            0.5
70470943                $110,563.72                  7.56                   $903.14            90          181009            0.5
70471172                $64,131.74                   6.94                   $582.06            65          131026            0.5
70471321                $50,990.25                   7.75                   $670.25          35.135         71109            0.5
70471347                $331,626.06                 12.14                  $3,450.81         99.988        131001            0.5
70471362                $125,765.84                 11.06                  $1,204.69         83.933        131101            0.5
70471537                $54,456.26                   7.56                   $512.90            90          131028            0.5
70471578                $233,360.51                  7.96                  $1,710.49         98.461        281019            0.5
70471677                $122,768.81                 10.91                  $1,397.86         98.875        131101            0.5
70472105                $145,239.77                  8.45                  $1,114.38           80          281019            0.5
70472386                $156,767.89                  7.79                  $1,129.83         76.634        281101            0.5
70472709                $55,175.76                   9.98                   $484.04            85          131101            0.5
70472774                $72,974.08                   9.33                   $605.62            85          281101            0.5
70472956                $48,539.91                   7.16                   $444.82            49          131101            0.5
70473038                $152,166.91                  7.51                  $1,233.49           90          181112            0.5
70474234                $53,458.42                  10.01                   $517.61            80          181124            0.5
70474721                $41,943.92                   7.39                   $445.95            85          101130            0.5
70474820                $71,872.01                  10.04                   $633.98            90          131027            0.5
70475058                $112,255.88                  7.66                   $798.98           100          281104            0.5
70475579                $102,573.79                  7.59                   $725.14          69.506        281101            0.5
70475587                $64,655.13                   7.51                   $453.53            90          131101            0.5
70475777                $67,460.02                   8.61                   $524.29          82.317        281201            0.5
70476031                $264,708.82                  8.99                  $2,130.34         58.241        131201            0.5
70476247                $189,632.52                  8.23                  $1,424.74         65.517        281101            0.5
70476635                $174,606.36                  7.48                  $1,221.23         67.307        131101            0.5
70477302                $46,105.62                   7.96                   $337.71          57.75         281101            0.5
70477427                $34,933.70                    12                    $507.89          97.348         81101            0.5
70478482                $24,317.59                  11.66                   $262.90          99.836        181106            0.5
70478672                $89,126.90                   9.87                   $774.67          81.136        281101            0.5
70478839                $42,269.66                   7.48                   $509.97          71.666         81101            0.5
70479324                $38,277.03                   8.31                   $289.73          61.854        281101            0.5
70480058                $129,698.14                  7.32                   $893.01          77.38         281116            0.5
70480140                $201,034.18                  7.56                  $1,638.76           90          181101            0.5
70480272                $49,145.27                  10.19                   $438.96            90          281101            0.5
70480405                $23,868.74                  13.09                   $305.08           100          131101            0.5
70480835                $100,842.73                  8.69                   $888.68          61.212        190101            0.5
70481783                $135,795.34                  9.86                  $1,179.45           85          131027            0.5
70482054                $56,680.17                   7.46                   $457.79          77.027        181101            0.5
70482393                $49,514.47                   8.79                   $391.62            80          131028            0.5
70482583                $26,502.08                  10.61                   $267.54           100          181101            0.5
70482765                $89,827.70                   8.28                   $678.04          68.181        131101            0.5
70482898                $69,641.17                  10.24                   $624.06            82          281201            0.5
70482922                $65,838.15                   8.41                   $506.33            80          281101            0.5
70483011                $72,933.74                   8.31                   $558.12            75          131019            0.5
70483284                $223,591.07                 11.66                  $2,651.36         99.562        131101            0.5
70483433                $77,899.52                   8.02                   $655.91            90          181112            0.5
70484514                $111,015.65                  7.92                  $1,065.16         62.222        131201            0.5
70484589                $50,454.22                   7.96                   $485.25          53.578        131102            0.5
70484811                $99,399.36                  12.13                  $1,208.54         77.575        131101            0.5
70485024                $111,888.17                  7.52                   $907.67            90          181109            0.5
70485115                $92,980.24                   7.34                   $744.11           100          181116            0.5
70485164                $12,349.17                  12.01                   $136.62           100          181028            0.5
70485271                $16,188.94                  10.67                   $224.22           100           81116            0.5
70485529                $119,714.64                  7.2                    $814.55          70.588        281116            0.5
70486139                $128,535.40                  9.35                  $1,068.95         69.621        131101            0.5
70486170                $237,567.93                  8.54                  $1,836.77         79.333        131101            0.5
70486196                $35,694.45                   12.4                   $406.48           100          181101            0.5
70486261                $270,025.64                  9.37                  $2,247.24           85          131201            0.5
70486550                $54,921.91                   9.72                   $471.32          75.342        281101            0.5
70486881                $324,641.40                  8.97                  $2,608.01           65          131101            0.5
70487525                $124,242.60                  7.5                   $1,158.77         45.454        131201            0.5
70487715                $47,565.80                   7.59                   $447.42          58.536        131201            0.5
70488598                $189,721.68                  7.01                  $1,724.58           65          131101            0.5
70489117                $119,944.13                  7.52                   $973.02            90          181106            0.5
70489158                $68,249.72                   8.06                   $504.76            90          281116            0.5
70489349                $94,436.72                   8.01                   $694.07            90          281201            0.5
70489398                $96,686.45                   6.92                   $639.68          57.017        281102            0.5
70490172                $93,995.31                   9.99                   $911.32            90          181020            0.5
70490867                $103,330.55                  9.04                   $835.76          79.922        131101            0.5
70491345                $49,220.79                   7.22                   $390.34            90          181130            0.5
70491543                $54,779.68                   7.61                   $388.01           100          281118            0.5
70491634                $87,781.36                   9.96                   $768.79          79.909        281101            0.5
70491758                $120,526.79                  8.49                   $926.46            90          281201            0.5
70491915                $123,039.33                  7.79                   $886.75           100          281109            0.5
70492012                $113,228.11                  7.41                   $785.93            90          281201            0.5
70493671                $83,993.55                   7.64                   $688.79            90          181030            0.5
70493754                $70,449.08                   7.64                   $664.77            90          131116            0.5
70494216                $113,087.48                  8.38                   $861.56          49.692        281101            0.5
70494471                $193,166.33                  8.79                  $1,527.80           75          131110            0.5
70494638                $98,497.39                   7.39                   $683.40            76          281101            0.5
70494794                $59,341.42                  10.96                   $680.45          97.665        131101            0.5
70494885                $42,899.76                   8.74                   $337.97          71.666        281101            0.5
70494950                $56,138.41                   8.15                   $549.67          51.818        131101            0.5
70495205                $80,685.19                   7.21                   $638.24            90          181201            0.5
70495288                $47,696.58                   7.04                   $373.30          82.051        181106            0.5
70495338                $233,547.59                  9.64                  $1,991.55           90          281023            0.5
70495411                $88,962.87                   8.46                   $772.27           100          181201            0.5
70495767                $62,445.47                   7.01                   $416.90          71.136        281123            0.5
70495916                $149,748.21                  8.92                  $1,198.31         76.53         131101            0.5
70496047                $25,305.28                  10.51                   $253.76          99.885        181123            0.5
70496179                $51,874.38                   7.12                   $350.16          64.197        281101            0.5
70496393                $399,357.20                  9.13                  $3,255.98           80          131101            0.5
70496864                $56,810.13                  11.37                   $602.77           100          181101            0.5
70497532                $139,202.13                  7.74                   $998.43            90          281101            0.5
70497599                $15,483.95                  11.19                   $149.84           100          131101            0.5
70497656                $84,439.04                   8.31                   $639.14          86.326        131101            0.5
70497912                $42,922.74                   8.59                   $333.38          31.386        281101            0.5
70497961                $77,039.21                   7.62                   $728.40          57.777        131101            0.5
70498688                $54,876.54                   7.49                   $384.19          84.615        281027            0.5
70498985                $115,329.66                  9.54                   $974.56          73.801        281101            0.5
70499124                $80,062.53                   7.29                   $549.63            75          281116            0.5
70499173                $46,993.88                   8.76                   $472.52          69.485        131201            0.5
70499397                $102,688.84                  8.96                   $924.07          71.777        181201            0.5
70499710                $97,754.24                   6.93                   $647.40          74.809        281101            0.5
70500061                $59,870.05                   7.67                   $426.54          72.289        281101            0.5
70500533                $179,641.83                  8.09                  $1,332.09           75          281101            0.5
70500913                $97,369.45                   8.07                   $720.92            80          281101            0.5
70501051                $148,305.65                  8.14                  $1,104.17           90          281201            0.5
70501119                $124,023.65                  9.72                  $1,064.33           90          281104            0.5
70501309                $86,916.93                   9.66                   $741.72            87          281201            0.5
70501390                $38,338.17                   7.21                   $352.41            90          131123            0.5
70502760                $108,773.72                  7.88                   $790.70          71.241        131101            0.5
70502893                $269,576.34                  8.39                  $2,055.05           90          131201            0.5
70502950                $108,569.23                  7.93                   $793.03            85          281118            0.5
70502984                $111,803.96                  7.26                  $1,027.60           90          131204            0.5
70503156                $47,605.10                   8.09                   $353.00            90          281101            0.5
70503164                $69,240.24                  10.14                   $615.34            90          281201            0.5
70503347                $64,629.35                   7.32                   $445.13            90          281123            0.5
70503966                $119,334.47                  7.36                   $824.89            90          281120            0.5
70504170                $80,811.72                   6.83                   $725.71            80          131124            0.5
70504287                $71,943.01                  11.42                   $840.35            85          131201            0.5
70504741                $190,727.88                  8.46                  $1,464.75           80          281101            0.5
70504865                $107,688.07                  7.04                   $976.53           100          131123            0.5
70505417                $53,415.81                   6.81                   $479.65          77.142        131112            0.5
70505524                $25,935.25                  11.94                   $312.24          99.927        131104            0.5
70506217                $104,879.56                 10.72                   $977.79            95          131101            0.5
70506944                $77,516.86                   8.9                    $618.81           77.6         281201            0.5
70507223                $34,130.83                   9.23                   $353.63            80          131101            0.5
70507462                $49,190.20                   9.64                   $465.94            90          181101            0.5
70507744                $247,795.98                 10.36                  $2,242.64           80          131201            0.5
70508114                $56,796.86                   8.04                   $419.47            85          281030            0.5
70508122                $83,870.54                   9.33                   $695.92            84          131101            0.5
70508395                $62,252.16                   7.81                   $595.17          88.732        131028            0.5
70508437                $39,668.02                   8.57                   $395.54          28.571        131101            0.5
70508882                $67,539.61                  10.82                   $765.22          99.991        131112            0.5
70508916                $111,207.47                  7.17                  $1,021.90           90          131116            0.5
70509096                $130,561.82                  6.87                   $860.14          74.857        281130            0.5
70509161                $30,707.42                   7.1                    $280.37          72.093        131102            0.5
70509518                $139,710.52                  7.9                   $1,017.53         48.78         281027            0.5
70509559                 $7,989.55                  10.31                   $137.45           100           51123            0.5
70509872                $31,924.82                   7.26                   $218.51          76.19         281101            0.5
70510466                $41,176.22                   7.57                   $335.29            90          181101            0.5
70510847                $107,265.33                  7.63                   $761.25          71.666        281101            0.5
70511043                $45,545.47                   8.58                   $353.21            80          131201            0.5
70511092                $225,475.74                  8.96                  $1,808.74         80.571        290101            0.5
70511159                $59,663.15                   8.52                   $591.55          46.153        131201            0.5
70511274                $76,249.24                   8.31                   $654.71          80.526        181201            0.5
70511340                $110,254.44                  8.2                    $830.01          54.146        281201            0.5
70511423                $299,299.25                  7.29                  $2,054.67         58.479        131101            0.5
70511886                $68,866.90                   8.67                   $538.89          50.364        281123            0.5
70512181                $291,819.80                  8.41                  $2,226.63         82.253        290101            0.5
70512207                $136,284.25                  7.2                    $926.55            70          281201            0.5
70512371                $61,377.62                   8.09                   $455.13          85.416        281101            0.5
70512389                $51,674.43                   7.98                   $379.37            74          281103            0.5
70512421                $126,331.65                  7.49                   $887.13          83.552        281101            0.5
70512504                $40,847.06                   6.7                    $363.88            55          131101            0.5
70512546                $65,977.33                   7.21                   $606.47            90          131116            0.5
70512561                $64,163.37                   7.96                   $613.48            90          140101            0.5
70512595                $101,082.89                  8.11                   $856.79            80          181123            0.5
70512777                $106,231.89                  6.91                   $702.12          66.562        281130            0.5
70513148                $56,158.25                   7.04                   $375.74            75          281209            0.5
70513189                $25,961.86                   9.16                   $236.61          68.421        190101            0.5
70513270                $99,780.75                   8.59                   $774.53            90          131201            0.5
70513585                $29,538.92                   7.91                   $215.34            80          131102            0.5
70513643                $97,402.24                    8                     $716.15          79.349        281101            0.5
70513700                $67,235.55                   8.06                   $498.12            90          281026            0.5
70513726                $307,845.93                  9.42                  $2,571.87         78.974        131201            0.5
70514013                $182,545.82                  8.91                  $1,458.63           85          131201            0.5
70514088                $104,266.69                 10.22                   $933.20            90          281101            0.5
70514096                $139,312.18                   8                    $1,023.60           90          131201            0.5
70514161                $21,896.40                  10.96                   $226.48          98.461        181019            0.5
70514260                $37,841.72                   8.49                   $474.04            85           81201            0.5
70514427                $99,752.66                    7                     $665.30          48.78         281201            0.5
70514609                $269,517.36                  6.67                  $1,749.75         61.818        281130            0.5
70514666                $226,311.19                  8.27                  $1,705.56         75.533        281201            0.5
70514716                $75,081.39                   7.17                   $593.16            90          181117            0.5
70514724                $233,492.24                  7.66                  $1,661.88           90          281028            0.5
70514757                $264,688.88                  8.67                  $2,069.63         72.602        140101            0.5
70514799                $62,696.94                  10.46                   $694.84          99.545        131201            0.5
70514856                $161,623.82                  7.32                  $1,112.83           90          281116            0.5
70514906                $228,068.13                  7.31                  $1,568.77         98.425        281117            0.5
70515028                $31,583.98                   7.21                   $374.43            90           81207            0.5
70515036                $23,777.76                  11.66                   $238.60          98.053        131101            0.5
70515085                 $7,591.00                  11.54                   $173.90           100           31116            0.5
70515093                $84,622.07                   7.57                   $598.41          69.672        281101            0.5
70515150                $63,695.20                   6.73                   $587.73          51.153        131118            0.5
70515192                $53,891.91                   8.06                   $398.49            90          281101            0.5
70515259                $79,978.58                   7.41                   $555.14            90          281130            0.5
70515481                $274,676.46                  8.66                  $2,145.77         50.551        131201            0.5
70515705                $309,260.49                  6.71                  $2,002.42         73.286        131201            0.5
70515739                $20,872.78                   9.52                   $196.02          81.475        181101            0.5
70515812                $60,902.43                   7.14                   $411.59          66.304        281201            0.5
70515937                $116,798.63                 10.87                  $1,102.74           90          131201            0.5
70515960                $149,772.62                  7.41                  $1,039.59         69.767        281211            0.5
70515994                $83,921.14                   9.74                   $721.07            84          131101            0.5
70516034                $215,595.66                  8.39                  $1,644.04           80          131109            0.5
70516042                $64,120.19                   7.98                   $473.11            85          281201            0.5
70516075                $167,765.16                  8.62                  $1,308.81         74.988        131123            0.5
70516083                $234,379.27                  9.73                  $2,012.13           85          131201            0.5
70516109                $123,585.06                  8.05                   $912.35            75          281201            0.5
70516182                $154,162.98                  8.82                  $1,223.18         81.315        131201            0.5
70516257                $103,720.53                  8.86                  $1,046.19           80          140101            0.5
70516315                $63,680.94                   9.06                   $515.70            75          281201            0.5
70516380                $274,357.64                  7.29                  $1,883.45         72.368        281101            0.5
70516414                $27,192.71                   8.5                    $270.80          50.925        131030            0.5
70516489                $151,730.18                  8.57                  $1,512.94           90          131101            0.5
70516687                $95,866.77                   7.85                   $694.40          52.834        281201            0.5
70516901                $36,358.20                   8.13                   $312.48          53.623        181201            0.5
70517321                $193,234.69                  7.91                  $1,407.71         88.356        131201            0.5
70517685                $38,400.00                   8.9                    $306.22            80          140111            0.5
70517727                $97,517.45                   7.73                   $922.27            90          131209            0.5
70517826                $70,857.50                   6.99                   $907.59          64.533         71123            0.5
70517834                $29,962.81                  10.36                   $271.29            96          131101            0.5
70517891                $15,679.62                  10.88                   $177.83           100          131201            0.5
70518006                $65,401.81                  10.94                   $620.33            85          281201            0.5
70518048                $78,653.66                  11.46                   $777.45          88.087        131201            0.5
70518089                $35,692.11                   8.23                   $348.83            80          131124            0.5
70518162                $44,930.10                   8.71                   $396.52          64.285        181201            0.5
70518196                $89,169.41                   7.36                   $827.17            75          131116            0.5
70518329                $58,154.13                   7.78                   $551.65            90          131211            0.5
70518501                $87,870.53                   7.56                   $618.93           100          281130            0.5
70518626                $38,160.17                  10.91                   $392.47            85          181201            0.5
70518741                $131,603.40                  8.93                  $1,053.46           85          131201            0.5
70518907                $351,363.60                  8.56                  $2,721.56           80          131201            0.5
70519228                $64,952.33                  12.75                   $706.35          99.523        131101            0.5
70519251                $71,606.03                   7.47                   $578.71            90          181104            0.5
70519327                $69,595.88                   8.16                   $677.37            90          131123            0.5
70519368                $169,036.57                  8.26                  $1,650.23         71.428        131201            0.5
70519434                $21,318.09                  10.31                   $210.93          98.425        181117            0.5
70519467                $37,624.22                   8.04                   $277.68          61.803        281101            0.5
70519533                $21,901.69                  10.88                   $248.40           100          131130            0.5
70519574                $106,324.53                  9.01                   $857.69          79.477        281101            0.5
70519590                $57,501.36                   7.93                   $479.28          85.97         190101            0.5
70519673                $229,866.02                  8.69                  $1,799.56         71.875        131201            0.5
70519921                $75,800.10                   7.46                   $707.43            90          131116            0.5
70520267                $90,641.67                   8.59                   $703.59            55          281201            0.5
70520465                $14,789.27                  10.88                   $205.61          89.947         81201            0.5
70520523                 $5,411.21                  12.18                    $89.94           100           61201            0.5
70520614                $77,584.12                   7.98                   $650.20          86.983        181201            0.5
70520705                $59,163.98                   8.3                    $578.97           100          140101            0.5
70521356                $112,281.10                  8.2                    $841.22            75          281201            0.5
70521430                $144,792.17                  7.69                  $1,032.79         62.77         281201            0.5
70521489                $101,503.49                  7.73                   $960.34            90          131201            0.5
70521695                $119,383.22                  7.98                  $1,002.23         86.956        181101            0.5
70521984                $79,071.38                   9.08                   $641.83            80          281101            0.5
70522230                $86,702.04                  11.16                   $907.50           100          181101            0.5
70522750                $35,937.66                   8.77                   $283.73          56.25         131109            0.5
70522834                $80,568.56                   7.69                   $661.97            90          181026            0.5
70522842                $34,908.87                  10.12                   $340.54          84.705        181201            0.5
70523097                $85,815.98                   7.73                   $614.93          71.666        281110            0.5
70523303                $68,584.83                   7.58                   $642.78          60.526        131209            0.5
70523402                $77,796.93                   8.2                    $583.25          83.87         281103            0.5
70523410                $111,601.11                  7.64                   $911.88          65.116        181201            0.5
70523568                $55,963.85                   8.19                   $418.35          59.447        140113            0.5
70523642                $68,419.15                   8.41                   $675.84          62.727        131201            0.5
70523667                $53,476.47                   7.58                   $377.72            80          281214            0.5
70523865                $53,922.75                   7.7                    $385.00          81.818        281130            0.5
70524004                $104,028.46                  7.33                   $963.25          70.945        131124            0.5
70524079                $61,850.37                   6.92                   $558.52          49.562        131201            0.5
70524186                $99,943.88                   8.87                   $795.29            80          290101            0.5
70524293                $59,814.80                   8.79                   $531.76            75          181201            0.5
70524814                 $9,880.34                   7.72                    $93.96          37.735        131026            0.5
70524855                $98,412.11                   7.73                   $930.73            90          131208            0.5
70525993                $167,699.39                  8.61                  $1,304.89           70          281101            0.5
70526348                $122,968.21                  7.84                   $894.27            75          281201            0.5
70526355                $69,207.54                   7.42                   $481.29            75          131116            0.5
70526470                $149,168.75                  9.31                  $1,235.58           90          131101            0.5
70526587                $134,836.20                  8.51                  $1,038.99           90          131201            0.5
70527080                $76,915.04                   8.97                   $617.90          71.962        281201            0.5
70527122                 $9,319.53                  12.35                   $136.77           100           81101            0.5
70527171                $37,495.43                   9.61                   $353.19           100          181101            0.5
70527205                $49,443.54                   8.81                   $391.54            90          281201            0.5
70528286                $129,878.45                  9.76                  $1,117.86         72.222        131201            0.5
70528344                $71,902.28                   7.96                   $526.30            90          281201            0.5
70528682                $87,108.72                   8.7                    $878.91            90          131123            0.5
70529540                $56,625.78                   8.96                   $578.29            90          131201            0.5
70529755                $16,582.74                  11.17                   $160.22           100          131101            0.5
70529813                $79,912.27                    9                     $643.70          78.431        281201            0.5
70530290                $64,139.00                   8.05                   $619.22            85          131221            0.5
70530894                $138,202.74                  7.72                   $988.65            80          281123            0.5
70531082                $54,076.50                   7.69                   $658.33          73.333         81117            0.5
70531355                $102,910.83                  8.21                  $1,001.69           90          131204            0.5
70531819                $63,912.34                   9.89                   $556.45          79.503        131201            0.5
70532858                $33,727.95                  11.42                   $332.16            75          281201            0.5
70533682                $135,521.58                  9.46                  $1,137.50          89.9         281124            0.5
70534243                $54,915.22                   9.31                   $570.10            80          131201            0.5
70534268                $59,804.64                  10.74                   $558.24            90          131104            0.5
70534672                $70,960.32                   8.89                   $565.67          74.736        290201            0.5
70534854                $133,843.36                  8.21                  $1,306.55           90          131116            0.5
70535091                $134,802.09                 10.94                  $1,278.57         89.042        131201            0.5
70535158                $13,901.56                  10.41                   $153.98          83.333        131101            0.5
70536909                $121,930.34                  7.66                   $870.00          62.659        281117            0.5
70537154                $121,929.34                  9.48                  $1,027.42         83.835        140101            0.5
70537345                $79,882.07                   7.55                   $562.11          60.606        290101            0.5
70537873                $74,500.23                  10.36                   $738.78            90          181201            0.5
70537899                $62,940.98                   9.75                   $541.27            70          131201            0.5
70537907                $105,433.55                  8.31                   $797.04          78.731        290101            0.5
70538400                $92,710.72                   9.72                   $795.25            80          281201            0.5
70538798                $12,805.08                  12.66                   $234.10          99.42          60101            0.5
70539010                $166,600.00                  8.99                  $1,339.30         74.044        140201            0.5
70539036                $103,174.45                  8.64                   $907.39            90          181208            0.5
70539564                $107,128.43                  8.84                   $850.64          84.448        281201            0.5
70539655                $45,891.90                  11.53                   $491.51          87.962        190101            0.5
70540125                $84,913.72                   9.37                   $706.68            85          281125            0.5
70540307                $69,588.30                   9.37                   $581.97          83.333        281201            0.5
70540364                $45,000.00                  10.75                   $420.07          88.235        140201            0.5
70540380                $125,585.30                  8.84                   $997.77            85          281103            0.5
70540604                $59,764.58                   8.52                   $462.20            75          131104            0.5
70540737                $194,920.31                 10.37                  $1,764.82           65          131201            0.5
70541362                $82,182.77                  10.39                   $745.62            85          281201            0.5
70541933                $42,917.77                  12.45                   $487.03           100          181201            0.5
70542147                $39,247.98                   7.79                   $373.65            40          131201            0.5
70542261                $190,868.81                  7.82                  $1,814.96         78.688        131207            0.5
70542352                $29,979.75                  11.27                   $291.83            60          281201            0.5
70542485                $98,457.31                   9.63                   $838.45            85          281201            0.5
70542709                $124,828.51                  9.58                  $1,057.95           85          131201            0.5
70542832                $107,768.20                  8.67                   $843.47            90          281127            0.5
70543517                $74,111.57                   8.41                   $566.19            90          281130            0.5
70544002                $125,931.32                  9.01                  $1,014.73           90          140101            0.5
70544481                $100,519.81                  7.46                   $811.78            65          181201            0.5
70544564                $81,908.96                   8.94                   $656.25          74.545        281101            0.5
70544598                $55,976.57                  10.26                   $502.23            70          290104            0.5
70544606                $73,910.21                   8.51                   $569.52          83.146        131201            0.5
70544820                $86,865.21                   8.73                   $767.72          80.555        190101            0.5
70545900                $163,514.26                 10.77                  $1,530.57         89.945        281101            0.5
70546684                $55,795.60                   9.75                   $481.13          69.135        131101            0.5
70546833                $21,002.53                  10.52                   $233.50          77.938        131201            0.5
70546965                $29,282.79                   8.61                   $328.16          47.419        110101            0.5
70547443                $60,300.00                  10.24                   $539.90          81.486        290201            0.5
70547468                $47,225.81                   8.92                   $378.67          64.931        131201            0.5
70547567                $69,933.45                   9.68                   $597.81          82.352        281201            0.5
70548128                $288,000.00                  8.41                  $2,196.13          100          140201            0.5
70548151                $69,473.79                   8.39                   $600.03            85          181228            0.5
70548490                $80,950.83                   8.49                   $622.25            75          140126            0.5
70549241                $39,865.41                   8.1                    $337.07          32.786        181201            0.5
70549803                $80,729.81                   8.17                   $686.11            90          181208            0.5
70549837                $130,393.56                  10.4                  $1,183.99         81.562        281201            0.5
70550298                $10,459.56                  12.46                   $129.14           100          140101            0.5
70550330                $95,717.24                   9.16                   $873.64            80          181201            0.5
70550389                $56,062.44                   7.55                   $674.52          33.352         81214            0.5
70550496                $103,154.75                  8.17                   $876.70            90          181201            0.5
70550629                $246,240.44                  8.16                  $2,094.90         88.392        181124            0.5
70550645                $93,420.85                  10.28                   $839.94            85          131201            0.5
70551023                $215,743.24                  8.61                  $1,677.72         91.851        281201            0.5
70551106                $31,937.97                  12.35                   $360.19          91.851        181201            0.5
70551379                $37,336.29                  11.13                   $429.29          99.635        131201            0.5
70552880                $93,429.14                  10.74                   $872.10            85          131207            0.5
70553284                $52,673.91                   9.47                   $441.98            85          131201            0.5
70553680                $11,951.90                  12.04                   $144.33          73.134        131201            0.5
70553797                $79,911.17                   8.94                   $640.25          72.727        131201            0.5
70553821                $22,880.58                   9.68                   $242.68          71.875        131101            0.5
70553847                $13,659.98                  12.35                   $154.20           100          181109            0.5
70554274                $21,708.22                  10.15                   $235.83          77.714        131201            0.5
70554332                $81,445.69                   8.34                   $618.20            85          281201            0.5
70554373                $98,884.58                   9.51                   $833.17          76.153        290101            0.5
70554407                $104,876.98                  8.68                   $820.79            75          281201            0.5
70554613                $43,840.41                   8.91                   $393.11          79.954        181207            0.5
70554621                $221,867.46                  8.62                  $1,725.90         68.098        290101            0.5
70554795                $55,070.47                   8.38                   $475.28            85          181130            0.5
70554837                $73,184.72                   7.92                   $894.70            80           81214            0.5
70554860                $65,324.35                   8.16                   $633.95           100          131214            0.5
70554886                 $7,232.89                  11.12                   $101.05           100           81214            0.5
70554894                $60,294.41                   9.83                   $522.05            85          131125            0.5
70555255                $54,012.30                    9                     $436.11          67.75         281201            0.5
70555586                $12,456.95                  11.12                   $130.05           100          181104            0.5
70555875                $59,328.82                   9.89                   $516.46            90          281201            0.5
70556188                $170,914.73                 12.64                  $1,843.61           90          131201            0.5
70556667                $104,004.95                 11.91                  $1,144.08         99.995        181201            0.5
70556816                $85,972.82                  11.55                   $854.93            90          140101            0.5
70556949                $88,850.90                   8.93                   $711.64          83.177        131101            0.5
70557327                $37,921.85                  11.91                   $416.03          99.866        181201            0.5
70557517                $63,752.47                  11.91                   $651.84            95          131201            0.5
70557608                $34,921.05                  12.36                   $371.85           100          131201            0.5
70557764                $69,659.72                  11.17                   $729.60           100          181201            0.5
70558507                $19,488.58                  11.92                   $199.38            95          131201            0.5
70559042                $102,846.48                  9.49                   $865.33          72.535        281201            0.5
70559174                $58,362.83                  11.54                   $580.11            90          131201            0.5
70559208                $206,795.29                  9.53                  $1,745.10           90          140101            0.5
70559513                $85,400.44                   8.71                   $670.19          88.144        281216            0.5
70559687                $54,970.52                   9.09                   $446.11          63.953        290101            0.5
70560198                $223,996.77                  9.81                  $1,935.25           90          290101            0.5
70560743                $51,870.57                   9.66                   $548.03          76.47         131204            0.5
70560818                $39,651.21                   8.01                   $382.49           62.5         131201            0.5
70561006                 $8,560.58                  11.17                    $89.77           100          181105            0.5
70561543                $24,859.72                  11.57                   $355.31            90           81123            0.5
70561634                $135,000.00                  9.55                  $1,413.78           75          140101            0.5
70561725                $167,000.00                 10.67                  $1,548.88         84.343        140101            0.5
70562129                $67,390.39                   7.62                   $635.01          43.87         131215            0.5
70562608                $82,320.98                   9.64                   $701.30          78.476        281201            0.5
70563150                $101,896.48                  9.37                   $848.01            85          140101            0.5
70563283                $46,748.05                   8.94                   $374.54           100          281216            0.5
70563465                $61,445.38                   8.21                   $523.75            90          181209            0.5
70563879                $74,401.64                   9.98                   $717.95          70.952        190101            0.5
70563903                $61,181.04                  11.64                   $612.60            90          290101            0.5
70564521                $108,653.60                 10.01                   $955.16            75          131201            0.5
70564539                $83,943.25                  11.27                   $817.14            80          131201            0.5
70565833                $47,506.43                   8.15                   $354.26            85          281130            0.5
70566880                $99,101.21                   9.46                   $831.23            80          140101            0.5
70567243                $97,638.12                  10.73                   $911.01            85          281118            0.5
70567383                $125,577.61                  8.13                  $1,064.13           90          181208            0.5
70567516                $74,889.88                   7.57                   $528.01          43.103        281209            0.5
70567763                $105,108.57                  8.01                   $773.02          50.119        281207            0.5
70567789                $174,880.50                 11.22                  $1,695.72         72.429        131201            0.5
70568183                $22,762.23                   13.5                   $275.28          84.967        181201            0.5
70568449                $108,973.03                  8.27                  $1,068.43         83.969        140101            0.5
70568530                $97,099.25                   9.27                   $801.05            90          281201            0.5
70569009                $87,921.15                   9.96                   $769.66          79.279        281201            0.5
70569272                $164,813.35                  8.85                  $1,309.86           75          131201            0.5
70569413                $43,188.88                   8.58                   $430.90            65          131201            0.5
70569777                $85,258.23                   9.48                   $795.86            90          181201            0.5
70569868                 $9,480.52                  11.93                   $104.14           100          190101            0.5
70569876                $74,764.11                  12.81                   $816.34           100          281208            0.5
70570031                $60,426.44                   8.5                    $465.19          69.54         131223            0.5
70570155                $141,174.46                   10                   $1,240.01           90          131201            0.5
70570247                $49,752.35                   9.76                   $529.99          76.923        131201            0.5
70571021                $44,987.63                  12.18                   $469.12          90.539        140101            0.5
70571302                $21,118.35                  12.46                   $260.74           100          131201            0.5
70571997                $217,496.58                  7.26                  $2,009.54          100          131110            0.5
70572235                $52,947.11                   9.45                   $443.72          73.611        290101            0.5
70572342                 $6,081.70                  12.16                    $67.85           100          181118            0.5
70572383                $54,282.31                  11.39                   $638.66           100          131110            0.5
70572938                $101,893.39                  9.23                   $837.65          79.687        131201            0.5
70572961                $111,670.11                  9.16                  $1,019.25           80          181201            0.5
70573761                $143,000.00                  9.47                  $1,330.15         60.084        190201            0.5
70574025                $305,753.61                 10.46                  $2,789.96         88.695        131201            0.5
70574249                $18,965.67                  13.07                   $241.27          84.375        140101            0.5
70574728                $27,902.31                  13.49                   $363.34           100          131201            0.5
70575253                $99,903.23                   9.78                   $861.36            80          140101            0.5
70576418                $178,466.17                 11.95                  $1,829.92         79.841        290101            0.5
70577002                $29,967.25                  13.89                   $370.66          99.365        190101            0.5
70577820                $22,217.72                  12.91                   $280.83           100          131201            0.5
70577911                 $8,483.45                  12.32                    $95.50           100          181201            0.5
70578422                $57,566.65                   8.72                   $451.91          84.705        290101            0.5
70578497                $33,987.72                  10.94                   $322.25            85          140104            0.5
70579313                $45,976.60                   9.34                   $381.43          63.013        281228            0.5
70582101                $29,969.36                   9.34                   $248.76          42.253        131207            0.5
70582499                $206,773.01                   9                    $1,665.57         73.928        281201            0.5
70582614                $167,919.20                 12.28                  $1,764.36          100          140101            0.5
70582671                $89,946.62                  11.86                   $916.06            90          131207            0.5
70582937                $49,929.32                   9.45                   $464.43          74.626        190101            0.5
70583539                $40,982.82                  13.41                   $466.72           100          281201            0.5
70583943                $29,827.33                  11.73                   $324.70          97.845        181201            0.5
70584081                $24,966.40                   8.01                   $183.62            50          131203            0.5
70584289                $19,044.24                  11.91                   $228.43           100          131123            0.5
70584693                $27,388.93                  11.96                   $329.34           100          131201            0.5
70585187                $36,354.87                   9.51                   $381.78            90          131125            0.5
70585260                $38,572.70                   8.99                   $392.04            65          140101            0.5
70585765                $34,117.09                  12.31                   $385.11          98.103        190101            0.5
70586250                $41,893.25                   9.43                   $436.80          79.245        131229            0.5
70586987                $53,271.98                   9.83                   $510.75            85          181201            0.5
70587852                $38,899.00                   9.23                   $400.92          70.909        140101            0.5
70588900                $53,935.56                  10.91                   $510.35            85          131201            0.5
70588926                $135,941.36                 10.12                  $1,205.57           85          140101            0.5
70589015                $122,888.61                 12.81                  $1,424.42         99.884        190101            0.5
70590070                $50,556.73                  10.94                   $479.35          75.485        140101            0.5
70590112                $263,852.46                  8.89                  $2,103.34           80          131220            0.5
70590161                $13,223.93                  12.53                   $150.81           100          190101            0.5
70590286                $54,697.32                   8.59                   $544.51          65.868        131217            0.5
70590518                $32,607.24                  11.19                   $316.60           100          140101            0.5
70590542                $77,862.92                    8                     $751.62            55          131201            0.5
70592365                $76,127.56                  12.03                  $1,106.06         99.577         81201            0.5
70593306                $19,923.47                  12.53                   $246.90          98.152        131201            0.5
70593561                $93,708.26                   9.97                   $820.65            75          281228            0.5
70594262                $60,269.59                   9.38                   $501.76            90          140101            0.5
70594387                $87,915.26                   9.62                   $747.67            80          290107            0.5
70594502                $72,761.70                   9.18                   $595.22            80          290101            0.5
70595822                $90,903.15                   9.19                   $744.68          59.477        131201            0.5
70596564                $24,989.28                  13.31                   $282.62          98.73         140101            0.5
70596960                $51,284.10                  11.64                   $513.51          86.949        290101            0.5
70597968                $24,961.89                   8.86                   $222.69          37.313        190101            0.5
70598305                $71,378.07                  12.03                   $788.22          98.344        190101            0.5
70598321                $98,775.26                  10.66                  $1,104.19           90          140101            0.5
70598420                $72,223.67                   10.9                   $682.60            85          290111            0.5
70598503                $74,768.90                  10.29                   $672.51            85          140111            0.5
70601190                $32,624.28                  11.48                   $351.47           100          190101            0.5
70605654                $40,888.31                   8.89                   $413.17          77.358        140201            0.5
70606454                $130,949.49                 10.64                  $1,212.04         74.693        140101            0.5
70606488                $62,100.00                  11.96                   $636.86            90          140101            0.5
70606520                $86,750.16                   8.76                   $683.48           43.4         290101            0.5
70607767                $29,493.91                  13.45                   $336.74            85          140101            0.5
70607783                $300,000.00                 13.91                  $3,710.97         98.076        190101            0.5
70607874                $65,291.94                   9.99                   $702.93            85          140111            0.5
70608765                $67,939.15                   9.17                   $555.48          73.118        140101            0.5
70609144                $17,362.65                  11.59                   $186.64            96          190101            0.5
70610613                $34,834.77                  12.92                   $440.99          99.851        140101            0.5
70610753                $22,950.62                  11.59                   $246.71           100          190101            0.5
70610761                $121,500.00                 10.98                  $1,155.24           90          140201            0.5
70612320                $87,914.36                   9.57                   $744.45            80          140101            0.5
70614482                $34,983.26                   9.63                   $297.62          69.444        290101            0.5
70615943                $60,000.00                   8.43                   $518.04          54.545        190201            0.5
70615984                $148,750.00                 10.13                  $1,319.70           85          290201            0.5
70616065                $59,773.48                   8.65                   $467.16            85          281214            0.5
70616313                $398,806.62                  9.57                  $3,375.41         68.793        290101            0.5
70616511                $154,825.03                  8.86                  $1,231.58         60.311        131221            0.5
70616735                $35,989.56                  11.94                   $368.64            75          140101            0.5
70616933                $124,736.18                 11.63                  $1,250.28          100          131221            0.5
70617196                $74,341.26                   8.73                   $584.24          98.924        281229            0.5
70617451                $74,354.09                   8.41                   $567.33            80          290101            0.5
70617501                $17,587.15                  12.76                   $191.40          98.924        281229            0.5
70617808                $28,915.60                   7.92                   $275.80          24.166        140101            0.5
70617873                $96,900.00                  10.73                   $903.09            85          140201            0.5
70618632                $75,441.08                   8.51                   $582.22          84.055        281229            0.5
70618707                $72,849.74                   8.23                   $904.39            90           81229            0.5
70619275                $87,268.12                  10.89                   $824.13            90          281229            0.5
70619945                $134,845.06                  8.78                  $1,064.94           90          281229            0.5
70620133                $85,553.34                   9.01                   $689.37          61.142        290101            0.5
70620513                $83,541.11                   8.48                   $642.39           100          281222            0.5
70620547                 $9,204.93                  11.23                   $129.32           100           81222            0.5
70621347                $49,483.66                  12.21                   $517.18            90          290101            0.5
70622253                $47,834.09                   9.98                   $514.69            70          140101            0.5
70622865                $47,940.57                   8.76                   $377.96          64.864        140101            0.5
70623103                $67,712.78                   7.77                   $727.52          71.578        101228            0.5
70623467                $140,717.26                  8.71                  $1,406.89           85          140101            0.5
70623798                 $5,180.08                  12.51                    $64.12           100          131216            0.5
70623871                $106,250.00                  9.76                   $913.63            85          140201            0.5
70624036                $68,733.33                   9.59                   $583.03            80          140101            0.5
70625280                $46,480.56                   8.07                   $448.66           100          131222            0.5
70625355                 $8,042.81                  11.23                   $180.32           100           31222            0.5
70625447                $62,056.63                   7.88                   $753.13            80           90113            0.5
70625512                $43,820.25                   7.47                   $353.65          39.461        190104            0.5
70625603                $62,918.17                   7.97                   $460.95          73.255        290115            0.5
70625678                $295,139.23                  8.48                  $2,267.95         88.208        281223            0.5
70625702                $225,073.16                  7.88                  $2,147.94           80          131214            0.5
70625868                $137,626.96                  9.14                  $1,121.86         84.478        140104            0.5
70626569                $24,974.84                  12.03                   $275.79          99.23         190101            0.5
70626585                $34,103.59                   8.28                   $332.39            90          140108            0.5
70626692                $44,746.68                   7.47                   $533.45            50           90126            0.5
70626700                $107,054.00                 10.14                   $950.98            85          140101            0.5
70626734                $144,925.77                  9.31                  $1,199.19         64.732        140201            0.5
70626981                $69,801.46                   8.24                   $680.63            90          131228            0.5
70627179                $110,128.09                  8.96                   $883.93           100          281229            0.5
70627278                $72,828.54                  11.98                   $875.18          99.281        140101            0.5
70627328                $12,202.81                  12.46                   $150.67           100          131229            0.5
70627435                $263,871.78                  9.56                  $2,231.42           80          140101            0.5
70627476                $68,250.00                   8.37                   $586.69          66.911        190203            0.5
70628458                $59,899.14                   8.08                   $504.86          67.415        190101            0.5
70628466                $48,042.34                   8.57                   $372.24          80.166        290101            0.5
70628540                $119,921.10                  8.1                    $888.90          53.333        290113            0.5
70628789                $23,937.32                   9.13                   $245.28            80          140115            0.5
70629027                $25,626.29                   8.09                   $246.94          73.428        140101            0.5
70629191                $67,462.90                   8.97                   $541.66          71.052        140101            0.5
70629373                $127,296.43                  7.9                   $1,546.24           80           90108            0.5
70629522                $53,847.24                   8.24                   $523.56            90          140112            0.5
70629746                $99,208.44                   7.9                    $949.89            80          140112            0.5
70629951                $67,465.95                   9.38                   $561.68          80.357        290201            0.5
70629977                $330,000.00                  9.64                  $2,808.59         69.473        140201            0.5
70630074                $108,569.54                  8.91                   $867.04           100          290205            0.5
70630728                $19,134.14                  12.71                   $238.90           100          140205            0.5
70632138                $52,000.00                  11.94                   $532.48          74.968        140201            0.5
70632203                $285,847.33                  9.11                  $2,323.89         89.937        140101            0.5
70632781                $68,962.00                   8.96                   $553.20           57.5         140101            0.5
70632872                $112,462.51                 11.31                  $1,097.80           90          290111            0.5
70633003                $311,000.00                  9.27                  $2,563.03         73.696        140201            0.5
70633011                $73,055.71                   8.5                    $562.08          63.565        290101            0.5
70633193                $71,100.00                   9.79                   $612.95            90          290201            0.5
70633532                $88,162.54                  10.19                   $786.43            90          140101            0.5
70633888                $99,000.00                   8.78                   $780.96            90          290201            0.5
70634142                $34,902.66                   8.43                   $343.22          22.151        140119            0.5
70634506                $104,345.76                  9.24                   $858.12          86.28         140101            0.5
70634704                $54,900.00                   8.38                   $677.16           36.6          90301            0.5
70634837                $172,946.75                 11.67                  $1,735.68           80          140101            0.5
70634886                $178,651.34                  8.95                  $1,431.84           65          290101            0.5
70635123                $271,877.86                  9.93                  $2,372.94           80          140201            0.5
70635255                $97,449.35                   9.24                   $801.40          74.427        290201            0.5
70635370                $174,000.00                  9.75                  $1,494.93           80          290201            0.5
70635578                $74,000.00                  14.39                   $941.24          81.666        190201            0.5
70635693                $115,126.39                  8.24                   $864.65           100          140106            0.5
70635800                $12,772.34                  11.19                   $147.02           100          140106            0.5
70636667                $30,460.85                  11.23                   $425.51          99.652         90115            0.5
70636717                $59,320.77                   7.53                   $552.59          64.673        140119            0.5
70637202                $445,949.59                  8.87                  $3,548.57         84.188        140201            0.5
70637533                $48,000.00                   9.51                   $403.96            80          290201            0.5
70637541                $46,400.00                   9.51                   $390.49          74.24         290201            0.5
70638077                $178,500.00                  9.94                  $1,558.56         66.111        140301            0.5
70638580                $107,500.00                  8.36                   $815.94          51.19         140201            0.5
70639257                $106,919.30                  8.05                   $899.16            85          190111            0.5
70639364                $202,500.00                 11.87                  $2,062.70           90          290201            0.5
70639448                $51,274.45                   9.62                   $435.86            90          140201            0.5
70639455                $80,750.00                  10.43                   $734.43            85          140201            0.5
70640289                $79,050.00                  10.78                   $739.70            85          290101            0.5
70640701                $176,248.54                 10.16                  $1,568.93           90          290101            0.5
70641550                $34,920.99                  10.72                   $391.68          78.787        140201            0.5
70641626                $40,000.00                   8.16                   $488.70          45.977         90201            0.5
70641675                $127,432.62                 10.66                  $1,181.57           85          140101            0.5
70641972                $130,000.00                  8.26                   $977.56          45.614        140201            0.5
70642186                $67,237.48                   8.88                   $680.83          53.228        140101            0.5
70642558                 $8,372.36                  12.61                   $124.60           100           81230            0.5
70643358                $103,500.00                  9.85                   $896.84            90          140202            0.5
70643879                $150,000.00                  9.3                   $1,239.45           75          290201            0.5
70644257                $270,000.00                 10.91                  $2,552.93         88.524        140201            0.5
70644299                $163,606.79                  8.8                   $1,293.68         88.967        140201            0.5
70644620                $90,000.00                  10.35                   $813.19          62.068        140201            0.5
70644810                 $6,964.69                  11.19                    $80.40            85          140201            0.5
70645908                $114,000.00                  9.81                  $1,085.81         89.062        190101            0.5
70646781                $99,951.74                   9.59                   $847.43          69.444        290101            0.5
70647672                $133,000.00                 10.45                  $1,211.63         83.125        140201            0.5
70647904                $174,934.54                 10.78                  $1,637.54         58.906        140201            0.5
70648134                $17,965.61                  12.49                   $221.74          97.058        140101            0.5
70648175                $52,865.44                   9.55                   $555.04          74.647        140201            0.5
70648241                $14,413.20                  11.33                   $167.18           100          140105            0.5
70648357                $41,000.00                   7.86                   $494.42          56.164         90126            0.5
70648571                $24,762.87                  11.66                   $353.78           100           90201            0.5
70649215                $77,000.00                   7.78                   $553.23          50.162        290201            0.5
70649876                $24,972.33                  11.44                   $265.57          75.714        190201            0.5
70649884                $95,250.00                   9.38                   $792.59           76.2         140201            0.5
70650692                $93,943.29                   8.52                   $724.11          39.166        140101            0.5
70650858                $50,329.11                   9.49                   $469.47            90          190101            0.5
70650932                $123,250.00                 10.77                  $1,152.37           85          140201            0.5
70651286                $55,215.63                   8.37                   $419.74          80.072        290119            0.5
70651310                $81,367.51                   8.16                   $787.37            85          140121            0.5
70651419                $202,500.00                 11.37                  $1,985.28           90          290201            0.5
70651617                $84,000.00                   8.77                   $662.03            80          290217            0.5
70651690                $59,200.00                   9.02                   $477.19            80          290217            0.5
70651831                $109,000.00                  8.3                    $822.72          54.773        140201            0.5
70652102                $212,000.00                 11.47                  $2,256.45         74.947        190201            0.5
70652565                $78,000.00                   9.3                    $644.51          79.591        140301            0.5
70652987                $82,000.00                   8.77                   $646.27          64.062        290201            0.5
70653175                $113,500.00                  8.25                   $967.09          61.351        190201            0.5
70654520                $102,000.00                  9.61                   $865.87          72.857        290201            0.5
70655030                $21,950.66                   12.5                   $278.51           100          130101            0.5
70655196                $16,000.00                  12.06                   $192.64          96.098        140201            0.5
70655352                $100,000.00                  9.3                    $826.30          45.871        290201            0.5
70655469                $59,600.00                   9.64                   $507.25          76.41         140201            0.5
70655592                $121,000.00                  7.88                  $1,003.07         71.597        190208            0.5
70656335                $66,400.00                  10.49                   $662.48            80          190201            0.5
70657267                $166,897.15                  8.42                  $1,274.63          83.5         140126            0.5
70657416                $48,369.51                   8.31                   $365.66           100          290121            0.5
70657440                $12,074.44                  11.43                   $140.81           100          140121            0.5
70657671                $58,465.78                   8.67                   $456.88            75          140201            0.5
70657713                $94,336.66                    8                     $692.67           100          140119            0.5
70659222                $165,000.00                  9.09                  $1,338.33           75          140301            0.5
70659420                $96,000.00                   8.01                   $917.98            80          140203            0.5
70659552                $23,549.49                  11.29                   $272.55           100          140119            0.5
70659818                $44,723.84                   7.99                   $374.45           100          190201            0.5
70661079                $234,400.00                  8.45                  $1,794.03           80          140301            0.5
70661319                $94,500.00                   8.94                   $756.29            90          290201            0.5
70661426                $81,600.00                  12.38                   $920.20            98          190201            0.5
70661525                $54,400.00                   8.4                    $414.44          74.52         140201            0.5
70661608                $12,500.00                  11.55                   $146.42          91.643        140201            0.5
70661681                $40,000.00                   12.4                   $423.80          93.651        140301            0.5
70662200                $35,120.00                   9.2                    $287.65            80          290201            0.5
70662218                $55,250.00                   8.78                   $553.17          69.062        140205            0.5
70662978                $89,876.07                  10.74                   $838.62          87.291        140201            0.5
70664057                $58,800.00                   8.4                    $575.59            80          140209            0.5
70664610                $98,115.64                    8                     $940.36           100          140201            0.5
70664677                $24,488.52                  11.29                   $342.92           100           90201            0.5
70666466                $53,550.00                   10.7                   $541.85            85          190201            0.5
70666540                $92,650.00                   10.4                   $840.59            85          140201            0.5
70668553                $188,000.00                  9.34                  $1,558.91           80          290201            0.5
70669791                $68,000.00                   9.19                   $556.47            80          140201            0.5
70670435                $78,400.00                   9.19                   $641.57            80          140201            0.5
70670831                $70,000.00                  12.49                   $746.54          86.805        140201            0.5
70671375                $46,450.00                  11.55                   $461.76          99.998        140201            0.5
70672910                $22,952.18                   11.6                   $270.15           100          140202            0.5
70673165                $175,000.00                  8.93                  $1,399.28         64.814        140201            0.5
70673272                $188,907.82                  9.54                  $1,594.73           90          140201            0.5
70673512                $92,800.00                  11.54                   $921.82            80          290301            0.5
70673546                $58,800.00                   8.28                   $722.14            70           90201            0.5
70674122                $70,550.00                  10.29                   $634.30            85          140301            0.5
70674619                $187,500.00                  8.28                  $1,412.58          100          290301            0.5
70674817                $220,000.00                  8.33                  $1,665.18           80          290203            0.5
70674916                $55,000.00                  11.45                   $584.64           100          190203            0.5
70674973                $62,500.00                  11.59                   $670.40           100          190301            0.5
70675038                $70,000.00                   7.69                   $572.08          42.424        190216            0.5
70675574                $62,800.00                   9.45                   $525.77            80          140201            0.5
70675780                $146,900.00                  9.1                   $1,192.58           65          290301            0.5
70677844                $52,000.00                   8.4                    $509.02          37.142        140301            0.5
70678990                $284,000.00                  9.59                  $2,406.70           80          140201            0.5
70679113                $46,905.92                    12                    $564.08          97.513        140201            0.5
70679139                $20,000.00                   8.48                   $153.50          66.666        290216            0.5
70681457                $47,500.00                  11.45                   $553.38          96.332        140202            0.5
70681556                $100,000.00                  8.53                   $771.04          40.816        140201            0.5
70681713                $48,589.13                   7.69                   $397.80            55          190127            0.5
70681960                $101,000.00                  8.45                   $873.31          87.826        190205            0.5
70682059                $50,000.00                   8.67                   $624.48          41.666         90201            0.5
70682653                $105,200.00                  8.7                    $823.85           100          290203            0.5
70682919                $26,300.00                  12.73                   $328.10           100          140203            0.5
70684287                $75,200.00                   8.37                   $571.31            80          290301            0.5
70684725                $18,800.00                  11.64                   $221.30           100          140301            0.5
70685995                $106,200.00                  9.54                   $896.09          84.96         140201            0.5
70687603                $32,400.00                   8.84                   $407.63          84.155         90216            0.5
70688379                $56,700.00                   9.07                   $577.45            90          140216            0.5
70688973                $56,000.00                   9.19                   $458.27            70          290201            0.5
70689013                $128,350.00                 10.45                  $1,169.27           85          140210            0.5
70689328                $41,391.26                   8.3                    $313.99           100          290209            0.5
70689393                $10,400.00                   11.4                   $120.83           100          140209            0.5
70691241                $54,000.00                  11.15                   $520.38            90          290301            0.5
70691548                $48,750.00                   8.31                   $368.30           62.5         290301            0.5
70692017                $61,200.00                   9.39                   $509.70            80          140201            0.5
70692108                $15,300.00                  12.69                   $190.47           100          140201            0.5
70692124                $67,500.00                   9.75                   $579.93            90          140301            0.5
70692199                $223,500.00                  7.81                  $1,610.46          74.5         140301            0.5
70692454                $57,770.60                   9.34                   $479.28            85          140301            0.5
70696190                $51,300.00                   8.85                   $407.25            90          290210            0.5
70696612                $111,600.00                  7.85                   $923.08           100          190212            0.5
70696653                $27,900.00                  11.17                   $320.10           100          140212            0.5
70696810                $103,700.00                 10.04                   $913.11            85          290208            0.5
70696968                $68,800.00                   7.96                   $655.90            80          140208            0.5
70697909                $30,000.00                   8.35                   $227.49          67.415        290208            0.5
70698840                $45,000.00                   8.51                   $346.33            75          290301            0.5
70699426                $16,800.00                   8.64                   $166.82          57.931        140201            0.5
70699830                $48,750.00                  13.86                   $644.64          99.922        140301            0.5
70700737                $129,600.00                  8.06                   $956.39           100          290201            0.5
70701222                $32,400.00                  11.22                   $372.75           100          140201            0.5
70701347                $84,941.08                   7.84                   $614.25          62.962        290201            0.5
70701479                $54,000.00                   11.2                   $620.56           100          140210            0.5
70701941                $83,700.00                  10.75                   $781.32            90          140301            0.5
70702675                $69,600.00                   8.12                   $587.37           100          190211            0.5
70702691                $66,950.00                   8.6                    $585.25          63.761        190212            0.5
70702808                $131,750.00                  8.19                  $1,117.64           85          190210            0.5
70702873                $17,400.00                  11.47                   $202.93           100          140211            0.5
70704853                $110,700.00                  9.42                   $924.37            90          140301            0.5
70706197                $100,000.00                  8.82                   $791.71          76.335        140217            0.5
70706767                $76,500.00                   9.5                    $643.25            90          290218            0.5
70707336                $131,200.00                  8.53                  $1,011.61          100          140204            0.5
70707922                $53,800.00                   8.87                   $479.56          48.468        190301            0.5
70707989                $83,000.00                   7.86                   $600.94          69.166        290217            0.5
70710306                $115,600.00                  8.66                  $1,014.94         83.768        190222            0.5
70710447                $54,000.00                   10.6                   $498.00            90          290217            0.5
70713839                $58,800.00                   8.12                   $496.23           100          190212            0.5
70713888                $14,700.00                  11.49                   $255.50           100           60212            0.5
70715172                $46,000.00                   8.15                   $342.35          40.174        140301            0.5
70715354                $141,600.00                  8.31                  $1,069.77         68.737        140301            0.5
70715685                $102,000.00                  8.69                   $798.07          79.069        290301            0.5
70716030                $44,000.00                   7.6                    $410.39          60.273        140222            0.5
70717673                $70,400.00                   8.15                   $523.95            80          140211            0.5
70718259                $21,500.00                  12.14                   $259.98           100          140301            0.5
70719703                $15,600.00                  11.24                   $217.01           100           90222            0.5
70719802                $126,400.00                  8.1                    $936.31           100          290218            0.5
70719836                $31,600.00                  12.15                   $382.31           100          140218            0.5
70721238                $97,000.00                   7.66                   $908.04          64.666        140222            0.5
70721527                $143,900.00                  11.2                  $1,392.18         89.937        140301            0.5
70722434                $101,500.00                  9.49                   $852.73            70          140301            0.5
70728019                $159,800.00                  9.1                   $1,297.30           85          140301            0.5
70728118                $85,000.00                  12.24                   $890.06           100          140301            0.5
70729314                $250,000.00                  8.24                  $1,876.41         74.404        140218            0.5
30840680                $242,657.03                   8                    $1,803.59         89.381        270801            0.5
30905541                $111,666.31                  9.75                   $966.55            90          271101            0.5
30926976                $108,013.12                 9.625                   $925.64            90          271001            0.5
30931372                $51,585.13                    8                     $523.70          62.988        120801            0.5
30946388                $107,142.71                  9.75                   $927.89            80          271001            0.5
30973721                $94,381.28                   8.5                    $974.89            75          121001            0.5
30974299                $186,018.57                 8.875                  $1,494.23         79.24         271001            0.5
30977268                $90,068.50                   8.75                   $813.02           73.6         180101            0.5
30982672                $202,483.89                  9.5                   $1,715.35           80          271101            0.5
30985584                $245,838.79                 9.875                  $2,149.16         88.709        271101            0.5
30992564                $237,960.61                  9.75                  $2,061.97           75          270901            0.5
30994578                $49,521.36                   8.5                    $384.46          55.555        271101            0.5
31030026                $88,434.60                   8.75                   $708.03          88.235        271201            0.5
31033756                $331,399.47                  7.5                   $3,151.85         81.534        130601            0.5
31042567                $110,038.99                  9.5                    $933.35          64.912        271101            0.5
31043896                $155,627.95                 9.875                  $1,359.84           90          280101            0.5
31044423                $93,116.56                   8.5                    $722.78          79.661        271201            0.5
31045727                $237,154.45                  7.75                  $1,719.39         77.17         271001            0.5
31045933                $92,077.77                  9.875                   $804.96            90          271101            0.5
31052509                $93,614.93                  9.625                   $863.59          78.153        271201            0.5
31058068                $261,862.86                  7.75                  $1,895.56         74.954        271201            0.5
31069172                $125,285.77                 9.375                  $1,049.88         88.89         271201            0.5
31071046                $141,198.36                 8.875                  $1,129.50         79.752        280501            0.5
31072440                $51,796.19                   8.5                    $541.61          71.428        121101            0.5
31075641                $137,490.15                  8.75                  $1,091.55           75          271201            0.5
31079452                $144,706.42                 8.875                  $1,161.65         84.393        271101            0.5
31081714                $191,354.70                 9.875                  $1,680.25           90          271101            0.5
31082316                $150,373.04                  8.25                  $1,144.93         88.092        270701            0.5
31082381                $138,592.85                 8.375                  $1,064.10         78.651        271101            0.5
31087331                $269,994.59                 8.375                  $2,069.68         89.867        271201            0.5
31098783                $118,002.58                 9.875                  $1,031.60           90          271201            0.5
31104029                $185,919.82                 8.375                  $1,425.14         72.115        271201            0.5
31137334                $110,338.90                  8.5                   $1,132.46         63.186        121201            0.5
31139348                $73,727.05                   8.25                   $558.94            80          271201            0.5
31139686                $203,084.72                  8.25                  $1,540.10         70.446        271201            0.5
31139694                $142,320.60                  8.5                   $1,103.39         72.474        280101            0.5
31141567                $62,872.64                   8.5                    $499.79          61.904        280101            0.5
31143654                $143,419.49                 8.625                  $1,120.02           80          280801            0.5
31150113                $120,783.62                 9.875                  $1,055.05         88.043        280101            0.5
31151848                $109,536.24                 7.875                   $800.48            80          280301            0.5
31155666                $187,822.08                 10.25                  $1,693.64           90          271201            0.5
31163173                $381,141.52                  8.5                   $2,954.93           90          280101            0.5
31163843                $125,980.49                 8.375                   $965.29          68.648        280101            0.5
31167711                $251,567.64                 8.875                  $2,012.99         87.241        280401            0.5
31168206                $186,578.54                  8.5                   $1,445.56           80          280201            0.5
31171887                $199,137.94                 10.625                 $1,850.05         89.775        280101            0.5
31171903                $75,968.16                   9.5                    $643.26          65.384        280101            0.5
31171911                $223,641.96                   10                   $1,974.54           90          280101            0.5
31172596                $176,773.12                 8.375                  $1,796.02         74.092        130101            0.5
31176324                $151,464.82                  9.75                  $1,310.22         89.705        280101            0.5
31177561                $74,487.56                    9                     $603.47          83.333        280201            0.5
31180094                $142,980.30                 8.375                  $1,094.51           80          280301            0.5
31185812                $88,349.14                  7.875                   $652.56            75          280201            0.5
31195985                $94,219.17                   8.5                    $730.47          79.166        280101            0.5
31196736                $115,244.40                  8.25                   $873.35          71.759        280101            0.5
31200850                $91,488.54                    10                    $807.37            80          280201            0.5
31202039                $103,980.85                  8.5                    $803.51          79.166        280401            0.5
31209703                $83,541.18                  8.875                   $668.35            75          280501            0.5
31213820                $240,457.16                 10.25                  $2,163.19           85          280501            0.5
31215080                $177,503.94                 10.25                  $1,596.86           90          280501            0.5
31218662                $80,440.69                   8.5                    $622.82          85.263        280301            0.5
31218761                $125,646.81                  8.5                    $975.73          88.739        280101            0.5
31236169                $219,294.59                  8.25                  $1,660.30         78.928        280301            0.5
31243033                $92,230.37                   8.5                    $719.71            80          271001            0.5
31246085                $254,600.95                 7.875                  $1,861.98         85.457        280201            0.5
31272818                $113,731.19                 8.125                  $1,114.54         79.993        130801            0.5
31277809                $95,986.67                  8.375                   $957.88          57.478        130601            0.5
31293244                $85,575.25                  7.875                   $625.37            75          280301            0.5
31293376                $217,880.42                 9.125                  $1,782.56         84.264        280401            0.5
31297898                $318,205.07                  8.5                   $2,460.52         78.048        280501            0.5
31305394                $146,845.59                 8.125                  $1,098.90           80          280301            0.5
31313299                $154,597.57                 8.375                  $1,183.43         89.482        280301            0.5
31322688                $166,722.74                  9.5                   $1,407.59           90          280501            0.5
31328776                $137,848.02                   9                    $1,114.81           85          280501            0.5
31335698                $285,856.25                  8.25                  $2,163.28         79.986        280301            0.5
31339211                $85,911.67                   8.5                    $664.34            90          280601            0.5
31355498                $83,026.37                   8.25                   $631.06            80          280301            0.5
31364664                $221,178.56                 8.875                  $1,771.91         84.037        280401            0.5
31368442                $195,770.43                 9.375                  $1,636.89           80          280401            0.5
31372055                $116,665.63                  8.5                    $902.70          79.324        280401            0.5
31380298                $149,278.19                  9.25                  $1,234.01         88.235        280501            0.5
31390321                $161,409.59                 8.625                  $1,263.13           80          280401            0.5
31390487                $125,293.24                  8.5                    $968.83          88.732        280501            0.5
31393754                $498,192.65                 9.375                  $4,241.92         70.344        280401            0.5
31395171                $64,545.22                   8.75                   $663.64            80          130401            0.5
31397862                $131,131.78                  8.25                   $991.67            75          280401            0.5
31399082                $136,708.99                 8.375                  $1,045.10         84.355        280501            0.5
31406077                $160,389.05                  8.75                  $1,267.77         84.371        280601            0.5
31427396                $136,012.80                 8.375                  $1,039.78           80          280501            0.5
31433253                $102,365.82                  8.75                   $818.17            80          280401            0.5
31434863                $143,391.46                 9.875                  $1,250.42           90          280501            0.5
31445851                $136,383.18                  8.5                   $1,058.03           80          271201            0.5
31451388                $125,361.69                   9                    $1,013.82         88.732        280401            0.5
31454358                $125,107.84                 8.375                   $957.69          78.75         280401            0.5
31455157                $92,871.95                   8.5                    $719.71            80          271201            0.5
31473259                $79,319.43                  8.625                   $622.24          69.565        280501            0.5
31500788                $90,773.53                  8.625                   $723.35            75          280501            0.5
31504384                $111,881.48                   9                     $904.40          89.92         280701            0.5
31507361                $156,761.35                 9.375                  $1,310.01         83.333        280501            0.5
31546021                $230,763.10                  8.75                  $1,825.14         87.878        280501            0.5
31558117                $70,739.56                    9                     $572.09          88.875        280601            0.5
31560154                $79,800.32                  9.875                   $695.55          87.065        280701            0.5
31561020                $123,772.88                 8.625                   $970.69            80          280601            0.5
31561657                $228,269.03                 8.875                  $1,826.81           80          280501            0.5
31567852                $39,583.14                   8.75                   $314.69            80          280801            0.5
31576820                $82,907.29                   8.75                   $654.93          86.269        280701            0.5
31585680                $134,304.79                  8.5                   $1,053.41         70.256        280601            0.5
31591555                $106,524.58                 8.375                   $813.28          59.776        280701            0.5
31595226                $103,162.54                 9.875                   $898.75            90          280701            0.5
31598634                $63,780.10                  9.625                   $544.00            80          280701            0.5
31607534                $64,804.31                   9.5                    $546.56          72.222        280701            0.5
31621998                $43,435.49                   9.5                    $459.46            80          130801            0.5
31626518                $112,965.02                  9.25                   $932.92          87.23         280701            0.5
31626799                $58,112.54                  8.375                   $444.64          73.125        280901            0.5
31630999                $334,114.50                 8.125                  $2,487.37         77.906        280901            0.5
31632524                $101,468.54                  8.75                  $1,034.43           90          130701            0.5
31638018                $153,332.88                  8.5                   $1,184.13           77          280701            0.5
31639537                $116,040.58                  8.75                   $916.12          83.178        280801            0.5
31649460                $137,295.28                  9.5                   $1,157.86         89.415        280901            0.5
31673999                $327,036.69                  8.25                  $2,464.16         77.176        281001            0.5
31677826                $122,640.94                  8.75                   $967.65          76.875        280901            0.5
31691991                $68,831.02                   8.5                    $530.55          54.33         281001            0.5
31692098                $59,824.86                   8.75                   $472.02            80          280901            0.5
31693906                $63,714.65                  8.375                   $486.45          67.368        280801            0.5
31698350                $79,639.93                  9.125                   $650.10           79.9         280801            0.5
31699366                $177,863.35                  9.75                  $1,531.02           90          281001            0.5
31700545                $191,920.85                  9.5                   $1,619.49           90          280801            0.5
31702244                $66,409.72                   8.25                   $572.59            80          180801            0.5
31710320                $78,707.72                   8.5                    $607.44          82.291        280801            0.5
31714140                $129,639.59                   9                    $1,046.01         78.787        280901            0.5
31717218                $54,822.20                   8.25                   $413.20          63.218        280901            0.5
31718125                $129,673.41                 8.375                   $988.09            80          281001            0.5
31724057                $226,154.74                 8.875                  $1,804.53         89.291        280901            0.5
31735442                $154,569.09                 7.875                  $1,123.86         54.006        281001            0.5
31735632                $235,292.30                 9.125                  $1,918.55           90          281001            0.5
31736242                $169,515.36                  7.75                  $1,217.91           68          280901            0.5
31741499                $107,208.57                   8                     $788.80            50          281001            0.5
31741531                $98,628.74                   8.75                   $999.45            80          130901            0.5
31753072                $107,733.58                   9                     $869.00            90          281001            0.5
31757727                $49,399.71                    8                     $363.21          79.581        281101            0.5
31768179                $305,526.56                  7.75                  $2,195.09           80          281101            0.5
31772213                $170,650.48                 9.375                  $1,422.30         66.023        281001            0.5
31772932                $199,985.13                   9                    $1,612.69         89.878        280901            0.5
31777014                $287,219.27                   8                    $2,113.24           80          281001            0.5
31779614                $95,025.73                   8.5                    $732.01            80          281101            0.5
31779671                $160,665.42                 7.875                  $1,167.36         78.536        281101            0.5
31781016                $109,730.62                  8.5                    $845.80          45.833        281101            0.5
31791130                $106,414.31                   9                     $858.14          88.875        281001            0.5
31791288                $59,884.43                   8.25                   $450.76          72.289        281101            0.5
31793532                $59,667.15                   8.5                    $590.84           37.5         131201            0.5
31795131                $77,552.97                   8.5                    $599.75          38.048        281201            0.5
31797590                $261,289.77                   8                    $1,922.46         75.071        281001            0.5
31798465                $211,979.54                  8.5                   $1,633.95           85          281001            0.5
31803638                $27,952.53                  8.875                   $222.79            50          281101            0.5
31811698                $30,746.80                   8.75                   $309.83          44.285        131001            0.5
31816481                $204,942.90                   8                    $1,507.89         79.961        281001            0.5
31818115                $307,605.85                  8.25                  $2,313.90         77.581        281201            0.5
31819253                $79,787.49                   8.25                   $601.02          66.666        281001            0.5
31820889                $301,349.05                 8.875                  $2,406.03           80          281101            0.5
31822117                $121,733.41                 7.625                   $863.51            80          281101            0.5
31823958                $52,424.20                   9.5                    $441.03          74.928        290101            0.5
31826530                $299,555.95                   8                    $2,201.30         58.823        281201            0.5
31828015                $66,909.94                   9.25                   $551.20          50.757        281201            0.5
31829716                $85,239.92                   9.25                   $702.78          82.936        281101            0.5
31830870                $219,524.13                 7.875                  $1,595.15           80          281101            0.5
31834146                $77,824.48                   7.5                    $545.39            78          281101            0.5
31835796                $53,867.40                    8                     $396.24            72          281101            0.5
31838634                $40,466.75                   8.75                   $407.78          75.555        131101            0.5
31852940                $73,719.08                    9                     $593.81            90          281201            0.5
31866148                $178,332.75                  9.75                  $1,533.60           85          281201            0.5
31870025                $71,936.03                    10                    $631.85            72          281201            0.5
31873243                $176,000.00                 8.875                  $1,400.34           80          290201            0.5
31876246                $121,832.67                 9.625                  $1,036.57           90          281201            0.5
31879661                $67,934.58                  9.625                   $578.00            80          281201            0.5
31881063                $184,906.57                 9.375                  $1,538.74         78.723        290101            0.5
31885577                $92,600.00                   8.5                    $712.01          61.733        290201            0.5
31888548                $33,676.69                  11.25                   $388.92            75          140101            0.5
31891989                $158,599.02                 9.375                  $1,320.49         89.694        290101            0.5
31904881                $82,100.00                   8.5                    $631.28          79.708        290201            0.5
31913049                $124,248.74                  8.5                    $956.53          75.853        290101            0.5
6430                $508,986,591.75                                   $4,551,322.75

                                    EXHIBIT D

                         FORM OF SERVICER'S CERTIFICATE


                                    ----------------,  ------
                                           (month)         (year)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                REMIC Home Equity Loan Pass-Through Certificates,
                                 Series 1999-HE1

     Pursuant to the Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and The First National Bank of Chicago (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

     With respect to the Agreement and as of the Determination Date for this month:

     A. Mortgage Loan Information:

          (1) Aggregate Monthly Payments
                Due:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

          (2) Aggregate Monthly Payments
                received and Monthly Advances
                made this Month:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

          (3) Aggregate Principal Prepayments
                in part received on Self-Amortizing
                Mortgage Loans and applied in the
                applicable Prepayment Period:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

          (4) Aggregate Principal Prepayments in
                full received in the applicable
                Prepayment Period:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

          (5) Aggregate Insurance Proceeds
                (including purchases of
                Mortgage Loans by primary
                mortgage insurers) for prior month:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

          (6) Aggregate Liquidation Proceeds
                for prior month:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

          (7) Aggregate Purchase Prices for
                Defaulted Mortgage Loans:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

          (8) Aggregate Purchase Prices
                (and substitution adjustments)
                for Defective Mortgage Loans:
                  (a)  Principal                                 $_________
                  (b)  Interest                                  $_________
                  (c)  Total                                     $_________

          (9) Pool Principal Balance:                            $_________

          (10) Available Funds:
                  (a)  Available Interest Funds                  $_________
                  (b)  Available Principal Funds                 $_________

          (11) Realized Losses for the prior month:              $_________

          (12) Aggregate Realized Losses:
                  (a)  Deficient Valuations                      $_________
                  (b)  Special Hazard Losses                     $_________
                  (c)  Fraud Losses                              $_________
                  (d)  Excess Bankruptcy Losses                  $_________
                  (e)  Excess Special Hazard Losses              $_________
                  (f)  Excess Fraud Losses                       $_________

          (13) Compensating Interest Payment:                    $_________

          (14) Net Simple Interest Shortfall:                    $_________

          (15) Net Simple Interest Excess:                       $_________

          (16) Simple Interest Shortfall Payment:                $_________

          (17) Unpaid Net Simple Interest Shortfall:

                Class A1                                         $_________
                Class A2                                         $_________
                Class A3                                         $_________
                Class A4                                         $_________
                Class A5                                         $_________
                Class A6                                         $_________
                Class A7                                         $_________
                Class S                                          $_________
                Class M                                          $_________
                Class B1                                         $_________
                Class B2                                         $_________
                Class B3                                         $_________
                Class B4                                         $_________
                Class B5                                         $_________

          (18) Class Certificate Interest Rate of:

                Class M                                          _________%
                Class B1                                         _________%
                Class B2                                         _________%
                Class B3                                         _________%
                Class B4                                         _________%
                Class B5                                         _________%
                Class S                                          _________%

          (19) Accrued Certificate Interest and
                 Pay-out Rate:
                Class A1                            $_________     _______%
                Class A2                            $_________     _______%
                Class A3                            $_________     _______%
                Class A4                            $_________     _______%
                Class A5                            $_________     _______%
                Class A6                            $_________     _______%
                Class A7                            $_________     _______%
                Class S                             $_________     _______%
                Class M                             $_________     _______%
                Class B1                            $_________     _______%
                Class B2                            $_________     _______%
                Class B3                            $_________     _______%
                Class B4                            $_________     _______%
                Class B5                            $_________     _______%

          (20) Principal distributable:

                Class A1                            $_________
                Class A2                            $_________
                Class A3                            $_________
                Class A4                            $_________
                Class A5                            $_________
                Class A6                            $_________
                Class A7                            $_________
                Class M                             $_________
                Class B1                            $_________
                Class B2                            $_________
                Class B3                            $_________
                Class B4                            $_________
                Class B5                            $_________
                Class R1                            $_________
                Class R2                            $_________

          (21) Additional distributions
                 to the Class R1
                 Certificate pursuant
                 to Section 2.05 (d):               $_________

          (22) Additional distributions to the
                 Class R2 Certificate pursuant
                 to Section 4.01 (c):               $_________

          (23) Distributions Allocable to
                 Unanticipated Recovers:

                Class A1                            $_________
                Class A2                            $_________
                Class A3                            $_________
                Class A4                            $_________
                Class A5                            $_________
                Class A6                            $_________
                Class A7                            $_________
                Class M                             $_________
                Class B1                            $_________
                Class B2                            $_________
                Class B3                            $_________
                Class B4                            $_________
                Class B5                            $_________
                Class R1                            $_________
                Class R2                            $_________

     B. Other Amounts:

          1. Senior Percentage for such
               Distribution Date:                                ______________%

          2. Senior Prepayment Percentage
               for such Distribution Date:                       ______________%

          3. Junior Percentage
               for such Distribution Date:                       ______________%

          4. Junior Prepayment Percentage
               for such Distribution Date:                       ______________%

          5. Subordinate Certificate
               Writedown Amount for
               such Distribution Date:                           $______________

          6. Prepayment Distribution
               Trigger Satisfied:                         Yes            No
                                                          ---            --

               Class B1                                 _______       _______
               Class B2                                 _______       _______
               Class B3                                 _______       _______
               Class B4                                 _______       _______
               Class B5                                 _______       _______

          7. Class A7 Certificate Percentage
               for such Distribution Date:                            ________%

          8. Class A7 Distribution Percentage
               for such Distribution Date:                            ________%


Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                                    EXHIBIT E

              FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
                    DEFINITIVE ERISA-RESTRICTED CERTIFICATES

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

     [NAME OF OFFICER] ______________________ hereby certifies that:

     1. That he [she] is [title of officer] _________________ of [name of Investor] _______________________________________ (the "Investor"), a _______
[description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

     2. The Investor is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

     3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between The First National Bank of Chicago, as Trustee and GE Capital Mortgage Services, Inc., dated as of March 1, 1999, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code).

     [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.


                                      ____________________________
                                      [name of Investor]



                                      By:_________________________
                                      Name:
                                      Title:

     The undersigned hereby
acknowledges that it is holding
and will hold the ERISA-Restricted
Certificates at the exclusive
direction of and as nominee
of the Investor named above.


[name of nominee]


By:___________________________
   Name:
   Title:

                                    EXHIBIT F

                    RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT

STATE OF   )
           )     ss.:
COUNTY OF  )

     [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

     1. That he [she] is [title of officer] ___________

_____________ of [name of Purchaser] ________________________
_________________ (the "Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R1 Certificate" or a "Class R2 Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Equity Loan Pass-Through Certificates, Series 1999-HE1.

     4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

     5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between The First National Bank of Chicago, as Trustee, and GE Capital Mortgage Services, Inc. dated as of March 1, 1999, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

     6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

     7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

     8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

     9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

     10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than
(i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

     12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Lower Tier REMIC or the Upper Tier REMIC, as applicable, pursuant to the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                                      _________________________________
                                      [name of Purchaser]



                                      By:______________________________
                                      Name:
                                     Title:
     Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this _____ day of __________, 19__.


NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                                    EXHIBIT G

                 LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE

                               -------------------
                                      Date

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

              Re:   GE Capital Mortgage Services, Inc.
                    REMIC Home Equity Loan Pass-Through
                    Certificates, Series 1999-HE1
                    -----------------------------------

Ladies and Gentlemen:

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                   Very truly yours,



                                   __________________________
                                   Name:
                                   Title:

                                    EXHIBIT H

                        ADDITIONAL SERVICER COMPENSATION

QUALIFIED ADMINISTRATIVE EXPENSES


Assumption Fees                              Determined on a Case-by-Case Basis

Late Charges                                 Per Loan Documents

Appraisal/Inspection Fees                    Reasonable and Customary
                                             Charges

Partial Release Fees                         $0

Easements                                    $0

Insufficient Funds Charges                   $0

Document Requests (copies
of loan file documents,
additional pay-off quotations,
amortization schedules, payment
histories)                                   $0

Modification Fees                            $0

Prepayment Premiums                          Per Loan Documents

                                    EXHIBIT I

                          FORM OF INVESTMENT LETTER FOR
                       DEFINITIVE RESTRICTED CERTIFICATES


                                                   __________________
                                                          Date

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126


                   Re:   GE Capital Mortgage Services, Inc.
                         REMIC Home Equity Loan Pass-Through
                         Certificates, Series 1999-HE1
                         -----------------------------------

Ladies and Gentlemen:

     1. The undersigned, a [title of officer] __________________ of [name of Investor] __________________________________________________ (the "Investor"), a
_________________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

     2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between The First National Bank of Chicago, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of March 1, 1999 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

     3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

     4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

     5. The investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to the Securities Act.

     6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

     7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

     8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

     [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the Investor.]

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.



                                      _______________________________
                                        [name of Investor]

                                      By:____________________________
                                         Name:
                                         Title:

     The undersigned hereby
acknowledges that it is holding
and will hold the Restricted
Certificates at the exclusive
direction of and as nominee of
the Investor named above.


_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                                    EXHIBIT J

                       FORM OF DISTRIBUTION DATE STATEMENT

                             ----------------, -----
                                    (month)      (year)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                REMIC Home Equity Loan Pass-Through Certificates,
                                 Series 1999-HE1

     Pursuant to the Pooling and Servicing Agreement dated as of March 1, 1999 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and The First National Bank of Chicago (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

     With respect to the Agreement and as of the Determination Date for this month:

     The amounts below are for a Single Certificate of $1,000:

     (1) Amount of distribution

           allocable to principal:

           Class A1                                      $__________
           Class A2                                      $__________
           Class A3                                      $__________
           Class A4                                      $__________
           Class A5                                      $__________
           Class A6                                      $__________
           Class A7                                      $__________
           Class M                                       $__________
           Class B1                                      $__________
           Class B2                                      $__________
           Class B3                                      $__________
           Class B4                                      $__________
           Class B5                                      $__________
           Class R1                                      $__________
           Class R2                                      $__________

     (2) Aggregate principal prepayments
           included in distribution:

           Class A1                                      $__________
           Class A2                                      $__________
           Class A3                                      $__________
           Class A4                                      $__________
           Class A5                                      $__________
           Class A6                                      $__________
           Class A7                                      $__________
           Class M                                       $__________
           Class B1                                      $__________
           Class B2                                      $__________
           Class B3                                      $__________
           Class B4                                      $__________
           Class B5                                      $__________
           Class R1                                      $__________
           Class R2                                      $__________

     (3) Amount of distribution allocable to interest;
         Pay-out Rate:

           Class A1                                      $__________      ____%
           Class A2                                      $__________      ____%
           Class A3                                      $__________      ____%
           Class A4                                      $__________      ____%
           Class A5                                      $__________      ____%
           Class A6                                      $__________      ____%
           Class A7                                      $__________      ____%
           Class S                                       $__________      ____%
           Class M                                       $__________      ____%
           Class B1                                      $__________      ____%
           Class B2                                      $__________      ____%
           Class B3                                      $__________      ____%
           Class B4                                      $__________      ____%
           Class B5                                      $__________      ____%

     (4) Amount of distribution allocable to Unanticipated
         Recoveries:

           Class A1                                      $__________      ____%
           Class A2                                      $__________      ____%
           Class A3                                      $__________      ____%
           Class A4                                      $__________      ____%
           Class A5                                      $__________      ____%
           Class A6                                      $__________      ____%
           Class M                                       $__________      ____%
           Class B1                                      $__________      ____%
           Class B2                                      $__________      ____%
           Class B3                                      $__________      ____%
           Class B4                                      $__________      ____%
           Class B5                                      $__________      ____%
           Class R1                                      $__________      ____%
           Class R2                                      $__________      ____%

     (5) Servicing Compensation:                         $__________

     The amounts below are for the aggregate of all Certificates:

     (6) Pool Principal Balance;
           number of Mortgage Loans:                         $__________
                                                              __________

     (7) Class Certificate Principal
           Balance (or Notional principal
           Balance) of each Class; Certificate
           Principal Balance (or Notional
           Principal Balance) of Single
           Certificate of each Class:
                                                                    Single
                                                                 Certificate
                  Class               Class Balance                 Balance
                --------              -------------              -----------

                Class A1              $__________                $__________
                Class A2              $__________                $__________
                Class A3              $__________                $__________
                Class A4              $__________                $__________
                Class A5              $__________                $__________
                Class A6              $__________                $__________
                Class A7              $__________                $__________
                Class M               $__________                $__________
                Class S               $__________                $__________
                Class B1              $__________                $__________
                Class B2              $__________                $__________
                Class B3              $__________                $__________
                Class B4              $__________                $__________
                Class B5              $__________                $__________
                Class R1              $__________                $__________
                Class R2              $__________                $__________

     (8) Book value of real
           estate acquired on behalf of
           Certificate- holders; number of
           related Mortgage Loans:
                                                     $__________ $__________
                                                      __________  __________

     (9) Aggregate Scheduled Principal
           Balance and number of
           delinquent Mortgage Loans:

     one payment delinquent                          $___________
                                                     ___________
     two payments delinquent                         $___________
                                                     ___________
     three or more payments
           delinquent                                $___________
                                                     ___________
     In foreclosure                                  $___________
                                                     ___________

     (10) Aggregate Scheduled
            Principal Balance and
            number of replaced
            Mortgage Loans                                  $__________
                                                             __________

     (11) Unpaid Net Simple Interest Shortfall:

            Class A1                                $__________
            Class A2                                $__________
            Class A3                                $__________
            Class A4                                $__________
            Class A5                                $__________
            Class A6                                $__________
            Class A7                                $__________
            Class S                                 $__________
            Class M                                 $__________
            Class B1                                $__________
            Class B2                                $__________
            Class B3                                $__________
            Class B4                                $__________
            Class B5                                $__________

     (12) Class Certificate Interest
            Rate of:

            Class M                                 ___________%
            Class B1                                ___________%
            Class B2                                ___________%
            Class B3                                ___________%
            Class B4                                ___________%
            Class B5                                ___________%
            Class S                                 ___________%

     (13) Senior Percentage for such
            Distribution Date:                                       __________%

     (14) Senior Prepayment Percentage
            for such Distribution Date:                              __________%

     (15) Junior Percentage for
            such Distribution Date:                                  __________%

     (16) Junior Prepayment Percentage
            for such Distribution Date:                              __________%

     (17) Class A7 Certificate Percentage
            for such Distribution Date:                              __________%

     (18) Class A7 Distribution Percentage
            for such Distribution Date                               __________%

Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                                    EXHIBIT K

                            FORM OF SPECIAL SERVICING
                          AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the
"Purchaser").

                              PRELIMINARY STATEMENT

     ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 1999-HE1, Class __-B_ (the "Class __-B_ Certificates"). The Class __-B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 1999 between the Company (in its capacity as servicer thereunder, the "Servicer") and The First National Bank of Chicago as Trustee.

     ____________________________ or an affiliate thereof intends to resell all of the Class __-B_ Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 1999-HE1, Class __-B5 (the "Class __-B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class __-B_ Certificates.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

     Collateral Fund: The fund established and maintained pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Mortgage Loan: Any Pool __ Mortgage Loan.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and
Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01. Reports and Notices.

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are (A) thirty days, (B) sixty days,
     (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

     (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or (a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

     Section 2.02. Purchaser's Election to Delay Foreclosure Proceedings.

     (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or
(ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall
(i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     Section 2.03. Purchaser's Election to Commence Foreclosure Proceedings.

     (a) In connection with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsectionabove, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsectionabove and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04. Termination.

     (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class __-B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related Mortgage Pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class __-B_ Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class __-B_ Certificates [or in the Class __-B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

     (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

     Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 1999-HE1 Pool __ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Pool __ Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the
Section 2.02 or 2.03 hereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

     The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser (i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or
(ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

     Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Pool __ Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Pool
__ Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

     Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

     Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

         GE Capital Mortgage Services, Inc.
         2000 West Loop South
         Suite 1917
         Houston, Texas 77027
         Attention: Mark Pendergrass
         Telephone:  (713) 964-4207
         Facsimile:  (713) 964-4100

         with respect to all other notices pursuant to this Agreement,

         GE Capital Mortgage Services, Inc.
         Three Executive Campus
         Cherry Hill, New Jersey  08002
         Attention:  General Counsel
         Telephone:  (609) 661-6515
         Facsimile:  (609) 661-6875

or such other address as may hereafter be furnished in writing by the Company, or

     (b) in the case of the Purchaser, with respect to notices pursuant to
Section 2.01,

         __________________________________
         __________________________________
         __________________________________
         Attention:________________________
         Telephone:________________________
         Facsimile:________________________

         with respect to all other notices pursuant to this Agreement,

         __________________________________
         __________________________________
         __________________________________
         Attention:________________________
         Telephone:________________________
         Facsimile:________________________

or such other address as may hereafter be furnished in writing by the Purchaser, or

     (c) in the case of the Trustee,

         The First National Bank of Chicago
         One First National Plaza, Suite 0126
         Chicago, Illinois  60670-0126
         Attention: Corporate Trust Services
         Telephone: (312) 407-1964
         Facsimile: (312) 407-1708

     Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

     Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

     Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

     [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class __-B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   GE CAPITAL MORTGAGE SERVICES, INC.



                                   By:_______________________________
                                      Name:
                                      Title:


                                   [PURCHASER]



                                   By:_______________________________
                                      Name:
                                      Title:

Acknowledged and agreed to:

THE FIRST NATIONAL BANK OF CHICAGO



By:_______________________________
   Name:
   Title:

                                    EXHIBIT L

                    FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

     I, _________________________________________, being duly sworn, do hereby state under oath that:

     1. I am a duly elected ______________________ of GE Capital Mortgage Services, Inc. (the "Company") and am duly authorized to make this affidavit.

     2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Pooling and Servicing Agreement dated as of [date] between the Company, Seller and Servicer, and The First National Bank of Chicago, Trustee, relating to the Company's REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE1 ("Agreement"). Such Mortgage Loan constitutes a Designated Loan.

     3. The Company is the payee under the following described Mortgage Note ("Mortgage Note") which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

        Loan Number:___________________________________________________________

        Mortgage Note Date:____________________________________________________

        Borrower(s): __________________________________________________________

        Original Payee (if not the Company): __________________________________

        Original Amount:_______________________________________________________

        Mortgage Rate: ________________________________________________________

        Address of Mortgaged Property: ________________________________________

        _______________________________________________________________________

     4. The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

     5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

     6. Attached hereto is a true and correct copy of the Mortgage Note.

     7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Agreement.

     8. Without limiting the generality of the rights and remedies of the Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations and warranties appearing in Agreement subsections 2.03(a)(ii) (the validity and enforceability of the lien created by the Mortgage Loan) or 2.03(a) (x) (no valid offset, defense or counterclaim to any Mortgage Note or Mortgage), the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 2.03(b) of the Agreement. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

     9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Trustee.

     10. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

Date: _______________________

                                           ______________________________
                                           (signature)

                                           ______________________________
                                           (print name)

                                           ______________________________
                                           (print title)

State of New Jersey      )
                         )      ss. :
                         )

     On this ____________________day of ___________________, 199__, before me appeared ____________________________, to me personally known, who acknowledged the execution of the foregoing and who, having been duly sworn states that he/she is a/the _____________________of GE Capital Mortgage Services, Inc., that any representations therein contained are true, that this Lost Note Affidavit was signed and sealed on behalf of GE Capital Mortgage Services, Inc. and that this Lost Note Affidavit is the free act and deed of GE Capital Mortgage Services, Inc.


                                ________________________________
                                (Notary Public)


[Notarial Seal]

                                    EXHIBIT M

                        SCHEDULE OF STREAMLINED PORTFOLIO
                 PROGRAM MORTGAGE LOANS WITHOUT TITLE INSURANCE

                                      NONE

                                    EXHIBIT N


                          SCHEDULE OF DESIGNATED LOANS

                                      NONE

                                    EXHIBIT O


                               CUSTODIAL AGREEMENT
                               -------------------

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of March 1, 1999, by and among THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"),GE CAPITAL MORTGAGE SERVICES, INC., as Depositor (including its successors under the Pooling Agreement defined below, in such capacity, the "Depositor" ) and as servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, in such capacity, the "Servicer"), and STATE STREET BANK AND TRUST COMPANY (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                        W I T N E S S E T H   T H A T:
                        - - - - - - - - - -   - - - -

     WHEREAS, the Depositor, the Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of March 1, 1999, relating to the issuance of REMIC Home-Equity Pass-Through Certificates, Series 1999-HE1 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor and the Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2 Recordation of Assignments. Upon the occurrence of a Trigger Event (as defined in the Pooling Agreement), if any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Depositor for the purpose of recording it in the appropriate public office for real property records, and the Depositor, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Mortgage Files.

     (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

     (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders , to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection
(c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Depositor, the Servicer, and the Trustee. Upon receipt of written notification from the Servicer, signed by a Servicing Officer, that the Servicer, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Servicer the related Mortgage File.

     (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

     Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Servicer or the Depositor as set forth in the Pooling Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the Servicer, and the Trustee.

     Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section
3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Servicer the related Mortgage File. The Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

     From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Servicer. The Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Depositor or the Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Depositor hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Depositor, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Servicer to Pay Custodian's Fees and Expenses. The Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Depositor, the Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Depositor.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Trustee

One First National Plaza
Suite IL1-0126
Chicago, Illinois 60670-0126
Attention:  Global Corporate
            Trust Services

                                        By:  ______________________________
                                        Name:
                                        Title:

Address:                                GE CAPITAL MORTGAGE SERVICES, INC., as
                                        Depositor  and Servicer

3 Executive Campus
Cherry Hill, New Jersey 08002
Attention:  General Counsel





                                        By:  ______________________________
                                        Name:
                                        Title:

Address:                                STATE STREET BANK AND TRUST COMPANY,
                                        as Custodian

225 Franklin Street
Boston, Massachusetts  02110
Attention:  Corporate Trust
            Department





                                        By:  ______________________________
                                        Name:
                                        Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

The First National Bank of Chicago
One First National Plaza

Suite IL1-0126

Chicago, Illinois 60602

Attention:  Corporate Trust Administration

     Re: Custodial Agreement dated as of March 1, 1999, by and among The First National Bank of Chicago, GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company, REMIC Home Equity Pass-Through Certificates, Series 1999-HE1
            -------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                      STATE STREET BANK AND TRUST COMPANY,
                                      As Custodian



                                      By:   ______________________________
                                      Name: ______________________________
                                      Title:______________________________

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



The First National Bank of Chicago
One First National Plaza
Suite IL1-0126
Chicago, Illinois 60670-0126

Attention:  Corporate Trust Administration

     Re: Custodial Agreement dated as of March 1, 1999, by and among The First National Bank of Chicago, GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company, REMIC Home Equity Loan Pass-Through Certificates, Series 1999-HE1
          ----------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule it has received:

          (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

          (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

          (iii) An original Assignment of the Mortgage to the Trustee in the form prescribed by the pooling Agreement;

          (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

          (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.




                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Custodian


                                       By:   _______________________________
                                       Name: _______________________________
                                       Title:_______________________________